================================================================================

                        ASSET BACKED FUNDING CORPORATION,
                                    DEPOSITOR

                        CENTEX HOME EQUITY COMPANY, LLC,
                                    SERVICER

                                       AND

                              JPMORGAN CHASE BANK,
                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF OCTOBER 1, 2004

                             CHEC LOAN TRUST 2004-2

                    ASSET-BACKED CERTIFICATES, SERIES 2004-2

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                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

ARTICLE I DEFINITIONS                                                                                             4

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                                       50

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND                                                       62

                                      -i-

ARTICLE IV FLOW OF FUNDS                                                                                         87

ARTICLE V THE CERTIFICATES                                                                                      101

ARTICLE VI THE SERVICER AND THE DEPOSITOR                                                                       108

   Section 6.01     Liability of the Servicer and the Depositor.................................................108
   Section 6.02     Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the

ARTICLE VII DEFAULT                                                                                             112

                                      -ii-

ARTICLE VIII THE TRUSTEE                                                                                        116

ARTICLE IX REMIC AND GRANTOR TRUST ADMINISTRATION                                                               125

ARTICLE X TERMINATION                                                                                           129

   Section 10.01    Termination.................................................................................129
   Section 10.02    Additional Termination Requirements.........................................................131

ARTICLE XI MISCELLANEOUS PROVISIONS                                                                             132

                                     -iii-

                                    EXHIBITS:
                                    ---------

Exhibit A-1                Form of Class A-1 Certificate
Exhibit A-2                Form of Class A-2 Certificate
Exhibit A-3                Form of Class A-3 Certificate
Exhibit B-1                Form of Class M-1 Certificate
Exhibit B-2                Form of Class M-2 Certificate
Exhibit B-3                Form of Class M-3 Certificate
Exhibit B-4                Form of Class M-4 Certificate
Exhibit B-5                Form of Class M-5 Certificate
Exhibit B-6                Form of Class M-6 Certificate
Exhibit B-7                Form of Class M-7 Certificate
Exhibit B-8                Form of Class M-8 Certificate
Exhibit C-1                Form of Class CE Certificate
Exhibit C-2                Form of Class P Certificate
Exhibit C-3                Form of Class R Certificate
Exhibit D                  Mortgage Loan Schedule
Exhibit E                  Form of Request for Release of Documents
Exhibit F-1                Form of Custodian's Initial Certification
Exhibit F-2                Form of Custodian's Final Certification
Exhibit F-3                Form of Receipt of Mortgage Note
Exhibit G                  Mortgage Loan Purchase Agreement
Exhibit H                  Form of Lost Note Affidavit
Exhibit I                  Form of ERISA Representation
Exhibit J                  Form of Investment Letter
Exhibit K                  Form of Class R Certificate Transfer Affidavit
Exhibit L                  Form of Transferor Certificate
Exhibit M                  Monthly Information Delivered by the Servicer
Exhibit N-1                Form of Class A Yield Maintenance Agreement
Exhibit N-2                Form of Class M-1/M-5 Yield Maintenance Agreement
Exhibit N-3                Form of Class M-6/M-8 Yield Maintenance Agreement
Exhibit O                  Form of Certification
Exhibit P-1                Form of Certification to be Provided by the Trustee to the Depositor
Exhibit P-2                Form of Certification to be Provided by the Servicer to the Depositor

                                      -iv-

     ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), CENTEX
HOME EQUITY COMPANY, LLC, as servicer (the "Servicer"), and JPMORGAN CHASE BANK, as trustee (the "Trustee") are entering into this Pooling and Servicing
Agreement, dated as of October 1, 2004 (the "Agreement").

                              PRELIMINARY STATEMENT

     The Depositor intends to sell pass-through certificates (collectively, the
"Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust
Fund created hereunder. The Certificates will consist of fourteen Classes of
Certificates, designated as (i) the Class A-1, Class A-2 and Class A-3
Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class M-7 and Class M-8 Certificates, (iii) the Class CE
Certificates, (iv) the Class P Certificates and (v) the Class R Certificate.

                                     REMIC 1

     As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Yield Maintenance
Agreements, the Reserve Accounts, the Cap Carryover Amounts, the Originator
Prepayment Charge Payment Amounts and the Servicer Prepayment Charge Payment
Amounts) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1."
The Class R-1 Interest will represent the sole class of "residual interests" in
REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC
1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

======================================================================================================================
                              Uncertificated REMIC        Initial Uncertificated            Latest Possible
       Designation              Pass-Through Rate                Balance                    Maturity Date (1)
----------------------------------------------------------------------------------------------------------------------

          LT1AA                    Variable(2)                     $302,485,551.43          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1A1                    Variable(2)                       $1,454,260.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1A2                    Variable(2)                         $560,540.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1A3                    Variable(2)                         $449,840.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M1                    Variable(2)                         $234,580.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M2                    Variable(2)                          $98,770.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M3                    Variable(2)                          $46,300.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M4                    Variable(2)                          $43,210.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M5                    Variable(2)                          $30,860.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M6                    Variable(2)                          $30,870.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M7                    Variable(2)                          $38,580.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1M8                    Variable(2)                          $30,870.00          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1ZZ                    Variable(2)                       $3,154,494.52          October 25, 2034
----------------------------------------------------------------------------------------------------------------------
          LT1P                     Variable(2)                             $100.00          October 25, 2034
======================================================================================================================

(1)  Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii),
     the Distribution Date in the month following the maturity date for the
     Mortgage Loan with the latest maturity date has been designated as the
     "latest possible maturity date" for each REMIC 1 Regular Interest.

(2)  Calculated in accordance with the definition of "Uncertificated REMIC 1
     Pass-Through Rate" herein.

     The foregoing REMIC structure is intended to cause all the cash from the
Mortgage Loans to flow through REMIC 2 as cash flow on a Regular Certificate, without creating any shortfall, actual or potential (other than for credit losses), to any Regular Certificate. To the extent that the structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with
Section 11.01 herein.

                                     REMIC 2

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of
"residual interests" in REMIC 2 for purposes of the REMIC Provisions.

     The following table sets forth (or describes) the Class designation,
Certificate Interest Rate and Original Class Certificate Principal Balance for
each Class of Certificates comprising the interests in the Trust Fund created hereunder:

                                      -2-

======================================================================================================================
                               Original Class Certificate    Certificate Interest             Assumed Final
            Class                   Principal Balance                Rate                    Maturity Dates
----------------------------------------------------------------------------------------------------------------------

A-1                                   $145,426,000                   (1)                      January 25, 2025
----------------------------------------------------------------------------------------------------------------------
A-2                                    $56,054,000                   (2)                     February 25, 2031
----------------------------------------------------------------------------------------------------------------------
A-3                                    $44,984,000                   (3)                       July 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-1                                    $23,458,000                   (4)                       June 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-2                                    $9,877,000                    (5)                        May 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-3                                    $4,360,000                    (6)                       April 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-4                                    $4,321,000                    (7)                       March 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-5                                    $3,086,000                    (8)                     February 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-6                                    $3,087,000                    (9)                      January 25, 2034
----------------------------------------------------------------------------------------------------------------------
M-7                                    $3,858,000                    (10)                    November 25, 2033
----------------------------------------------------------------------------------------------------------------------
M-8                                    $3,087,000                    (11)                     August 25, 2033
----------------------------------------------------------------------------------------------------------------------
CE                                        (12)                       (12)                          N/A
----------------------------------------------------------------------------------------------------------------------
P (13)                                   $100.00                     N/A                           N/A
----------------------------------------------------------------------------------------------------------------------
R                                          N/A                       N/A                           N/A
======================================================================================================================

(1)  Interest will accrue on the Class A-1 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class A-1
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(2)  Interest will accrue on the Class A-2 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class A-2
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(3)  Interest will accrue on the Class A-3 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class A-3
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(4)  Interest will accrue on the Class M-1 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-1
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(5)  Interest will accrue on the Class M-2 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-2
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(6)  Interest will accrue on the Class M-3 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-3
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(7)  Interest will accrue on the Class M-4 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-4
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(8)  Interest will accrue on the Class M-5 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-5
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(9)  Interest will accrue on the Class M-6 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-6
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(10) Interest will accrue on the Class M-7 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-7
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(11) Interest will accrue on the Class M-8 Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class M-8
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(12) Solely for REMIC purposes, the Class CE Certificates (i) will have an
     Original Class Certificate Principal Balance equal to the Initial
     Overcollateralization Amount and (ii) will bear interest at its
     Pass-Through Rate on their Notional Amount.

(13) The Class P Certificate will not bear interest.

                                      -3-

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms.

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1
Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on all Regular Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     "1933 Act": The Securities Act of 1933, as amended.

     "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a
Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

     "Account": Any of the Collection Account, the Distribution Account, the
Class A Reserve Account, the Class M-1/M-5 Reserve Account, the Class M-6/M-8
Reserve Account or the Escrow Account.

     "Accrued Certificate Interest": With respect to each Distribution Date and
Class of Offered Certificates, an amount equal to the interest accrued at the
Certificate Interest Rate described opposite such Class in the table in the
Preliminary Statement during the related Interest Accrual Period on the
Certificate Principal Balance of such Class of Certificates, reduced by such
Class' Interest Percentage of Prepayment Interest Shortfalls (not covered by
Compensating Interest) and Relief Act Interest Shortfalls for such Distribution
Date.

     "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

     "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of such Adjustable-Rate
Mortgage Loan changes pursuant to the related Mortgage Note. The first
Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage
Loan is set forth on the Mortgage Loan Schedule.

     "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

     "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                                      -4-

     "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a
Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Aggregate Overcollateralization Release Amount": With respect to any
Distribution Date, the lesser of (i) the Principal Remittance Amount and (ii)
the Overcollateralization Release Amount.

     "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

     "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

     "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in any
Certificate Principal Balance as a result of Subsequent Recoveries) over (b) the
Pool Balance as of the end of the related Collection Period.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

     "Assignment, Assumption and Recognition Agreement": The Assignment,
Assumption and Recognition Agreement, dated October 28, 2004, among the
Depositor, the Seller and the Originator.

     "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

     "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate amount of Monthly Payments due during the related Collection Period and received on or prior to the related
Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance
Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution
Adjustments, the Purchase Price for any repurchased Mortgage Loan, the
Termination Price with respect to the termination of the Trust pursuant to
Section 10.01 hereof and other unscheduled recoveries of principal and interest
(excluding Prepayment Charges, Originator Prepayment Charge Payment Amounts and
Servicer Prepayment Charge Payment Amounts) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such
Distribution Date, (d) any Compensating Interest for such Distribution Date, (e)
the aggregate of any Advances made by the Servicer for such Distribution Date and (f) any Reimbursement Amount or Subsequent Recovery deposited into the
Collection Account during the related Prepayment Period over (ii) the sum of (a)
amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or
6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section

                                      -5-

8.05 (other than the Trustee Fee) or Section 9.01(c), (c) Stayed Funds, (d) the
Servicing Fee and (e) amounts deposited in the Collection Account or the
Distribution Account, as the case may be, in error.

     "Balloon Mortgage Loan": Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

     "Bankruptcy Code": Title 11 of the United States Code, as amended.

     "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the
Depository and as described in Section 5.02 hereof). On the Closing Date, the
Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7 and Class M-8 Certificates shall be Book-Entry
Certificates.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York and the State of Texas, or in the
city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Cap Carryover Amount": If on any Distribution Date, the Accrued
Certificate Interest for any Offered Certificate is based upon the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution
Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate).

     "Certificate": Any Regular Certificate or Class R Certificate.

     "Certificate Custodian": Initially, JPMorgan Chase Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Trustee.

     "Certificate Interest Rate": With respect to each Distribution Date during the Interest Accrual Period and (a) each Class of Offered Certificates, a per annum rate equal to the lesser of (i) the related Pass-Through Rate and (ii) the
Pool Cap for such Distribution Date, and (b) the Class CE Certificates, the
related Pass-Through Rate.

     "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "Certificate Principal Balance": With respect to any Class of Certificates
(other than the Class CE and Class R Certificates) and any Distribution Date,
the Original Class Certificate Principal Balance (a) reduced by the sum of (i)
all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent

                                      -6-

Recoveries allocated to such Class for previous Distribution Dates. The Class R
Certificates do not have a Certificate Principal Balance. With respect to the
Class CE Certificate and any Distribution Date, the excess, if any, of the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests
over the aggregate Certificate Principal Balance of the Class A Certificates,
the Class M Certificates and the Class P Certificates then outstanding. With respect to any Certificate (other than a Class R Certificate) of a Class and any
Distribution Date, the portion of the Certificate Principal Balance of such
Class represented by such Certificate equal to the product of the Percentage
Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

     "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

     "Certification": As defined in Section 3.31(b) hereof.

     "Charged-off Mortgage Loan": As defined in Section 3.03 hereof.

     "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "Class A Cap Amount": With respect to each Distribution Date and each of the Class A-1, Class A-2 and Class A-3 Certificates, the product of (a) the
Class A Yield Maintenance Agreement Payment for such Distribution Date and (b) a fraction, the numerator of which is the Certificate Principal Balance of each such Class immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A-1, Class A-2
and Class A-3 Certificates immediately prior to such Distribution Date.

     "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1,
A-2 and A-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing an interest in
REMIC 2.

     "Class A Certificateholders": Collectively, the Holders of the Class A
Certificates.

     "Class A Reserve Account": The trust account created and maintained by the
Trustee pursuant to Section 3.04(g) which shall be entitled "Class A Reserve
Account, JPMorgan Chase Bank, as Trustee, in trust for registered Holders of the
Class A-1, Class A-2 and Class A-3 Certificates of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2" and which must be an Eligible Account.
Amounts on deposit in the Class A Reserve Account shall not be invested. The
Class A Reserve Account shall not be an asset of any REMIC formed under this
Agreement.

                                      -7-

     "Class A Yield Maintenance Agreement": The interest rate cap agreement between the Trustee, on behalf of the Trust, and the Yield Maintenance Agreement
Provider substantially in the form attached hereto as Exhibit N-1. The Class A
Yield Maintenance Agreement shall not be an asset of any REMIC formed under this
Agreement.

     "Class A Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in August 2008, the amount equal to the product of
(a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate for such Distribution Date over the applicable strike rate for such
Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Class A Yield Maintenance Agreement for such Distribution
Date, (b) the product of the cap notional amount and the scale factor, both as set forth on the schedule attached to the confirmation to the Class A Yield
Maintenance Agreement for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous
Distribution Date (or the Closing Date, in the case of the first Distribution
Date) to but excluding the current Distribution Date and the denominator of which is 360.

     "Class A-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.170% per annum, and (ii) following the
Optional Termination Date, 0.340% per annum.

     "Class A-1 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination
Date, plus the Class A-1 Certificate Margin and (b) the Maximum Rate Cap.

     "Class A-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.330% per annum, and (ii) following the
Optional Termination Date, 0.660% per annum.

     "Class A-2 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination
Date, plus the Class A-2 Certificate Margin and (b) the Maximum Rate Cap.

     "Class A-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.480% per annum, and (ii) following the
Optional Termination Date, 0.960% per annum.

     "Class A-3 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination
Date, plus the Class A-3 Certificate Margin and (b) the Maximum Rate Cap.

     "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing an interest in REMIC 2.

     "Class CE Distributable Amount": With respect to any Distribution Date, the sum of (i) the interest accrued on such Class CE Certificate at its Pass-Through
Rate calculated

                                      -8-

on its Notional Amount less the amount (without duplication) of Cap Carryover
Amounts paid pursuant to Section 4.02(b)(xxvii), (ii) any remaining Aggregate
Overcollateralization Release Amounts, (iii) the aggregate of amounts remaining in the Class A Reserve Account after the distributions in Section 3.04(g)(i)(A), as specified in Section 3.04(g)(i)(D), (iv) the aggregate of amounts remaining in the Class M-1/M-5 Reserve Account after the distributions in Section
3.04(g)(i)(B), as specified in Section 3.04(g)(i)(D) and (v) the aggregate of amounts remaining in the Class M-6/M-8 Reserve Account after the distributions in Section 3.04(g)(i)(C), as specified in Section 3.04(g)(i)(D).

     "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1,
Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7,
Exhibit B-8 and Exhibit B-9, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing an interest in
REMIC 2.

     "Class M Certificateholders": Collectively, the Holders of the Class M
Certificates.

     "Class M Yield Maintenance Agreements: Either of the Class M-1/M-5 Yield
Maintenance Agreement or the Class M-6/M-8 Yield Maintenance Agreement.

     "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized
Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied
Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6
Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount and the
Class M-8 Applied Realized Loss Amount, in each case as of such Distribution
Date.

     "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.640% per annum, and (ii) following the
Optional Termination Date, 0.960% per annum.

     "Class M-1 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-1 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-1 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date) and (ii) the Certificate
Principal Balance of the Class M-1 Certificates immediately prior to such
Distribution

                                      -9-

Date over (y) the lesser of (A) the product of (i) 74.90% and (ii) the Pool
Balance as of the last day of the related Collection Period and (B) the Pool
Balance as of the last day of the related Collection Period minus the product of
0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-1 Realized Loss Amortization Amount": As to the Class M-1
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

     "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the excess of (i) the related Applied Realized Loss
Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied
Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5
Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the
Class M-7 Applied Realized Loss Amount and the Class M-8 Applied Realized Loss
Amount, in each case as of such Distribution Date.

     "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.050% per annum, and (ii) following the
Optional Termination Date, 1.575% per annum.

     "Class M-2 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-2 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-2 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date), (ii) the Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii)
the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
81.30% and (ii) the Pool Balance as of the last day of the related Collection
Period and (B) the Pool Balance as of the last day of the related Collection
Period minus the product of 0.50% and the Cut-off Date Aggregate Principal
Balance.

     "Class M-2 Realized Loss Amortization Amount": As to the Class M-2
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

                                      -10-

     "Class M-3 Applied Realized Loss Amount": As to the Class M-3 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the excess of (i) the related Applied Realized Loss
Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied
Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6
Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount and the
Class M-8 Applied Realized Loss Amount, in each case as of such Distribution
Date.

     "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.250% per annum, and (ii) following the
Optional Termination Date, 1.875% per annum.

     "Class M-3 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-3 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-3 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), and (iv) the Certificate Principal Balance of
the Class M-3 Certificates immediately prior to such Distribution Date over (y)
the lesser of (A) the product of (i) 84.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the
Cut-off Date Aggregate Principal Balance.

     "Class M-3 Realized Loss Amortization Amount": As to the Class M-3
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

     "Class M-4 Applied Realized Loss Amount": As to the Class M-4 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the excess of (i) the related Applied Realized Loss
Amount as of such Distribution Date over (ii) the sum of the Class M-5 Applied
Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-7
Applied Realized Loss Amount and the Class M-8 Applied Realized Loss Amount, in
each case as of such Distribution Date.

                                      -11-

     "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.550% per annum, and (ii) following the
Optional Termination Date, 2.325% per annum.

     "Class M-4 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-4 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-4 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date) and (v) the Certificate
Principal Balance of the Class M-4 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 87.10% and (ii)
the Pool Balance as of the last day of the related Collection Period and (B) the
Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-4 Realized Loss Amortization Amount": As to the Class M-4
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiii) hereof, in each case for such Distribution Date.

     "Class M-5 Applied Realized Loss Amount": As to the Class M-5 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the excess of (i) the related Applied Realized Loss
Amount as of such Distribution Date over (ii) the sum of the Class M-6 Applied
Realized Loss Amount, the Class M-7 Applied Realized Loss Amount and the Class
M-8 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.700% per annum, and (ii) following the
Optional Termination Date, 2.550% per annum.

     "Class M-5 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-5 Certificate Margin and (b) the Maximum Rate Cap.

                                      -12-

     "Class M-5 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date
Aggregate Principal Balance.

     "Class M-5 Realized Loss Amortization Amount": As to the Class M-5
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvi) hereof, in each case for such Distribution Date.

     "Class M-6 Applied Realized Loss Amount": As to the Class M-6 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the sum of the Class M-7 Applied Realized Loss Amount
and the Class M-8 Applied Realized Loss Amount, in each case as of such
Distribution Date

     "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.000% per annum, and (ii) following the
Optional Termination Date, 4.500% per annum.

     "Class M-6 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-6 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-6 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate

                                      -13-

Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the payment of the Class M-4 Principal Distribution
Amount on such Distribution Date), (vi) the Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date) and (vii) the
Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.10% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-6 Realized Loss Amortization Amount": As to the Class M-6
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xix) hereof, in each case for such Distribution Date.

     "Class M-7 Applied Realized Loss Amount": As to the Class M-7 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-7 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the Class M-8 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-7 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the
Optional Termination Date, 5.250% per annum.

     "Class M-7 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-7 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-7 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the payment of the Class M-5 Principal Distribution
Amount on such Distribution Date), (vii) the Certificate Principal Balance of
the

                                      -14-

Class M-6 Certificates (after taking into account the payment of the Class M-6
Principal Distribution Amount on such Distribution Date) and (viii) the
Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.60% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-7 Realized Loss Amortization Amount": As to the Class M-7
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

     "Class M-8 Applied Realized Loss Amount": As to the Class M-8 Certificates
and as of any Distribution Date, the lesser of (x) the Certificate Principal
Balance thereof (after taking into account the distribution of the Principal
Distribution Amount on such Distribution Date and any increase in Certificate
Principal Balance as a result of Subsequent Recoveries, but prior to the application of the Class M-8 Applied Realized Loss Amount, if any, on such
Distribution Date) and (y) the Applied Realized Loss Amount as of such
Distribution Date.

     "Class M-8 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the
Optional Termination Date, 5.250% per annum.

     "Class M-8 Pass-Through Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class
M-8 Certificate Margin and (b) the Maximum Rate Cap.

     "Class M-8 Principal Distribution Amount": As of any Distribution Date on
or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of
the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the payment of the Class M-5 Principal Distribution
Amount on such Distribution Date), (vii) the Certificate Principal Balance of
the Class M-6 Certificates (after taking into account the payment of the Class
M-6 Principal Distribution Amount on such Distribution Date), (viii) the
Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such
Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the

                                      -15-

product of (i) 95.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date
Aggregate Principal Balance.

     "Class M-8 Realized Loss Amortization Amount": As to the Class M-8
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-8 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

     "Class M-1/M-5 Cap Amount": With respect to each Distribution Date and each of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,
the product of (a) the Class M-1/M-5 Yield Maintenance Agreement Payment for
such Distribution Date and (b) a fraction, the numerator of which is the
Certificate Principal Balance of each such Class immediately prior to such
Distribution Date and the denominator of which is the aggregate Certificate
Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class
M-5 Certificates immediately prior to such Distribution Date.

     "Class M-1/M-5 Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.04(h) which shall be entitled "Class
M-1/M-5 Reserve Account, JPMorgan Chase Bank, as Trustee, in trust for registered Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class
M-5 Certificates of the CHEC Loan Trust 2004-2, Asset-Backed Certificates,
Series 2004-2" and which must be an Eligible Account. Amounts on deposit in the
Class M-1/M-5 Reserve Account shall not be invested. The Class M-1/M-5 Reserve
Account shall not be an asset of any REMIC formed under this Agreement.

     "Class M-1/M-5 Yield Maintenance Agreement": The interest rate cap agreement between the Trustee, on behalf of the Trust, and the Yield Maintenance
Agreement Provider substantially in the form attached hereto as Exhibit N-2. The
Class M-1/M-5 Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

     "Class M-1/M-5 Yield Maintenance Agreement Payment": On each Distribution
Date through the Distribution Date in August 2008, the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate for such Distribution Date over the applicable strike rate for such Distribution Date, each as set forth on the schedule attached to the confirmation to the Class M-1/M-5 Yield Maintenance Agreement for such
Distribution Date, (b) the product of the cap notional amount and the scale factor, both as set forth on the schedule attached to the confirmation to the
Class M-1/M-5 Yield Maintenance Agreement for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first
Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

     "Class M-6/M-8 Cap Amount": With respect to each Distribution Date and each of the Class M6, Class M-7 and Class M-8 Certificates, the product of (a) the
Class M-6/M-8 Yield Maintenance Agreement Payment for such Distribution Date and
(b) a fraction, the numerator of which is the Certificate Principal Balance of each such Class immediately prior to

                                      -16-

such Distribution Date and the denominator of which is the aggregate Certificate
Principal Balance of the Class M-6, Class M-7 and Class M-8 Certificates
immediately prior to such Distribution Date.

     "Class M-6/M-8 Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.04(i) which shall be entitled "Class
M-6/M-8 Reserve Account, JPMorgan Chase Bank, as Trustee, in trust for registered Holders of the Class M Certificates of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2" and which must be an Eligible Account.
Amounts on deposit in the Class M-6/M-8 Reserve Account shall not be invested.
The Class M-6/M-8 Reserve Account shall not be an asset of any REMIC formed under this Agreement.

     "Class M-6/M-8 Yield Maintenance Agreement": The interest rate cap agreement between the Trustee, on behalf of the Trust, and the Yield Maintenance
Agreement Provider substantially in the form attached hereto as Exhibit N-3. The
Class M-6/M-8 Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

     "Class M-6/M-8 Yield Maintenance Agreement Payment": On each Distribution
Date through the Distribution Date in August 2008, the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate for such Distribution Date over the applicable strike rate for such Distribution Date, each as set forth on the schedule attached to the confirmation to the Class M-6/M-8 Yield Maintenance Agreement for such
Distribution Date, (b) the product of the cap notional amount and the scale factor, both as set forth on the schedule attached to the confirmation to the
Class M-6/M-8 Yield Maintenance Agreement for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first
Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

     "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing an interest in REMIC 2.

     "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate
Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1 and REMIC
2. The Class R Certificate represents the ownership of the Class R-1 Interest and the Class R-2 Interest.

     "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

     "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

     "Closing Date": October 28, 2004.

     "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

                                      -17-

     "Collection Account": The account or accounts created and maintained by the
Servicer pursuant to Section 3.04, which shall be entitled "Collection Account,
Centex Home Equity Company, LLC, as Servicer for the Trust under the Pooling and
Servicing Agreement dated as of October 1, 2004 among Asset Backed Funding
Corporation, as Depositor, Centex Home Equity Company, LLC, as Servicer, and
JPMorgan Chase Bank, as Trustee, in trust for registered Holders of CHEC Loan
Trust 2004-2, Asset-Backed Certificates, Series 2004-2," and which must be an
Eligible Account.

     "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such
Distribution Date occurs through the first day of the month in which such
Distribution Date occurs.

     "Combined Loan-to-Value Ratio": For any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the
Principal Balance of the Mortgage Loan at origination and (ii) the principal balance of the senior mortgage loan, if any, on the date of origination of the
Mortgage Loan and the denominator of which is the Value of the related Mortgaged
Property.

     "Compensating Interest": As defined in Section 3.23 hereof.

     "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

     "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor,
New York, New York 10004-2477, Attention: Institutional Trust Services/Global
Debt: CHEC Loan Trust 2004-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Seller and the Servicer.

     "Corresponding Classes": With respect to REMIC 1 and REMIC 2, the following
Classes shall be Corresponding Classes:

----------------------------------------------------------------------------------------------------------------------
CORRESPONDING REMIC 1 CLASSES                                CORRESPONDING REMIC 2 CLASSES
----------------------------------------------------------------------------------------------------------------------

LT1A1                                                        Class A-1 Certificates
----------------------------------------------------------------------------------------------------------------------
LT1A2                                                        Class A-2 Certificates
----------------------------------------------------------------------------------------------------------------------
LT1A3                                                        Class A-3 Certificates
----------------------------------------------------------------------------------------------------------------------
LT1M1                                                        Class M-1 Certificates
----------------------------------------------------------------------------------------------------------------------
LT1M2                                                        Class M-2 Certificates
----------------------------------------------------------------------------------------------------------------------
LT1M3                                                        Class M-3 Certificates
----------------------------------------------------------------------------------------------------------------------

                                      -18-

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LT1M4                                                        Class M-4 Certificates
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LT1M5                                                        Class M-5 Certificates
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LT1M6                                                        Class M-6 Certificates
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LT1M7                                                        Class M-7 Certificates
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LT1M8                                                        Class M-8 Certificates
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LT1P                                                         Class P Certificates
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     "Custodial Agreement": The Custodial Agreement dated as of October 1, 2004, by and between the Custodian and the Trustee and acknowledged by the Servicer.

     "Custodian" J.P. Morgan Trust Company, National Association, as custodian of the Mortgage Files, or any successor thereto.

     "Cut-off Date": October 1, 2004.

     "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off
Date Principal Balances of the Mortgage Loans.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.02(c) hereof.

     "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due
Date for such Mortgage Loan.

                                      -19-

     "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

     "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The
Depository shall at all times be a "clearing corporation" as defined in Section
8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such
REO Property in a trade or business conducted by the Trust other than through an
Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO
Property solely because the Trustee (or the Servicer under this Agreement)
establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": A "disqualified organization" under Section
860E of the Code, which as of the Closing Date is any of: (i) the United States,
any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section
1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in the Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the
United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and
"international organization" shall have the meanings set forth in Section 7701 of the Code.

                                      -20-

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled
"Distribution Account, JPMorgan Chase Bank, as Trustee, in trust for the registered Holders of CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series
2004-2" and which must be an Eligible Account.

     "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2004.

     "Distribution Date Statement": As defined in Section 4.06(a) hereof.

     "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any
Mortgage Loan under the terms of which the Monthly Payment for such Mortgage
Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by S&P, and "P-1" by Moody's (or comparable ratings if S&P and
Moody's are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating
Agency without reduction or withdrawal of their then current ratings of the
Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

     "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the
Trustee or any of their respective Affiliates or for which an Affiliate of the
Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the
     United States of America or any state thereof and subject to supervision and examination by

                                      -21-

     federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A"
     or higher by S&P and "A2" or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the
     Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof)
     that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment
     Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

          (vii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the
     Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the
     Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and

                                      -22-

principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a
Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Principal Balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage
Loan, an aggregate principal balance), not in excess of the Stated Principal
Balance of the Defective Mortgage Loan, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage
Interest Rate of such Defective Mortgage Loan, (iii) have the same Due Date as the Defective Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a
Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate for the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a
Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Defective Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a
Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage
Loan, (vii) if an Adjustable-Rate Mortgage Loan, have the same Index as the
Defective Mortgage Loan, (viii) if an Adjustable-Rate Mortgage Loan, have a next
Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan,
(x) be current as of the date of substitution, (xi) have a Combined
Loan-to-Value Ratio as of the date of substitution equal to or lower than the
Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date,
(xii) have a risk grading at least equal to the risk grading assigned on the
Defective Mortgage Loan, (xiii) have been underwritten or reunderwritten in accordance with the same underwriting criteria and guidelines as the Defective
Mortgage Loan, (xiv) have the same lien priority as the Defective Mortgage Loan,
(xv) not be a Balloon Mortgage Loan if the Defective Mortgage Loan was not a
Balloon Mortgage Loan (and if such Defective Mortgage Loan is a Balloon Mortgage
Loan, such Eligible Substitute Mortgage Loan shall have an original maturity of not less than the original maturity of such Defective Mortgage Loan), (xvi) have a Prepayment Charge at least equal in amount and duration of that of the
Defective Mortgage Loan and (xvii) conform to each representation and warranty set forth in Section 3.03 of the Originator Mortgage Loan Purchase Agreement and
Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Defective
Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage
Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xvii) hereof must be satisfied as to each
Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                                      -23-

     "ERISA-Restricted Certificates": Any of the Class CE, Class P and Class R
Certificates and any Class of Certificates that no longer satisfies the applicable ratings requirement of Prohibited Transaction Exemption 2002-41, 67
Fed. Reg. 54487 (August 22, 2002).

     "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "Estate in Real Property": A fee simple estate in a parcel of real property.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Expense Fee Rate": The sum of (i) the Trustee Fee Rate and (ii) the
Servicing Fee Rate.

     "Extended Period": As defined in Section 9.04(b).

     "Extra Principal Distribution Amount": As of any Distribution Date, the
lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and
(y) the Overcollateralization Deficiency for such Distribution Date.

     "Fannie Mae": Federal National Mortgage Association or any successor thereto.

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property (i) purchased by the Originator or the Seller pursuant to or as contemplated by Section 2.03 or
(ii) purchased by the NIMS Insurer, the Majority Class CE Certificateholders or
the Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and
other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related
Mortgage Note.

     "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

                                      -24-

     "Form 10-K": As defined in Section 3.31(a) hereof.

     "Freddie Mac" The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Grantor Trust": That portion of the Trust exclusive of REMIC 1 and REMIC 2 consisting of (a) any Originator Prepayment Charge Payment Amounts and any
Servicer Prepayment Charge Payment Amounts and the right of the Class P
Certificateholders to receive such Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, (b) the right of the Offered
Certificates to receive Cap Carryover Amounts, (c) each Yield Maintenance
Agreement, the Reserve Accounts and the beneficial interest of the Class CE
Certificates with respect thereto and (d) the obligation of the Class CE
Certificates to pay Cap Carryover Amounts.

     "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the
Index on each Adjustment Date in accordance with the terms of the related
Mortgage Note used to determine the Mortgage Interest Rate for such
Adjustable-Rate Mortgage Loan.

     "Indenture": An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

     "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any
Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the
Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the
Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Servicer)
that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the
Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii)
any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such
Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to

                                      -25-

the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related
Mortgage Note.

     "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class CE, Class P or Class R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

     "Initial Overcollateralization Amount": $6,790,726.00.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and the
Offered Certificates, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first
Distribution Date, the period from the Closing Date through November 25, 2004).
In the case of the REMIC 1 Regular Interests, the Interest Accrual Period shall be calendar month preceding the month in which the related Distribution Date occurs.

     "Interest Carry Forward Amount": For any Class of Offered Certificates and
any Distribution Date, the sum of (a) the excess, if any, of the Accrued
Certificate Interest and any Interest Carry Forward Amount for the prior
Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Certificate Interest Rate for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date.

     "Interest Only Mortgage Loan": As defined in Section 4.07(b) hereof.

     "Interest Percentage": With respect to any Class of Offered Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the
Accrued Certificate Interest for all Classes of Offered Certificates, in each case with respect to such Distribution Date, without regard to Prepayment
Interest Shortfalls (not covered by Compensating Interest Payments) and Relief
Act Interest Shortfalls.

     "Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the
Servicing Fee, amounts available for reimbursement of Advances and Servicing
Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section
6.03), (ii) all Compensating Interest paid by the Servicer on the related
Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with

                                      -26-

any Principal Prepayment, substitution, Purchase Price, Termination Price,
Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv)
the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related
Collection Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

     "LIBOR Business Day": Any day on which banks in London, England and The
City of New York are open and conducting transactions in foreign currency and exchange.

     "LIBOR Determination Date": With respect to the Offered Certificates, (i)
for the first Distribution Date, the second LIBOR Business Day preceding the
Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR
Business Day prior to the immediately preceding Distribution Date.

     "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan
in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment
Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance
Proceeds which it expects to recover with respect to the liquidation of the
Mortgage Loan or disposition of the related REO Property have been recovered.

     "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the
Servicer in connection with (i) the taking of all or a part of a Mortgaged
Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

     "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer and the Trustee listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition,
(ii) the amount of any Realized Loss (or gain) with respect to such Liquidated
Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated
Mortgage Loan and (iv) such other information as is agreed to by the Servicer and the Trustee.

     "Losses": As defined in Section 9.03.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage
Note has been lost, misplaced or destroyed (together with a copy of the related
Mortgage Note and indemnifying the Trust against

                                      -27-

any loss, cost or liability resulting from the failure to deliver the original
Mortgage Note) substantially in the form of Exhibit H hereto.

     "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

     "Majority Class CE Certificateholders": The Holders of Class CE
Certificates evidencing at least a 51% Percentage Interest in the Class CE
Certificates.

     "Marker Rate": With respect to the Class CE Certificates and any
Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest
LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1
Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest
LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1
Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest
LT1M8 and REMIC 1 Regular Interest LT1ZZ, (i) with the rate on each such REMIC
Regular Interest (other than REMIC 1 Regular Interest LT1ZZ) subject to a cap equal to the Pass-Through Rate of its Corresponding Class (taking into account in determining any such Pass-Through Rate the imposition of the Pool Cap, as described in footnotes (1) through (11) to the table in the Preliminary
Statement relating to the Certificates) for the purposes of this calculation and
(ii) with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC Regular Interest (other than REMIC 1
Regular Interest LT1ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

     "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount": With
respect to any Distribution Date, the excess of (a) accrued interest at the
Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest
LT1ZZ for such Distribution Date on a balance equal to the Uncertificated
Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1
Overcollateralized Amount, in each case for such Distribution Date, over (b)
Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1
Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest
LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest
LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1M8 each subject to a cap equal to the Pass-Through Rate of the related Corresponding
Class for the purpose of this calculation (taking into account in determining any such Pass-Through Rate the imposition of the Pool Cap, as described in footnotes (1) through (11) to the table in the Preliminary Statement relating to the Certificates); provided, however, that for this purpose, calculations of the
Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to
Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1
Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest
LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest
LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1

                                      -28-

Regular Interest LT1M8 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

     "Maximum Mortgage Interest Rate": With respect to each Adjustable-Rate
Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

     "Maximum Rate Cap": With respect to any Distribution Date and for the
Offered Certificates, a per annum rate (not less than zero), adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period, equal to the average of the Net Maximum
Mortgage Interest Rates for the Adjustable-Rate Mortgage Loans and the Net
Mortgage Interest Rates for the Fixed-Rate Mortgage Loans, weighted on the basis of the Principal Balances of the Mortgage Loans as of the first day of the related Collection Period.

     "Minimum Mortgage Interest Rate": With respect to each Adjustable-Rate
Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

     "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest
Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates.

     "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such
Distribution Date exceeds the aggregate amount distributed on such Distribution
Date pursuant to paragraphs (i) through (xi) under Section 4.01.

     "Monthly Form 8-K": As defined in Section 3.31(a) hereof.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service
Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief
Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a
Mortgaged Property securing a Mortgage Note.

                                      -29-

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each
Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each
Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage
Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of October 28, 2004, regarding the transfer of the
Mortgage Loans by the Seller to or at the direction of the Depositor.

     "Mortgage Loan Schedule": As of any date with respect to the Mortgage
Loans, the lists of such Mortgage Loans included in the Trust Fund on such date, identifying the Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan
Schedule shall set forth the following information with respect to each Mortgage
Loan:

          (1)     the Mortgage Loan identifying number;

          (2)     the state and zip code of the Mortgaged Property;

          (3)     the type of Residential Dwelling constituting the Mortgaged
                  Property;

          (4)     the occupancy status of the Mortgaged Property at origination;

          (5)     the original months to maturity;

          (6)     the date of origination;

          (7)     the first payment date;

          (8)     the stated maturity date;

                                      -30-

          (9)     the stated remaining months to maturity;

          (10)    the original principal amount of the Mortgage Loan;

          (11)    the Principal Balance of each Mortgage Loan as of the Cut-off
                  Date;

          (12)    the Mortgage Interest Rate of the Mortgage Loan as of the
                  Cut-off Date;

          (13)    the current principal and interest payment of the Mortgage
                  Loan as of the Cut-off Date;

          (14)    the contractual interest paid to date of the Mortgage Loan;

          (15)    the Combined Loan-to-Value Ratio at origination and as of the
                  Cut-off Date;

          (16)    a code indicating the loan performance status of the Mortgage
                  Loan as of the Cut-off Date;

          (17)    a code indicating whether the Mortgage Loan is an
                  Adjustable-Rate Mortgage Loan or a Fixed-Rate Mortgage Loan;

          (18)    for each Adjustable-Rate Mortgage Loan, a code indicating the
                  Index that is associated with such Mortgage Loan;

          (19)    for each Adjustable-Rate Mortgage Loan, the Gross Margin;

          (20)    for each Adjustable-Rate Mortgage Loan, the Periodic Rate Cap;

          (21)    for each Adjustable-Rate Mortgage Loan, the Minimum Mortgage
                  Interest Rate;

          (22)    for each Adjustable-Rate Mortgage Loan, the Maximum Mortgage
                  Interest Rate;

          (23)    a code indicating whether the Mortgage Loan has a Prepayment
                  Charge and the type of Prepayment Charge and the term;

          (24)    for each Adjustable-Rate Mortgage Loan, the first Adjustment
                  Date immediately following the Cut-off Date;

          (25)    for each Adjustable-Rate Mortgage Loan, the rate adjustment frequency;

          (26)    for each Adjustable-Rate Mortgage Loan, the payment adjustment frequency;

                                      -31-

          (27)    the purpose of the Mortgage Loan; and

          (28)    a code indicating whether the Mortgage Loan is a second lien.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the current weighted average Mortgage
Interest Rate of the Mortgage Loans; and (4) the weighted average months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement and a copy of such amended Mortgage Loan Schedule shall be furnished by the Servicer to the
NIMS Insurer. With respect to any Eligible Substitute Mortgage Loan, Cut-off
Date shall refer to the applicable date of substitution.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed
Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage
Loan or Mortgaged Property.

     "Net Maximum Mortgage Interest Rate": With respect to any Adjustable-Rate
Mortgage Loan, the applicable Maximum Mortgage Interest Rate minus the Expense
Fee Rate.

     "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the
Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE,
Class P and Class R Certificates.

     "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business

                                      -32-

judgment of the Servicer, will not or, in the case of a proposed Advance or
Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

     "Notional Amount": With respect to the Class CE Certificates, a notional amount equal to the aggregate principal balance of the REMIC 1 Regular Interests other than REMIC 1 Regular Interest LT1P.

     "Offered Certificates": The Class A-1, Class A-2, Class A-3, Class M-1,
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
Certificates.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or a principal, and by the Treasurer, the Secretary, or one of the
assistant treasurers or assistant secretaries of the Servicer, the Seller or the
Depositor, as applicable.

     "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR
Determination Date. If no such quotations are available on an LIBOR
Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

          (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest
     Accrual Period shall be the arithmetic mean of such offered quotations
     (rounded upwards if necessary to the nearest whole multiple of 0.001%);

          (ii) If on such LIBOR Determination Date fewer than two Reference
     Banks provide such offered quotations, One-Month LIBOR for the related
     Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor and the NIMS Insurer, as of 11:00 A.M., New
     York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates; and

          (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior
     Distribution Date.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                                      -33-

     "Optional Termination Date": The first Distribution Date on which the NIMS
Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the
Majority Class CE Certificateholders or, if such Majority Class CE
Certificateholder is the Seller or is an affiliate of the Seller, the Servicer, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

     "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to (i) the Class R Certificates, which have an Original Class
Certificate Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Class Certificate Principal Balance equal to the Initial Overcollateralization Amount.

     "Originator": Centex Home Equity Company, LLC and its successors.

     "Originator Mortgage Loan Purchase Agreement": The Flow Sale and Servicing
Agreement, dated as of September 1, 2004, by and among the Seller, as purchaser,
Harwood Street Funding II, LLC, as seller and the Servicer, as the company.

     "Originator Prepayment Charge Payment Amount": The amount payable by the
Originator pursuant to Section 4.21 of the Originator Mortgage Loan Purchase
Agreement in respect of certain Prepayment Charges that are not collected from the related Mortgagor, which amounts shall not be part of any REMIC formed hereunder.

     "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of all Classes of Offered
Certificates and the Class P Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any
Certificate Principal Balance as a result of Subsequent Recoveries).

     "Overcollateralization Deficiency": As of any Distribution Date, the
excess, if any, of (x) the Targeted Overcollateralization Amount for such
Distribution Date over (y) the Overcollateralization Amount for such
Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all
Classes of Offered Certificates resulting from the distribution of the Principal
Distribution Amount (but not the Extra Principal Distribution Amount) on such
Distribution Date, but prior to taking into account any Applied Realized Loss
Amounts on such Distribution Date.

     "Overcollateralization Release Amount": With respect to any Distribution
Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y)
the excess, if any, of (i) the Overcollateralization Amount for such
Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution
Date, over (ii) the Targeted Overcollateralization Amount for such Distribution
Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

                                      -34-

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2
Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class M-1 Pass-Through
Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the
Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6
Pass-Through Rate, the Class M-7 Pass-Through Rate and the Class M-8
Pass-Through Rate; and in the case of any Regular Interest, the Pass-Through
Rate set forth in the definition thereof.

     With respect to the Class CE Certificates and any Distribution Date, a per
annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (N)
below, and the denominator of which is the aggregate of the Uncertificated
Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest
LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1
Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest
LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1
Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest
LT1M8 and REMIC 1 Regular Interest LT1ZZ. For purposes of calculating the
Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

     (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1AA minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

     (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A1 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1;

     (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A2 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A2;

     (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A3 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A3;

     (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M1 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M1;

     (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M2 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2;

                                      -35-

     (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M3 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3;

     (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M4 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4;

     (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M5 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5;

     (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M6 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6;

     (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M7 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7;

     (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M8 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M8;

     (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ; and

     (N) 100% of the Interest on REMIC 1 Regular Interest LT1P.

     "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

     "Percentage Interest": With respect to any Certificate (other than a Class
CE or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original
Class Certificate Principal Balance of the related Class. With respect to a
Class CE Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to the Class R Certificate, 100%.

     "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related
Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum
Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment
Date from the Mortgage Interest Rate in effect immediately prior to such
Adjustment Date.

                                      -36-

     "Permitted Transferee": Any transferee of a Class R Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Balance": As of any date of determination, the aggregate Principal
Balance of the Mortgage Loans.

     "Pool Cap": As of any Distribution Date, a per annum rate, adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period, equal to the Weighted Average Net
Mortgage Interest Rate for the Mortgage Loans.

     "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust
Fund, the Prepayment Charges so held being identified in the Mortgage Loan
Schedule (other than any Originator Prepayment Charge Payment Amount or Servicer
Prepayment Charge Payment Amount).

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period that was applied by the Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage
Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal
Prepayment for the number of days commencing on the date on which the Principal
Prepayment is applied and ending on the last day of the related Prepayment
Period.

     "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Principal Balance": As to any Mortgage Loan and any day, other than a
Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii)
any Deficient Valuation and (iv) any principal reduction resulting from a
Servicer Modification. For purposes of this definition, a Liquidated Mortgage
Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation
Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                                      -37-

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the Principal Remittance Amount minus the Overcollateralization Release
Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any
Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) Insurance
Proceeds, Net Liquidation Proceeds and Subsequent Recoveries allocable to principal actually collected by the Servicer during the related Prepayment
Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustments received during the related
Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the
Termination Price in respect of principal of the Mortgage Loans.

     "Private Certificates": Any of the Class CE, Class P and Class R
Certificates.

     "Prospectus Supplement": That certain Prospectus Supplement dated October
25, 2004 relating to the public offering of the Offered Certificates.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of
(x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an
Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, accrued interest at the applicable Mortgage Interest Rate on its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing
Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage
Loan or REO Property, (iv) any amounts previously withdrawn from the Collection
Account in respect of such Mortgage Loan or REO Property pursuant to Section
3.13, (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) any costs or damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

                                      -38-

     "Rating Agency or Rating Agencies": Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence,
"Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the
Depositor, notice of which designation shall be given to the Trustee and the
Servicer.

     "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer
Modification.

     "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss
Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class
M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization
Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized
Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount and
the Class M-8 Realized Loss Amortization Amount.

     "Record Date": With respect to all of the Certificates (other than the
Private Certificates), the Business Day immediately preceding such Distribution
Date; provided, however, that if any such Certificate becomes a Definitive
Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution
Date occurs. With respect to the Private Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

     "Reference Banks": Those banks (i) with an established place of business in
London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the
Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee; provided, however, that if fewer than two of such banks provide a One-Month LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

     "Regular Certificate": Any of the Offered Certificates, the Class CE
Certificates and the Class P Certificates.

     "Reimbursement Amount": With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of (A) the
Originator's representation set forth in Section 3.03(i), (tt), (uu), and (ggg)
of the Originator Mortgage Loan Purchase Agreement and (B) the Seller's
representations set forth in Section 3.01(i), (ii) and (iii) of the Mortgage
Loan Purchase Agreement.

     "Related Documents": With respect to any Mortgage Loan, the related
Mortgage Notes, Mortgages and other related documents.

                                      -39-

     "Relief Act": The Servicemembers Civil Relief Act, as it may be amended from time to time.

     "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state or local laws, the amount by which (i) interest collectible on such Mortgage Loan during such
Collection Period is less than (ii) one month's interest on the Principal
Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage
Loan before giving effect to the application of the Relief Act or similar state or local laws.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution
Date, an amount equal to (a) the product of (i) the sum of the aggregate
Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1
Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

     "REMIC 1 Overcollateralization Target Amount": The Targeted
Overcollateralization Amount.

     "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) the aggregate Uncertificated Principal Balances of the REMIC
1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal
Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2,
REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular
Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4,
REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular
Interest LT1M7 and REMIC 1 Regular Interest LT1M8, in each case as of such date of determination.

     "REMIC 1 Principal Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to (a) the product of (i) the aggregate
Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest
LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1
Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest
LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1
Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular
Interest LT1M8 and the denominator of which is the aggregate of the
Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1
Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest
LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest
LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC
1 Regular Interest LT1ZZ.

                                      -40-

     "REMIC 1 Regular Interest LT1AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1A1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1A2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1A3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                                      -41-

     "REMIC 1 Regular Interest LT1M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                                      -42-

     "REMIC 1 Regular Interest LT1P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1AA, REMIC 1
Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest
LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1
Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest
LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1
Regular Interest LT1M8 and REMIC 1 Regular Interest LT1ZZ.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Interest": Any REMIC 1 Regular Interest or any of the
Certificates (other than the Class R Certificates).

     "Remittance Report": A report prepared by the Servicer and delivered to the
Trustee and the NIMS Insurer pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

     "REO Imputed Interest": As to any REO Property, for any Collection Period,
an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO
Property during such calendar month, whether in the form of rental income, sale proceeds (including, without

                                      -43-

limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and
Advances in respect of such REO Property or the related Mortgage Loan.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.13.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

     "Reserve Account": Any of the (i) Class A Reserve Account, (ii) the Class
M-1/M-5 Reserve Account or (iii) the Class M-6/M-8 Reserve Account.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or (v)
one-family dwelling in a planned unit development or a townhouse, none of which is a co-operative or mobile home.

     "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant
Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

     "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and
Exchange Commission.

     "Seller": Bank of America, National Association, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Senior Certificates": The Class A-1, Class A-2 and Class A-3 Certificates.

     "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class M Certificates and (ii) the Overcollateralization Amount,
in each case before taking into account the distributions of principal on the
Mortgage Loans and the Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

                                      -44-

     "Senior Principal Distribution Amount": For any Distribution Date on or
after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 59.70% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period, minus the product of (x) 0.50% and
(y) the Pool Balance on the Cut-off Date.

     "Senior Specified Enhancement Percentage": On any date of determination thereof, 40.30%.

     "Servicer": Centex Home Equity Company, LLC, a Delaware limited liability company, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

     "Servicer Event of Termination": One or more of the events described in
Section 7.01.

     "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

     "Servicer Prepayment Charge Payment Amount": The amount payable by the
Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01, which amount shall be equal to the difference between the amount of Prepayment
Charge due by a Mortgagor before any waiver and the actual amount of the
Prepayment Charge that was paid by the Mortgagor, which amount shall not be part of any REMIC formed hereunder.

     "Servicer Remittance Date": With respect to any Distribution Date, one
Business Day prior to such Distribution Date.

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

     "Servicing Fee": With respect to each Mortgage Loan (including each REO
Property) and for any calendar month, an amount equal to one month's interest
(or in the event of any payment of interest which accompanies a Principal
Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee
Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. The Servicing Fee shall be payable monthly and shall be prorated on a per diem basis for any portion of a month during which such Mortgage Loan is serviced hereunder.

     "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

                                      -45-

     "Servicing Officer": Any representative or officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date,
as such list may from time to time be amended.

     "Servicing Standard": The standards set forth in Section 3.01.

     "Similar Law": As defined in Section 5.02(d) hereof.

     "Startup Day": As defined in Section 9.01(b) hereof.

     "Stayed Funds": Any payment required to be made under the terms of the
Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy
Code.

     "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is
reduced to zero and (ii) the later to occur of (x) the Distribution Date in
November 2007 and (y) the first Distribution Date on which the Senior
Enhancement Percentage is greater than or equal to the Senior Specified
Enhancement Percentage.

     "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class
M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class CE, Class P and Class R
Certificates.

     "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a
Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

     "Substitution Adjustment": As defined in Section 2.03(c) hereof.

     "Targeted Overcollateralization Amount": As of any Distribution Date, (x)
prior to the Stepdown Date, 2.20% of the Cut-off Date Aggregate Principal
Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 4.40% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Cut-off Date Aggregate Principal
Balance and (ii) if a Trigger Event has occurred, the Targeted
Overcollateralization Amount for the immediately preceding Distribution Date.

     "Tax Matters Person": The tax matters person appointed pursuant to Section
9.01(e) hereof.

     "Tax Returns": The federal income tax returns on Internal Revenue Service
Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the two REMICs created pursuant to this
Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be

                                      -46-

furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Telerate Page 3750": The display page currently so designated on the
Moneyline Telerate Service (or such other page as may replace the Telerate Page
3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Termination Price": As defined in Section 10.01(a) hereof.

     "Trigger Event": With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 41.00%
of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized
Losses incurred since the Cut-off Date through the last day of the related
Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection
Period) divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

  DISTRIBUTION DATE OCCURRING IN                                PERCENTAGE
  ------------------------------                                ----------
November 2007 through October 2008                                 3.50%
November 2008 through October 2009                                 5.75%
November 2009 through October 2010                                 7.50%
November 2010 and thereafter                                       8.50%

     "Trust": CHEC Loan Trust 2004-2, the trust created hereunder.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this
Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof (other than scheduled payments due on the Mortgage Loans prior to the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the
Depositor's rights under the Originator Mortgage Loan Purchase Agreement, the
Assignment, Assumption and Recognition Agreement and the Mortgage Loan Purchase
Agreement (including any security interest created thereby), (v) the Trustee's rights under each Yield Maintenance Agreement and (vi) the Collection Account,
the Distribution Account and the Reserve Accounts and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

     "Trustee": JPMorgan Chase Bank, a New York banking corporation, or any successor Trustee appointed as herein provided.

     "Trustee Fee": With respect to any Distribution Date, the product of (x)
one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal
Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

                                      -47-

     "Trustee Fee Rate": With respect to any Distribution Date, 0.0055% per annum.

     "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular
Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated
Principal Balance of such REMIC Regular Interest. In each case, Uncertificated
Accrued Interest will be reduced by any Prepayment Interest Shortfalls and
Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Prepayment
Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution
Date).

     "Uncertificated Principal Balance": The amount of any REMIC 1 Regular
Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal
Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b). The Uncertificated Balance of REMIC 1 Regular
Interest LT1ZZ shall be increased by interest deferrals as provided in Section
4.08(a)(i). The Uncertificated Balance of each REMIC 1 Regular Interest shall never be less than zero.

     "Uncertificated REMIC 1 Pass-Through Rate": For any Distribution Date and
each REMIC 1 Regular Interest, the weighted average of the Adjusted Net Mortgage
Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated
Principal Balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

     "United States Person" or "U.S. Person": (i) A citizen or resident of the
United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the
District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain
Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such
Person or any other U.S. Person.

     "Unpaid Realized Loss Amount": For any of the Class M-1, Class M-2, Class
M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates and
as to any Distribution Date, the excess of (x) the aggregate Applied Realized
Loss Amounts allocated to such Class for all prior Distribution Dates over (y)
the sum of (a) the cumulative amount of any

                                      -48-

Subsequent Recoveries allocated to such Class and (b) the aggregate Realized
Loss Amortization Amounts with respect to such Class for all prior Distribution
Dates.

     "Value": With respect to any Mortgaged Property, the lesser of: (i) the lesser of (a) an amount determined by an appraisal done at origination of the
Mortgage Loan and (ii) the purchase price paid for the related Mortgaged
Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the
Mortgaged Property is based solely upon clause (i) above.

     "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the
Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the
Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such
Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. One percent (1%) of all the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates.
The Class R Certificates shall have no Voting Rights.

     "Weighted Average Net Mortgage Rate": The weighted average (based on
Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-off Date) of the Net Mortgage
Interest Rates of the Mortgage Loans, expressed for each such Mortgage Loan as an annual rate and calculated based on the actual number of days in the related
Interest Accrual Period and a 360-day year.

     "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

     "Yield Maintenance Agreement": Any of the Class A Yield Maintenance
Agreement or the Class M Yield Maintenance Agreements.

     "Yield Maintenance Agreement Payment": Any of the Class A Yield Maintenance
Agreement Payment, the Class M-1/M-5 Yield Maintenance Agreement Payment or the
Class M-6/M-8 Yield Maintenance Agreement Payment.

     "Yield Maintenance Agreement Provider": WestLB AG, New York Branch, and any
successors thereto.

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken

                                      -49-

into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

     Section 1.03 Rights of the NIMS Insurer.

     Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section
11.01 in the case of clause (ii) below) during the period of time, if any, that
(i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date
Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date;
(ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; and (vi) the rights of the Depositor under the Originator Mortgage
Loan Purchase Agreement, the Assignment, Assumption and Recognition Agreement
and the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee (or the Custodian on behalf of the
Trustee) the following documents or instruments with respect to each Mortgage
Loan (a "Mortgage File") so transferred and assigned:

     (a) the original Mortgage Note, including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of JPMorgan
Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of
October 1, 2004, among Asset Backed Funding Corporation, Centex Home Equity
Company, LLC and JPMorgan Chase Bank, CHEC Loan Trust 2004-2, Asset-Backed
Certificates, Series 2004-2, without recourse," or with

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respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

     (b) the original Mortgage with evidence of recording thereon including any riders thereto, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (c) an original Assignment, in form and substance acceptable for recording.
The Mortgage shall be assigned either (A) in blank or (B) to JPMorgan Chase
Bank, as Trustee under the Pooling and Servicing Agreement, dated as of October
1, 2004, among Asset Backed Funding Corporation, Centex Home Equity Company, LLC
and JPMorgan Chase Bank, CHEC Loan Trust 2004-2, Asset-Backed Certificates
Series 2004-2, without recourse";

     (d) the originals of all intervening Assignments (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments, the
Servicer shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officers' Certificate of the Servicer (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening
Assignment or a copy of such intervening Assignment certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Servicer; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

     (e) the (i) original or a certified copy of lender's title insurance policy or, if the original lender's title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same, with the original to be delivered to the Trustee or the Custodian promptly upon receipt or, (ii) if a title insurance policy is not available in the applicable state, an attorney's opinion of title or (iii) for certain Mortgage Loans with original principal balances of equal or less than $40,000, a title report and indemnity; and

     (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

     The Trustee agrees to execute and deliver, or to cause the Custodian to execute and deliver, to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the

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original Mortgage Notes (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

     If any of the documents referred to in Section 2.01(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the Custodian on behalf of the
Trustee) no later than the Closing Date, of a copy of each such document certified by the Seller or the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller or the Originator, delivery to the Trustee (or the Custodian on behalf of the Trustee), promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage
Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have
120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the
Trustee (or the Custodian on behalf of the Trustee). If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan (or cause such
Mortgage Loan to be purchased or substituted) in accordance with Section 2.03.

     The Depositor herewith delivers to the Trustee (or the Custodian on behalf of the Trustee) executed copies of the Originator Mortgage Loan Purchase
Agreement, the Assignment, Assumption and Recognition Agreement and the Mortgage
Loan Purchase Agreement.

     It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan"
as defined in either (i) the New Jersey Home Ownership Act effective November
27, 2003 or (ii) the New Mexico Home Loan Protection Act effective January 1,
2004.

     Section 2.02 Acceptance by Trustee.

     The Trustee acknowledges the receipt (or receipt by the Custodian on its behalf) of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it
(or the Custodian on its behalf) holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it (or the Custodian on its behalf) holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

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     The Trustee reviewed (or caused the Custodian to review), for the benefit of the Certificateholders, each Mortgage File prior to the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and will certify, or cause the Custodian to certify, in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage
Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it or the Custodian pursuant to Section
2.01 of this Agreement are in its or the Custodian's possession, (ii) such documents have been reviewed by it or the Custodian and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its or the
Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (7), (8),
(10), (13) and (23) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian on behalf of the Trustee)
is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     Prior to the first anniversary date of this Agreement, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor, the Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit
F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the
Custodian on behalf of the Trustee) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify or shall cause the
Custodian to notify the Seller, the Depositor, the NIMS Insurer and the
Servicer. In addition, upon the discovery by the Originator, the Seller, the
Depositor, the NIMS Insurer, the Trustee or the Servicer (or upon receipt by the
Trustee or the Custodian of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the
Originator Mortgage Loan Purchase Agreement or the Seller in the Mortgage Loan
Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

     The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related
Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the
Depositor's right, title and interest in and to the Mortgage Loans and

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the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

     Section 2.03 Repurchase or Substitution of Mortgage Loans by the Originator
or the Seller.

     (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or that any document in a Mortgage File is materially inconsistent with the Mortgage Loan
Schedule or of the breach by the Originator or the Seller of any representation or warranty under the Originator Mortgage Loan Purchase Agreement or the
Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, Prepayment
Charge or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator or the Seller, as the case may be, the Servicer and the NIMS Insurer of such defect, missing document or breach and request that, in the case of a defective or missing document, the Seller cure such defect or deliver such missing document within 120 days from the date the Seller was notified of such missing document or defect or, in the case of a beach of a representation or warranty, request the Originator or the Seller, as applicable, cure such breach within 90 days from the date the Originator or the Seller, as the case may be, was notified of such breach. If the Seller does not deliver such missing document or cure such defect or if the Originator or the Seller, as applicable, does not cure such breach in all material respects during such period, the Trustee shall enforce the Originator's or the Seller's obligation, as the case may be, under the Originator Mortgage Loan Purchase Agreement or the
Mortgage Loan Purchase Agreement, as applicable, and cause the Originator or the
Seller, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the Servicer of such deposit, shall release (or shall cause the Custodian to release) to the Originator or the
Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as the case may be, any
Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Originator or the
Seller, as the case may be, may cause such Mortgage Loan to be removed from the
Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c); provided, however, the
Originator or the Seller, as applicable, may not substitute an Eligible
Substitute Mortgage Loan for any Defective Mortgage Loan that violates any predatory or abusive lending law.

     With respect to the representations and warranties set forth in the
Originator Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase
Agreement that are made to the best of the Originator's or the Seller's knowledge, as applicable, or as to which the Originator or the Seller, as the case may be, has no knowledge, if it is discovered by the Depositor, the
Servicer, the NIMS Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects

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the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding the Originator's or the
Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     It is understood and agreed that the representations and warranties set forth in the Originator Mortgage Loan Purchase Agreement and the Mortgage Loan
Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee
(or the Custodian on behalf of the Trustee) and the Closing Date and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Originator and the Seller set forth in this Section 2.03(a)
to cure, substitute for or repurchase a Mortgage Loan pursuant to the Originator
Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase Agreement, as
applicable, and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the
Originator Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase
Agreement, as applicable.

     The representations and warranties of the Originator with respect to the
Mortgage Loans in the Originator Mortgage Loan Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the dates specified in the Originator Mortgage Loan Purchase Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both
(i) a representation or warranty of the Originator under the Originator Mortgage
Loan Purchase Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement (other than Seller's representations with respect to predatory and abusive lending laws in Sections 3.01(i), (ii) and
(iii) of the Mortgage Loan Purchase Agreement), the only right or remedy of the
Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Originator under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except as otherwise set forth in this paragraph) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Originator in the Originator Mortgage Loan Purchase Agreement, without regard to whether the
Originator fulfills its contractual obligations in respect of such representation or warranty. In addition, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (x) the
Originator's representation with respect to predatory and abusive lending laws in Sections 3.03(i), (tt), (uu) and (ggg) of the Originator Mortgage Loan
Purchase Agreement and (y) the Seller's representation with respect to predatory and abusive lending laws in Sections 3.01(i), (ii) and (iii) of the Mortgage
Loan Purchase Agreement, the Originator shall be obligated to pay the
Reimbursement Amount relating to such Mortgage Loan, and, to the extent the
Originator fails to do so, the Trustee shall be entitled to enforce the Seller's obligation to pay such Reimbursement Amount. In any event, the Reimbursement
Amount shall be delivered to the Servicer for deposit into the Collection
Account within ten (10) days from the date the Seller was notified by the
Trustee of the Reimbursement Amount.

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     (b) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

     (c) Any substitution of Eligible Substitute Mortgage Loans for Defective
Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two (2) years after the Closing Date. As to any
Defective Mortgage Loan for which the Originator or the Seller substitutes an
Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the Trustee (or the Custodian on behalf of the Trustee) for such Eligible Substitute Mortgage
Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee
(or the Custodian on behalf of the Trustee), and such other documents and agreements, with all necessary endorsements thereon, as are required by Section
2.01, together with an Officers' Certificate providing that each such Eligible
Substitute Mortgage Loan satisfies the definition thereof and specifying the
Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge or shall cause the Custodian to acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten (10) Business Days thereafter, shall review or shall cause the
Custodian to review such documents as specified in Section 2.02 and deliver to the Servicer and the NIMS Insurer, with respect to such Eligible Substitute
Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one
(1) year of the date of substitution, the Trustee shall deliver or shall cause the Custodian to deliver to the Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible
Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.
Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the
Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or
Prepayment Period, as applicable, preceding the date of substitution and the
Depositor, the Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such
Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Servicer, the
Custodian and the NIMS Insurer. Upon such substitution, such Eligible Substitute
Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator or the Seller, the Originator Mortgage
Loan Purchase Agreement or the Mortgage Loan Purchase Agreement, as the case may be, including, in the case of a substitution effected by the Originator or the
Seller, all applicable representations and warranties thereof included in the
Originator Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase
Agreement, as the case may be, as of the date of substitution.

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     For any month in which the Originator or the Seller substitutes one or more
Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the
Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage
Interest Rate. On the date of such substitution, the Originator or the Seller, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution
Adjustment, if any, and the Trustee, upon receipt of the related Eligible
Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release (or shall cause the Custodian to release) to the Originator or the
Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto. In addition, in connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Defective
Mortgage Loans, in the event the Trust incurs costs or damages arising in connection with a breach of the Originator's representations with respect to predatory or abusive lending laws set forth in Section 3.03(i) and Section
3.03(uu) of the Originator Mortgage Loan Purchase Agreement, the Seller shall be required to reimburse the Trust for the Reimbursement Amount pursuant to the
Mortgage Loan Purchase Agreement to the extent the Originator fails to do so.

     In addition, the Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of
Counsel to the effect that such substitution will not cause an Adverse REMIC
Event. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

     (d) Upon discovery by the Originator, the Seller, the Servicer, the NIMS
Insurer, the Custodian or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Seller, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage
Loans for the affected Mortgage Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.
In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury
Regulations relating to REMICs, the Originator or the Seller, as the case may be, shall cure the defect or make the required purchase or substitution no later than ninety (90) days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a).
The Trustee (or the Custodian on behalf of the Trustee) shall reconvey to the
Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

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     Section 2.04 Execution of Yield Maintenance Agreements.

     The Depositor hereby directs the Trustee to enter into and execute the
Class A Yield Maintenance Agreement, the Class M-1/M-5 Yield Maintenance
Agreement and the Class M-6/M-8 Yield Maintenance Agreement on the Closing Date
on behalf of the Trust for the benefit of the Holders of (i) the Class A
Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
Certificates and (iii) the Class M-6, Class M-7 and Class M-8 Certificates,
respectively. The Depositor, the Servicer and the Holders of the Class A
Certificates, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
Certificates and the Class M-6, Class M-7 and Class M-8 Certificates (by their acceptance of such Certificates) acknowledge that JPMorgan Chase Bank is entering into each respective Yield Maintenance Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

     Section 2.05 Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the
Depositor and the NIMS Insurer that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of
     Delaware and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
     Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (ii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the organizational documents of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

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          (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The
     Servicer is a HUD approved mortgagee pursuant to Section 203 of the
     National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie
     Mac eligibility requirements or which would require notification to either
     Fannie Mae or Freddie Mac;

          (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the
     Servicer, or in any material impairment of the right or ability of the
     Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

          (viii) No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

                                      -59-

          (ix) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a
     monthly basis; and

          (x) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage
Files to the Trustee (or the Custodian on behalf of the Trustee) and shall inure to the benefit of the Trustee, the Depositor, the NIMS Insurer and the
Certificateholders. Upon discovery by any of the Depositor, the Servicer, the
NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any
Mortgage Loan, Prepayment Charge or the interests therein of the
Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the other parties hereto.

     Section 2.06 Representations and Warranties of the Depositor.

     The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and the NIMS Insurer as
follows:

          (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

          (iv) The Depositor has not transferred the Mortgage Loans to the
     Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                                      -60-

          (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

          (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the
     Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

          (vii) The execution, delivery and performance of this Agreement by the
     Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the
     Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

          (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

          (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
     (b) asserting the invalidity of this Agreement or the Certificates; (c)
     seeking to prevent the issuance of the Certificates or the consummation by the

                                      -61-

     Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     Section 2.07 Issuance of Certificates and the Uncertificated Regular
Interests.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian on behalf of the Trustee) of the Mortgage
Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust
Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written
Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE, Class P and Class R
Certificates) in minimum dollar denominations of $25,000 and integral dollar multiples of $1 in excess thereof or in the case of the Class P Certificates, in minimum denominations of $20 and integral multiples of $20 in excess thereof.
The Class CE and Class R Certificates are issuable only in minimum Percentage
Interests of 10%. The Class R Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1
Regular Interests and declares that it hold such regular interests as assets of
REMIC 2. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it hold the same as assets of the
Grantor Trust on behalf of the Holders of the Class A-1, Class A-2, Class A-3,
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
Class M-8 Certificates, respectively, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts from the Grantor Trust. In addition to the assets described in the preceding sentence, the assets of the
Grantor Trust shall also include (i) any Originator Prepayment Charge Payment
Amounts, any Servicer Prepayment Charge Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Yield
Maintenance Agreements, the Reserve Accounts and the beneficial interest of the
Class CE Certificates with respect thereto, subject to the obligation to pay Cap
Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     Section 3.01 Servicer to Act as Servicer.

     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders in accordance with this
Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration

                                      -62-

which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standard").

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Certificateholders; provided, however, that the Servicer shall not make future advances and, except as set forth in the following sentence or Section 3.03, the
Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) cause and Adverse REMIC Event.
Notwithstanding anything to the contrary contained in this Agreement, in the event that any Mortgage Loan is in default or, if such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this
Section 3.01, may also waive, modify or vary any term of such Mortgage Loan
(including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such
Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Charge)), accept payment from the related Mortgagor of an amount less than the unpaid Principal
Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the Assumed Final
Distribution Date. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of this Section 3.01 shall be reflected in writing in the Servicing File. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause any Adverse REMIC
Event. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding
Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. The Trustee shall execute and deliver to the Servicer within at least fifteen (15) Business Days of receipt, upon request, any powers of attorney furnished to it by the Servicer empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged
Properties, in accordance with this Agreement, and the

                                      -63-

Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer). Notwithstanding anything contained herein to the contrary, the Servicer shall not without the
Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state.

     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders'
reliance on the Servicer.

     The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust
Fund or (ii) assert jurisdiction over the Trust Fund.

     Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, on the date on which the Principal Prepayment in full is remitted to the Trustee, deliver to the Trustee the Servicer Prepayment
Charge Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement.

     In the event that a Prepayment Charge due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the Originator is obligated to pay a related Originator Prepayment Charge Payment Amount, and if the Servicer
determines that a Originator Prepayment Charge Payment Amount is due, the
Servicer shall promptly notify the Originator, and the Servicer shall enforce the Originator's obligations to pay in a timely manner any such Originator
Prepayment Charge Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the
Collection Account within one Business Day of receipt.

                                      -64-

     Section 3.02 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all
Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable
Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.
Further, the Servicer will take special care in ascertaining and estimating on escrowed Mortgage Loans annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03 Realization Upon Defaulted Mortgage Loans.

     In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders.
With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one (1) year or reducing the
Mortgage Interest Rate up to 50 basis points (0.50%).

     In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standard, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

     Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended from time to time, or any comparable law, unless the Servicer has received the prior written consent of the NIMS Insurer and has received a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                                      -65-

     A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the
Certificateholders to take such actions as are necessary to bring the Mortgaged
Property into compliance therewith; and

     B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iv).

     If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05.

     The Servicer, in its reasonable discretion and subject to the Servicing
Standard, may charge off such Mortgage Loan if it has made a Final Recovery
Determination in good faith with respect thereto (each such Mortgage Loan, a
"Charged-off Mortgage Loan"). Any such Charged-off Mortgage Loan shall be treated as a liquidated Mortgage Loan. The Servicer shall have no obligation to make any Advances or Servicing Advances with respect to any Charged-off Mortgage
Loan and shall not be entitled to the Servicing Fee with respect to such
Charged-off Mortgage Loan for the period following the date on which such
Mortgage Loan was charged off. Any Net Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off
Mortgage Loan shall be deposited in the Collection Account pursuant to Section
3.04.

     Section 3.04 Collection Account, Distribution Account and Reserve Accounts.

     (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts.
Each Collection Account shall be an Eligible Account.

     The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one (1) Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage

                                      -66-

loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Collection Account, in no event more than one (1)
Business Day after deposit of such funds in the clearing account, and retain therein, the following payments and collections received or made by it after the
Cut-off Date with respect to the Mortgage Loans (other than in respect of principal and interest due on or before the Cut-off Date):

          (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

          (iii) all Liquidation Proceeds and any Subsequent Recoveries;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow
     Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

          (vii) all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any Mortgage Loan, all
     Originator Prepayment Charge Payment Amounts paid by the Originator and all
     Servicer Prepayment Charge Payment Amounts required to be paid by the
     Servicer pursuant to Section 3.01 in connection with any such Principal
     Prepayment; and

          (viii) all amounts required to be deposited by the Servicer pursuant to Section 2.03.

     Any interest paid on funds deposited in the Collection Account, subject to
Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the
Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment charges that are not Prepayment
Charges, Originator Prepayment Charge Payment Amounts or Servicer Prepayment
Charge Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited into the
Collection Account in error may be withdrawn by the Servicer at any time.

                                      -67-

     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust
Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. New York time on the
Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account and (ii) the amount of all
Prepayment Charges collected by the Servicer, all Originator Prepayment Charge
Payment Amounts required to be paid by the Originator and all Servicer
Prepayment Charge Payment Amounts required to be paid by the Servicer in connection with the voluntary Principal Prepayment in full of any of the
Mortgage Loans then on deposit in the Trust Collection Account (other than any such Prepayment Charges received and Servicer Prepayment Charge Payment Amounts and Originator Prepayment Charge Payment Amounts paid after the related
Prepayment Period). Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs and the Grantor Trust in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to
Section 8.05 and Section 9.01(c) prior to the distribution of any amounts on deposit to the Certificateholders; provided, however, in the case of amounts owing to it other than the Trustee Fee, the Trustee shall provide the Depositor, the NIMS Insurer and the Servicer with a written account of such amounts five
(5) Business Days prior to withdrawing such funds and, provided further, that the Trustee shall not be entitled to withdraw such amounts for funds on deposit in the Distribution Account representing Prepayment Charges, Originator
Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment
Amounts. In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Trustee for deposit in the
Distribution Account on the day and by the time such remittance is required to be made under the terms of this Section 3.04(b) (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate of United States money center commercial banks as published in The Wall Street Journal on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

     (c) Funds on deposit in the Collection Account may be invested in Eligible
Investments in accordance with the provisions set forth in Section 3.25. The
Servicer shall give notice to the Trustee and the NIMS Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the NIMS Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

     (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution
Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the
Distribution Account in respect of REMIC 1:

          (i) any Advances, as required pursuant to Section 4.07;

                                      -68-

          (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

          (iii) any amounts required to be delivered by the Servicer to the
     Trustee for deposit in the Distribution Account pursuant to Sections 2.03,
     3.04, 3.13, 3.15, 3.16, 3.23, 3.24, 4.07 or 10.01; and

          (iv) any amounts required to be deposited by the Servicer pursuant to
     Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

     (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the
Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Eligible Investments with respect to funds held in the Distribution
Account.

     (f) Any Originator Prepayment Charge Payment Amounts and Servicer
Prepayment Charge Payment Amounts deposited pursuant to Section 3.04(a)(vii)
shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P
Certificateholders.

     (g) The Trustee shall establish and maintain the Class A Reserve Account, held in trust for the benefit of the Holders of the Class A Certificates. The
Trustee shall deposit in the Class A Reserve Account on the date received by it, any Class A Yield Maintenance Agreement Payment received from the Yield
Maintenance Agreement Provider for the related Distribution Date.

     (h) The Trustee shall establish and maintain the Class M-1/M-5 Reserve
Account, held in trust for the benefit of the Holders of the Class M-1, Class
M-2, Class M-3, Class M-4 and Class M-5 Certificates. The Trustee shall deposit in the Class M-1/M-5 Reserve Account on the date received by it, any Class
M-1/M-5 Yield Maintenance Agreement Payment received from the Yield Maintenance
Agreement Provider for the related Distribution Date.

     (i) The Trustee shall establish and maintain the Class M-6/M-8 Reserve
Account, held in trust for the benefit of the Holders of the Class M-6, Class
M-7 and Class M-8 Certificates. The Trustee shall deposit in the Class M-6/M-8
Reserve Account on the date received by it, any Class M-6/M-8 Yield Maintenance
Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date.

     (j) On each Distribution Date, the Trustee shall withdraw from the Class A
Reserve Account any Class A Yield Maintenance Agreement Payment, shall withdraw from the Class M-1/M-5 Reserve Account any Class M-1/M-5 Yield Maintenance
Agreement Payment and shall withdraw from the Class M-6/M-8 Reserve Account any
Class M-6/M-8 Yield Maintenance Agreement Payment and apply them in the following order of priority:

                                      -69-

          (i) concurrently, to the Class A Certificates from the Class A Reserve
     Account, pro rata, in each case only up to the Class A Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions to the Offered Certificates pursuant to Section 4.02(b)(xxvii) hereof);

          (ii) to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
     Certificates from the Class M-1/M-5 Reserve Account, in each case only up to the Class M-1/M-5 Cap Amount for the related Class, any remaining unpaid
     Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Offered Certificates pursuant to Section
     4.02(b)(xxvii) hereof), distributed sequentially, to the Class M-1, Class
     M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order;

          (iii) to the Class M-6, Class M-7 and Class M-8 Certificates from the
     Class M-6/M-8 Reserve Account, in each case only up to the Class M-6/M-8
     Cap Amount for the related Class, any remaining unpaid Cap Carryover
     Amounts for such Classes for such Distribution Date (after distributions to the Offered Certificates pursuant to Section 4.02(b)(xxvii) hereof), distributed sequentially, to the Class M-6, Class M-7 and Class M-8
     Certificates, in that order; and

          (iv) to the Class CE Certificates, any remaining amount on deposit in the Reserve Accounts.

     (k) The Trustee shall account for each Reserve Account as an asset of a grantor trust under subpart E, part I of subchapter J of the Code and not an asset of any REMIC created pursuant to this Agreement. The beneficial owner of each Reserve Account is the Class CE Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by REMIC 2 to either Reserve Account shall be treated as distributions by the Trustee to the Class CE
Certificateholder.

     (l) Any Cap Carryover Amounts paid by the Trustee pursuant to this Section
3.04(g) to the Offered Certificates shall be accounted for by the Trustee as amounts paid first to the Class CE Certificates and then to the respective Class or Classes of Offered Certificates from the Grantor Trust. In addition, the
Trustee shall account for the Offered Certificates' rights to receive payments of Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class CE Certificates in favor of each Class of Offered
Certificates.

     (m) For federal tax return and information reporting, the right of the
Holders of the Offered Certificates to receive payments under the Class A Yield
Maintenance Agreement, the Class M-1/M-5 Yield Maintenance Agreement and the
Class M-6/M-8 Yield Maintenance Agreement in respect of any related Yield
Maintenance Agreement Payments shall be assigned a value of zero.

     Section 3.05 Permitted Withdrawals From the Collection Account.

     The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

                                      -70-

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section
     3.04(d);

          (ii) to reimburse itself for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and
     Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.07; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage
     Loan that are Nonrecoverable Advances, but only to the extent that Late
     Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances; or (c) subject to Section 4.07(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

          (iii) to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance
     Proceeds and condemnation proceeds received with respect to such Mortgage
     Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the
     Servicer for Servicing Advances;

          (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

          (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing
     Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section
     3.04(a)(ii);

          (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

          (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

     The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                                      -71-

     Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

     The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Escrow Account or
Accounts, in no event more than one Business Day after deposit of such funds in the clearing account, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all
Insurance Proceeds which are to be applied to the restoration or repair of any
Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow
Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late
Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or
to the Mortgagor to the extent required by the related Mortgage Loan or
Applicable Regulations, any interest paid on the funds deposited in the Escrow
Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any insurance proceeds. As part of its servicing duties, the Servicer shall pay to the
Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                                      -72-

     In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

     Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections
Thereunder.

     With respect to each Mortgage Loan that provides for Escrow Payments, the
Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized
(or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien). To the extent that a Mortgage does not provide for Escrow
Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the
Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The
Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

     Section 3.09 Transfer of Accounts.

     The Servicer may transfer the Collection Account and the Escrow Account to a different depository institution from time to time. Upon such transfer, the
Servicer shall deliver to the Trustee, the NIMS Insurer and the Depositor, a
certification or letter agreement, as the case may be, as required pursuant to
Sections 3.04 and 3.06.

     Section 3.10 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the
Mortgaged Property is located in an amount which is at least equal to the least of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii)
the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer and (iii) the maximum insurable value of the improvements which are part of the Mortgaged Property. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency
Management Agency as having special flood hazards

                                      -73-

and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Properties for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it became an REO
Property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO
Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the
Servicer or the Mortgagor or maintained on property acquired in respect of the
Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of A:X or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

     Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae and Freddie Mac and that has a general policy rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the
Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the

                                      -74-

insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

     Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

     The Servicer shall maintain, at its own expense, a blanket fidelity bond
(the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity
Bond and errors and omissions insurance shall be in the form of the Mortgage
Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the
Fidelity Bond and errors and omissions insurance shall diminish or relieve the
Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS
Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's
Guide, unless the Servicer has obtained a waiver of such requirements from
Fannie Mae or Freddie Mac. Upon request of the Trustee or the NIMS Insurer, the
Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

     Section 3.13 Title, Management and Disposition of REO Property.

     (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the
Trustee to the Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an
Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or
Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

     (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage
Loan, the Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless the Servicer has received a grant of extension from the Internal Revenue Service of the above-mentioned grace period such that the holding by the Trust Fund of such REO Property

                                      -75-

subsequent to such period will not: (i) result in the imposition of any tax on
"prohibited transactions" as defined in Section 860F of the Code; (ii) cause any
REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (iii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any
Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property.

     Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no
REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal or state income taxes on the income earned from such
REO Property, including any taxes imposed by reason of Sections 860F or 860G(c)
of the Code, unless the Servicer has agreed to indemnify and hold harmless the
Trust Fund with respect to the imposition of any such taxes.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code or result in the receipt by the related REMIC of any
"income from non-permitted assets" within the meaning of Section 860F(a)(2)(B)
of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The
Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

     With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

     The Servicer shall deposit or cause to be deposited, on a daily basis, within one (1) Business Day of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related
REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.10 hereof and the fees of any managing agent acting on behalf of the
Servicer.

     The Servicer shall furnish to the Trustee, on each Servicer Remittance
Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

                                      -76-

     The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders'
interests.

     Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances,
Servicing Fees and Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Servicing Fees and Advances from proceeds received in connection with such REO Disposition. The proceeds from the
REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for transfer to the Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

     Any REO Disposition shall be for cash only (unless changes in the REMIC
Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust
Fund to fail to qualify as a REMIC).

     Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the
Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related
Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel of the Servicer (the costs of which shall constitute a reimbursable Servicing
Advance) delivered to the Trustee, the Depositor and the NIMS Insurer shall conclusively establish the reasonableness of the Servicer's belief that any
"due-on-sale" clause is not enforceable under applicable law. In such event, the
Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the
Mortgage Note and, unless prohibited by applicable law or the Mortgage, the
Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit score at least equal to that of the original Mortgagor. The
Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the
Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and

                                      -77-

which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.
The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such
Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a
Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to include a sale of the
Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 3.15 Notification of Adjustments.

     On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable
Regulations. The Servicer shall execute and deliver the notices required by each
Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage
Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage
Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage
Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the
Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

     Section 3.16 [Reserved].

     Section 3.17 Trustee to Cooperate; Release of Files.

     (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the
Custodian, in written form (with two executed copies) or electronic form, of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such
Request for Release of Documents, the Trustee shall promptly release or cause the Custodian to release the related Mortgage File within three (3) Business
Days via overnight mail delivery (at the expense of the Servicer), in trust, to
(i) the Servicer, or (ii) such other party identified in the related Request for
Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Trustee hereby authorizes and empowers the

                                      -78-

Servicer to execute an instrument of satisfaction (or Assignment without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or Assignment shall be delivered to the Person or
Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the
Trustee a satisfaction (or assignment without recourse, if requested by the
Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Mortgage
Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a
Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Custodian, in written form (with two executed copies) or electronic form, of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release or cause the Custodian to release the related Mortgage File to the Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an Assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee or the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee or by the Custodian on behalf of the Trustee to the Servicer.

     (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations, (iii) removal, demolition or division of properties subject to
Mortgages, (iv) modifications, and (v) second mortgage subordination agreements.
No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on
"prohibited transactions" or "contributions" pursuant to the REMIC Provisions;
(x) the provisions of the related Note and Mortgage have been complied with; (y)
the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans;
and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be,

                                      -79-

shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

     Section 3.18 Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage
Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment charges that are not Prepayment Charges, Originator Prepayment Charge
Payment Amounts or Servicer Prepayment Charge Payment Amounts, or any other service-related fees and similar items, to the extent collected from Mortgagors.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.11 and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.05.

     Section 3.19 Annual Statement as to Compliance.

     (a) Beginning in 2005, the Servicer, at its own expense, will deliver to the Trustee, the NIMS Insurer and the Depositor, not later than March 15th of each calendar year, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers'
knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 3.20 Annual Independent Certified Public Accountants' Reports.

     (a) Beginning in 2005, not later than March 15th of each calendar year, the
Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the
Depositor, the NIMS Insurer and each Rating Agency, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America or the Audit Program
for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed

                                      -80-

calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Copies of such statement shall be provided by the Trustee to any
Certificateholder upon request, at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 3.21 Access to Certain Documentation and Information Regarding the
Mortgage Loans.

     (a) The Servicer shall provide to the Depositor, the Trustee,
Certificateholders that are federally insured savings and loan associations, the
Office of Thrift Supervision, the Office of the Comptroller of the Currency, the
FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

     (b) The Servicer, in its capacity as Originator and Servicer, shall afford the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this
Agreement.

     Section 3.22 [Reserved].

     Section 3.23 Obligations of the Servicer in Respect of Compensating
Interest.

     Not later than the close of business on each Servicer Remittance Date, the
Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the
Prepayment Interest Shortfalls on the Mortgage Loans for the related
Distribution Date resulting from Principal Prepayments in full on the Mortgage
Loans during the related Prepayment Period and (B) its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating
Interest to offset any Prepayment Interest Shortfalls on the Mortgage Loans. The
Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next
Distribution Date. The Servicer shall not be obligated to pay Compensating
Interest with respect to Relief Act Interest Shortfalls.

                                      -81-

     Section 3.24 Obligations of the Servicer in Respect of Mortgage Interest
Rates and Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to
Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related
Mortgage Note, Applicable Regulations and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the
Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this
Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related
Mortgagor under the terms of the related Mortgage Note, as permitted by law.

     Section 3.25 Investment of Funds in the Collection Account.

     (a) The Servicer may direct any depository institution maintaining one or more Collection Accounts, to invest the funds in such Collection Account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the
Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or an Affiliate of the Trustee. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in a
Collection Account shall be made in the name of the Servicer (in its capacity as such) or the Trustee (only in its capacity as successor servicer). The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Accounts) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in a
Collection Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall at the direction of the Servicer:

          (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible
               Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y)  demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such
               Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Collection
               Account.

                                      -82-

     (b) All income and gain realized from the investment of funds in the
Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account or (to the extent funds in the Escrow Account are invested if permitted by applicable law) the Escrow Account, as applicable, from its own funds the amount of any loss incurred in respect of any such
Eligible Investment made with funds in such account immediately upon realization of such loss. Funds in the Distribution Account shall remain uninvested.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible
Investment, the Trustee may and, subject to Section 8.01 and Section 8.02, upon the request of the NIMS Insurer or Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     Section 3.26 Liability of Servicer; Indemnification.

     Subject to Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the
Depositor, the Custodian, the NIMS Insurer and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the
Trustee, the Depositor, the Custodian, the NIMS Insurer and the Trust Fund may
sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standard. The
Servicer shall immediately notify the Trustee, the NIMS Insurer, the Custodian and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the
Trustee, the Depositor, the Custodian, the NIMS Insurer and/or the Trust Fund in
respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged
Properties.

     Beginning in 2005, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report. Not later than 90 days following the end of each calendar year, beginning in 2005, the Servicer will deliver an Officer's Certificate to the Trustee and the NIMS
Insurer certifying its compliance with this Section 3.27. The reports from the
Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

                                      -83-

     Section 3.28 Protection of Assets.

     (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

          (1) borrow money or issue debt;

          (2) merge with another entity, reorganize, liquidate or sell assets;
     or

          (3) engage in any business or activities.

     (b) Notwithstanding any prior termination of this Agreement, each party hereto agrees that, until after one year and one day following the payment in full of the last of the Certificates issued hereunder, it shall not acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the
Depositor or the Trust or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Depositor or the
Trust.

     Section 3.29 [Reserved].

     Section 3.30 No Personal Solicitation.

     From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and
Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan or make the list of names and addresses of the
Mortgagors available to any third party for any solicitation purposes; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a
Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search;
provided further, it is understood and agreed that promotions undertaken by the
Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section.

     Section 3.31 Periodic Filings.

     (a) The Trustee and the Servicer shall reasonably cooperate with the
Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the
Trustee shall prepare, or cause to be prepared, on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual
Reports on Form 10-K (each, a "Form 10-K") customary for

                                      -84-

similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign
(other than any Form 10-K) and file (via the Securities and Exchange
Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Trust. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor.
Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the
Depositor shall sign any Form 10-K with respect to which the Depositor signs a
Certification.

     (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date
Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), the
Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff interpretations. Such Form
10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section
3.20, in each case, to the extent they have been timely delivered to the
Trustee. If they are not so timely delivered, the Trustee shall file an amended
Form 10-K (to the extent permissible) including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Certification to the Trustee prior to March 15th of each year in which a Form 10-K is required to be filed with respect to the Trust. The
Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the
Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this
Section 3.31, to be conducted or allocated in a different manner.

     (c) Not later than 15 calendar days prior to the latest date on which the
Form 10-K may be timely filed each year, (i) the Trustee shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit P-1)
for the benefit of the Depositor and its officers, directors and Affiliates
(provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K) and (ii) the
Servicer shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit P-2) for the benefit of the Depositor and its officers, directors and Affiliates. In addition, (i) the Trustee shall also indemnify and hold harmless the Depositor, each Person, if any who "controls"
the Depositor within the meaning of the 1933 Act, and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.31(c), any breach of the Trustee's obligations under this Section 3.31(c) or the Trustee's negligence, bad

                                      -85-

faith or willful misconduct in connection therewith and (ii) the Servicer shall indemnify and hold harmless the Depositor, each Person, if any who "controls"
the Depositor within the meaning of the 1933 Act, and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Servicer pursuant to this Section 3.31(c), any breach of the Servicer's obligations under this Section 3.31(c) or the
Servicer's negligence, bad faith or willful misconduct in connection therewith.
If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor , each Person, if any who "controls" the Depositor within the meaning of the 1933 Act, and its officers, directors and Affiliates, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor and its officers, directors and Affiliates on the one hand and the Trustee on the other in connection with a breach of the
Trustee's obligations under this Section 3.31(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor and its officers, directors and Affiliates on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this
Section 3.31(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the
Depositor and the Trustee are relying on the Servicer's performance of its obligations under Sections 3.19 and 3.20 in order to perform their respective obligations under this Section 3.31.

     (d) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

     (e) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section.
Prior to January 30th of the first year in which the Trustee is able to do so, the Trustee shall prepare, execute and file with the Securities and Exchange
Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through
(d) of this Section commencing with the calendar year in which the Form 15 is filed (other than the obligations to be performed in such calendar year that relate back to the prior calendar year).

     (f) If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, which would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.31, to be conducted differently than as described, the Depositor, the Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 3.31 in order to comply with such amended reporting requirements and such amendment of this Section 3.31. Any such amendment shall be made in accordance with Section 11.01 without the consent of the Certificateholders, and may result in a change in the reports filed by

                                      -86-

the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Servicer or the Trustee shall be obligated to enter into any amendment pursuant to this Section 3.31 that adversely affects its obligations and immunities under this Agreement.

     Section 3.32 Credit Reporting; Gramm-Leach-Bliley Act.

     (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with Fannie Mae Guide Announcement 95-19 and the Fair
Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to
Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis and agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-,
90-days, etc.), foreclosed, or charged-off.

     (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of
1999 and all applicable regulations promulgated thereunder, relating to the
Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

                                   ARTICLE IV

                                  FLOW OF FUNDS

     Section 4.01 Interest Distributions.

     On each Distribution Date, the Trustee shall withdraw from the Distribution
Account the Interest Remittance Amount and apply it in the following order of priority (based upon the information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

          (i) to the Trustee, the Trustee Fee for such Distribution Date;

          (ii) concurrently, to the Class A Certificates, pro rata, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (iii) concurrently, to the Class A Certificates, pro rata, the
     Interest Carry Forward Amount thereon for such Distribution Date;

          (iv) to the Class M-1 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (v) to the Class M-2 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (vi) to the Class M-3 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

                                      -87-

          (vii) to the Class M-4 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (viii) to the Class M-5 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (ix) to the Class M-6 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (x) to the Class M-7 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (xi) to the Class M-8 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date; and

          (xii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

     On any Distribution Date, any shortfalls resulting from Prepayment Interest
Shortfalls (not covered by Compensating Interest) and Relief Act Interest
Shortfalls will be allocated first to reduce the amounts otherwise distributable to the Class CE Certificates, and thereafter as a reduction to the Accrued
Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that
Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement of any such Prepayment Interest Shortfalls or Relief Act
Interest Shortfalls following their allocation to such Certificates.

     Section 4.02 Distributions of Principal and Monthly Excess Cashflow
Amounts.

     (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution Amount:

          (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

               first, to the Class A-1 Certificates until the Certificate
          Principal Balance thereof has been reduced to zero;

               second, to the Class A-2 Certificates until the Certificate
          Principal Balance thereof has been reduced to zero;

               third, to the Class A-3 Certificates until the Certificate
          Principal Balance thereof has been reduced to zero;

                                      -88-

               fourth, to the Class M-1 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               fifth, to the Class M-2 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               sixth, to the Class M-3 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               seventh, to the Class M-4 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               eighth, to the Class M-5 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-6 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               tenth, to the Class M-7 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero;

               eleventh, to the Class M-8 Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero; and

               twelfth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

          (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

               first, to the Class A-1 Certificates up to the Senior Principal
          Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class A-2 Certificates, up to the Senior Principal
          Distribution Amount remaining after priority first above, until the
          Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class A-3 Certificates, up to the Senior Principal
          Distribution Amount remaining after priorities first and second above, until the Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class M-1 Certificates, up to the Class M-1
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class M-2 Certificates, up to the Class M-2
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                      -89-

               sixth, to the Class M-3 Certificates, up to the Class M-3
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               seventh, to the Class M-4 Certificates, up to the Class M-4
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               eighth, to the Class M-5 Certificates, up to the Class M-5
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-6 Certificates, up to the Class M-6
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               tenth, to the Class M-7 Certificates, up to the Class M-7
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               eleventh, to the Class M-8 Certificates, up to the Class M-8
          Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

               twelfth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

          (iii) Notwithstanding the distribution priorities set forth in subsections (i) and (ii) above, on any Distribution Date on which the aggregate Certificate Principal Balance of the Class M Certificates has
     been reduced to zero, all distributions of principal to the Class A
     Certificates will be distributed concurrently, on a pro rata basis, to each outstanding Class of Class M Certificates based on the Certificate
     Principal Balance of each such Class.

     (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such
Distribution Date:

          (i) to pay any remaining Accrued Certificate Interest for such
     Distribution Date, pro rata, on the Class A Certificates;

          (ii) to pay any Interest Carry Forward Amounts for such Distribution
     Date, pro rata, for the Class A Certificates;

          (iii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-1 Certificates;

                                      -90-

          (iv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-1 Certificates for such Distribution Date;

          (v) to pay the Class M-1 Realized Loss Amortization Amount for such
     Distribution Date;

          (vi) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-2 Certificates;

          (vii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-2 Certificates for such Distribution Date;

          (viii) to pay the Class M-2 Realized Loss Amortization Amount for such
     Distribution Date;

          (ix) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-3 Certificates;

          (x) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-3 Certificates for such Distribution Date;

          (xi) to pay the Class M-3 Realized Loss Amortization Amount for such
     Distribution Date;

          (xii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-4 Certificates;

          (xiii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-4 Certificates for such Distribution Date;

          (xiv) to pay the Class M-4 Realized Loss Amortization Amount for such
     Distribution Date;

          (xv) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-5 Certificates;

          (xvi) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-5 Certificates for such Distribution Date;

          (xvii) to pay the Class M-5 Realized Loss Amortization Amount for such
     Distribution Date;

          (xviii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-6 Certificates;

          (xix) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-6 Certificates for such Distribution Date;

                                      -91-

          (xx) to pay the Class M-6 Realized Loss Amortization Amount for such
     Distribution Date;

          (xxi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-7 Certificates;

          (xxii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-7 Certificates for such Distribution Date;

          (xxiii) to pay the Class M-7 Realized Loss Amortization Amount for
     such Distribution Date;

          (xxiv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-8 Certificates;

          (xxv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-8 Certificates for such Distribution Date;

          (xxvi) to pay the Class M-8 Realized Loss Amortization Amount for such
     Distribution Date;

          (xxvii) first, to the Class A-1, Class A-2 and Class A-3 Certificates,
     pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3,
     Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in
     that order, any Cap Carryover Amount for each such Class; and

          (xxviii) to the Class CE Certificates, up to the Class CE
     Distributable Amount for such Distribution Date.

     On each Distribution Date, there shall be distributed to the Holder of the
Class R Certificate in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to
Sections 4.01, 4.02(a) and 4.02(b)(i)-(xxviii).

     (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Charge Payment Amount or
Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Any such amounts in respect of
Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge
Payment Amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.
On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding
Certificate Principal Balance prior to any distributions of Monthly Excess
Cashflow Amounts pursuant to Section 4.02(b) on such Distribution Date.

                                      -92-

     (d) Any amounts distributed to the Offered Certificates in respect of interest pursuant to Sections 4.01(b)(xxvii) which constitute Cap Carryover
Amounts shall first be deemed distributed by REMIC 2 as a distribution to the
Class CE Certificates, and then distributed to the Offered Certificates from the
Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any remaining Yield Maintenance Agreement Payments shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

     (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Class M
Certificates will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the same order as Realized Loss
Amortization Amounts are paid to the Class M Certificates pursuant to Section
4.02(b) above.

     Section 4.03 Allocation of Losses.

     Any Applied Realized Loss Amount for a Distribution Date will be allocated first against the Class CE Certificates, until the Notional Balance thereof is reduced to zero and then against the Class M-8, Class M-7, Class M-6, Class M-5,
Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero.

     Section 4.04 Method of Distribution.

     The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of
Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Distributions among Certificateholders shall be made in proportion to the
Percentage Interests evidenced by the Certificates held by such
Certificateholders.

     Section 4.05 Distributions on Book-Entry Certificates.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the
Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                                      -93-

     Section 4.06 Statements.

     (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at "www.jpmorgan.com/sfr" a statement (the "Distribution Date
Statement") as to the distributions made on such Distribution Date:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such
     Distribution Date to the Holders of the Class P Certificates allocable to
     Prepayment Charges, Originator Prepayment Charge Payment Amounts and
     Servicer Prepayment Charge Payment Amounts;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE
     Distributable Amount, separately identified;

          (iii) the Overcollateralization Amount, the Overcollateralization
     Release Amount, the Overcollateralization Deficiency and the Targeted
     Overcollateralization Amount as of such Distribution Date and the Monthly
     Excess Interest Amount and Monthly Excess Cashflow Amount for such
     Distribution Date;

          (iv) the aggregate amount of servicing compensation received by the
     Servicer during the related Collection Period;

          (v) the aggregate amount of Advances for the related Collection
     Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

          (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

          (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the
     related Due Date;

          (viii) the number and aggregate unpaid principal balance of Mortgage
     Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Principal Balance of the REO Property as of the close of business on

                                      -94-

     the last Business Day of such calendar month and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution
     Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

          (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

          (xiii) the Certificate Principal Balance of each Class of
     Certificates, after giving effect to the distributions, and allocations of
     Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

          (xiv) the Accrued Certificate Interest in respect of each Class of
     Certificates for such Distribution Date and any related Cap Carryover
     Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such
     Distribution Date;

          (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the
     Servicer pursuant to Section 3.23;

          (xvi) the amount of the Trustee Fee paid;

          (xvii) the Cap Carryover Amounts distributed on such Distribution
     Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts covered by withdrawals from the Class A Reserve Account, the Class M-1/M-5 Reserve
     Account and the Class M-6/M-8 Reserve Account on such Distribution Date;

          (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

          (xix) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

          (xx) the Available Funds;

          (xxi) the rate at which interest accrues for each Class of
     Certificates for such Distribution Date;

                                      -95-

          (xxii) the information contained in the Liquidation Report for such
     Distribution Date;

          (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Originator or the Seller during the related Prepayment Period and indicating the section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

          (xxiv) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Charge that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Charge listed on each related Mortgage Note and the Prepayment Charge collected, the Servicer
     Prepayment Charge Payment Amount paid by the Servicer or the Originator
     Prepayment Charge Payment Amount paid by the Originator with respect to each such Mortgage Loan; and

          (xxv) the amount of Subsequent Recoveries received during the related
     Prepayment Period.

     The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

     In the case of information furnished pursuant to subclauses (i), (ii) and
(xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

     (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

     (c) On each Distribution Date, the Trustee shall make available to the
Class R Certificateholder a copy of the reports made available to the Regular
Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R
Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Section 4.07 Remittance Reports; Advances.

     (a) On the second Business Day following each Determination Date but in no event later than the 20th day of each month (or if such 20th day is not a
Business Day,

                                      -96-

the preceding Business Day), the Servicer shall deliver to the Trustee and the
NIMS Insurer by telecopy (or by such other means as the Servicer, the NIMS
Insurer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Trustee in such medium as may be agreed between the Servicer and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Trustee to perform the calculations necessary to make the distributions contemplated by Section 4.01,
4.02 and 4.03 and to prepare the Distribution Date Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

     (b) The amount of Advances to be made by the Servicer for any Distribution
Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly
Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which
REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related
Collection Period, an amount equal to the excess, if any, of the REO Imputed
Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to
Section 3.13 for distribution on such Distribution Date. With respect to Balloon
Mortgage Loans, the Servicer will not make an Advance of a delinquent Balloon
Payment but will instead advance an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. With respect to Mortgage Loans that provide for interest only Monthly Payments during an initial interest-only period of the Mortgage Loan, generally ranging from 24 months to 60 months following origination (each, an "Interest Only Mortgage Loan"), the Servicer will be obligated to make Advances of scheduled interest during the interest only period of such Mortgage Loans and Advances of scheduled principal and interest thereafter.

     On or before 1:00 p.m. New York time on the Servicer Remittance Date, the
Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution
Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this
Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of
Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of
Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make
Advances. The Trustee will provide notice to the Servicer and NIMS Insurer by telecopy by the close of business on any Servicer

                                      -97-

Remittance Date in the event that the amount remitted by the Servicer to the
Trustee on such date is less than the Advances required to be made by the
Servicer for the related Distribution Date, as set forth in the related
Remittance Report.

     (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

     (d) Notwithstanding anything herein to the contrary, no Advance or
Servicing Advance shall be required to be made hereunder by the Servicer if such
Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the NIMS
Insurer and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by the Servicer.

     Section 4.08 REMIC Distributions.

     (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution
Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

          (i) to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular
     Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest
     LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2,
     REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1
     Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular
     Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest
     LT1P and REMIC 1 Regular Interest LT1ZZ, pro rata, in an amount equal to
     (A) the Uncertificated Accrued Interest for such Distribution Date, plus
     (B) any amounts in respect thereof remaining unpaid from previous
     Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1
     Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest
     Deferral Amount and such amount will be payable to the Holders of REMIC 1
     Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular
     Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest
     LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4,
     REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1
     Regular Interest LT1M7 and REMIC 1 Regular Interest LT1M8 in the same proportion as the Overcollateralization Deficiency is allocated to the
     Corresponding Certificates;

                                      -98-

          (ii) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

               (1) to REMIC 1 Regular Interest LT1AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated
          REMIC 1 Regular Interest is reduced to zero provided, however, that
          REMIC 1 Regular Interest LT1P shall not be reduced until the
          Distribution Date immediately following the expiration of the latest
          Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LT1P, until $100 has been distributed pursuant to this clause;

               (2) to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest
          LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1,
          REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC
          1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1
          Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1
          Regular Interest LT1M8, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding
          Certificates, until the Uncertificated Principal Balances of such
          REMIC 1 Regular Interests are reduced to zero; then

               (3) to REMIC 1 Regular Interest LT1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular
          Interest is reduced to zero;

               (4) any remaining amount to the Holders of the Class R
          Certificates (in respect of the Class R-1 Interest):

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Aggregate Overcollateralization Release Amount shall be allocated to (i) REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest
LT1P and (ii) REMIC 1 Regular Interest LT1ZZ, respectively; and

     (b) The Trustee shall cause the following allocation of losses:

          (i) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to (i) REMIC 1 Regular Interest
     LT1AA and REMIC 1 Regular Interest LT1P and (ii) and REMIC 1 Regular
     Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss
     Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1
     Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular
     Interest

                                      -99-

     LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2,
     REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1
     Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular
     Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest
     LT1ZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular
     Interest;

          (ii) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 1 Regular
     Interests in the specified percentages, as follows: first, to
     Uncertificated Accrued Interest payable to (i) REMIC 1 Regular Interest
     LT1AA and REMIC 1 Regular Interest LT1P and (ii) REMIC 1 Regular Interest
     LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss
     Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated
     Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular
     Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal
     Loss Allocation Amount, 98% and 2%, respectively; third, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M8 has been reduced to zero; fourth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M7 has been reduced to zero; fifth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M6 has been reduced to zero; sixth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M5 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M5 has been reduced to zero; seventh, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M4 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M4 has been reduced to zero; eighth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M3 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M3 has been reduced to zero; ninth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M2 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M2 has been reduced to zero; and tenth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%,

                                     -100-

     respectively, until the Uncertificated Principal Balance of REMIC 1 Regular
     Interest LT1M1 has been reduced to zero; and

     (c) On each Distribution Date, all amounts representing Prepayment Charges will be distributed from REMIC 1 to the holder of the Class P Certificate. Such amount shall not reduce the Certificate Balance of the Class P Certificates

     (d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                   ARTICLE V

     THE CERTIFICATES Section 5.01 The Certificates.

     Each of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class
M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class CE, Class P
and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered
Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class P Certificates shall be initially evidenced by one or more Certificates representing a Percentage
Interest with a minimum dollar denomination of $20 and integral multiples of $20 in excess thereof. The Class CE Certificates are issuable only in minimum
Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate.

     The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates
shall be Book-Entry Certificates. The Class CE, Class P and Class R Certificates
shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

                                     -101-

     Section 5.02 Registration of Transfer and Exchange of Certificates.

     (a) The Certificate Registrar shall cause to be kept at the Corporate Trust
Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. The Trustee shall initially serve as
Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate
Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections
8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Certificate
Registrar to the same extent as they apply to the Trustee. Any Certificate
Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the
Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage
Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the
Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the
Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the
Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v)
the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests

                                     -102-

and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi)
the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the
Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the
Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository
Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry
Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this
Agreement shall control.

     (c) If the Depository advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as
Depository and the Trustee or the Depositor is unable to locate a qualified successor. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive Certificates"). None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the
Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the
Depositor shall recognize the Holders of the Definitive Certificates as
Certificateholders hereunder.

     (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the
Certificate Registrar and the Depositor shall require a written Opinion of
Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the
Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially

                                     -103-

the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the
Certificate Registrar or the Depositor. The Holder of a Private Certificate
desiring to effect such transfer shall, and does hereby agree to, indemnify the
Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate shall be made unless the
Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law")
materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of a Class R, Class P or Class CE Certificate) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) (except in the case of the Class R Certificate) in the case of any such
ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an
Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Depositor, the
Servicer, the Trustee, the NIMS Insurer or the Certificate Registrar to any
obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such
Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect. Any representations required to be made in subsection (i)
and (ii) above in the case of an ERISA-Restricted Certificate which is also a
Book-Entry Certificate shall be deemed to have been made by the acquisition of such Certificate.

     Each Person who has or who acquires any Ownership Interest in the Class R
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have

                                     -104-

agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class R
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in the
     Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in the Class R
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership
     Interest in the Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

     (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a
Permitted Transferee and that it is not acquiring its Ownership Interest in the
Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

     (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificate.

          (iv) Any attempted or purported transfer of any Ownership Interest in the Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted
     Transferee shall, upon discovery that the registration of transfer of such
     Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the
     Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of the Class R Certificate that was in fact not a
     Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered

                                     -105-

     by the Trustee to the prior Holder of such Class R Certificate that is a
     Permitted Transferee.

          (v) If any Person other than a Disqualified Organization acquires any
     Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Class R
     Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class R Certificate.
     The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its Affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Class R Certificate that is a Permitted
     Transferee, except that in the event that the Trustee determines that the
     Holder of the Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Class R Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any
     Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal
     Revenue Service, and to the persons specified in Sections 860E(e)(3) and
     (6) of the Code, information needed to compute the tax imposed under
     Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the
Certificate Registrar, in form and substance satisfactory to the Certificate
Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such
Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of
Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

     (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                                     -106-

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate
Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.
Upon the issuance of any new Certificate under this Section, the Trustee or the
Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the
Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04 Persons Deemed Owners.

     The Servicer, the Depositor, the NIMS Insurer, the Trustee, the Certificate
Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the
NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may
treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the NIMS Insurer, the Trustee
nor any agent of any of them shall be affected by notice to the contrary.

     Section 5.05 Appointment of Paying Agent.

     The Paying Agent shall make distributions to Certificateholders from the
Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to
Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee.
The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the
Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the
Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and
8.15 shall apply to the Paying Agent to the same extent as they apply to the
Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer, the NIMS Insurer and the Depositor,
such resignation to become effective upon appointment of a successor Paying
Agent.

                                     -107-

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

     Section 6.01 Liability of the Servicer and the Depositor.

     The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.
The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 6.02 Merger or Consolidation of, or Assumption of the Obligations
of, the Servicer or the Depositor.

     Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer.

     Section 6.03 Limitation on Liability of the Servicer and Others.

     None of the Depositor, the Servicer, or any directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the
Trust or the Certificateholders for any action taken or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any liability which would otherwise be imposed by reason of any breach of representations or warranties made by such party herein or against any specific liability imposed on the Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability that would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its respective obligations and duties hereunder;
provided, further, that this provision shall not be construed to entitle the
Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The
Depositor, the Servicer and any director, officer, employee or agent of the
Depositor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of

                                     -108-

the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the
Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The
Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

     Section 6.04 Servicer Not to Resign.

     Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i)
upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS
Insurer; and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the
Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the
Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

     Section 6.05 Delegation of Duties.

     (a) In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its
Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such

                                     -109-

delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the
Trustee, the NIMS Insurer and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

     (b) The Servicer is hereby authorized, with the consent of the NIMS
Insurer, to enter into a financing or other facility (any such arrangement, an
"Advance Facility") under which (1) the Servicer assigns or pledges to another
Person (together with such Person's successors and assigns, an "Advancing
Person") the Servicer's rights under this Agreement to be reimbursed for any
Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the
Servicer pursuant to this Agreement. The Servicer shall notify each other party to this Agreement prior to or promptly after entering into or terminating any
Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this
Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any
Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Advances and/or
Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for the amount of previously unreimbursed Advances ("Advance Reimbursements") and/or previously unreimbursed Servicing Advances ("Servicing Advance Reimbursements"
and together with Advance Reimbursements, "Reimbursements") (in each case to the extent such type of Reimbursements are included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such
Advancing Person or to a trustee, agent or custodian (an "Advance Facility
Trustee") designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursements or Servicing Advance
Reimbursements be included in the "Available Funds" or distributed to
Certificateholders. If the terms of a facility proposed to be entered into with an Advancing Person by the Servicer would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Servicer's entering such facility.

     To the extent that an Advancing Person is entitled to any Reimbursements, the Servicer shall provide to the Trustee an Officers' Certificate which shall specify the amount of such Reimbursement, the applicable Remittance Date, the
Section of this Agreement that permits the applicable Reimbursement to be paid and the section of the Advance Facility documentation that entitles the
Advancing Person to request reimbursement from the Trustee, rather than the
Servicer. Reimbursements shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the
Servicer would be permitted to reimburse itself in accordance with this
Agreement, assuming the Servicer had made the related Advance(s) and/or
Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the
Depositor or the Trustee shall have any duty or liability with respect to the calculation or payment of any

                                     -110-

Reimbursements, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility or the payment of
Reimbursements to the related Advancing Person or Advance Facility Trustee. The
Servicer shall maintain and provide to any successor servicer and (upon request)
the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information.

     An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that
Reimbursements distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be)
made with respect to that Mortgage Loan on a "first in, first out" (FIFO) basis.
Such documentation shall also require the Servicer to provide to the related
Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement distributed to such Advancing Person or Advance
Facility Trustee on each Distribution Date, to enable the Advancing Person or
Advance Facility Trustee to make the FIFO allocation of each Reimbursement with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances
and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing
Person.

     The Servicer shall indemnify the Depositor, the Trustee, the NIMS Insurer, any successor servicer and the Trust Fund resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer.

     Any amendment to this Section 6.05(b) or to any other provision of this
Agreement that may be necessary or appropriate to effect the terms of an Advance
Facility as described generally in this Section 6.05(b), including amendments to add provisions relating to a successor servicer, may be entered into by the
Trustee, the Depositor and the Servicer without the consent of any
Certificateholder but with the consent of the NIMS Insurer, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses
(including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the
Servicer shall notify the lender under such facility in writing that: (a) the
Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of
Advances and/or Servicing Advances only to the extent provided herein, and the
Trustee and the Trust are not otherwise obligated or liable to repay any
Advances and/or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts

                                     -111-

collected by it as reimbursement for Advances and/or Servicing Advances funded by the lender, subject to the restrictions and priorities created in this
Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01 Servicer Events of Termination.

     (a) If any one of the following events ("Servicer Events of Termination")
shall occur and be continuing:

          (i) (A) The failure by the Servicer to make any Advance or to pay
     Compensating Interest; or (B) any other failure by the Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the
     Distribution Account any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of one
     Business Day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the
     Servicer; or

          (ii) The failure by the Servicer to make any required Servicing
     Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the
     Servicer by the Trustee or the NIMS Insurer or by any Holder of a Regular
     Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver,

                                     -112-

     liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (v) The Servicer shall be declared in default of its credit facility by its credit facility provider, which default, if left uncured, would result in termination or acceleration of amounts owed thereunder; or

          (vi) Centex Corporation or its successors shall fail to own, directly or indirectly, at least 51% of the Servicer unless the Servicer shall be rated at least investment grade by each of Standard & Poor's and Moody's and, if rated by Fitch Ratings, by Fitch Ratings.

     (b) Then, and in each and every such case, so long as a Servicer Event of
Termination shall not have been remedied within the applicable grace period, (x)
with respect solely to clause (i)(A) above, if such Advance is not made by 2:00
P.M., New York time, on the Business Day immediately following the Servicer
Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor servicer and (y)
in the case of clauses (i)(B), (ii), (iii), (iv), (v) and (vi) above, the
Trustee shall, at the direction of the NIMS Insurer or Holders of each Class of
Regular Certificates evidencing Percentage Interests aggregating not less than
51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the
Servicer shall also be given to each Rating Agency, the NIMS Insurer and the
Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related
Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer)
of all documents and records requested by it to enable it to assume the
Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the

                                     -113-

Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the
Servicer with respect to the Mortgage Loans or any REO Property received by the
Servicer. All reasonable out-of-pocket costs and expenses (including attorneys'
fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

     Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid
Servicing Fees and reimbursement for all outstanding Advances and Servicing
Advances properly made prior to the date of termination in the manner and at the times set forth herein.

     Section 7.02 Trustee to Act; Appointment of Successor.

     (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the
Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies and that, in the case of a successor servicer appointed by the Trustee, such successor servicer is reasonably acceptable to the NIMS
Insurer. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the
Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the
Servicing Fee). The successor servicer shall be entitled to withdraw from the
Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the
Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this

                                     -114-

Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated
in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

     Section 7.03 Waiver of Defaults.

     The Holders of Certificates entitled to at least 66 2/3% of the Voting
Rights allocated to the Classes of Certificates affected by a Servicer Event of
Termination may, on behalf of all Certificateholders, and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer
Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

     Section 7.04 Notification to Certificateholders.

     (a) On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

     (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a
Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

                                     -115-

     Section 7.05 Survivability of Servicer Liabilities.

     Notwithstanding anything herein to the contrary, upon termination of the
Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01 Duties of Trustee.

     The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that the
Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the NIMS Insurer or the Depositor
hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the
Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                                     -116-

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority
     Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of
     Termination unless a Responsible Officer of the Trustee at the Corporate
     Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the NIMS Insurer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

     The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by any third party as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the
Trustee shall promptly remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at its Corporate Trust Office; (ii) of which a Responsible Officer has actual knowledge

                                     -117-

and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates to is a
Mortgaged Property.

     Section 8.02 Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers'
          Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any advice or
          Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any
          investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the
          Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of

                                     -118-

          every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the
          Servicer until such time as the Trustee may be required to act as
          Servicer pursuant to Section 7.02;

               (vii) the Trustee may execute any of the trusts or powers
          hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

               (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the
          Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any
Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any
Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity;
the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor;
any action of the Servicer (other than if the Trustee shall assume the

                                     -119-

duties of the Servicer pursuant to Section 7.02), taken in the name of the
Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this
Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

     Section 8.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not
Trustee and may transact any banking and trust business with the Servicer, the
Depositor or their Affiliates.

     Section 8.05 Trustee Fees and Expenses.

     The Trustee shall be entitled to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee pursuant to Section 4.01(i). The Trust shall reimburse the Trustee for all reasonable expenses and disbursements incurred or made by the Trustee and for any advances incurred or made as successor servicer in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the
Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder and (ii) to the extent such indemnification is required to be provided by the Servicer pursuant to Section 3.26. Further, the Custodian and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or in connection with any claim or legal action relating to the acceptance or administration of its obligations and duties under the Custodial Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the
Custodian in the performance of its duties thereunder or by reason of its reckless disregard of obligations and duties thereunder. This Section shall survive termination of this Agreement or the resignation or removal of any
Trustee or Custodian hereunder or under the Custodial Agreement, as applicable.
Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits)

                                     -120-

even if the Trustee or the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 8.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by S&P and a long term debt rating of at least A1 or better by Moody's and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section
8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07 Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the
NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the
Depositor or the NIMS Insurer may remove the Trustee. If the Depositor or the
NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor or the NIMS Insurer, as the case may be, shall promptly appoint a successor Trustee (reasonably acceptable to the NIMS Insurer if appointed by the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                                     -121-

     The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the
Depositor, the NIMS Insurer and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee reasonably acceptable to the
NIMS Insurer in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor
Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08 Successor Trustee.

     Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Rating Agencies,
the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

     Section 8.09 Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the
Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons

                                     -122-

approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the
Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS
Insurer. If the Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly
     (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the
Depositor, the NIMS Insurer, the Rating Agencies and the Servicer.

                                     -123-

     Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 8.11 Limitation of Liability.

     The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

     (a) All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all
Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     (b) The Trustee shall afford the Depositor, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the
Servicer, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicer, the NIMS Insurer and the
Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

     Section 8.13 Suits for Enforcement.

     In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this
Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the
Trustee, being advised

                                     -124-

by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14      Waiver of Bond Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

     Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the
Trust with any court, agency or body at any time or in any manner whatsoever.

     Section 8.16 Appointment of Custodian.

     A Custodian is hereby appointed to act in a custodial capacity and the
Trustee shall have no responsibility or liability for any act or omission of
J.P. Morgan Trust Company, National Association, as a Custodian. The Trustee may
at any time, with the consent of the Depositor and the Servicer, appoint a
Custodian to hold all or a portion of the Mortgage Files as agent for the
Trustee, by entering into a custodial agreement in a form acceptable to the
Depositor and the Servicer. Subject to this Article VIII, the Trustee agrees to comply with the terms of any custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the
Certificateholders. The Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Custodian shall have all the rights and protections afforded to the Trustee under this Article VIII.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

     Section 9.01 REMIC Administration.

     (a) The Trustee shall make or cause to be made REMIC elections for each of
REMIC 1 and REMIC 2 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each
REMIC within the meaning of section 860G(a)(9) of the Code.

     (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to

                                     -125-

audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties)
are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust.

     (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

     (e) The Holder of the Class R Certificate shall be the "tax matters person"
as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The
Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each
REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.
Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide
(i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class R
Certificate to any disqualified person or organization and (ii) to the
Certificateholders such information or reports as are required by the Code or
REMIC Provisions.

     (f) The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the
REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of the Class R
Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger or cause the loss of the status of such REMIC as a REMIC or
(ii) result in the imposition of any tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section
860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d)
of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the NIMS Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R Certificate will consult with the Trustee, the NIMS
Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

                                     -126-

     (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon.
To the extent that such REMIC taxes are not paid by the Class R
Certificateholder, the Trustee shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R Certificate or, if
no such amounts are available, out of other amounts held in the Distribution
Account, and shall reduce amounts otherwise payable to Holders of the REMIC
Regular Interests or the Certificates, as the case may be.

     (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this
Agreement on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible
Substitute Mortgage Loans.

     (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (k) The Trustee shall treat (i) the rights of the Offered Certificates to receive Cap Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Offered
Certificates and (ii) the rights of the Class CE Certificates under the Class A
Yield Maintenance Agreement, Class M-1/M-5 Yield Maintenance Agreement and the
Class M-6/M-8 Yield Maintenance Agreement in accordance with the respective terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Trustee shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the
treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each
Distribution Date, to the extent the Offered Certificates receive interest in excess of their Certificate Interest Rate, such interest will be treated as distributed to the Class CE Certificates, together with any amounts deposited in the Class A Reserve Account in respect of the Class A Yield Maintenance
Agreement, the Class M-1/M-5 Reserve Account in respect of the Class M-1/M-5
Yield Maintenance Agreement and the Class M-6/M-8 Reserve Account in respect of the Class M-6/M-8 Yield Maintenance Agreement, and then paid to the respective
Classes of Offered Certificates pursuant to the related interest rate cap agreement.

     Section 9.02 Prohibited Transactions and Activities.

     None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv)
a substitution pursuant to Article II of this Agreement, (v) a repurchase of
Mortgage Loans pursuant to Article II of this Agreement or (vi) an optional purchase by the Servicer pursuant to Section 3.16 of this Agreement, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any

                                     -127-

investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless such party and the NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Class R Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 9.03 Indemnification with Respect to Certain Taxes and Loss of
REMIC Status.

     In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein or is subject to any state or local taxes based on the location of the Servicer, the Servicer shall indemnify the Holder of the
Class R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the
Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate,
as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to
Certificateholders (in addition to payment of principal and interest on the
Certificates).

     Section 9.04 REO Property.

     (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property"
which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such
REMIC by the REO Property would not result in the imposition of a tax upon such
REMIC.

                                     -128-

     (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any
REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC constituting part of the
Trust Fund. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the
Servicer shall, before the end of the applicable period, (i) purchase such REO
Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

     Section 9.05 Grantor Trust Administration.

     The parties intend that the portions of the Trust Fund consisting of the right of the Class P Certificates to receive Originator Prepayment Charge
Payment Amounts and Servicer Prepayment Charge Payment Amounts, the right of the
Offered Certificates to receive Cap Carryover Amounts, the Reserve Accounts and the right of the Class CE Certificates to receive Yield Maintenance Agreement
Payments subject to the obligation of the Class CE Certificates to pay Cap
Carryover Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (i) to the Holders of the Offered Certificates, (ii) to the Holders of
the Class P Certificates and (iii) to the Holder of the Class CE Certificates
and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01 Termination.

     (a) The respective obligations and responsibilities of the Servicer, the
Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the
Trustee upon the earliest of (i) the Distribution Date on which the Certificate

                                     -129-

Principal Balance of each Class of Certificates has been reduced to zero, (ii)
the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (or if
such holder is the Seller, or an affiliate of the Seller, the Servicer of the
Mortgage Loans) as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS
Insurer, the Majority Class CE Certificateholders (other than, if such holder is the Seller or an affiliate of the Seller, then the Servicer of the Mortgage
Loans) may, at its option, terminate the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the aggregate current Pool
Balance is less than 10% of the Cut-off Date Aggregate Principal Balance by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage
Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a
price equal to their fair market value as determined in good faith by the
Servicer (the "Termination Price"). If the NIMS Insurer or the Majority Class CE
Certificateholders (or, if the Majority Class CE Certificateholder is the Seller
or an affiliate of the Seller, the Servicer) is subject to regulation by the
Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the
Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement
Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

     In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution
Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

     Any such purchase shall be accomplished by delivery on the Determination
Date before such Distribution Date of the Termination Price to the Trustee for
deposit into the Distribution Account as part of Available Funds.

     (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the
Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the
Trustee upon the Trustee receiving notice of such date from the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made

                                     -130-

upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Trustee shall notify the Originator and the Seller of the amount of any unpaid Reimbursement Amount owed to the Trust.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution
Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such
Holders in accordance with the provisions of Sections 4.01 and 4.02 for such
Distribution Date.

     (d) In the event that all Certificateholders shall not surrender their
Certificates for final payment and cancellation on or before such final
Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Class R Certificateholder for payment.

     Section 10.02 Additional Termination Requirements.

          (a) In the event that the NIMS Insurer, the Majority Class CE
     Certificateholders or the Servicer, as applicable, exercises the purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not cause an Adverse REMIC Event to occur at any time that any Certificates are outstanding:

               (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1 and REMIC 2 and shall specify such date in the final federal income tax return of each REMIC;

               (ii) After the date of adoption of such plans of complete
          liquidation and at or prior to the final Distribution Date, the
          Trustee shall sell all of the assets of the Trust to the Majority
          Class CE Certificateholders or the Servicer, as applicable, for cash;
          and

                                     -131-

               (iii) At the time of the making of the final payment on the
          Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of each of the Class A-1, Class A-2 and Class A-3
          Certificates, pro rata, and (ii) sequentially, to the Class M-1, Class
          M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class
          M-8 Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable
          Certificate Interest Rate, (B) to the Class P Certificates, the
          Certificate Principal Balance thereof, (C) to the Class CE
          Certificates, the amount of any remaining Monthly Excess Cash Flow
          Amounts not previously distributed thereon, (D) to the remaining REMIC
          Regular Interests the amounts allocable thereto pursuant to Section
          4.08 and (E) to the Class R Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney-in-fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 Amendment.

     This Agreement may be amended from time to time by the Depositor, the
Servicer and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this
Agreement, which shall not be inconsistent with the provisions of this
Agreement, (iv) to comply with any requirements imposed by the Code or (v) to provide for the rights of the NIMS Insurer; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

     In addition, this Agreement may be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates;
provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates

                                     -132-

which are required to be made on any Certificate without the consent of the
Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of
Certificates of such Class evidencing at least a majority of the Percentage
Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment)
stating that the execution of such amendment is authorized or permitted by this
Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Notwithstanding any provision of this Agreement to the contrary, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this
Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not cause an Adverse REMIC Event to occur at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

     Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such
Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 11.02 Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer at the expense of the Trust, but only upon direction of
Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                     -133-

     Section 11.03 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii)
otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of
Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of
Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04 Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States
District Court located in the Borough of Manhattan in The City of New York, and
each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to

                                     -134-

object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05 Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New
York 10004-2477, Attention: Institutional Trust Services/Global Debt: CHEC Loan
Trust 2004-2, or such other address as may hereafter be furnished to the
Depositor, the NIMS Insurer and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Asset Backed Funding Corporation, 214 North Tryon
Street, 21st Floor, Charlotte, North Carolina 28255, Attention: CHEC Loan Trust
2004-2, Asset-Backed Certificates, Series 2004-2, or such other address as may be furnished to the Servicer, the NIMS Insurer and the Trustee in writing by the
Depositor, (c) in the case of the Servicer, Centex Home Equity Company, LLC,
2828 N. Harwood Street, 11th Floor, Dallas, Texas 75201, Attention: Chief
Financial Officer, with a copy to the General Counsel, or such other address as may be hereafter furnished to the Depositor, the NIMS Insurer and the Trustee by
the Servicer in writing and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS
Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such
Holder as shown in the Certificate Register. Notice of any Servicer Event of
Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the
Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

     Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07 Article and Section References.

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     Section 11.08 Notice to the Rating Agencies and the NIMS Insurer.

     (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the
NIMS Insurer with respect to each of the following of which a Responsible
Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

                                     -135-

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account; and

          (vi) if the Trustee is acting as successor servicer pursuant to
     Section 7.02 hereof, any event that would result in the inability of the
     Trustee to make Advances.

          (vii) In addition, the Servicer shall promptly furnish to each Rating
     Agency copies of the following:

     (A) each annual statement as to compliance described in Section 3.19 hereof;

     (B) each annual independent public accountants' servicing report described in Section 3.20 hereof; and

     (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

     Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to: Moody's
Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Managing Director, Residential Mortgage Backed Securities; Standard & Poor's, a
division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New
York, New York 10041, Attention: Mortgage Surveillance Group.; and the NIMS
Insurer, at the address to be provided by the Depositor.

     Section 11.09 Further Assurances.

     Notwithstanding any other provision of this Agreement, neither the Regular
Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

     Section 11.10 Third Party Beneficiary.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                                     -136-

     The NIMS Insurer shall be deemed a third-party beneficiary of this
Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

     Section 11.11 Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the
Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such
Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such
Certificate.

                        [Signatures follow on next page]

                                     -137-

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  ASSET BACKED FUNDING CORPORATION,
                                  as Depositor

                                   By:/s/ Juanita L. Deane-Warner
                                      -----------------------------------------
                                      Name:  Juanita L. Deane-Warner
                                      Title:    Vice President

                                   CENTEX HOME EQUITY COMPANY, LLC,
                                   as Servicer

                                   By:      /s/ Gregory A. Oniu
                                      -----------------------------------------
                                        Name:  Gregory A. Oniu
                                        Title:  Vice President

                                   JPMORGAN CHASE BANK, as Trustee

                                   By:          /s/ Nadezhka Thomas
                                      -----------------------------------------
                                        Name:   Nadezhka Thomas
                                        Title:  Trust Officer

             [Signature Page to the Pooling and Servicing Agreement]

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

     On the 28th day of October, 2004 before me, a notary public in and for said
State, personally appeared Juanita L. Deane-Warner, known to me to be a Vice
President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

              [Notary Page to the Pooling and Servicing Agreement]

STATE OF NEW YORK                )
                                 ) ss.:
COUNTY OF                        )

     On the 28th day of October, 2004 before me, a notary public in and for said
State, personally appeared Nadezhka Thomas, known to me to be a Trust Officer of
JPMorgan Chase Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

              [Notary Page to the Pooling and Servicing Agreement]

STATE OF DELAWARE                    )
                                     ) ss.:
COUNTY OF                            )

     On the 28th day of October, 2004 before me, a notary public in and for said
State, personally appeared Gregory A. Oniu, known to me to be a Vice President of Centex Home Equity Company, LLC, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

              [Notary Page to the Pooling and Servicing Agreement]

                                   EXHIBIT A-1

                       [FORM OF THE CLASS A-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-1-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class A-1                            Original Class Certificate Principal
                                                    Balance of the Class A-1 Certificates
                                                    as of the Closing Date:

Certificate Interest Rate:  Floating                $145,426,000

Date of Pooling and Servicing Agreement              Initial Certificate Principal
and Cut-off Date: October 1, 2004                    Balance: $[   ]

First Distribution Date:  November 26, 2004          Servicer:  Centex Home Equity Company, LLC

No.                                                  Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AQ 4                                  Closing Date:  October 28, 2004

ISIN:  US162765AQ45

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

                                     A-1-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
A-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-1 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class A-1 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class A-1 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-1
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

         The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

                                     A-1-3

Depositor, the Servicer and the Trustee with the consent of the Holders of
Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the

                                     A-1-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date
Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-1-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                                JPMORGAN CHASE BANK, as Trustee

                                                By:
                                                    ----------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                                JPMORGAN CHASE BANK, as
                                                Certificate Registrar

                                                By:
                                                   -----------------------------
                                                    Authorized Signatory

Date of authentication:  October 28, 2004

                                     A-1-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                 -----------------------------------------------
                                 Signature by or on behalf of assignor

                                 -----------------------------------------------
                                 Signature Guaranteed

                                     A-1-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ______________________, account number _____________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or _________________________________, as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                     A-2-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class A-2                                     Original Class Certificate
                                                             Principal Balance of the Class A-2
                                                             Certificates as of the Closing
                                                             Date:

Certificate Interest Rate:  Floating                         $56,054,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AR 2                                          Closing Date:  October 28, 2004

ISIN:  US162765AR28

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

                                     A-2-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
A-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-2 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class A-2 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class A-2 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-2
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

         The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

                                     A-2-3

Depositor, the Servicer and the Trustee with the consent of the Holders of
Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the

                                     A-2-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date
Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                              ----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     A-2-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        __________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) ______________________ a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                          --------------------------------------
                                          Signature Guaranteed

                                     A-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     A-2-8

                                   EXHIBIT A-3

                       [FORM OF THE CLASS A-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                     A-3-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS A-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class A-3                                     Original Class Certificate Principal
                                                             Balance of the Class A-3 Certificates
                                                             as of the Closing Date:

Certificate Interest Rate:  Floating                         $44,984,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AS 0                                          Closing Date:  October 28, 2004

ISIN:  US162765AS01

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-3-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
A-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class A-3 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class A-3 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-3
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3 Certificates.

         The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this

                                     A-3-3

Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                     A-3-4

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                              ----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     A-3-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee)____________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                                     A-3-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     A-3-8

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-1 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-1-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-1                                     Original Class Certificate Principal
                                                             Balance of the Class M-1 Certificates
                                                             as of the Closing Date:

Certificate Interest Rate:  Floating                         $23,458,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AT 8                                          Closing Date: October 28, 2004

ISIN:  US162765AT83

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-1-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-1 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-1 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-1
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

         The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates as described in the Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the

                                     B-1-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the

                                     B-1-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date
Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-1-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                         JPMORGAN CHASE BANK, as Trustee

                                         By:
                                            ------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                         JPMORGAN CHASE BANK, as Certificate
                                         Registrar

                                         By:
                                            ------------------------------------
                                             Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-1-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ---------
                                                           (Cust) (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      _____________________
          of survivorship and not as                             (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     B-1-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-1-8

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS
M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-2 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-2-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-2                                     Original Class Certificate Principal Balance
                                                             of the Class M-2 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $9,877,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AU 5                                          Closing Date: October 28, 2004

ISIN:  US162765AU56

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-2-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-2 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-2 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-2
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

         The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates and Class M-1 Certificates as described in the Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the

                                     B-2-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the

                                     B-2-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date
Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-2-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ---------
                                                           (Cust) (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     B-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-2-8

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1
AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-3 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-3-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-3                                     Original Class Certificate Principal Balance
                                                             of the Class M-3 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $4,630,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AV 3                                          Closing Date: October 28, 2004

ISIN:  US162765AV30

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-3-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-3 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-3 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-3 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-3
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

         The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate and Class M-2 Certificates as described in the Agreement referred to herein.

                                     B-3-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-3-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                           JPMORGAN CHASE BANK, as Trustee

                                           By:
                                              ----------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                           By:
                                              ----------------------------------
                                               Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-3-6

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ___________________
          of survivorship and not as                            (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                                          --------------------------------------
                                          Signature Guaranteed

                                     B-3-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-3-8

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-4 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-4-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-4                                     Original Class Certificate Principal Balance
                                                             of the Class M-4 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $4,321,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AW 1                                          Closing Date: October 28, 2004

ISIN:  US162765AW13

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-4-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-4 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-4 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-4 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-4 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-4
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

         The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate, Class M-2 Certificates and Class M-3
Certificates as described in the Agreement referred to herein.

                                     B-4-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-4-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-4-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the
within-mentioned Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-4-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                             (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     B-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-4-8

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-5 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-5-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-5                                     Original Class Certificate Principal Balance
                                                             of the Class M-5 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $3,086,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AX 9                                          Closing Date: October 28, 2004

ISIN:  US162765AX95

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-5-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-5 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-5 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-5 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-5 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-5
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

         The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3
Certificates and Class M-4 Certificates as described in the Agreement referred to herein.

                                     B-5-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-5-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-5-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-5-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ___________________
          of survivorship and not as                             (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     B-5-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-5-8

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-6 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-6-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-6                                     Original Class Certificate Principal Balance
                                                             of the Class M-6 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $3,087,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AY 7                                          Closing Date: October 28, 2004

ISIN:  US162765AY78

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-6-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-6 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-6 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-6 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-6 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-6
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

         The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates and Class M-5 Certificates as described in the Agreement referred to herein.

                                     B-6-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-6-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-6-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                           JPMORGAN CHASE BANK, as Trustee

                                           By:
                                              ----------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                           By:
                                              ----------------------------------
                                               Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-6-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     B-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-6-8

                                   EXHIBIT B-7

                         [FORM OF CLASS M-7 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-7 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-7-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-7                                     Original Class Certificate Principal Balance
                                                             of the Class M-7 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $3,858,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 AZ 4                                          Closing Date: October 28, 2004

ISIN:  US162765AZ44

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-7-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-7 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-7 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-7 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-7 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-7
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

         The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6
Certificates as described in the Agreement referred to herein.

                                     B-7-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-7-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-7-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-7-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     B-7-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-7-8

                                   EXHIBIT B-8

                         [FORM OF CLASS M-8 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-8 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                     B-8-1

                             CHEC LOAN TRUST 2004-2
               ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS M-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class M-8                                     Original Class Certificate Principal Balance
                                                             of the Class M-8 Certificates as of the
                                                             Closing Date:

Certificate Interest Rate:  Floating                         $3,087,000

Date of Pooling and Servicing Agreement and Cut-off Date:    Initial Certificate Principal Balance: $[   ]
October 1, 2004

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

CUSIP:  162765 BA 8                                          Closing Date: October 28, 2004

ISIN:  US162765BA83

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     B-8-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
M-8 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-8 Certificate becomes a Definitive Certificate, the
Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Certificate Interest Rate for the Class M-8 Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class M-8 Certificate Margin, (ii) the Maximum
Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-8
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

         This Certificate is one of a duly authorized issue of Certificates designated as CHEC Loan Trust 2004-2, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8 Certificates.

         The Class M-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6
Certificates and Class M-7 Certificates as described in the Agreement referred to herein.

                                     B-8-3

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as

                                     B-8-4

provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being
10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     B-8-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                        JPMORGAN CHASE BANK, as Trustee

                                        By:
                                           -------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                        Registrar

                                        By:
                                           -------------------------------------
                                            Authorized Signatory

Date of authentication:  October 28, 2004

                                     B-8-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                             (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     B-8-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     B-8-8

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR
INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND
CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS
SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED
IN THE POOLING AND SERVICING AGREEMENT.

                                     C-1-1

                             CHEC LOAN TRUST 2004-2
                ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class CE                                      Servicer:  Centex Home Equity Company, LLC

Date of Pooling and Servicing Agreement and Cut-off Date:    Trustee:  JPMorgan Chase Bank
October 1, 2004
                                                             Closing Date: October 28, 2004
First Distribution Date:  November 26, 2004

No.

Percentage Interest:  100%

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation
(hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution
Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately

                                     C-1-2

available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5)
Business Days prior to the Record Date immediately prior to such Distribution
Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate
Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the
Percentage Interest specified on the face hereof.

         The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     C-1-3

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan except as provided in the Pooling and Servicing Agreement.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement

                                     C-1-4

at a price determined as provided in the Agreement from the Trust Fund of all
Mortgage Loans and all property acquired in respect of such Mortgage Loans. The
Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Pool Balance of the
Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date
Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assume no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     C-1-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                           JPMORGAN CHASE BANK, as Trustee

                                           By:
                                              ----------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                           By:
                                              ----------------------------------
                                               Authorized Signatory

Date of authentication:  October 28, 2004

                                     C-1-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     C-1-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     C-1-8

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED
IN THE POOLING AND SERVICING AGREEMENT.

                                     C-2-1

                             CHEC LOAN TRUST 2004-2
                ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class P                                       Original Class Certificate Principal Balance of the
                                                             Class P Certificates as of the Closing Date:  $100

Date of Pooling and Servicing Agreement and Cut-off Date:
October 1, 2004                                              Initial Certificate Principal Balance:  $100

First Distribution Date:  November 26, 2004                  Servicer:  Centex Home Equity Company, LLC

No.                                                          Trustee:  JPMorgan Chase Bank

                                                             Closing Date: October 28, 2004

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation
(hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from Prepayment Charges, Originator Prepayment Charge Payment Amounts
and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an
amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to

                                     C-2-2

be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage
Interest specified on the face hereof.

         The Class P Certificates are limited in right of payment to Prepayment
Charges received on the Mortgage Loans, Originator Prepayment Charge Payment
Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     C-2-3

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     C-2-4

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     C-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                         JPMORGAN CHASE BANK, as Trustee

                                         By:
                                            ------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                         JPMORGAN CHASE BANK, as Certificate
                                         Registrar

                                         By:
                                            ------------------------------------
                                             Authorized Signatory

Date of authentication:  October 28, 2004

                                     C-2-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     C-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     C-2-8

                                   EXHIBIT C-3

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL
INTEREST" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS
SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE
CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY
STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY
INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION
521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE
CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY
SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING

                                     C-3-1

HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A
DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE
ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN
ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED
TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY
TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A
DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH
REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE
HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS
PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

                                     C-3-2

                             CHEC LOAN TRUST 2004-2
                ASSET-BACKED CERTIFICATES SERIES 2004-2, CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien residential mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-2, Class R                                       Servicer:  Centex Home Equity Company, LLC

Date of Pooling and Servicing Agreement and Cut-off Date:    Trustee:  JPMorgan Chase Bank
October 1, 2004

First Distribution Date:  November 26, 2004                  Closing Date:  October 28, 2004

No.

Percentage Interest:  100%

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

         This certifies that _______________________ is the registered owner of
100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Asset
Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified

                                     C-3-3

the Certificate Registrar in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage
Interest specified on the face hereof.

         The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     C-3-4

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as two separate REMICs or cause the imposition of a tax upon the Trust.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                                     C-3-5

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     C-3-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 28, 2004

                                          JPMORGAN CHASE BANK, as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned
Agreement.

                                          JPMORGAN CHASE BANK, as Certificate
                                          Registrar

                                          By:
                                             -----------------------------------
                                              Authorized Signatory

Date of authentication:  October 28, 2004

                                     C-3-7

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                            ---------
                                                            (Cust) (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       ____________________
          of survivorship and not as                              (State)
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     C-3-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________, account number ________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                     C-3-9

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                     D-2-1

                                                                                 ORIGINAL    ORIGINATION    FIRST PAY    MATURITY
     LOAN ID        ZIP       STATE        PROPERTY TYPE        OCCUPANCY         TERM          DATE          DATE         DATE

    246302646      43205       OH       Single Family            Primary           360          7/21/2003     9/1/2003     8/1/2033
    259915889      19023       PA       Single Family            Primary           360         12/19/2003     2/1/2004     1/1/2034
    259006474      28580       NC       Single Family            Primary           360         12/23/2003     2/1/2004     1/1/2034
    247304152      89506       NV       Single Family            Primary           360          1/26/2004     3/1/2004     2/1/2034
    256605025      17020       PA       Single Family            Primary           360          1/28/2004    3/15/2004    2/15/2034
    259915786       2889       RI       Single Family            Primary           360          1/28/2004     3/1/2004     2/1/2034
    247407081      63042       MO       Single Family            Primary           360          1/28/2004    3/15/2004    2/15/2034
    248604031      81504       CO       Single Family            Primary           360          1/29/2004    3/15/2004    2/15/2034
    259800408      40391       KY       Single Family            Primary           360           2/3/2004     4/1/2004     3/1/2034
    241216444      45342       OH       Single Family            Primary           360           2/5/2004    3/15/2004    2/15/2034
    258109404      48217       MI       Single Family            Primary           360           2/6/2004    3/15/2004    2/15/2034
    258911462      33764       FL       Single Family            Primary           360           2/6/2004    3/15/2004    2/15/2034
    254502486      93551       CA       Single Family            Primary           360           2/7/2004    3/15/2004    2/15/2034
    242615879      48224       MI       2-4 Family               Primary           360           2/9/2004    3/15/2004    2/15/2034
    246806199      31046       GA       Single Family            Primary           360           2/9/2004    3/15/2004    2/15/2034
    284202712      95383       CA       Single Family            Primary           360          2/10/2004    3/15/2004    2/15/2034
    245407678      64477       MO       Single Family            Primary           360          2/12/2004     4/1/2004     3/1/2034
    246806431      30132       GA       Single Family            Primary           360          2/16/2004     4/1/2004     3/1/2034
    247304245      47362       IN       Single Family            Primary           360          2/16/2004     4/1/2004     3/1/2034
    245706619      33012       FL       Townhome                 Primary           360          2/18/2004     4/1/2004     3/1/2034
    246902537      23464       VA       Single Family            Primary           360          2/23/2004     4/1/2004     3/1/2034
    254202280       2124       MA       2-4 Family               Primary           360          2/23/2004     4/1/2004     3/1/2034
    247601859      77502       TX       Single Family            Primary           360          2/26/2004     4/1/2004     3/1/2034
    245210429      53209       WI       Single Family            Primary           360          2/27/2004     4/1/2004     3/1/2034
    245605169      27284       NC       Single Family            Primary           360           3/5/2004    4/15/2004    3/15/2034
    247304331      87123       NM       PUD                      Primary           360           3/5/2004    4/15/2004    3/15/2034
    255711714      88201       NM       Single Family            Primary           360           3/5/2004    4/10/2004    3/10/2034
    259915532      48215       MI       Single Family            Primary           360           3/5/2004     5/1/2004     4/1/2034
    252003226      46516       IN       Single Family            Primary           360          3/10/2004    4/15/2004    3/15/2034
    259915376      67601       KS       Single Family            Primary           360          3/10/2004    4/15/2004    3/15/2034
    259006397      23112       VA       PUD                      Primary           180          3/12/2004     5/1/2004     4/1/2019
    246806552      63146       MO       Condominium              Primary           360          3/16/2004     5/1/2004     4/1/2034
    259915658      11741       NY       Single Family            Primary           180          3/17/2004    4/22/2004    3/22/2019
    241612033      87571       NM       Single Family            Primary           180          3/26/2004     5/1/2004     4/1/2019
    246806613      31204       GA       Single Family            Primary           360          3/26/2004     5/1/2004     4/1/2034
    148902432       7728       NJ       Single Family            Primary           360          3/30/2004     5/1/2004     4/1/2034
    246806620      40324       KY       Single Family            Primary           240          3/30/2004     5/3/2004     4/3/2024
    259800424      37343       TN       Single Family            Primary           240          3/30/2004     5/3/2004     4/3/2024
    246902601      21921       MD       Townhome                 Primary           360           4/1/2004     5/1/2004     4/1/2034
    259006395      31005       GA       Single Family            Primary           360           4/2/2004     6/1/2004     5/1/2034
    259915967      60005       IL       Single Family            Primary           360           4/5/2004     6/1/2004     5/1/2034
    245210619      44067       OH       Single Family            Primary           360           4/6/2004    5/15/2004    4/15/2034
    253500292      22015       VA       Single Family            Primary           360           4/6/2004    5/15/2004    4/15/2034
    259915626      22193       VA       Single Family            Primary           240          4/10/2004    4/15/2004    3/15/2024
    148902469      92563       CA       PUD                      Primary           240          4/12/2004     6/1/2004     5/1/2024
    246008005      94605       CA       Single Family            Primary           360          4/14/2004     6/1/2004     5/1/2034
    247407325      75080       TX       Single Family            Primary           360          4/21/2004     6/1/2004     5/1/2034
    247304599      89506       NV       Single Family            Primary           360          4/30/2004     6/1/2004     5/1/2034
    285700034      89015       NV       Single Family            Primary           360          4/30/2004    6/15/2004    5/15/2034
    259006350      31093       GA       Single Family            Primary           180          4/30/2004     6/1/2004     5/1/2019
    259915952      48393       MI       Single Family            Primary           360           5/3/2004     7/1/2004     6/1/2034
    258606156       8886       NJ       Single Family            Primary           240           5/6/2004    6/11/2004    5/11/2024
    255911400      75979       TX       Single Family            Primary           180           5/7/2004    6/12/2004    5/12/2019
    258811792      20120       VA       Single Family            Primary           180           5/7/2004    6/12/2004    5/12/2019
    258811146      77051       TX       Single Family            Primary           180          5/10/2004    6/14/2004    5/14/2019
    259406214      77373       TX       PUD                      Primary           168          5/10/2004    6/14/2004    5/14/2018
    259915803      40211       KY       Single Family            Primary           360          5/10/2004     7/1/2004     6/1/2034
    259104004      15031       PA       Single Family            Primary           240          5/10/2004    6/10/2004    5/10/2024
    242708818      74074       OK       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    242816638      85643       AZ       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    245605312      27707       NC       Single Family            Primary           360          5/11/2004     7/1/2004     6/1/2034
    246008171      92555       CA       Single Family            Primary           360          5/11/2004     7/3/2004     6/3/2034
    246806816      37620       TN       Single Family            Primary           360          5/11/2004     7/1/2004     6/1/2034
    247602199      50456       IA       Single Family            Primary           240          5/11/2004     7/1/2004     6/1/2024
    256209118      70131       LA       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    257503202      76230       TX       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    285001389       4263       ME       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    254703912      93245       CA       Single Family            Primary           360          5/11/2004    6/15/2004    5/15/2034
    241120909      64128       MO       Single Family            Primary           360          5/12/2004    6/17/2004    5/17/2034
    250900264      12308       NY       2-4 Family               Primary           360          5/12/2004     7/1/2004     6/1/2034
    251400456      98531       WA       Single Family            Primary           360          5/12/2004    6/15/2004    5/15/2034
    253702490      90808       CA       Single Family            Primary           360          5/12/2004     7/1/2004     6/1/2034
    258811955      86325       AZ       Single Family            Primary           360          5/12/2004    6/17/2004    5/17/2034
    259915919      33615       FL       Single Family            Primary           360          5/12/2004    6/17/2004    5/17/2034
    240620650      65644       MO       Single Family            Primary           360          5/12/2004     7/1/2004     6/1/2034
    246008144      90262       CA       Single Family            Primary           360          5/13/2004     7/1/2004     6/1/2034
    259915898      48634       MI       Single Family            Primary           360          5/13/2004    6/18/2004    5/18/2034
    259915905      46040       IN       Single Family            Primary           360          5/13/2004    6/18/2004    5/18/2034
    259915936      94080       CA       Condominium              Primary           360          5/13/2004    6/18/2004    5/18/2034
    285200840      65247       MO       Single Family            Primary           360          5/13/2004     7/1/2004     6/1/2034
    287300090      93551       CA       Single Family            Primary           360          5/13/2004    6/15/2004    5/15/2034
    259006433      33035       FL       Condominium              Primary           360          5/13/2004     7/1/2004     6/1/2034
    245106919      17517       PA       Single Family            Primary           360          5/14/2004    6/15/2004    5/15/2034
    245706865      33624       FL       Townhome                 Primary           360          5/14/2004    6/15/2004    5/15/2034
    246704142      24477       VA       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    247304616      85741       AZ       PUD                      Primary           360          5/14/2004    6/17/2004    5/17/2034
    251200426      47150       IN       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    251500276      97502       OR       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    254806132      77003       TX       Single Family            Investor          240          5/14/2004    6/14/2004    5/14/2024
    287300075      90262       CA       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    287300097      91910       CA       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    245106882      15215       PA       Single Family            Primary           360          5/14/2004     7/1/2004     6/1/2034
    246007948      95337       CA       Single Family            Primary           240          5/14/2004     7/1/2004     6/1/2024
    259104144      45121       OH       Single Family            Primary           240          5/14/2004    6/14/2004    5/14/2024
    259104213      76708       TX       Single Family            Primary           240          5/14/2004    6/14/2004    5/14/2024
    259915949      37074       TN       MF Housing               Primary           360          5/15/2004     7/1/2004     6/1/2034
    285200689      92356       CA       Single Family            Primary           360          5/15/2004     7/1/2004     6/1/2034
    259915917      92123       CA       Condominium              Primary           360          5/15/2004    6/20/2004    5/20/2034
    247602246      70003       LA       Single Family            Primary           360          5/17/2004     7/1/2004     6/1/2034
    255611909      77530       TX       PUD                      Primary           288          5/17/2004     7/1/2004     6/1/2028
    255911550      71068       LA       Single Family            Primary           360          5/17/2004     7/1/2004     6/1/2034
    259104280      70431       LA       Single Family            Primary           240          5/17/2004    6/18/2004    5/18/2024
    251400470      98499       WA       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    251600492      84119       UT       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    255509547      78537       TX       Single Family            Primary           240          5/18/2004     7/1/2004     6/1/2024
    259915951      95307       CA       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    259915962      85747       AZ       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    259916032      85253       AZ       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    288100217      76301       TX       Single Family            Primary           360          5/18/2004     7/1/2004     6/1/2034
    259104188      46226       IN       Single Family            Primary           240          5/18/2004     7/1/2004     6/1/2024
    285700201      30215       GA       Single Family            Primary           240          5/18/2004     7/1/2004     6/1/2024
    245106860      15601       PA       Single Family            Primary           360          5/19/2004     7/1/2004     6/1/2034
    246403768      94610       CA       Condominium              Primary           360          5/19/2004     7/1/2004     6/1/2034
    247407473      64138       MO       Single Family            Primary           360          5/19/2004     7/1/2004     6/1/2034
    253702267      92503       CA       PUD                      Primary           360          5/19/2004     7/1/2004     6/1/2034
    255611900      77571       TX       Single Family            Primary           360          5/19/2004     7/1/2004     6/1/2034
    255911646      70068       LA       Single Family            Primary           360          5/19/2004     7/1/2004     6/1/2034
    259915991      15220       PA       Single Family            Primary           180          5/19/2004     7/1/2004     6/1/2019
    287300153      90746       CA       Single Family            Primary           360          5/19/2004     7/1/2004     6/1/2034
    245605345      28348       NC       Single Family            Primary           240          5/19/2004    6/19/2004    5/19/2024
    246008201      92553       CA       Single Family            Primary           180          5/19/2004     7/1/2004     6/1/2019
    247304668      87031       NM       Single Family            Primary           240          5/19/2004     7/1/2004     6/1/2024
    251400496      98802       WA       Single Family            Primary           240          5/19/2004     7/1/2004     6/1/2024
    240011681      76002       TX       PUD                      Primary           360          5/20/2004     7/1/2004     6/1/2034
    242920203      39641       MS       Single Family            Primary           204          5/20/2004     7/1/2004     6/1/2021
    243414166      54761       WI       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    244208878      40241       KY       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    244515965      29042       SC       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    246204746       6401       CT       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    246806852      63043       MO       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    247304663      85706       AZ       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    247407428      80021       CO       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    247407470      72949       AR       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    251100289      95650       CA       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    251300582      48444       MI       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    254907274      78227       TX       Single Family            Primary           180          5/20/2004     7/1/2004     6/1/2019
    256605970      17090       PA       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    257603459      49445       MI       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    259006424      33309       FL       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    259916091      90712       CA       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    287300081      90221       CA       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    240011606      77511       TX       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    259916004      62067       IL       Single Family            Primary           360          5/20/2004     7/1/2004     6/1/2034
    241612439      87124       NM       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    244118764      28079       NC       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    245106927      17403       PA       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    245304662      63376       MO       PUD                      Primary           240          5/20/2004     7/1/2004     6/1/2024
    247403653      71107       LA       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    247403654      75071       TX       Single Family            Primary           180          5/20/2004     7/1/2004     6/1/2019
    250900274       2043       MA       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    251500279      98684       WA       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    251600487      84065       UT       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    253903241      91977       CA       Condominium              Primary           180          5/20/2004     7/4/2004     6/4/2019
    284600579      89156       NV       Single Family            Primary           240          5/20/2004     7/1/2004     6/1/2024
    242114617      30185       GA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    242709009      74106       OK       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    245106932      16229       PA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245210793      45449       OH       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245304668      48323       MI       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245407958      80903       CO       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245706850      32209       FL       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245706947      34758       FL       PUD                      Primary           360          5/21/2004     7/1/2004     6/1/2034
    245706971      33436       FL       Condominium              Primary           360          5/21/2004     7/1/2004     6/1/2034
    246008259      92805       CA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    246902777      20772       MD       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    248604298      76110       TX       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    248604304      21783       MD       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    251200461      46218       IN       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    251300634      47025       IN       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    252003486      46516       IN       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    253702422      92860       CA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    255410262      78650       TX       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    257503028      76247       TX       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    257801045      92544       CA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    259607147      46341       IN       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    259800491      93611       CA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    284600413      83325       ID       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    284902247      34120       FL       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    287300074      91945       CA       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    287600025      77584       TX       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    287900032      93065       CA       Condominium              Primary           360          5/21/2004     7/1/2004     6/1/2034
    287900037      60102       IL       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    241917442      32606       FL       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    250900286      21061       MD       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    287500020      32169       FL       Single Family            Primary           360          5/21/2004     7/1/2004     6/1/2034
    245210757      44266       OH       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    245304664      48126       MI       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    245706992      34758       FL       PUD                      Primary           180          5/21/2004     7/1/2004     6/1/2019
    247403658      88008       NM       Single Family            Primary           180          5/21/2004     7/1/2004     6/1/2019
    247403659      70611       LA       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    251300580      44137       OH       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    254003416      11741       NY       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    256409605      43701       OH       Single Family            Primary           180          5/21/2004     7/1/2004     6/1/2019
    257603443      49506       MI       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    258110819      92572       CA       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    258412641      93514       CA       PUD                      Primary           360          5/21/2004     7/1/2004     6/1/2034
    259104185      33604       FL       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    259104221      46013       IN       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    284203736      93245       CA       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    284403517      34209       FL       Single Family            Primary           180          5/21/2004     7/1/2004     6/1/2019
    284503875      21224       MD       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    288000389      91739       CA       Single Family            Primary           240          5/21/2004     7/1/2004     6/1/2024
    246403774      87124       NM       Single Family            Primary           360          5/22/2004     7/1/2004     6/1/2034
    255612044      77541       TX       Single Family            Primary           360          5/22/2004     7/1/2004     6/1/2034
    284803156      95648       CA       Single Family            Primary           360          5/22/2004     7/1/2004     6/1/2034
    241917599      32244       FL       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    242920113      39466       MS       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    243111948      97206       OR       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    244118758      28405       NC       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    245304691      49668       MI       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    245605334      29303       SC       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    245605355      29605       SC       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    245605363      28215       NC       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    245706943      33477       FL       Townhome                 Primary           360          5/24/2004     7/1/2004     6/1/2034
    246008280      93552       CA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    246403784      87002       NM       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    246902752      19702       DE       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    247602280      33313       FL       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    251100286      95827       CA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    251300591      44055       OH       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    251400487      98117       WA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    251400500      98198       WA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    252502851      30528       GA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    254906815      79510       TX       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    255911618      71037       LA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    256209120      71429       LA       MF Housing               Primary           360          5/24/2004    7/10/2004    6/10/2034
    256606034      17601       PA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    257402847      77429       TX       PUD                      Primary           360          5/24/2004     7/1/2004     6/1/2034
    259006356      33312       FL       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    259916000      95376       CA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    287200092      90503       CA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    287300229      92806       CA       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    259006421      33403       FL       Single Family            Primary           360          5/24/2004     7/1/2004     6/1/2034
    259006423      33025       FL       PUD                      Primary           360          5/24/2004     7/1/2004     6/1/2034
    242315977      32903       FL       PUD                      Primary           240          5/24/2004     7/1/2004     6/1/2024
    243816143      43449       OH       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    245407895      80229       CO       PUD                      Primary           180          5/24/2004     7/1/2004     6/1/2019
    245407965      68135       NE       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    245407971      80005       CO       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    245605357      27606       NC       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    245605365      27539       NC       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    246403817      94530       CA       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    246806864      31088       GA       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    247403664      33603       FL       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    247600996      76063       TX       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    247601040      50322       IA       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    251100324      95948       CA       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    251600494      97365       OR       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    252203595      61081       IL       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    254504033      93555       CA       Single Family            Primary           180          5/24/2004     7/1/2004     6/1/2019
    259104120      27610       NC       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    259104264      43158       OH       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    284102003      89403       NV       Single Family            Primary           240          5/24/2004    7/15/2004    6/15/2024
    284203723      23233       VA       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    284403685      12095       NY       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    284600561      20720       MD       PUD                      Primary           240          5/24/2004    7/15/2004    6/15/2024
    284803233      89106       NV       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    287200069      92571       CA       Single Family            Primary           240          5/24/2004     7/1/2004     6/1/2024
    148902543      43021       OH       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    241318756      22821       VA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    242816765      85041       AZ       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    243414398      53590       WI       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    244516053      29403       SC       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    245304699      61821       IL       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    245304700      48205       MI       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    245407974      68164       NE       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    246008199      91384       CA       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    246008232      92831       CA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    246008252      90016       CA       Condominium              Primary           360          5/25/2004     7/1/2004     6/1/2034
    246704190      20879       MD       Townhome                 Primary           360          5/25/2004     7/1/2004     6/1/2034
    246806872      37922       TN       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    246902604      19966       DE       MF Housing               Primary           360          5/25/2004     7/1/2004     6/1/2034
    247304523      87506       NM       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    251400515      98271       WA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    252003501      40145       KY       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    252402606      37618       TN       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    252502626      30750       GA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    253100446      18343       PA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    253600242      78130       TX       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    253903204      91402       CA       Condominium              Primary           360          5/25/2004     7/1/2004     6/1/2034
    255315385      75657       TX       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    255315409      75134       TX       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    255612138      77088       TX       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    256208937      70456       LA       Single Family            Primary           204          5/25/2004     7/1/2004     6/1/2021
    256208996      71302       LA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    256209015      70460       LA       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    256307749      72022       AR       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    258606334      19701       DE       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    258811638      75401       TX       Single Family            Primary           149          5/25/2004     7/1/2004    11/1/2016
    258811753      19067       PA       PUD                      Primary           360          5/25/2004     7/1/2004     6/1/2034
    258811852      55104       MN       Single Family            Primary           300          5/25/2004     7/1/2004     6/1/2029
    258811929      33428       FL       PUD                      Primary           360          5/25/2004     7/1/2004     6/1/2034
    259405972      38128       TN       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    284303048      32217       FL       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    285700110      33776       FL       Townhome                 Primary           312          5/25/2004     7/1/2004     6/1/2030
    287200083      91354       CA       PUD                      Primary           360          5/25/2004     7/1/2004     6/1/2034
    287200090      93030       CA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    287300024      92808       CA       PUD                      Primary           360          5/25/2004     7/1/2004     6/1/2034
    287300190      92630       CA       Condominium              Primary           360          5/25/2004     7/1/2004     6/1/2034
    287500015      32206       FL       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    287500035      33815       FL       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    287900024      60559       IL       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    287900040      93433       CA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    257402921      77433       TX       PUD                      Primary           360          5/25/2004    7/15/2004    6/15/2034
    259915979      92345       CA       Single Family            Primary           360          5/25/2004     8/1/2004     7/1/2034
    240621013      63136       MO       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    243112020      97527       OR       Single Family            Primary           240          5/25/2004     7/1/2004     6/1/2024
    245210820      45840       OH       Single Family            Primary           240          5/25/2004     7/1/2004     6/1/2024
    246008364      95947       CA       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    246704191      20879       MD       Townhome                 Primary           240          5/25/2004     7/1/2004     6/1/2024
    249224264      27529       NC       Single Family            Primary           240          5/25/2004     7/1/2004     6/1/2024
    250900291      27045       NC       Single Family            Primary           240          5/25/2004     7/1/2004     6/1/2024
    251400519      98271       WA       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    252003529      46825       IN       Single Family            Primary           240          5/25/2004    7/10/2004    6/10/2024
    252804948      33033       FL       PUD                      Primary           180          5/25/2004     7/1/2004     6/1/2019
    253500515      22602       VA       PUD                      Primary           180          5/25/2004     7/1/2004     6/1/2019
    253803054      94545       CA       Single Family            Primary           360          5/25/2004     7/1/2004     6/1/2034
    256606108      17307       PA       Single Family            Primary           180          5/25/2004     7/1/2004     6/1/2019
    259104317      47610       IN       Single Family            Primary           240          5/25/2004     7/1/2004     6/1/2024
    285700232      33776       FL       Townhome                 Primary           240          5/25/2004     7/1/2004     6/1/2024
    244208891      47130       IN       Single Family            Primary           360          5/26/2004     7/1/2004     6/1/2034
    245106890      14213       NY       Single Family            Primary           360          5/26/2004    7/15/2004    6/15/2034
    245706986      33543       FL       Single Family            Primary           360          5/26/2004     7/1/2004     6/1/2034
    247407370      33610       FL       Single Family            Primary           360          5/26/2004     7/1/2004     6/1/2034
    251500261      98277       WA       Single Family            Primary           360          5/26/2004     7/1/2004     6/1/2034
    259916323       6095       CT       Condominium              Primary           360          5/26/2004     7/1/2004     6/1/2034
    287600003      77075       TX       PUD                      Primary           180          5/26/2004     7/1/2004     6/1/2019
    287900058      95350       CA       Single Family            Primary           360          5/26/2004    7/15/2004    6/15/2034
    243112039      97526       OR       Single Family            Primary           240          5/26/2004     7/1/2004     6/1/2024
    245407956      68137       NE       Single Family            Primary           180          5/26/2004     7/1/2004     6/1/2019
    246403775      93551       CA       Single Family            Primary           180          5/26/2004     7/1/2004     6/1/2019
    247304715      89408       NV       Single Family            Primary           180          5/26/2004     7/1/2004     6/1/2019
    251200445      30265       GA       Single Family            Primary           240          5/26/2004     7/1/2004     6/1/2024
    251500262      98277       WA       Single Family            Primary           240          5/26/2004     7/1/2004     6/1/2024
    251600535      97338       OR       Single Family            Primary           240          5/26/2004     7/1/2004     6/1/2024
    284102040      83301       ID       Single Family            Primary           240          5/26/2004     7/1/2004     6/1/2024
    287900060      85379       AZ       PUD                      Primary           240          5/26/2004     7/1/2004     6/1/2024
    240011705      78745       TX       Single Family            Primary           360          5/27/2004     7/2/2004     6/2/2034
    245407918      80126       CO       PUD                      Primary           360          5/27/2004     7/1/2004     6/1/2034
    245605358      27105       NC       Single Family            Primary           360          5/27/2004     7/1/2004     6/1/2034
    245605367      27520       NC       Single Family            Primary           360          5/27/2004     7/1/2004     6/1/2034
    245706969      33183       FL       Condominium              Primary           360          5/27/2004     7/1/2004     6/1/2034
    245707009      33183       FL       Townhome                 Primary           360          5/27/2004     7/1/2004     6/1/2034
    247407509      71112       LA       Single Family            Primary           360          5/27/2004     7/1/2004     6/1/2034
    251100338      95138       CA       Condominium              Primary           360          5/27/2004     7/1/2004     6/1/2034
    251600549      84532       UT       Single Family            Primary           360          5/27/2004    7/15/2004    6/15/2034
    252203458      16940       PA       Single Family            Primary           360          5/27/2004    7/15/2004    6/15/2034
    255809990      77020       TX       Single Family            Primary           120          5/27/2004     7/2/2004     6/2/2014
    259006367      30064       GA       Single Family            Primary           360          5/27/2004     7/3/2004     6/3/2034
    259916049      19148       PA       Single Family            Primary           360          5/27/2004     7/1/2004     6/1/2034
    246806821      37031       TN       Single Family            Primary           360          5/27/2004     7/2/2004     6/2/2034
    148902614      93291       CA       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    245407915      80126       CO       PUD                      Primary           180          5/27/2004     7/1/2004     6/1/2019
    245407927      68005       NE       Single Family            Primary           180          5/27/2004     7/1/2004     6/1/2019
    245605359      27105       NC       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    245605368      27520       NC       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    246204752       6512       CT       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    247403662      76049       TX       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    247403663      71112       LA       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    252003524      49402       MI       Single Family            Primary           240          5/27/2004    7/15/2004    6/15/2024
    257603529      49307       MI       Single Family            Primary           240          5/27/2004     7/2/2004     6/2/2024
    259104328      28306       NC       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    259104334      47711       IN       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    259104352      73008       OK       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    259104390      98446       WA       Single Family            Primary           240          5/27/2004     7/1/2004     6/1/2024
    287900065      85228       AZ       Single Family            Primary           180          5/27/2004     7/1/2004     6/1/2019
    240011717      75068       TX       PUD                      Primary           360          5/28/2004     7/1/2004     6/1/2034
    241217171      45680       OH       Single Family            Primary           360          5/28/2004    7/15/2004    6/15/2034
    242412083      73703       OK       Single Family            Primary           360          5/28/2004    7/15/2004    6/15/2034
    242709152      74464       OK       Single Family            Primary           181          5/28/2004     7/3/2004     7/3/2019
    245106891      17048       PA       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    245106903      18504       PA       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    245106982      17404       PA       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    246403808      93436       CA       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    246403821      87002       NM       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    246806760      40701       KY       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    246806890      37122       TN       PUD                      Primary           360          5/28/2004     7/1/2004     6/1/2034
    246902734      19964       DE       PUD                      Primary           360          5/28/2004     7/1/2004     6/1/2034
    247304694      85705       AZ       PUD                      Primary           360          5/28/2004     7/1/2004     6/1/2034
    247407443      66052       KS       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    247407516      78539       TX       PUD                      Primary           360          5/28/2004     7/1/2004     6/1/2034
    247407524      78577       TX       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    248604327      37015       TN       Single Family            Primary           360          5/28/2004    7/15/2004    6/15/2034
    259006378      33063       FL       Condominium              Primary           360          5/28/2004     7/1/2004     6/1/2034
    259916012      44256       OH       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    259916307      14608       NY       2-4 Family               Primary           360          5/28/2004     7/1/2004     6/1/2034
    285300755      19119       PA       Single Family            Primary           360          5/28/2004    7/15/2004    6/15/2034
    287300136      95470       CA       Single Family            Primary           360          5/28/2004    7/15/2004    6/15/2034
    247407510      34606       FL       Single Family            Primary           360          5/28/2004     7/1/2004     6/1/2034
    246403809      93436       CA       Single Family            Primary           180          5/28/2004     7/1/2004     6/1/2019
    246403822      87002       NM       Single Family            Primary           180          5/28/2004     7/1/2004     6/1/2019
    247403652      30311       GA       Single Family            Primary           180          5/28/2004     7/1/2004     6/1/2019
    247403655      30035       GA       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    247403665      78577       TX       Single Family            Primary           180          5/28/2004     7/1/2004     6/1/2019
    251200452      55372       MN       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    259104281      68410       NE       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    259104310      69357       NE       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    259104363      68305       NE       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    259406357      34442       FL       Single Family            Primary           240          5/28/2004     7/1/2004     6/1/2024
    284404078      89031       NV       PUD                      Primary           240          5/28/2004     7/3/2004     6/3/2024
    244208865      40511       KY       Single Family            Primary           360          5/29/2004    7/15/2004    6/15/2034
    245605377      27610       NC       PUD                      Primary           360           6/1/2004    7/15/2004    6/15/2034
    246902748      24149       VA       Single Family            Primary           360           6/1/2004    7/15/2004    6/15/2034
    248604334      32825       FL       PUD                      Primary           360           6/1/2004    7/15/2004    6/15/2034
    251400529      98682       WA       Single Family            Primary           360           6/1/2004     7/1/2004     6/1/2034
    245210785      47025       IN       Single Family            Primary           180           6/1/2004     7/7/2004     6/7/2019
    245605378      27610       NC       PUD                      Primary           240           6/1/2004     7/1/2004     6/1/2024
    246204781       6770       CT       Single Family            Primary           240           6/1/2004     7/5/2004     6/5/2024
    246704168       8831       NJ       Single Family            Primary           240           6/1/2004     7/5/2004     6/5/2024
    246704225      18201       PA       Single Family            Primary           240           6/1/2004     7/5/2004     6/5/2024
    251400530      98682       WA       Single Family            Primary           240           6/1/2004     7/1/2004     6/1/2024
    251600511      84405       UT       Single Family            Primary           240           6/1/2004     7/2/2004     6/2/2024
    252003542      46767       IN       Single Family            Primary           240           6/1/2004     7/5/2004     6/5/2024
    254604144      92365       CA       PUD                      Primary           360           6/1/2004     7/7/2004     6/7/2034
    259104362      29223       SC       Single Family            Primary           240           6/1/2004     7/1/2004     6/1/2024
    287200124      93458       CA       PUD                      Primary           240           6/1/2004     7/1/2004     6/1/2024
    148902618      55330       MN       Condominium              Primary           360           6/2/2004    7/15/2004    6/15/2034
    245304720      48838       MI       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    245706965      33020       FL       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    246704222      22601       VA       Townhome                 Primary           360           6/2/2004    7/15/2004    6/15/2034
    252003493      49112       MI       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    254604418      93727       CA       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    255712588      79915       TX       Single Family            Primary           180           6/2/2004     7/7/2004     6/7/2019
    257503414      76137       TX       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    258912373      33543       FL       PUD                      Primary           360           6/2/2004     7/7/2004     6/7/2034
    287200121      92404       CA       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    242316094      33065       FL       Single Family            Primary           360           6/2/2004    7/15/2004    6/15/2034
    148902654      55330       MN       Condominium              Primary           240           6/2/2004     7/2/2004     6/2/2024
    240212653      98270       WA       Single Family            Primary           180           6/2/2004     7/7/2004     6/7/2019
    241415587      39828       GA       Single Family            Primary           180           6/2/2004     7/7/2004     6/7/2019
    243211956      98686       WA       Single Family            Primary           240           6/2/2004     7/7/2004     6/7/2024
    247304713      89502       NV       Single Family            Primary           180           6/2/2004     7/2/2004     6/2/2019
    247601021      87413       NM       Single Family            Primary           180           6/2/2004     7/7/2004     6/7/2019
    250900261      21851       MD       Single Family            Primary           240           6/2/2004     7/7/2004     6/7/2024
    287200123      92404       CA       Single Family            Primary           180           6/2/2004     7/2/2004     6/2/2019
    245106901      14085       NY       Single Family            Primary           360           6/3/2004    7/15/2004    6/15/2034
    246902803      19709       DE       Single Family            Primary           360           6/3/2004    7/15/2004    6/15/2034
    255911526      71270       LA       Single Family            Primary           240           6/3/2004     7/8/2004     6/8/2024
    256209279      70726       LA       Single Family            Primary           360           6/3/2004     7/8/2004     6/8/2034
    287900038      98290       WA       Single Family            Primary           360           6/3/2004     8/1/2004     7/1/2034
    248604313      76180       TX       Single Family            Primary           240           6/3/2004     7/3/2004     6/3/2024
    249318870      44077       OH       Single Family            Primary           180           6/3/2004     7/8/2004     6/8/2019
    250900297      19977       DE       Single Family            Primary           240           6/3/2004     7/3/2004     6/3/2024
    251100329      95630       CA       Single Family            Primary           180           6/3/2004     7/3/2004     6/4/2019
    251500290      83704       ID       Single Family            Primary           240           6/3/2004    7/15/2004    6/15/2024
    284403821       6357       CT       Condominium              Primary           240           6/3/2004     7/8/2004     6/8/2024
    284703222      20706       MD       Single Family            Primary           360           6/3/2004     7/7/2004     6/7/2034
    287200129      92040       CA       Condominium              Primary           180           6/3/2004     7/3/2004     6/3/2019
    287500000      32225       FL       Single Family            Primary           240           6/3/2004     7/8/2004     6/8/2024
    288100023      76006       TX       Single Family            Primary           120           6/3/2004     7/8/2004     6/8/2014
    148902612      28277       NC       PUD                      Primary           360           6/4/2004    7/15/2004    6/15/2034
    148902627      62226       IL       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    243414283      54659       WI       Single Family            Primary           240           6/4/2004     7/9/2004     6/9/2024
    243614271      38141       TN       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    245106984      14616       NY       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    245106993      18088       PA       Single Family            Primary           360           6/4/2004     7/4/2004     6/4/2034
    245408052      80631       CO       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    245706995      33415       FL       PUD                      Primary           360           6/4/2004     7/4/2004     6/4/2034
    246902737      23324       VA       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    248604290      34205       FL       Single Family            Primary           360           6/4/2004    7/15/2004    6/15/2034
    249020710      78247       TX       Single Family            Primary           360           6/4/2004     7/4/2004     6/4/2034
    251100348      95610       CA       Condominium              Primary           360           6/4/2004    7/15/2004    6/15/2034
    255612034      77089       TX       Single Family            Primary           180           6/4/2004     7/9/2004     6/9/2019
    255712567      78416       TX       Single Family            Primary           240           6/4/2004     7/9/2004     6/9/2024
    259916043      95610       CA       Single Family            Primary           360           6/4/2004     8/1/2004     7/1/2034
    287500026      33033       FL       PUD                      Primary           360           6/4/2004    7/15/2004    6/15/2034
    245707005      33174       FL       Townhome                 Primary           360           6/4/2004     7/9/2004     6/9/2034
    148902652      87121       NM       PUD                      Primary           240           6/4/2004     8/1/2004     7/1/2024
    148902658      28277       NC       PUD                      Primary           240           6/4/2004     7/4/2004     6/4/2024
    245106960      17601       PA       Single Family            Primary           240           6/4/2004     7/4/2004     6/4/2024
    246008318      95202       CA       Single Family            Primary           180           6/4/2004    7/15/2004    6/15/2019
    247304773      85737       AZ       PUD                      Primary           180           6/4/2004     7/7/2004     6/7/2019
    248604362      30013       GA       PUD                      Primary           240           6/4/2004     7/4/2004     6/4/2024
    253803100      95758       CA       PUD                      Primary           180           6/4/2004    7/15/2004    6/15/2019
    259916098      90712       CA       Single Family            Primary           360           6/5/2004     8/1/2004     7/1/2034
    241217346      45694       OH       Single Family            Primary           240           6/5/2004    7/10/2004    6/10/2024
    243211755      98685       WA       Single Family            Primary           240           6/5/2004     7/9/2004     6/9/2024
    246008322      92345       CA       Single Family            Primary           360           6/6/2004    7/15/2004    6/15/2034
    148902552      76179       TX       PUD                      Primary           360           6/7/2004     7/7/2004     6/7/2034
    240011724      75006       TX       Condominium              Primary           360           6/7/2004    7/15/2004    6/15/2034
    241121270      64134       MO       Single Family            Primary           360           6/7/2004    7/11/2004    6/11/2034
    246902691      23434       VA       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    253600146      75462       TX       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    254503806      93555       CA       Single Family            Primary           360           6/7/2004    7/11/2004    6/11/2034
    257402863      77084       TX       PUD                      Primary           360           6/7/2004    7/11/2004    6/11/2034
    257801032      92071       CA       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    258811778      78249       TX       PUD                      Primary           360           6/7/2004    7/11/2004    6/11/2034
    259916239      48386       MI       Single Family            Primary           360           6/7/2004     8/1/2004     7/1/2034
    284102137      89410       NV       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    287600051      80013       CO       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    148902624      76179       TX       PUD                      Primary           240           6/7/2004     7/7/2004     6/7/2024
    240011720      75006       TX       Condominium              Primary           180           6/7/2004     7/7/2004     6/7/2019
    243517815      15834       PA       Single Family            Primary           240           6/7/2004    7/11/2004    6/11/2024
    246008358      91913       CA       Single Family            Primary           240           6/7/2004    7/15/2004    6/15/2024
    246806923      30809       GA       Single Family            Primary           240           6/7/2004     7/7/2004     6/7/2024
    246902692      23434       VA       Single Family            Primary           240           6/7/2004     7/7/2004     6/7/2024
    251600581      84067       UT       Single Family            Primary           240           6/7/2004    7/15/2004    6/15/2024
    252703061      92336       CA       Single Family            Primary           180           6/7/2004    7/12/2004    6/12/2019
    284102047      20901       MD       Single Family            Primary           360           6/7/2004    7/15/2004    6/15/2034
    284503871      91741       CA       Single Family            Primary           240           6/7/2004    7/15/2004    6/15/2024
    287200135      92173       CA       Condominium              Primary           180           6/7/2004     7/8/2004     6/8/2019
    148902483      43021       OH       Single Family            Primary           360           6/8/2004     8/1/2004     7/1/2034
    240515930      47885       IN       Single Family            Primary           360           6/8/2004    7/15/2004    6/15/2034
    245107006      15116       PA       Single Family            Primary           360           6/8/2004     7/8/2004     6/8/2034
    245707064      33023       FL       Condominium              Primary           360           6/8/2004    7/15/2004    6/15/2034
    246704204      22407       VA       Single Family            Primary           360           6/8/2004    7/15/2004    6/15/2034
    252703336      73010       OK       Single Family            Primary           360           6/8/2004    7/14/2004    6/14/2034
    253500849      25413       WV       PUD                      Primary           360           6/8/2004    7/14/2004    6/14/2034
    254503818      93703       CA       Single Family            Primary           360           6/8/2004    7/15/2004    6/15/2034
    287701005      34748       FL       Single Family            Primary           360           6/8/2004    7/15/2004    6/15/2034
    287900068      95461       CA       Single Family            Primary           360           6/8/2004     8/1/2004     7/1/2034
    246008207      92503       CA       PUD                      Primary           360           6/8/2004    7/15/2004    6/15/2034
    148902663      43021       OH       Single Family            Primary           240           6/8/2004     8/1/2004     7/1/2024
    240212722      99016       WA       Single Family            Primary           180           6/8/2004    7/15/2004    6/15/2019
    245408051      80004       CO       Single Family            Primary           180           6/8/2004    7/14/2004    6/14/2019
    246403824      33351       FL       PUD                      Primary           180           6/8/2004    7/15/2004    6/15/2019
    247403670      34683       FL       Single Family            Primary           240           6/8/2004    7/14/2004    6/14/2024
    254704118      93292       CA       Single Family            Primary           180           6/8/2004    7/14/2004    6/14/2019
    259916108      27358       NC       Single Family            Primary           240           6/8/2004    7/14/2004    6/14/2024
    284902514      33463       FL       PUD                      Primary           360           6/8/2004    7/15/2004    6/15/2034
    287900080      95461       CA       Single Family            Primary           180           6/8/2004     8/1/2004     7/1/2019
    240212772      98204       WA       Condominium              Primary           360           6/9/2004    7/15/2004    6/15/2034
    241319103      23602       VA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    246008407      91763       CA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    247407573      32244       FL       PUD                      Primary           360           6/9/2004    7/15/2004    6/15/2034
    252402766      95966       CA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    252502903      81625       CO       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    252503019      93551       CA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    252503056      34667       FL       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    252703642      23456       VA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    253000754      15610       PA       Single Family            Primary           180           6/9/2004    7/15/2004    6/15/2019
    253200133      43612       OH       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    253600060      78570       TX       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    254703983      93307       CA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    254806150      77033       TX       Single Family            Second Home       360           6/9/2004    7/15/2004    6/15/2034
    259006413      32707       FL       Single Family            Primary           180           6/9/2004     8/1/2004     7/1/2019
    259916212       2151       MA       Single Family            Primary           360           6/9/2004     8/1/2004     7/1/2034
    259916240      48111       MI       Single Family            Primary           360           6/9/2004     8/1/2004     7/1/2034
    259916362      10470       NY       2-4 Family               Primary           360           6/9/2004     8/1/2004     7/1/2034
    285400317      30642       GA       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    287000058      12550       NY       Single Family            Primary           360           6/9/2004    7/15/2004    6/15/2034
    240212812      98204       WA       Condominium              Primary           240           6/9/2004    7/15/2004    6/15/2024
    243517899      15235       PA       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    245107005      15237       PA       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    245605393      28277       NC       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    245707020      33028       FL       PUD                      Primary           180           6/9/2004    7/15/2004    6/15/2019
    247304741      89431       NV       Single Family            Primary           180           6/9/2004    7/10/2004    6/10/2019
    247601067      70087       LA       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    251300648      38018       TN       Single Family            Primary           180           6/9/2004    7/15/2004    6/15/2019
    254203244       2895       RI       Single Family            Primary           240           6/9/2004    7/15/2004    6/15/2024
    259006522      68123       NE       Single Family            Primary           180           6/9/2004     7/9/2004     6/9/2019
    287000059      12550       NY       Single Family            Primary           180           6/9/2004     7/9/2004     6/9/2019
    287300171      89074       NV       Single Family            Primary           180           6/9/2004    7/15/2004    6/15/2019
    240111978      37849       TN       Single Family            Primary           240          6/10/2004    8/16/2004    7/16/2024
    241415503      30344       GA       Single Family            Primary           144          6/10/2004     8/1/2004     7/1/2016
    242316258      32708       FL       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    242617081      48067       MI       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    243211891      98023       WA       PUD                      Primary           360          6/10/2004     8/1/2004     7/1/2034
    245706997      33322       FL       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    246902776      23223       VA       Townhome                 Primary           360          6/10/2004    7/15/2004    6/15/2034
    247304769      85712       AZ       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    247602362      50216       IA       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    248604333      33410       FL       Single Family            Primary           360          6/10/2004    7/15/2004    6/15/2034
    249613384      28470       NC       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    251300656      22712       VA       PUD                      Primary           360          6/10/2004     8/1/2004     7/1/2034
    251600575      83805       ID       Single Family            Primary           360          6/10/2004    7/15/2004    6/15/2034
    252003548      46802       IN       Single Family            Primary           180          6/10/2004     8/1/2004     7/1/2019
    253903242      92509       CA       Single Family            Second Home       180          6/10/2004     8/1/2004     7/1/2019
    254103386       2302       MA       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    254503946      93705       CA       Single Family            Primary           180          6/10/2004     8/1/2004     7/1/2019
    255810178      77021       TX       Single Family            Primary           120          6/10/2004     8/1/2004     7/1/2014
    256209196      70578       LA       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    256706322      95602       CA       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    257503461      76115       TX       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    257603479      49127       MI       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    257603577      49506       MI       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    257801228      92583       CA       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    258110197      34203       FL       PUD                      Primary           360          6/10/2004     8/1/2004     7/1/2034
    258911686      29229       SC       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    258912316      85741       AZ       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    259606809       1339       MA       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    259916140      81503       CO       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    287500047      33912       FL       Single Family            Primary           360          6/10/2004     8/1/2004     7/1/2034
    242316348      32708       FL       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    243211994      98374       WA       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    244410503      32353       FL       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    244516197      29678       SC       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    245304716      60102       IL       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    245707015      33012       FL       Single Family            Primary           180          6/10/2004    7/16/2004    6/16/2019
    246902823      23223       VA       Townhome                 Primary           240          6/10/2004    7/10/2004    6/10/2024
    248604371      33410       FL       Single Family            Primary           240          6/10/2004    7/10/2004    6/10/2024
    248604372      75087       TX       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    257603706      49127       MI       Single Family            Primary           240          6/10/2004     8/1/2004     7/1/2024
    287900089      67114       KS       Single Family            Primary           240          6/10/2004    7/10/2004    6/10/2024
    148902526      92563       CA       PUD                      Primary           360          6/11/2004     8/1/2004     7/1/2034
    148902597      92563       CA       PUD                      Primary           360          6/11/2004     8/1/2004     7/1/2034
    148902628      27613       NC       PUD                      Primary           360          6/11/2004    7/15/2004    6/15/2034
    148902648      75071       TX       PUD                      Primary           360          6/11/2004    7/11/2004    6/11/2034
    148902653      34639       FL       PUD                      Primary           360          6/11/2004    7/15/2004    6/15/2034
    241917525      33884       FL       Single Family            Primary           360          6/11/2004    7/16/2004    6/16/2034
    244209083      41063       KY       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    244410369      70018       LA       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    245304686      61462       IL       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    246806916      40033       KY       Single Family            Primary           360          6/11/2004    7/15/2004    6/15/2034
    246902847      19702       DE       Single Family            Primary           360          6/11/2004    7/15/2004    6/15/2034
    247602243      78133       TX       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    247602313      78526       TX       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    248604353      78247       TX       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    251200491      55021       MN       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    252003554      46545       IN       Single Family            Primary           360          6/11/2004    7/15/2004    6/15/2034
    254203299       2860       RI       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    256605978      17370       PA       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    256904997      13760       NY       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    259406669      76528       TX       Single Family            Primary           360          6/11/2004    7/16/2004    6/16/2034
    259916313       8059       NJ       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    285100942      33853       FL       Single Family            Primary           360          6/11/2004     8/1/2004     7/1/2034
    287200125      89149       NV       PUD                      Primary           360          6/11/2004     8/1/2004     7/1/2034
    287500064      34142       FL       Single Family            Primary           180          6/11/2004     8/1/2004     7/1/2019
    148902673      27613       NC       PUD                      Primary           240          6/11/2004    7/11/2004    6/11/2024
    148902674      48843       MI       Condominium              Primary           240          6/11/2004    7/11/2004    6/11/2024
    148902676      75071       TX       PUD                      Primary           240          6/11/2004    7/11/2004    6/11/2024
    148902678      43082       OH       Single Family            Primary           240          6/11/2004    7/11/2004    6/11/2024
    148902679      34639       FL       PUD                      Primary           240          6/11/2004    7/11/2004    6/11/2024
    148902680      48188       MI       Condominium              Primary           240          6/11/2004    7/11/2004    6/11/2024
    243212031      97266       OR       Single Family            Primary           240          6/11/2004    7/10/2004    6/10/2024
    243711243      85713       AZ       PUD                      Primary           180          6/11/2004     8/1/2004     7/1/2019
    245407978      68022       NE       Single Family            Primary           180          6/11/2004     8/1/2004     7/1/2019
    245605399      28208       NC       Single Family            Primary           240          6/11/2004     8/1/2004     7/1/2024
    245706993      33029       FL       PUD                      Primary           180          6/11/2004    7/11/2004    6/11/2019
    246204826       1841       MA       Condominium              Primary           240          6/11/2004     8/1/2004     7/1/2024
    246403718      95834       CA       Single Family            Primary           180          6/11/2004     8/1/2004     7/1/2019
    248604369      78247       TX       Single Family            Primary           240          6/11/2004     8/1/2004     7/1/2024
    251600586      97030       OR       Single Family            Primary           240          6/11/2004     8/1/2004     7/1/2024
    257005774       3060       NH       Condominium              Primary           240          6/11/2004     8/1/2004     7/1/2024
    258514280      92026       CA       Single Family            Primary           360          6/11/2004    7/16/2004    6/16/2034
    284203796      51503       IA       Single Family            Primary           240          6/11/2004     8/1/2004     7/1/2024
    287700002      80219       CO       Single Family            Primary           180          6/11/2004     8/1/2004     7/1/2019
    287700004      33764       FL       Single Family            Primary           180          6/11/2004    7/11/2004    6/11/2019
    242617142      48167       MI       Single Family            Primary           180          6/11/2004     8/1/2004     7/1/2019
    259916249      48198       MI       Single Family            Primary           360          6/12/2004     8/1/2004     7/1/2034
    287300102      32571       FL       Single Family            Primary           360          6/12/2004     8/1/2004     7/1/2034
    259006436      68502       NE       Single Family            Primary           180          6/12/2004     8/1/2004     7/1/2019
    240011714      78258       TX       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    242114940      28698       NC       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    245107020      19507       PA       Single Family            Primary           360          6/14/2004    7/14/2004    6/14/2034
    246008446      92504       CA       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    246204876       6513       CT       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    249518913      28551       NC       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    251600545      99208       WA       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    255315498      75150       TX       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    259916202      21784       MD       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    287300302      92019       CA       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    287900097      93722       CA       Single Family            Primary           360          6/14/2004     8/1/2004     7/1/2034
    148902684      75070       TX       PUD                      Primary           240          6/14/2004    7/14/2004    6/14/2024
    240212817      98258       WA       PUD                      Primary           240          6/14/2004     8/1/2004     7/1/2024
    240918862      50125       IA       Single Family            Primary           240          6/14/2004    7/18/2004    6/18/2024
    245107022      19507       PA       Single Family            Primary           240          6/14/2004    7/14/2004    6/14/2024
    245408048      68048       NE       Single Family            Primary           180          6/14/2004     7/1/2004     6/1/2019
    245707061      33135       FL       Single Family            Primary           180          6/14/2004    7/14/2004    6/14/2019
    251600574      98332       WA       Single Family            Primary           240          6/14/2004     8/1/2004     7/1/2024
    287300107      92505       CA       Single Family            Primary           180          6/14/2004     8/1/2004     7/1/2019
    287900099      93722       CA       Single Family            Primary           240          6/14/2004     8/1/2004     7/1/2024
    248604377      33903       FL       Single Family            Primary           240          6/14/2004     8/1/2004     7/1/2024
    148902574      43147       OH       Condominium              Primary           360          6/15/2004    7/15/2004    6/15/2034
    148902590      92563       CA       PUD                      Primary           360          6/15/2004     8/1/2004     7/1/2034
    240011589      75161       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    240011773      75104       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    243316475      75050       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    245707044      34952       FL       Condominium              Primary           360          6/15/2004     8/1/2004     7/1/2034
    246704252      29936       SC       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    246806869      41086       KY       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    247407583      75235       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    247407590      78501       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    247602180      77494       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    247602423      73162       OK       2-4 Family               Primary           360          6/15/2004     8/1/2004     7/1/2034
    251600533      83716       ID       PUD                      Primary           360          6/15/2004     8/1/2004     7/1/2034
    252003565      46970       IN       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    255410430      76574       TX       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    257900908       6776       CT       Single Family            Primary           360          6/15/2004    7/15/2004    6/15/2034
    258412826       2840       RI       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    259916066      85209       AZ       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    288100756      92551       CA       Single Family            Primary           360          6/15/2004     8/1/2004     7/1/2034
    148902683      92563       CA       PUD                      Primary           180          6/15/2004     8/1/2004     7/1/2019
    148902691      43147       OH       Condominium              Primary           240          6/15/2004    7/15/2004    6/15/2024
    241415675      30083       GA       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    246204792       6010       CT       Single Family            Primary           240          6/15/2004    7/15/2004    6/15/2024
    247403668      75701       TX       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    247601143      50401       IA       Single Family            Primary           240          6/15/2004     8/1/2004     7/1/2024
    248604384      77471       TX       Single Family            Primary           240          6/15/2004    7/15/2004    6/15/2024
    254604478      92544       CA       Single Family            Primary           240          6/15/2004     8/1/2004     7/1/2024
    257801372      95838       CA       Single Family            Primary           240          6/15/2004     8/1/2004     7/1/2024
    258000004      20774       MD       PUD                      Primary           240          6/15/2004    7/15/2004    6/15/2024
    259006447      15445       PA       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    259104220      63664       MO       Single Family            Primary           240          6/15/2004    7/15/2004    6/15/2024
    259104455      64134       MO       Single Family            Primary           240          6/15/2004    7/15/2004    6/15/2024
    259916068      85029       AZ       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    284902417      34471       FL       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    259006550      31088       GA       Single Family            Primary           180          6/15/2004     8/1/2004     7/1/2019
    242114907      32909       FL       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    243316327      75061       TX       Single Family            Primary           300          6/16/2004     8/1/2004     7/1/2029
    243316414      75057       TX       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    245107036      15216       PA       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    245304628      48122       MI       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    245707073      33415       FL       PUD                      Primary           360          6/16/2004     8/1/2004     7/1/2034
    246704263      29223       SC       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    246806970      37932       TN       PUD                      Primary           360          6/16/2004     8/1/2004     7/1/2034
    246806974      40219       KY       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    247304753      85745       AZ       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    247602182      78586       TX       Single Family            Primary           180          6/16/2004     8/1/2004     7/1/2019
    251500323      98632       WA       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    253903398      91709       CA       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    254806408      77506       TX       Single Family            Primary           204          6/16/2004     8/1/2004     7/1/2021
    254907459      76140       TX       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    257801148      93242       CA       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    258514338      77066       TX       PUD                      Primary           360          6/16/2004     8/1/2004     7/1/2034
    287300143      90293       CA       Condominium              Primary           360          6/16/2004     8/1/2004     7/1/2034
    287500126      32246       FL       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    287300317      91320       CA       Single Family            Primary           360          6/16/2004     8/1/2004     7/1/2034
    251200502      46220       IN       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    251400560      98406       WA       Single Family            Primary           180          6/16/2004     8/1/2004     7/1/2019
    251500324      98632       WA       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    254003740      10312       NY       Townhome                 Primary           240          6/16/2004     8/1/2004     7/1/2024
    258000012      20640       MD       PUD                      Primary           240          6/16/2004     8/1/2004     7/1/2024
    259104459      63845       MO       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    285300906      89702       NV       Single Family            Primary           180          6/16/2004     8/1/2004     7/1/2019
    287200164      93454       CA       PUD                      Primary           240          6/16/2004     8/1/2004     7/1/2024
    287500095      32246       FL       Single Family            Primary           240          6/16/2004     8/1/2004     7/1/2024
    148902525      62226       IL       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    240212785      98284       WA       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    241415820      30039       GA       Single Family            Second Home       120          6/17/2004     8/1/2004     7/1/2014
    241717101      55033       MN       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    242617363      49022       MI       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    243614393      38125       TN       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    246204795       6514       CT       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    246204806       4250       ME       Single Family            Primary           180          6/17/2004     8/1/2004     7/1/2019
    246704267      22602       VA       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    247407596      76901       TX       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    248604370      78253       TX       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    252003517      46516       IN       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    257503426      76049       TX       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    259916201      93536       CA       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    284403987      83642       ID       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    148902689      62226       IL       Single Family            Primary           240          6/17/2004     8/1/2004     7/1/2024
    148902696      30180       GA       PUD                      Primary           240          6/17/2004     8/1/2004     7/1/2024
    148902698      78640       TX       PUD                      Primary           240          6/17/2004     8/1/2004     7/1/2024
    242316379      32771       FL       Single Family            Primary           240          6/17/2004     8/1/2004     7/1/2024
    243711276      89131       NV       PUD                      Primary           360          6/17/2004     8/1/2004     7/1/2034
    244119123      28213       NC       Single Family            Primary           240          6/17/2004     8/1/2004     7/1/2024
    246008547      92346       CA       Single Family            Primary           180          6/17/2004     8/1/2004     7/1/2019
    246204842       6066       CT       Single Family            Primary           240          6/17/2004    7/17/2004    6/17/2024
    246806953      40475       KY       Single Family            Primary           240          6/17/2004     8/1/2004     7/1/2024
    251300644      49345       MI       Single Family            Primary           240          6/17/2004     8/1/2004     7/1/2024
    259006477      80106       CO       Single Family            Primary           180          6/17/2004     8/1/2004     7/1/2019
    259406594      49509       MI       Single Family            Primary           360          6/17/2004     8/1/2004     7/1/2034
    148902635      32259       FL       PUD                      Primary           360          6/18/2004     8/1/2004     7/1/2034
    148902666      76028       TX       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    242115036      30288       GA       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    245107057      15642       PA       MF Housing               Primary           360          6/18/2004     8/1/2004     7/1/2034
    245107061      19601       PA       Single Family            Primary           360          6/18/2004    7/18/2004    6/18/2034
    245408028      80603       CO       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    245605370      28115       NC       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    245605415      27616       NC       PUD                      Primary           360          6/18/2004     8/1/2004     7/1/2034
    246008244      92807       CA       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    247407581      66208       KS       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    247602339      76051       TX       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    249020941      80209       CO       Condominium              Primary           360          6/18/2004     8/1/2004     7/1/2034
    250900337      26003       WV       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    251100373      95747       CA       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    252003545      46250       IN       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    255410490      78745       TX       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    259006531      33064       FL       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    259916179      62002       IL       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    259916310       7442       NJ       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    259916318      30217       GA       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    259916326      11236       NY       2-4 Family               Primary           360          6/18/2004    7/23/2004    6/23/2034
    285101063      33312       FL       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    287500102      32141       FL       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    287900090      95351       CA       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    148902702      32259       FL       PUD                      Primary           240          6/18/2004     8/1/2004     7/1/2024
    243711275      85345       AZ       PUD                      Primary           180          6/18/2004     8/1/2004     7/1/2019
    245107062      19601       PA       Single Family            Primary           240          6/18/2004    7/18/2004    6/18/2024
    245408056      80603       CO       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    246204868       1475       MA       Single Family            Primary           240          6/18/2004    7/18/2004    6/18/2024
    247304748      46143       IN       PUD                      Primary           240          6/18/2004     8/1/2004     7/1/2024
    247403667      76052       TX       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    247403674      66208       KS       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    247600910      68601       NE       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    247601122      76051       TX       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    251100403      93635       CA       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    251200494      40601       KY       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    252003597      46542       IN       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    252203510      31021       GA       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    257106191       8093       NJ       Single Family            Primary           240          6/18/2004     8/1/2004     7/1/2024
    259104370      27514       NC       Single Family            Primary           240          6/18/2004    7/18/2004    6/18/2024
    287300207      91343       CA       Single Family            Primary           180          6/18/2004     8/1/2004     7/1/2019
    287900112      85205       AZ       PUD                      Primary           180          6/18/2004     8/1/2004     7/1/2019
    288300119      44319       OH       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    288600015      11731       NY       Single Family            Primary           360          6/18/2004     8/1/2004     7/1/2034
    246008386      91342       CA       Condominium              Primary           360          6/19/2004     8/1/2004     7/1/2034
    246403835      93551       CA       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    255612244      77503       TX       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    259006526      32092       FL       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    285001425      59101       MT       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    287300212      89121       NV       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    246008387      91342       CA       Single Family            Primary           180          6/19/2004     8/1/2004     7/1/2019
    246403836      93551       CA       Single Family            Primary           240          6/19/2004    7/18/2004    6/18/2024
    259916207      91739       CA       Single Family            Primary           180          6/19/2004     8/1/2004     7/1/2019
    284703436      21784       MD       Single Family            Primary           360          6/19/2004     8/1/2004     7/1/2034
    240011626      78404       TX       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    244516198      28016       NC       Single Family            Primary           240          6/21/2004     8/1/2004     7/1/2024
    246008485      91739       CA       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    246704218       6378       CT       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    246902773      19804       DE       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    246902833      19335       PA       PUD                      Primary           360          6/21/2004     8/1/2004     7/1/2034
    247407598      33510       FL       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    255911699      75961       TX       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    258212517       5201       VT       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    259006450      33027       FL       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    259006503      13209       NY       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    287701020      76106       TX       Single Family            Primary           360          6/21/2004     8/1/2004     7/1/2034
    148902701      43021       OH       Single Family            Primary           240          6/21/2004     8/1/2004     7/1/2024
    240212864      98226       WA       Single Family            Primary           180          6/21/2004     8/1/2004     7/1/2019
    243816302      44721       OH       Single Family            Primary           180          6/21/2004     8/1/2004     7/1/2019
    246008534      90807       CA       Condominium              Primary           240          6/21/2004     8/1/2004     7/1/2024
    247601056      80916       CO       Single Family            Primary           240          6/21/2004     8/1/2004     7/1/2024
    251400532      98092       WA       Condominium              Primary           240          6/21/2004     8/1/2004     7/1/2024
    254103466      11714       NY       Single Family            Primary           240          6/21/2004     8/1/2004     7/1/2024
    287200166      87043       NM       Single Family            Primary           240          6/21/2004     8/1/2004     7/1/2024
    287600111      80241       CO       Condominium              Primary           240          6/21/2004     8/1/2004     7/1/2024
    287700003      76131       TX       Single Family            Primary           180          6/21/2004     8/1/2004     7/1/2019
    287900116      95355       CA       Single Family            Primary           180          6/21/2004     8/1/2004     7/1/2019
    240621110      63017       MO       Condominium              Primary           360          6/22/2004     8/1/2004     7/1/2034
    246008499      92656       CA       Condominium              Primary           360          6/22/2004     8/1/2004     7/1/2034
    246008501      90220       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    246204767       6516       CT       Condominium              Primary           360          6/22/2004     8/1/2004     7/1/2034
    257701211      94603       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    257701247      95205       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    259006533      33311       FL       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    287200102      95826       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    287300289      92154       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    287300359      90650       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    240011805      76116       TX       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    242412242      73013       OK       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    246008329      91745       CA       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    246008529      91741       CA       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    254604424      92392       CA       Single Family            Primary           360          6/22/2004     8/1/2004     7/1/2034
    257801423      91910       CA       Single Family            Primary           240          6/22/2004     8/1/2004     7/1/2024
    284703505      20706       MD       Single Family            Primary           240          6/22/2004     8/1/2004     7/1/2024
    287700001      76210       TX       Single Family            Primary           180          6/22/2004     8/1/2004     7/1/2019
    148902629      20724       MD       PUD                      Primary           360          6/23/2004     8/1/2004     7/1/2034
    243711289      85746       AZ       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    244410555      70058       LA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    245706960      33470       FL       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    245706970      33066       FL       Condominium              Primary           360          6/23/2004     8/1/2004     7/1/2034
    245707046      33155       FL       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246008490      95127       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246008498      91501       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246008511      90047       CA       Single Family            Primary           360          6/23/2004     8/6/2004     7/6/2034
    246008595      92570       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246204804       6604       CT       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246403830      95458       CA       MF Housing               Primary           360          6/23/2004     8/1/2004     7/1/2034
    246403840      94134       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246704255      28215       NC       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246704274      24015       VA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    246806903      30014       GA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    247407418      78586       TX       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    247602465      70757       LA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    249613671      32208       FL       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    250900303       1108       MA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    251100346      95670       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    251400558      98012       WA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    253000992      75007       TX       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    254704097      93312       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    258606424      19149       PA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    258606578       3827       NH       Single Family            Primary           120          6/23/2004     8/1/2004     7/1/2014
    258912532      33027       FL       PUD                      Primary           360          6/23/2004     8/1/2004     7/1/2034
    259006565      98296       WA       MF Housing               Primary           360          6/23/2004     8/1/2004     7/1/2034
    259006579      22031       VA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    284803322      89074       NV       PUD                      Primary           360          6/23/2004     8/1/2004     7/1/2034
    285101028      33040       FL       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    287300271      92262       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    287300388      95207       CA       Single Family            Primary           360          6/23/2004     8/1/2004     7/1/2034
    148902720      20724       MD       PUD                      Primary           240          6/23/2004     8/1/2004     7/1/2024
    241415806      30308       GA       Condominium              Primary           180          6/23/2004     8/1/2004     7/1/2019
    243212078      99163       WA       Single Family            Primary           240          6/23/2004     8/1/2004     7/1/2024
    244119473      24540       VA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    245408070      80615       CO       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    246403865      85705       AZ       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    246704277      24015       VA       Single Family            Primary           240          6/23/2004     8/1/2004     7/1/2024
    247304818      85712       AZ       Townhome                 Primary           180          6/23/2004     8/1/2004     7/1/2019
    248604386      30087       GA       Single Family            Primary           240          6/23/2004     8/1/2004     7/1/2024
    250900304       1108       MA       Single Family            Primary           240          6/23/2004     8/1/2004     7/1/2024
    251100357      95670       CA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    254504120      93704       CA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    254504379      93702       CA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    257005922       1810       MA       Single Family            Primary           180          6/23/2004     8/1/2004     7/1/2019
    285201152       7728       NJ       Single Family            Primary           240          6/23/2004     8/1/2004     7/1/2024
    259006802      80121       CO       Single Family            Investor          240          6/23/2004     8/1/2004     7/1/2024
    148902549      43147       OH       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    148902634      62226       IL       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    148902708      28027       NC       PUD                      Primary           360          6/24/2004     8/1/2004     7/1/2034
    240516139      46140       IN       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    242817153      85008       AZ       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    244118820      27105       NC       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    245605425      29301       SC       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    245707090      33147       FL       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246008378      90275       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246008431      92407       CA       Single Family            Primary           180          6/24/2004     8/1/2004     7/1/2019
    246008548      90032       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246204772       6615       CT       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246204884       4093       ME       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246704294      22737       VA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246807000      63304       MO       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    246902859      23834       VA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    247304802      85301       AZ       Condominium              Primary           360          6/24/2004     8/1/2004     7/1/2034
    247407547      80125       CO       PUD                      Primary           360          6/24/2004     8/1/2004     7/1/2034
    247602337      76354       TX       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    248604348       2889       RI       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    248604394      37075       TN       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    249613441      37336       TN       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    249613528      89030       NV       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    252003584      46714       IN       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    252703874      21222       MD       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    255315920      75601       TX       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    256409723      44710       OH       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    257005848       2766       MA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    257801340      92543       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    259006577       7304       NJ       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    259104569      98226       WA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    285301089      86403       AZ       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    287200173      92021       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    287300240      93221       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    287300347      92544       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    287900048      46392       IN       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    288000516      92562       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    148902714      34219       FL       PUD                      Primary           240          6/24/2004     8/1/2004     7/1/2024
    148902728      62226       IL       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    148902732      28027       NC       PUD                      Primary           240          6/24/2004     8/1/2004     7/1/2024
    148902735      43147       OH       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    148902741      89086       NV       PUD                      Primary           240          6/24/2004     8/1/2004     7/1/2024
    242215820      80128       CO       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    245304694      60016       IL       Condominium              Primary           240          6/24/2004     8/1/2004     7/1/2024
    245408095      80018       CO       Single Family            Primary           180          6/24/2004     8/1/2004     7/1/2019
    245707074      33015       FL       Condominium              Primary           180          6/24/2004     8/1/2004     7/1/2019
    247403673      80125       CO       PUD                      Primary           240          6/24/2004     8/1/2004     7/1/2024
    248604406       2889       RI       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    253702630      92866       CA       Single Family            Primary           360          6/24/2004     8/1/2004     7/1/2034
    254504324      95356       CA       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    256606441      17331       PA       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    259006530      92544       CA       Single Family            Primary           180          6/24/2004     8/1/2004     7/1/2019
    259104520      19567       PA       Townhome                 Primary           240          6/24/2004     8/1/2004     7/1/2024
    259104528      30127       GA       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    259209711      33947       FL       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    259607330      33647       FL       PUD                      Primary           360          6/24/2004     8/1/2004     7/1/2034
    285101249      34982       FL       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    287300425      93221       CA       Single Family            Primary           180          6/24/2004     8/1/2004     7/1/2019
    287900121      46392       IN       Single Family            Primary           240          6/24/2004     8/1/2004     7/1/2024
    287900123      85296       AZ       PUD                      Primary           240          6/24/2004     8/1/2004     7/1/2024
    148902584      87121       NM       PUD                      Primary           360          6/25/2004     8/1/2004     7/1/2034
    148902649      48198       MI       Condominium              Primary           360          6/25/2004     8/1/2004     7/1/2034
    240011795      77384       TX       PUD                      Primary           360          6/25/2004     8/1/2004     7/1/2034
    240011808      78734       TX       Condominium              Primary           360          6/25/2004     8/1/2004     7/1/2034
    242115149      28150       NC       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    242920457      38801       MS       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    244119305      27106       NC       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245107019      14105       NY       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245210976      45252       OH       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245304765      48848       MI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245605429      27615       NC       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245707063      33023       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245707076      34113       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245707102      33014       FL       Condominium              Primary           360          6/25/2004     8/1/2004     7/1/2034
    245707114      34654       FL       PUD                      Primary           360          6/25/2004     8/1/2004     7/1/2034
    246008582      90630       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246008650      92553       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246204776       1844       MA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246204897       1545       MA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246204909       3826       NH       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246704210       1757       MA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246704282      22645       VA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246807010      37659       TN       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    246902893      21012       MD       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247304819      85741       AZ       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247407452      78521       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247407587      87566       NM       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247602308      75232       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247602324      76450       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247602399      32771       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    247602441      70068       LA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    249519220      21403       MD       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    249519273      91016       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    251200476      30062       GA       PUD                      Primary           360          6/25/2004     8/1/2004     7/1/2034
    251400526      98223       WA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    251600592      84790       UT       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    251600600      97301       OR       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    252203781       8904       NJ       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    252402748       7621       NJ       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    253300618       2904       RI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    253600464      78411       TX       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    253702780      95765       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    254503345      95367       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    254504132      95356       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    255315535      75160       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    255509967      78332       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    255509986      78415       TX       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    255712714      79927       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    255712808      78207       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    256209477      70663       LA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    256209569      71301       LA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    256307985      72956       AR       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    257701238      95482       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    258412715      79109       TX       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    258812106      18976       PA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    259006516      62221       IL       Single Family            Primary           360          6/25/2004    8/15/2004    7/15/2034
    259006518      33313       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259006520      34608       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259006559       6040       CT       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259209647      58047       ND       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259406526      25411       WV       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259916244      48223       MI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259916245      48309       MI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    259916262      92324       CA       Single Family            Primary           360          6/25/2004     9/1/2004     8/1/2034
    284902407      59919       MT       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    284902572      13743       NY       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    285001609      34982       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    285700412      30907       GA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    287200058      92220       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    287200174      92109       CA       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    287500053      33909       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    287600126      77093       TX       Single Family            Primary           120          6/25/2004     8/1/2004     7/1/2014
    287900067      48910       MI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    288000465      92701       CA       Single Family            Primary           120          6/25/2004     8/1/2004     7/1/2014
    148902736      48198       MI       Condominium              Primary           240          6/25/2004     8/1/2004     7/1/2024
    148902750      75070       TX       PUD                      Primary           240          6/25/2004     8/1/2004     7/1/2024
    148902752      87121       NM       PUD                      Primary           240          6/25/2004     8/1/2004     7/1/2024
    240011783      33782       FL       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    241917791      32309       FL       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    242215827      80224       CO       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    242617618      48116       MI       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    244612366      65803       MO       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    245107063      17036       PA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    245107084      15401       PA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    245210984      41091       KY       PUD                      Primary           240          6/25/2004     8/1/2004     7/1/2024
    245408098      80010       CO       Single Family            Primary           180          6/25/2004     8/1/2004     7/1/2019
    245408114      68136       NE       Single Family            Primary           180          6/25/2004     8/1/2004     7/1/2019
    245706987      33321       FL       Townhome                 Primary           180          6/25/2004     8/1/2004     7/1/2019
    246204831       6424       CT       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    246204879       2038       MA       Condominium              Primary           240          6/25/2004     8/1/2004     7/1/2024
    246704213       1757       MA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    246806947      63303       MO       PUD                      Primary           240          6/25/2004     8/1/2004     7/1/2024
    246806998      31516       GA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    247403676      32305       FL       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    248604413      75115       TX       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    251200521      45230       OH       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    251200522      30087       GA       Single Family            Primary           180          6/25/2004     8/1/2004     7/1/2019
    251500354      98524       WA       PUD                      Primary           240          6/25/2004     8/1/2004     7/1/2024
    251500358      59602       MT       Single Family            Primary           180          6/25/2004     8/1/2004     7/1/2019
    257801343      95815       CA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    258000020      95768       CA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    259104337      51106       IA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    259104474      48103       MI       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    259104589      84404       UT       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    259104604      37421       TN       Single Family            Primary           180          6/25/2004     8/1/2004     7/1/2019
    259607436      10305       NY       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    284102362      80922       CO       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    285100911      33312       FL       Single Family            Primary           360          6/25/2004     8/1/2004     7/1/2034
    287200060      92220       CA       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    287600100      77469       TX       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    287900109      85048       AZ       PUD                      Primary           180          6/25/2004     8/1/2004     7/1/2019
    287900124      48910       MI       Single Family            Primary           240          6/25/2004     8/1/2004     7/1/2024
    255316058      75180       TX       Single Family            Primary           180          6/26/2004     8/1/2004     7/1/2019
    148902577      30349       GA       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    148902703      30349       GA       PUD                      Primary           360          6/28/2004     8/1/2004     7/1/2034
    241121385      64034       MO       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    245106889      17042       PA       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    247602318      78249       TX       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    248604259      22304       VA       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    252003605      46580       IN       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    259006546      30019       GA       Single Family            Primary           360          6/28/2004     9/1/2004     8/1/2034
    259104444      76227       TX       Single Family            Primary           360          6/28/2004     8/1/2004     7/1/2034
    287300184      92121       CA       Condominium              Primary           360          6/28/2004     8/1/2004     7/1/2034
    287900062      92333       CA       Single Family            Primary           180          6/28/2004     8/1/2004     7/1/2019
    245304735      49349       MI       Single Family            Primary           360          6/28/2004    8/15/2004    7/15/2034
    148902744      30349       GA       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    148902754      43123       OH       Condominium              Primary           240          6/28/2004     8/1/2004     7/1/2024
    245106923      17042       PA       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    245107099      17363       PA       Single Family            Primary           180          6/28/2004     8/2/2004     7/2/2019
    245210942      45140       OH       Single Family            Primary           240          6/28/2004     8/2/2004     7/2/2024
    247304806      85741       AZ       PUD                      Primary           180          6/28/2004     8/1/2004     7/1/2019
    247601154      78249       TX       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    248604418      34787       FL       Single Family            Primary           240          6/28/2004     8/2/2004     7/2/2024
    259104648      77095       TX       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    259104651      30117       GA       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    148902753      43021       OH       Single Family            Primary           240          6/28/2004     8/1/2004     7/1/2024
    148902540      80504       CO       PUD                      Primary           360          6/29/2004     8/1/2004     7/1/2034
    148902568      87144       NM       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    148902611      29209       SC       PUD                      Primary           360          6/29/2004     8/1/2004     7/1/2034
    148902636      33463       FL       Condominium              Primary           360          6/29/2004     8/1/2004     7/1/2034
    148902638      48188       MI       Condominium              Primary           360          6/29/2004     8/1/2004     7/1/2034
    245107053      17046       PA       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    245605402      27545       NC       Single Family            Primary           360          6/29/2004    8/15/2004    7/15/2034
    245605440      27105       NC       Single Family            Primary           360          6/29/2004    8/15/2004    7/15/2034
    246008442      92307       CA       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    246204854       2090       MA       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    248604375      34208       FL       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    248604395      37210       TN       Single Family            Primary           360          6/29/2004     8/1/2004     7/1/2034
    148902726      89523       NV       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902746      63366       MO       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902759      48188       MI       Condominium              Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902762      80504       CO       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902764      29209       SC       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902766      87144       NM       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902769      30349       GA       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902778      93311       CA       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    245107054      17046       PA       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    245107079      17042       PA       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    245210950      45424       OH       Single Family            Primary           180          6/29/2004     8/3/2004     7/3/2019
    245408119      68134       NE       Single Family            Primary           180          6/29/2004     8/6/2004     7/6/2019
    246008505      92307       CA       Single Family            Primary           180          6/29/2004     8/1/2004     7/1/2019
    246008607      93309       CA       Single Family            Primary           180          6/29/2004     8/1/2004     7/1/2019
    247304813      85706       AZ       PUD                      Primary           180          6/29/2004     8/1/2004     7/1/2019
    247304846      85374       AZ       Single Family            Primary           180          6/29/2004     8/1/2004     7/1/2019
    247403678      78583       TX       Single Family            Primary           180          6/29/2004     8/6/2004     7/6/2019
    248604421      44278       OH       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    248604422      75002       TX       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    251500362      83201       ID       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    258000022      89436       NV       PUD                      Primary           240          6/29/2004     8/1/2004     7/1/2024
    259916259      92316       CA       Single Family            Primary           180          6/29/2004     9/1/2004     8/1/2019
    287900128      98223       WA       Single Family            Primary           240          6/29/2004     8/1/2004     7/1/2024
    148902775      97124       OR       PUD                      Primary           360          6/30/2004     8/1/2004     7/1/2034
    240011820      76044       TX       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    241717186      55037       MN       Single Family            Primary           360          6/30/2004     8/6/2004     7/6/2034
    245407995      80549       CO       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    245407997      68138       NE       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    245408019      80538       CO       PUD                      Primary           360          6/30/2004     8/1/2004     7/1/2034
    245408105      80631       CO       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    245605441      28054       NC       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    245707111      33023       FL       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    246204827       1545       MA       Condominium              Primary           360          6/30/2004     8/1/2004     7/1/2034
    246204918       6010       CT       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    246403874      92879       CA       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    246807013      37128       TN       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    247304811      85746       AZ       PUD                      Primary           360          6/30/2004     8/1/2004     7/1/2034
    247304852      85710       AZ       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    247602481      67601       KS       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    249119860      34994       FL       Single Family            Primary           360          6/30/2004    8/15/2004    7/15/2034
    250900276      28212       NC       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    251300705      48021       MI       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    254806585      77055       TX       Single Family            Primary           360          6/30/2004    8/15/2004    7/15/2034
    259006534      13210       NY       Single Family            Primary           360          6/30/2004     9/1/2004     8/1/2034
    259104728      30253       GA       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    287600129      77065       TX       Single Family            Primary           360          6/30/2004     8/1/2004     7/1/2034
    148902776      20877       MD       PUD                      Primary           240          6/30/2004     8/1/2004     7/1/2024
    148902779      75067       TX       PUD                      Primary           240          6/30/2004     8/1/2004     7/1/2024
    148902780      87144       NM       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    148902781      63129       MO       PUD                      Primary           240          6/30/2004     8/1/2004     7/1/2024
    148902783      33027       FL       PUD                      Primary           240          6/30/2004     8/1/2004     7/1/2024
    148902787      97124       OR       PUD                      Primary           240          6/30/2004     8/1/2004     7/1/2024
    240011814      76044       TX       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    240112207      37923       TN       Single Family            Primary           180          6/30/2004     8/7/2004     7/7/2019
    240919161      52577       IA       Single Family            Primary           240          6/30/2004     8/6/2004     7/6/2024
    242817230      85207       AZ       Single Family            Primary           180          6/30/2004     8/6/2004     7/6/2019
    245407992      68138       NE       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    245407994      80549       CO       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    245408068      80538       CO       PUD                      Primary           180          6/30/2004     8/1/2004     7/1/2019
    245408121      80239       CO       PUD                      Primary           180          6/30/2004     8/1/2004     7/1/2019
    245408123      68164       NE       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    245707125      33157       FL       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    246008592      90623       CA       Single Family            Primary           180          6/30/2004    8/15/2004    7/15/2019
    246204828       1752       MA       Condominium              Primary           240          6/30/2004     8/1/2004     7/1/2024
    246204919       6010       CT       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    246403875      92879       CA       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    247304823      85745       AZ       PUD                      Primary           180          6/30/2004     8/5/2004     7/5/2019
    247304853      85710       AZ       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    247403679      76179       TX       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    248604424      76107       TX       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    248604428      78232       TX       Single Family            Primary           180          6/30/2004     8/1/2004     7/1/2019
    249119796      15601       PA       Single Family            Primary           240          6/30/2004     8/6/2004     7/6/2024
    251400552      98366       WA       Single Family            Primary           180          6/30/2004     8/5/2004     7/5/2019
    259104496      97754       OR       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    259104530      46835       IN       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    259104649      78648       TX       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    287300408      93436       CA       Single Family            Primary           180          6/30/2004     8/6/2004     7/6/2019
    287600143      77318       TX       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    287900130      85205       AZ       Single Family            Primary           240          6/30/2004     8/1/2004     7/1/2024
    245605439      27804       NC       Single Family            Primary           360           7/1/2004    8/15/2004    7/15/2034
    245707106      33033       FL       Single Family            Primary           360           7/1/2004    8/15/2004    7/15/2034
    246204694       2644       MA       Single Family            Primary           360           7/1/2004    8/15/2004    7/15/2034
    246704295       4222       ME       Single Family            Primary           360           7/1/2004    8/15/2004    7/15/2034
    258000025      21122       MD       Single Family            Primary           360           7/1/2004    8/15/2004    7/15/2034
    258514465      34677       FL       Condominium              Primary           360           7/1/2004    8/15/2004    7/15/2034
    148902784      85242       AZ       PUD                      Primary           240           7/1/2004     8/1/2004     7/1/2024
    148902785      76247       TX       PUD                      Primary           240           7/1/2004     8/1/2004     7/1/2024
    148902788      75068       TX       PUD                      Primary           240           7/1/2004     8/1/2004     7/1/2024
    240011830      75104       TX       Single Family            Primary           180           7/1/2004     8/2/2004     7/2/2019
    245707109      33033       FL       Single Family            Primary           180           7/1/2004     8/2/2004     7/2/2019
    245707134      33015       FL       Single Family            Primary           240           7/1/2004     8/1/2004     7/1/2024
    246204883       6082       CT       Single Family            Primary           240           7/1/2004     8/1/2004     7/1/2024
    246704296       4222       ME       Single Family            Primary           240           7/1/2004     8/1/2004     7/1/2024
    248604436      46320       IN       Single Family            Primary           240           7/1/2004     8/6/2004     7/6/2024
    250900341      20783       MD       Condominium              Primary           240           7/1/2004     8/1/2004     7/1/2024
    251200534      55117       MN       Condominium              Primary           240           7/1/2004     8/6/2004     7/6/2024
    258000028      21122       MD       Single Family            Primary           240           7/1/2004     8/1/2004     7/1/2024
    258812309      76248       TX       PUD                      Primary           180           7/1/2004     8/1/2004     7/1/2019
    259209869      22602       VA       Single Family            Primary           240           7/1/2004     8/6/2004     7/6/2024
    287300259      92562       CA       Single Family            Primary           180           7/1/2004     8/6/2004     7/6/2019
    246807007      30263       GA       Single Family            Primary           360           7/2/2004    8/15/2004    7/15/2034
    248604392      70121       LA       Single Family            Primary           360           7/2/2004    8/15/2004    7/15/2034
    259006532      20853       MD       PUD                      Primary           360           7/2/2004     9/1/2004     8/1/2034
    259006568      30906       GA       Single Family            Primary           360           7/2/2004     9/1/2004     8/1/2034
    259006575       6511       CT       Single Family            Primary           360           7/2/2004     9/1/2004     8/1/2034
    259916253      95567       CA       Single Family            Primary           180           7/2/2004     9/1/2004     8/1/2019
    242817272      85306       AZ       Single Family            Primary           180           7/2/2004    8/15/2004    7/15/2019
    257801527      91605       CA       Single Family            Primary           240           7/2/2004     8/6/2004     7/6/2024
    258000029      63385       MO       Single Family            Primary           240           7/2/2004    8/15/2004    7/15/2024
    259006569      30906       GA       Single Family            Primary           180           7/2/2004     9/1/2004     8/1/2019
    259104716      27520       NC       Townhome                 Primary           240           7/2/2004    8/15/2004    7/15/2024
    284303420      83252       ID       Single Family            Primary           240           7/2/2004    8/15/2004    7/15/2024
    245107075      15486       PA       Single Family            Primary           360           7/6/2004    8/15/2004    7/15/2034
    246902898      20723       MD       Condominium              Primary           360           7/6/2004    8/15/2004    7/15/2034
    247407646      32344       FL       Single Family            Primary           360           7/6/2004    8/15/2004    7/15/2034
    251400576      98198       WA       Single Family            Primary           360           7/6/2004    8/15/2004    7/15/2034
    252703941      33912       FL       Single Family            Primary           360           7/6/2004    8/15/2004    7/15/2034
    254103621      11776       NY       Single Family            Primary           360           7/6/2004    8/15/2004    7/15/2034
    259916263      89015       NV       Condominium              Primary           360           7/6/2004     9/1/2004     8/1/2034
    148902793      27106       NC       PUD                      Primary           240           7/6/2004     8/7/2004     7/7/2024
    251400578      98198       WA       Single Family            Primary           180           7/6/2004    8/15/2004    7/15/2019
    287900133      85087       AZ       Single Family            Primary           240           7/6/2004    8/12/2004    7/12/2024
    148902598      92563       CA       PUD                      Primary           360           7/7/2004     9/1/2004     8/1/2034
    242115235      27018       NC       Single Family            Primary           360           7/7/2004    8/15/2004    7/15/2034
    245605450      28214       NC       Single Family            Primary           360           7/7/2004    8/15/2004    7/15/2034
    252402750      77038       TX       Single Family            Primary           360           7/7/2004    8/15/2004    7/15/2034
    259006528      49047       MI       Single Family            Primary           360           7/7/2004     9/1/2004     8/1/2034
    259006537      51106       IA       Single Family            Primary           360           7/7/2004     9/1/2004     8/1/2034
    259006596      20135       VA       Single Family            Primary           180           7/7/2004     9/1/2004     8/1/2019
    259916255      95125       CA       Single Family            Primary           180           7/7/2004     9/1/2004     8/1/2019
    259916291      52301       IA       Single Family            Primary           360           7/7/2004    8/12/2004    7/12/2034
    287300412      92111       CA       Single Family            Primary           360           7/7/2004    8/15/2004    7/15/2034
    148902798      92563       CA       PUD                      Primary           240           7/7/2004     9/1/2004     8/1/2024
    245605451      28214       NC       Single Family            Primary           240           7/7/2004     8/7/2004     7/7/2024
    246008528      93465       CA       Single Family            Primary           240           7/7/2004    8/12/2004    7/12/2024
    287300381      94585       CA       Single Family            Primary           180           7/7/2004    8/15/2004    7/15/2019
    245210931      43130       OH       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    247602419      78852       TX       Single Family            Primary           360           7/8/2004     8/8/2004     7/8/2034
    247602541      70764       LA       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    250900380      11550       NY       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    252003649      46220       IN       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    257901397       6517       CT       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    259006519      33193       FL       Single Family            Primary           360           7/8/2004     9/1/2004     8/1/2034
    259006543      62040       IL       Single Family            Primary           360           7/8/2004     9/1/2004     8/1/2034
    259006600      31210       GA       Single Family            Primary           360           7/8/2004     9/1/2004     8/1/2034
    259916256      47633       IN       Single Family            Primary           360           7/8/2004     9/1/2004     8/1/2034
    287300378      92154       CA       Single Family            Primary           360           7/8/2004    8/15/2004    7/15/2034
    246204912       4219       ME       Single Family            Primary           360           7/8/2004    8/13/2004    7/13/2034
    148902806      93311       CA       Single Family            Primary           240           7/8/2004     9/1/2004     8/1/2024
    243414695      54220       WI       Single Family            Primary           240           7/8/2004    8/13/2004    7/13/2024
    245107121      15108       PA       Townhome                 Primary           240           7/8/2004     8/8/2004     7/8/2024
    245211034      45040       OH       Single Family            Primary           240           7/8/2004    8/13/2004    7/13/2024
    247403680      78753       TX       Single Family            Primary           240           7/8/2004     8/8/2004     7/8/2024
    247601134      78852       TX       Single Family            Primary           240           7/8/2004     8/8/2004     7/8/2024
    253300691       2790       MA       Single Family            Primary           360           7/8/2004    8/13/2004    7/13/2034
    284303393      11758       NY       Single Family            Primary           96            7/8/2004    8/13/2004    7/13/2012
    148902791      76123       TX       PUD                      Primary           360           7/9/2004    8/15/2004    7/15/2034
    148902808      30349       GA       PUD                      Primary           360           7/9/2004     8/9/2004     7/9/2034
    245605460      27617       NC       PUD                      Primary           360           7/9/2004    8/15/2004    7/15/2034
    246704299      15358       PA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    249119842      75172       TX       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    251100414      95843       CA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    251300714      54001       WI       Single Family            Primary           360           7/9/2004     9/1/2004     8/1/2034
    253001104      78242       TX       Single Family            Primary           300           7/9/2004    8/14/2004    7/14/2029
    253300861       2093       MA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    254003959      11757       NY       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    254806599      77474       TX       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    257801386      92082       CA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    258000023      89434       NV       Single Family            Primary           360           7/9/2004     9/1/2004     8/1/2034
    258812123      77502       TX       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    258812326      31721       GA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    259006547      37923       TN       PUD                      Primary           360           7/9/2004     9/1/2004     8/1/2034
    259006583      68136       NE       Single Family            Primary           360           7/9/2004     9/1/2004     8/1/2034
    259916272      30218       GA       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    259916289      33063       FL       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    259916292      45356       OH       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    259916312      41017       KY       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    284503754      21215       MD       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    284803556      30236       GA       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    287900110      95382       CA       Single Family            Primary           360           7/9/2004     9/1/2004     8/1/2034
    247407482      78131       TX       Single Family            Primary           360           7/9/2004    8/15/2004    7/15/2034
    258514277      32458       FL       Townhome                 Primary           360           7/9/2004    8/15/2004    7/15/2034
    259916336       6798       CT       Single Family            Primary           360           7/9/2004    8/14/2004    7/14/2034
    148902817      76123       TX       PUD                      Primary           240           7/9/2004     8/9/2004     7/9/2024
    241513601      30127       GA       Single Family            Primary           240           7/9/2004    8/14/2004    7/14/2024
    245605462      27617       NC       PUD                      Primary           240           7/9/2004     8/9/2004     7/9/2024
    245707133      33010       FL       Single Family            Primary           240           7/9/2004    8/14/2004    7/14/2024
    249519544       6415       CT       Single Family            Primary           240           7/9/2004    8/14/2004    7/14/2024
    252203866       8835       NJ       Single Family            Primary           240           7/9/2004    8/14/2004    7/14/2024
    254604725      92227       CA       Single Family            Primary           240           7/9/2004    8/15/2004    7/15/2024
    256409983      44626       OH       Single Family            Primary           180           7/9/2004    8/14/2004    7/14/2019
    256706886      95820       CA       Single Family            Primary           240           7/9/2004    8/15/2004    7/15/2024
    259006542      80104       CO       Single Family            Primary           180           7/9/2004     9/1/2004     8/1/2019
    259006551      37923       TN       Single Family            Primary           180           7/9/2004     9/1/2004     8/1/2019
    259006584      68136       NE       Single Family            Primary           180           7/9/2004     8/9/2004     7/9/2019
    259104717      38358       TN       Single Family            Primary           180           7/9/2004     8/9/2004     7/9/2019
    285800125      18704       PA       Single Family            Primary           240           7/9/2004    8/15/2004    7/15/2024
    287300431      90045       CA       Single Family            Primary           180           7/9/2004    8/15/2004    7/15/2019
    243316882      75041       TX       Single Family            Primary           360          7/10/2004    8/15/2004    7/15/2034
    246008366      92801       CA       Single Family            Primary           360          7/10/2004    8/15/2004    7/15/2034
    249224411      31021       GA       Single Family            Primary           360          7/10/2004    8/15/2004    7/15/2034
    255712628      78045       TX       Single Family            Primary           180          7/10/2004    8/15/2004    7/15/2019
    258912726      78744       TX       Single Family            Primary           360          7/10/2004    8/15/2004    7/15/2034
    287900119      92307       CA       Single Family            Primary           360          7/10/2004     9/1/2004     8/1/2034
    243816485      43613       OH       Single Family            Primary           180          7/10/2004    8/15/2004    7/15/2019
    245210857      45011       OH       Single Family            Primary           240          7/10/2004    8/12/2004    7/12/2024
    245211016      44010       OH       Single Family            Primary           240          7/10/2004    8/15/2004    7/15/2024
    246008615      92801       CA       Single Family            Primary           180          7/10/2004    8/15/2004    7/15/2019
    252003659      46825       IN       Single Family            Primary           240          7/10/2004    8/15/2004    7/15/2024
    287200137      92553       CA       Single Family            Primary           180          7/10/2004    8/15/2004    7/15/2019
    148902760      92563       CA       PUD                      Primary           360          7/12/2004     9/1/2004     8/1/2034
    240011785      78749       TX       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    240621301      63138       MO       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    241415888      29672       SC       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    241917692      32210       FL       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    242709064      74301       OK       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    243211992      98338       WA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    245107044      16157       PA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    245107085      19007       PA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    245408125      80634       CO       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    245408129      80030       CO       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    246807037      40219       KY       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    246807043      42718       KY       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    246807061      38104       TN       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    246902897      23509       VA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    247407657      70665       LA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    247602485      67601       KS       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    248604387      75125       TX       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    249119788      18346       PA       PUD                      Primary           360          7/12/2004     9/1/2004     8/1/2034
    249318952      79029       TX       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    250900325      27107       NC       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    251400575      98372       WA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    251600595      84404       UT       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    252003641      55417       MN       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    252003653      45805       OH       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    252003666      46186       IN       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    253300425       6906       CT       Condominium              Primary           360          7/12/2004     9/1/2004     8/1/2034
    253600573      78332       TX       Single Family            Primary           240          7/12/2004     9/1/2004     8/1/2024
    253702775      95249       CA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    255410643      76543       TX       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    255810310      77546       TX       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    255810421      77018       TX       Single Family            Primary           96           7/12/2004     9/1/2004     8/1/2012
    256209655      70433       LA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    257701294      92503       CA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    257901306       6704       CT       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    259006570      23462       VA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    259406567      74337       OK       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    259916251      45030       OH       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    259916261      40068       KY       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    284204023      30105       GA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    284600803      89503       NV       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    285201241      11741       NY       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    287300318      92592       CA       PUD                      Primary           360          7/12/2004     9/1/2004     8/1/2034
    287701029      87121       NM       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    287900115      93720       CA       Single Family            Primary           360          7/12/2004     9/1/2004     8/1/2034
    288000611      91730       CA       PUD                      Primary           360          7/12/2004     9/1/2004     8/1/2034
    243212185      98338       WA       Single Family            Primary           240          7/12/2004     9/1/2004     8/1/2024
    248604450      27525       NC       Single Family            Primary           240          7/12/2004    8/12/2004    7/12/2024
    253703003      95249       CA       Single Family            Primary           240          7/12/2004     9/1/2004     8/1/2024
    287300365      92592       CA       PUD                      Primary           180          7/12/2004     9/1/2004     8/1/2019
    240011827      78572       TX       Single Family            Primary           180          7/13/2004     9/1/2004     8/1/2019
    241217626      45304       OH       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    241513669      30286       GA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    242215630      81649       CO       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    242920398      39440       MS       Single Family            Primary           240          7/13/2004     9/1/2004     8/1/2024
    243111940      97230       OR       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    244119519      27852       NC       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    245211010      45342       OH       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    245211049      45123       OH       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    245304803      63031       MO       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    245707153      33023       FL       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    246008620      91344       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    246008651      91790       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    246008671      92879       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    246704319      27295       NC       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    246704329       5661       VT       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    247304848      87532       NM       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    247407620      64014       MO       Single Family            Primary           180          7/13/2004     9/1/2004     8/1/2019
    247407628      70601       LA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    247602181      78657       TX       Condominium              Primary           360          7/13/2004     9/1/2004     8/1/2034
    247602552      70767       LA       Single Family            Primary           240          7/13/2004     9/1/2004     8/1/2024
    253501041      20705       MD       Townhome                 Primary           360          7/13/2004     9/1/2004     8/1/2034
    253903532      92505       CA       PUD                      Primary           360          7/13/2004     9/1/2004     8/1/2034
    256409890      43351       OH       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    256606389      19135       PA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    257801400      93455       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    259006591      92025       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    259006593      92027       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    259916260      44202       OH       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    259916273      30297       GA       Single Family            Primary           360          7/13/2004    8/19/2004    7/19/2034
    259916333      92345       CA       Single Family            Primary           360          7/13/2004    8/19/2004    7/19/2034
    259916338      92589       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    284404259      93536       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    284503948      19952       DE       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    284803535      89108       NV       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    285201316      10314       NY       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    285700100      83638       ID       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    287300285      92705       CA       Condominium              Primary           360          7/13/2004     9/1/2004     8/1/2034
    287300428      94132       CA       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    287900132      61821       IL       Single Family            Primary           360          7/13/2004    8/15/2004    7/15/2034
    259916482      13069       NY       Single Family            Primary           360          7/13/2004     9/1/2004     8/1/2034
    249020788       5363       VT       Single Family            Primary           240          7/13/2004    8/17/2004    7/17/2024
    257901356       6111       CT       Single Family            Primary           180          7/13/2004    8/19/2004    7/19/2019
    259006613      97055       OR       Single Family            Primary           240          7/13/2004     9/1/2004     8/1/2024
    259104674      37167       TN       Single Family            Primary           180          7/13/2004    8/15/2004    7/15/2019
    240011809      77489       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    240112155      37743       TN       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    242316511      34746       FL       PUD                      Primary           360          7/14/2004     9/1/2004     8/1/2034
    243414592      54457       WI       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245211001      45434       OH       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245211024      43613       OH       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245211050      45033       OH       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245408143      80907       CO       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245605474      28092       NC       Single Family            Primary           180          7/14/2004     9/1/2004     8/1/2019
    245707045      33498       FL       PUD                      Primary           360          7/14/2004    8/15/2004    7/15/2034
    245707112      33187       FL       MF Housing               Primary           360          7/14/2004     9/1/2004     8/1/2034
    245707135      33025       FL       Condominium              Primary           180          7/14/2004     9/1/2004     8/1/2019
    245707161      33032       FL       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    246008660      92264       CA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    246704273      25508       WV       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    246704297      14086       NY       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    246704302      29115       SC       Single Family            Primary           360          7/14/2004    8/15/2004    7/15/2034
    246807050      31220       GA       PUD                      Primary           360          7/14/2004     9/1/2004     8/1/2034
    246807064      37347       TN       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    246902943      19973       DE       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    247304794      89706       NV       MF Housing               Primary           360          7/14/2004     9/1/2004     8/1/2034
    247304807      85746       AZ       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    247304864      89146       NV       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    247304872      98822       WA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    247407652      32331       FL       Single Family            Primary           360          7/14/2004    8/14/2004    7/14/2034
    247602417      78228       TX       Single Family            Primary           180          7/14/2004     9/1/2004     8/1/2019
    247602527      78504       TX       Single Family            Primary           180          7/14/2004     9/1/2004     8/1/2019
    249613662      75080       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    251200538      45224       OH       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    251300700      45214       OH       Single Family            Primary           180          7/14/2004     9/1/2004     8/1/2019
    251400579      98032       WA       Condominium              Primary           360          7/14/2004     9/1/2004     8/1/2034
    251600608      84088       UT       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    251600611      84015       UT       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    252503277      73121       OK       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    253000996      73003       OK       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    254604719      92071       CA       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    254806573      77469       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    254806696      77038       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    255410403      77327       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    255612444      77093       TX       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    255612486      77584       TX       Single Family            Primary           84           7/14/2004     9/1/2004     8/1/2011
    255912146      71202       LA       Single Family            Primary           122          7/14/2004     9/1/2004    10/1/2014
    256606314      19474       PA       Townhome                 Primary           360          7/14/2004     9/1/2004     8/1/2034
    256706697      95947       CA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    257005817       3240       NH       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    257503340      76661       TX       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    257801467      92040       CA       Condominium              Primary           360          7/14/2004     9/1/2004     8/1/2034
    258413268       8734       NJ       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    259006552      30013       GA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    259006574       8828       NJ       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    259006589      73036       OK       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    284102444      34667       FL       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    284403905      95640       CA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    284404207      95407       CA       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    286900025      75570       TX       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    242412467      73018       OK       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    241415925      30080       GA       Townhome                 Primary           120          7/14/2004     9/1/2004     8/1/2014
    242215972      81050       CO       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    243711318      85739       AZ       Single Family            Primary           360          7/14/2004     9/1/2004     8/1/2034
    245107074      16117       PA       Single Family            Primary           240          7/14/2004     9/1/2004     8/1/2024
    245707107      33498       FL       PUD                      Primary           180          7/14/2004    8/15/2004    7/15/2019
    251100436      95377       CA       Single Family            Primary           180          7/14/2004    8/14/2004    7/14/2019
    257801334      92027       CA       PUD                      Primary           360          7/14/2004     9/1/2004     8/1/2034
    258514621      75248       TX       Single Family            Primary           120          7/14/2004     9/1/2004     8/1/2014
    285101206      89032       NV       PUD                      Primary           180          7/14/2004     9/1/2004     8/1/2019
    285700456      22193       VA       PUD                      Primary           180          7/14/2004     9/1/2004     8/1/2019
    148902743      89506       NV       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    240011677      76009       TX       MF Housing               Primary           360          7/15/2004     9/1/2004     8/1/2034
    240011836      70526       LA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    240011847      70128       LA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    240621258      63031       MO       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    240621378      63126       MO       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    243414454      54403       WI       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    243614564      72396       AR       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    243614577      38012       TN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    245107042      18015       PA       Single Family            Primary           360          7/15/2004    8/15/2004    7/15/2034
    245211051      45066       OH       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    245408082      80504       CO       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    245408151      68128       NE       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    245605467      27526       NC       PUD                      Primary           360          7/15/2004    8/15/2004    7/15/2034
    245707140      32927       FL       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    245707170      33319       FL       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    246008574      90304       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246008639      93304       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246008662      95340       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246204971       1801       MA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246704291       6473       CT       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246704330      29653       SC       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    246902900      19966       DE       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    247602025      78539       TX       Single Family            Primary           240          7/15/2004     9/1/2004     8/1/2024
    247602393      78201       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    249319171      46410       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    249519334      73132       OK       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    249613719      43140       OH       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    252003648      46201       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    252003656      46060       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    252003678      55117       MN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    252003680      46808       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    252503412      78155       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    253001297      47165       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    253903529      91007       CA       Condominium              Primary           360          7/15/2004     9/1/2004     8/1/2034
    254806794      77093       TX       Single Family            Primary           120          7/15/2004     9/1/2004     8/1/2014
    255316023      75702       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    255612535      77586       TX       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    255712769      78114       TX       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    255810358      77511       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    256409997      44281       OH       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    256706576      96130       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    257005925       3102       NH       Single Family            Primary           240          7/15/2004     9/1/2004     8/1/2024
    258812199      30179       GA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    258812527      33029       FL       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    259006588      15223       PA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259006595      32082       FL       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259006598      30294       GA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259006599      73065       OK       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259916308      92346       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259916340      48089       MI       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    259916344      48317       MI       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    284803506      89031       NV       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    285101314      41102       KY       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    285700554      46368       IN       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    287200175      93458       CA       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    287500142      33707       FL       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    287500154      33778       FL       PUD                      Primary           360          7/15/2004    8/15/2004    7/15/2034
    287500161      33584       FL       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    287600116      78240       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    287701042      72032       AR       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    251600610      83709       ID       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    148902758      87121       NM       PUD                      Primary           240          7/15/2004    8/15/2004    7/15/2024
    148902819      89506       NV       Single Family            Primary           180          7/15/2004     9/1/2004     8/1/2019
    148902846      80528       CO       PUD                      Primary           240          7/15/2004     9/1/2004     8/1/2024
    240011804      75104       TX       Single Family            Primary           180          7/15/2004    8/15/2004    7/15/2019
    245211053      45066       OH       PUD                      Primary           240          7/15/2004     9/1/2004     8/1/2024
    245605468      27526       NC       PUD                      Primary           240          7/15/2004    8/15/2004    7/15/2024
    245707172      33319       FL       Single Family            Primary           180          7/15/2004     9/1/2004     8/1/2019
    246008667      95340       CA       Single Family            Primary           180          7/15/2004     9/1/2004     8/1/2019
    246704321      19518       PA       Single Family            Primary           240          7/15/2004    8/15/2004    7/15/2024
    247403681      76179       TX       Single Family            Primary           180          7/15/2004    8/15/2004    7/15/2019
    248604458       1852       MA       Single Family            Primary           240          7/15/2004    8/15/2004    7/15/2024
    248604459      78070       TX       PUD                      Primary           240          7/15/2004    8/15/2004    7/15/2024
    252003665      46060       IN       Single Family            Primary           240          7/15/2004     9/1/2004     8/1/2024
    253001318      22191       VA       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    253702937      92879       CA       Townhome                 Primary           360          7/15/2004     9/1/2004     8/1/2034
    255410725      78745       TX       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    257801569      92220       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    258514596      92692       CA       Condominium              Primary           360          7/15/2004     9/1/2004     8/1/2034
    258514668      20721       MD       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    284404431      95249       CA       Single Family            Primary           360          7/15/2004     9/1/2004     8/1/2034
    288500022      93446       CA       PUD                      Primary           360          7/15/2004     9/1/2004     8/1/2034
    148902797      28078       NC       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    148902828      75002       TX       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    148902841      75104       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    240011803      75098       TX       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    240011838      75104       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    241319301      23454       VA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    241513644      30265       GA       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    241717283      56473       MN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    242115323      30011       GA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    242412172      73073       OK       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    242617737      48519       MI       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    242709428      74105       OK       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    243316731      76053       TX       2-4 Family               Primary           360          7/16/2004     9/1/2004     8/1/2034
    243414791      54736       WI       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    243518173      15601       PA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    243518185      15212       PA       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    245107145      15241       PA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245210960      45215       OH       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245211035      44618       OH       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245304791      48223       MI       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245304797      53081       WI       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245408085      80121       CO       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245408140      80022       CO       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    245605444      28348       NC       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245605458      28226       NC       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245707043      33065       FL       Townhome                 Primary           360          7/16/2004     9/1/2004     8/1/2034
    245707136      33182       FL       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    245707143      33141       FL       Condominium              Primary           360          7/16/2004     9/1/2004     8/1/2034
    245707166      33165       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    245707178      33071       FL       Condominium              Primary           360          7/16/2004     9/1/2004     8/1/2034
    246204896       6002       CT       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    246204913       3054       NH       Condominium              Primary           360          7/16/2004     9/1/2004     8/1/2034
    246204965       4093       ME       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246704279      29042       SC       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246704322      27030       NC       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246704331      26040       WV       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246704332      20662       MD       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246807023      37659       TN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246807039      30721       GA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246902938      21207       MD       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246902945      23434       VA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246902952      19804       DE       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    246902953      21221       MD       Townhome                 Primary           360          7/16/2004     9/1/2004     8/1/2034
    247407599      78572       TX       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    247602534      50211       IA       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    247602536      70460       LA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    248604419      62703       IL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    248604444       3865       NH       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    249519414      93637       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    249613628      22508       VA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    249613694      90744       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    250900362       6331       CT       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    250900384      28072       NC       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    250900387      43907       OH       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    251100416      95691       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    251100440      95660       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    251200556      56345       MN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    251300742      44001       OH       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    252003669      46148       IN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    252003674      55417       MN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    252003675      46184       IN       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    252402582      79907       TX       2-4 Family               Primary           360          7/16/2004     9/1/2004     8/1/2034
    252402994      91709       CA       Single Family            Primary           360          7/16/2004    9/15/2004    8/15/2034
    252805252      23831       VA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    253501124      20147       VA       Townhome                 Primary           360          7/16/2004     9/1/2004     8/1/2034
    253702872      92346       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    254604852      92057       CA       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    254704154      93301       CA       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    254704235      93307       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    254806710      77074       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    255712557      78886       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    255712679      79924       TX       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    255712828      78238       TX       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    255712869      77014       TX       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    255712907      79849       TX       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    255712917      78250       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    255912130      70714       LA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    256706337      95822       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    257503629      76111       TX       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    258000027      33486       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    258514556      77083       TX       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    259006572      68046       NE       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    259104708      33773       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    284303250      41256       KY       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    284303719      93906       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    284703683      20772       MD       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    284803703      89123       NV       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    285301135      31903       GA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    285800089      92391       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287200181      85713       AZ       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    287300343      93727       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287300413      92104       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287300440      92057       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287500070      32257       FL       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    287500116      33538       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287500168      32117       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    287500185      32208       FL       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    288000713      92544       CA       Single Family            Primary           360          7/16/2004     9/1/2004     8/1/2034
    148902845      28078       NC       PUD                      Primary           240          7/16/2004    8/16/2004    7/16/2024
    148902851      75002       TX       PUD                      Primary           240          7/16/2004     9/1/2004     8/1/2024
    148902854      75104       TX       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    242412316      73073       OK       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    243112288      97103       OR       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    245107146      15241       PA       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    245210964      45215       OH       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    245408144      80022       CO       PUD                      Primary           180          7/16/2004     9/1/2004     8/1/2019
    248604463      62703       IL       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    250900363       6331       CT       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    251400586      98122       WA       Single Family            Primary           180          7/16/2004    9/19/2004    8/19/2019
    253803345      94591       CA       PUD                      Primary           360          7/16/2004     9/1/2004     8/1/2034
    254504473      93711       CA       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    254604557      91321       CA       Condominium              Primary           360          7/16/2004     9/1/2004     8/1/2034
    257403077      77450       TX       PUD                      Primary           60           7/16/2004     9/1/2004     8/1/2009
    257403250      77459       TX       Townhome                 Primary           180          7/16/2004     9/1/2004     8/1/2019
    258514740      92399       CA       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    258912613      10309       NY       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    285301020      89706       NV       Single Family            Primary           180          7/16/2004     9/1/2004     8/1/2019
    287200204      85715       AZ       PUD                      Primary           180          7/16/2004     9/1/2004     8/1/2019
    287900129      85705       AZ       Single Family            Primary           240          7/16/2004     9/1/2004     8/1/2024
    240212746      98273       WA       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    243316647      75007       TX       Single Family            Primary           180          7/17/2004     9/1/2004     8/1/2019
    243816500      44889       OH       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    247407634      75243       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    252003664      45806       OH       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    252402995      70072       LA       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    252403020      44024       OH       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    254806809      77045       TX       Single Family            Primary           180          7/17/2004     9/1/2004     8/1/2019
    254806845      78201       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    254907634      76054       TX       Single Family            Primary           240          7/17/2004     9/1/2004     8/1/2024
    254907667      76108       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    255316290      75115       TX       Single Family            Primary           180          7/17/2004     9/1/2004     8/1/2019
    255712826      78233       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    258812432      76148       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    258812611      75160       TX       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    285001775      34286       FL       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    259916446      19050       PA       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    243711418      89118       NV       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    257801592      92114       CA       Single Family            Primary           360          7/17/2004     9/1/2004     8/1/2034
    240011845      75218       TX       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    240621288      63111       MO       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    241612674      88201       NM       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    242412021      73446       OK       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    242412450      73099       OK       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    242817110      85349       AZ       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    242817322      85015       AZ       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    243414610      54880       WI       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    243614492      38012       TN       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    244119408      27612       NC       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    244410681      70118       LA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    244612492      64735       MO       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    245107112      14075       NY       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    245107122      17543       PA       Townhome                 Primary           360          7/19/2004     9/1/2004     8/1/2034
    245107134      15210       PA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    245304737      48229       MI       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    245304816      63385       MO       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    245707167      33605       FL       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246204888       2151       MA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246204941       3865       NH       Condominium              Primary           360          7/19/2004     9/1/2004     8/1/2034
    246403870      92688       CA       Condominium              Primary           360          7/19/2004     9/1/2004     8/1/2034
    246704220      26764       WV       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246704336       2648       MA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246806999      40356       KY       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246807067      37323       TN       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246807075      40165       KY       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    246807094      37034       TN       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    247304894      85719       AZ       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    247407668      76712       TX       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    247602348      33594       FL       PUD                      Primary           360          7/19/2004     9/1/2004     8/1/2034
    249021066      46514       IN       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    249613751       2777       MA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    249613775      13501       NY       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    251200531      45130       OH       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    251300713      22015       VA       PUD                      Primary           360          7/19/2004     9/1/2004     8/1/2034
    251500374      83201       ID       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    252203860       3848       NH       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    252503340      76667       TX       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    252703682      74127       OK       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    252703929      64439       MO       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    253001279      20120       VA       PUD                      Primary           360          7/19/2004     9/1/2004     8/1/2034
    253001316      62694       IL       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    253600566      78201       TX       Single Family            Primary           120          7/19/2004     9/1/2004     8/1/2014
    253803389      94585       CA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    255316265      75217       TX       Single Family            Primary           84           7/19/2004     9/1/2004     8/1/2011
    255410352      77071       TX       PUD                      Primary           180          7/19/2004     9/1/2004     8/1/2019
    255912134      71109       LA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    256409968      43110       OH       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    257801530      92571       CA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    258812079      97303       OR       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    259916268      43314       OH       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    284902758      33408       FL       Condominium              Primary           360          7/19/2004     9/1/2004     8/1/2034
    285700593      46324       IN       Single Family            Primary           180          7/19/2004     9/1/2004     8/1/2019
    240621307      63116       MO       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    245107123      17543       PA       Townhome                 Primary           240          7/19/2004     9/1/2004     8/1/2024
    245707129      33031       FL       Single Family            Primary           180          7/19/2004     9/1/2004     8/1/2019
    246807046      40356       KY       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    246807068      37323       TN       Single Family            Primary           180          7/19/2004     9/1/2004     8/1/2019
    249021073      46514       IN       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    250900381      11949       NY       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    253803405      94585       CA       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    253803413      94531       CA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    255410659      76579       TX       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    256410033      43110       OH       Single Family            Primary           180          7/19/2004     9/1/2004     8/1/2019
    257801454      92069       CA       PUD                      Primary           360          7/19/2004     9/1/2004     8/1/2034
    257801518      92069       CA       Single Family            Primary           360          7/19/2004     9/1/2004     8/1/2034
    258606672      19130       PA       Condominium              Primary           240          7/19/2004     9/1/2004     8/1/2024
    284600865      19963       DE       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    284703627      20744       MD       Single Family            Primary           240          7/19/2004     9/1/2004     8/1/2024
    287200205      92503       CA       Single Family            Primary           180          7/19/2004     9/1/2004     8/1/2019
    148902610      76179       TX       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    240011846      33415       FL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    240112214      37763       TN       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    240516386      46323       IN       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    241416004      30165       GA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    242316329      32818       FL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    244516377      29016       SC       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    244813390      53404       WI       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245107132      17033       PA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245211029      44119       OH       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245211039      45750       OH       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245211046      45013       OH       Single Family            Primary           180          7/20/2004     9/1/2004     8/1/2019
    245304796      62613       IL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245408141      66209       KS       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245605466      28027       NC       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    245605485      27587       NC       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    246204894       6488       CT       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    246807085      31201       GA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    246902789      19943       DE       MF Housing               Primary           360          7/20/2004     9/1/2004     8/1/2034
    246902932      20783       MD       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    247407403      32465       FL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    247407653      76209       TX       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    247602562      32738       FL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    248604439       8098       NJ       Single Family            Primary           180          7/20/2004     9/1/2004     8/1/2019
    249021146       5843       VT       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    249519030      64740       MO       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    250900372      20743       MD       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    250900392       1606       MA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    251100412      92692       CA       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    252003663      46805       IN       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    253500843      20613       MD       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    253702891      92404       CA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    253702952      92886       CA       Condominium              Primary           360          7/20/2004     9/1/2004     8/1/2034
    254103619      11782       NY       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    255810326      77373       TX       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    255912087      71108       LA       Single Family            Investor          360          7/20/2004     9/1/2004     8/1/2034
    256308075      72411       AR       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    257901399       6779       CT       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    258412986      33054       FL       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    258811615      73942       OK       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    259209251      79029       TX       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    259607343      78572       TX       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    259916275      40065       KY       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    259916337      29591       SC       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    284303707      95602       CA       PUD                      Primary           300          7/20/2004     9/1/2004     8/1/2029
    285001761      83703       ID       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    287000098      11720       NY       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    287200155      89031       NV       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    287200192      95206       CA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    287500098      32073       FL       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    287500184      32225       FL       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    287900131      94531       CA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    288500060      93274       CA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    148902862      76179       TX       PUD                      Primary           240          7/20/2004     9/1/2004     8/1/2024
    241319564      24064       VA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    241415814      30033       GA       Single Family            Primary           180          7/20/2004     9/1/2004     8/1/2019
    247304892      85706       AZ       PUD                      Primary           180          7/20/2004     9/1/2004     8/1/2019
    248604471       8098       NJ       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    250900373      20743       MD       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    253600489      79762       TX       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    253703082      92886       CA       Condominium              Primary           180          7/20/2004     9/1/2004     8/1/2019
    255810397      77614       TX       Single Family            Primary           180          7/20/2004     9/1/2004     8/1/2019
    257106541       8080       NJ       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    257801579      92020       CA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    258514800      34711       FL       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    258812461      17011       PA       Single Family            Primary           360          7/20/2004     9/1/2004     8/1/2034
    284703596      20707       MD       PUD                      Second Home       360          7/20/2004     9/1/2004     8/1/2034
    287900146      94531       CA       Single Family            Primary           240          7/20/2004     9/1/2004     8/1/2024
    288000750      91709       CA       PUD                      Primary           360          7/20/2004     9/1/2004     8/1/2034
    148902833      76123       TX       PUD                      Primary           360          7/21/2004     9/1/2004     8/1/2034
    240011801      75149       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    240212879      59262       MT       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    240919188      68138       NE       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    242617720      48238       MI       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    242617809      48224       MI       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    242920031      38771       MS       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    242920538      38801       MS       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    243518227      15650       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    243614410      38017       TN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    243614690      38138       TN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    245107014      17363       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    245211079      43147       OH       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    245605480      28025       NC       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    245707173      33030       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    245707179      33417       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246204805       3902       ME       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246204934       6804       CT       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246204964       4958       ME       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246403888      92509       CA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246704328      20721       MD       PUD                      Primary           360          7/21/2004     9/1/2004     8/1/2034
    246807115      37029       TN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246902844      20784       MD       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    246902933      23831       VA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    247407616      34990       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    247407654      75440       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    247407681      34983       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    247602521      78526       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    248604402      78418       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    249519259      19355       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    249519335      28501       NC       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    249519421      16120       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    249519588      72663       AR       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    249613730      21734       MD       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    250900378      31513       GA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    250900391      15870       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    251200548      56367       MN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    251500377      59923       MT       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    252003677      46777       IN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    252003679      46163       IN       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    252403062      12180       NY       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    253200143      42003       KY       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    253200526      75605       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    253600330      78595       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    253703088      92345       CA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    253903675      92394       CA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    254004065      10950       NY       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    254103575      10473       NY       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    255410714      78209       TX       Single Family            Second Home       360          7/21/2004     9/1/2004     8/1/2034
    255612583      76063       TX       Single Family            Primary           120          7/21/2004     9/1/2004     8/1/2014
    255712946      78210       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    256706675      93212       CA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    257204994       7853       NJ       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    258000014      89509       NV       PUD                      Primary           360          7/21/2004     9/1/2004     8/1/2034
    258000019      27326       NC       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    258811991      49637       MI       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    259104687      42437       KY       MF Housing               Primary           360          7/21/2004     9/1/2004     8/1/2034
    259406789      33040       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    284204096      84050       UT       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    284803672      18103       PA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    285101141      33317       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    285201184      33712       FL       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    285700604      46205       IN       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    287200183      90802       CA       Condominium              Primary           360          7/21/2004     9/1/2004     8/1/2034
    287701049      88005       NM       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    287701051      78501       TX       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    148902859      76123       TX       PUD                      Primary           240          7/21/2004     9/1/2004     8/1/2024
    241415701      30068       GA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    243711377      89141       NV       PUD                      Primary           360          7/21/2004     9/1/2004     8/1/2034
    245408055      80536       CO       PUD                      Primary           180          7/21/2004     9/1/2004     8/1/2019
    245605481      28025       NC       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    246204927       2347       MA       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    246807072      37918       TN       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    249119869      33813       FL       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    249519630      19355       PA       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    251200549      56367       MN       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    252003686      46616       IN       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    253702957      92883       CA       PUD                      Primary           360          7/21/2004     9/1/2004     8/1/2034
    253703100      92345       CA       Single Family            Primary           240          7/21/2004     9/1/2004     8/1/2024
    258000035      89509       NV       PUD                      Primary           240          7/21/2004     9/1/2004     8/1/2024
    258212780       2864       RI       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    287700005      87114       NM       Single Family            Primary           180          7/21/2004     9/1/2004     8/1/2019
    288500092      90807       CA       Single Family            Primary           360          7/21/2004     9/1/2004     8/1/2034
    240112271      37923       TN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    240213071      98233       WA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    240516137      47978       IN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    240621407      64011       MO       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    241319328      23111       VA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    241513731      30273       GA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    241612715      87532       NM       Single Family            Primary           132          7/22/2004     9/1/2004     8/1/2015
    242316509      33436       FL       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    242412452      73078       OK       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    242709425      74525       OK       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    242920616      39212       MS       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    243212260      98405       WA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    243518156      15658       PA       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    244119655      27217       NC       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    244209216      40291       KY       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    244516468      29150       SC       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    245107010      19063       PA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    245210965      44514       OH       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    245211070      45005       OH       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    245304785      48819       MI       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    245408148      80231       CO       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    245605456      27028       NC       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    245707158      33023       FL       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    246008673      92882       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246204911       4350       ME       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246204969       1902       MA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246204984       6516       CT       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246807076      37027       TN       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    246807106      37917       TN       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    246807112      37840       TN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246902936      19938       DE       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246902958      19960       DE       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    246902972      21206       MD       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    247304839      85621       AZ       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    247407572      75035       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    247407672      78572       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    247407691      66106       KS       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    250900333      28676       NC       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    251100429      92563       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    251300745      45140       OH       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    251600628      83705       ID       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    251600633      95422       CA       MF Housing               Primary           360          7/22/2004     9/1/2004     8/1/2034
    252003681      47441       IN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    252003689      47352       IN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    252003698      46040       IN       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    252402857       1201       MA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    252503395      78102       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    252703920      77389       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    253300767       3301       NH       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    253300881       2835       RI       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    253501208      20152       VA       Townhome                 Primary           360          7/22/2004     9/1/2004     8/1/2034
    253903644      92405       CA       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    254004025      11236       NY       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    254604729      92392       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    254806586      77048       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    254806635      77073       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    255612278      77477       TX       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    255612501      77096       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    255712694      79936       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    255912212      72701       AR       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    256905244      13903       NY       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    257006163       1850       MA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    257801612      90701       CA       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    257901127       6604       CT       2-4 Family               Primary           360          7/22/2004     9/1/2004     8/1/2034
    258514309      60406       IL       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    258812681      23123       VA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    259209948      70546       LA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    259210045      79110       TX       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    284803575      97035       OR       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    285201024      34689       FL       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    287300414      92028       CA       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    287500171      34741       FL       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    287600171      78626       TX       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    287600179      77375       TX       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    288500031      93245       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    288500106      91306       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    148902836      55449       MN       PUD                      Primary           240          7/22/2004     9/1/2004     8/1/2024
    148902869      76210       TX       PUD                      Primary           240          7/22/2004     9/1/2004     8/1/2024
    241513753      30252       GA       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    242316542      33155       FL       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    244119278      27604       NC       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    245408149      80231       CO       Condominium              Primary           180          7/22/2004     9/1/2004     8/1/2019
    245605478      27052       NC       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    247304841      85621       AZ       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    247601202      76708       TX       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    251600641      84319       UT       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    254203650       2532       MA       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    255410780      78628       TX       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    257801550      91901       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    257901380       6067       CT       Condominium              Primary           120          7/22/2004     9/1/2004     8/1/2014
    257901481       6512       CT       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    258413042       6854       CT       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    284303588      20607       MD       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    284504181      32819       FL       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    284600772      33186       FL       Single Family            Primary           120          7/22/2004     9/1/2004     8/1/2014
    285700663      21122       MD       Single Family            Primary           240          7/22/2004     9/1/2004     8/1/2024
    287300415      92028       CA       Condominium              Primary           180          7/22/2004     9/1/2004     8/1/2019
    287700008      79912       TX       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    288000739      91902       CA       Single Family            Primary           360          7/22/2004     9/1/2004     8/1/2034
    288000797      92881       CA       PUD                      Primary           360          7/22/2004     9/1/2004     8/1/2034
    288500066      93063       CA       Condominium              Primary           360          7/22/2004     9/1/2004     8/1/2034
    288500230      93245       CA       Single Family            Primary           180          7/22/2004     9/1/2004     8/1/2019
    148902774      33908       FL       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    148902782      29483       SC       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    240011788      76078       TX       MF Housing               Primary           360          7/23/2004     9/1/2004     8/1/2034
    240919167      52353       IA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241217627      44431       OH       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241319504      22405       VA       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    241415910      32713       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241612691      87123       NM       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241612782      87008       NM       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241717233      55787       MN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241717326      55442       MN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    241917839      33463       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242115314      30083       GA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242215892      82604       WY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242215898      80011       CO       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242316538      32720       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242412473      74501       OK       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242412523      73118       OK       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    242709158      74048       OK       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    242709467      74029       OK       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    243212116      99167       WA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    243316816      75052       TX       Townhome                 Primary           360          7/23/2004     9/1/2004     8/1/2034
    243316976      75052       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    243414793      53916       WI       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    243614679      38125       TN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    243711499      85730       AZ       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    244209208      42519       KY       Single Family            Primary           180          7/23/2004     9/1/2004     8/1/2019
    244209273      42164       KY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    244410753      32208       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245106947      17013       PA       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    245107144      19382       PA       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    245107158      15601       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245107159      17007       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245211072      45426       OH       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245211077      45014       OH       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245304809      65201       MO       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    245304815      53143       WI       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245304822      48304       MI       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245407781      80004       CO       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245408130      80123       CO       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    245408172      80910       CO       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    245605497      27516       NC       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245707157      33415       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246008581      92266       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246008693      92883       CA       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    246704278      20772       MD       Townhome                 Primary           360          7/23/2004     9/1/2004     8/1/2034
    246704293      22193       VA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246704343      22193       VA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246704350      22655       VA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246704351      20164       VA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246807066      42728       KY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246807095      31220       GA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246807100      42240       KY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246807123      40033       KY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246902927      23320       VA       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    246902944      23901       VA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    246902980      21221       MD       Townhome                 Primary           360          7/23/2004     9/1/2004     8/1/2034
    246902984      20745       MD       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247304849      85713       AZ       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247304867      85338       AZ       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    247304909      46222       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247602483      67601       KS       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247602513      70003       LA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247602573      50115       IA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    247602635      70810       LA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    248604454       1921       MA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    249021112      60637       IL       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    249119925      34984       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    249519113      77642       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    249519568      71639       AR       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    250900404      27011       NC       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    250900405      27050       NC       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    251100432      95901       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    251600621      99207       WA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252003688      46806       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252003699      46229       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252003704      46208       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252003705      46205       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252403019      72204       AR       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    252703757      95973       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253000966      12548       NY       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    253001139      77045       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253200378      30344       GA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253400702      19083       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253702890      92570       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253703047      92804       CA       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    253803455      94591       CA       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    253903682      90032       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254103706      11784       NY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254103746      11756       NY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254604649      92392       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254604831      92311       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254604938      92543       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    254806659      77378       TX       PUD                      Primary           180          7/23/2004     9/1/2004     8/1/2019
    254806756      77083       TX       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    255316025      75801       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    255410662      78643       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    255612170      77901       TX       Single Family            Primary           180          7/23/2004     9/1/2004     8/1/2019
    255810332      77550       TX       Single Family            Investor          360          7/23/2004     9/1/2004     8/1/2034
    256606533      19505       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    256606561      19608       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    256805028      14456       NY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    257503883      76112       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    257701222      95205       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    257701381      95817       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    257901441       6516       CT       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258413132      79329       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258413247      79108       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258514650      93309       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258812387      76226       TX       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258812792      80211       CO       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    258912743      12873       NY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    259006602      14215       NY       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    259104818      76240       TX       Single Family            Investor          360          7/23/2004     9/1/2004     8/1/2034
    259916315      46173       IN       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    259916339      92336       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    259916341      44022       OH       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    283400028      89015       NV       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    284102607      89403       NV       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    284703674      20744       MD       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    284803720      89123       NV       PUD                      Primary           240          7/23/2004     9/1/2004     8/1/2024
    285101333      33881       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    285800122      44504       OH       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287200201      92880       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287200210      91001       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287300466      95610       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287500074      34785       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287500187      34684       FL       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    287500193      32771       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287500202      32738       FL       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    287701037      75035       TX       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    287900136      85044       AZ       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    287900156      92128       CA       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    288000852      92586       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    288101132      75075       TX       2-4 Family               Primary           360          7/23/2004     9/1/2004     8/1/2034
    249721219      33919       FL       PUD                      Investor          360          7/23/2004     9/1/2004     8/1/2034
    148902831      29483       SC       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    242412534      73118       OK       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    242617774      48331       MI       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    243518317      15717       PA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    245107154      19074       PA       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    245304810      65201       MO       Condominium              Primary           240          7/23/2004     9/1/2004     8/1/2024
    245407782      80004       CO       Single Family            Primary           180          7/23/2004     9/1/2004     8/1/2019
    251100433      95901       CA       Single Family            Primary           180          7/23/2004     9/1/2004     8/1/2019
    253300584       2343       MA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    253400666      19061       PA       Single Family            Primary           60           7/23/2004     9/1/2004     8/1/2009
    253702984      92404       CA       Single Family            Primary           360          7/23/2004     9/1/2004     8/1/2034
    257801572      91901       CA       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    258514529      11510       NY       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    258606797       8879       NJ       Condominium              Primary           240          7/23/2004     9/1/2004     8/1/2024
    259104775      45251       OH       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    284404378      80015       CO       PUD                      Primary           360          7/23/2004     9/1/2004     8/1/2034
    287500213      34787       FL       Single Family            Primary           240          7/23/2004     9/1/2004     8/1/2024
    287900163      85044       AZ       PUD                      Primary           180          7/23/2004     9/1/2004     8/1/2019
    288000721      92260       CA       Condominium              Primary           360          7/23/2004     9/1/2004     8/1/2034
    244516356      29845       SC       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    245210991      44707       OH       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    249224422      75241       TX       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    249721691       7747       NJ       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    252003671      47460       IN       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    252203812      92845       CA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    253001171      15656       PA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    253001389      47917       IN       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    254907753      76087       TX       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    255316212      75110       TX       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    255810305      77079       TX       PUD                      Primary           360          7/24/2004     9/1/2004     8/1/2034
    255810432      76036       TX       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    259006615      30238       GA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    259006626       8005       NJ       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    240212987      98033       WA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    240213041      98273       WA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    288000891      92562       CA       Single Family            Primary           360          7/24/2004     9/1/2004     8/1/2034
    243211999      98370       WA       Single Family            Primary           360          7/25/2004     9/1/2004     8/1/2034
    148902725      34243       FL       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    148902849      33626       FL       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    240011862      75137       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240212857      98844       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240213026      99336       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240213047      98012       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240213051      98052       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240310849      37337       TN       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    240919230      55423       MN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    241319593      23222       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    241319607      23111       VA       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    241319626      23294       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242215537      82223       WY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242215844      80546       CO       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242617630      48081       MI       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242709547      73159       OK       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242817219      85029       AZ       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242817306      85027       AZ       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242920630      39114       MS       Single Family            Primary           108          7/26/2004     9/1/2004     8/1/2013
    242920693      39208       MS       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242920710      39501       MS       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    243111915      97109       OR       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    243211954      98632       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    243211988      98629       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    243316859      76020       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    243816514      45365       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    244119523      27524       NC       MF Housing               Primary           300          7/26/2004     9/1/2004     8/1/2029
    244119784      28083       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    244410750      70072       LA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    244516568      28387       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    244612539      65767       MO       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245107157      19021       PA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245107179      15679       PA       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    245211057      43204       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245211073      44864       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245211081      43452       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245211099      45212       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245304818      63021       MO       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    245408159      68137       NE       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245408163      50702       IA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245605432      28079       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245605482      27707       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245605501      27526       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    245707168      33411       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246008721      92703       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246204903       2347       MA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246204933       1821       MA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246204970       4101       ME       Townhome                 Primary           360          7/26/2004     9/1/2004     8/1/2034
    246204992       6615       CT       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246704290      23111       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246704347      29445       SC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807108      31560       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807116      37660       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807117      31201       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807119      30741       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807127      37917       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246807129      37311       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246902948      23323       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246902954      21202       MD       Townhome                 Primary           360          7/26/2004     9/1/2004     8/1/2034
    246902963      23832       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246902975      23803       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    247304885      89084       NV       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    247407613      78541       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    247407663      78538       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    247407674      33610       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    247407694      32818       FL       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    247602585      50021       IA       Townhome                 Primary           360          7/26/2004     9/1/2004     8/1/2034
    248604435      30127       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    248604453      30034       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    248604455      29661       SC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    248604464      77014       TX       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    249021206      89156       NV       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    249119797      18426       PA       PUD                      Primary           360          7/26/2004    9/15/2004    8/15/2034
    249318777      25311       WV       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    249319250      46303       IN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    249519173       4619       ME       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    249613577      22602       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    250900401      25309       WV       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    250900409      28786       NC       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251300717      37052       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251300744      45211       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251300748      43211       OH       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251500369      98524       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251600599      84041       UT       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251600624      84104       UT       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    251600638      83252       ID       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252003655      46628       IN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252003702      46371       IN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252003723      53185       WI       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252402872      34748       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252403069      48205       MI       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252503108      10924       NY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252503374      75766       TX       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    252503375      10598       NY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    252503400      38127       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253001567      16146       PA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253200363      37664       TN       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253501183      22041       VA       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    253600468      78390       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253903628      92336       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    254103716      11717       NY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    254503336      93702       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    254604926      92392       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    254806641      79762       TX       Single Family            Primary           360          7/26/2004    9/15/2004    8/15/2034
    255316273      75650       TX       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    255410630      75707       TX       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    255410768      78666       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255410773      78723       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255410821      76571       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255612216      77004       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255612317      77351       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255612576      77520       TX       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    255612654      77568       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255713041      78227       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255810205      77020       TX       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    255810320      77327       TX       Single Family            Primary           300          7/26/2004     9/1/2004     8/1/2029
    255810383      77074       TX       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    255810490      77015       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    255810557      77015       TX       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    255912005      70816       LA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    256209761      70586       LA       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    257503712      76109       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    257503802      75028       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    257801594      91913       CA       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    258413365      33069       FL       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    258514497      78225       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    258514614      14612       NY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    258606783      19808       DE       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    258812600      41701       KY       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    258912707      85719       AZ       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    259006605      30106       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    259006631      22306       VA       Townhome                 Primary           360          7/26/2004     9/1/2004     8/1/2034
    259104759      14551       NY       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    259209944      79019       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    259210052      77478       TX       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    284102494      83661       ID       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    284303771      59937       MT       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    284504230      92240       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    285001776      21921       MD       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    285700477      30533       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    285800082      83330       ID       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    286900123      72904       AR       Single Family            Primary           300          7/26/2004     9/1/2004     8/1/2029
    286900133      48127       MI       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    286900140      97113       OR       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    286900193      30728       GA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    286900195       1923       MA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    287300457      92154       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    287500177      32751       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    287500182      33615       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    287600081      77071       TX       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    287600176      75040       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    287701040      87120       NM       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    288100477      75165       TX       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    288500042      93291       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    148902852      34243       FL       Condominium              Primary           240          7/26/2004     9/1/2004     8/1/2024
    148902882      33626       FL       Condominium              Primary           240          7/26/2004     9/1/2004     8/1/2024
    240212961      98037       WA       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    240212983      98284       WA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    242216061      80546       CO       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    242817309      85635       AZ       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    243711596      85374       AZ       PUD                      Primary           360          7/26/2004     9/1/2004     8/1/2034
    245211074      44864       OH       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    245211085      43452       OH       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    245408176      80011       CO       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    246008712      91710       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    246204956       3060       NH       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    246807130      37311       TN       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    248604481      77014       TX       PUD                      Primary           240          7/26/2004     9/1/2004     8/1/2024
    248604482      30127       GA       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    249021156      17112       PA       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    249319247      60504       IL       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    249613544      78723       TX       Single Family            Primary           120          7/26/2004     9/1/2004     8/1/2014
    252805420      33029       FL       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253803376      94589       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    253903620      92399       CA       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    256209535      70570       LA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    256805237      14612       NY       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    258413253      21755       MD       PUD                      Primary           240          7/26/2004     9/1/2004     8/1/2024
    258514197       6082       CT       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    258514816      91977       CA       Condominium              Primary           360          7/26/2004     9/1/2004     8/1/2034
    258912819      11787       NY       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    259006619      50124       IA       Single Family            Primary           180          7/26/2004     9/1/2004     8/1/2019
    259104779      14551       NY       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    285201382      20152       VA       PUD                      Primary           180          7/26/2004     9/1/2004     8/1/2019
    285800136      23222       VA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    286900284      97113       OR       Single Family            Primary           240          7/26/2004     9/1/2004     8/1/2024
    287300483      92021       CA       Single Family            Primary           360          7/26/2004     9/1/2004     8/1/2034
    240011855      77845       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    240621456      65326       MO       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    241416171      30338       GA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    242215741      80478       CO       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    242709391      74127       OK       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    245107169      15044       PA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    245304836      62010       IL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    245707189      33461       FL       Townhome                 Primary           360          7/27/2004     9/1/2004     8/1/2034
    246403898      90620       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    246704364       6095       CT       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    248604457      47356       IN       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    249319329       6250       CT       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    249519436      88061       NM       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    249613718      70506       LA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    250900346      11706       NY       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    251400590      98178       WA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    251600616      99224       WA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252003735      46227       IN       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252203639      95437       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252203926      32507       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252503339      71957       AR       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252503421      97701       OR       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252703977       1826       MA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252704194      41011       KY       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    252805266      79108       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    252805443      33066       FL       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    252805451      33063       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253001079      37919       TN       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253001217      92201       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253001310       5772       VT       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253001358      27712       NC       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253001498      17046       PA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253200307      68516       NE       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253400524      19465       PA       Single Family            Primary           300          7/27/2004     9/1/2004     8/1/2029
    253600515      78211       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253600690      78219       TX       Single Family            Investor          360          7/27/2004     9/1/2004     8/1/2034
    253803424      94551       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253803479      94585       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253803501      94531       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    253903704      90044       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254003994      12553       NY       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254004033       8030       NJ       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254103724      11563       NY       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254504430      93630       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254504527      93612       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254604930      92114       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    254806938      77029       TX       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    255316280      76013       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    255316374      75204       TX       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    255410795      76801       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    255612672      77503       TX       Single Family            Primary           84           7/27/2004     9/1/2004     8/1/2011
    257603794      49048       MI       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258212846      75042       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258302308      28086       NC       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258302349      30297       GA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258413236      75670       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258514802      94533       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258606693       3237       NH       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258606777      40047       KY       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258812861      80601       CO       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258912561      19053       PA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258912582      80239       CO       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    258912652      48030       MI       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    258912678      87410       NM       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    259104878      68031       NE       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    259209771      33406       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    259210321      31714       GA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    259406825      34653       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    259607468      49938       MI       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    259607551      44907       OH       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    283400049      89015       NV       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    284102326      83857       ID       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    284204232      20602       MD       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    284303792      93906       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    284504251      33026       FL       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    284600689      19707       DE       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    284703677      20707       MD       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    284803681      89084       NV       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    285101393      89123       NV       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    285201242      98198       WA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    285400539      19134       PA       Townhome                 Primary           360          7/27/2004     9/1/2004     8/1/2034
    286900162      78213       TX       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    287000092      11791       NY       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287200193      92585       CA       MF Housing               Primary           360          7/27/2004     9/1/2004     8/1/2034
    287200206      92672       CA       Townhome                 Primary           360          7/27/2004     9/1/2004     8/1/2034
    287500223      32114       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287500224      33617       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287500236      32003       FL       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287600101      75862       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287600159      78660       TX       MF Housing               Primary           180          7/27/2004     9/1/2004     8/1/2019
    287600168      78201       TX       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    287900144      98002       WA       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    288300427       3051       NH       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    288500133      90746       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    288500180      93010       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    289100008      20109       VA       Townhome                 Primary           360          7/27/2004     9/1/2004     8/1/2034
    240213082      98230       WA       PUD                      Primary           180          7/27/2004     9/1/2004     8/1/2019
    242316666      32809       FL       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    242920756      39047       MS       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    243711550      85338       AZ       PUD                      Primary           180          7/27/2004     9/1/2004     8/1/2019
    244119843      27614       NC       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    245211117      44203       OH       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    245304841      63020       MO       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    245408184      80538       CO       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    245408185      80916       CO       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    246403899      92071       CA       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    247601204      75006       TX       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    249519636      95815       CA       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    251200546      49201       MI       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    251300750      49227       MI       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    251500389      83245       ID       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    251500392      97355       OR       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    254103788      11563       NY       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    257006333       1906       MA       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    258514845      21401       MD       PUD                      Primary           360          7/27/2004     9/1/2004     8/1/2034
    259104879      68031       NE       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    259607584      21207       MD       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    284204130      20112       VA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    284600608       6371       CT       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    284902790      96150       CA       Single Family            Primary           180          7/27/2004     9/1/2004     8/1/2019
    285301210      86322       AZ       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    285400582      30620       GA       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    285800116      20120       VA       Condominium              Primary           360          7/27/2004     9/1/2004     8/1/2034
    287900157      85210       AZ       Single Family            Primary           240          7/27/2004     9/1/2004     8/1/2024
    288000828      91701       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    288000876      91722       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    288500032      93010       CA       Single Family            Primary           360          7/27/2004     9/1/2004     8/1/2034
    148902640      80504       CO       PUD                      Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902832      43147       OH       Condominium              Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902834      76247       TX       PUD                      Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902842      89086       NV       PUD                      Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902844      32828       FL       PUD                      Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902855      78634       TX       PUD                      Primary           360          7/28/2004     9/1/2004     8/1/2034
    242215738      82009       WY       Single Family            Primary           240          7/28/2004     9/2/2004     8/2/2024
    251300759      45231       OH       Single Family            Primary           360          7/28/2004    9/15/2004    8/15/2034
    258000039      28373       NC       Single Family            Primary           360          7/28/2004     9/1/2004     8/1/2034
    259104862      54519       WI       Single Family            Primary           360          7/28/2004     9/1/2004     8/1/2034
    287200211      91739       CA       Single Family            Primary           360          7/28/2004    9/15/2004    8/15/2034
    287200214      90501       CA       Single Family            Primary           360          7/28/2004     9/1/2004     8/1/2034
    148902884      80504       CO       PUD                      Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902885      43147       OH       Condominium              Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902894      78634       TX       PUD                      Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902895      32828       FL       PUD                      Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902898      76247       TX       PUD                      Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902909      28027       NC       PUD                      Primary           240          7/28/2004     9/1/2004     8/1/2024
    240011878      76087       TX       Single Family            Primary           180          7/28/2004     9/1/2004     8/1/2019
    245211043      43543       OH       Single Family            Primary           240          7/28/2004    9/15/2004    8/15/2024
    245304830      53105       WI       Single Family            Primary           240          7/28/2004     9/1/2004     8/1/2024
    245605493      28078       NC       Single Family            Primary           240          7/28/2004     9/1/2004     8/1/2024
    245707187      33055       FL       Single Family            Primary           180          7/28/2004     9/1/2004     8/1/2019
    252003733      46122       IN       Single Family            Primary           240          7/28/2004     9/2/2004     8/2/2024
    258000048      28373       NC       Single Family            Primary           240          7/28/2004     9/1/2004     8/1/2024
    259104950      70764       LA       Single Family            Primary           240          7/28/2004     9/1/2004     8/1/2024
    287500201      33584       FL       Single Family            Primary           240          7/28/2004     9/1/2004     8/1/2024
    148902751      85374       AZ       PUD                      Primary           360          7/29/2004     9/1/2004     8/1/2034
    148902825      60110       IL       Condominium              Primary           360          7/29/2004     9/1/2004     8/1/2034
    148902872      75104       TX       Single Family            Primary           360          7/29/2004     9/1/2004     8/1/2034
    243816600      44017       OH       Single Family            Primary           360          7/29/2004     9/1/2004     8/1/2034
    245211120      45011       OH       Condominium              Primary           360          7/29/2004     9/1/2004     8/1/2034
    245408146      80542       CO       Single Family            Primary           360          7/29/2004     9/1/2004     8/1/2034
    246902959      21133       MD       Townhome                 Primary           360          7/29/2004     9/1/2004     8/1/2034
    246902971      23832       VA       PUD                      Primary           360          7/29/2004     9/1/2004     8/1/2034
    246902994      21221       MD       PUD                      Primary           360          7/29/2004     9/1/2004     8/1/2034
    247407679      32503       FL       Single Family            Primary           360          7/29/2004     9/1/2004     8/1/2034
    249808339      45365       OH       Single Family            Primary           240          7/29/2004     9/3/2004     8/3/2024
    250900393      11590       NY       Single Family            Primary           360          7/29/2004    9/15/2004    8/15/2034
    252003749      48419       MI       Single Family            Primary           360          7/29/2004    9/15/2004    8/15/2034
    148902886      80528       CO       PUD                      Primary           240          7/29/2004     9/1/2004     8/1/2024
    148902890      85374       AZ       PUD                      Primary           240          7/29/2004     9/1/2004     8/1/2024
    148902896      75104       TX       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    245107167      15102       PA       Single Family            Primary           180          7/29/2004     9/3/2004     8/3/2019
    245211104      44134       OH       Single Family            Primary           180          7/29/2004     9/3/2004     8/3/2019
    245408118      68138       NE       Single Family            Primary           180          7/29/2004     9/1/2004     8/1/2019
    245408147      80542       CO       Single Family            Primary           180          7/29/2004     9/1/2004     8/1/2019
    245605499      27540       NC       PUD                      Primary           240          7/29/2004     9/3/2004     8/3/2024
    247403684      32503       FL       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    250900411      27301       NC       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    251600650      84414       UT       Single Family            Primary           240          7/29/2004     9/3/2004     8/3/2024
    258000051      93720       CA       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    259104709      76240       TX       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    259104799      65686       MO       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    259104821      26206       WV       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    287700006      88012       NM       Single Family            Primary           180          7/29/2004     9/1/2004     8/1/2019
    287900170      85242       AZ       Single Family            Primary           240          7/29/2004     9/1/2004     8/1/2024
    148902857      33467       FL       Condominium              Primary           360          7/30/2004     9/1/2004     8/1/2034
    148902892      29485       SC       PUD                      Primary           360          7/30/2004     9/1/2004     8/1/2034
    243212309      98146       WA       Single Family            Primary           360          7/30/2004    9/15/2004    8/15/2034
    245107195      17319       PA       Condominium              Primary           360          7/30/2004     9/1/2004     8/1/2034
    245304798      60090       IL       Condominium              Primary           360          7/30/2004     9/1/2004     8/1/2034
    246205005       6606       CT       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    246704286       6010       CT       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    246704378      25401       WV       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    247304914      89506       NV       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    247407662      34994       FL       Condominium              Primary           360          7/30/2004     9/1/2004     8/1/2034
    247602365      33711       FL       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    248604448      22407       VA       PUD                      Primary           360          7/30/2004     9/1/2004     8/1/2034
    248604461      40342       KY       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    252003739      46044       IN       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    259006638      33312       FL       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    259916369      46030       IN       Single Family            Primary           360          7/30/2004    10/1/2004     9/1/2034
    287600205      78728       TX       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    287900153      46383       IN       Single Family            Primary           360          7/30/2004     9/1/2004     8/1/2034
    148902913      87107       NM       PUD                      Primary           240          7/30/2004     9/1/2004     8/1/2024
    148902918      87144       NM       PUD                      Primary           240          7/30/2004     9/1/2004     8/1/2024
    148902919      29485       SC       PUD                      Primary           240          7/30/2004     9/1/2004     8/1/2024
    243414932      53590       WI       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    245304846      60090       IL       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    245707198      33351       FL       PUD                      Primary           180          7/30/2004     9/2/2004     8/2/2019
    246704289       6010       CT       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    246704307       6010       CT       Single Family            Primary           180          7/30/2004     9/1/2004     8/1/2019
    246704377      25560       WV       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    246704381      25401       WV       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    246903019      23602       VA       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    247304916      89506       NV       Single Family            Primary           180          7/30/2004     9/1/2004     8/1/2019
    247403685      78745       TX       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    247403686      71115       LA       PUD                      Primary           180          7/30/2004     9/1/2004     8/1/2019
    247403687      70601       LA       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    247601163      50595       IA       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    258000053      89433       NV       PUD                      Primary           240          7/30/2004    10/1/2004     9/1/2024
    259104947      27577       NC       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    259104964      28304       NC       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    259104976      42713       KY       Single Family            Primary           240          7/30/2004     9/1/2004     8/1/2024
    259105017      37814       TN       Single Family            Primary           180          7/30/2004     9/1/2004     8/1/2019
    287000105      12182       NY       Single Family            Primary           240          7/30/2004     9/4/2004     8/4/2024
    287500190      32811       FL       Condominium              Primary           240          7/30/2004     9/2/2004     8/2/2024
    259006641      97007       OR       Single Family            Primary           360          7/31/2004    9/20/2004    8/20/2034
    247304911      46123       IN       Single Family            Primary           240          7/31/2004    9/15/2004    8/15/2024
    148902875      76210       TX       PUD                      Primary           360           8/2/2004    9/15/2004    8/15/2034
    240011844      79331       TX       Single Family            Primary           360           8/2/2004     9/6/2004     8/6/2034
    242709588      74563       OK       Single Family            Primary           240           8/2/2004     9/6/2004     8/6/2024
    246807054      40391       KY       Single Family            Primary           360           8/2/2004    9/15/2004    8/15/2034
    257901419       6098       CT       Single Family            Primary           360           8/2/2004    9/15/2004    8/15/2034
    258413352      78411       TX       Single Family            Primary           360           8/2/2004    9/15/2004    8/15/2034
    247304874      85379       AZ       PUD                      Primary           360           8/2/2004    9/15/2004    8/15/2034
    148902922      76123       TX       PUD                      Primary           240           8/2/2004     9/3/2004     8/3/2024
    148902932      76210       TX       PUD                      Primary           240           8/2/2004     9/3/2004     8/3/2024
    240011880      75043       TX       PUD                      Primary           180           8/2/2004     9/2/2004     8/2/2019
    245408166      80010       CO       Single Family            Primary           180           8/2/2004     9/6/2004     8/6/2019
    247304875      85379       AZ       PUD                      Primary           180           8/2/2004     9/6/2004     8/6/2019
    247601215      51106       IA       Single Family            Primary           240           8/2/2004     9/6/2004     8/6/2024
    247601240      80126       CO       Single Family            Primary           240           8/2/2004     9/6/2004     8/6/2024
    249519728      58078       ND       Single Family            Primary           180           8/2/2004     9/6/2004     8/6/2019
    251200584      50315       IA       Single Family            Primary           240           8/2/2004    9/15/2004    8/15/2024
    251600657      84065       UT       Single Family            Primary           240           8/2/2004    9/15/2004    8/15/2024
    287200203      90047       CA       Single Family            Primary           240           8/2/2004     9/3/2004     8/3/2024
    240011902      59911       MT       Single Family            Primary           360           8/3/2004    9/15/2004    8/15/2034
    246704368       6483       CT       2-4 Family               Primary           360           8/3/2004    9/15/2004    8/15/2034
    251100459      95023       CA       Single Family            Primary           360           8/3/2004    9/15/2004    8/15/2034
    252403058      70356       LA       Single Family            Primary           360           8/3/2004    9/15/2004    8/15/2034
    287500150      32701       FL       Single Family            Primary           360           8/3/2004    9/15/2004    8/15/2034
    245707208      33009       FL       Condominium              Primary           180           8/3/2004     9/3/2004     8/3/2019
    251100460      95023       CA       Single Family            Primary           180           8/3/2004     9/4/2004     8/4/2019
    287500151      32701       FL       Single Family            Primary           180           8/3/2004     9/3/2004     8/3/2019
    288500284      91316       CA       Single Family            Primary           180           8/3/2004    9/21/2004    8/21/2019
    245707232      33032       FL       Single Family            Primary           360           8/4/2004     9/9/2004     8/9/2034
    247407752      50265       IA       Single Family            Primary           360           8/4/2004    9/15/2004    8/15/2034
    247602563      88240       NM       Single Family            Primary           360           8/4/2004     9/4/2004     8/4/2034
    249021041      78370       TX       Single Family            Primary           360           8/4/2004    9/15/2004    8/15/2034
    259210232      32934       FL       Single Family            Primary           360           8/4/2004    9/15/2004    8/15/2034
    248604465      32244       FL       Single Family            Primary           360           8/4/2004    10/1/2004     9/1/2034
    245605454      28429       NC       Single Family            Primary           360           8/4/2004    9/15/2004    8/15/2034
    245408174      80226       CO       Single Family            Primary           180           8/4/2004     9/9/2004     8/9/2019
    245605455      28429       NC       Single Family            Primary           240           8/4/2004     9/4/2004     8/4/2024
    246403909      92801       CA       Single Family            Primary           180           8/4/2004     9/9/2004     8/9/2019
    248604500      32244       FL       Single Family            Primary           180           8/4/2004    10/1/2004     9/1/2019
    284803845      92307       CA       Single Family            Primary           240           8/4/2004    9/15/2004    8/15/2024
    284803857      89130       NV       Townhome                 Primary           180           8/4/2004    9/15/2004    8/15/2019
    285001953      84123       UT       Single Family            Primary           240           8/4/2004    9/15/2004    8/15/2024
    245107117      14613       NY       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    245107194      13126       NY       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    245408195      80012       CO       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    248604476      28376       NC       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    252003756      47421       IN       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    253501301      22172       VA       Single Family            Primary           360           8/5/2004    9/15/2004    8/15/2034
    148902928      63051       MO       PUD                      Primary           240           8/5/2004     9/5/2004     8/5/2024
    148902945      87144       NM       Single Family            Primary           240           8/5/2004    10/1/2004     9/1/2024
    245211076      45011       OH       Single Family            Primary           180           8/5/2004    9/10/2004    8/10/2019
    245211128      45150       OH       Single Family            Primary           180           8/5/2004    9/10/2004    8/10/2019
    245408190      80012       CO       Single Family            Primary           180           8/5/2004    9/10/2004    8/10/2019
    245408194      80012       CO       Single Family            Primary           180           8/5/2004     9/5/2004     8/5/2019
    246008760      92057       CA       PUD                      Primary           180           8/5/2004    9/15/2004    8/15/2019
    251500404      59401       MT       Single Family            Primary           240           8/5/2004    9/15/2004    8/15/2024
    252003751      46561       IN       Single Family            Primary           240           8/5/2004    9/10/2004    8/10/2024
    148902893      95776       CA       Single Family            Primary           360           8/6/2004    10/1/2004     9/1/2034
    240011890      76135       TX       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    245107143      14215       NY       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    245107212      14617       NY       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    245304851      48180       MI       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    246704398      27030       NC       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    248604487      62514       IL       Single Family            Primary           360           8/6/2004    9/15/2004    8/15/2034
    287900173      98284       WA       Single Family            Primary           360           8/6/2004    10/1/2004     9/1/2034
    148902903      93311       CA       Single Family            Primary           240           8/6/2004    10/1/2004     9/1/2024
    243711628      85745       AZ       PUD                      Primary           180           8/6/2004    9/11/2004    8/11/2019
    246204983       1915       MA       Single Family            Primary           240           8/6/2004     9/6/2004     8/6/2024
    246807151      30736       GA       Single Family            Primary           180           8/6/2004    9/11/2004    8/11/2019
    247601258      78209       TX       Condominium              Primary           180           8/6/2004     9/6/2004     8/6/2019
    251300771      60453       IL       Single Family            Primary           180           8/6/2004     9/1/2004     8/1/2019
    287700010      76020       TX       Single Family            Primary           180           8/6/2004     9/6/2004     8/6/2019
    287900175      98284       WA       Single Family            Primary           180           8/6/2004    10/1/2004     9/1/2019
    254807018      77039       TX       Single Family            Primary           360           8/7/2004    9/15/2004    8/15/2034
    257901499       6708       CT       Single Family            Primary           360           8/7/2004     9/1/2004     8/1/2034
    257901569       6382       CT       Single Family            Primary           360           8/7/2004    9/15/2004    8/15/2034
    285001994      89115       NV       Single Family            Primary           240           8/7/2004    9/12/2004    8/12/2024
    148902867      76123       TX       PUD                      Primary           360           8/9/2004    9/15/2004    8/15/2034
    246205011       2301       MA       Single Family            Primary           360           8/9/2004    9/13/2004    8/13/2034
    250900415      28677       NC       Single Family            Primary           360           8/9/2004    9/15/2004    8/15/2034
    253600794      78250       TX       PUD                      Primary           180           8/9/2004    9/13/2004    8/13/2019
    254806891      77651       TX       Single Family            Primary           180           8/9/2004    9/13/2004    8/13/2019
    255316007      75154       TX       Single Family            Primary           360           8/9/2004    9/15/2004    8/15/2034
    255612840      77064       TX       PUD                      Primary           360           8/9/2004    9/13/2004    8/13/2034
    283400021      26554       WV       Single Family            Primary           360           8/9/2004    9/15/2004    8/15/2034
    148902937      29485       SC       PUD                      Primary           240           8/9/2004     9/9/2004     8/9/2024
    240011876      76180       TX       Single Family            Primary           240           8/9/2004     9/9/2004     8/9/2024
    247304939      85296       AZ       PUD                      Primary           180           8/9/2004    9/13/2004    8/13/2019
    247403689      33056       FL       Single Family            Primary           240           8/9/2004    9/13/2004    8/13/2024
    247601222      80011       CO       Single Family            Primary           240           8/9/2004    9/13/2004    8/13/2024
    248604516      28277       NC       Townhome                 Primary           240           8/9/2004     9/9/2004     8/9/2024
    253903773      91722       CA       Single Family            Primary           360           8/9/2004    9/30/2004    8/30/2034
    287500242      32708       FL       Townhome                 Primary           180           8/9/2004     9/9/2004     8/9/2019
    287700014      80233       CO       Single Family            Primary           240           8/9/2004    9/13/2004    8/13/2024
    148902535      92563       CA       PUD                      Primary           360          8/10/2004    10/1/2004     9/1/2034
    240112275      37663       TN       Single Family            Primary           360          8/10/2004    9/14/2004    8/14/2034
    242115450      27405       NC       Single Family            Primary           360          8/10/2004    9/14/2004    8/14/2034
    245107220      14731       NY       Single Family            Primary           360          8/10/2004    10/1/2004     9/1/2034
    245707233      33705       FL       Single Family            Primary           360          8/10/2004    10/1/2004     9/1/2034
    246008779      91701       CA       Single Family            Primary           360          8/10/2004    10/1/2004     9/1/2034
    246403897      92274       CA       Single Family            Primary           360          8/10/2004    10/1/2004     9/1/2034
    251100451      94601       CA       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    252402974      18020       PA       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    252704441      76114       TX       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    252704460      76708       TX       Single Family            Primary           180          8/10/2004    9/14/2004    8/14/2019
    253001670      15668       PA       Condominium              Primary           360          8/10/2004    9/15/2004    8/15/2034
    253501198      20121       VA       Townhome                 Primary           360          8/10/2004    9/15/2004    8/15/2034
    254704501      93307       CA       PUD                      Primary           360          8/10/2004    9/15/2004    8/15/2034
    255410989      78702       TX       Single Family            Primary           120          8/10/2004    9/14/2004    8/14/2014
    258000055      45424       OH       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    258302252      54501       WI       Single Family            Primary           360          8/10/2004    9/14/2004    8/14/2034
    258606928      19145       PA       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    258812218      78719       TX       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    283400014      34951       FL       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    285201463      33409       FL       Single Family            Primary           360          8/10/2004    9/15/2004    8/15/2034
    287800006      30297       GA       Single Family            Primary           360          8/10/2004    10/1/2004     9/1/2034
    242115669      28262       NC       PUD                      Primary           360          8/10/2004    9/15/2004    8/15/2034
    148902917      92563       CA       PUD                      Primary           180          8/10/2004    10/1/2004     9/1/2019
    148902940      29483       SC       PUD                      Primary           240          8/10/2004    10/1/2004     9/1/2024
    240213230      98204       WA       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    242115734      28262       NC       PUD                      Primary           240          8/10/2004    9/14/2004    8/14/2024
    242412449      73071       OK       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    243212425      98310       WA       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    246008761      87121       NM       Single Family            Primary           240          8/10/2004    10/1/2004     9/1/2024
    246704412       6119       CT       Condominium              Primary           240          8/10/2004    9/10/2004    8/10/2024
    248604517      30058       GA       Single Family            Primary           180          8/10/2004    9/10/2004    8/10/2019
    257106644       8330       NJ       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    258413375      33196       FL       Single Family            Primary           240          8/10/2004    9/14/2004    8/14/2024
    284404473      33319       FL       PUD                      Primary           180          8/10/2004    9/15/2004    8/15/2019
    287700013      34759       FL       PUD                      Primary           240          8/10/2004    9/10/2004    8/10/2024
    240011893      76266       TX       Single Family            Primary           360          8/11/2004    10/1/2004     9/1/2034
    243415030      54498       WI       Single Family            Primary           360          8/11/2004    9/15/2004    8/15/2034
    243518465      16146       PA       Single Family            Primary           360          8/11/2004    10/1/2004     9/1/2034
    245211143      45227       OH       Single Family            Primary           360          8/11/2004    10/1/2004     9/1/2034
    246008717      91001       CA       Single Family            Primary           360          8/11/2004    10/1/2004     9/1/2034
    246008768      91352       CA       Single Family            Primary           360          8/11/2004    10/1/2004     9/1/2034
    246807163      37174       TN       Single Family            Primary           360          8/11/2004    9/15/2004    8/15/2034
    248604511      30045       GA       PUD                      Primary           360          8/11/2004    9/15/2004    8/15/2034
    246807185      37174       TN       Single Family            Primary           180          8/11/2004    9/11/2004    8/11/2019
    248604519      30045       GA       PUD                      Primary           180          8/11/2004    9/11/2004    8/11/2019
    249519922      21122       MD       PUD                      Primary           240          8/11/2004    9/16/2004    8/16/2024
    284703898      34984       FL       Single Family            Primary           240          8/11/2004    10/1/2004     9/1/2024
    287600245      78613       TX       PUD                      Primary           240          8/11/2004    9/11/2004    8/11/2024
    246807172      37716       TN       Single Family            Primary           360          8/12/2004    9/12/2004    8/12/2034
    246903015      21060       MD       Single Family            Primary           360          8/12/2004    9/15/2004    8/15/2034
    287701079      79108       TX       Single Family            Primary           360          8/12/2004    9/15/2004    8/15/2034
    287701093      64080       MO       Single Family            Primary           360          8/12/2004    9/15/2004    8/15/2034
    289100007      76630       TX       Single Family            Primary           240          8/12/2004    10/1/2004     9/1/2024
    245605525      27516       NC       Single Family            Primary           360          8/12/2004    10/1/2004     9/1/2034
    148902969      92563       CA       PUD                      Primary           180          8/12/2004    10/1/2004     9/1/2019
    246008774      92345       CA       Single Family            Primary           240          8/12/2004    10/1/2004     9/1/2024
    246903017      21060       MD       Single Family            Primary           240          8/12/2004    9/12/2004    8/12/2024
    251300780      44319       OH       Single Family            Primary           180          8/12/2004    9/15/2004    8/15/2019
    259104830      85741       AZ       Townhome                 Primary           240          8/12/2004    9/13/2004    8/13/2024
    245107127      15765       PA       Single Family            Primary           360          8/13/2004    9/15/2004    8/15/2034
    245605524      27703       NC       PUD                      Primary           360          8/13/2004    9/15/2004    8/15/2034
    286900142      98498       WA       Single Family            Primary           360          8/13/2004    9/18/2004    8/18/2034
    245211169      47138       IN       Single Family            Primary           180          8/13/2004    9/13/2004    8/13/2019
    245408222      68137       NE       Single Family            Primary           180          8/13/2004    9/13/2004    8/13/2019
    245605510      27703       NC       PUD                      Primary           240          8/13/2004    9/13/2004    8/13/2024
    259105089      84118       UT       Single Family            Primary           240          8/13/2004    9/13/2004    8/13/2024
    259105099      76112       TX       Single Family            Primary           240          8/13/2004    9/13/2004    8/13/2024
    259105125      68644       NE       Single Family            Primary           240          8/13/2004    9/15/2004    8/15/2024
    246902939      19801       DE       Townhome                 Primary           360          8/16/2004    10/1/2004     9/1/2034
    259406930      93536       CA       Single Family            Primary           360          8/16/2004    10/1/2004     9/1/2034
    245107156      13027       NY       Single Family            Primary           360          8/16/2004    10/1/2004     9/1/2034
    288100568      82801       WY       Single Family            Primary           360          8/17/2004    10/1/2004     9/1/2034
    148902948      29680       SC       PUD                      Primary           360          8/17/2004    10/1/2004     9/1/2034
    252403079      66533       KS       Single Family            Primary           360          8/18/2004    10/1/2004     9/1/2034
    253903747      92505       CA       Single Family            Primary           180          8/18/2004    10/1/2004     9/1/2019
    256707129      95828       CA       Single Family            Primary           360          8/18/2004    10/1/2004     9/1/2034
    148902968      28173       NC       PUD                      Primary           360          8/18/2004    10/1/2004     9/1/2034
    287300485      92111       CA       Single Family            Primary           360          8/18/2004    10/1/2004     9/1/2034
    246704407      19335       PA       Condominium              Primary           360          8/19/2004    10/1/2004     9/1/2034
    242412632      73086       OK       Single Family            Primary           360          8/20/2004    10/1/2004     9/1/2034
    247602705      32344       FL       Single Family            Primary           360          8/20/2004    10/1/2004     9/1/2034
    148902975      34203       FL       PUD                      Primary           360          8/20/2004    10/1/2004     9/1/2034
    246807211      30728       GA       Single Family            Primary           360          8/20/2004    10/1/2004     9/1/2034
    240311038      37025       TN       Single Family            Primary           240          8/23/2004    10/1/2004     9/1/2024
    242709774      74112       OK       Single Family            Primary           180          8/23/2004    10/1/2004     9/1/2019
    253600901      78250       TX       Single Family            Primary           180          8/23/2004    10/1/2004     9/1/2019
    285301208      89506       NV       Single Family            Primary           360          8/24/2004    10/1/2004     9/1/2034
    252704469      75766       TX       Single Family            Primary           360          8/25/2004    10/1/2004     9/1/2034
    286900215      33032       FL       Single Family            Primary           360          8/25/2004    10/1/2004     9/1/2034
    255316667      75040       TX       Single Family            Investor          240          8/25/2004    10/1/2004     9/1/2024
    245304883      48441       MI       Single Family            Primary           360          8/25/2004    10/1/2004     9/1/2034
    240516738      47842       IN       Single Family            Primary           360          8/26/2004    10/1/2004     9/1/2034
    259406676      33064       FL       Single Family            Primary           360          8/26/2004    10/1/2004     9/1/2034
    241319800      23236       VA       Townhome                 Primary           360          8/26/2004    10/1/2004     9/1/2034
    253903995      90630       CA       Single Family            Primary           360          8/26/2004    10/1/2004     9/1/2034
    246807158      37179       TN       Condominium              Primary           360          8/27/2004    10/1/2004     9/1/2034
    148903026      29485       SC       PUD                      Primary           360          8/30/2004    10/1/2004     9/1/2034
    240011965      76002       TX       Single Family            Primary           360          8/31/2004    10/1/2004     9/1/2034
    246807264      37013       TN       PUD                      Primary           360          8/31/2004    10/1/2004     9/1/2034

                  CUT-OFF                                                                            ORIGINAL          CUT-OFF
                 REMAINING    ORIGINAL       SCHEDULED                             PAID THRU      COMBINED LOAN     COMBINED LOAN
     LOAN ID        TERM      BALANCE         BALANCE         RATE       P & I       DATE            TO VALUE         TO VALUE

    246302646        346        123300       121,882.77        7.19     836.12      9/1/2004            82.20           81.26
    259915889        351         70000        69,689.87        9.65     596.27      9/1/2004           100.00           99.56
    259006474        351      61817.17        61,666.07         8.7     485.54     10/1/2004            99.71           99.46
    247304152        352        169000       167,920.56        7.24     1151.7      9/1/2004           100.00           99.36
    256605025        353        127000       126,151.02        8.25     954.11     9/15/2004           100.00           99.33
    259915786        352     129773.98       129,388.79        8.75     1022.7      9/1/2004            60.36           60.18
    247407081        353        102000       101,438.40        7.99     747.73     8/15/2004            85.00           84.53
    248604031        353        121500       120,957.39        8.35     921.35     9/15/2004            90.00            89.6
    259800408        353         95000        94,647.18        9.25     781.54      9/1/2004           100.00           99.63
    241216444        353        130000       129,307.31        7.75     931.34     9/15/2004           100.00           99.47
    258109404        353         76000        75,597.66         7.5     531.41     9/15/2004           100.00           99.47
    258911462        353        197600       196,662.53        8.05     1456.8     9/15/2004            95.00           94.55
    254502486        353        152000       151,195.37         7.5     1062.8     9/15/2004           100.00           99.47
    242615879        353         89000        88,705.07       10.45      810.8     8/15/2004            92.71            92.4
    246806199        353        118000       116,836.87         7.3     808.98     9/15/2004            79.73           78.94
    284202712        353        225000       223,501.48        6.99     1495.4     9/15/2004            90.00            89.4
    245407678        353        135000       134,260.86        8.25     1014.2     10/1/2004            90.00           89.51
    246806431        353        200765       199,590.39        6.99     1334.3     10/1/2004           100.00           99.41
    247304245        353        106400       105,845.69        7.59     750.54      9/1/2004            95.00           94.51
    245706619        353        134900       134,013.83        6.39     842.93      9/1/2004            95.00           94.38
    246902537        353        179900       178,883.73        7.75     1288.8      9/1/2004           100.00           99.44
    254202280        353        465000       462,279.42        6.99     3090.5      9/1/2004            94.90           94.34
    247601859        353         86000        85,689.70        9.39     716.25      8/1/2004           100.00           99.64
    245210429        353        102000       101,546.80        8.65     795.17      9/1/2004           100.00           99.56
    245605169        354        135000       134,444.42        7.98     988.71     9/15/2004           100.00           99.59
    247304331        354        207476       206,172.85         5.8     1217.4     9/15/2004            80.00            79.5
    255711714        354         68000        67,672.78         8.3     513.26     9/10/2004            52.07           51.82
    259915532        354        128250       127,663.87       7.875     929.91      9/1/2004            95.00           94.57
    252003226        354         77000        76,614.97        6.99     511.77     9/15/2004           100.00            99.5
    259915376        354        193500       192,485.74        7.55     1359.6     8/15/2004            93.48           92.99
    259006397        174      48311.83        48,233.45       10.55     444.08      9/1/2004            99.88           99.85
    246806552        354        147000       146,183.24        6.45     924.32      9/1/2004           100.00           99.44
    259915658        174      37720.25        36,787.54        11.5     443.92     9/22/2004            10.78           10.51
    241612033        174         71000        69,491.89         5.8      591.5     10/1/2004            32.27           31.59
    246806613        354        172500       171,613.58        6.85     1130.3      9/1/2004           100.00           99.49
    148902432        354        637900       634,220.74        6.25     3927.7      9/1/2004            83.00           82.52
    246806620        235         23000        22,864.49       10.99     237.25      9/3/2004           100.00           99.88
    259800424        235         24000        23,891.08       12.95     280.33      9/3/2004            99.17           99.07
    246902601        354     136500.75       135,719.76        6.79     888.98      8/1/2004            92.70           92.17
    259006395        355     104842.95       104,541.93        7.75     751.64      9/1/2004            89.94           89.68
    259915967        355        310000       308,864.92        7.63     2195.2      9/1/2004            64.58           64.35
    245210619        355        220000       218,903.58        7.55     1545.8     8/15/2004           100.00            99.5
    253500292        355        305700       304,019.20         6.5     1932.2     8/15/2004            75.48           75.07
    259915626        234         55500        55,085.39        10.6     557.84     9/15/2004            76.16           76.02
    148902469        235         36106        35,879.31        10.5     360.48      9/1/2004           100.00           99.94
    246008005        355         50000        49,771.08        6.49     315.71     10/1/2004            15.38           15.31
    247407325        355        102800       102,232.20         5.5     583.69      9/1/2004            80.00           79.56
    247304599        355        184000       182,885.29           5     987.76      9/1/2004            80.00           79.52
    285700034        356        180000       179,134.48           5     966.28     9/15/2004            80.00           79.62
    259006350        175         16500        16,474.80        11.8     167.19      9/1/2004           100.00           99.97
    259915952        356        167500       167,120.18       8.875     1332.7      9/1/2004           100.00           99.77
    258606156        236         34400        34,197.35       10.99     354.84     8/11/2004           100.00           99.88
    255911400        176         35000        34,491.11        8.05     335.49     9/12/2004            72.92           71.86
    258811792        176         30500        30,227.94          11     346.67     9/12/2004            95.00           94.96
    258811146        176         39000        38,476.39        8.99     395.34     8/14/2004            50.65           49.97
    259406214        164         66400        65,455.92        6.99     620.75     9/14/2004            80.00           78.86
    259915803        356         61600        61,442.85         8.3     464.95      9/1/2004            86.76           86.54
    259104004        236         11790        11,671.17        9.99      113.7     9/10/2004           100.00            99.9
    242708818        356        198000       197,433.81        8.85     1571.8     8/15/2004            75.00           74.79
    242816638        356      166705.5       166,390.57        9.75     1432.3     9/15/2004            85.49           85.33
    245605312        356         91000        90,792.59        8.85     722.41      9/1/2004            70.00           69.84
    246008171        357        283000       282,264.89        6.75     1835.5      9/3/2004            89.84           89.61
    246806816        356        101600       101,152.08         5.5     576.88      9/1/2004            80.00           79.65
    247602199        236         57300        56,800.19           6     410.52      9/1/2004            72.99           72.36
    256209118        356        362205       360,148.80           6     2171.6     9/15/2004            80.49           80.03
    257503202        356         58613        58,409.40        6.75     380.17     9/15/2004            65.49           65.26
    285001389        356      86417.95        86,093.23         7.5     604.25     8/15/2004            90.49           90.15
    254703912        356         30000        29,929.98         8.9     239.24     9/15/2004            78.38           78.35
    241120909        356         55000        54,777.22        5.95     327.99     9/17/2004            80.29           79.97
    250900264        356        105000       104,790.93         9.5      882.9      9/1/2004            75.00           74.85
    251400456        356         80100        79,871.65        7.75     573.85     9/15/2004            90.00           89.74
    253702490        356      422572.5       420,836.47       5.875     2499.7      9/1/2004            80.49           80.16
    258811955        356        121000       120,531.63        7.35     833.66     8/17/2004            79.61            79.3
    259915919        356        150000       149,632.17        9.59     1271.2     8/17/2004           100.00           99.75
    240620650        356         54600        54,475.54        8.85     433.45      8/1/2004            70.00           69.84
    246008144        356        237423       237,423.00        5.59       1106      9/1/2004            81.87           81.87
    259915898        356         85000        84,806.87        8.95     680.88     9/18/2004           100.00           99.77
    259915905        356        200000       199,435.53         7.8     1439.8     9/18/2004            93.02           92.76
    259915936        356        410000       408,576.00        6.75     2659.3     9/18/2004           100.00           99.65
    285200840        356     136187.45       135,758.62        7.25     929.04      9/1/2004            90.49           90.21
    287300090        356        315180       313,828.55         6.5     1992.2     9/15/2004            92.70            92.3
    259006433        356        133950       133,586.25        7.99     981.94      9/1/2004            95.00           94.74
    245106919        356        232050       231,368.36         7.6     1638.4     9/15/2004            85.00           84.75
    245706865        356         76000        75,626.61        6.55     482.88     9/15/2004            80.00           79.61
    246704142        356        113750       113,381.07         7.1     764.44      9/1/2004            65.00           64.79
    247304616        356     143587.85       143,079.35        6.65     921.79     9/17/2004            82.83           82.53
    251200426        356         78300        78,072.28        7.65     555.55      9/1/2004            90.00           89.74
    251500276        356        110550       109,993.75           6     662.81      9/1/2004            67.00           66.66
    254806132        236         35000         9,194.16        10.4     347.09     9/14/2004            53.85           14.14
    287300075        356        165000       164,292.77        5.65     952.44      9/1/2004            55.00           54.76
    287300097        356        319000       317,454.35        4.99     1710.5      9/1/2004            66.88           66.55
    245106882        356        116500       116,107.06         6.9     767.27      8/1/2004            74.68           74.43
    246007948        236         62000        61,668.85        9.99     597.91      9/1/2004           100.00           99.89
    259104144        236          7400         7,362.96        10.5      73.89     9/14/2004           100.00           99.95
    259104213        236         12490        12,423.28        9.99     120.45     9/14/2004           100.00           99.95
    259915949        356         64500        64,393.86        10.4     585.19      9/1/2004            75.00           74.88
    285200689        356       95748.8        95,382.51        6.25     589.55      9/1/2004            85.49           85.16
    259915917        356        442850       441,522.95         7.5     3096.5     9/20/2004            85.00           84.75
    247602246        356         98000        97,587.74        5.75     571.91     10/1/2004            80.00           79.66
    255611909        284       74050.8        73,483.13        5.99     485.31      9/1/2004            80.49           79.87
    255911550        356         55250        55,048.57         6.5     349.22      9/1/2004            85.00           84.69
    259104280        236          6300         6,261.28        10.5       62.9     9/18/2004           100.00           99.94
    251400470        356         94500        94,280.10        8.75     743.44      9/1/2004            72.69           72.52
    251600492        356        121695       120,759.22       6.375     759.22     10/1/2004            87.55           86.88
    255509547        236         42700        42,514.99        11.9      467.2      9/1/2004            70.00            69.7
    259915951        356        246000       245,273.09       7.625     1741.2      9/1/2004           100.00            99.7
    259915962        356        125100       124,638.63        6.44     785.79     10/1/2004            90.00           89.67
    259916032        356        399999       398,468.97        6.25     2462.9      9/1/2004            84.12            83.8
    288100217        356         86400        86,000.80         5.6     496.01     10/1/2004            80.00           79.63
    259104188        236          5900         5,861.92         8.5      51.21     10/1/2004           100.00           99.94
    285700201        236         43600        43,436.28       12.75     503.07      9/1/2004            99.12           99.05
    245106860        356         79900        79,629.35         6.9     526.23      9/1/2004            85.00           84.71
    246403768        356        208342       207,604.18        6.65     1337.5      9/1/2004            77.16           76.89
    247407473        356         88880        88,700.78        9.44     743.47      9/1/2004            80.80           80.64
    253702267        356      253543.5       252,447.16        5.75     1479.6     10/1/2004            80.49           80.14
    255611900        356         72000        71,774.40         7.5     503.44      9/1/2004            80.00           79.75
    255911646        356         76500        76,212.91        6.35     476.02     10/1/2004            90.00           89.66
    259915991        176         87750        86,256.44         6.6     769.23      9/1/2004            65.00           63.89
    287300153        356        268665       267,585.05        5.99     1609.1      9/1/2004            70.70           70.42
    245605345        236         22700        22,595.58        12.6     259.51     8/19/2004           100.00           99.91
    246008201        176         35600        35,539.49       10.25     319.02      9/1/2004           100.00           99.97
    247304668        236         33200        33,022.69        9.99     320.17      9/1/2004           100.00           99.89
    251400496        236         40000        39,505.84       10.95     411.52      9/1/2004           100.00           99.75
    240011681        356       90602.8        90,271.85        6.49     572.08      9/1/2004            80.00           79.71
    242920203        200      98600.25        97,491.56        6.15     780.38      9/1/2004            80.49           79.58
    243414166        356       89764.5        89,564.08        8.95     719.04      8/1/2004            85.49            85.3
    244208878        356        113000       112,603.69         6.7     729.17      9/1/2004            80.43           80.14
    244515965        236       55568.5        55,198.87        8.25     473.49      9/1/2004            85.49           84.92
    246204746        356        178000       177,251.27        5.75     1038.8     10/1/2004            80.00           79.66
    246806852        356         72000        71,734.53         6.7     464.61     10/1/2004            63.16           62.93
    247304663        356         62985        62,763.65        6.69     406.02      9/1/2004            66.30           66.07
    247407428        356        196200       195,640.67        7.75     1405.6      9/1/2004            90.00           89.74
    247407470        356         93500        93,284.68         8.8     738.91      9/1/2004            85.00            84.8
    251100289        356        230000       228,861.96        4.95     1227.7      9/1/2004            76.67           76.29
    251300582        356        153212       152,751.95        7.49     1070.2      9/1/2004            87.55           87.29
    254907274        176         74400        73,492.74         7.5      689.7      9/1/2004            80.00           79.02
    256605970        356        144000       143,490.06        6.65     924.43     10/1/2004            90.28           89.96
    257603459        356      84235.55        84,049.00        8.99     677.18      9/1/2004            70.49           70.33
    259006424        356        174044       173,013.88         7.5     1216.9      9/1/2004            69.62           69.21
    259916091        356        303500       302,484.49        6.94       2007      9/1/2004            78.42           78.16
    287300081        356        145000       144,360.76         5.5      823.3     10/1/2004            58.00           57.74
    240011606        356        135800       135,387.35        7.43     943.04      9/1/2004            84.88           84.62
    259916004        356         65000        64,791.26        7.15     439.01      9/1/2004            76.47           76.23
    241612439        236         12300        12,255.28        12.9     143.23      9/1/2004            95.00           94.95
    244118764        236         36400        36,260.27        12.5     413.56      9/1/2004           100.00           99.92
    245106927        236         46000        45,791.45       11.25     482.66      9/1/2004           100.00           99.91
    245304662        236         26200        26,060.05        9.99     252.67     10/1/2004           100.00           99.89
    247403653        236         12800        12,731.63        9.99     123.44      9/1/2004           100.00           99.89
    247403654        176         28945        28,910.60        11.9     295.51      9/1/2004            98.67           98.65
    250900274        236        100000        99,462.12        10.2     978.31      9/1/2004            62.11           62.05
    251500279        236         32200        32,016.91         9.5     300.15      9/1/2004           100.00           99.89
    251600487        236         28800        28,625.33        8.99     258.94     11/1/2004           100.00           99.88
    253903241        177         60000        59,934.17      10.875     565.74      9/4/2004           100.00           99.98
    284600579        236         32000        31,821.14       10.25     314.13     10/1/2004           100.00           99.89
    242114617        356        228000       227,244.39        6.99     1515.4      9/1/2004            80.00           79.73
    242709009        236         59200        58,793.41        7.99     494.81      9/1/2004            80.00           79.45
    245106932        356        123500       122,980.48        5.75     720.72      9/1/2004            78.66           78.33
    245210793        356         68000        67,733.59       6.125     413.18      9/1/2004            73.12           72.83
    245304668        356        330650       329,320.90        5.99     1980.3      9/1/2004            85.00           84.66
    245407958        356        146000       145,517.07           7     971.35      9/1/2004           100.00           99.67
    245706850        356         68175        67,978.88        7.75     488.42      9/1/2004            90.90           90.64
    245706947        356        139200       138,656.38        6.59      888.1     10/1/2004            80.00           79.69
    245706971        356         87822        87,486.06        6.25     540.74      9/1/2004            71.40           71.13
    246008259        356        200000       199,115.88        5.75     1167.2      9/1/2004            68.97           68.66
    246902777        356        140800       140,376.46        7.49     983.54     10/1/2004            74.11           73.88
    248604298        356        200000       199,429.86        7.75     1432.8      9/1/2004            77.82            77.6
    248604304        356        182400       181,754.05        6.65     1170.9      9/1/2004            80.00           79.72
    251200461        356         74700        74,472.18         8.6     579.69     10/1/2004            90.00           89.73
    251300634        356         95350        95,083.61        7.85      689.7      8/1/2004            80.81           80.58
    252003486        356         80000        79,782.68        7.99     586.46     10/1/2004           100.00           99.73
    253702422        356      275538.5       274,483.68        6.35     1714.5      9/1/2004            75.49            75.2
    255410262        356         57600        57,390.28        7.99     422.25      9/1/2004            80.00           79.71
    257503028        356        126750       126,358.67        7.35     873.28     10/1/2004            75.00           74.77
    257801045        356      237988.7       236,795.12        5.99     1425.3      9/1/2004            90.49           90.04
    259607147        356        122000       121,724.57        8.95     977.26     10/1/2004           100.00           99.77
    259800491        356        147000       146,186.82        5.99     880.39     10/1/2004            63.36           63.01
    284600413        356        160980       160,236.53        5.25     888.94      9/1/2004            80.49           80.12
    284902247        356      124759.5       124,244.51        5.85     736.01     10/1/2004            80.49           80.16
    287300074        356        190000       189,144.19        5.55     1084.8     10/1/2004            48.10           47.88
    287600025        356        159600       158,821.37         5.7     926.32      9/1/2004            95.00           94.54
    287900032        356        355000       355,000.00        6.25       1849     10/1/2004            76.34           76.34
    287900037        356        224000       223,273.48         7.1     1505.4      9/1/2004            80.00           79.74
    241917442        356        194750       194,166.39         7.5     1361.7      8/1/2004            95.00           94.72
    250900286        356        147000       146,730.49        9.89     1278.1      8/1/2004            70.00           69.87
    287500020        356        161500       160,991.45        7.25     1101.7      8/1/2004            85.00           84.73
    245210757        236         37600        37,399.19        9.99      362.6      9/1/2004           100.00           99.89
    245304664        236         34600        34,413.06         9.9     331.61      8/1/2004           100.00           99.89
    245706992        176         34800        34,721.98        9.99     305.14     10/1/2004           100.00           99.96
    247403658        176         36360        35,958.04        8.99     368.58     10/1/2004            98.65           98.44
    247403659        236         25700        25,571.28       10.49     256.42      9/1/2004           100.00            99.9
    251300580        236         21000        20,907.84        11.5     223.96      8/1/2004           100.00           99.91
    254003416        236         83200        82,849.50       12.25     930.65      9/1/2004           100.00           99.92
    256409605        176         16600        16,580.26        11.9     169.48     10/1/2004           100.00           99.98
    257603443        236         19600        19,532.93       13.35     234.54     10/1/2004            96.33           96.26
    258110819        236         84600        83,912.55         6.6     635.75      9/1/2004            69.63           69.27
    258412641        356         35500        35,388.18        7.25     242.18      9/1/2004            66.91           66.88
    259104185        236         14850        14,770.68        9.99     143.21      9/1/2004           100.00           99.95
    259104221        236         12700        12,607.61         9.5     118.39      9/1/2004           100.00           99.93
    284203736        236         26000        25,864.21        10.2     254.37      9/1/2004           100.00            99.9
    284403517        176         27351        27,095.59        10.5     302.34      9/1/2004            85.49           85.34
    284503875        236         19800        19,729.45       13.05     232.68      9/1/2004           100.00           99.93
    288000389        236         52600        52,383.79       11.99     578.81      9/1/2004           100.00           99.92
    246403774        356        128250       127,813.13        6.85     840.38      9/1/2004            95.00           94.68
    255612044        356        153600       153,132.62        7.49     1072.9     10/1/2004            80.00           79.76
    284803156        356        271470       270,517.93         6.7     1751.7      9/1/2004            90.49           90.17
    241917599        236         51250        50,860.02        7.15     401.97      9/1/2004            50.00           49.62
    242920113        356         63900        63,710.41        7.55     448.99      9/1/2004            90.00           89.73
    243111948        356        140858       140,382.86         6.9      927.7     10/1/2004            80.49           80.22
    244118758        356         99000        98,769.63        8.75     778.84      9/1/2004            90.00           89.79
    245304691        356         59360        59,198.76        7.99     435.15      9/1/2004            80.00           79.78
    245605334        356      53683.88        53,513.71        7.25     366.22      9/1/2004            85.21           84.94
    245605355        176        146064       144,357.10        7.99       1395      9/1/2004            81.60           80.65
    245605363        356         94500        94,211.14         7.4      654.3     10/1/2004            93.56           93.28
    245706943        356        228000       227,238.41        6.95     1509.3      9/1/2004            80.00           79.73
    246008280        356        102000       101,678.82        7.25     695.82      8/1/2004            55.14           54.96
    246403784        356         85000        84,642.45        5.75     496.04     10/1/2004            86.73           86.37
    246902752        356        193125       192,697.38        8.99     1552.5      9/1/2004            76.49           76.32
    247602280        356         90000        89,655.73        6.25     554.15      9/1/2004            62.94            62.7
    251100286        356        295000       293,805.15        5.95     1759.2      9/1/2004            77.63           77.32
    251300591        356         85950        85,543.52         7.5     600.98      9/1/2004            85.95           85.54
    251400487        356        426300       424,745.90         6.5     2694.5      8/1/2004            65.79           65.55
    251400500        356        106250       105,941.00        7.65     753.86      9/1/2004            85.00           84.75
    252502851        356        108000       107,715.00        8.25     811.37      9/1/2004            90.00           89.76
    254906815        176         60000        59,457.42       10.85     676.32      9/1/2004            75.00           74.32
    255911618        356         79300        79,002.41        6.35     493.44      9/1/2004            66.08           65.84
    256209120        357      87092.25        86,887.17        7.25     594.13     9/10/2004            78.25           78.07
    256606034        356        279000       277,874.30        5.98     1669.2      9/1/2004           100.00            99.6
    257402847        356         69000        68,767.24         6.9     454.44     10/1/2004            72.63           72.39
    259006356        356        120000       119,661.36         7.8     863.84      9/1/2004            77.42            77.2
    259916000        356        200000       199,255.28        6.39     1249.7      9/1/2004            70.92           70.66
    287200092        356        416000       414,250.12        5.75     2427.7      9/1/2004            80.00           79.66
    287300229        356        323000       321,755.38        6.24     1986.7      9/1/2004            71.78            71.5
    259006421        356        105750       105,515.84        8.99     850.13      8/1/2004            75.00           74.83
    259006423        356        139500       139,102.09        7.75      999.4      9/1/2004            90.00           89.74
    242315977        236         64050        63,599.74         7.8      527.8      9/1/2004            79.91           79.82
    243816143        176         27100        27,074.77          13     299.79      9/1/2004           100.00           99.98
    245407895        176         38000        37,945.02          11     361.89      9/1/2004           100.00           99.97
    245407965        176         26750        26,696.74         9.5     224.93      9/1/2004            97.04              97
    245407971        176         64000        63,907.22       10.99     609.01      9/1/2004           100.00           99.97
    245605357        236         26600        26,489.33        11.9     291.04      8/1/2004           100.00           99.92
    245605365        236         41200        40,975.95        9.85     393.51      9/1/2004            97.46           97.36
    246403817        176        108000       106,991.50        10.5     1193.8      9/1/2004           100.00           99.81
    246806864        236         17200        17,108.14        9.99     165.87      9/1/2004           100.00           99.89
    247403664        236         26700        26,562.09       10.25      262.1      9/1/2004           100.00            99.9
    247600996        236         33400        33,243.30       10.99     344.53     10/1/2004           100.00           99.91
    247601040        236         28200        27,983.63       10.25     276.83     10/1/2004           100.00           99.85
    251100324        176         42000        41,722.08        9.99     368.27      9/1/2004            95.00            94.9
    251600494        236         56200        55,800.21        9.99     541.97      9/1/2004           100.00           99.86
    252203595        236         21000        20,918.50       12.42     237.41      9/1/2004           100.00           99.92
    254504033        176         29400        29,359.70       11.25     285.56      9/1/2004           100.00           99.97
    259104120        236         17500        17,406.52        9.99     168.77      9/1/2004           100.00           99.95
    259104264        236          5490         5,456.07        8.99      49.36     10/1/2004           100.00           99.94
    284102003        237         34000        33,854.73        11.7     367.29     8/15/2004           100.00           99.91
    284203723        236         36000        35,847.21       11.75     390.14      9/1/2004            94.43           94.37
    284403685        236         16100        16,037.34        12.4     181.79      9/1/2004           100.00           99.92
    284600561        237        100000        99,515.95       10.75     1015.2     8/15/2004           100.00            99.9
    284803233        236         26600        26,448.75         9.5     247.95      9/1/2004           100.00           99.89
    287200069        236         40000        39,789.69       10.15        390      9/1/2004           100.00           99.89
    148902543        356        345090       343,554.38        5.45     1948.6      9/1/2004            90.00            89.6
    241318756        356         76500        76,302.85        8.25     574.72      8/1/2004            75.00           74.81
    242816765        356        120000       119,742.97        9.15     978.53      9/1/2004           100.00           99.79
    243414398        356      198538.7       198,143.37         9.5     1669.4      9/1/2004            75.49           75.34
    244516053        356        177078       176,702.63         9.2     1450.4      9/1/2004            80.49           80.32
    245304699        356        111350       111,041.99         7.9      809.3      9/1/2004            85.00           84.76
    245304700        356         73100        72,915.38        8.35     554.33      8/1/2004            85.00           84.79
    245407974        356        140220       139,630.17        5.75     818.29      9/1/2004            82.00           81.66
    246008199        176        125500       120,814.66         6.7     1107.1      9/1/2004            46.48           44.75
    246008232        356        268000       266,919.63        5.99     1605.1      9/1/2004            63.51           63.25
    246008252        356        127000       125,712.44        4.99     680.99     10/1/2004            68.65           67.95
    246704190        356        204000       203,189.18        6.05     1229.7      9/1/2004            80.00           79.68
    246806872        356        288000       287,038.00        6.95     1906.4      9/1/2004            80.00           79.73
    246902604        356         76500        76,330.87           9     615.54     10/1/2004            61.69           61.56
    247304523        356        302000       301,095.04         7.5     2111.6      9/1/2004            18.88           18.82
    251400515        356        176000       175,358.37         6.5     1112.4     10/1/2004            80.00           79.71
    252003501        356        111059       110,550.50        7.15     750.11      9/1/2004            87.45           87.05
    252402606        356       62782.2        62,626.85        8.45     480.52      9/1/2004            73.86           73.68
    252502626        356       95748.8        95,513.81        8.49     735.55      9/1/2004            85.49           85.28
    253100446        356      113490.9       113,099.84        6.75      736.1      9/1/2004            80.49           80.21
    253600242        176     126269.12       124,372.15        5.75     1048.6      9/1/2004            79.41           78.22
    253903204        356        203000       202,104.70         5.5     1152.6      9/1/2004            84.94           84.56
    255315385        356         45600        45,531.12        10.8     427.39      9/1/2004            60.00           59.91
    255315409        356      97088.29        96,817.83        7.99     711.73      9/1/2004            83.27           83.03
    255612138        356         91000        90,651.89        6.25     560.31      9/1/2004            66.91           66.66
    256208937        200         64117        63,373.99        6.32     513.57      9/1/2004            85.49            84.5
    256208996        356         97750        97,465.69        7.65     693.56      9/1/2004            85.00           84.75
    256209015        176         36654        36,245.73        8.65     364.18     10/1/2004            70.49            69.7
    256307749        356        139650       139,238.27        8.85     1108.6      9/1/2004            95.00           94.72
    258606334        356         72000        71,814.42        8.25     540.92     10/1/2004            28.80           28.73
    258811638        145         77500        76,199.66        7.25     790.38     10/1/2004            50.00           49.16
    258811753        356        333411       332,060.56        5.95     1988.3      9/1/2004            85.49           85.14
    258811852        296        119000       118,452.29         7.5      879.4      9/1/2004            66.11           65.81
    258811929        356        172000       171,499.77        7.65     1220.4      9/1/2004            51.34           51.19
    259405972        176         54000        53,311.94        6.99     485.07      9/1/2004            72.97           72.04
    284303048        176         72039        70,830.77         5.9     604.03      9/1/2004            55.41           54.49
    285700110        308        189600       188,520.05        5.65     1160.8      9/1/2004            80.00           79.54
    287200083        356        531250       531,250.00        5.45     2412.8      9/1/2004            85.00               0
    287200090        356        336000       334,518.73         5.5     1907.8      9/1/2004            58.79           58.53
    287300024        356        810000       808,000.00        6.25     4218.8      9/1/2004            67.50           67.33
    287300190        356        308434       308,434.00         6.4       1645      9/1/2004            86.64               0
    287500015        356         65096        64,895.01        7.35      448.5      9/1/2004            82.40           82.15
    287500035        356         60000        59,801.14        6.99     398.78      9/1/2004            83.33           83.06
    287900024        356        273600       272,640.44         6.7     1765.5      9/1/2004            95.00           94.67
    287900040        356        360000       360,000.00        5.55       1665     10/1/2004            80.00              80
    257402921        357         80000        79,707.96        6.99     531.71     8/15/2004            80.00           79.71
    259915979        357         99000        98,763.21        9.75     850.56     10/1/2004           100.00           99.76
    240621013        176         18600        18,585.05       13.65     215.25      9/1/2004           100.00           99.98
    243112020        236         50600        50,362.61       10.99     521.95      9/1/2004           100.00           99.91
    245210820        236         32200        32,027.11        9.95     309.68      9/1/2004           100.00           99.89
    246008364        176         35900        35,819.64        9.99     314.79      9/1/2004           100.00           99.96
    246704191        236         51000        50,753.70        10.8      519.5      9/1/2004           100.00            99.9
    249224264        236         23252        23,116.19        9.29     213.57      9/1/2004            96.15           96.05
    250900291        236         24000        23,883.80       10.75     243.66      9/1/2004           100.00            99.9
    251400519        176         44000        43,923.20      10.125     390.21     10/1/2004           100.00           99.97
    252003529        237         25000        24,912.44       10.99     257.88     9/10/2004           100.00           99.93
    252804948        176         34180        33,854.96        10.3      373.6      9/1/2004           100.00           99.81
    253500515        176         50000        49,945.04       12.25     523.95      9/1/2004            98.71           98.69
    253803054        356       63683.5        63,591.18       10.99        606      9/1/2004            65.49           65.47
    256606108        176         25000        24,705.68        9.25      257.3     10/1/2004            43.56           43.36
    259104317        236          5000         4,846.94        9.25       45.8     12/1/2004           100.00           99.64
    285700232        236         47400        47,132.21        9.55     443.38      9/1/2004           100.00           99.89
    244208891        356         65400        65,200.08         7.4     452.82      9/1/2004            87.20           86.93
    245106890        357         60000        59,918.99        9.95     524.33     9/15/2004            68.18           68.09
    245706986        356        212000       211,294.31        7.95     1548.2     10/1/2004           100.00           99.67
    247407370        356         76500        76,303.47        8.25     574.72      9/1/2004            85.00           84.78
    251500261        356        208000       206,881.63         5.5       1181      9/1/2004            80.00           79.57
    259916323        356      94472.04        94,386.48       11.85     961.15      9/1/2004            89.97           89.89
    287600003        176         72600        71,751.30        7.99     693.39      9/1/2004            84.42           83.43
    287900058        357        183750       183,321.62         7.3     1259.7     9/15/2004            75.00           74.83
    243112039        236         40000        39,812.33       10.99     412.61     10/1/2004           100.00           99.91
    245407956        176         23300        23,258.13        9.99     204.31     10/1/2004           100.00           99.96
    246403775        176         52750        52,676.96        11.2     510.34      9/1/2004            84.99           84.97
    247304715        176         33000        32,877.55        10.5     301.87     11/1/2004           100.00           99.93
    251200445        236         58160        57,883.93        10.9     596.37      9/1/2004           100.00           99.91
    251500262        236         52000        51,666.78        8.55     452.92      9/1/2004           100.00           99.87
    251600535        236         25600        25,467.75       10.25     251.31      9/1/2004           100.00            99.9
    284102040        236         20600        20,515.30       11.99     226.69      9/1/2004           100.00           99.92
    287900060        236       46866.4        46,632.02        10.5     467.91     10/1/2004           100.00            99.9
    240011705        357        100500       100,150.92        6.75     651.85      8/2/2004            71.79           71.54
    245407918        356        250000       248,897.86         5.5     1419.5      9/1/2004            80.00           79.65
    245605358        356        100000        99,696.93        7.45      695.8     10/1/2004            80.00           79.76
    245605367        356         97200        96,872.14         6.9     640.16      9/1/2004            80.00           79.73
    245706969        356        155000       154,486.32        6.99     1030.2      9/1/2004           100.00           99.67
    245707009        356        170000       169,334.60         7.3     1165.5      9/1/2004           100.00           99.61
    247407509        356         60800        60,623.84        7.67     432.23      9/1/2004            80.00           79.77
    251100338        356        500000       499,938.03         5.5     2291.7      9/1/2004            80.00           79.99
    251600549        357        209000       208,305.95        7.35       1440     9/15/2004            59.71           59.52
    252203458        357         50000        49,870.21        7.75     358.21     9/15/2004            55.56           55.41
    255809990        117         60675        59,789.05        10.2     808.56      9/2/2004            75.00            73.9
    259006367        357        188000       187,661.50        8.58     1456.2      9/3/2004            60.65           60.54
    259916049        356        134000       133,598.45         7.5     936.95      9/1/2004            82.21           81.96
    246806821        357        119995       119,543.85        6.34     745.87     10/2/2004            82.19           81.88
    148902614        236         11552        11,497.63       10.97     119.01      9/1/2004            95.00           94.98
    245407915        176         62500        62,418.76       11.49     618.46      9/1/2004           100.00           99.97
    245407927        176         24000        23,889.22       11.19     232.01      9/1/2004           100.00           99.91
    245605359        236         25000        24,901.11        12.5     284.04     10/1/2004           100.00           99.92
    245605368        236         24300        24,206.70        12.5     276.09      9/1/2004           100.00           99.92
    246204752        236         58500        58,177.79        9.75     554.89      9/1/2004           100.00           99.89
    247403662        236         51720        51,406.33        8.99     465.01     10/1/2004           100.00           99.88
    247403663        236         15200        15,113.34        9.48     141.49      9/1/2004           100.00           99.89
    252003524        237         31200        31,063.49        9.75     295.94     9/15/2004           100.00           99.91
    257603529        237         22900        22,748.16       11.99     251.99     10/2/2004           100.00           99.87
    259104328        236          5000         4,973.50        9.99      48.22     10/1/2004           100.00           99.95
    259104334        236          9000         8,948.70         9.5       83.9     10/1/2004           100.00           99.89
    259104352        236          5700         5,669.55        9.99      54.97      9/1/2004           100.00           99.95
    259104390        236         29000        28,346.34        9.75     275.07     10/1/2004           100.00           99.77
    287900065        176         27700        27,664.04        11.5     274.32      9/1/2004           100.00           99.97
    240011717        356        127200       126,753.00        6.69     819.96      9/1/2004            80.00           79.72
    241217171        357       56976.3        56,892.44        9.55     481.17     9/15/2004            65.49           65.39
    242412083        357         93000        92,707.55         7.3     637.59     8/15/2004            75.00           74.76
    242709152        178         51300        50,824.29         7.2     465.42      9/3/2004            90.00           89.17
    245106891        356         76950        76,678.47        7.35     530.17      9/1/2004            90.00           89.68
    245106903        356         81576        81,222.32        6.95        540      9/1/2004            92.70            92.3
    245106982        356        150985       150,527.41        7.67     1073.3      9/1/2004           100.00            99.7
    246403808        356        284000       282,575.27         4.8     1490.1      9/1/2004            80.00            79.6
    246403821        356         69760        69,569.28        7.99     511.39      9/1/2004            80.00           79.78
    246806760        356         62475        62,296.90        7.75     447.58      8/1/2004            85.00           84.76
    246806890        356        161848       161,136.60        5.99     969.33      9/1/2004            80.00           79.65
    246902734        356        199500       198,871.78        7.25     1360.9      9/1/2004            95.00            94.7
    247304694        356         71910        71,660.24        6.75     466.41     10/1/2004            90.00           89.69
    247407443        356        210801       210,299.32        8.64     1641.8     10/1/2004            86.04           85.84
    247407516        356        113710       113,413.94         8.2     850.28     10/1/2004            86.80           86.58
    247407524        356         68000        67,726.64        5.99     407.26     10/1/2004            80.00           79.68
    248604327        357         72000        71,775.51         5.8     422.47     9/15/2004            80.00           79.75
    259006378        356         76000        75,726.99       7.625     537.92      9/1/2004            95.00           94.66
    259916012        356        149000       148,660.40        8.85     1182.8      9/1/2004           100.00           99.77
    259916307        356     112923.41       112,690.57        7.95     825.22      9/1/2004            89.62           89.44
    285300755        357      191566.2       191,043.84         6.5     1210.8     9/15/2004            80.49           80.27
    287300136        357        240000       239,200.85        5.45     1355.2     9/15/2004            60.76           60.56
    247407510        356         76000        75,815.77        8.55     587.07      8/1/2004            80.00           79.81
    246403809        176         71000        70,891.60       10.75     662.78      9/1/2004           100.00           99.97
    246403822        176         17440        17,290.68       11.75     206.52      9/1/2004           100.00           99.83
    247403652        176         33800        33,725.28           9     271.97      9/1/2004           100.00           99.96
    247403655        236         26600        26,442.48        9.18     242.42      9/1/2004           100.00           99.88
    247403665        176         12750        12,619.66         9.5     133.14     10/1/2004            95.00           94.85
    251200452        236         49500        49,235.63        9.99     477.36      9/1/2004           100.00           99.89
    259104281        236          5000         4,970.63        9.25       45.8     10/1/2004           100.00           99.91
    259104310        236          5000         4,969.66        8.99      44.96     10/1/2004           100.00           99.92
    259104363        236          6750         6,598.61         9.5      62.92      9/1/2004           100.00           99.78
    259406357        236         32000        31,866.89        11.9     350.12      9/1/2004           100.00           99.92
    284404078        237         54000        53,772.09        9.55     505.12      9/3/2004           100.00           99.92
    244208865        357         50000        49,886.02        8.85     396.93     8/15/2004            45.87           45.77
    245605377        357       96325.6        95,980.11        5.05     520.05     9/15/2004            80.00           79.71
    246902748        357        157500       157,070.53         6.5     995.51     9/15/2004            75.00            74.8
    248604334        357        173000       172,576.28        7.05     1156.8     9/15/2004           100.00           99.76
    251400529        356        188000       187,314.63         6.5     1188.3     10/1/2004            80.00           79.71
    245210785        177         29400        29,213.12        11.5     343.45      9/7/2004           100.00           99.87
    245605378        236       24031.4        23,893.86        9.45     223.23      9/1/2004            99.96           99.84
    246204781        237         49000        48,804.54        9.99     472.54      9/5/2004           100.00           99.92
    246704168        237         50000        49,812.07       10.45     497.52      9/5/2004           100.00           99.92
    246704225        237         23400        23,309.15       10.25     229.71      9/5/2004           100.00           99.92
    251400530        236         47000        46,741.13        9.75     445.81     10/1/2004           100.00           99.89
    251600511        237         55000        54,666.43        8.99      494.5     10/2/2004           100.00           99.88
    252003542        237         20000        19,916.24       10.99     206.31      9/5/2004           100.00           99.92
    254604144        357         27590        27,548.93         9.5        232      9/7/2004            85.49           85.46
    259104362        236          7900         7,852.09        8.99      71.03     10/1/2004           100.00           99.94
    287200124        236         66200        65,811.46        9.25     606.31      9/1/2004           100.00           99.88
    148902618        357        148491       148,051.02        7.55     1043.4     9/15/2004            90.00           89.73
    245304720        357        123500       123,186.81         6.9     813.38     9/15/2004            95.00           94.76
    245706965        357        111755       111,504.62         7.5     781.41     9/15/2004            72.10           71.94
    246704222        357        108000       107,759.94        7.54     758.12     9/15/2004           100.00           99.78
    252003493        357        170000       169,489.53        7.49     1187.5     8/15/2004           100.00            99.7
    254604418        357        172700       172,205.83        6.25     1063.3     9/15/2004            70.49           70.29
    255712588        177         55000        54,510.93        8.25     533.58      9/7/2004            60.44            59.9
    257503414        357      107950.7       107,781.49        9.25     888.09     9/15/2004            75.49           75.37
    258912373        357      167560.4       166,957.26        5.79      982.1      9/7/2004            85.49           85.18
    287200121        357        155200       154,733.27        5.99     929.51     9/15/2004            80.00           79.76
    242316094        357        226548       225,986.54        6.99     1505.7     9/15/2004            85.49           85.28
    148902654        237         16499        16,297.49         9.7     155.96      9/2/2004           100.00           99.88
    240212653        177         68000        67,937.68       11.99     698.94      9/7/2004           100.00           99.98
    241415587        177         15500        15,490.04       13.35     175.72      9/7/2004           100.00           99.99
    243211956        237         32300        32,186.87       10.99     333.18      9/7/2004           100.00           99.93
    247304713        177         40000        39,946.33        9.99     350.74      9/2/2004           100.00           99.97
    247601021        177         18000        17,980.50       10.99     171.29      9/7/2004           100.00           99.98
    250900261        237         35000        34,885.38        11.5     373.26      9/7/2004            97.06              97
    287200123        177         38800        38,519.37        10.1     419.33      9/2/2004           100.00           99.86
    245106901        357        142425       142,189.37        8.99       1145     9/15/2004            75.00           74.88
    246902803        357      362402.2       361,460.84        6.75     2350.5     9/15/2004            95.00           94.75
    255911526        237         35000        34,753.93         7.8     288.42      8/8/2004            54.35           53.97
    256209279        357       41885.2        41,590.97         6.5     264.75     10/8/2004            85.48           84.88
    287900038        357        214950       214,254.09         5.6       1234      9/1/2004            87.75           87.47
    248604313        237         36000        35,881.97       11.49     383.67      9/3/2004           100.00           99.93
    249318870        177         24600        24,405.63       10.99     279.45      9/8/2004           100.00           99.84
    250900297        237         46430        46,255.18        10.5     463.55      9/3/2004           100.00           99.92
    251100329        177         63000        62,915.50        9.99     552.41      9/3/2004           100.00           99.97
    251500290        237         31820        31,689.92         9.8     302.87     9/15/2004           100.00           99.92
    284403821        237         26000        25,571.21        12.3     291.74      8/8/2004           100.00           99.67
    284703222        357         25000        24,954.53        13.2     280.47      9/7/2004            49.87           49.86
    287200129        177         35775        35,604.58         9.5     300.82     10/3/2004            95.00           94.93
    287500000        237         26000        25,900.35        10.3      256.1      9/8/2004           100.00           99.92
    288100023        117         55517        54,613.03        8.25     680.94      9/8/2004            79.96           79.62
    148902612        357        190797       190,315.72         6.9     1256.6     9/15/2004            90.00           89.77
    148902627        357        174930       174,452.68         6.5     1105.7     9/15/2004            80.00           79.78
    243414283        237         70000        69,584.64         6.8     534.34      9/9/2004            63.64           63.26
    243614271        357        123000       122,718.89         7.4     851.63     9/15/2004           100.00           99.77
    245106984        357         62500        62,391.33        8.75     491.69     9/15/2004            50.04           49.95
    245106993        357        108000       107,743.17         7.2      733.1      9/4/2004            80.00           79.81
    245408052        357        130000       129,645.52         6.5     821.69     9/15/2004           100.00           99.73
    245706995        357     189934.54       189,097.21         5.5     1078.4     10/4/2004            80.80           80.44
    246902737        357      118192.5       117,740.37        6.25     727.74     8/15/2004            87.55           87.22
    248604290        357        139500       139,161.66         7.1     937.49     9/15/2004            90.00           89.78
    249020710        357         43555        43,419.19         5.8     255.57      9/4/2004            65.10            64.9
    251100348        357        170400       170,400.00        5.75      816.5     9/15/2004            80.00              80
    255612034        177         40000        39,650.59        7.99     382.03      9/9/2004            50.00           49.56
    255712567        237         35000        34,529.48          12     385.39      9/9/2004            62.50           61.66
    259916043        357        238000       237,312.42         6.2     1457.7     10/1/2004            85.00           84.75
    287500026        357        222480       221,932.58        7.09     1493.6     9/15/2004            92.70           92.47
    245707005        357        159120       158,726.42           7     1058.6      9/9/2004            81.60            81.4
    148902652        237         13901        13,859.54        12.2     155.01      9/1/2004           100.00           99.97
    148902658        237         21200        20,986.17        9.05     191.43      9/4/2004            99.98           99.88
    245106960        237         20980        20,905.65        10.9     215.13      9/4/2004           100.00           99.93
    246008318        177         39300        39,247.28        9.99      344.6     9/15/2004            95.00           94.98
    247304773        177         38200        38,131.37        9.99     334.96     10/7/2004           100.00           99.96
    248604362        237         56200        56,008.54        11.2     587.76      9/4/2004           100.00           99.93
    253803100        177         28000        27,771.29        8.75     279.85     9/15/2004            68.86           68.77
    259916098        357        370500       369,497.52        6.54     2351.6     10/1/2004            84.98           84.75
    241217346        237         20200        20,142.13        12.5     229.51     9/10/2004           100.00           99.94
    243211755        237         32000        31,619.40       11.55     342.37      9/9/2004           100.00           99.76
    246008322        357        185000       184,584.68        7.49     1292.3     9/15/2004           100.00           99.78
    148902552        357        120820       120,487.34        6.45      759.7      9/7/2004            90.00           89.75
    240011724        357         67200        67,013.16         6.4     420.35     9/15/2004            80.00           79.78
    241121270        357         88200        88,057.90        9.15     719.22     9/11/2004            90.00           89.86
    246902691        357        120000       119,746.81         7.8     863.85     9/15/2004            80.00           79.83
    253600146        357         84000        83,829.43        7.99     615.78     9/15/2004            75.00           74.85
    254503806        357         94200        93,909.07        5.85     555.73     9/11/2004            72.46           72.24
    257402863        357         60000        59,851.56           7     399.19     9/11/2004            60.00           59.85
    257801032        357        393254       392,278.90        6.99     2613.7     9/15/2004            85.49           85.28
    258811778        357        128400       128,088.60         7.1     862.89     9/11/2004            80.00           79.81
    259916239        357        366500       365,678.88         7.5     2562.6      9/1/2004            93.97           93.76
    284102137        357        170000       169,558.42        6.75     1102.6     9/15/2004            89.95           89.71
    287600051        357        205700       205,252.73        7.65     1459.5     9/15/2004           100.00           99.78
    148902624        237         13425        13,370.10         9.8     127.79      9/7/2004           100.00           99.96
    240011720        177         16800        16,781.80       10.99     159.87      9/7/2004           100.00           99.98
    243517815        237         17000        16,949.63       12.25     190.16     9/11/2004           100.00           99.94
    246008358        237        119000       118,548.93        10.4     1180.1     9/15/2004           100.00           99.92
    246806923        237         31000        30,876.32        9.99     298.96      9/7/2004           100.00           99.92
    246902692        237         30000        29,901.78        11.5     319.93      9/7/2004           100.00           99.93
    251600581        237         25180        25,073.02         9.5     234.72     9/15/2004           100.00           99.92
    252703061        177         87000        86,913.90        11.4     854.93     9/12/2004           100.00           99.98
    284102047        357         40500        40,473.39       13.25     455.94     9/15/2004            69.97           69.96
    284503871        237         68000        67,728.74        9.99     655.77     9/15/2004           100.00           99.92
    287200135        177         53400        53,329.29       10.05      470.6      9/8/2004           100.00           99.97
    148902483        357        290650       289,807.86        6.25     1789.6      9/1/2004            90.00           89.74
    240515930        357         61600        61,443.09        6.85     403.64     9/15/2004            80.00            79.8
    245107006        357         68000        67,780.73        6.99     451.95      9/8/2004            80.00           79.74
    245707064        357        113900       113,659.55         7.8     819.94     9/15/2004           100.00           99.79
    246704204        357        175500       175,178.76         8.5     1349.4     9/15/2004            90.00           89.84
    252703336        357         80000        79,786.04         6.6     510.93     9/14/2004            66.12           65.94
    253500849        357        159600       159,280.68         8.3     1204.6     9/14/2004            95.00           94.81
    254503818        357        108300       107,988.52        7.99     793.92     8/15/2004            68.54           68.35
    287701005        357      64503.75        64,330.63        8.05     475.56     8/15/2004            77.25           77.04
    287900068        357      276086.4       276,032.24        4.75     1092.8      9/1/2004            80.00           79.98
    246008207        357        271150       270,374.13        6.25     1669.5     9/15/2004            85.00           84.76
    148902663        237         32295        32,155.86         9.5     301.04      9/1/2004           100.00           99.96
    240212722        177         21500        21,481.31       11.99     220.99     9/15/2004           100.00           99.98
    245408051        177         55000        54,913.83       10.99     523.37     9/14/2004           100.00           99.97
    246403824        177         45000        44,693.36       10.75     504.43     9/15/2004           100.00           99.86
    247403670        237         33600        33,457.85        9.75     318.71     9/14/2004           100.00           99.92
    254704118        177         44400        44,351.53       10.95     421.16     9/14/2004            99.97           99.94
    259916108        237         22600        22,432.07         8.9     201.89     9/14/2004           100.00           99.85
    284902514        357         35820        35,751.54         9.5      301.2     9/15/2004            85.49           85.45
    287900080        177       69021.6        68,946.25       10.95     654.71      9/1/2004           100.00           99.98
    240212772        357        124000       123,658.57        6.45      779.7     9/15/2004            80.00           79.78
    241319103        357     11/6/2083        67,048.08        10.7     624.33     8/15/2004            50.49       2/19/1900
    246008407        357        217000       216,287.95        6.99     1442.3     9/15/2004            70.00           69.77
    247407573        357        108562       108,343.32        8.03     798.87     9/15/2004            87.55           87.37
    252402766        357        115000       114,638.22        5.79     674.04     9/15/2004            67.65           67.43
    252502903        357        135000       134,682.15        7.25     920.94     9/15/2004           100.00           99.76
    252503019        357      276080.7       275,290.72        6.25     1699.9     9/15/2004            80.49           80.26
    252503056        357         63000        62,776.10        6.95     417.03     9/15/2004            87.50           87.19
    252703642        357        202500       201,803.51         6.8     1320.2     8/15/2004            75.00           74.74
    253000754        177         73500        72,811.62        7.19     668.48     9/15/2004            61.25           60.68
    253200133        357         67500        67,400.45        9.55     570.05     9/15/2004            90.00           89.87
    253600060        237         36375        36,255.09       11.45     386.67     9/15/2004            75.00           74.75
    254703983        357      121395.8       121,030.74        5.99     727.05     9/15/2004            85.49           85.23
    254806150        357         52845        52,763.44        10.7     491.32     8/15/2004            65.00            64.9
    259006413        177        165000       163,327.26        6.99     1482.1      9/1/2004           100.00           98.99
    259916212        357        289600       288,832.98        6.65     1859.1      9/1/2004            79.78           79.57
    259916240        357        128000       127,759.63       8.375      972.9      9/1/2004            80.00           79.85
    259916362        357     183810.61       183,429.06       5.825     1082.6     10/1/2004            79.92           79.75
    285400317        357         81000        80,823.88        7.65     574.71     9/15/2004            55.86           55.74
    287000058        357        127200       126,884.73        6.99     845.42     9/15/2004            80.00            79.8
    240212812        237         31000        30,904.89       11.99     341.13     9/15/2004           100.00           99.94
    243517899        237         15000        14,962.77       13.55     181.65     9/15/2004           100.00           99.95
    245107005        237         30000        29,447.45        11.5     319.93     9/15/2004           100.00           99.63
    245605393        237         39980        39,780.06        10.5     399.16     8/15/2004           100.00            99.9
    245707020        177         40000        39,936.24       10.55      367.4     8/15/2004           100.00           99.97
    247304741        177         38000        37,908.22         9.5     319.53  1  0/10/2004           100.00           99.95
    247601067        237         24000        23,576.74         9.2     219.04     8/15/2004           100.00           99.65
    251300648        177         24200        23,983.94       10.99     274.91     8/15/2004           100.00           99.82
    254203244        237         46350        46,208.01          12     510.36     9/15/2004           100.00           99.94
    259006522        177         35446        35,409.17      11.225      343.6      9/9/2004           100.00           99.98
    287000059        177         31800        31,757.34        9.99     278.84      9/9/2004           100.00           99.97
    287300171        177         55000        54,933.85        10.5     503.11     9/15/2004           100.00           99.98
    240111978        238         99539        99,037.99        8.15     841.91     8/16/2004            90.49           90.03
    241415503        141         50000        49,363.60         7.8     535.76      9/1/2004            59.52           58.77
    242316258        357         96800        96,632.83        6.75     627.85      9/1/2004            80.00           79.86
    242617081        357        103000       102,856.18         9.8     888.72      8/1/2004            57.87           57.78
    243211891        357        117000       116,648.04        5.99     700.73      9/1/2004            75.48           75.26
    245706997        357        154912       154,485.46        6.45     974.07      8/1/2004            82.40           82.17
    246902776        357        128000       127,580.76        7.05     855.89     8/15/2004            80.00           79.74
    247304769        357        156238       156,237.59        4.99     649.69     10/1/2004            81.80            81.8
    247602362        357        110976       110,787.43        8.85     880.99      8/1/2004            81.60           81.46
    248604333        357        132000       131,600.01        5.95     787.17     9/15/2004            80.00           79.76
    249613384        357     141018.48       140,657.08        8.59     1093.3     10/1/2004            80.49           80.28
    251300656        357        162000       161,495.47         5.8     950.55      9/1/2004            68.94           68.72
    251600575        357         90995        90,716.83         7.4     630.04     8/15/2004            91.00           90.72
    252003548        177         65688        65,113.56        7.99     627.37      9/1/2004            71.40           70.78
    253903242        177        180000       177,863.06        5.75     1494.7      9/1/2004            61.96           61.23
    254103386        357        211650       211,421.00       10.99       2014      9/1/2004            85.00           84.91
    254503946        177        125333       124,005.97        5.75     1040.8      9/1/2004            75.96           75.16
    255810178        117         59850        58,883.54         8.4     738.86      9/1/2004            70.00           68.87
    256209196        237       55568.5        55,346.85        9.99     535.88     10/1/2004            77.18           76.87
    256706322        357      448822.5       447,409.95        5.75     2619.2      9/1/2004            85.49           85.22
    257503461        357         44000        43,934.54         9.5     369.98      9/1/2004            58.67           58.58
    257603479        357        108000       107,660.10        5.75     630.26     10/1/2004            80.00           79.75
    257603577        357         80490        80,288.86        6.99     534.97      9/1/2004            80.49           80.29
    257801228        357        150980       150,594.58        6.85     989.32      9/1/2004            75.49            75.3
    258110197        357        152931       152,591.76        7.55     1074.6      9/1/2004            80.49           80.31
    258911686        357        126000       125,804.57         9.3     1041.1      9/1/2004            75.00           74.88
    258912316        357        131000       130,648.97        6.59     835.78      9/1/2004           100.00           99.73
    259606809        357        113235       113,000.85         7.9        823      9/1/2004            75.49           75.33
    259916140        357        148500       148,153.14        7.29     1017.1      9/1/2004            88.92           88.71
    287500047        357        118320       117,914.84         5.3     657.04      9/1/2004            81.60           81.32
    242316348        237         24200        24,154.34       12.55      275.8      9/1/2004           100.00           99.96
    243211994        237         32000        31,901.83       11.99     352.13      9/1/2004           100.00           99.94
    244410503        237         18600        18,548.85        12.8     215.27      9/1/2004           100.00           99.94
    244516197        237         15400        15,271.24       12.25     172.26      9/1/2004           100.00           99.83
    245304716        237         31800        31,670.01         9.8     302.68     10/1/2004           100.00           99.92
    245707015        177         61000        60,837.31        9.99     534.87     9/16/2004           100.00           99.95
    246902823        237         32000        31,895.90       11.55     342.37     9/10/2004           100.00           99.93
    248604371        237         33000        32,844.43         9.5     307.61     9/10/2004           100.00           99.91
    248604372        237         30151        30,003.58        10.2     294.98      9/1/2004            86.81           86.73
    257603706        237         27000        26,823.21       10.49     269.39     11/1/2004           100.00           99.87
    287900089        237         18000        17,949.46       12.65     206.42     9/10/2004           100.00           99.94
    148902526        357        289052       289,052.00         5.8     1397.1      9/1/2004            80.00               0
    148902597        357        303960       303,420.53        8.65     2369.6      9/1/2004            60.00           59.89
    148902628        357        125100       124,822.50        7.55     879.01     9/15/2004            90.00            89.8
    148902648        357        127040       126,750.41        8.85     1008.5     8/11/2004            90.00            89.8
    148902653        357        106979       106,696.73        6.67     688.19     9/15/2004            90.00           89.76
    241917525        357        143000       142,488.64         6.6     913.29     8/16/2004            60.85           60.63
    244209083        357         50000        49,875.08        6.95     330.98      9/1/2004            47.17           47.05
    244410369        357         76500        76,312.63        7.05     511.53      9/1/2004            83.15           82.95
    245304686        357         59500        59,369.06        7.59     419.71      9/1/2004            85.00           84.81
    246806916        357         64350        64,232.21         8.5      494.8     9/15/2004            90.00           89.84
    246902847        357        113094       112,701.20        6.75     733.53     8/15/2004            92.70           92.38
    247602243        357         56250        56,151.94        8.75     442.52      9/1/2004            75.00           74.87
    247602313        357         55000        54,910.58       9.075     445.52      9/1/2004            58.51           58.42
    248604353        357        121722       121,356.64           6     729.79      9/1/2004            80.00           79.76
    251200491        357        119480       119,150.39        6.44     750.49     10/1/2004            82.40           82.17
    252003554        357         77150        77,001.38        8.25     579.61     9/15/2004           100.00           99.81
    254203299        357         50000        49,859.65        6.99     332.32     10/1/2004            32.26           32.17
    256605978        357        105600       105,433.10        9.99     925.94      9/1/2004            75.43           75.31
    256904997        357         54980        54,917.34       10.75     513.23     10/1/2004            70.49           70.41
    259406669        357      94989.33        94,702.74           6     569.51     9/16/2004            65.51           65.31
    259916313        357        128000       127,900.70        12.5     1366.1      9/1/2004            80.00           79.94
    285100942        357      146491.8       146,273.90         9.5     1231.8      9/1/2004            80.49           80.37
    287200125        357        234000       233,263.52        5.75     1365.6      9/1/2004            88.97           88.69
    287500064        177         64311        63,671.00        6.49     559.87     10/1/2004            66.30           65.64
    148902673        237         13900        13,843.55        9.85     132.76     9/11/2004           100.00           99.96
    148902674        237         25646        25,538.43         9.6     240.74     9/11/2004           100.00           99.96
    148902676        237         14115        14,053.07        11.5     150.53     8/11/2004           100.00           99.96
    148902678        237         33666        33,525.71        9.65     317.12     9/11/2004           100.00           99.96
    148902679        237         11886        11,816.47       10.99     122.61     9/11/2004           100.00           99.94
    148902680        237         17985        17,923.32       11.15     187.48     9/11/2004           100.00           99.97
    243212031        237         37000        36,870.59          11     381.91     9/10/2004           100.00           99.93
    243711243        177         25000        24,596.68       12.15     260.05     10/1/2004           100.00           99.66
    245407978        177         27000        26,959.81         9.5     227.04      9/1/2004            96.88           96.85
    245605399        237         19000        18,948.45        12.9     221.25     10/1/2004           100.00           99.95
    245706993        177         87000        86,881.07         9.9     757.07     9/11/2004           100.00           99.97
    246204826        237         23400        23,302.23        9.99     225.67      9/1/2004           100.00           99.92
    246403718        177         52000        51,922.64         9.5     437.25     10/1/2004           100.00           99.97
    248604369        237         30431        30,307.40        9.85     290.65      9/1/2004           100.00           99.92
    251600586        237         27900        27,769.41        9.85     266.48      9/1/2004            95.00           94.93
    257005774        237         30000        29,922.92        13.3     357.91      9/1/2004           100.00           99.95
    258514280        357         35000        34,877.84         8.9     279.11     9/16/2004            63.64            63.6
    284203796        237         32000        31,846.64       12.85     371.49      9/1/2004           100.00            99.9
    287700002        177         32000        31,961.42       10.49     292.48     10/1/2004           100.00           99.98
    287700004        177         25000        24,965.82         9.9     217.55     9/11/2004           100.00           99.97
    242617142        177         39800        39,761.46        11.5     394.14      9/1/2004           100.00           99.99
    259916249        357         77650        77,528.29        9.25     638.81      9/1/2004            62.12           62.02
    287300102        357        142208       141,772.97         5.9     843.49      9/1/2004            80.80           80.55
    259006436        177         23400        23,373.03        10.7     217.56      9/1/2004           100.00           99.98
    240011714        357        150000       149,735.96        8.69     1173.6      9/1/2004            57.92           57.81
    242114940        357         72000        71,810.94        8.25     540.92      9/1/2004            65.45           65.28
    245107020        357         70400        70,203.33       6.375     439.21     9/14/2004            80.00           79.78
    246008446        357        202500       202,023.21        7.25     1381.4      9/1/2004            75.00           74.82
    246204876        357        136990       136,692.13        7.65     971.97      9/1/2004            72.10           71.94
    249518913        357       86446.5        86,270.94        7.99     633.72      9/1/2004            65.49           65.36
    251600545        357        130000       129,648.93        6.55     825.97      9/1/2004           100.00           99.73
    255315498        357     122212.67       121,879.43         6.5     772.47      9/1/2004            74.07           73.87
    259916202        357        400000       398,960.37        6.75     2594.4      9/1/2004            71.05           70.86
    287300302        357        500000       499,999.00        4.99     2079.2      9/1/2004            85.47           85.47
    287900097        357        180000       179,527.85         6.7     1161.5      9/1/2004            80.00           79.79
    148902684        237         17150        17,080.96        9.99     165.39     9/14/2004           100.00           99.96
    240212817        237         31000        30,859.32       10.99     319.77     10/1/2004            96.67           96.59
    240918862        237         24800        24,721.85       13.95      307.5     8/18/2004           100.00           99.94
    245107022        237         17600        17,326.41         9.8     167.52     9/14/2004           100.00           99.69
    245408048        176         33000        32,950.89         9.5     277.49      9/1/2004           100.00           99.97
    245707061        177         18200        18,175.58        9.99     159.59     9/14/2004           100.00           99.97
    251600574        237         62000        57,299.81        9.83     591.35     10/1/2004           100.00           98.48
    287300107        177         54000        53,927.58        9.99     473.49      9/1/2004           100.00           99.97
    287900099        237         45000        44,820.48        9.99     433.97      9/1/2004           100.00           99.92
    248604377        237         35000        34,860.38        9.99     337.53      9/1/2004           100.00           99.92
    148902574        357        180218       179,385.77         5.6     1034.6     8/15/2004            90.00           89.58
    148902590        357        293256       293,256.00        6.04     1476.1      9/1/2004            90.00              90
    240011589        357        158400       158,003.55        6.94     1047.5      9/1/2004            80.00            79.8
    240011773        357        138000       137,719.77        7.99     1011.6      9/1/2004           100.00            99.8
    243316475        357         60000        59,819.55        5.99     359.35     10/1/2004            75.00           74.77
    245707044        357         81576        81,306.40         5.5     463.18      9/1/2004            82.40           82.13
    246704252        357         93100        92,945.95        8.99     748.44      9/1/2004            95.00           94.84
    246806869        357        124000       123,609.72        5.75     723.64     10/1/2004            80.00           79.75
    247407583        357        104850       104,626.56        7.75     751.16      9/1/2004            90.00           89.81
    247407590        357        162750       162,363.00         7.2     1104.7      9/1/2004            75.00           74.82
    247602180        357        100000        99,796.94        7.99     733.07      9/1/2004            80.00           79.84
    247602423        357        101175       100,981.31        8.28     762.23     10/1/2004            95.00           94.82
    251600533        357        135000       134,712.30        7.75     967.16      9/1/2004           100.00           99.79
    252003565        357        115000       114,752.80        7.99     843.03     10/1/2004           100.00           99.79
    255410430        357         73600        73,423.24        7.15      497.1     10/1/2004            80.00           79.81
    257900908        357        280250       279,709.93        8.25     2105.4     9/15/2004            95.00           94.82
    258412826        357        468750       467,588.29        6.99     3115.5      9/1/2004            75.00           74.81
    259916066        357         83960        83,727.72         6.5     530.68      9/1/2004            80.00           79.77
    288100756        357        175500       175,057.29         6.9     1155.8      9/1/2004            75.32           75.13
    148902683        177         32584        32,552.51       11.51     322.93      9/1/2004           100.00           99.99
    148902691        237         20024        19,942.69       11.45     212.86     9/15/2004           100.00           99.96
    241415675        177      38179.03        38,155.33       13.49     437.01      9/1/2004           100.00           99.99
    246204792        237         29600        29,481.90        9.99     285.46     9/15/2004            94.95           94.89
    247403668        177         65600        65,516.20       10.22     586.39      9/1/2004           100.00           99.97
    247601143        237         14900        14,840.56        9.99     143.69      8/1/2004           100.00           99.92
    248604384        237         21800        21,701.17       11.25     228.74     8/15/2004           100.00           99.91
    254604478        237         85000        84,739.26       11.99     935.34     10/1/2004           100.00           99.94
    257801372        237         54800        54,596.69       10.55     548.96     10/1/2004           100.00           99.93
    258000004        237         35000        34,852.28        9.55     327.39     9/15/2004           100.00           99.92
    259006447        177         84400        83,746.66        9.35     873.71      9/1/2004            70.61           70.15
    259104220        237          7000         6,972.07        9.99      67.51     9/15/2004           100.00           99.96
    259104455        237          9550         9,513.15       10.25      93.75     9/15/2004           100.00           99.96
    259916068        177         20990        20,958.34        11.3     204.67      9/1/2004           100.00           99.97
    284902417        177         71430        71,344.08        10.5      653.4      9/1/2004            98.44           98.41
    259006550        177         18700        18,680.77      11.225     181.27     11/1/2004           100.00           99.98
    242114907        357         92000        91,776.88         7.1     618.27      9/1/2004            67.15           66.99
    243316327        297         75200        74,908.66        6.75     519.57     10/1/2004            80.00           79.69
    243316414        237         70000        69,668.75        8.65     614.14     10/1/2004            77.78           77.41
    245107036        357         75330        75,162.51        7.55      529.3      9/1/2004            90.00            89.8
    245304628        357         86900        86,756.21        8.99      698.6      9/1/2004           100.00           99.83
    245707073        357         72100        71,962.53         8.3      544.2      9/1/2004            82.87           82.72
    246704263        357        141210       140,988.65        9.25     1161.7      9/1/2004            90.00           89.86
    246806970        357         75050        74,847.32        6.55     476.84      9/1/2004            95.00           94.74
    246806974        357         87046        86,841.04        7.25     593.81      9/1/2004            68.00           67.84
    247304753        357         83733        83,475.20        6.09     506.88      9/1/2004            82.90           82.65
    247602182        177         55300        54,910.84        10.4     607.87      9/1/2004            70.00           69.51
    251500323        357        140000       139,561.85        5.78     819.68      9/1/2004            80.00           79.75
    253903398        357        248000       247,589.70        8.99     1993.7      9/1/2004           100.00           99.83
    254806408        201         87750        87,210.38        9.25      854.9      9/1/2004            65.00            64.6
    254907459        237         49000        48,791.86         9.5     456.75      9/1/2004            56.98           56.73
    257801148        357       97729.2        97,435.31        5.99     585.31      9/1/2004            90.49           90.22
    258514338        357      54813.69        54,726.87         9.2     448.96      9/1/2004            80.49           80.36
    287300143        357        287000       286,549.34        5.75     1375.2      9/1/2004            68.82           68.72
    287500126        357        151050       150,617.76        6.25     930.05      9/1/2004            95.00           94.73
    287300317        357        455500       455,500.00       4.875     1850.5     10/1/2004            65.07           65.07
    251200502        237         49400        49,226.98       10.99     509.57      9/1/2004           100.00           99.93
    251400560        177         28000        27,961.29        9.85     242.63      9/1/2004           100.00           99.97
    251500324        237         35000        34,832.98         9.4     323.97      9/1/2004           100.00            99.9
    254003740        237         44000        43,882.09       12.99     515.18      9/1/2004            99.64           99.59
    258000012        237         26600        26,506.82       10.99     274.39     10/1/2004           100.00           99.93
    259104459        237          5000         4,981.79        10.7       50.6     10/1/2004           100.00           99.95
    285300906        177        106500       105,513.65        7.55      990.3     10/1/2004            75.23           74.93
    287200164        237         44000        43,816.31        9.75     417.35     10/1/2004           100.00           99.92
    287500095        237         23000        22,906.57        9.85     219.68      9/1/2004           100.00           99.92
    148902525        357        159855       159,327.68         5.5     907.64     10/1/2004            90.00            89.7
    240212785        357      135058.4       134,304.70        6.75     875.99      9/1/2004            85.48              85
    241415820        117         50000        49,227.90        9.99     660.48      9/1/2004            28.57           28.13
    241717101        357        187000       186,593.40        7.65     1326.8      8/1/2004            82.02           81.84
    242617363        357         51294        51,204.79        8.75     403.54      9/1/2004            85.49           85.34
    243614393        357        142000       141,753.10        8.75     1117.1      9/1/2004           100.00           99.83
    246204795        357        244950       244,179.06        5.75     1429.5      9/1/2004            85.35           85.08
    246204806        177         73500        72,799.67        6.99     660.23      9/1/2004            52.88           52.37
    246704267        357        185000       184,597.75        7.65     1312.6     10/1/2004           100.00           99.78
    247407596        357         90445        90,210.05        6.75     586.63      9/1/2004            90.90           90.66
    248604370        357         95200        94,882.40        5.55     543.53     10/1/2004            80.00           79.73
    252003517        357        221400       220,766.49        6.25     1363.2      9/1/2004            82.00           81.77
    257503426        357         70000        69,884.17        8.99     562.74      9/1/2004            23.33           23.29
    259916201        357        300000       299,449.40        8.49     2304.6      9/1/2004           100.00           99.82
    284403987        357      184494.5       183,939.67        5.99       1105      9/1/2004            60.49           60.31
    148902689        237         17762        17,677.46         8.6     155.27     10/1/2004           100.00           99.95
    148902696        237         18677        18,602.11        9.95     179.62      9/1/2004           100.00           99.96
    148902698        237         15557        15,512.44        12.5     176.75      9/1/2004           100.00           99.97
    242316379        237         16000        15,951.97       12.15     177.85      8/1/2004           100.00           99.94
    243711276        357         75000        74,860.58       8.425     572.71      9/1/2004            78.42           78.37
    244119123        237         30800        30,693.06       11.25     323.18      9/1/2004           100.00           99.93
    246008547        177         42000        41,943.67        9.99     368.27      9/1/2004           100.00           99.97
    246204842        237         29325        29,207.40        9.95     282.03     9/17/2004            95.00           94.94
    246806953        237         16800        16,732.19         9.9     161.02      9/1/2004           100.00           99.92
    251300644        237         24600        24,501.85        9.99     237.24      9/1/2004           100.00           99.92
    259006477        177         60800        60,716.44       9.875     527.96      9/1/2004            99.71           99.68
    259406594        357         25000        24,965.55       10.69     232.25      9/1/2004            78.76           78.72
    148902635        357        233545       232,876.74        6.25       1438      9/1/2004            90.00           89.74
    148902666        357        126573       126,262.99        7.05     846.35      8/1/2004            90.00           89.78
    242115036        357         89764        89,609.31         8.8     709.39      9/1/2004            85.49           85.34
    245107057        357         52000        51,875.35        7.99      381.2      9/1/2004            80.00           79.81
    245107061        357         87920        87,741.46        7.99     644.52     9/18/2004            80.00           79.84
    245408028        357        105600       105,297.83        6.25      650.2      9/1/2004            80.00           79.77
    245605370        177         50000        49,513.64        6.75     442.46      9/1/2004            45.45           45.01
    245605415        357        147150       146,883.40        8.55     1136.7      9/1/2004            90.00           89.84
    246008244        357        564698       564,698.00        5.35     2517.6      9/1/2004            87.28               0
    247407581        357        120000       119,756.31        7.99     879.69      9/1/2004            80.00           79.84
    247602339        357        212000       211,362.46        5.99     1269.7     10/1/2004            80.00           79.76
    249020941        357        119000       118,705.67           7     791.71      9/1/2004            70.00           69.83
    250900337        357         82500        82,370.70        9.25     678.71      9/1/2004            75.00           74.88
    251100373        357        275000       275,000.00        5.75     1317.7      9/1/2004            71.24           71.24
    252003545        357        188000       187,522.65       6.875       1235      9/1/2004           100.00           99.75
    255410490        177         65000        64,331.54        7.99      620.8      9/1/2004            66.33           65.64
    259006531        357        128000       127,657.34       6.595     817.06      9/1/2004            80.00           79.79
    259916179        357        136800       136,512.84       7.825     987.15      9/1/2004            95.00            94.8
    259916310        357        289000       288,413.17        7.99     2118.6      9/1/2004            71.36           71.21
    259916318        357        104400       104,187.99        7.99     765.33      9/1/2004            90.00           89.82
    259916326        357     368739.56       368,213.61        7.75     2643.6     9/23/2004            89.94           89.81
    285101063        357      183803.5       183,250.75        5.99     1100.8      9/1/2004            85.49           85.23
    287500102        357        112000       111,781.62        8.19      836.7      9/1/2004            80.00           79.84
    287900090        357        235800       235,138.12        6.35     1467.2      9/1/2004            90.00           89.75
    148902702        237         25949        25,850.17       10.35     256.47      9/1/2004           100.00           99.96
    243711275        177      44117.61        44,048.30        11.5      436.9      9/1/2004           100.00           99.97
    245107062        237         21980        21,904.61       11.15     229.13     9/18/2004           100.00           99.93
    245408056        177         26400        26,366.48       10.25     236.58     10/1/2004           100.00           99.97
    246204868        237         48000        47,840.23       11.45     510.24     9/18/2004           100.00           99.93
    247304748        237         23000        22,892.57        8.75     203.26      9/1/2004           100.00           99.91
    247403667        177         43870        43,831.11        11.9     447.88      9/1/2004           100.00           99.98
    247403674        237         30000        29,892.99       10.85      306.6      9/1/2004           100.00           99.93
    247600910        177         18000        17,979.48       10.75     168.03     10/1/2004           100.00           99.98
    247601122        237         53000        52,788.57        9.99     511.12     10/1/2004           100.00           99.92
    251100403        177         58600        58,521.40        9.99     513.83     10/1/2004           100.00           99.97
    251200494        237         27000        26,905.44       10.99     278.51      9/1/2004           100.00           99.93
    252003597        237         24000        23,915.93       10.99     247.57     10/1/2004           100.00           99.93
    252203510        237         20600        20,526.78       10.88     210.96      8/1/2004           100.00           99.93
    257106191        237         26000        25,929.16       12.99     304.43      9/1/2004           100.00           99.95
    259104370        237         10600        10,488.22         9.9      101.6     9/18/2004           100.00           99.89
    287300207        177         94000        93,873.91        9.99     824.23      9/1/2004           100.00           99.97
    287900112        177         34000        33,918.87         9.8     293.37     10/1/2004           100.00           99.95
    288300119        357         32000        30,385.52        11.4     314.46     11/1/2004            62.87           61.89
    288600015        357         75000        74,934.81       11.99     770.89      9/1/2004            58.53           58.52
    246008386        357        248000       248,000.00        5.25       1085      9/1/2004            80.00               0
    246403835        357        250835       250,835.00         5.4     1128.8      9/1/2004            80.00              80
    255612244        357         76800        76,634.67         7.7     547.56      9/1/2004            80.00           79.83
    259006526        357        142475       142,155.13        7.49     995.24      9/1/2004            69.84           69.68
    285001425        357         50000        49,809.10         6.5     316.04     10/1/2004            61.73           61.49
    287300212        357        259250       258,449.35        5.85     1529.4      9/1/2004            85.00           84.74
    246008387        177         62000        61,916.84        9.99     543.64      9/1/2004           100.00           99.97
    246403836        237         62708        62,473.85        10.5     626.07     9/18/2004           100.00           99.93
    259916207        177         66000        65,932.53       11.25     641.03      9/1/2004           100.00           99.98
    284703436        357         51000        50,812.28       12.75     554.22     10/1/2004            69.67           69.59
    240011626        357      68310.47        68,171.74        7.99     500.77      9/1/2004            84.33           84.16
    244516198        237         53000        52,759.82        8.99     476.52      9/1/2004            67.95           67.64
    246008485        357        395000       393,756.83        5.75     2305.1      9/1/2004            68.70           68.48
    246704218        357        600000       598,111.66        5.75     3501.4     10/1/2004            74.53            74.3
    246902773        357         80752        80,669.42       11.25     784.32      8/1/2004            72.10           72.03
    246902833        357        194670       194,106.50        6.19       1191      9/1/2004            92.70           92.43
    247407598        357        142758       142,394.34        6.85     935.44      9/1/2004            92.70           92.46
    255911699        357         58000        57,890.53        8.35     439.82      8/1/2004            80.00           79.85
    258212517        357        140000       139,603.21         6.3     866.57      9/1/2004            84.85           84.61
    259006450        357        400000       398,797.13        5.99     2395.6      9/1/2004            82.64            82.4
    259006503        357         73600        73,459.68         8.3     555.52      8/1/2004            80.00           79.85
    287701020        357         70000        69,789.49        5.99     419.24     10/1/2004            80.00           79.76
    148902701        237         32530        32,396.16        9.75     308.56      9/1/2004           100.00           99.96
    240212864        177         44000        43,967.71       12.75     478.15      9/1/2004           100.00           99.98
    243816302        177         26600        26,585.26       13.99     314.97     10/1/2004           100.00           99.99
    246008534        237         50000        49,759.47        9.99     482.18     10/1/2004           100.00            99.9
    247601056        237         32000        31,870.02        9.85     305.64      9/1/2004           100.00           99.92
    251400532        237         28790        28,663.76        9.25     263.68      9/1/2004           100.00           99.91
    254103466        237         79991        79,730.43       11.55     855.81      9/1/2004           100.00           99.94
    287200166        237         56800        56,558.72         9.5     529.46      9/1/2004           100.00           99.92
    287600111        237         32000        31,864.06         9.5     298.29      9/1/2004           100.00           99.92
    287700003        177         17500        17,476.01        9.89     152.16     10/1/2004           100.00           99.97
    287900116        177         51600        51,530.79        9.99     452.45      9/1/2004           100.00           99.97
    240621110        357        134100       133,889.82        9.25     1103.2      9/1/2004            90.00           89.86
    246008499        357        378750       377,465.06        5.35       2115      9/1/2004            75.75           75.49
    246008501        357        151500       151,044.40        5.99     907.35      9/1/2004            75.75           75.52
    246204767        357        149600       148,990.37        5.89     886.38      9/1/2004            85.00           84.65
    257701211        357      286864.2       286,227.88        7.55     2015.6      9/1/2004            75.89           75.72
    257701247        357       89525.2        89,411.59       10.25     802.24      9/1/2004            60.49           60.41
    259006533        177         78000        77,279.54        7.35     716.44      9/1/2004            60.00           59.45
    287200102        357        236000       235,043.76        4.99     1265.5     10/1/2004            80.00           79.68
    287300289        357        468000       468,000.00        4.99     1946.1      9/1/2004            90.00               0
    287300359        357        185000       184,470.60        6.25     1139.1      9/1/2004            52.86           52.71
    240011805        177         30000        29,967.51       10.99     285.48      9/1/2004            95.00           94.98
    242412242        177         47800        47,340.00        9.99     513.37     10/1/2004           100.00           99.81
    246008329        177        165000       164,719.81        8.99     1326.4      9/1/2004            83.30           83.25
    246008529        177         85800        85,684.92        9.99     752.33      9/1/2004            99.77           99.74
    254604424        357         50000        49,712.00       11.75     504.71      8/1/2004            74.57           74.47
    257801423        237         85700        85,437.13       11.99     943.04      9/1/2004           100.00           99.94
    284703505        237         40000        39,877.30       11.99     440.16      9/1/2004           100.00           99.94
    287700001        177         29925        29,874.87       10.45     272.62      9/1/2004            95.00           94.97
    148902629        357        268511       267,735.28         6.2     1644.6      8/1/2004            90.00           89.74
    243711289        357         52500        52,356.84         6.5     331.84     10/1/2004            64.81           64.64
    244410555        177         62000        61,417.33        7.15     562.49      9/1/2004            66.67           66.04
    245706960        357        128750       128,344.77        5.75     751.36      9/1/2004            53.65           53.48
    245706970        357        147250       146,882.73        7.74     1053.9      9/1/2004            95.00           94.76
    245707046        357        323000       322,199.51        6.99     2146.8      9/1/2004            95.00           94.76
    246008490        357        200000       200,000.00        4.75     791.67     10/1/2004            41.24           41.24
    246008498        357        500000       498,953.44        5.75     2395.8      9/1/2004            70.42           70.27
    246008511        358        203000       202,575.08        5.75     1184.7      9/6/2004            73.82           73.66
    246008595        357        115000       114,638.07        5.75     671.11      9/1/2004            65.71           65.51
    246204804        357        260100       259,355.73        6.25     1601.5      9/1/2004            90.00           89.74
    246403830        357         90350        90,103.62         6.5     571.08      9/1/2004            65.00           64.82
    246403840        357        477100       476,478.62       5.875     2335.8      9/1/2004            73.40            73.3
    246704255        357        104400       104,179.73         7.8     751.55      9/1/2004            90.00           89.81
    246704274        357         68000        67,855.06        7.75     487.17      9/1/2004            80.00           79.83
    246806903        357         79110        78,687.17        8.15     588.78      9/1/2004            90.00           89.52
    247407418        357        149865       149,414.31        5.99     897.56      9/1/2004            77.25           77.02
    247602465        357         68392        68,264.22         8.4     521.04     10/1/2004            82.40           82.25
    249613671        357         85000        84,841.71        8.65     662.64      9/1/2004            95.51           95.33
    250900303        357        147120       146,630.96        5.75     858.56     10/1/2004            80.00           79.73
    251100346        357        204000       204,000.00        5.75      977.5      9/1/2004            80.00              80
    251400558        357        320000       319,200.67        6.95     2118.2      9/1/2004            80.00            79.8
    253000992        357        105686       105,380.08        6.19     646.61      9/1/2004            75.49           75.27
    254704097        357      189787.8       189,402.42        7.99     1391.3     10/1/2004            85.49           85.32
    258606424        177         81000        80,508.24       11.99     971.62      9/1/2004            70.43           70.01
    258606578        117        282000       277,016.67        6.75     3238.1      9/1/2004            75.00           73.67
    258912532        357        229500       228,777.72        5.75     1339.3     10/1/2004            86.60           86.33
    259006565        357        111000       110,709.31       7.225     755.33     10/1/2004            58.42           58.27
    259006579        357        284000       283,484.68       8.625     2208.9      9/1/2004            80.00           79.85
    284803322        357         25000        24,947.25         7.8     179.97     10/1/2004            11.11           11.09
    285101028        177        156000       153,898.74        5.99     1315.6      9/1/2004            20.26           19.99
    287300271        357        272056       272,056.00        5.75     1303.6      9/1/2004            80.49               0
    287300388        357        227000       227,000.00        4.99     943.94      9/1/2004            85.66               0
    148902720        237         29834        29,718.91       10.25     292.87      9/1/2004           100.00           99.96
    241415806        177         66348        66,181.15       11.45     654.51      9/1/2004            95.18           95.12
    243212078        237         33000        32,884.56          11     340.63      9/1/2004           100.00           99.93
    244119473        177         21000        20,872.48       11.99     251.91      9/1/2004           100.00           99.88
    245408070        177         35000        34,953.05        9.99      306.9      9/1/2004           100.00           99.97
    246403865        177         25000        24,960.82        9.25     205.67     10/1/2004           100.00           99.97
    246704277        237         17000        16,949.63       12.25     190.16      9/1/2004           100.00           99.94
    247304818        177         23000        22,969.13        9.99     201.68      9/1/2004           100.00           99.97
    248604386        237         53900        53,693.43        10.3     530.91      8/1/2004           100.00           99.92
    250900304        237         36780        36,622.44        9.99      354.7     10/1/2004           100.00           99.91
    251100357        177         51000        50,931.60        9.99     447.19      9/1/2004           100.00           99.97
    254504120        177         32900        32,869.18       11.65     329.58     10/1/2004            97.05           97.04
    254504379        177         20000        19,958.30        11.7     201.12      9/1/2004            95.38           95.35
    257005922        177         50000        49,521.93        6.95     448.02      9/1/2004            52.80            52.7
    285201152        237         84000        83,774.89       12.99     983.53      9/1/2004           100.00           99.95
    259006802        237      29930.28        29,894.94       10.99     309.45      9/1/2004            74.07           74.06
    148902549        357        233730       232,929.64         5.3     1297.9      9/1/2004            90.00           89.69
    148902634        357        135900       135,668.54        8.85     1078.8      9/1/2004            88.47           88.32
    148902708        357        157320       156,868.08        6.23     966.61      9/1/2004            90.00           89.74
    240516139        357         88000        87,730.66         7.8     633.49      9/1/2004           100.00           99.69
    242817153        357      129089.9       128,814.79        7.75     924.82      9/1/2004            85.49           85.31
    244118820        357         60000        59,919.54        9.99      526.1      9/1/2004            80.00           79.89
    245605425        357        201600       201,178.91        7.85     1458.3      9/1/2004            80.00           79.83
    245707090        357        138432       138,043.42        6.35     861.38      9/1/2004            82.40           82.17
    246008378        357        630000       628,105.46        5.99     3773.1     10/1/2004            69.23           69.02
    246008431        177        143500       142,163.01        7.25       1310      9/1/2004            89.69           88.85
    246008548        357        190000       189,429.70           6     1139.2      9/1/2004            55.07           54.91
    246204772        357        150000       149,527.92        5.75     875.36     10/1/2004            62.50            62.3
    246204884        357         52000        51,928.92         9.9      452.5      9/1/2004            42.80           42.74
    246704294        357        288400       287,679.61        6.95     1909.1      9/1/2004            82.40           82.19
    246807000        357        145350       145,052.45        7.95     1061.5      9/1/2004            95.00           94.81
    246902859        357        194500       194,080.47        7.69     1385.4      9/1/2004           100.00           99.78
    247304802        357         72000        72,000.00         7.8        468      9/1/2004            80.00               0
    247407547        357        182000       181,427.18        5.75     1062.1      9/1/2004            80.00           79.75
    247602337        357        146400       146,102.70        7.99     1073.2      9/1/2004            80.00           79.84
    248604348        357        147200       146,762.36        6.05     887.28      9/1/2004            80.00           79.76
    248604394        357        102720       102,494.39         7.6     725.29     10/1/2004            80.00           79.82
    249613441        357        125000       124,696.84         7.1     840.04      9/1/2004           100.00           99.76
    249613528        357        180000       179,458.68        5.99       1078     11/1/2004            73.17           72.95
    252003584        357        407490       406,378.86         6.5     2575.6      9/1/2004            86.70           86.46
    252703874        357        212625       212,231.81        8.45     1627.4      9/1/2004            60.75           60.64
    255315920        357         55000        54,881.61         7.7     392.13      9/1/2004            73.33           73.18
    256409723        357       66431.2        66,274.72         8.7     520.25      9/1/2004            75.49           75.31
    257005848        357        240000       239,394.59         6.9     1580.7      9/1/2004            61.54           61.38
    257801340        357        146500       146,081.23         7.5     1024.3      9/1/2004            66.29            66.1
    259006577        357        283000       282,333.68        7.25     1930.6      9/1/2004            85.76           85.56
    259104569        357        224100       223,446.32        6.15     1365.3      9/1/2004            90.00           89.74
    285301089        357        111000       110,666.20        5.99     664.79     10/1/2004            52.11           51.96
    287200173        357        340000       340,000.00        6.15     1742.5      9/1/2004            85.00               0
    287300240        357        128000       128,000.00        4.99     532.27      9/1/2004            80.00              80
    287300347        357        243000       242,332.23        6.99     1615.1      9/1/2004            90.00           89.75
    287900048        357         77520        77,322.53        6.85     507.96     10/1/2004            80.00            79.8
    288000516        357        187100       186,064.58         6.5     1182.6      9/1/2004            51.26           50.98
    148902714        237         25074        24,960.37        8.99     225.44      9/1/2004           100.00           99.95
    148902728        237         10000         9,963.12        10.6     100.52      9/1/2004            94.98           94.95
    148902732        237         17480        17,404.61        9.38     161.57      9/1/2004           100.00           99.96
    148902735        237         25970        25,866.40        9.99     250.45      9/1/2004           100.00           99.96
    148902741        237         34792        34,696.95       12.85     403.91      9/1/2004           100.00           99.97
    242215820        237         36500        36,402.17       12.99     427.37      9/1/2004            96.59           96.55
    245304694        237         28200        28,071.36        9.75     267.49      9/1/2004           100.00           99.91
    245408095        177         63000        62,915.50        9.99     552.41      9/1/2004           100.00           99.97
    245707074        177         24800        24,759.05           9     199.55      9/1/2004           100.00           99.97
    247403673        237         45500        45,306.74         9.5     424.12      9/1/2004           100.00           99.92
    248604406        237         36800        36,669.58        10.9     377.35      9/1/2004           100.00           99.93
    253702630        357         98550        98,349.89        7.99     722.44      9/1/2004            80.49           80.46
    254504324        237         95000        94,621.04        9.99     916.15      9/1/2004           100.00           99.92
    256606441        237         36400        36,295.75        12.5     413.56      9/1/2004           100.00           99.94
    259006530        177         52000        51,905.75       9.875     451.55      9/1/2004           100.00           99.96
    259104520        237          6490         6,462.42         9.5       60.5      8/1/2004           100.00           99.96
    259104528        237         20500        20,418.21        9.99      197.7      9/1/2004           100.00           99.96
    259209711        237       27057.2        26,926.82         8.5     234.81     10/1/2004            80.49           80.43
    259607330        357         30200        30,162.88        10.4        274      9/1/2004            84.99           84.98
    285101249        237         19800        19,739.75       12.05     218.71      9/1/2004           100.00           99.94
    287300425        177         32000        31,957.16          10     280.83      9/1/2004           100.00           99.97
    287900121        237         19380        19,334.16        13.9     239.59     10/1/2004           100.00           99.95
    287900123        237         38000        37,866.90       10.99     391.98      9/1/2004           100.00           99.93
    148902584        357        152542       152,180.68        7.22     1037.5      8/1/2004            90.00           89.79
    148902649        357        175500       175,048.56         6.8     1144.1      9/1/2004            90.00           89.77
    240011795        357        175750       175,251.91         6.3     1087.8     10/1/2004            95.00           94.73
    240011808        357        111150       110,885.68         7.2     754.48     10/1/2004            95.00           94.77
    242115149        357         50000        49,812.59         7.9     363.41      9/1/2004            56.82           56.61
    242920457        237      167560.4       166,690.60         7.9     1391.1      9/1/2004            85.49           85.05
    244119305        357        140250       139,957.06        7.85     1014.5      9/1/2004            85.00           84.82
    245107019        357        182750       182,460.55         9.2     1496.8      9/1/2004            85.00           84.87
    245210976        357        402500       401,693.04        8.35     3052.2      9/1/2004            70.00           69.86
    245304765        357        161000       160,673.72           8     1181.4      9/1/2004           100.00            99.8
    245605429        357        330000       329,199.65         7.1     2217.7      9/1/2004           100.00           99.76
    245707063        357        110000       109,740.98        7.25      750.4      9/1/2004            70.06            69.9
    245707076        357        108070       107,820.52        7.35     744.58      9/1/2004            67.54           67.39
    245707102        357         98880        98,547.03        5.39     554.63      9/1/2004            82.40           82.12
    245707114        357        189108       188,547.90        6.39     1181.7      9/1/2004            92.70           92.43
    246008582        357        512904       512,785.92         5.5     2350.8      9/1/2004            85.77           85.75
    246008650        357        147000       146,634.66        6.99     977.01      9/1/2004            70.00           69.83
    246204776        357        225000       224,386.46         6.5     1422.2     10/1/2004            69.23           69.04
    246204897        357        500000       498,496.39        5.99     2994.5      9/1/2004            79.62           79.38
    246204909        357        196000       195,582.30        7.75     1404.2      9/1/2004            80.00           79.83
    246704210        357        341600       340,471.02        5.49     1937.4     10/1/2004            80.00           79.74
    246704282        357        168000       167,669.75        8.15     1250.3      9/1/2004            80.00           79.84
    246807010        357         54000        53,906.11        8.75     424.82      9/1/2004            90.00           89.84
    246902893        357        276040       275,272.61         6.4     1726.7      9/1/2004            82.40           82.17
    247304819        357        137360       137,046.05         7.4     951.06      9/1/2004            85.85           85.65
    247407452        357         60000        59,891.29        8.55     463.48      9/1/2004            51.72           51.63
    247407587        357        202500       202,139.10        8.63     1575.8      9/1/2004            90.00           89.84
    247602308        357        108000       107,837.66        9.45     904.19     10/1/2004            80.00           79.88
    247602324        357         80702        80,585.44        9.64     686.85      9/1/2004            95.00           94.86
    247602399        357        160000       159,637.92        7.45     1113.3      9/1/2004            80.00           79.82
    247602441        357        120407       120,139.71        7.55     846.03      9/1/2004           100.00           99.78
    249519220        357        203823       203,506.85         9.3     1684.2      9/1/2004            75.49           75.37
    249519273        357        317205       316,653.47        8.75     2495.5      9/1/2004            70.49           70.37
    251200476        357        156800       156,467.85        7.78     1126.6      9/1/2004            80.00           79.83
    251400526        357        464000       462,794.74        6.75     3009.5      9/1/2004            80.00           79.79
    251600592        357        157700       157,346.67         7.5     1102.7      9/1/2004            95.00           94.79
    251600600        357        131000       130,634.64         6.4     819.42      9/1/2004            94.93           94.66
    252203781        357      283826.8       283,381.94        9.25       2335      9/1/2004            85.49           85.36
    252402748        357      325984.5       325,176.59        6.99     2166.6      9/1/2004            80.49           80.29
    253300618        357        200500       200,168.28        8.99     1611.8      9/1/2004            95.48           95.32
    253600464        237         60000        59,787.36        10.9     615.24      9/1/2004            74.20           73.94
    253702780        357        321960       321,162.08        6.99     2139.9      9/1/2004            80.49           80.29
    254503345        357        125000       124,662.44        6.55      794.2     10/1/2004            52.08           51.94
    254504132        357        380000       378,933.37        6.35     2364.5      9/1/2004            80.00           79.78
    255315535        357         63750        63,628.06        8.99     512.49      9/1/2004            75.00           74.86
    255509967        357         41500        41,382.80        11.9     423.69      8/1/2004            50.00           49.86
    255509986        237         63000        62,732.39         9.5     587.25      9/1/2004            75.00           74.68
    255712714        357         35000        34,453.06       10.55     321.47     10/1/2004            55.56           54.69
    255712808        357         36000        35,964.75       11.45     355.14      9/1/2004            65.45           65.39
    256209477        237         52392        51,727.57           6     375.36     10/1/2004            65.49           64.66
    256209569        357         90000        89,817.23        7.99     659.77      9/1/2004           100.00            99.8
    256307985        357         48600        48,547.41       10.99     462.47      9/1/2004            90.00            89.9
    257701238        357        105150       104,846.20         6.2     644.02      9/1/2004            41.40           41.28
    258412715        357         35000        34,946.27        9.35     290.48      8/1/2004            41.18           41.11
    258812106        237      245356.3       243,935.03           7     1902.3      9/1/2004            85.49           84.99
    259006516        358        202410       202,114.86        8.48     1553.5     9/15/2004            90.00           89.87
    259006518        357        112000       111,764.90       7.825     808.19      9/1/2004            80.00           79.83
    259006520        357        121550       121,208.81        6.35     756.33      9/1/2004            85.00           84.76
    259006559        357        166000       165,655.38        7.88     1204.2      9/1/2004            97.65           97.44
    259209647        357      182948.6       182,365.49         6.8     1192.7     10/1/2004            85.49           85.22
    259406526        357       79631.2        79,469.48        7.99     583.76      9/1/2004            90.49           90.31
    259916244        357        107350       107,162.38       8.725     842.61      9/1/2004            95.00           94.83
    259916245        357        252000       251,462.97        7.75     1805.4      9/1/2004            85.42           85.24
    259916262        358        163800       163,530.15        6.99     1088.7     10/1/2004            90.00           89.85
    284902407        357       69221.4        69,105.97        8.99     556.48      9/1/2004            80.49           80.36
    284902572        357       53572.4        53,504.89        10.7     498.08     10/1/2004            70.49            70.4
    285001609        357        147000       146,579.37        6.25     905.11      9/1/2004            63.91           63.73
    285700412        357      79078.25        78,967.73         9.8     682.31      9/1/2004            85.49           85.37
    287200058        357        164000       163,978.55        6.75      922.5      9/1/2004            80.00           79.99
    287200174        357        500000       500,000.00        5.99     2495.8     10/1/2004            66.67           66.67
    287500053        357         92000        91,729.07         6.1     557.52     10/1/2004            73.60           73.38
    287600126        117      70770.75        69,612.06        8.15     864.27     10/1/2004            78.63           77.35
    287900067        357         64000        63,850.78         7.3     438.77      9/1/2004            80.00           79.81
    288000465        117         55000        53,974.31        5.75     603.74      9/1/2004            14.10           13.84
    148902736        237         19500        19,422.19        9.99     188.06      9/1/2004           100.00           99.96
    148902750        237         13611        13,542.95        11.2     142.35      9/1/2004           100.00           99.95
    148902752        237         16949        16,892.01        11.3     178.42      8/1/2004           100.00           99.97
    240011783        237         25400        25,298.69        9.99     244.95      9/1/2004            98.83           98.75
    241917791        237         61000        60,785.22       10.95     627.57      9/1/2004           100.00           99.93
    242215827        237         45600        45,477.78       12.99     533.92      9/1/2004           100.00           99.95
    242617618        357         25000        24,883.39       10.15     222.17     10/1/2004            57.35            57.3
    244612366        357         26800        26,774.05        11.5      265.4     10/1/2004            84.95           84.91
    245107063        237         30400        30,297.79        11.3     320.02      9/1/2004           100.00           99.93
    245107084        237         25000        24,917.34        11.7     270.07      9/1/2004           100.00           99.93
    245210984        237         52600        52,415.77       10.99     542.58      9/1/2004           100.00           99.93
    245408098        177         36000        35,961.03       10.99     342.57      9/1/2004           100.00           99.98
    245408114        177         48000        47,928.57         9.5     403.62      9/1/2004           100.00           99.97
    245706987        177         36600        36,560.39       10.99     348.28      9/1/2004           100.00           99.98
    246204831        237         35200        35,055.19        9.75     333.88      9/1/2004           100.00           99.92
    246204879        237         40800        40,644.65       10.35     403.24      9/1/2004            95.00           94.94
    246704213        237         85400        85,037.24         9.5     796.05     10/1/2004           100.00           99.92
    246806947        237         35980        35,853.99       10.99     371.14      9/1/2004           100.00           99.93
    246806998        237         19500        19,426.59        10.5     194.69      9/1/2004           100.00           99.92
    247403676        237         16500        16,436.32       10.25     161.98      9/1/2004           100.00           99.92
    248604413        237         19160        19,090.75       10.75     194.52     10/1/2004           100.00           99.93
    251200521        237         25580        25,504.00       12.23     285.78      9/1/2004           100.00           99.94
    251200522        177         51000        50,958.63        12.3      536.4      9/1/2004           100.00           99.98
    251500354        237         33000        32,888.31       11.25     346.26      9/1/2004           100.00           99.93
    251500358        177         36000        35,956.69        10.5     329.31      9/1/2004           100.00           99.98
    257801343        237         25000        24,923.31       11.99      275.1      9/1/2004            67.01           66.97
    258000020        237         92000        91,633.00        9.99     887.22      9/1/2004           100.00           99.92
    259104337        237          8290         8,256.91        9.99      79.95      9/1/2004           100.00           99.96
    259104474        237         23100        22,679.03        9.99     222.77     10/1/2004           100.00           99.82
    259104589        237          9450         9,412.28        9.99      91.14      9/1/2004           100.00           99.96
    259104604        177          9890         9,819.44       10.25      107.8     10/1/2004           100.00           99.93
    259607436        237         65000        64,772.33       10.99     670.49      9/1/2004           100.00           99.93
    284102362        237         60000        59,833.88       12.75     692.29      9/1/2004           100.00           99.94
    285100911        357      58071.42        57,669.17        9.65     494.67     10/1/2004            85.49           85.25
    287200060        237         41000        40,835.84        9.99     395.39      9/1/2004           100.00           99.92
    287600100        237         24000        23,895.27        9.29     220.44      9/1/2004            68.45           68.36
    287900109        177         25500        25,467.30        10.2     227.56      9/1/2004            95.00           94.98
    287900124        237         16000        15,937.89        10.2     156.53      9/1/2004           100.00           99.92
    255316058        177         95200        94,404.95         8.5     937.48     10/1/2004            80.00           79.33
    148902577        357        198779       198,193.61         6.1     1204.6      9/1/2004            90.00           89.74
    148902703        357        204696       204,246.46         7.6     1445.3      9/1/2004            90.00            89.8
    241121385        357        134900       134,674.94        8.95     1080.6      9/1/2004           100.00           99.83
    245106889        357         90631        90,395.56        6.75     587.84      9/1/2004            80.00           79.79
    247602318        357         60000        59,828.29        6.25     369.44      9/1/2004            80.00           79.77
    248604259        357        275000       274,536.45         8.9       2193     10/1/2004           100.00           99.83
    252003605        357        118800       111,087.49        5.89     703.89      9/1/2004            80.00           74.81
    259006546        358        305600       305,035.13         6.4     1911.6      9/1/2004            80.00           79.85
    259104444        357         59075        58,364.11        6.15     359.91     11/1/2004            85.00           83.98
    287300184        357        254400       254,400.00        5.75       1219      9/1/2004            80.00               0
    287900062        177        232000       229,620.05       6.125     1973.4     10/1/2004            80.00           79.18
    245304735        358      91854.45        91,776.24        10.2      819.7     9/15/2004            90.95           90.87
    148902744        237         22086        21,987.30         9.1     200.14      9/1/2004           100.00           99.96
    148902754        237         19535        19,473.11       11.75     211.71      9/1/2004           100.00           99.97
    245106923        237         22657        22,576.17       10.85     231.56      9/1/2004           100.00           99.93
    245107099        178         33000        32,852.13       10.85     371.98      9/2/2004           100.00           99.91
    245210942        238         37600        37,512.60       10.99     387.85      9/2/2004           100.00           99.95
    247304806        177         30000        29,959.77        9.99     263.05      9/1/2004           100.00           99.97
    247601154        237         15000        14,935.44         9.4     138.85      9/1/2004           100.00           99.91
    248604418        238         27800        27,735.89       11.05      287.9      9/2/2004           100.00           99.95
    259104648        237          9590         9,556.39       10.99      98.93      9/1/2004           100.00           99.96
    259104651        237         12900        12,854.81       10.99     133.07      9/1/2004           100.00           99.96
    148902753        237         62487        62,291.70       11.85     681.52      9/1/2004           100.00           99.94
    148902540        357        215028       214,412.71        6.25       1324      9/1/2004            90.00           89.74
    148902568        357        159480       159,126.24        7.55     1120.6      9/1/2004            90.00            89.8
    148902611        357        134955       134,627.67         7.1     906.95     10/1/2004            90.00           89.78
    148902636        357        146128       145,765.59           7      972.2      9/1/2004            80.00            79.8
    148902638        357        140571       140,313.71         8.5     1080.9      9/1/2004            90.00           89.84
    245107053        357         60000        59,863.70        7.45     417.48      9/1/2004            80.00           79.82
    245605402        358        180000       179,821.26         9.5     1513.5     9/15/2004           100.00            99.9
    245605440        358        105000       104,882.93        8.92     838.82     9/15/2004           100.00           99.89
    246008442        357        136320       136,320.00        5.25      596.4      9/1/2004            80.00              80
    246204854        357        488000       486,464.14        5.75     2847.8     10/1/2004            80.00           79.75
    248604375        357         90000        89,225.64        7.85     651.01     10/1/2004           100.00           99.14
    248604395        357         54400        54,273.15         7.3     372.96      9/1/2004            80.00           79.81
    148902726        237         31608        31,506.56       11.65     340.35      9/1/2004           100.00           99.97
    148902746        237         23462        23,384.67       11.45      249.4      9/1/2004           100.00           99.97
    148902759        237         15619        15,565.06        11.1     162.29      9/1/2004           100.00           99.97
    148902762        237         23892        23,796.18        9.95     229.78      9/1/2004           100.00           99.96
    148902764        237         14995        14,936.63       10.18      146.5     10/1/2004           100.00           99.96
    148902766        237         17720        17,661.96        11.5     188.98      9/1/2004           100.00           99.97
    148902769        237         21857        21,776.95       10.65     220.43      9/1/2004           100.00           99.96
    148902778        237         28953        28,840.57        10.2     283.26      9/1/2004           100.00           99.96
    245107054        237         15000        14,953.87        12.1     166.21      9/1/2004           100.00           99.94
    245107079        237         24000        23,917.70       11.15     250.18      9/1/2004           100.00           99.93
    245210950        178         22000        21,980.87       11.99     226.13      8/3/2004           100.00           99.98
    245408119        178         25000        24,979.13       10.29     224.77      9/6/2004           100.00           99.98
    246008505        177         34080        34,038.99        10.5     311.75      9/1/2004           100.00           99.98
    246008607        177         26000        25,796.75       10.99     295.36      9/1/2004           100.00           99.84
    247304813        177         25784        25,749.10        9.99     226.09      9/1/2004           100.00           99.97
    247304846        177         34608        34,563.19       10.25     310.13      9/1/2004           100.00           99.97
    247403678        178         18600        18,584.33       10.25     166.68      9/6/2004           100.00           99.98
    248604421        237         35800        35,698.14       12.55     408.01      9/1/2004           100.00           99.94
    248604422        237         69400        69,089.98        11.2     725.81      9/1/2004           100.00           99.91
    251500362        237         13980        13,910.91        10.5     139.58      9/1/2004           100.00            99.9
    258000022        237         51000        50,834.13       11.55     545.64      9/1/2004           100.00           99.93
    259916259        178         45000        44,955.56         9.5     378.38      9/1/2004            96.73           96.71
    287900128        237         53290        53,103.34       10.99      549.7      9/1/2004           100.00           99.93
    148902775        357        245794       245,270.19        7.75     1760.9      9/1/2004            90.00           89.81
    240011820        357        109600       109,354.45         7.5     766.34     10/1/2004            80.00           79.82
    241717186        358         50000        49,898.46        7.99     366.54     10/6/2004            46.30            46.2
    245407995        357        161523       161,082.56         6.5     1020.9      9/1/2004            80.00           79.78
    245407997        357         80800        80,545.70        5.75     471.53     10/1/2004            80.00           79.75
    245408019        357        180000       179,433.47        5.75     1050.4      9/1/2004            80.00           79.75
    245408105        357        226600       225,939.04        6.15     1380.5      9/1/2004            82.40           82.16
    245605441        357         86108        85,870.90        6.45     541.44      9/1/2004            82.40           82.17
    245707111        357        166250       165,776.91        6.78     1081.6      9/1/2004            95.00           94.73
    246204827        357         91200        90,969.34        6.95      603.7      9/1/2004            80.00            79.8
    246204918        357        240000       239,456.91        7.45     1669.9      9/1/2004            80.00           79.82
    246403874        357        352000       350,836.66        5.49     1996.4      9/1/2004            80.00           79.74
    246807013        357        135405       134,997.78        5.99     810.96      9/1/2004            91.80           91.52
    247304811        357        128782       128,472.20         7.5     900.47      9/1/2004            91.57           91.35
    247304852        357        143120       143,072.95        7.89     941.01      9/1/2004            80.00           79.97
    247602481        357        112100       111,892.29        8.44     857.19      9/1/2004            95.00           94.82
    249119860        358        158529       158,267.82        6.99     1053.6     9/15/2004            75.49           75.37
    250900276        357        133200       132,979.62        8.99     1070.8      9/1/2004            90.00           89.85
    251300705        357        141742       141,454.18        7.99     1039.1      9/1/2004            86.69           86.52
    254806585        358         41400        41,373.69       11.55     411.57     9/15/2004            45.00           44.97
    259006534        358         76500        76,398.04        8.05        564      9/1/2004            90.00           89.88
    259104728        357        163625       163,219.47        6.99     1087.5     10/1/2004            85.00           84.79
    287600129        357        129995       129,696.46        7.39     899.18      9/1/2004           100.00           99.77
    148902776        237         59738        59,476.04        9.25     547.13      9/1/2004           100.00           99.96
    148902779        237         17563        17,499.09        10.7     177.72     10/1/2004           100.00           99.96
    148902780        237         18083        18,021.39        11.2     189.12      8/1/2004           100.00           99.97
    148902781        237         18291        18,226.60       10.95     188.18      9/1/2004           100.00           99.96
    148902783        237         33483        33,349.44        9.99      322.9      9/1/2004           100.00           99.96
    148902787        237         13655        13,612.88       11.95     149.88      9/1/2004            95.00           94.98
    240011814        237         27400        27,297.68        10.5     273.56     10/1/2004           100.00           99.93
    240112207        178         33000        32,877.54       12.85     414.28      9/7/2004           100.00           99.93
    240919161        238         17600        17,573.52        14.2     221.43      9/6/2004           100.00           99.97
    242817230        178         31800        31,736.19        9.85     275.55      9/6/2004           100.00           99.96
    245407992        177         20200        20,172.89        9.99     177.13      9/1/2004            99.02           98.99
    245407994        177         40381        40,345.20        11.9     412.26      9/1/2004           100.00           99.98
    245408068        177         45000        44,666.26           8      330.2     10/1/2004           100.00           99.85
    245408121        177         38340        38,173.47       10.49     350.43     11/1/2004            39.72           39.63
    245408123        177         28900        28,861.23        9.99     253.41      9/1/2004           100.00           99.97
    245707125        177         40000        39,964.54        11.9     408.37     10/1/2004           100.00           99.98
    246008592        178        100000        99,910.95        9.99     876.84     9/15/2004            99.01           98.99
    246204828        237         22800        22,705.35       10.75     231.48      9/1/2004           100.00           99.92
    246204919        237         45000        44,847.70       11.25     472.17      9/1/2004            95.00           94.95
    246403875        177         88000        87,881.97        9.99     771.62      9/1/2004           100.00           99.97
    247304823        178         40000        39,964.37        9.99     350.74      9/5/2004           100.00           99.98
    247304853        177         35780        35,730.13       11.99     367.77      9/1/2004           100.00           99.97
    247403679        177         23300        23,267.80        9.85      201.9      9/1/2004           100.00           99.97
    248604424        237         40980        40,858.62       12.25     458.39      9/1/2004           100.00           99.94
    248604428        177         92000        91,825.77        9.99     806.69      9/1/2004           100.00           99.96
    249119796        238         25000        24,948.23       11.99      275.1      9/6/2004           100.00           99.96
    251400552        178         35000        34,969.11      10.125     310.39      9/5/2004           100.00           99.98
    259104496        237         15500        15,440.21       10.25     152.16      9/1/2004           100.00           99.96
    259104530        237          8990         8,952.98        9.75      85.28     10/1/2004           100.00           99.96
    259104649        237         10800        10,762.16       10.99     111.41      9/1/2004           100.00           99.96
    287300408        178         64000        63,943.13          10     561.65      9/6/2004           100.00           99.98
    287600143        237         38000        37,850.78       10.99     391.98     10/1/2004           100.00           99.92
    287900130        237         29000        28,893.09        10.6     291.49     10/1/2004           100.00           99.93
    245605439        358        166250       166,007.37         7.6     1173.8     9/15/2004            95.00           94.86
    245707106        358        126400       126,150.53        6.35     786.51     9/15/2004            80.00           79.84
    246204694        358        224800       224,503.31        8.25     1688.8     9/15/2004            80.00           79.89
    246704295        358        192400       192,098.91        7.25     1312.5     9/15/2004            80.00           79.87
    258000025        358        191920       191,648.21        7.75     1374.9     9/15/2004            80.00           79.89
    258514465        358         89000        88,915.72         9.7     761.39     9/15/2004           100.00           99.91
    148902784        237         14913        14,855.31       10.45     148.39      9/1/2004           100.00           99.96
    148902785        237         15899        15,385.72       11.15     165.74     12/1/2004           100.00           99.68
    148902788        237         13837        13,789.23        11.1     143.77      9/1/2004           100.00           99.97
    240011830        178         41400        41,365.27       10.27     371.61      9/2/2004           100.00           99.98
    245707109        178         31600        31,568.94        9.99     277.08      9/2/2004           100.00           99.98
    245707134        237         50400        50,204.55       10.25     494.75      9/1/2004           100.00           99.92
    246204883        237         33450        33,320.98       10.25     328.36      9/1/2004            95.00           94.94
    246704296        237         48100        47,957.53       12.25     538.03      9/1/2004           100.00           99.94
    248604436        238         13500        13,456.66       11.65     145.37      8/6/2004            95.00           94.95
    250900341        237         23000        22,911.85        10.3     226.55      9/1/2004           100.00           99.92
    251200534        238         29000        28,923.20        9.99     279.67      9/6/2004           100.00           99.95
    258000028        237         47980        47,830.03       11.85      523.3      9/1/2004           100.00           99.94
    258812309        177         40000        39,755.10        11.9      477.5     10/1/2004           100.00           99.88
    259209869        238         53000        52,882.45       11.75     574.37      9/6/2004            96.72           96.68
    287300259        178         87000        86,898.13        9.99     762.85      9/6/2004           100.00           99.98
    246807007        358        165000       164,745.86        7.33     1134.6     9/15/2004           100.00           99.85
    248604392        358        193680       193,416.55        7.95     1414.4     9/15/2004            90.00           89.88
    259006532        358        180000       179,705.70        7.45     1252.4      9/1/2004            72.00           71.88
    259006568        358         84720        84,601.24         7.8     609.87      9/1/2004            80.00           79.89
    259006575        358        150000       149,798.03           8     1100.7     10/1/2004           100.00           99.87
    259916253        178        121000       120,213.53        6.69     1066.7      9/1/2004            72.46           71.98
    242817272        178         26200        26,179.07        10.5     239.67     9/15/2004           100.00           99.98
    257801527        238         79200        78,980.86        9.65     746.03      9/6/2004            80.61           80.55
    258000029        238         29215        29,155.56       11.99     321.48     9/15/2004           100.00           99.98
    259006569        178         21180        21,166.47      11.525     210.15      9/1/2004           100.00           99.99
    259104716        238          6890         6,864.61        9.99      66.45     9/15/2004           100.00           99.96
    284303420        238         17000        16,970.84       13.25     202.21     9/15/2004           100.00           99.97
    245107075        358         99000        98,840.39         7.1     665.32     9/15/2004            90.00           89.85
    246902898        358        149530       149,256.27        8.05     1102.4     9/15/2004            95.00           94.83
    247407646        358        183000       182,724.78        7.45     1273.3     9/15/2004            60.00           59.91
    251400576        358        144000       143,990.00        6.58      789.6     9/15/2004            80.00           79.99
    252703941        358        135882       135,630.82         6.4     849.96     9/15/2004            75.49           75.35
    254103621        358        211470       211,281.72        9.99     1854.2     9/15/2004            70.49           70.43
    259916263        358        141100       140,905.85        7.99     1034.4      9/1/2004            85.00           84.88
    148902793        238         21550        21,485.92        9.31     198.21      9/7/2004            99.98           99.95
    251400578        178         36000        35,970.64        10.9     340.12     9/15/2004           100.00           99.98
    287900133        238         43200        43,085.59        9.99     416.61     9/12/2004           100.00           99.95
    148902598        358        294196       294,187.63        8.45     2071.6      9/1/2004            90.00              90
    242115235        358        216000       215,641.56        7.75     1547.5     9/15/2004            65.45           65.35
    245605450        358        127920       127,719.82        7.25     872.64     9/15/2004            80.00           79.87
    252402750        358         78300        78,012.22        8.89     623.84     9/15/2004            94.91           94.56
    259006528        358         50000        49,951.14        9.55     422.25      9/1/2004            69.44           69.38
    259006537        358        113600       113,442.33        7.85     821.71      9/1/2004            80.00           79.89
    259006596        178        125000       123,076.59         7.5     1158.8     10/1/2004            61.27           60.33
    259916255        178        175000       173,843.83         6.5     1524.4      9/1/2004            25.00           24.83
    259916291        358        102600       102,440.85         9.3     847.79     8/12/2004            95.00           94.85
    287300412        358        266220       265,662.77        5.75     1553.6     9/15/2004            76.06            75.9
    148902798        238         32688        32,590.34         9.8     311.13      9/1/2004           100.00           99.97
    245605451        238         31980        31,916.74        12.2      356.6      9/7/2004           100.00           99.96
    246008528        238         87000        86,817.20       11.75     942.83     9/12/2004           100.00           99.96
    287300381        178         70000        69,937.79          10     614.31     9/15/2004            99.44           99.43
    245210931        358         77250        77,042.65        7.95     564.15     9/15/2004            75.00            74.8
    247602419        358         60000        59,838.86        6.39     374.92      9/8/2004            80.00           79.79
    247602541        358         99000        98,818.78         8.5     761.23     8/15/2004           100.00           99.82
    250900380        358        260000       259,567.43        6.94     1719.3     9/15/2004            80.00           79.87
    252003649        358      154963.5       154,744.05        7.75     1110.2     9/15/2004            87.55           87.43
    257901397        358        160000       159,805.05        8.49     1229.1     9/15/2004           100.00           99.88
    259006519        358        176000       175,648.03        5.99     1054.1      9/1/2004            66.67           66.53
    259006543        358         50000        49,931.31         7.9      363.4      9/1/2004            86.21           86.09
    259006600        358        382500       381,961.04       7.775     2746.9      9/1/2004            85.00           84.88
    259916256        358         70200        70,069.51        8.73     551.26      9/1/2004            90.00           89.83
    287300378        358        207500       207,022.92        5.25     1145.8     9/15/2004            60.99           60.85
    246204912        358        135685       135,528.12        8.75     1067.4     9/13/2004            86.70            86.6
    148902806        238         25775        25,728.63        12.9     300.14      9/1/2004           100.00           99.98
    243414695        238         26200        26,146.68       11.99     288.31     9/13/2004           100.00           99.96
    245107121        238         36771        36,571.75       9.875     351.81      9/8/2004           100.00           99.89
    245211034        238         41600        41,505.96        11.2     435.07     9/13/2004           100.00           99.95
    247403680        238         19040        18,906.46       10.65     192.02      9/8/2004           100.00           99.86
    247601134        238         15000        14,957.41         9.5     139.82      9/8/2004           100.00           99.94
    253300691        358         45000        44,899.27           8      330.2     9/13/2004            73.02           72.99
    284303393         94         41106        40,318.45       11.75     662.46     8/13/2004            53.39           53.26
    148902791        358        106700       106,580.54         8.9     850.87     9/15/2004            90.00            89.9
    148902808        358        189000       188,663.94         6.6     1207.1      9/9/2004            80.00           79.86
    245605460        358        142320       142,041.82         7.5     995.13     9/15/2004            80.00           79.84
    246704299        358         66600        66,484.93        6.75     431.97     9/15/2004            90.00           89.84
    249119842        358         85000        84,896.64         8.5     653.58     9/15/2004            55.92           55.85
    251100414        358        210000       209,615.57        6.45     1320.4     9/15/2004            70.00           69.87
    251300714        358        204500       204,144.39         7.6     1443.9     10/1/2004           100.00           99.83
    253001104        298         52843        52,695.47        8.79     435.89     8/14/2004            75.49           75.28
    253300861        358        234000       233,614.50        6.99     1555.2     9/15/2004            74.29           74.16
    254003959        358        250000       249,620.25         7.4     1730.9     9/15/2004            74.85           74.74
    254806599        358         60900        60,845.76        9.99        534     9/14/2004            70.00           69.94
    257801386        358        418548       417,698.14        7.99     3068.2     8/15/2004            80.49           80.33
    258000023        358        217500       217,336.48        7.45     1350.3      9/1/2004            88.78           88.71
    258812123        358       44157.7        44,065.63         8.9     352.14  1  0/15/2004            60.49           60.36
    258812326        358        207000       206,797.69        9.55     1748.1     9/15/2004           100.00            99.9
    259006547        358         73840        73,704.84        6.45     464.29      9/1/2004            80.00           79.85
    259006583        358        107947       107,768.03        8.25     810.97      9/1/2004            80.00           79.87
    259916272        358         97850        97,768.45        10.3     880.48     9/14/2004            95.00           94.92
    259916289        358        110200       110,065.75           9      886.7     9/14/2004            95.00           94.88
    259916292        358         85000        84,916.05         9.5     714.73     9/14/2004           100.00            99.9
    259916312        358        112000       111,904.64        10.2     999.48     9/14/2004            94.92           94.83
    284503754        358       57147.9        57,070.78        7.99     418.94     9/15/2004            80.49           80.38
    284803556        358       97981.1        97,863.70       10.99     932.36     9/15/2004            70.49           70.41
    287900110        358        233750       233,750.00        6.88     1340.2      9/1/2004            85.00              85
    247407482        358         76415        76,350.63       10.25     684.76     9/15/2004            85.00           84.93
    258514277        358      226548.5       226,242.84        7.99     1660.8     9/15/2004            85.49           85.37
    259916336        358        365500       364,973.65        8.25     2745.9     9/14/2004            92.53            92.4
    148902817        238         11855        11,830.24        11.8     128.89      9/9/2004           100.00           99.98
    241513601        238         30000        29,927.60       12.75     346.15     9/14/2004           100.00           99.95
    245605462        238         35580        35,506.05       12.25     397.99      9/9/2004           100.00           99.96
    245707133        238         41600        41,503.32       10.99     429.11     9/14/2004           100.00           99.95
    249519544        238         49000        48,793.19        9.55     458.35     8/14/2004           100.00           99.92
    252203866        238         53200        53,105.47       12.99      622.9     9/14/2004           100.00           99.96
    254604725        238         42200        42,120.81       12.59     482.14     9/15/2004           100.00           99.96
    256409983        178         24000        23,988.70        12.9     263.62     9/14/2004           100.00           99.99
    256706886        238         37000        36,893.32       12.45     419.07     8/15/2004            96.37           96.32
    259006542        178         38600        38,579.58      12.375     408.22     10/1/2004           100.00           99.99
    259006551        178         18460        18,445.65      10.625     170.59      9/1/2004           100.00           99.98
    259006584        178         26987        26,935.10      11.575      268.8      9/9/2004           100.00           99.96
    259104717        178          5000         4,969.45        9.99       53.7      9/9/2004           100.00           99.92
    285800125        238         17600        17,568.53       12.95     205.58     9/15/2004           100.00           99.96
    287300431        178         51000        50,950.73        10.5     466.52     9/15/2004            90.00           89.99
    243316882        358         60000        59,952.09        10.5     548.85     9/15/2004            64.52           64.46
    246008366        358        348000       347,923.87        5.25     1522.5     9/15/2004            80.00           79.98
    249224411        358         50000        49,932.53        7.99     366.54     9/15/2004            89.29           89.17
    255712628        178        160000       159,022.03         7.4     1474.2     9/15/2004            73.90           73.45
    258912726        358         83039        82,950.73        9.15     677.14     9/15/2004            75.49           75.41
    287900119        358        172500       172,500.00        5.37     771.94      9/1/2004            75.00              75
    243816485        178         15750        15,742.72       12.99     174.11     9/15/2004            95.75           95.74
    245210857        238         41000        40,904.55       10.99     422.92     9/12/2004           100.00           99.95
    245211016        238         28400        28,342.20       11.99     312.52     9/15/2004           100.00           99.96
    246008615        178         87000        86,922.53        9.99     762.85     9/15/2004           100.00           99.98
    252003659        238         25800        25,731.62        9.99     248.81     9/15/2004           100.00           99.95
    287200137        178         54400        54,130.31        9.75      576.3     9/15/2004           100.00            99.9
    148902760        358        322545       322,019.86        7.05     2156.8      9/1/2004            90.00           89.85
    240011785        358        133600       133,388.42        7.19     905.96      9/1/2004            80.00           79.87
    240621301        358        126000       125,866.07        9.15     1027.5      9/1/2004            90.00            89.9
    241415888        358         76500        76,415.93        8.99     614.99      9/1/2004            90.00            89.9
    241917692        358         63750        63,643.10         6.9     419.86      9/1/2004            74.13              74
    242709064        358         64000        63,929.82           9     514.96      9/1/2004            80.00           79.91
    243211992        358        222400       221,916.58        5.55     1269.8      9/1/2004            80.00           79.83
    245107044        358        160200       159,973.12        7.75     1147.7      9/1/2004            90.00           89.87
    245107085        358        147600       147,364.38        7.15     996.91      9/1/2004            90.00           89.86
    245408125        358        145539       145,539.00        7.25      879.3      9/1/2004            92.70            92.7
    245408129        358      163718.5       163,718.50        5.75     784.48      9/1/2004            87.55               0
    246807037        358        111240       111,072.70        7.45     774.01     10/1/2004            92.70           92.56
    246807043        358         75225        75,152.25         9.6     638.03     10/1/2004            85.00           84.92
    246807061        358        144900       144,736.08        8.85     1150.3      9/1/2004            90.00            89.9
    246902897        358         73695        73,592.70        7.85     533.07      9/1/2004            86.70           86.58
    247407657        358         95397        95,280.75        8.49     732.85      9/1/2004            91.29           91.18
    247602485        358        112710       112,557.92        7.99     826.25      9/1/2004            84.11              84
    248604387        358         58450        58,359.43         7.3     400.72      9/1/2004            65.67           65.57
    249119788        358         72441        72,301.23        6.25     446.04     10/1/2004            80.49           80.33
    249318952        358         94400        94,232.14         6.6      602.9      9/1/2004            80.00           79.86
    250900325        358        125000       124,641.50        6.25     769.65     11/1/2004            73.53           73.32
    251400575        358        315000       314,511.92         7.3     2159.6      9/1/2004            90.00           89.86
    251600595        358        167787       167,537.16         7.5     1173.2      9/1/2004            92.70           92.56
    252003641        358        187000       186,832.48        6.45     1005.1     10/1/2004            68.00           67.94
    252003653        358         92112        91,987.71        7.99     675.25      9/1/2004            80.80           80.69
    252003666        358         87200        87,041.59        6.49      550.6      9/1/2004            80.00           79.78
    253300425        358        330000       329,318.95        5.99     1976.4      9/1/2004            76.74           76.59
    253600573        238         51500        51,191.79         7.5     414.89     10/1/2004            55.38           55.04
    253702775        358        157600       157,254.19         5.5     894.84      9/1/2004            80.00           79.82
    255410643        358         61600        61,485.03        6.35      383.3      9/1/2004            80.00           79.85
    255810310        358         63250        63,218.52       12.65     682.42      9/1/2004            50.40           50.37
    255810421         94         35000        34,532.34       10.63     542.84     11/1/2004            25.00           24.67
    256209655        358        117000       116,766.01        5.99     700.73      9/1/2004            88.64           88.46
    257701294        358        250700       250,309.98        7.28     1715.3      9/1/2004            89.54            89.4
    257901306        358         97200        97,039.85        6.99     646.03      9/1/2004            90.00           89.85
    259006570        358        131000       130,762.50         6.5     828.01      9/1/2004            78.44            78.3
    259406567        358      109460.5       109,299.13        7.55     769.12     10/1/2004            75.49           75.38
    259916251        358        148500       148,333.04        8.88     1182.1      9/1/2004            90.00            89.9
    259916261        358        178500       178,208.25        7.03     1191.2      9/1/2004            70.00           69.89
    284204023        358        130000       129,819.57        7.85     940.34      9/1/2004            89.66           89.53
    284600803        358        180980       180,581.27        6.99     1202.8      9/1/2004            90.49           90.29
    285201241        358      239662.5       239,339.15        7.99     1756.9     10/1/2004            57.75           57.67
    287300318        358        332000       332,000.00        6.25     1729.2      9/1/2004            80.00              80
    287701029        358         77520        77,420.78        8.25     582.39      9/1/2004            81.60           81.44
    287900115        358        160000       159,717.70        6.64     1026.1      9/1/2004            54.24           54.14
    288000611        358        200000       199,600.03        5.99     1197.8     10/1/2004            52.49           52.39
    243212185        238         55600        55,486.87       11.99     611.82      9/1/2004           100.00           99.96
    248604450        238         25580        25,505.23       12.35     287.93     8/12/2004           100.00           99.94
    253703003        238         34000        33,938.83        12.9     395.92      9/1/2004            97.26           97.23
    287300365        178         83000        82,940.39       10.99     789.81      9/1/2004           100.00           99.99
    240011827        178         50000        49,734.47        8.99     506.84     10/1/2004            67.57           67.21
    241217626        358        102000       101,705.40        6.25     628.04      9/1/2004            85.00           84.75
    241513669        358         67500        67,404.41        7.75     483.58      9/1/2004            90.00           89.87
    242215630        358        108000       107,751.68        5.25     596.39      9/1/2004            56.84           56.71
    242920398        238         51300        51,144.81        8.95     459.92      9/1/2004            90.00           89.59
    243111940        358        207225       206,849.30         6.5     1309.8      9/1/2004            90.49           90.33
    244119519        358         73100        73,030.03        9.65     622.69      9/1/2004            85.00           84.88
    245211010        358         52500        52,427.12        7.85     379.76      9/1/2004            70.00            69.9
    245211049        358         83430        83,370.09       10.99      793.9      9/1/2004            77.25           77.17
    245304803        358         80000        79,914.07         9.1     649.47     10/1/2004            64.00           63.93
    245707153        358         74970        74,830.07        6.35      466.5     10/1/2004            51.70           51.61
    246008620        358        350000       350,000.00        6.85     1997.9      9/1/2004            70.00              70
    246008651        358        270000       269,505.74        6.45     1697.7      9/1/2004            73.37           73.24
    246008671        358        220000       219,565.04        6.05     1326.1      9/1/2004            58.51           58.39
    246704319        358         66000        65,912.91         8.1      488.9     10/1/2004            38.82           38.77
    246704329        358        160000       159,799.37        8.35     1213.3      9/1/2004            78.05           77.95
    247304848        358        105000       104,818.69        6.75     681.03     10/1/2004            84.00           83.85
    247407620        178        102900       102,266.10        7.31     942.82     10/1/2004            70.00           69.57
    247407628        358         83000        82,880.32        7.66     589.47     10/1/2004            81.37           81.26
    247602181        358         70000        69,877.20        6.67     450.31      9/1/2004            80.00           79.86
    247602552        238        114000       113,680.51        9.55     1066.4     10/1/2004            95.00           94.73
    253501041        358        192170       191,850.90        6.95     1272.1      9/1/2004            87.35            87.2
    253903532        358        204000       203,663.92        6.99     1355.8      9/1/2004            75.56           75.43
    256409890        358        104500       104,295.36         6.1     633.27      9/1/2004            83.60           83.44
    256606389        358         84600        84,460.63        6.99     562.28      9/1/2004            90.00           89.85
    257801400        358      419352.9       418,499.77         5.9     2487.3      9/1/2004            80.49           80.33
    259006591        358        315500       314,911.17        6.35     1963.2      9/1/2004            74.94            74.8
    259006593        358        321250       320,601.40        5.94     1913.7      9/1/2004            76.49           76.33
    259916260        358        365500       364,796.53        6.19     2236.2      9/1/2004            57.29           57.18
    259916273        358        104500       104,332.75        9.15     852.14     8/19/2004            98.58           98.43
    259916333        358        261000       260,704.75        8.85       2072     9/19/2004           100.00           99.89
    259916338        358        213000       212,635.77         6.8     1388.6      9/1/2004            78.31           78.11
    284404259        358        205176       204,955.65         9.1     1665.7      9/1/2004            85.49            85.4
    284503948        358      62379.75        62,311.19        8.99     501.48      9/1/2004            80.49           80.36
    284803535        358        188725       188,382.19        6.49     1191.6      9/1/2004            75.49           75.35
    285201316        358        312825       311,818.87         5.7     1815.6      9/1/2004            64.50           64.29
    285700100        358         98686        98,501.82        6.35     614.06      9/1/2004            70.49           70.36
    287300285        358        240000       239,457.11        5.99     1437.4      9/1/2004            80.00           79.82
    287300428        358        412000       411,444.14        7.99     3020.2      9/1/2004            74.23           74.13
    287900132        358        229900       229,584.12         7.9     1670.9     9/15/2004           100.00           99.86
    259916482        358      67465.19        67,430.11       9.275     556.53      9/1/2004            74.96           74.92
    249020788        238       88411.5        88,173.09        9.85     844.43     9/17/2004            65.49           65.31
    257901356        178         54000        53,934.07        12.2     563.78     9/19/2004            99.50           99.47
    259006613        238         41100        26,120.97       9.925     394.59     12/1/2004           100.00           92.71
    259104674        178         15390        15,316.43       10.15      166.8     9/15/2004           100.00           99.95
    240011809        358         88000        87,862.28        7.25     600.32      9/1/2004            80.00           79.87
    240112155        358         50000        49,739.71         8.6     388.01     11/1/2004            64.10           63.77
    242316511        358        128000       127,218.87         7.6     903.78     10/1/2004            87.07           86.54
    243414592        358        160700       160,417.03        6.65     1031.6      9/1/2004            72.71           72.59
    245211001        358        109600       109,419.44        6.99     728.44      9/1/2004            80.00           79.87
    245211024        358        122364       122,181.81         7.5     855.59      9/1/2004            92.70           92.56
    245211050        358         73150        73,024.90         6.8     476.89     10/1/2004            87.08           86.93
    245408143        358        142800       142,800.00        6.25     743.75     10/1/2004            81.60            81.6
    245605474        178         80000        79,525.84         8.5      787.8     10/1/2004            72.73            72.3
    245707045        358        310400       309,884.60        6.95     2054.7     9/15/2004            80.00           79.87
    245707112        358         74235        74,146.56         8.6     576.08      9/1/2004            75.75           75.66
    245707135        178        114021       113,402.38        8.75     1139.6      9/1/2004            92.70            92.2
    245707161        358        185250       184,923.80        6.65     1189.2     10/1/2004            95.00           94.83
    246008660        358        143000       142,745.72         6.6     913.29     10/1/2004            65.00           64.88
    246704273        358        130000       129,846.73        8.65     1013.4      9/1/2004            83.33           83.24
    246704297        358         50000        49,913.66        6.75      324.3     10/1/2004            68.49           68.37
    246704302        358         69210        69,110.24        9.65     589.55     8/15/2004            90.00           89.87
    246807050        358         77850        77,773.91        9.55     657.45      9/1/2004            90.00           89.91
    246807064        358         70650        70,521.65        6.49      446.1      9/1/2004            90.00           89.84
    246902943        358        166500       166,135.72        7.19     1129.1     10/1/2004            90.00            89.8
    247304794        358        108750       108,569.42        6.95     719.87     10/1/2004            75.00           74.88
    247304807        358         73440        73,335.99        7.75     526.14      9/1/2004            61.20           61.11
    247304864        358        142770       142,490.43         6.1     865.18      9/1/2004            92.71           92.53
    247304872        358        132000       131,742.75       6.125     802.05     10/1/2004            60.00           59.88
    247407652        358         52105        52,023.65        8.53     401.76     9/14/2004            85.00           84.87
    247602417        178         52800        52,517.10        8.89     532.09      9/1/2004            80.00           79.57
    247602527        178         72000        71,609.36        8.75     719.61      9/1/2004            80.00           79.57
    249613662        358         74000        73,932.82         9.9     643.95      9/1/2004            29.02           28.99
    251200538        358        112064       111,868.19        6.69     722.39      9/1/2004            87.55            87.4
    251300700        178         58752        58,418.74        8.25     569.98      9/1/2004            81.60           81.14
    251400579        358        224100       223,795.18        7.95     1636.6      9/1/2004            90.00           89.88
    251600608        358        151044       150,800.50         7.1     1015.1      9/1/2004            88.85           88.71
    251600611        358        167000       166,735.17        7.25     1139.2      9/1/2004           100.00           99.84
    252503277        358        175400       175,201.59        8.85     1392.4      9/1/2004            72.18            72.1
    253000996        238        147150       146,548.26         6.5     1097.1      9/1/2004            90.00           89.63
    254604719        238        242000       241,096.02        7.25     1912.7      9/1/2004            52.04           51.85
    254806573        358         57500        57,398.76        6.65     369.13      9/1/2004            31.59           31.54
    254806696        358       68375.3        68,300.14        8.99     549.68      9/1/2004            70.49           70.41
    255410403        358         50000        49,927.75        7.65     354.76     10/1/2004            72.99           72.89
    255612444        358         35000        34,982.39       12.53     374.36     10/1/2004            48.61           48.59
    255612486         82         63500        62,363.01        7.99     989.41     10/1/2004            48.85           47.97
    255912146        120         42745        42,231.95         7.6     504.05     10/1/2004            85.49           84.46
    256606314        358        164000       163,620.71        6.65     1052.8     10/1/2004            80.00           79.81
    256706697        358      123112.5       122,866.28        5.99     737.34      9/1/2004            82.08           81.91
    257005817        358        155700       155,416.92        6.99     1034.8      9/1/2004            90.00           89.84
    257503340        238        112500       112,053.55        6.75     855.41      9/1/2004            74.01           73.72
    257801467        358        124200       123,963.68        6.25     764.73      9/1/2004            69.00           68.87
    258413268        358      205412.3       205,133.15        7.99     1505.8      9/1/2004            90.49           90.37
    259006552        358        176400       176,146.65        7.68     1255.2     10/1/2004            90.00           89.87
    259006574        358        194750       194,421.84       6.875     1279.4     10/1/2004            86.56           86.41
    259006589        358         76880        76,787.85        8.57     594.96      9/1/2004            80.00            79.9
    284102444        358        102000       101,814.72        6.49     644.04     10/1/2004            34.00           33.94
    284403905        358      180075.1       179,832.57           8     1321.3     10/1/2004            90.49           90.37
    284404207        358        204000       203,730.83         8.1     1511.1      9/1/2004            47.44           47.38
    286900025        238         35000        34,872.41        7.45     280.89      9/1/2004            74.47            74.2
    242412467        358         50000        49,946.86        9.15     407.72     10/1/2004            80.91           80.82
    241415925        118         25000        24,749.35       12.35     363.76     10/1/2004            82.39           82.21
    242215972        238         14600        14,574.06       12.99     170.95      9/1/2004           100.00           99.96
    243711318        358         50000        49,942.85         8.8     395.14      9/1/2004            62.16           62.15
    245107074        238         79308        79,122.74       10.99     818.07      9/1/2004            75.49           75.35
    245707107        178         77600        77,552.19       11.69     779.74     9/15/2004           100.00           99.99
    251100436        178         95200        95,073.14        9.99     834.75     9/14/2004           100.00           99.97
    257801334        358         34200        34,162.41        8.99     274.94      9/1/2004            75.49           75.48
    258514621        118         25000        24,793.89       12.99     373.13      9/1/2004            64.35           64.25
    285101206        178         25000        24,869.54         9.2     256.55      9/1/2004            84.25            84.2
    285700456        178         25000        24,894.02       11.99     299.89     10/1/2004            63.16           63.12
    148902743        358        186542       186,542.00        6.95     1080.4      9/1/2004            90.00              90
    240011677        358         68000        67,877.67        6.54      431.6     10/1/2004            80.00           79.86
    240011836        358         51000        50,916.60        8.34     386.38     10/1/2004            77.74           77.62
    240011847        358        108900       108,756.01        8.09     805.92      9/1/2004            90.00           89.88
    240621258        358         60000        59,888.00        6.35     373.35      9/1/2004            56.07           55.97
    240621378        358        116400       116,200.94         6.8     758.85      9/1/2004            80.00           79.86
    243414454        358         50000        49,904.87        6.25     307.86      9/1/2004            76.92           76.78
    243614564        358         83700        83,607.24        8.95     670.47      9/1/2004            90.00            89.9
    243614577        358         76500        76,396.47       7.975        560     10/1/2004           100.00           99.86
    245107042        358        135000       134,808.82        7.75     967.16     9/15/2004            59.21           59.13
    245211051        358        201600       201,249.82        6.72     1303.6     10/1/2004            80.00           79.86
    245408082        358        545000       543,910.10        5.99     3264.1      9/1/2004            75.17           75.02
    245408151        358        106250       106,051.70        6.35     661.13     10/1/2004            85.00           84.84
    245605467        358        267200       266,828.65        7.85     1932.8     9/15/2004            80.00           79.89
    245707140        358        142200       141,974.80        7.19     964.28      9/1/2004            87.78           87.64
    245707170        358        127200       127,002.50        7.29     871.19      9/1/2004            80.00           79.88
    246008574        358        259560       259,089.43         6.5     1640.6      9/1/2004            82.40           82.25
    246008639        358        112500       112,273.46        5.99     673.78      9/1/2004            68.18           68.04
    246008662        358        212000       211,639.58        6.83     1386.3      9/1/2004            80.00           79.86
    246204971        358        230000       229,587.05        6.55     1461.3      9/1/2004            52.87           52.78
    246704291        358        309969       309,396.05         6.4     1938.9      9/1/2004            90.90           90.73
    246704330        358         71100        71,027.61         9.5     597.85      9/1/2004            90.00           89.91
    246902900        358        110000       109,818.77        6.99      731.1      9/1/2004            54.73           54.64
    247602025        238         72000        71,783.03        8.98     646.88      9/1/2004            70.59           70.38
    247602393        358         50400        50,344.61        8.99     405.17      9/1/2004            80.00           79.91
    249319171        358         85500        85,383.69        7.95      624.4      9/1/2004            90.00           89.88
    249519334        358        115200       115,010.21        6.99     765.66     10/1/2004            90.00           89.85
    249613719        358        359000       358,629.45        9.29     2963.8      9/1/2004            85.48           85.39
    252003648        358         60600        60,511.98       7.625     428.93      9/1/2004            84.17           84.04
    252003656        358        117600       117,341.97         5.5     667.72      9/1/2004            80.00           79.82
    252003678        358         74500        74,367.28        6.59     475.31     10/1/2004            68.98           68.86
    252003680        358         52000        51,929.83        7.99      381.2      9/1/2004            80.00           79.89
    252503412        358         80250        80,161.81        8.99     645.14      9/1/2004            75.00           74.92
    253001297        358      62835.15        62,744.35        7.65     445.83     10/1/2004            85.49           85.37
    253903529        358      325716.9       325,345.96        8.85     2585.7      9/1/2004            85.49           85.39
    254806794        118         35000        34,632.82         8.8     439.59      9/1/2004            29.17           28.86
    255316023        358         44800        44,766.83       10.85     421.58     10/1/2004            80.00           79.94
    255612535        358         95000        94,858.54         7.5     664.26      9/1/2004            57.58           57.49
    255712769        358         90600        90,477.99           8      664.8      9/1/2004            47.68           47.62
    255810358        358         75760        75,387.19           7     504.04      9/1/2004            80.00           79.61
    256409997        358        108000       107,854.98        8.75     849.64     10/1/2004            90.00           89.88
    256706576        358      134504.8       134,260.94         6.5     850.17      9/1/2004            77.97           77.83
    257005925        238         70000        69,713.74         6.5     521.91      9/1/2004            24.48           24.38
    258812199        358      106862.5       106,712.67         7.8     769.28      9/1/2004            64.77           64.67
    258812527        358        205800       205,434.06         6.6     1314.4      9/1/2004            84.00           83.85
    259006588        358         99000        98,899.08        9.35     821.64     10/1/2004            90.00           89.91
    259006595        358        325500       325,135.58         8.9     2595.7      9/1/2004            79.78           79.64
    259006598        358         96750        96,344.08        8.65     754.23     10/1/2004            75.00           74.69
    259006599        358        287417       286,939.75        6.95     1902.6     10/1/2004            85.49           85.35
    259916308        358        195000       194,663.27        6.75     1264.8      9/1/2004            52.00           51.91
    259916340        358         55000        54,749.88        6.55     349.45     10/1/2004            55.00           54.75
    259916344        358        150300       150,124.62         8.7     1177.1      9/1/2004            90.00           89.89
    284803506        358      193207.4       192,865.90        6.65     1240.3      9/1/2004            85.49           85.34
    285101314        358       64247.9        63,850.83        6.05     387.27     10/1/2004            90.49           89.93
    285700554        358       88680.2        88,541.27        7.25     604.96      9/1/2004            90.49           90.35
    287200175        358        284000       284,000.00        5.55     1313.5      9/1/2004            80.00               0
    287500142        358        120000       119,802.31        6.99     797.56      9/1/2004            80.00           79.87
    287500154        358         91309        91,149.45        6.69      588.6     9/15/2004            92.70           92.54
    287500161        358        146000       145,782.17        7.49     1019.9      9/1/2004           100.00           99.85
    287600116        358         92000        91,847.22        6.95        609      9/1/2004            80.00           79.87
    287701042        358        121166       120,966.76           7     806.13      9/1/2004            93.20           93.05
    251600610        358        103000       102,788.61         9.1     836.19      9/1/2004           100.00           99.79
    148902758        238         12921        12,875.51       10.95     132.93     8/15/2004           100.00           99.96
    148902819        178         20727        20,708.38        9.95     181.13      9/1/2004           100.00           99.99
    148902846        238         25020        24,955.08       10.15     243.95      9/1/2004           100.00           99.97
    240011804        178         72000        71,629.88        9.35     745.34     9/15/2004           100.00            99.9
    245211053        238         50400        50,266.53        9.99     486.04     10/1/2004           100.00           99.95
    245605468        238         66800        66,655.21       11.55     714.68     9/15/2004           100.00           99.96
    245707172        178         31800        31,776.71        10.9     300.44      9/1/2004           100.00           99.99
    246008667        178         53000        52,959.90       10.75     494.75      9/1/2004           100.00           99.98
    246704321        238         54300        54,129.76        9.65     511.48     9/15/2004           100.00           99.94
    247403681        178         48000        47,944.56        8.75     377.62     9/15/2004            97.58           97.56
    248604458        238         86000        85,751.77       10.15     838.49     9/15/2004           100.00           99.94
    248604459        238         39000        38,891.26        9.59     365.83     9/15/2004           100.00           99.94
    252003665        238         29400        29,322.13        9.99     283.53      9/1/2004           100.00           99.95
    253001318        358         42000        41,977.82        12.8     458.05      9/1/2004            65.13           65.12
    253702937        358         55000        54,968.28       11.99     565.32      9/1/2004            77.99           77.98
    255410725        358         57000        56,949.24        9.99      499.8     10/1/2004            79.65           79.62
    257801569        358         45000        44,978.10       12.75     489.02     10/1/2004            75.19           75.18
    258514596        358         25000        24,930.38       11.45     246.62     10/1/2004            39.04           39.02
    258514668        358         70000        69,879.32         8.9     558.21      9/1/2004            75.27           75.24
    284404431        358         80152        80,072.82         9.5     673.97      9/1/2004            78.14           78.11
    288500022        358         62100        62,036.03         9.3     513.14      9/1/2004            85.43           85.41
    148902797        358        186838       186,485.24        6.29     1155.3      9/1/2004            90.00           89.83
    148902828        358        210124       209,778.68        7.15     1419.2      9/1/2004            90.00           89.85
    148902841        358        145350       145,129.21         7.4     1006.4      9/1/2004            90.00           89.79
    240011803        358        211288       211,025.76         8.4     1609.7      9/1/2004            89.96           89.85
    240011838        358        173500       173,228.48        7.25     1183.6      9/1/2004            90.36           90.22
    241319301        358      107051.7       106,904.78         8.6     830.74      9/1/2004            80.49           80.38
    241513644        358        153882       153,730.00         9.5     1293.9      9/1/2004            85.49           85.41
    241717283        358        147000       146,757.83        6.99     977.01      9/1/2004            85.47           85.32
    242115323        358         96588        96,439.81        7.35     665.47      9/1/2004            80.49           80.37
    242412172        358        106400       106,185.59        5.95     634.51      9/1/2004            80.00           79.84
    242617737        358      101505.6       101,343.56        7.15     685.58      9/1/2004            70.49           70.38
    242709428        238         75000        74,742.91        7.95        625     10/1/2004            86.21           85.91
    243316731        358         80000        79,900.20       8.375     608.06     10/1/2004            66.67           66.58
    243414791        358         60000        59,891.01        6.49     378.85     10/1/2004            80.00           79.85
    243518173        358         64350        64,279.27        8.99     517.32      9/1/2004            90.00            89.9
    243518185        178         59500        59,016.33         6.8     528.18     10/1/2004            70.00           69.43
    245107145        358        255200       254,803.78        7.29     1747.8      9/1/2004            80.00           79.88
    245210960        358        149520       149,314.57         7.9     1086.7      9/1/2004            80.00           79.89
    245211035        358        180000       179,769.63        8.25     1352.3      9/1/2004            90.00           89.88
    245304791        358         94000        93,904.79        9.38     782.19      9/1/2004           100.00            99.9
    245304797        358        124015       123,847.68        7.99     909.12      9/1/2004            85.00           84.89
    245408085        358        165000       164,665.23        5.99      988.2     10/1/2004            75.00           74.85
    245408140        358        159904       159,899.16         5.5     732.89      9/1/2004            80.00              80
    245605444        358        113805       113,669.42         8.6     883.15      9/1/2004            90.00           89.89
    245605458        358        254500       254,149.61        7.89       1848      9/1/2004           100.00           99.86
    245707043        358        181764       181,476.14        7.19     1232.6      9/1/2004            91.80           91.65
    245707136        358        172425       172,144.27        7.05     1152.9      9/1/2004            82.90           82.76
    245707143        358        111755       111,694.19       12.25     1171.1     12/1/2004            72.10           72.06
    245707166        358        280160       279,707.98         7.1     1882.8     10/1/2004            87.55           87.41
    245707178        358        141831       141,533.56        5.74     826.79      9/1/2004            92.70           92.51
    246204896        178        105000       104,217.54         6.7     926.25      9/1/2004            68.18           67.67
    246204913        358        160050       159,821.05         7.7     1141.1      9/1/2004            88.92           88.79
    246204965        358        181000       180,635.26        5.95     1079.4     10/1/2004            64.64           64.51
    246704279        358         74564        74,467.11       8.175     556.25      9/1/2004            93.21           93.08
    246704322        358         95000        94,873.36        8.05      700.4      9/1/2004            82.61            82.5
    246704331        358         52800        52,743.29         9.1     428.65     10/1/2004            80.00           79.91
    246704332        358        100000        99,904.29        9.65     851.83     10/1/2004            66.67            66.6
    246807023        358        175100       174,740.36        5.85       1033      9/1/2004            87.55           87.37
    246807039        358        106650       106,522.96         8.6     827.62      9/1/2004            90.00           89.89
    246902938        358         74700        74,512.83        6.45     469.71      9/1/2004            67.91           67.74
    246902945        358        165000       164,709.45        6.65     1059.3      9/1/2004            72.53           72.34
    246902952        358        145539       145,237.54        6.69     938.17      9/1/2004            92.70           92.51
    246902953        358         83538        83,434.31         8.4     636.43      9/1/2004            91.80           91.69
    247407599        238         71000        70,751.19        7.99     593.44     10/1/2004            47.02           46.86
    247602534        178         74400        73,957.00         7.7     698.19     10/1/2004            67.03           66.63
    247602536        358         97335        97,182.68        7.25        664      9/1/2004            92.70           92.55
    248604419        358        140000       139,693.30        7.55      983.7     10/1/2004            80.00           79.82
    248604444        358        208000       207,580.85        5.95     1240.4      9/1/2004            80.00           79.84
    249519414        358        135000       134,807.97        7.75     967.16      9/1/2004            75.00           74.89
    249613628        358        126686       126,546.78        8.99     1018.4      9/1/2004            90.49           90.39
    249613694        358        125000       124,831.34        7.99     916.34      9/1/2004            49.60           49.54
    250900362        358        190400       190,122.12         7.6     1344.4      9/1/2004            80.00           79.88
    250900384        358         95200        95,081.85         8.4     725.27      9/1/2004            85.00           84.89
    250900387        358      57093.75        57,040.13        9.74     490.11      9/1/2004            76.13           76.05
    251100416        358        276000       276,000.00         6.4       1472      9/1/2004            80.00               0
    251100440        358        206550       206,550.00         7.4     1273.7      9/1/2004            91.80            91.8
    251200556        358        150450       150,240.76        7.84     1087.2      9/1/2004            85.00           84.88
    251300742        358        165750       165,567.87        8.99     1332.5      9/1/2004            80.46           80.33
    252003669        358         52500        52,461.35      10.875     495.02      9/1/2004            75.00           74.94
    252003674        358        141000       140,736.84        6.35     877.36      9/1/2004            59.00           58.89
    252003675        358        144500       144,284.41        7.49     1009.4      9/1/2004            85.00           84.87
    252402582        358         59000        58,910.19        7.39     408.11      9/1/2004            65.56           65.46
    252402994        359        339000       338,631.83        6.49     2140.5     9/15/2004            72.90           72.82
    252805252        358        180000       179,640.02        5.99       1078      9/1/2004            90.00           89.82
    253501124        358        187737       187,517.93         8.7     1470.2      9/1/2004            56.89           56.82
    253702872        358        426597       425,769.60        6.15     2598.9      9/1/2004            80.49           80.33
    254604852        358        499000       498,146.71         6.8     3253.1      9/1/2004            83.17           83.02
    254704154        178         85750        85,252.29        7.99     818.98     10/1/2004            70.00           69.59
    254704235        358        136781       136,432.49         6.5     864.55      9/1/2004            71.99           71.81
    254806710        358         50000        49,939.83        8.55     386.23     10/1/2004            57.47            57.4
    255712557        358         66431        66,323.90         7.1     446.44      9/1/2004            75.49           75.37
    255712679        178         66400        65,925.12        7.05     598.68     10/1/2004            80.00           79.43
    255712828        178         57500        57,109.30         7.5     533.04     10/1/2004            67.65           67.19
    255712869        358         87000        86,886.44       10.85     818.68     10/1/2004            47.03           46.97
    255712907        178         56000        55,674.55        7.99     534.85      9/1/2004            80.00           79.54
    255712917        358         72000        71,876.87         6.8     469.39     10/1/2004            80.00           79.86
    255912130        358         54400        54,336.51         8.7     426.03      9/1/2004            85.00            84.9
    256706337        358        124531       124,457.43       11.88     1269.5      9/1/2004            65.54            65.5
    257503629        178         50000        49,778.85       10.99     567.99      9/1/2004            60.98           60.71
    258000027        358        251600       251,237.18        7.66     1786.9      9/1/2004            68.00            67.9
    258514556        358         68800        68,732.05         9.5     578.51      9/1/2004            80.00           79.92
    259006572        358        130000       129,848.29         8.7     1018.1      9/1/2004           100.00           99.88
    259104708        358        110700       110,517.63        6.99     735.75      9/1/2004            90.74           90.59
    284303250        358         50000        49,939.83        8.55     386.23     10/1/2004            80.00            79.9
    284303719        358        210000       209,716.66        7.99     1539.4      9/1/2004            49.41           49.35
    284703683        358      308570.9       308,062.42        6.99     2050.9      9/1/2004            90.49           90.34
    284803703        358        200000       199,640.92        6.55     1270.7      9/1/2004            74.07           73.94
    285301135        358         55000        54,944.51         9.4     458.47     10/1/2004            68.75           68.68
    285800089        358        135735       135,511.83           7     903.05      9/1/2004            90.49           90.34
    287200181        358        159620       159,620.00        5.45     724.94      9/1/2004            80.00               0
    287300343        358        245000       244,555.82         6.5     1548.6      9/1/2004            72.06           71.93
    287300413        358        374000       373,936.25        5.25     1636.3     10/1/2004            79.57           79.56
    287300440        358        369000       368,999.99        5.75     1768.1      9/1/2004            89.56           89.56
    287500070        358      107312.5       106,975.15        8.25     806.21     10/1/2004            85.85           85.58
    287500116        358         50000        49,899.99        5.99     299.46     10/1/2004            78.74           78.58
    287500168        358         50000        49,943.43        8.85     396.93     10/1/2004            43.10           43.05
    287500185        358         63036        62,959.19        8.49     484.25      9/1/2004            87.55           87.44
    288000713        358        159000       158,711.74         6.5       1005      9/1/2004            58.89           58.78
    148902845        238         20760        20,700.91        9.43     192.57     9/16/2004           100.00           99.97
    148902851        238         23347        23,299.24       11.95     256.26      9/1/2004           100.00           99.98
    148902854        238         16150        16,114.91        11.5     172.23      9/1/2004           100.00           99.98
    242412316        238         26600        26,549.13       12.45     301.28      9/1/2004           100.00           99.96
    243112288        238         23100        23,007.87        11.1     240.01     12/1/2004            95.00           94.94
    245107146        238         63800        63,668.59        11.9     698.06      9/1/2004           100.00           99.96
    245210964        238         37380        37,298.79        11.5     398.64      9/1/2004           100.00           99.96
    245408144        178         39976        39,927.51       10.99      380.4      9/1/2004           100.00           99.98
    248604463        238         35000        34,882.90       12.49     397.41     10/1/2004           100.00           99.93
    250900363        238         47600        47,499.98       11.75     515.85      9/1/2004           100.00           99.96
    251400586        179         57000        56,945.03        9.95     498.12  1  0/19/2004           100.00           99.98
    253803345        358         25000        24,974.87       10.99      237.9      9/1/2004            85.31            85.3
    254504473        238         54579        54,425.06         9.5     508.75      9/1/2004            85.49           85.42
    254604557        358         50000        49,950.61         9.5     420.43      9/1/2004            78.36           78.34
    257403077         58         60000        58,316.28        8.25     1223.8     10/1/2004            73.46           73.12
    257403250        178       37984.5        37,796.24       10.95     430.54      9/1/2004            74.79           74.63
    258514740        178         46000        45,771.96        9.75     487.31      9/1/2004            64.48           64.41
    258912613        178         25000        24,889.53          11     284.15      9/1/2004            66.55           66.52
    285301020        178         30000        29,829.82        8.25     291.05      9/1/2004            57.77           57.69
    287200204        178         39905        39,861.14        8.99      320.8      9/1/2004           100.00           99.98
    287900129        238         39507        39,389.00        9.05     356.73      9/1/2004            79.84           79.78
    240212746        358      126068.3       125,983.69        11.3     1229.3      9/1/2004            75.49           75.44
    243316647        178         65000        64,634.55        8.35     634.38     10/1/2004            43.33           43.09
    243816500        358        162000       161,760.74        7.99     1187.6      9/1/2004            90.00           89.87
    247407634        358        129600       129,375.75        6.74     839.73      9/1/2004            80.00           79.86
    252003664        358         53420        53,361.29        8.99     429.45     10/1/2004            91.63           91.53
    252402995        358         84150        84,029.00        8.09     622.76      9/1/2004            90.00           89.87
    252403020        358        208000       207,751.72        8.59     1612.6      9/1/2004            88.51            88.4
    254806809        178         57500        57,156.13        7.65     537.95      9/1/2004            66.86           66.46
    254806845        358         49600        49,571.78       12.05     512.11      9/1/2004            80.00           79.95
    254907634        238        192000       191,259.79        6.99     1487.4      9/1/2004            80.00           79.69
    254907667        358         84000        83,902.99        8.75     660.83     10/1/2004            80.00           79.91
    255316290        178         91000        90,191.50         6.5     792.71     11/1/2004            73.39           72.74
    255712826        358         62800        62,674.40        5.99     376.12      9/1/2004            80.00           79.84
    258812432        358         65520        65,431.77           8     480.77     10/1/2004            72.00            71.9
    258812611        358       62736.1        62,676.07        9.65      534.4      9/1/2004            70.49           70.39
    285001775        358      147205.5       146,951.29        6.75     954.78      9/1/2004            75.49           75.36
    259916446        358     191181.53       191,112.56       10.99     1819.9      9/1/2004            74.97           74.95
    243711418        358         90000        89,816.95        7.75     644.78      9/1/2004            71.82           71.78
    257801592        358         44000        43,954.16        9.25     361.98     10/1/2004            66.88           66.87
    240011845        358         53560        53,500.64        8.95     429.04      9/1/2004            82.40           82.26
    240621288        358         50000        49,945.16           9     402.32     10/1/2004            50.00           49.95
    241612674        358         69750        69,654.16         7.9     506.95      9/1/2004            90.00           89.88
    242412021        358         50000        49,917.78           7     332.66     10/1/2004            45.87            45.8
    242412450        358        136000       135,847.73         8.9     1084.5     10/1/2004            85.00            84.9
    242817110        358      74453.25        74,295.92         5.7     432.13      9/1/2004            80.49           80.32
    242817322        358         62000        61,912.19        7.75     444.18     10/1/2004            49.60           49.53
    243414610        358         65600        65,474.44         6.3     406.05     10/1/2004            80.49           80.34
    243614492        358         92700        92,573.90        7.95     676.98      9/1/2004            90.00           89.88
    244119408        358         55000        54,946.25        9.55     464.48     10/1/2004            27.23            27.2
    244410681        358         67941        67,262.73        8.95     544.23     10/1/2004            75.49           74.74
    244612492        358         50866        50,764.47           6     304.97      9/1/2004            85.49           85.32
    245107112        358         81900        81,788.59        7.95     598.11      9/1/2004            90.00           89.88
    245107122        358        103946       103,776.77        7.05     695.05      9/1/2004            80.00           79.87
    245107134        358         51500        51,430.51        7.99     377.53      9/1/2004            78.03           77.93
    245304737        358         53900        53,834.45         8.5     414.45      9/1/2004            70.00           69.87
    245304816        358        260000       259,527.72        6.49     1641.7      9/1/2004            80.00           79.85
    245707167        358         86520        86,361.61        6.45     544.03      9/1/2004            79.38           79.23
    246204888        358        200000       199,581.36        5.75     1167.2      9/1/2004            50.00            49.9
    246204941        358         78000        77,874.25         7.1     524.19      9/1/2004            37.14           37.08
    246403870        358        240000       240,000.00        6.15       1230      9/1/2004            56.74               0
    246704220        358         61200        61,135.61         9.2     501.27      9/1/2004            81.60           81.51
    246704336        358        208767       208,387.68        6.49     1318.2      9/1/2004            65.65           65.53
    246806999        358        157600       157,294.32        6.15     960.15     10/1/2004            80.00           79.84
    246807067        358         88000        87,837.03        6.39     549.87      9/1/2004            80.00           79.85
    246807075        358         71250        71,145.81        7.59     502.59      9/1/2004            75.00           74.89
    246807094        358         85000        84,866.98        7.25     579.85     10/1/2004            59.44           59.35
    247304894        358        104763       104,635.35        8.49      804.8      9/1/2004            88.04           87.93
    247407668        358         84800        84,689.23        8.15     631.13     10/1/2004            80.00            79.9
    247602348        358        157500       157,270.13         7.6     1112.1      9/1/2004            90.00           89.87
    249021066        358         86400        86,235.61        6.25     531.98      9/1/2004            80.00           79.85
    249613751        358        204750       204,462.52        8.69       1602     10/1/2004            65.42           65.32
    249613775        358         54950        54,866.36        7.39     380.09      9/1/2004            82.01           81.89
    251200531        358         77600        77,509.43         8.7     607.72     10/1/2004            76.08           75.99
    251300713        358        277775       277,285.88        6.65     1783.2      9/1/2004            90.78           90.54
    251500374        358         81576        81,433.74         6.7      526.4     10/1/2004            92.70           92.54
    252203860        358        218000       217,589.18         6.3     1349.4     10/1/2004            85.49           85.33
    252503340        358        128333       128,212.77        9.75     1102.6      9/1/2004            75.49           75.42
    252703682        238       69246.9        68,975.37        6.85     530.66      9/1/2004            85.49           85.15
    252703929        358         80490        80,370.15         7.5      562.8      9/1/2004            80.49           80.37
    253001279        358        221000       220,515.09         5.5     1254.8      9/1/2004            81.25           81.07
    253001316        358        191900       191,498.32        5.75     1119.9      9/1/2004            84.91           84.73
    253600566        118         50000        49,437.76        7.55     594.82      9/1/2004            58.82           58.16
    253803389        358        249600       249,052.33         5.5     1417.2      9/1/2004            80.00           79.82
    255316265         82         80000        78,565.44        7.95     1244.9      9/1/2004            76.41           75.04
    255410352        178         50000        49,600.61         6.5     435.56     10/1/2004            37.04           36.74
    255912134        358         43172        43,109.30        9.25     355.17     10/1/2004            85.49           85.36
    256409968        358        223708       223,339.45        6.99     1486.8      9/1/2004            80.00           79.87
    257801530        358        239457       238,931.58         5.5     1359.6      9/1/2004            80.49           80.31
    258812079        358        103500       103,374.15         8.5     795.83      9/1/2004            90.00           89.89
    259916268        358        121000       120,879.24        9.45       1013      9/1/2004            73.33           73.26
    284902758        358       97729.2        97,552.02         6.5     617.72      9/1/2004            90.49           90.33
    285700593        178       68416.5        68,010.93        7.75     643.99     10/1/2004            80.49           80.01
    240621307        238         56215        56,065.36        9.95     540.63      9/1/2004            85.00           84.83
    245107123        238       25986.6        25,900.65       11.25     272.67      9/1/2004           100.00           99.93
    245707129        178         92000        91,918.08        9.99     806.69      9/1/2004           100.00           99.98
    246807046        238         39400        39,295.66        9.99     379.96     10/1/2004           100.00           99.95
    246807068        178         22000        21,898.18        10.5     243.19      9/1/2004           100.00           99.91
    249021073        238         21600        21,545.05        10.3     212.76      9/1/2004           100.00           99.95
    250900381        358         60000        59,954.62       10.75     560.09      9/1/2004            43.15           43.14
    253803405        238         62400        62,272.35       11.95     684.91      9/1/2004           100.00           99.96
    253803413        358         77441        77,355.88        8.99     622.56      9/1/2004            77.27           77.25
    255410659        358        120600       120,530.49       11.99     1239.6      9/1/2004            80.00           79.98
    256410033        178         55927        55,901.22       12.99     618.23      9/1/2004           100.00           99.99
    257801454        358         80000        79,887.84         7.8      575.9      9/1/2004            74.85           74.83
    257801518        358         25000        24,980.87        10.7     232.44      9/1/2004            79.86           79.86
    258606672        238         21000        20,965.72        13.7     256.58      9/1/2004           100.00           99.97
    284600865        238         35000        34,930.30       12.15     389.05     10/1/2004           100.00           99.96
    284703627        238       69432.6        69,304.24        12.7     798.67     10/1/2004            80.49           80.44
    287200205        178         52000        51,964.72       11.25     505.06      9/1/2004           100.00           99.99
    148902610        358        100553       100,381.03         6.8     655.54      9/1/2004            90.00           89.85
    240011846        358         82550        82,433.10        7.75      591.4     10/1/2004            65.00           64.91
    240112214        358      74199.03        74,084.12        8.85     589.04     10/1/2004            90.49           90.35
    240516386        358         60450        60,322.25         5.7     350.86      9/1/2004            60.15           60.02
    241416004        358        128333       128,184.64        8.75     1009.6      9/1/2004            75.49            75.4
    242316329        358        200000       199,637.40         6.5     1264.1      9/1/2004            80.00           79.85
    244516377        358       51457.7        51,406.86         9.5     432.69      9/1/2004            70.49           70.42
    244813390        358         60000        59,944.96        9.85     519.91     10/1/2004            75.00           74.93
    245107132        358        277600       277,262.45         8.5     2134.5     10/1/2004            80.00            79.9
    245211029        358         93500        93,338.02        7.99     685.42     10/1/2004            85.00           84.85
    245211039        358         55675        55,599.87        7.99     408.14      9/1/2004            85.00           84.89
    245211046        178         55000        54,639.41        6.59     481.84      9/1/2004            55.56           55.19
    245304796        358        130500       130,253.47           7     868.22      9/1/2004            90.00           89.83
    245408141        358        266000       265,626.31        7.79       1913     10/1/2004            95.00           94.87
    245605466        358        165000       164,700.85         6.5     1042.9      9/1/2004            75.34           75.21
    245605485        358        184410       184,169.15        8.15     1372.5      9/1/2004            90.00           89.88
    246204894        358        204525       204,171.81        6.75     1326.6      9/1/2004            90.90           90.74
    246807085        358         50000        49,944.59        8.95     400.52      9/1/2004            75.76           75.67
    246902789        358         60000        59,832.64        7.55     421.59      9/1/2004            43.80           43.67
    246902932        358        250000       249,680.06        8.25     1878.2      9/1/2004            89.93           89.81
    247407403        358         50000        49,931.15        7.89     363.06      9/1/2004            62.50           62.41
    247407653        358         63750        63,679.21        8.94      510.2      9/1/2004            75.00           74.92
    247602562        358        106000       105,814.70        6.69      683.3      9/1/2004            81.54            81.4
    248604439        178        288000       286,208.76         7.2     2620.9      9/1/2004            80.00            79.5
    249021146        358       89764.5        89,647.24        8.15     668.08      9/1/2004            85.49           85.38
    249519030        358         64000        63,938.75        9.65     545.17      9/1/2004            53.33           53.28
    250900372        358        137600       137,375.57        7.54      965.9      9/1/2004            80.00           79.87
    250900392        358        260100       259,767.13        8.25     1954.1      9/1/2004            90.00           89.83
    251100412        358        594000       594,000.00        6.45     3192.8      9/1/2004            90.00               0
    252003663        358         85000        84,885.32        7.99     623.11      9/1/2004           100.00           99.87
    253500843        358        240500       240,019.96           6     1441.9      9/1/2004            89.74           89.56
    253702891        358        185000       184,683.03        6.79     1204.8      9/1/2004            67.03           66.91
    253702952        358        306400       305,727.71         5.5     1739.7      9/1/2004            80.00           79.82
    254103619        358        205000       204,723.42        7.99     1502.8      9/1/2004            54.67           54.59
    255810326        358         84800        84,706.82        8.99     681.71      9/1/2004            80.00           79.91
    255912087        358         40000        39,946.02        7.99     293.23      9/1/2004            79.21            79.1
    256308075        358         58500        58,409.29        7.35     403.05     10/1/2004            90.00           89.86
    257901399        358        202500       202,197.88        7.49     1414.5      9/1/2004            90.00           89.87
    258412986        358        144000       143,689.92         5.6     826.68      9/1/2004            90.00           89.81
    258811615        358      50221.95        50,163.34         8.7     393.31     10/1/2004            90.49           90.38
    259209251        358         46500        46,465.94        10.9     439.33      9/1/2004            71.87           71.82
    259607343        358         50000        49,956.04       10.05     440.64     10/1/2004            67.29           67.24
    259916275        358        216450       216,157.98        7.99     1586.7      9/1/2004            90.00           89.82
    259916337        238         60000        59,801.67       8.875     535.02     10/1/2004            52.17              52
    284303707        298      286391.5       285,681.24        6.99     2022.3     10/1/2004            85.49           85.28
    285001761        238        200000       199,041.56        8.25     1704.1      9/1/2004            61.82           61.53
    287000098        358        233750       233,383.46        7.24       1593      9/1/2004            85.62           85.49
    287200155        358        202500       202,166.39        6.99     1345.9      9/1/2004            90.00           89.85
    287200192        358        301500       300,979.36        6.75     1955.5     10/1/2004            90.00           89.84
    287500098        358        127000       126,810.51        7.49     887.14     10/1/2004           100.00           99.85
    287500184        358        134300       134,041.50        6.19     821.68      9/1/2004            85.00           84.84
    287900131        358        304000       304,000.00         6.2     1570.7      9/1/2004            80.00              80
    288500060        358        150300       150,052.38        6.99     998.95     10/1/2004            90.00           89.85
    148902862        238         11172        11,143.94        10.4     110.79      9/1/2004           100.00           99.97
    241319564        358         35000        14,899.15        13.3      395.4     12/1/2004            74.89           65.55
    241415814        178         30000        29,856.86       10.75     336.29     10/1/2004            46.07           45.99
    247304892        178         26400        26,376.48        9.99     231.49     10/1/2004           100.00           99.98
    248604471        238         72000        71,842.71       11.49     767.34      9/1/2004           100.00           99.96
    250900373        238         34400        34,322.74       11.25     360.95      9/1/2004           100.00           99.96
    253600489        358         25000        24,987.27       12.55     267.79      9/1/2004            79.57           79.56
    253703082        178         76600        76,555.84       11.99     787.33      9/1/2004           100.00           99.99
    255810397        178         45029        44,840.67        11.6      528.9     10/1/2004            80.00           79.78
    257106541        238         43906        43,816.78          12     483.45      9/1/2004            98.68           98.65
    257801579        358        125000       124,662.38        8.05     921.57     10/1/2004            65.77           65.73
    258514800        358         25000        24,985.61          12     257.16      9/1/2004            70.00           69.99
    258812461        358         25000        24,960.33        12.8     272.65      9/1/2004            79.83           79.79
    284703596        358         29000        28,986.51       12.95     319.67     10/1/2004            70.29           70.28
    287900146        238         76000        75,798.73        9.99     732.92      9/1/2004           100.00           99.95
    288000750        358         50000        49,962.17       10.75     466.75      9/1/2004            73.84           73.83
    148902833        358         94429        94,279.74         7.2     640.98      9/1/2004            90.00           89.86
    240011801        358         57500        57,436.80        8.99     462.25     10/1/2004            73.72           73.64
    240212879        358       52318.5        52,244.40        7.75     374.82     10/1/2004            73.17           73.07
    240919188        358        126000       125,843.61         8.4     959.92      9/1/2004            90.00           89.89
    242617720        358         64000        63,917.24         8.2     478.57     10/1/2004            85.33           85.22
    242617809        358       74050.8        73,993.95       10.75     691.26      9/1/2004            80.49           80.43
    242920031        178         60395        60,009.51         6.9     539.48      9/1/2004            75.49           75.01
    242920538        358        140857       140,708.84         9.2     1153.7      9/1/2004            80.49           80.41
    243518227        358        153000       152,831.87        8.99       1230      9/1/2004            76.50           76.42
    243614410        358       59562.6        59,488.66         8.4     453.78     10/1/2004            80.49           80.39
    243614690        358        142200       141,959.21        6.85     931.78      9/1/2004            90.00           89.85
    245107014        358        210808       210,391.22        6.05     1270.7      9/1/2004            87.84           87.66
    245211079        358      177149.7       176,898.81        7.75     1269.1      9/1/2004            92.70           92.57
    245605480        358        157200       156,953.42        7.75     1126.2      9/1/2004            80.00           79.87
    245707173        358        209000       208,634.84        6.69     1347.3     10/1/2004            73.33           73.21
    245707179        358        151300       151,300.00        6.75     851.06     10/1/2004            85.00              85
    246204805        358        213750       213,447.28        7.75     1531.3     10/1/2004            75.00           74.89
    246204934        358        160000       159,671.38        5.85     943.91      9/1/2004            43.24           43.11
    246204964        358         73000        72,904.64        8.15     543.31      9/1/2004            69.52           69.43
    246403888        358        150000       149,776.64         7.5     1048.8      9/1/2004            60.00           59.91
    246704328        358        324000       323,559.30        7.95     2366.1      9/1/2004            80.00           79.89
    246807115        358        188232       187,921.90        6.99     1251.1      9/1/2004            87.55           87.41
    246902844        358        200600       200,253.60        6.75     1301.1     10/1/2004            85.00           84.85
    246902933        358        143000       142,795.43         7.7     1019.5      9/1/2004           100.00           99.86
    247407616        358        320845       320,493.16           9     2581.6      9/1/2004            72.10           72.02
    247407654        358         68000        67,921.46        8.75     534.96     10/1/2004            80.00           79.91
    247407681        358        112500       112,341.95        7.79     809.08     10/1/2004            76.01           75.91
    247602521        358         88500        88,429.65       10.52     810.87      9/1/2004            64.13           64.08
    248604402        358        125000       124,815.72        7.55     878.31      9/1/2004            26.32           26.28
    249519259        358        328000       327,245.89        5.25     1811.2      9/1/2004            80.00           79.82
    249519335        358      106862.5       106,784.24        10.9     1009.6      9/1/2004            85.49           85.43
    249519421        358         58500        58,417.97         7.8     421.13     10/1/2004            90.00           89.87
    249519588        358       50439.1        50,389.48        9.65     429.66      9/1/2004            85.49           85.41
    249613730        178         50000        49,694.38         7.4     460.67      9/1/2004            61.73           61.35
    250900378        358         71100        71,006.18         8.1     526.68      9/1/2004            90.00           89.88
    250900391        358         70000        69,860.01        5.99     419.24      9/1/2004            66.67           66.53
    251200548        358        125600       125,600.00         6.9      722.2      9/1/2004            80.00              80
    251500377        358         54000        53,907.82         9.2     442.29      9/1/2004            90.00           89.85
    252003677        358         72821        72,778.17        11.9     743.45      9/1/2004            72.10           72.06
    252003679        238        144612       144,071.81        7.25       1143      9/1/2004            92.70           92.35
    252403062        358         55600        55,560.06       10.99     529.08      9/1/2004            34.75           34.71
    253200143        358        220500       220,181.41        7.65     1564.5     10/1/2004            85.47           85.34
    253200526        358         83200        83,106.85         8.9     663.47      9/1/2004            80.00           79.91
    253600330        358         50750        50,700.90         9.6     430.45      9/1/2004            42.29           42.25
    253703088        358        144000       143,741.46        6.55     914.92     10/1/2004            80.00           79.86
    253903675        358     167132.95       166,770.13        7.55     1174.3      9/1/2004            85.49            85.3
    254004065        358        135000       134,755.24         6.5      853.3      9/1/2004            80.36           80.21
    254103575        358        180000       179,870.75       10.99     1712.8      9/1/2004            73.47           73.42
    255410714        358         84000        83,918.76         9.6     712.46      9/1/2004            60.00           59.94
    255612583        118         52800        52,206.28        7.55     628.13     10/1/2004            80.00            79.1
    255712946        358         60000        59,941.97         9.6      508.9      9/1/2004            80.00           79.92
    256706675        358        107000       106,882.42        8.99     860.18     10/1/2004           100.00           99.89
    257204994        358        365500       365,138.25        9.49     3070.7      9/1/2004            85.00           84.92
    258000014        358        420000       420,000.00        5.95     2082.5      9/1/2004            80.00               0
    258000019        178         65250        64,875.82        8.15     629.23     10/1/2004            90.00           89.48
    258811991        178         71400        70,632.83         7.5     661.89     10/1/2004            54.09           53.51
    259104687        358         50065        50,000.37        8.25     376.13     10/1/2004            85.00           84.89
    259406789        358        157000       156,770.41        7.59     1107.5      9/1/2004            22.43            22.4
    284204096        358      125781.1       125,611.38        7.99     922.07      9/1/2004            90.49           90.37
    284803672        358         50000        49,935.36         8.2     373.88      9/1/2004            34.72           34.68
    285101141        358        230823       230,606.74        9.75     1983.1      9/1/2004            85.49           85.41
    285201184        358       59280.2        59,214.50        8.95     474.86      9/1/2004            60.49           60.42
    285700604        358      173053.5       172,836.51        8.35     1312.3      9/1/2004            80.49           80.39
    287200183        358        165000       164,627.58        6.99     1096.7      9/1/2004            66.00           65.85
    287701049        358        155550       155,329.71        7.75     1114.4     10/1/2004            92.70           92.57
    287701051        358        137700       137,310.52        7.91     1001.8     10/1/2004            85.00           84.76
    148902859        238         10492        10,468.75       11.35     110.81      9/1/2004           100.00           99.98
    241415701        358         38000        37,975.31       11.45     374.87      9/1/2004            69.84           69.83
    243711377        358         40900        40,858.30        9.35     339.45      9/1/2004            56.25           56.24
    245408055        178         37000        36,973.42       10.99     352.09      9/1/2004           100.00           99.99
    245605481        238         39300        39,212.28       12.25      439.6     10/1/2004           100.00           99.96
    246204927        238         62000        61,860.21       11.22     649.27      9/1/2004           100.00           99.95
    246807072        178         18400        18,304.97         9.3     189.93     10/1/2004           100.00            99.9
    249119869        238         27500        27,417.23        8.99     247.25      9/1/2004            63.10           63.06
    249519630        238         82000        81,727.48         8.2     696.13      9/1/2004           100.00           99.93
    251200549        178         30400        30,377.44       10.99     289.28      9/1/2004            99.36           99.35
    252003686        238         13400        13,371.84       11.75     145.22     10/1/2004            96.75           96.71
    253702957        358        100000        99,869.15        11.9     1020.9     10/1/2004            79.64           79.61
    253703100        238         36000        35,921.79        11.5     383.92     10/1/2004           100.00           99.96
    258000035        238        105000       104,779.38       11.75     1137.9      9/1/2004           100.00           99.96
    258212780        358         62169        62,102.13       10.75     580.34      9/1/2004            85.49           85.47
    287700005        178         36600        36,572.99       10.99     348.28      9/1/2004           100.00           99.99
    288500092        358         40000        39,970.42        11.5     396.12     10/1/2004            42.09           42.08
    240112271        358         83500        83,355.81        6.75     541.58     10/1/2004            69.58           69.46
    240213071        358     141849.05       141,722.35        9.99     1243.8     10/1/2004            60.49           60.44
    240516137        358       56423.4        56,328.77         6.9     371.61      9/1/2004            85.49           85.35
    240621407        178        149600       148,709.27         7.7     1403.9     10/1/2004            85.00           84.49
    241319328        358         64000        63,872.24           6     383.72      9/1/2004            34.97            34.9
    241513731        358        104000       103,877.38        8.65     810.76      9/1/2004            81.25           81.15
    241612715        130         50000        49,567.44        9.55     613.34     10/1/2004            25.00           24.78
    242316509        358        138000       137,833.91        8.55       1066      9/1/2004            62.73           62.65
    242412452        358         72600        72,443.37        5.59     416.33      9/1/2004            59.02            58.9
    242709425        178         77000        76,491.27         6.5     670.76      9/1/2004            74.76           74.26
    242920616        358         84600        84,429.21        5.95     504.51      9/1/2004            90.00           89.82
    243212260        358        131210       131,024.93        7.77     941.82      9/1/2004            90.49           90.36
    243518156        178         50100        49,883.71       11.25     577.33      9/1/2004            77.08           76.74
    244119655        358        110000       109,763.42         6.3     680.88      9/1/2004            67.48           67.34
    244209216        358      101911.5       101,802.05         9.1     827.35      9/1/2004            75.49           75.41
    244516468        358         85000        84,883.20         7.9     617.79      9/1/2004            68.00           67.91
    245107010        358        200000       199,636.70        6.49     1262.8      9/1/2004            57.14           57.04
    245210965        358        132000       131,821.91        7.99     967.65      9/1/2004            80.00           79.89
    245211070        238         57000        56,766.63        6.49     424.65      9/1/2004            63.33           63.07
    245304785        358        277236       276,814.89         7.4     1919.5      9/1/2004            91.80           91.66
    245408148        358        102800       102,773.47        5.55     475.45      9/1/2004            80.00           79.98
    245605456        358        133450       133,277.47         8.2     997.88      9/1/2004            85.00           84.83
    245707158        358         74984        74,872.13        7.49     523.79      9/1/2004            82.40           82.28
    246008673        358        143000       142,789.20        7.55     1004.8      9/1/2004            57.20           57.12
    246204911        358        105600       105,471.33        8.49     811.23      9/1/2004            80.00            79.9
    246204969        358        180000       179,776.60         8.4     1371.3     10/1/2004            75.00           74.91
    246204984        358        145000       144,756.36        6.89     954.01      9/1/2004            74.36           74.23
    246807076        358        486675       485,818.03        6.65     3124.3     10/1/2004            77.25           77.11
    246807106        178         56800        56,424.74         6.5     494.79      9/1/2004            80.00           79.47
    246807112        358        116000       115,884.21        9.45     971.17      9/1/2004            80.00           79.88
    246902936        358        133000       132,761.21        6.55     845.03      9/1/2004            95.00           94.83
    246902958        358        106555       106,388.24        7.25      726.9     10/1/2004            65.37           65.27
    246902972        358      138957.3       138,708.19         7.7     990.72      9/1/2004            92.70           92.53
    247304839        358        162400       162,400.00         5.9     798.47      9/1/2004            80.00              80
    247407572        358        160602       160,310.27        6.49     1014.1      9/1/2004            92.70           92.53
    247407672        358         84745        84,398.09        6.75     549.66     10/1/2004            91.96           91.59
    247407691        358         60384        60,338.92       10.81      566.4      9/1/2004            81.60           81.54
    250900333        358        200700       200,429.22        7.99     1471.3     11/1/2004            90.20           90.08
    251100429        358        350000       349,349.93       6.375     2183.6     10/1/2004            77.78           77.63
    251300745        358        120510       120,269.00        5.99     721.75      9/1/2004            92.70           92.51
    251600628        358         91290        91,170.76        8.15     679.43      9/1/2004            85.00           84.89
    251600633        358        124000       123,803.44        7.45     862.79      9/1/2004            80.00           79.87
    252003681        358        130500       130,280.31        6.88     857.73     10/1/2004            90.00           89.85
    252003689        358         85680        85,570.34        8.25     643.69      9/1/2004            90.00           89.88
    252003698        358         60300        60,190.62         6.5     381.14      9/1/2004            90.00           89.84
    252402857        358        155850       155,760.15       11.99     1601.9      9/1/2004            69.89           69.85
    252503395        358         70500        70,415.14        8.55     544.59      9/1/2004            75.00           74.86
    252703920        358      108554.6       108,403.89        7.99     795.78      9/1/2004            70.49           70.39
    253300767        358         74000        73,865.82         6.5     467.74      9/1/2004            38.54           38.47
    253300881        358        255000       254,526.38       6.375     1590.9     10/1/2004            80.29           80.14
    253501208        358        343000       342,308.81        5.95     2045.4      9/1/2004            81.67            81.5
    253903644        238         95000        94,672.32         7.9     788.72      9/1/2004            63.76           63.54
    254004025        358        205000       204,774.72        8.99       1648      9/1/2004            78.85           78.76
    254604729        358      187700.8       187,376.67        6.75     1217.4      9/1/2004            84.55            84.4
    254806586        358         62400        62,353.81       10.85     587.19      9/1/2004            80.00           79.94
    254806635        358         76200        76,047.62        5.99     456.37      9/1/2004            45.44           45.35
    255612278        178         41000        40,773.55        8.55     404.95     10/1/2004            29.50           29.33
    255612501        358        101000       100,828.95        6.85     661.82      9/1/2004            50.50           50.41
    255712694        358         67900        67,803.83        7.75     486.45      9/1/2004            84.88           84.75
    255912212        358      205249.5       204,905.32         6.9     1351.8      9/1/2004            80.49           80.36
    256905244        358         62800        62,753.51       10.85     590.96      9/1/2004            85.44           85.38
    257006163        358        203000       202,516.40         5.5     1152.6      9/1/2004            88.26           88.05
    257801612        358        153500       153,163.19         5.5     871.56     10/1/2004            55.82            55.7
    257901127        358        209250       208,944.60         7.6     1477.5      9/1/2004            80.48           80.36
    258514309        358        120000       119,806.55         7.1     806.44     10/1/2004            80.00           79.87
    258812681        358         83000        82,870.11        7.25     566.21      9/1/2004            69.75           69.64
    259209948        358        188078       187,837.31        8.25       1413     10/1/2004            85.49           85.38
    259210045        358         42343        42,294.08        8.75     333.12     10/1/2004            60.49           60.42
    284803575        358        227500       227,087.55         6.5       1438     10/1/2004            70.00           69.87
    285201024        358       88909.6        88,789.64        7.99     651.77      9/1/2004            85.49           85.37
    287300414        358        136000       136,000.00        5.99     678.87     10/1/2004            80.00              80
    287500171        358        193799       193,495.71        7.25     1322.1      9/1/2004            92.29           92.14
    287600171        178         78400        77,944.06        7.99     748.78      9/1/2004            80.00           79.53
    287600179        358     118778.02       118,588.42        7.15     802.24      9/1/2004            85.45           85.32
    288500031        358        193600       193,259.09        6.65     1242.8      9/1/2004            80.00           79.86
    288500106        358        258000       257,536.78        6.55     1639.2      9/1/2004            59.58           59.48
    148902836        238         29185        29,104.25        9.65     274.91      9/1/2004           100.00           99.97
    148902869        238         12045        12,016.09       10.75     122.29      9/1/2004           100.00           99.97
    241513753        238         25000        24,941.89       10.99     257.88      9/1/2004            79.18           79.15
    242316542        238         25000        24,940.79       12.99     292.72      9/1/2004            84.35           84.34
    244119278        178         29800        29,572.57       11.55     349.07     10/1/2004            85.42           85.29
    245408149        178         25700        25,681.54       10.99     244.56      9/1/2004           100.00           99.99
    245605478        238         17980        17,947.42       12.85     208.74      9/1/2004           100.00           99.96
    247304841        238         40600        40,492.49        9.99     391.53      9/1/2004           100.00           99.95
    247601202        238         15900        15,780.37        10.6     159.82     10/1/2004           100.00           99.85
    251600641        238         24000        23,952.84       12.25     268.46      9/1/2004           100.00           99.96
    254203650        358         25000        24,975.30         9.5     210.22      9/1/2004            61.96           61.95
    255410780        178         59986        59,667.47        8.99     608.07     10/1/2004            80.00           79.89
    257801550        358      80831.29        80,584.90        7.99     592.55      9/1/2004            56.81           56.77
    257901380        118         25000        23,503.82       10.75     340.85     10/1/2004            80.49           79.46
    257901481        178         25000        24,898.94       11.95     299.24      9/1/2004            85.47           85.42
    258413042        238         39000        38,895.51         9.9     373.78      9/1/2004           100.00           99.98
    284303588        358         86020        85,932.76       9.375     715.48      9/1/2004            85.49           85.47
    284504181        358         80000        79,910.25        8.89     637.38      9/1/2004            67.87           67.85
    284600772        118         50000        49,451.26        7.99     606.38      9/1/2004            68.09            67.9
    285700663        238         30000        29,932.63       11.25     314.78      9/1/2004            73.43           73.39
    287300415        178         34000        33,969.71        9.99     298.13     10/1/2004           100.00           99.98
    287700008        178         28700        28,681.51       11.49        284      9/1/2004           100.00           99.99
    288000739        358         55000        54,939.56        8.99     442.15     10/1/2004            66.95           66.94
    288000797        358         60000        59,937.54        9.25     493.61     10/1/2004            57.75           57.74
    288500066        358         50000        49,929.19        7.75     358.21      9/1/2004            61.03           61.01
    288500230        178         43000        42,957.53         9.5     361.57      9/1/2004            97.77           97.75
    148902774        358        394975       394,464.36         8.2     2953.4      9/1/2004            60.00           59.92
    148902782        358        120616       120,428.37        7.28     825.27      9/1/2004            90.00           89.86
    240011788        358         68800        68,701.58         7.7     490.52     10/1/2004            80.00           79.89
    240919167        358         87300        87,203.26        8.95      699.3      9/1/2004            90.00            89.9
    241217627        358         85490        85,349.15        6.99      568.2      9/1/2004            85.49           85.35
    241319504        358        381600       381,085.15        7.99     2797.4      9/1/2004            90.00           89.88
    241415910        358       84514.5        84,375.27        6.99     561.71      9/1/2004            80.49           80.36
    241612691        358        148000       147,805.25        10.1     1309.8      9/1/2004           100.00           99.87
    241612782        358      188219.2       188,029.34         9.4     1568.9      9/1/2004            90.49            90.4
    241717233        358         78625        78,483.12        9.65     669.75      9/1/2004            85.00           84.85
    241717326        358        123500       123,406.59       10.75     1152.8     10/1/2004            65.00           64.95
    241917839        358        274500       274,220.29        9.35     2278.2      9/1/2004            90.00           89.91
    242115314        358        136816       136,692.32       10.75     1277.2      9/1/2004            80.48           80.41
    242215892        358         75231        75,152.70        9.25     618.91      9/1/2004            85.49            85.4
    242215898        358        123357       123,268.42       10.99     1173.8      9/1/2004            70.49           70.44
    242316538        358         50000        49,920.18        7.15     337.71     10/1/2004            71.43           71.31
    242412473        358         87710        87,524.66         5.7     509.07      9/1/2004            89.05           88.86
    242412523        358         62400        62,293.28         6.8     406.81      9/1/2004            80.00           79.86
    242709158        238         67400        67,120.37         8.9     602.09      9/1/2004            74.89           74.58
    242709467        358         50000        49,916.14         6.9     329.31      9/1/2004            84.46           84.32
    243212116        358        135700       135,479.82        7.75     972.18      9/1/2004            90.47           90.32
    243316816        358         35000        34,937.59       12.65     377.62     10/1/2004            53.85           53.75
    243316976        358         78750        78,643.97           8     577.84      9/1/2004            75.00            74.9
    243414793        358         95550        95,421.33           8     701.12      9/1/2004            70.00           69.91
    243614679        358        135000       134,776.16        8.25     1014.2      9/1/2004           100.00           99.83
    243711499        358         50000        49,951.12        9.55     422.26      9/1/2004            35.71           35.68
    244209208        178         69700        69,255.48         6.9      622.6      9/1/2004            85.00           84.46
    244209273        358         51294        51,238.91         9.1     416.42     10/1/2004            85.49            85.4
    244410753        358         60000        59,899.37         6.9     395.17      9/1/2004            72.73           72.61
    245106947        238        100137        99,689.47        5.75     703.05     10/1/2004            80.11           79.75
    245107144        358         75000        74,874.22         6.9     493.96      9/1/2004            62.50            62.4
    245107158        358         81000        80,906.95         8.8     640.13      9/1/2004            90.00            89.9
    245107159        358        143685       143,474.88        7.59     1013.5      9/1/2004            92.70           92.56
    245211072        358         83430        83,311.84        7.75     597.71      9/1/2004            92.70           92.57
    245211077        358         98400        98,280.10        8.49     755.92      9/1/2004            80.00            79.9
    245304809        358        104000       103,885.72        8.99     836.06     10/1/2004            80.00           79.91
    245304815        358        139500       139,292.29         7.5     975.41      9/1/2004            90.00           89.87
    245304822        358        157400       157,057.87        5.55     898.65      9/1/2004            53.36           53.24
    245407781        358        189600       189,272.58        6.75     1229.8      9/1/2004            80.00           79.86
    245408130        358        664000       664,000.00        7.25     4011.7      9/1/2004            80.00              80
    245408172        358        112500       112,305.72        6.75     729.68      9/1/2004            90.00           89.84
    245605497        358         88800        88,650.82        7.99     650.97      9/1/2004            59.20            59.1
    245707157        358        155000       154,652.03        6.85     1015.7     10/1/2004           100.00           99.78
    246008581        358        235000       234,582.15         6.6     1500.8      9/1/2004            50.54           50.45
    246008693        358        413000       413,000.00        5.25     1806.9     11/1/2004            73.75           73.75
    246704278        358        121952       121,825.07        9.25     1003.3      9/1/2004            82.40           82.31
    246704293        358     247328.75       246,825.58         5.9       1467      9/1/2004            87.55           87.37
    246704343        358        187680       187,374.45        7.05     1254.9     10/1/2004            81.60           81.47
    246704350        358         76000        75,881.06        7.25     518.46      9/1/2004            43.43           43.36
    246704351        358        234500       234,066.54         6.4     1466.8     10/1/2004            70.00           69.87
    246807066        358         68400        68,299.12        7.84     494.29      9/1/2004            90.00           89.87
    246807095        358        331500       330,949.57        6.95     2194.4      9/1/2004            85.00           84.86
    246807100        358         63963        63,859.87         7.1     429.86      9/1/2004            92.70           92.55
    246807123        358         80750        80,670.25         9.5     678.99      9/1/2004            85.00           84.92
    246902927        358        198000       197,673.81        6.99       1316      9/1/2004            89.59           89.45
    246902944        358         53550        53,477.74        7.99     392.56      9/1/2004            76.50            76.4
    246902980        358         63000        62,923.39         8.5     484.42      9/1/2004            70.00           69.91
    246902984        358        114043       113,813.98        6.09     690.36      9/1/2004            61.48           61.36
    247304849        358        152275       152,254.00        7.05     894.62      9/1/2004            90.64           90.63
    247304867        358        148500       148,299.64        7.99     1088.6      9/1/2004            90.00           89.88
    247304909        358        255660       255,239.22        6.99     1699.2      9/1/2004            91.31           91.16
    247602483        358         71100        71,009.92         8.3     536.66     10/1/2004            90.00           89.89
    247602513        358         97335        97,166.91        6.75     631.32     10/1/2004            72.10           71.98
    247602573        358         54281        54,191.74           7     361.14      9/1/2004            87.55           87.41
    247602635        358        104000       103,837.23        7.25     709.47      9/1/2004            80.00           79.87
    248604454        358        180000       179,715.51         7.2     1221.8      9/1/2004            34.22           34.17
    249021112        358      106862.5       106,751.25        9.25     879.14      9/1/2004            85.49            85.4
    249119925        358      144185.9       143,948.35        6.99     958.31      9/1/2004            75.49           75.37
    249519113        358         47200        47,135.79        7.95      344.7     10/1/2004            80.00           79.89
    249519568        358         40800        40,770.77          11     388.55      9/1/2004            80.00           79.94
    250900404        358        144000       143,705.18        6.89     947.43      9/1/2004            90.00           89.82
    250900405        358         50000        49,759.10         7.7     356.49      9/1/2004            64.52           64.21
    251100432        358        156000       156,000.00        5.99      778.7      9/1/2004            80.00              80
    251600621        358         73233        73,100.80        7.15     494.63      9/1/2004            92.70           92.53
    252003688        358         63036        62,954.32        8.19     470.92      9/1/2004            92.70           92.58
    252003699        358        101970       101,825.59        7.75     730.53      9/1/2004            92.70           92.57
    252003704        358         57400        57,315.38        7.55     403.32      9/1/2004            82.00           81.88
    252003705        358         50000        49,946.29         9.1     405.92      9/1/2004            70.42           70.35
    252403019        358         53100        53,043.56        9.15        433      9/1/2004            90.00            89.9
    252703757        358      136288.5       136,062.20        6.95     902.16      9/1/2004            63.39           63.28
    253000966        238         94900        94,534.14        6.99     735.19      9/1/2004            65.45            65.2
    253001139        358         60200        60,154.46       10.75     561.96      9/1/2004            72.97           72.91
    253200378        358      115827.2       115,703.45       9.125     942.41      9/1/2004            90.49           90.39
    253400702        358         58000        57,901.76        6.85     380.06     10/1/2004            17.58           17.55
    253702890        358        205200       204,852.51        6.85     1344.6     10/1/2004            35.69           35.63
    253703047        358        258000       257,472.63       5.875     1526.2      9/1/2004            74.78           74.63
    253803455        238         50000        49,881.63       10.85        511      9/1/2004            16.13           16.09
    253903682        358      212126.9       211,682.88        5.75     1237.9      9/1/2004            75.49           75.33
    254103706        358        106000       105,852.88        7.85     766.74      9/1/2004            36.55            36.5
    254103746        358        249000       248,548.58         6.5     1573.8      9/1/2004            70.14           70.01
    254604649        358      205249.5       204,928.29        7.25     1400.2      9/1/2004            80.49           80.36
    254604831        358       74201.8        74,129.28        9.55     626.64      9/1/2004            90.49            90.4
    254604938        358        114000       113,761.37        5.75     665.28      9/1/2004            73.55           73.39
    254806659        178         35000        34,854.44       11.65     412.22     10/1/2004            76.09           75.77
    254806756        358        104000       103,859.67        7.99      762.4      9/1/2004            80.00           79.89
    255316025        358        102600       102,468.71        8.25      770.8     10/1/2004            60.00           59.92
    255410662        358         92000        91,856.01        7.25     627.61     10/1/2004            70.77           70.66
    255612170        178         50000        49,687.67        7.15     453.62      9/1/2004            72.99           72.54
    255810332        358         39000        38,858.80       12.85     426.86     10/1/2004            41.05            40.9
    256606533        358         97200        97,058.13         7.6     686.31     10/1/2004            90.00           89.87
    256606561        358        203400       203,093.35        7.45     1415.3      9/1/2004            90.00           89.86
    256805028        358         58500        58,420.31        7.99     428.85      9/1/2004            90.00           89.88
    257503883        358         90400        90,276.42         8.4     688.71      9/1/2004            80.00           79.89
    257701222        358        144784       144,545.48        6.99     962.28     10/1/2004            90.49           90.34
    257701381        358         78000        77,851.24         6.4      487.9      9/1/2004            48.75           48.66
    257901441        358        136500       136,333.69        8.49     1048.6      9/1/2004            70.00           69.91
    258413132        358         60800        60,665.78           7     404.51      9/1/2004            80.00           79.82
    258413247        358         42000        41,929.89         8.2     314.06     10/1/2004            21.00           20.96
    258514650        358        145333       145,028.79        5.75     848.13      9/1/2004            85.49           85.31
    258812387        358         94000        93,889.17        8.65      732.8      9/1/2004            71.76           71.67
    258812792        358        217176       216,782.26         6.5     1372.7     10/1/2004            90.49           90.33
    258912743        358        105000       104,883.66        8.95     841.08      9/1/2004            84.00           83.86
    259006602        358         70300        70,220.89       8.875     559.34      9/1/2004            95.00           94.89
    259104818        358         27000        26,836.39        8.99     217.06      9/1/2004            90.00           89.45
    259916315        358         50000        49,939.83        8.55     386.23      9/1/2004            64.10           64.03
    259916339        358        152000       151,724.44         6.5     960.74      9/1/2004            70.70           70.57
    259916341        358        183600       183,408.10        9.23     1507.8      9/1/2004            85.00           84.91
    283400028        358      375533.5       374,897.59        6.85     2460.7      9/1/2004            90.49           90.34
    284102607        358        109000       108,819.00        6.95     721.53      9/1/2004            70.78           70.66
    284703674        358      142974.2       142,760.37         7.5      999.7      9/1/2004            90.49           90.35
    284803720        238        256666       255,610.15        6.45     1906.1      9/1/2004            75.49           75.18
    285101333        358       57952.8        57,885.86        8.75     455.92     10/1/2004            80.49            80.4
    285800122        358       50674.4        50,588.59        6.85     332.05      9/1/2004            90.49           90.34
    287200201        358        238000       237,511.19        5.85     1404.1      9/1/2004            61.82           61.69
    287200210        358        101000       100,841.94        7.25        689      9/1/2004            34.83           34.77
    287300466        358        346500       346,500.00        6.25     1804.7      9/1/2004            90.00              90
    287500074        358        191518       191,034.49        5.99       1147      9/1/2004            85.12            84.9
    287500187        358        112200       111,975.75        6.75     727.73     10/1/2004            74.80           74.65
    287500193        358         66400        66,334.26        9.49     557.85      9/1/2004            80.00           79.92
    287500202        358         90100        89,978.43        7.99      660.5      9/1/2004            85.00           84.89
    287701037        358         79000        78,862.24         6.7     509.77      9/1/2004            44.13           44.06
    287900136        358        126400       126,400.00           7     737.33     10/1/2004            80.00              80
    287900156        358        318400       318,400.00        5.43     1440.8      9/1/2004            80.00              80
    288000852        358        210000       209,687.31         7.5     1468.4     10/1/2004            72.92           72.81
    288101132        358        116000       115,843.80           8     851.17      9/1/2004            80.00           79.89
    249721219        358         50000        49,929.19        7.75     358.21     10/1/2004            80.65           80.53
    148902831        238         13402        13,363.69         9.4     124.06      9/1/2004           100.00           99.97
    242412534        238         15600        15,562.33        10.7     157.85      9/1/2004           100.00           99.95
    242617774        238         30000        29,928.50        10.8     305.59      9/1/2004            77.42           77.39
    243518317        358         25000        24,982.04       10.99      237.9     10/1/2004            82.80           82.79
    245107154        238         29800        29,727.32      10.625     300.03      9/1/2004           100.00           99.95
    245304810        238         26000        25,939.56       10.99      268.2     10/1/2004           100.00           99.95
    245407782        178         47400        47,365.96       10.99     451.05      9/1/2004           100.00           99.99
    251100433        178         39000        38,971.99       10.99     371.12      9/1/2004           100.00           99.99
    253300584        358         45000        44,937.33        8.75     354.02      9/1/2004            78.06           78.04
    253400666         58         25000        24,342.43        9.99     531.06      9/1/2004            65.76           65.56
    253702984        358         56000        55,946.41        9.65     477.02      9/1/2004            80.20           80.17
    257801572        358        163000       162,817.50         8.9     1299.8      9/1/2004            82.27           82.22
    258514529        238         35000        34,896.78        9.15     318.29      9/1/2004            73.66           73.63
    258606797        238         81000        80,874.59       13.99     1006.7      9/1/2004           100.00           99.97
    259104775        238         21540        21,484.84       10.25     211.45     10/1/2004           100.00           99.97
    284404378        358       33629.1        33,611.75       12.49     358.65      9/1/2004            65.49           65.48
    287500213        238         16000        15,967.43       11.99     176.07      9/1/2004           100.00           99.96
    287900163        178         31600        31,577.30       10.99      300.7      9/1/2004           100.00           99.99
    288000721        358         50000        49,945.04        8.99     401.96      9/1/2004            72.15           72.14
    244516356        358         50000        19,463.67        9.75     429.58      9/1/2004            62.50           24.33
    245210991        358         51000        50,817.21         7.5      356.6     10/1/2004            85.00            84.7
    249224422        358         72000        71,946.00       10.79     674.28      9/1/2004            80.00           79.94
    249721691        358      398425.5       397,667.43        6.25     2453.2      9/1/2004            80.49           80.34
    252003671        358         83430        83,329.58        8.55     644.47      9/1/2004            92.70           92.59
    252203812        358      411420.5       410,652.19        6.99     2734.4      9/1/2004            75.49           75.35
    253001171        358        111600       111,423.25        7.19     756.78      9/1/2004            90.00           89.86
    253001389        358         72500        72,374.79        6.75     470.24      9/1/2004            63.04           62.93
    254907753        358        145600       145,467.86         9.9       1267      9/1/2004            80.00           79.93
    255316212        358         72800        72,686.06        7.25     496.63      9/1/2004            80.00           79.87
    255810305        358        110000       109,827.84        7.25      750.4      9/1/2004            51.40           51.32
    255810432        358        145800       145,655.99         9.5       1226     10/1/2004            60.00           59.94
    259006615        358        101250       101,104.58        7.68     720.48      9/1/2004            75.00           74.89
    259006626        358        207100       206,759.49           7     1377.8      9/1/2004            95.00           94.84
    240212987        358        125000       124,880.38        9.65     1064.8      9/1/2004            77.44           77.42
    240213041        358         65817        65,674.78       10.65     609.45     10/1/2004            85.00           84.92
    288000891        358         50000        49,963.78       10.95     474.28      9/1/2004            71.98           71.97
    243211999        358        561038       559,818.51        5.55     3203.1      9/1/2004            90.49           90.29
    148902725        358        185469       185,184.47        7.35     1277.8      9/1/2004            90.00           89.86
    148902849        358        186365       186,143.91        8.62     1448.9      9/1/2004            90.00           89.89
    240011862        358         76000        75,906.63        8.45     581.69      9/1/2004            80.00            79.9
    240212857        358         90000        89,850.55        6.95     595.76      9/1/2004            31.03           30.98
    240213026        358       69221.4        69,141.45        8.75     544.57      9/1/2004            80.49            80.4
    240213047        358      246132.8       245,594.51         6.5     1555.7     10/1/2004            90.49           90.29
    240213051        358        280519       280,010.42         6.5     1773.1      9/1/2004            90.49           90.33
    240310849        178         57900        57,512.54        6.35     499.61     10/1/2004            76.18           75.67
    240919230        358        218000       217,651.73        8.08     1611.8      9/1/2004           100.00           99.77
    241319593        358         72000        71,904.02        8.05     530.83      9/1/2004            90.00           89.88
    241319607        358         69000        68,874.90         6.5     436.13      9/1/2004            24.21           24.17
    241319626        358      138442.8       138,212.92        6.95     916.42      9/1/2004            80.49           80.36
    242215537        358       91758.6        91,667.96         9.5     771.56      9/1/2004            80.49           80.41
    242215844        358        144000       143,736.81        7.55     1011.8     10/1/2004            80.00           79.85
    242617630        358        117515       117,355.15        7.95      858.2     10/1/2004            80.49           80.38
    242709547        358         54000        53,919.59         7.5     377.58      9/1/2004            90.00           89.87
    242817219        358      107683.1       107,533.65        7.85     778.91      9/1/2004            90.49           90.36
    242817306        358        135000       134,689.40        5.99     808.53     10/1/2004            83.33           83.14
    242920630        106     128741.02       126,958.51         6.3     1564.8      9/1/2004            71.60           70.61
    242920693        358         73800        73,713.87         8.7     577.96      9/1/2004            87.86           87.75
    242920710        358         73800        73,710.26         8.5     567.46      9/1/2004            90.00           89.89
    243111915        358        224500       224,051.04        5.99     1344.6      9/1/2004            80.47           80.31
    243211954        358        106800       106,530.59        5.85     630.06      9/1/2004            85.44           85.22
    243211988        358        316700       316,246.97         7.7     2257.9      9/1/2004            90.49           90.36
    243316859        358         53900        53,872.68       12.57     578.19      9/1/2004            70.00           69.96
    243816514        358         73800        73,690.10         7.5     516.03      9/1/2004            90.00           89.87
    244119523        298         97750        97,588.99         9.5     854.04      9/1/2004            85.00           84.86
    244119784        358         52125        52,020.00        6.25     320.95      9/1/2004            75.00           74.85
    244410750        358         68400        68,324.84        8.99     549.87      9/1/2004            90.00            89.9
    244516568        358        165750       165,502.71        7.49     1157.8      9/1/2004            85.00           84.87
    244612539        358         85490        85,275.62         8.4      651.3     10/1/2004            85.49           85.28
    245107157        358        113900       113,768.44        8.75     896.06      9/1/2004            75.43           75.34
    245107179        118         57500        56,807.43        6.29     646.78     10/1/2004            42.28           41.77
    245211057        358        114782       114,611.09         7.5     802.58      9/1/2004            92.57           92.43
    245211073        358        189600       189,293.14        7.08     1271.6      9/1/2004            80.00           79.87
    245211081        358         79040        78,889.49        6.25     486.67     10/1/2004            80.00           79.85
    245211099        358         64500        64,402.02         7.4     446.59      9/1/2004            57.08           56.99
    245304818        358        140500       140,290.37        7.49     981.44      9/1/2004            96.90           96.75
    245408159        358        127926       127,744.84        7.75     916.48      9/1/2004            92.70           92.57
    245408163        358         91800        91,681.07        8.19      685.8      9/1/2004            90.00           89.88
    245605432        358        286200       285,855.34        8.55     2210.8      9/1/2004            90.00           89.89
    245605482        358         71250        71,170.22         8.9     568.18      9/1/2004            75.00           74.92
    245605501        358        121600       121,427.79        7.75     871.16      9/1/2004            80.00           79.89
    245707168        358        103000       102,792.45        5.95     614.23     10/1/2004            52.82           52.71
    246008721        358        286000       286,000.00        6.44     1534.9      9/1/2004            65.00              65
    246204903        358        310000       309,700.21         9.6     2629.3      9/1/2004            84.93           84.81
    246204933        358        159000       158,888.53        11.1     1526.2      9/1/2004            54.45           54.41
    246204970        358        170000       169,768.78        7.95     1241.5      9/1/2004            49.28           49.21
    246204992        358      141652.5       141,361.57        5.85     835.67      9/1/2004            85.85           85.67
    246704290        358        153000       152,742.92         7.3     1048.9     10/1/2004            90.00           89.85
    246704347        358        205098       204,717.05       6.375     1279.6      9/1/2004            92.70           92.53
    246807108        358         50000        49,932.07        7.99     366.54      9/1/2004            83.33           83.22
    246807116        358         54000        53,930.88        8.25     405.69      9/1/2004            90.00           89.88
    246807117        358         62424        62,287.40         7.7     445.06      9/1/2004            91.80            91.6
    246807119        358         76500        76,361.63         6.6     488.58      9/1/2004            90.00           89.84
    246807127        358         67671        67,560.81        7.05      452.5     10/1/2004            92.70           92.55
    246807129        358         76000        75,873.54        6.94     502.58      9/1/2004            80.00           79.87
    246902948        358        210120       209,877.33        8.75       1653      9/1/2004            87.55           87.45
    246902954        358        260000       259,589.07         7.2     1764.8      9/1/2004            80.00           79.87
    246902963        358        129780       129,555.87        6.75     841.76      9/1/2004            92.70           92.54
    246902975        358         71250        71,156.94        8.15     530.28     10/1/2004            75.00            74.9
    247304885        358        290500       290,500.00         7.9     1912.5      9/1/2004            79.59           79.59
    247407613        358        120390       120,234.03        8.19     899.38      9/1/2004            74.78           74.68
    247407663        358         69600        69,506.09        7.99     510.22      9/1/2004            79.09           78.98
    247407674        358         88065        87,905.33         6.5     556.64      9/1/2004            92.70           92.53
    247407694        358        130243       130,024.59         6.9     857.79      9/1/2004            92.70           92.54
    247602585        358        101970       101,808.82         7.2     692.17     10/1/2004            92.70           92.55
    248604435        358        172000       171,653.39        5.95     1025.7      9/1/2004            80.00           79.84
    248604453        358         97000        96,861.23         7.7     691.58      9/1/2004            75.78           75.67
    248604455        358         88000        87,918.07        9.78        758     10/1/2004            78.57            78.5
    248604464        358         87920        87,813.10         8.5     676.03      9/1/2004            80.00            79.9
    249021206        358        200000       199,581.36        5.75     1167.2      9/1/2004            85.11           84.93
    249119797        359         90000        89,943.19         8.3     679.31     9/15/2004            54.55           54.51
    249318777        358        100800       100,633.94        6.99     669.95      9/1/2004            90.00           89.85
    249319250        358      311496.3       311,122.39        9.75     2676.2     10/1/2004            80.49           80.39
    249519173        358         88539        88,397.46        8.85     702.87      9/1/2004            80.49           80.36
    249613577        358        190000       189,684.93        7.99     1392.8      9/1/2004            84.44            84.3
    250900401        358         53125        53,074.69         9.7     454.48      9/1/2004            85.00           84.92
    250900409        358        140000       139,844.88        8.95     1121.4      9/1/2004            70.00           69.92
    251300717        358        108900       108,780.32        8.99     875.46      9/1/2004            90.00            89.9
    251300744        358        119900       119,752.70        8.45     917.69      9/1/2004           100.00           99.88
    251300748        358         68392        68,289.14        7.45     475.87      9/1/2004            85.49           85.36
    251500369        358        168260       167,924.14           6     1008.8      9/1/2004            88.09           87.92
    251600599        358        220626       220,184.78        5.99     1321.3      9/1/2004            92.70           92.51
    251600624        358        142100       141,888.42         7.5     993.59      9/1/2004            91.68           91.54
    251600638        358         54000        53,902.35        6.85     353.85      9/1/2004            90.00           89.84
    252003655        358         91840        91,739.07        8.99     738.31      9/1/2004            71.75           71.67
    252003702        358         83700        83,592.87        8.25     628.82     10/1/2004            90.00           89.88
    252003723        358        234090       233,744.91        7.55     1644.8      9/1/2004            86.70           86.57
    252402872        358       68772.4        68,624.02        5.59     394.38      9/1/2004            90.49           90.29
    252403069        358         66000        65,927.47        8.99     530.58      9/1/2004            55.00           54.94
    252503108        358        135000       134,802.96         7.6     953.21      9/1/2004            60.00           59.91
    252503374        118         43400        42,911.99        7.55      516.3      9/1/2004            70.00           69.21
    252503375        358        196470       196,186.11        7.65       1394      9/1/2004            65.49            65.4
    252503400        358       57008.7        56,946.05        8.99      458.3     10/1/2004            90.49           90.39
    253001567        358         52000        51,914.33        6.99     345.61      9/1/2004            80.00           79.87
    253200363        358       92563.5        92,412.80        7.05     618.94      9/1/2004            80.49           80.36
    253501183        358        145000       144,687.77         5.6     832.42      9/1/2004            69.05            68.9
    253600468        358         38000        37,965.48       10.45     346.19     10/1/2004            70.05           69.98
    253903628        358        352911       352,313.38        6.85     2312.5      9/1/2004            90.49           90.34
    254103716        358        206500       206,191.91        7.49     1442.5      9/1/2004            79.73           79.55
    254503336        358         96588        96,522.46       11.25     938.13      9/1/2004            80.49           80.44
    254604926        358         50000        49,925.35        7.55     351.33     10/1/2004            58.82           58.74
    254806641        359         39750        39,737.79       11.68     399.11     9/15/2004            75.00           74.98
    255316273        238         58500        58,278.79        7.15     458.84     10/1/2004            64.29           64.04
    255410630        178         45000        44,766.58        9.25     463.14      9/1/2004            63.38           63.05
    255410768        358         88000        87,887.37        8.25     661.12      9/1/2004            80.00            79.9
    255410773        358        115200       115,065.57         8.7     902.17      9/1/2004            80.00           79.91
    255410821        358        109600       109,459.74        8.25     823.39      9/1/2004            80.00            79.9
    255612216        358        165000       164,789.16         8.4       1257      9/1/2004            58.93           58.85
    255612317        358         40750        40,721.74       11.15      392.7      9/1/2004            54.33            54.3
    255612576        238        104000       103,647.88        8.05     873.14      9/1/2004            80.00           79.73
    255612654        358         35000        34,966.86         9.7     299.42      9/1/2004            49.30           49.25
    255713041        358         37800        37,746.86       12.39      400.2      9/1/2004            70.00            69.9
    255810205        118         56800        56,210.42        8.99     719.22      9/1/2004            80.00           79.17
    255810320        298         92800        92,569.85        6.99      655.3     10/1/2004            80.00            79.8
    255810383        358         59000        58,902.79        6.99     392.14      9/1/2004            56.19            56.1
    255810490        358         73400        73,288.50         7.4     508.21      9/1/2004            80.00           79.88
    255810557        238         59150        58,897.09           7     458.59      9/1/2004            60.98           60.72
    255912005        358         45500        45,438.11        7.95     332.28     10/1/2004            52.00           51.93
    256209761        238        108000       107,606.28        7.45     866.75      9/1/2004            90.00           89.67
    257503712        358         72000        71,908.79         8.3     543.45      9/1/2004            59.50           59.43
    257503802        358         50000        49,936.00        8.25     375.64      9/1/2004            33.33           33.29
    257801594        358     533030.15       531,860.60         5.5     3026.5      9/1/2004            85.49            85.3
    258413365        358         90588        90,406.08         6.9     596.62      9/1/2004            75.49           75.34
    258514497        358         47200        47,148.12        8.99     379.45     10/1/2004            80.00           79.91
    258514614        358         85490        85,351.22        8.65     666.46      9/1/2004            75.65           75.53
    258606783        358         77700        77,584.31         7.5     543.29      9/1/2004            53.31           53.23
    258812600        118         75000        74,097.14         6.3        844      9/1/2004            52.82           52.18
    258912707        358         90900        90,757.75        7.25      620.1      9/1/2004            90.00           89.86
    259006605        358        126000       125,872.26       9.375       1048      9/1/2004           100.00            99.9
    259006631        358        285000       284,439.35       6.375       1778     10/1/2004            95.00           94.81
    259104759        358         74700        74,550.61        5.99     447.39     10/1/2004            90.00           89.82
    259209944        358       60905.7        60,771.28        9.75     523.28      9/1/2004            65.49           65.35
    259210052        358         80400        80,342.26       10.99     765.07      9/1/2004            80.00           79.94
    284102494        358         89000        88,851.35        6.95     589.14     10/1/2004            89.00           88.85
    284303771        358        136833       136,603.40        7.99     1003.1      9/1/2004            80.49           80.35
    284504230        358      164140.8       163,846.09        6.55     1042.9      9/1/2004            85.49           85.34
    285001776        358        158500       158,266.35        7.55     1113.7      9/1/2004            68.91           68.81
    285700477        358      248847.5       248,465.72        7.35     1714.5      9/1/2004            90.49           90.35
    285800082        358       50674.4        50,606.85        8.05      373.6      9/1/2004            90.49           90.37
    286900123        298      111076.2       110,876.97        8.99     931.39      9/1/2004            80.49           80.35
    286900133        358      145688.9       145,492.34        7.99       1068      9/1/2004            90.49           90.37
    286900140        358        120000       119,782.43         6.5     758.49      9/1/2004            80.00           79.85
    286900193        358       90148.8        90,055.92         9.3     744.91      9/1/2004            80.49           80.41
    286900195        358        117370       117,119.63        5.65     677.51      9/1/2004            33.53           33.46
    287300457        358        216000       215,608.40         6.5     1365.3      9/1/2004            63.91           63.79
    287500177        358         76014        75,897.98        7.69     541.43      9/1/2004            92.70           92.56
    287500182        358        143582       143,422.89        8.95     1150.1      9/1/2004            87.55            87.4
    287600081        358         76000        75,884.31        7.39      525.7      9/1/2004            80.00           79.88
    287600176        358         67000        66,886.54        6.85     439.03     10/1/2004            50.76           50.67
    287701040        358     241003.12       240,644.28         7.5     1685.1      9/1/2004            92.25           92.11
    288100477        358         83000        82,888.01        7.99     608.45      9/1/2004            45.36           45.29
    288500042        358        142000       141,754.79        6.75     921.01      9/1/2004            77.60           77.46
    148902852        238         20608        20,562.62        11.4     218.36      9/1/2004           100.00           99.98
    148902882        238         20707        20,655.67        10.5     206.74      9/1/2004           100.00           99.98
    240212961        178         27000        26,853.89       10.95     306.04      9/1/2004            74.55            74.5
    240212983        358         25000        24,983.04       11.25     242.82      9/1/2004            83.11            83.1
    242216061        238         27000        26,952.02       12.99     316.14     10/1/2004            95.00           94.97
    242817309        238      30847.95        30,792.32       12.99     361.19     10/1/2004            80.49           80.45
    243711596        358         25000        24,982.28       11.05     239.03     10/1/2004            85.49           85.48
    245211074        178         47400        47,364.68       10.82     444.97      9/1/2004           100.00           99.99
    245211085        238         19760        19,686.72       10.99     203.83     10/1/2004           100.00           99.93
    245408176        178         36000        35,967.67        9.95      314.6      9/1/2004           100.00           99.98
    246008712        358         50000        49,962.17       10.75     466.75      9/1/2004            83.36           83.36
    246204956        238         50000        49,863.43        9.75     474.26     10/1/2004            79.50           79.45
    246807130        178         19000        18,915.96       10.99     215.84      9/1/2004           100.00           99.91
    248604481        238         21980        21,932.80        11.6     235.92      9/1/2004           100.00           99.96
    248604482        238         43000        42,886.12        9.99     414.68      9/1/2004           100.00           99.95
    249021156        118         35400        35,059.86          11     487.64     10/1/2004            85.49            85.3
    249319247        358         25000        24,985.45       11.95      256.2     10/1/2004            80.54           80.53
    249613544        118         47000        46,484.17        7.99        570      9/1/2004            62.71           62.39
    252805420        358         40000        39,953.79        8.75     314.69      9/1/2004            57.15           57.13
    253803376        358         55000        54,966.92        11.8     557.29     10/1/2004            66.75           66.74
    253903620        238         50000        49,849.50        8.99     449.55      9/1/2004            70.76            70.7
    256209535        358         31056        31,035.15        11.3     302.82      9/1/2004            85.49           85.46
    256805237        238         19000        18,965.35        12.8      219.9      9/1/2004           100.00           99.96
    258413253        238         60000        59,831.79        10.8     611.17      9/1/2004            87.83           87.78
    258514197        358         32500        32,482.31       12.25     340.57      9/1/2004            58.65           58.64
    258514816        358         40000        39,975.68       11.75     403.77      9/1/2004            79.34           79.33
    258912819        238         75800        75,568.97        8.89     676.64      9/1/2004            69.90           69.84
    259006619        178         24000        23,985.83       11.88     244.65      9/1/2004           100.00           99.99
    259104779        238          8300         8,277.33        9.75      78.73     10/1/2004           100.00           99.97
    285201382        178        117800       117,732.10       11.99     1210.8      9/1/2004           100.00           99.99
    285800136        358         25000        24,982.04       10.99      237.9     10/1/2004            85.00           84.98
    286900284        238         30000        29,938.96       11.99     330.12      9/1/2004           100.00           99.96
    287300483        358         63000        62,937.11        9.45     527.45      9/1/2004            84.74           84.73
    240011855        358        182400       182,144.27         7.8     1313.1      9/1/2004            80.00           79.89
    240621456        358         73200        73,143.41       10.65     677.82      9/1/2004            60.00           59.95
    241416171        358        136784       136,597.95        7.95     998.91      9/1/2004            85.49           85.37
    242215741        358        104000       103,720.63        7.99      762.4      9/1/2004            24.47            24.4
    242709391        358         59500        59,390.49        8.05     438.67      9/1/2004            85.00           84.84
    245107169        358        157000       156,827.48        8.99     1262.1      9/1/2004           100.00           99.89
    245304836        358        289300       288,856.17        7.35     1993.2      9/1/2004            81.49           81.37
    245707189        358         85680        85,537.73        6.95     567.16      9/1/2004            81.60           81.46
    246403898        358        346000       345,372.72         6.5       2187      9/1/2004            76.89           76.75
    246704364        358        134910       134,735.58         8.2     1008.8     10/1/2004            90.00           89.88
    248604457        358        103600       103,444.18        7.45     720.85      9/1/2004            80.00           79.82
    249319329        358        160000       159,768.88         7.9     1162.9      9/1/2004            55.17           55.09
    249519436        358        226225       225,929.52        8.15     1683.7      9/1/2004            90.49           90.37
    249613718        358         49500        49,418.45        6.99        329      9/1/2004            90.00           89.85
    250900346        358        220000       219,737.94         8.6     1707.2      9/1/2004            80.00            79.9
    251400590        358        149600       149,353.54        6.99     994.29      9/1/2004            85.00           84.86
    251600616        358        138259       137,870.03        7.99     1013.5     10/1/2004            86.96           86.71
    252003735        358        120000       119,802.31        6.99     797.56     10/1/2004           100.00           99.84
    252203639        358        152100       151,740.16        5.25     839.91      9/1/2004            89.79           89.58
    252203926        358      233387.7       233,146.57         9.5     1962.5      9/1/2004            85.49            85.4
    252503339        358       64117.5        64,031.15           8     470.48      9/1/2004            85.49           85.37
    252503421        358        208000       207,647.78        6.85     1362.9      9/1/2004            72.98           72.86
    252703977        358        297806       297,083.84         5.6     1709.7     10/1/2004            78.37           78.18
    252704194        358       94978.2        94,781.27         5.8     557.29     10/1/2004            80.49           80.32
    252805266        358         80000        79,877.27        7.35     551.18      9/1/2004            80.00           79.88
    252805443        358      195590.7       195,362.46         8.7     1531.7      9/1/2004            80.49            80.4
    252805451        358      126369.3       126,148.93         6.7     815.44     10/1/2004            80.49           80.35
    253001079        358      104862.5       104,682.83        6.79     682.93     10/1/2004            83.89           83.75
    253001217        358        199800       199,561.50        8.59     1549.1      9/1/2004            90.00           89.89
    253001310        358       83780.2        83,657.67        7.59     590.98      9/1/2004            85.49           85.36
    253001358        358        118000       117,820.39        7.39     816.21      9/1/2004            84.89           84.76
    253001498        358      97795.35        97,694.40        9.29     807.38      9/1/2004            80.49           80.41
    253200307        358        119000       118,813.78        7.25     811.79      9/1/2004            88.15           88.01
    253400524        298        176000       175,634.61         8.1     1370.1      9/1/2004            89.34           89.15
    253600515        358        104000       103,862.78         8.1     770.38      9/1/2004            80.00           79.89
    253600690        358         48000        47,954.54         9.7     410.64      9/1/2004            80.00           79.92
    253803424        358      585606.5       584,321.60         5.5       3325      9/1/2004            85.49            85.3
    253803479        358        268000       267,514.12         6.5     1693.9      9/1/2004            74.86           74.72
    253803501        358      465118.6       464,267.16        6.45     2924.6      9/1/2004            90.49           90.32
    253903704        358        222750       222,326.18        6.25     1371.5      9/1/2004            75.00           74.86
    254003994        358        200000       199,647.83        6.65     1283.9      9/1/2004            64.52           64.35
    254004033        358         50000        49,895.05         6.6     319.33      9/1/2004            29.24           29.18
    254103724        358      350131.5       349,431.30        5.99       2097      9/1/2004            80.49           80.33
    254504430        358        119600       119,422.69        7.55     840.36      9/1/2004            85.43            85.3
    254504527        358        166500       166,161.99        5.99     997.19      9/1/2004            90.49           90.31
    254604930        358        268509       268,088.80        7.25     1831.7      9/1/2004            65.49           65.39
    254806938        358         43875        43,493.69         8.1     325.01     10/1/2004            75.00           74.35
    255316280        358         80000        79,932.60       10.25     716.89      9/1/2004            59.52           59.45
    255316374        358         52500        52,430.72         8.1      388.9     10/1/2004            75.00            74.9
    255410795        358         45000        44,936.90         7.8     323.95      9/1/2004            75.00           74.89
    255612672         82         68000        66,826.77        8.99     1093.7     10/1/2004            80.00           78.62
    257603794        358       52148.9        52,068.69        7.99     382.29      9/1/2004            85.49           85.36
    258212846        358        140630       140,440.63           8     1031.9     10/1/2004            89.57           89.45
    258302308        358        105300       105,163.86         8.2     787.39      9/1/2004            88.49           88.37
    258302349        358        114840       114,685.37           8     842.66      9/1/2004            87.00           86.88
    258413236        358         50400        50,359.56        10.5     461.03      9/1/2004            80.00           79.94
    258514802        358        187200       186,789.24         5.5     1062.9      9/1/2004            53.65           53.54
    258606693        358        171000       170,822.01        9.25     1406.8      9/1/2004            90.00           89.91
    258606777        358         76941        76,741.05        6.99     511.38     10/1/2004            76.94           76.74
    258812861        358        184000       183,757.22         8.1       1363      9/1/2004           100.00           99.87
    258912561        358      260800.5       260,448.63        7.99     1911.8     10/1/2004            80.00           79.89
    258912582        358        198000       197,705.18         7.5     1384.4      9/1/2004            90.00           89.87
    258912652        358        102000       101,811.10        6.39     637.35      9/1/2004            84.30           84.14
    258912678        238        110000       109,668.93        8.99        989      9/1/2004            80.88           80.64
    259104878        358         49500        49,394.53         6.5     312.88      9/1/2004            90.00           89.81
    259209771        358      221347.5       221,017.39         8.7     1733.4     10/1/2004            80.49           80.37
    259210321        358         98137        97,939.25        5.95     585.23      9/1/2004            71.11           70.97
    259406825        358      126068.3       125,816.17        5.99     755.04      9/1/2004            75.49           75.34
    259607468        358         50000        49,949.56         9.4     416.79      9/1/2004            80.65           80.56
    259607551        358        185400       185,293.12       11.99     1905.6      9/1/2004            90.00           89.95
    283400049        358        257000       256,538.57        6.55     1632.9      9/1/2004            83.44           83.29
    284102326        238      58859.15        58,625.56        6.75     447.55      9/1/2004            70.49           70.21
    284204232        358        176400       176,095.39        6.75     1144.1      9/1/2004            90.00           89.84
    284303792        358        281500       280,882.35         5.5     1598.3      9/1/2004            62.56           62.42
    284504251        358      123149.7       122,983.53        7.99     902.78      9/1/2004            80.49           80.38
    284600689        358        223470       223,002.23        5.75     1304.1      9/1/2004            74.49           74.33
    284703677        358      197268.2       196,943.21        6.99     1311.1      9/1/2004            90.49           90.34
    284803681        358        285000       284,512.64         6.8       1858      9/1/2004            89.06           88.91
    285101393        358        232000       231,617.79        6.99     1541.9      9/1/2004            67.25           67.14
    285201242        358        247921       247,597.20        8.15     1845.2      9/1/2004            85.49           85.38
    285400539        358         52720        52,662.78        9.05      426.1      9/1/2004            80.49            80.4
    286900162        178        240000       238,638.66        8.25     2328.3      9/1/2004            80.00           79.55
    287000092        358        138000       137,848.35        8.99     1109.4      9/1/2004            32.17           32.13
    287200193        358        191100       190,791.91        7.45     1329.7     10/1/2004            78.00           77.87
    287200206        358        267000       266,518.27        6.75     1731.8     10/1/2004            48.55           48.46
    287500223        358         58127        58,055.48        8.45     444.89     10/1/2004            75.49            75.4
    287500224        358        120510       120,347.42        7.99     883.42      9/1/2004            92.70           92.57
    287500236        358        194000       193,661.71         6.7     1251.8      9/1/2004            84.35            84.2
    287600101        358         60000        59,912.24        7.59     423.24     10/1/2004            75.00           74.89
    287600159        178         72000        71,582.09        7.99     687.66      9/1/2004            80.00           79.54
    287600168        358         63650        63,578.74         8.9     507.57      9/1/2004            89.02           88.92
    287900144        358        132000       131,736.52           6     791.41     10/1/2004            80.00           79.84
    288300427        358        232500       232,153.82         7.5     1625.7      9/1/2004            68.38           68.28
    288500133        358        400500       399,821.81        6.85     2624.3      9/1/2004            90.00           89.85
    288500180        358        220000       219,572.82        6.25     1354.6      9/1/2004            39.64           39.56
    289100008        358        166600       166,325.54        6.99     1107.3      9/1/2004            70.00           69.88
    240213082        178         26000        25,989.92       13.75     302.93      9/1/2004           100.00           99.99
    242316666        238         23000        22,959.72        13.1     271.11      9/1/2004           100.00           99.96
    242920756        238         20600        20,548.94        10.5     205.67      9/1/2004           100.00           99.95
    243711550        178      26443.26        26,427.64        11.9     269.97     10/1/2004           100.00           99.99
    244119843        238       43255.5        43,177.68        12.9      503.7      9/1/2004            95.00           94.97
    245211117        238         44000        43,892.21       10.59     441.96      9/1/2004           100.00           99.95
    245304841        178         25200        25,179.83       10.49     230.33      9/1/2004           100.00           99.98
    245408184        178         36000        35,974.14       10.99     342.57      9/1/2004           100.00           99.99
    245408185        178         31000        30,977.74       10.99     294.99      9/1/2004           100.00           99.99
    246403899        178         62000        61,931.87        8.99     498.42      9/1/2004            90.00           89.99
    247601204        238         23600        23,537.50        9.99     227.59      9/1/2004           100.00           99.92
    249519636        238         38000        37,899.36        9.99     366.46      9/1/2004           100.00           99.92
    251200546        238         41100        41,004.48       10.99     423.95      9/1/2004           100.00           99.95
    251300750        178         22500        22,385.33       10.99      255.6     10/1/2004            95.00           94.92
    251500389        238         21940        21,881.88        9.99     211.59      9/1/2004           100.00           99.95
    251500392        238         16950        16,907.98        10.5     169.23      9/1/2004            95.00           94.96
    254103788        238         60000        59,903.29        13.7     733.08      9/1/2004            94.28           94.26
    257006333        238         73000        72,883.15       13.75     894.55      9/1/2004           100.00           99.97
    258514845        358        175000       174,766.74        8.05     1290.2      9/1/2004            83.93           83.89
    259104879        238          5500         5,481.90         9.5      51.27      9/1/2004           100.00           99.97
    259607584        238         69000        68,655.00        10.7     698.18      9/1/2004            92.72           92.56
    284204130        358         35000        34,975.73       11.15     337.29      9/1/2004            82.96           82.95
    284600608        358        115500       115,417.06       10.99     1099.1      9/1/2004            65.22            65.2
    284902790        178         55000        54,656.87        8.85     552.95      9/1/2004            85.42           85.32
    285301210        238         29078        29,020.87       12.25     325.26      9/1/2004            75.49           75.46
    285400582        238         22100        22,062.09       13.25     262.87      9/1/2004           100.00           99.97
    285800116        358      31320.78        31,310.06        14.3     378.57      9/1/2004            70.49           70.49
    287900157        238         33000        32,927.05       11.37     348.98      9/1/2004            99.41           99.37
    288000828        358         57000        56,943.05         9.5     479.29      9/1/2004            81.29           81.27
    288000876        358         49400        49,288.62        9.99     433.16      9/1/2004            85.49           85.46
    288500032        358         52000        51,973.23        12.5     554.98      9/1/2004            63.42           63.41
    148902640        358        213915       213,450.02        5.55     1221.3      9/1/2004            90.00            89.8
    148902832        358        151785       151,567.87         7.7     1082.2      9/1/2004            90.00           89.87
    148902834        358        107082       106,895.26         6.7     690.98     10/1/2004            90.00           89.84
    148902842        358        259195       258,838.87         7.9     1883.8      9/1/2004            90.00           89.88
    148902844        358        137150       136,955.37        7.74     981.62      9/1/2004            89.99           89.86
    148902855        358        113000       112,852.40        8.15     841.01      9/1/2004            90.00           89.88
    242215738        239        220500       220,125.18        7.99       1843      9/2/2004            80.18           80.05
    251300759        359        105000       104,929.40        7.99     769.73     9/15/2004           100.00           99.93
    258000039        358        104000       103,808.87        6.43     652.58     10/1/2004            80.00           79.85
    259104862        358        112200       111,970.61        7.99     822.51      9/1/2004            85.00           84.83
    287200211        359        182900       182,762.81        8.25     1374.1     9/15/2004            59.00           58.96
    287200214        358        450000       449,392.87        7.99     3298.8      9/1/2004            90.00           89.88
    148902884        238         23768        23,703.91        9.85     227.01     10/1/2004           100.00           99.97
    148902885        238         16865        16,831.19        12.1     186.88      9/1/2004           100.00           99.98
    148902894        238         12555        12,527.71        11.5      133.9      9/1/2004           100.00           99.98
    148902895        238         15240        15,197.23        9.54     142.46      9/1/2004            99.99           99.96
    148902898        238         11898        11,870.92       11.15     124.03     10/1/2004           100.00           99.98
    148902909        238         14995        14,952.21        9.41      138.9      9/1/2004           100.00           99.97
    240011878        178         35000        34,843.17       10.85     394.52     10/1/2004           100.00           99.91
    245211043        239         14400        14,353.64       10.99     148.54     9/15/2004           100.00           99.94
    245304830        238         35580        35,497.29       10.99     367.02      9/1/2004           100.00           99.95
    245605493        238         47000        46,908.27        12.3     527.38      9/1/2004           100.00           99.96
    245707187        178         35000        34,978.91       11.79     354.37      9/1/2004           100.00           99.99
    252003733        239         48000        47,943.06        10.8     488.94      9/2/2004           100.00           99.98
    258000048        238         26000        25,942.39       11.35     274.59     10/1/2004           100.00           99.96
    259104950        238          8700         8,673.44       10.25      85.41     10/1/2004           100.00           99.97
    287500201        238         24000        23,950.58        11.9     262.59      9/1/2004           100.00           99.96
    148902751        358        151428       151,202.53         7.5     1058.8      9/1/2004            90.00           89.87
    148902825        358        180000       179,781.13         8.5     1384.1     10/1/2004            90.00           89.89
    148902872        358        123715       123,576.47         8.9     986.56      9/1/2004            90.00           89.85
    243816600        358        156400       156,219.38        8.75     1230.4      9/1/2004            85.00            84.9
    245211120        358        120540       120,400.79        8.75     948.29      9/1/2004            80.00           79.91
    245408146        358        161200       161,200.00        6.25     839.58     10/1/2004            80.00              80
    246902959        358        158000       157,775.34        7.73     1129.8      9/1/2004           100.00           99.86
    246902971        358         78750        78,633.89        7.55     553.34     10/1/2004            75.00           74.89
    246902994        358        253650       253,207.69         6.7     1636.8      9/1/2004            95.00           94.83
    247407679        358        119200       119,200.00        7.35      730.1     10/1/2004            80.00              80
    249808339        239         67500        67,266.45       7.875     559.36     10/3/2004            86.54           86.24
    250900393        359        210000       209,839.08        7.34     1445.4     9/15/2004            61.76           61.67
    252003749        359         60000        59,967.15        8.99     482.35     9/15/2004            42.86           42.83
    148902886        238         12869        12,834.73        9.95     123.77      9/1/2004            95.00           94.99
    148902890        238         16825        16,784.10       10.65     169.68      9/1/2004           100.00           99.98
    148902896        238         13745        13,715.72       11.65     148.01      9/1/2004           100.00           99.97
    245107167        179         42000        41,915.12        11.9     501.38      9/3/2004           100.00           99.96
    245211104        179         33900        33,885.47       10.99     322.59      9/3/2004           100.00           99.99
    245408118        178         24900        24,837.48        9.99     218.34      9/1/2004           100.00           99.95
    245408147        178         40300        40,271.05       10.99     383.49     10/1/2004           100.00           99.99
    245605499        239         31600        31,567.05       11.85     344.65      9/3/2004           100.00           99.98
    247403684        238         29800        29,730.74       10.99     307.39     10/1/2004           100.00           99.95
    250900411        238         29400        29,327.60       10.55     294.52     10/1/2004           100.00           99.95
    251600650        239         48800        48,706.26        9.99     470.61      9/3/2004           100.00           99.96
    258000051        238         75000        74,831.57       11.25     786.95      9/1/2004           100.00           99.96
    259104709        238         11690        11,659.87        9.99     112.74     10/1/2004           100.00           99.97
    259104799        238         11000        10,920.87        9.99     106.08     10/1/2004           100.00           99.93
    259104821        238          7800         7,778.69        9.75      73.99      9/1/2004           100.00           99.97
    287700006        178         29700        29,678.67       10.99     282.62      9/1/2004           100.00           99.99
    287900170        238         27380        27,321.84       11.67     295.21      9/1/2004           100.00           99.96
    148902857        358        164500       164,231.85        7.77     1180.8      9/1/2004            84.99           84.85
    148902892        358        152397       152,162.02       7.325     1047.4      9/1/2004            90.00           89.86
    243212309        359        128800       128,698.52         7.2     874.28     9/15/2004            60.47           60.42
    245107195        358        118395       118,278.06         9.5     995.53      9/1/2004           100.00            99.9
    245304798        358        159200       158,864.75        6.05     959.61      9/1/2004            80.00           79.83
    246205005        358        226746       226,746.00        7.55     1426.6      9/1/2004            91.80               0
    246704286        358        148000       147,736.84         6.6     945.22     10/1/2004            80.00           79.86
    246704378        358        102800       102,650.36        7.75     736.48     10/1/2004            80.00           79.88
    247304914        358        124800       124,565.57        6.75     809.46      9/1/2004            80.00           79.85
    247407662        358         73348        73,267.40        8.99     589.65     10/1/2004            91.80            91.7
    247602365        358         72250        72,179.38        9.55     610.16      9/1/2004            85.50           85.38
    248604448        358        183750       183,528.85        8.55     1419.4      9/1/2004            75.00           74.91
    248604461        358        101700       101,542.42         7.3     697.23      9/1/2004            90.00           89.86
    252003739        358         91773        91,632.19        7.35      632.3      9/1/2004            92.70           92.56
    259006638        358        141000       140,785.82         7.4     976.26     10/1/2004            74.21            74.1
    259916369        359         84000        83,948.58        8.49     645.29     10/1/2004            74.34           74.29
    287600205        358        146625       146,457.75        8.79     1157.7      9/1/2004            85.00            84.9
    287900153        358        193500       193,245.72        8.12     1436.1      9/1/2004            90.00           89.82
    148902913        238         17490        17,453.00        11.7     188.94      9/1/2004           100.00           99.98
    148902918        238         19217        19,161.38        9.99     185.33      9/1/2004           100.00           99.97
    148902919        238         16933        16,889.96       10.31     166.91      9/1/2004           100.00           99.97
    243414932        238         36320        36,248.93        13.3     433.31      9/1/2004           100.00           99.96
    245304846        238         39800        39,701.23       10.49     397.09     10/1/2004           100.00           99.95
    245707198        179         34000        33,986.33       10.45     309.75      9/2/2004           100.00           99.99
    246704289        238         37000        36,859.92         9.4     342.48     10/1/2004           100.00           99.92
    246704307        178         35200        35,174.71       10.99     334.96     10/1/2004           100.00           99.99
    246704377        238         19900        19,854.52        11.6      213.6     10/1/2004           100.00           99.95
    246704381        238         25700        25,646.60       11.88     280.84     10/1/2004           100.00           99.96
    246903019        238         57900        57,755.55        10.5     578.07      9/1/2004           100.00           99.95
    247304916        178         31200        31,172.26          10     273.81      9/1/2004           100.00           99.98
    247403685        238         15000        14,965.14       10.99     154.73      9/1/2004           100.00           99.95
    247403686        178         46000        45,961.66        10.3     413.92      9/1/2004           100.00           99.98
    247403687        238         16200        16,159.58       10.45      161.2      9/1/2004            99.51           99.46
    247601163        238         15600        15,561.83        10.6      156.8      9/1/2004           100.00           99.95
    258000053        239         43000        42,960.73       12.75     496.14     10/1/2004           100.00           99.96
    259104947        238       15542.1        15,500.93        9.99     149.89      9/1/2004           100.00           99.97
    259104964        238          7590         7,572.34       10.99       78.3      9/1/2004           100.00           99.98
    259104976        238         15001        14,909.39       10.25     147.26      9/1/2004           100.00           99.83
    259105017        178          5750         5,723.14        10.7      64.28     10/1/2004           100.00           99.95
    287000105        239         26000        25,930.11       9.875     248.76     10/4/2004           100.00           99.95
    287500190        239         26000        25,933.07        11.2     271.92     10/2/2004           100.00           99.95
    259006641        359        197600       197,459.12         7.7     1408.8     9/20/2004            95.00           94.93
    247304911        239         25000        24,969.95        10.7     252.97     9/15/2004            96.67           96.65
    148902875        359        122995       122,894.18           7     818.29     9/15/2004            90.00           89.92
    240011844        359         50000        49,978.75       10.19     445.83      9/6/2004            71.43            71.4
    242709588        239         50000        49,917.20         8.2     424.47      9/6/2004            80.00           79.87
    246807054        359         50000        49,975.40         9.5     420.43     9/15/2004            76.92           76.89
    257901419        359        105000       104,925.89        7.75     752.24     9/15/2004            63.64           63.59
    258413352        359         50000        49,970.63        8.65     389.79     9/15/2004            71.43           71.39
    247304874        359        184000       184,000.00        7.49     1148.5     9/15/2004            80.00              80
    148902922        239         14525        14,510.01       11.85     158.42      9/3/2004           100.00           99.99
    148902932        239         13667        13,651.93       11.35     144.34      9/3/2004           100.00           99.99
    240011880        179         70417        70,368.36      11.175     679.93     10/2/2004           100.00           99.99
    245408166        179         31000        30,986.26        9.99     271.82      9/6/2004           100.00           99.99
    247304875        179         34500        34,490.10       11.99     354.61      9/6/2004            88.32           88.32
    247601215        239         21540        21,407.00       10.75     218.69     10/6/2004           100.00           99.88
    247601240        239         61200        61,122.99       10.35     604.86      9/6/2004           100.00           99.97
    249519728        179         20600        20,592.32        10.8     193.08      9/6/2004           100.00           99.99
    251200584        239         18800        18,779.81       11.55     201.14     9/15/2004           100.00           99.98
    251600657        239         30100        30,059.58        9.99     290.28     9/15/2004           100.00           99.97
    287200203        239         55600        55,528.19       10.15     542.09      9/3/2004           100.00           99.97
    240011902        359         90600        90,532.09        7.45     630.39     9/15/2004            64.56           64.51
    246704368        359        156750       156,644.41        7.99     1149.1     9/15/2004            95.00           94.94
    251100459        359        333600       333,600.00           6       1668     9/15/2004            80.00              80
    252403058        359        110000       109,939.65        8.99      884.3     9/15/2004            70.51           70.47
    287500150        359        121520       121,520.00        5.75     582.28     9/15/2004            80.00              80
    245707208        179         34000        33,984.63         9.9     295.87      9/3/2004           100.00           99.99
    251100460        179         83400        83,363.03        9.99     731.28      9/4/2004           100.00           99.99
    287500151        179         30380        30,366.12        9.85     263.25      9/3/2004           100.00           99.99
    288500284        179         54500        54,480.52       10.99     518.61     9/21/2004            89.15           89.15
    245707232        359         84300        84,240.50        7.75     603.94      9/9/2004            56.20           56.16
    247407752        359        100000        99,941.86         8.7     783.14     9/15/2004            80.00           79.95
    247602563        359        122400       122,344.68         9.9     1065.1      9/4/2004            90.00           89.96
    249021041        359         84000        83,940.11         7.7     598.89     9/15/2004            80.00           79.94
    259210232        359        143431       143,350.16        8.85     1138.6     9/15/2004            75.49           75.45
    248604465        359        176400       176,400.00        5.35     786.45     10/1/2004            80.00              80
    245605454        359         84000        83,939.50        7.65        596     9/15/2004            80.00           79.94
    245408174        179         40000        39,985.70       10.99     380.63      9/9/2004           100.00           99.99
    245605455        239         21000        20,972.83       11.59     225.26      9/4/2004           100.00           99.97
    246403909        179         90000        89,724.25       10.99     1022.4      9/9/2004           100.00           99.94
    248604500        179         44100        44,082.66       10.55     405.05     10/1/2004           100.00           99.99
    284803845        239         60000        59,944.08        12.6     685.92     9/15/2004           100.00           99.96
    284803857        179         36400        36,386.73        10.9      343.9     9/15/2004           100.00           99.99
    285001953        239         58600        58,535.37       11.35     618.89     9/15/2004           100.00           99.98
    245107117        359        106200       106,144.94        9.25     873.69     9/15/2004            90.00           89.95
    245107194        359         89690        89,631.26        8.12     665.64     9/15/2004           100.00           99.93
    245408195        359        191999       191,999.00        6.75       1080     9/15/2004            80.00              80
    248604476        359        108000       107,926.79        7.95     788.71     9/15/2004            90.00           89.94
    252003756        359         55000        54,977.43       10.35     496.95     9/15/2004            59.78           59.76
    253501301        359        232000       231,858.00        8.45     1775.7     9/15/2004            80.00           79.95
    148902928        239         24460        24,430.40       10.65     246.68      9/5/2004           100.00           99.99
    148902945        239         25504        25,478.18       11.99     280.65     10/1/2004           100.00           99.98
    245211076        179         18000        17,993.85        11.2     174.15     9/10/2004           100.00           99.99
    245211128        179         24500        24,467.44       10.65     226.87     9/10/2004           100.00           99.97
    245408190        179         46400        46,383.42       10.99     441.53     9/10/2004           100.00           99.99
    245408194        179         48000        47,982.84       10.99     456.76      9/5/2004           100.00           99.99
    246008760        179         81000        80,974.96       11.65     811.42     9/15/2004           100.00           99.99
    251500404        239         24000        23,969.37        10.5     239.62     9/15/2004           100.00           99.97
    252003751        239         31000        30,904.12        8.99     278.72  1  0/10/2004            98.11           98.05
    148902893        359        345990       345,990.00        6.95     2003.9     10/1/2004            79.36           79.36
    240011890        359         74900        74,859.00        8.99     602.13     9/15/2004           100.00           99.95
    245107143        359         67050        67,016.67        9.45     561.35     9/15/2004            90.00           89.96
    245107212        359         93500        93,400.47        8.99     751.65     9/15/2004            85.00           84.91
    245304851        359        111000       110,912.25         7.7     791.39     9/15/2004           100.00           99.92
    246704398        359      75744.38        75,688.16         7.5     529.62     9/15/2004            76.51           76.45
    248604487        359         80000        79,958.52        9.25     658.15     9/15/2004           100.00           99.95
    287900173        359        102000       102,000.00        6.25     531.25     10/1/2004            80.00              80
    148902903        239         23418        23,388.91       10.45     233.02     10/1/2004           100.00           99.98
    243711628        179      31423.82        31,348.53        12.4     332.94     9/11/2004           100.00           99.95
    246204983        239         64000        63,933.09       11.75     693.58      9/6/2004           100.00           99.98
    246807151        179         56000        55,979.99       10.99     532.88     9/11/2004           100.00           99.99
    247601258        179         15300        15,263.04        9.99     164.33      9/6/2004           100.00           99.95
    251300771        178         48000        47,982.84       10.99     456.76     10/1/2004            81.55           81.55
    287700010        179         40800        40,781.91        9.99     357.75      9/6/2004           100.00           99.99
    287900175        179         25500        25,492.18       11.69     256.23     10/1/2004           100.00           99.99
    254807018        359         61800        61,757.81        11.4     607.29     9/15/2004            60.00           59.96
    257901499        358        110000       109,939.78        8.99      884.3     10/1/2004           100.00           99.95
    257901569        359        172300       172,204.89        8.95     1380.2     9/15/2004            98.46            98.4
    285001994        239         38200        38,161.33       11.99     420.35     9/12/2004           100.00           99.98
    148902867        359        108215       108,126.25           7     719.96     9/15/2004            84.40           84.33
    246205011        359        116000       115,914.76        7.55     815.07     9/13/2004            51.33           51.29
    250900415        359        133125       133,048.40        8.75     1047.3     9/15/2004            75.00           74.96
    253600794        179         73500        73,290.40        8.15     708.79     9/13/2004            79.03           78.81
    254806891        179         53000        52,846.13           8      506.5     9/13/2004            43.44           43.32
    255316007        359         50000        49,975.92         9.6     424.08     9/15/2004            39.06           39.04
    255612840        359         81600        81,545.13        7.99     598.19     9/13/2004            80.00           79.95
    283400021        359       67186.1        67,138.19         7.7     479.02     9/15/2004            75.49           75.44
    148902937        239         19980        19,953.62        9.98     192.55      9/9/2004           100.00           99.98
    240011876        239         45587        45,414.38       11.25     478.33      9/9/2004           100.00           99.92
    247304939        179         28600        28,575.01       10.49     261.41     9/13/2004           100.00           99.98
    247403689        239         28400        28,364.91       10.49     283.35     9/13/2004           100.00           99.98
    247601222        239         42200        42,144.06        9.95     405.85     9/13/2004           100.00           99.97
    248604516        239         25400        25,366.51        9.99     244.95      9/9/2004           100.00           99.95
    253903773        359         55000        54,913.18        8.15     409.34     9/30/2004            53.99           53.96
    287500242        179         26400        26,389.00       10.28     237.16      9/9/2004            68.56           68.55
    287700014        239         41000        40,951.04       10.75     416.25     9/13/2004           100.00           99.98
    148902535        359        309477       309,477.00           5     1289.5     10/1/2004            90.00              90
    240112275        359        106200       106,130.88        8.15      790.4     9/14/2004            90.00           89.94
    242115450        359         71706        71,668.73        9.25     589.91     9/14/2004            75.48           75.44
    245107220        359        128250       128,156.70         7.6     905.55     10/1/2004            95.00           94.86
    245707233        359         71250        71,210.17        8.89     567.67     10/1/2004            75.00           74.92
    246008779        359        298185       297,932.75        6.84     1951.9     10/1/2004            75.49           75.36
    246403897        359        483916       483,538.49        7.25     3301.2     10/1/2004            80.65           80.53
    251100451        359        293550       293,212.56        5.25       1621     9/15/2004            71.60           71.52
    252402974        359      197200.5       197,045.12         7.2     1338.6     9/15/2004            80.49           80.43
    252704441        239         57600        57,515.80        9.25     527.54     9/14/2004            80.00           79.88
    252704460        179      36302.35        36,097.94        8.05     347.98     9/14/2004            70.49           70.09
    253001670        359        190000       189,872.25        7.99     1392.8     9/15/2004           100.00           99.93
    253501198        359        241568       241,351.73        6.55     1534.8     9/15/2004            75.49           75.42
    254704501        359         64000        63,947.43        6.99     425.37     9/15/2004            80.00           79.93
    255410989        119         55000        54,396.38        7.99     667.02  1  0/14/2004            30.56           30.22
    258000055        359        138500       138,423.87        8.97     1111.4     9/15/2004           100.00           99.95
    258302252        359        165657       165,545.62        7.99     1214.4     9/14/2004            55.04              55
    258606928        359        192000       191,836.30         6.8     1251.7     9/15/2004            61.94           61.88
    258812218        359         73600        73,573.69       10.99     700.36     9/15/2004            80.00           79.94
    283400014        359         90000        89,939.48        7.99     659.77     9/15/2004            58.06           58.03
    285201463        359        136000       135,908.55        7.99     996.98     9/15/2004            85.00           84.94
    287800006        359        112000       111,920.94        7.75     802.39     10/1/2004           100.00           99.86
    242115669        359        120000       119,910.94         7.5     839.06     9/15/2004            80.00           79.94
    148902917        179         34386        34,370.75        9.99     301.51     10/1/2004           100.00           99.99
    148902940        239         13502        13,484.78       10.25     132.55     10/1/2004           100.00           99.97
    240213230        239         33000        32,941.36       12.99     386.39  1  0/14/2004           100.00           99.96
    242115734        239         30000        29,973.49       12.99     351.26     9/14/2004           100.00           99.98
    242412449        239         25000        24,967.04        9.99     241.09     9/14/2004           100.00           99.97
    243212425        239         27400        27,374.11        12.5     311.31     9/14/2004           100.00           99.98
    246008761        239         27800        27,770.93       11.75     301.28     10/1/2004           100.00           99.96
    246704412        239         18400        18,375.45         9.9     176.35     9/10/2004           100.00           99.97
    248604517        179         42350        42,339.28       12.55     453.63     9/10/2004           100.00           99.99
    257106644        239         36200        36,172.17          14     450.16     9/14/2004           100.00           99.98
    258413375        239         77000        76,898.47        9.99     742.56     9/14/2004           100.00           99.97
    284404473        179         55000        54,973.78        9.65     468.51     9/15/2004            94.89           94.88
    287700013        239         23160        23,133.21       10.99      238.9     9/10/2004           100.00           99.98
    240011893        359        154500       154,385.11        7.49     1079.2     10/1/2004            75.37           75.31
    243415030        359         90750        90,674.87        6.95     600.72     9/15/2004            75.00           74.94
    243518465        359        112200       112,163.34        11.4     1102.6     10/1/2004            60.00           59.96
    245211143        359        101000       100,944.25        8.95     809.04     10/1/2004           100.00           99.89
    246008717        359        322595       322,303.36         6.5       2039     10/1/2004            70.90           70.77
    246008768        359        440273       440,273.00        6.49     2381.1     10/1/2004            88.05               0
    246807163        359        144320       144,201.46        6.99      959.2     9/15/2004            80.00           79.93
    248604511        359        196000       196,000.00        6.65     1086.2     9/15/2004            80.00              80
    246807185        179         36080        36,000.57       10.99     409.86     9/11/2004           100.00           99.96
    248604519        179         49000        48,981.94       10.85      461.1     9/11/2004           100.00           99.99
    249519922        239         30000        29,946.69       12.99     351.26  1  0/16/2004            97.65           97.62
    284703898        239         28000        27,965.58       10.53     280.12     10/1/2004           100.00           99.95
    287600245        239         24880        24,847.19        9.99     239.94     9/11/2004           100.00           99.97
    246807172        359         71200        71,139.29         6.8     464.18     9/12/2004            80.00           79.93
    246903015        359        212000       211,822.76         6.9     1396.2     9/15/2004            80.00           79.93
    287701079        359         65120        65,085.08        9.09      528.2     9/15/2004            81.40           81.36
    287701093        359        190713       190,561.24        7.15     1288.1     9/15/2004            95.00           94.92
    289100007        239         64490        64,383.20         8.2     547.48     10/1/2004            59.99           59.79
    245605525        359        118000       117,920.66        7.99     865.02     10/1/2004            47.42           47.35
    148902969        179         41240        41,218.61        9.25     339.28     10/1/2004           100.00           99.99
    246008774        239         49980        49,916.28       10.25     490.63     10/1/2004           100.00           99.95
    246903017        239         53000        52,948.38      12.275     593.77     9/12/2004           100.00           99.98
    251300780        179         22200        22,192.67       11.35     217.31     9/15/2004           100.00           99.99
    259104830        239          7260         7,243.12       10.99      74.89     9/13/2004           100.00           99.98
    245107127        359        115200       115,131.49        8.59     893.15     9/15/2004            90.00           89.95
    245605524        359        115728       115,644.66        7.65     821.11     9/15/2004            80.00           79.94
    286900142        359        104000       103,940.16        8.75     818.17     9/18/2004            80.00           79.95
    245211169        179         50000        49,690.51         7.5     463.51  1  0/13/2004            42.55           42.29
    245408222        179         32000        31,919.68        9.75     274.93  1  0/13/2004           100.00           99.95
    245605510        239         28932        28,888.72        11.6     310.54     9/13/2004           100.00           99.97
    259105089        239         12490        12,474.69       10.55     125.12     9/13/2004           100.00           99.99
    259105099        239          9300         9,285.17       10.99      95.94     9/13/2004           100.00           99.98
    259105125        239          7500         7,489.44        9.99      72.33     9/15/2004           100.00           99.99
    246902939        359         73789        73,728.51           7     490.93     10/1/2004            92.70           92.55
    259406930        359        256000       255,827.87        7.99     1876.7     10/1/2004            80.00           79.89
    245107156        359         99400        99,345.59        8.99     799.08     10/1/2004            70.00           69.96
    288100568        359         85500        85,442.51        7.99     626.78     10/1/2004            90.00           89.88
    148902948        359        116318       116,229.92         7.4     805.37     10/1/2004            80.00           79.88
    252403079        359         54400        54,363.42        7.99     398.79     10/1/2004            85.00           84.94
    253903747        179      274184.7       273,391.64        7.99     2618.7     10/1/2004            90.49           89.96
    256707129        359      183694.7       183,571.19        7.99     1346.6     10/1/2004            90.49           90.43
    148902968        359        225000       224,799.35        6.57     1432.5     10/1/2004            59.94           59.89
    287300485        359        271000       271,000.00        6.65     1501.8     10/1/2004            70.00               0
    246704407        359         68000        67,954.62        8.09     503.24     10/1/2004            85.00           84.94
    242412632        359         54000        53,964.13        8.05     398.12     10/1/2004            79.41           79.36
    247602705        359         66759        66,711.88        7.75     478.27     10/1/2004            86.70           86.58
    148902975        359        194600       194,430.46        6.69     1254.4     10/1/2004            63.25           63.14
    246807211        359         64000        63,961.22         8.5     492.11     10/1/2004            80.00            79.9
    240311038        239         67500        67,385.26        7.99     564.18     10/1/2004            90.00           89.85
    242709774        179         50000        49,857.41        8.15     482.17     10/1/2004            51.02           50.87
    253600901        179         97600        97,317.69        7.99     932.16     10/1/2004            80.00           79.54
    285301208        359      152172.2       152,071.12        8.05     1121.9     10/1/2004            85.49           85.38
    252704469        359         52000        51,965.81         8.1     385.19     10/1/2004            74.29           74.19
    286900215        359        171931       171,815.39        7.99     1260.4     10/1/2004            90.49           90.37
    255316667        239         58400        58,317.96         9.5     544.37     10/1/2004            76.74           76.63
    245304883        359         52000        51,965.11           8     381.56     10/1/2004            80.00           79.89
    240516738        359         81000        80,945.65           8     594.35     10/1/2004            90.00           89.88
    259406676        359         78000        77,947.55        7.99      571.8     10/1/2004            50.16           50.09
    241319800        359         86400        86,342.61        8.05     636.99     10/1/2004            80.00           79.95
    253903995        359        100000        99,932.76        7.99     733.07     10/1/2004            70.43           70.41
    246807158        359         88425        88,360.02        7.55     621.32     10/1/2004            75.00           74.94
    148903026        359        111056       110,976.82         7.7     791.79     10/1/2004            84.74           84.62
    240011965        359      116996.8       116,909.97         7.5     818.06     10/1/2004            80.00           79.88
    246807264        359        112064       111,988.65        7.99     821.51     10/1/2004            82.40           82.29

                                                              INITIAL      PERIODIC                                    PREPAYMENT
     LOAN ID    OTS DELIQUENCY       INDEX         MARGIN       CAP           CAP             FLOOR       CEILING         TERM

    246302646         0-29            6ML           7.49         2             1               7.19         14.19          24
    259915889         0-29            6ML           8.32         3             1               9.65         16.65          0
    259006474         0-29            6ML           7.35         1             1                8.7          14.7          0
    247304152         0-29            6ML           7.49         2             1               7.24         14.24          36
    256605025         0-29            6ML            8.5         2             1               8.25         15.25          60
    259915786         0-29            6ML           7.53         3             1               8.75         15.75          12
    247407081         0-29            6ML           8.24         3             1               7.99         14.99          36
    248604031         0-29            6ML            8.6         2             1               8.35         15.35          24
    259800408         0-29            6ML          11.95         3            1.5              9.25         16.25          24
    241216444         0-29            6ML              8         2             1               7.75         14.75          60
    258109404         0-29            6ML           7.75         2             1                7.5          14.5          36
    258911462         0-29            6ML            8.3         2             1               8.05         15.05          60
    254502486         0-29            6ML           7.75         2             1                7.5          14.5          60
    242615879         0-29            6ML           10.7         2             1              10.45         17.45          36
    246806199         0-29            6ML           7.55         2             1                7.3          14.3          0
    284202712         0-29            6ML           7.24         2             1               6.99         13.99          60
    245407678         0-29            6ML            8.5         2             1               8.25         15.25          24
    246806431         0-29            6ML           7.24         2             1               6.99         13.99          0
    247304245         0-29            6ML           7.84         2             1               7.59         14.59          12
    245706619         0-29            6ML           6.64         2             1               6.39         13.39          60
    246902537         0-29            6ML              8         2             1               7.75         14.75          24
    254202280         0-29            6ML           7.24         2             1               6.99         13.99          36
    247601859         0-29            FIX              0         0             0                  0             0          36
    245210429         0-29            6ML            8.9         2             1               8.65         15.65          0
    245605169         0-29            6ML           8.23         2             1               7.98         14.98          0
    247304331         0-29            6ML           6.05         2             1                5.8          12.8          0
    255711714         0-29            FIX              0         0             0                  0             0          0
    259915532         0-29            6ML           8.25         3             1              7.875        13.875          36
    252003226         0-29            6ML           7.24         2             1               6.99         13.99          24
    259915376         0-29            6ML           7.05         3             1               7.55         13.55          24
    259006397         0-29            FIX              0         0             0                  0             0          0
    246806552         0-29            6ML            6.7         2             1               6.45         13.45          24
    259915658         0-29            FIX              0         0             0                  0             0          0
    241612033         0-29            FIX              0         0             0                  0             0          0
    246806613         0-29            6ML            7.1         2             1               6.85         13.85          0
    148902432         0-29            6ML            6.5         2             1               6.25         13.25          0
    246806620         0-29            FIX              0         0             0                  0             0          60
    259800424         0-29            FIX              0         0             0                  0             0          0
    246902601         0-29            6ML           7.04         2             1               6.79         13.79          0
    259006395         0-29            6ML              6         3            1.5              7.75         14.75          0
    259915967         0-29            6ML           7.98         3            1.5              7.63         14.63          0
    245210619         0-29            6ML            7.8         2             1               7.55         14.55          24
    253500292         0-29            6ML           6.75         2             1                6.5          13.5          0
    259915626         0-29            FIX              0         0             0                  0             0          36
    148902469         0-29            FIX              0         0             0                  0             0          0
    246008005         0-29            6ML           6.84         2             1               6.49         13.49          24
    247407325         0-29            6ML           5.75         2             1                5.5          12.5          24
    247304599         0-29            6ML           5.35         2             1                  5            12          36
    285700034         0-29            6ML           5.35         2             1                  5            12          60
    259006350         0-29            FIX              0         0             0                  0             0          0
    259915952         0-29            6ML           8.75         3             1              8.875        14.875          36
    258606156         0-29            FIX              0         0             0                  0             0          0
    255911400         0-29            FIX              0         0             0                  0             0          0
    258811792         0-29            FIX              0         0             0                  0             0          0
    258811146         0-29            FIX              0         0             0                  0             0          0
    259406214         0-29            FIX              0         0             0                  0             0          0
    259915803         0-29            FIX              0         0             0                  0             0          12
    259104004         0-29            FIX              0         0             0                  0             0          0
    242708818         0-29            FIX              0         0             0                  0             0          60
    242816638         0-29            FIX              0         0             0                  0             0          60
    245605312         0-29            FIX              0         0             0                  0             0          0
    246008171         0-29            FIX              0         0             0                  0             0          60
    246806816         0-29            FIX              0         0             0                  0             0          60
    247602199         0-29            FIX              0         0             0                  0             0          0
    256209118         0-29            FIX              0         0             0                  0             0          60
    257503202         0-29            FIX              0         0             0                  0             0          0
    285001389         0-29            FIX              0         0             0                  0             0          0
    254703912         0-29            FIX              0         0             0                  0             0          60
    241120909         0-29            FIX              0         0             0                  0             0          60
    250900264         0-29            6ML           9.85         2             1                9.5          16.5          0
    251400456         0-29            6ML            8.1         3             1               7.75         14.75          36
    253702490         0-29            6ML          6.225         2             1              5.875        12.875          24
    258811955         0-29            FIX              0         0             0                  0             0          60
    259915919         0-29            6ML           9.09         3             1               9.59         15.59          24
    240620650         0-29            6ML            9.2         2             1               8.85         15.85          60
    246008144         0-29            6ML           5.94         3            1.5              5.59         12.59          36
    259915898         0-29            6ML            8.2         3             1               8.95         14.95          24
    259915905         0-29            6ML            7.3         3             1                7.8          13.8          24
    259915936         0-29            6ML           6.25         3             1               6.75         12.75          24
    285200840         0-29            FIX              0         0             0                  0             0          60
    287300090         0-29            6ML           6.85         2             1                6.5          13.5          24
    259006433         0-29            6ML           6.99         3             1               7.99         14.99          24
    245106919         0-29            6ML           7.95         3             1                7.6          14.6          36
    245706865         0-29            6ML            6.9         2             1               6.55         13.55          24
    246704142         0-29            6ML           7.45         2             1                7.1          14.1          24
    247304616         0-29            FIX              0         0             0                  0             0          60
    251200426         0-29            FIX              0         0             0                  0             0          60
    251500276         0-29            FIX              0         0             0                  0             0          60
    254806132         0-29            FIX              0         0             0                  0             0          0
    287300075         0-29            6ML              6         2             1               5.65         12.65          24
    287300097         0-29            6ML           5.34         3             1               4.99         11.99          36
    245106882         0-29            6ML           7.25         3             1                6.9          13.9          36
    246007948         0-29            FIX              0         0             0                  0             0          24
    259104144         0-29            FIX              0         0             0                  0             0          0
    259104213         0-29            FIX              0         0             0                  0             0          0
    259915949         0-29            FIX              0         0             0                  0             0          24
    285200689         0-29            FIX              0         0             0                  0             0          60
    259915917         0-29            6ML              7         3             1                7.5          13.5          24
    247602246         0-29            FIX              0         0             0                  0             0          60
    255611909         0-29            FIX              0         0             0                  0             0          60
    255911550         0-29            FIX              0         0             0                  0             0          60
    259104280         0-29            FIX              0         0             0                  0             0          0
    251400470         0-29            6ML            9.1         3             1               8.75         15.75          36
    251600492         0-29            FIX              0         0             0                  0             0          36
    255509547         0-29            FIX              0         0             0                  0             0          0
    259915951         0-29            6ML           7.93         3            1.5             7.625        14.625          24
    259915962         0-29            FIX              0         0             0                  0             0          60
    259916032         0-29            6ML           6.75         3             1               6.25         12.25          36
    288100217         0-29            FIX              0         0             0                  0             0          0
    259104188         0-29            FIX              0         0             0                  0             0          0
    285700201         0-29            FIX              0         0             0                  0             0          0
    245106860         0-29            FIX              0         0             0                  0             0          60
    246403768         0-29            6ML              7         3             1               6.65         13.65          36
    247407473         0-29            FIX              0         0             0                  0             0          36
    253702267         0-29            6ML              6         2             1               5.75         12.75          36
    255611900         0-29            FIX              0         0             0                  0             0          0
    255911646         0-29            FIX              0         0             0                  0             0          60
    259915991         0-29            FIX              0         0             0                  0             0          0
    287300153         0-29            FIX              0         0             0                  0             0          36
    245605345         0-29            FIX              0         0             0                  0             0          0
    246008201         0-29            FIX              0         0             0                  0             0          0
    247304668         0-29            FIX              0         0             0                  0             0          0
    251400496         0-29            FIX              0         0             0                  0             0          0
    240011681         0-29            6ML           6.84         2             1               6.49         13.49          36
    242920203         0-29            FIX              0         0             0                  0             0          60
    243414166         0-29            6ML            9.3         2             1               8.95         15.95          0
    244208878         0-29            6ML           7.05         2             1                6.7          13.7          60
    244515965         0-29            FIX              0         0             0                  0             0          0
    246204746         0-29            FIX              0         0             0                  0             0          36
    246806852         0-29            FIX              0         0             0                  0             0          36
    247304663         0-29            6ML           7.04         3             1               6.69         13.69          36
    247407428         0-29            6ML            8.1         2             1               7.75         14.75          24
    247407470         0-29            FIX              0         0             0                  0             0          36
    251100289         0-29            6ML            5.3         3            1.5              4.95         11.95          12
    251300582         0-29            6ML           7.84         2             1               7.49         14.49          24
    254907274         0-29            FIX              0         0             0                  0             0          0
    256605970         0-29            6ML              7         2             1               6.65         13.65          60
    257603459         0-29            6ML           9.34         2             1               8.99         15.99          36
    259006424         0-29            FIX              0         0             0                  0             0          36
    259916091         0-29            FIX              0         0             0                  0             0          60
    287300081         0-29            FIX              0         0             0                  0             0          0
    240011606         0-29            6ML           7.78         2             1               7.43         14.43          36
    259916004         0-29            6ML            7.3         2             1               7.15         14.15          0
    241612439         0-29            FIX              0         0             0                  0             0          0
    244118764         0-29            FIX              0         0             0                  0             0          0
    245106927         0-29            FIX              0         0             0                  0             0          0
    245304662         0-29            FIX              0         0             0                  0             0          60
    247403653         0-29            FIX              0         0             0                  0             0          0
    247403654         0-29            FIX              0         0             0                  0             0          0
    250900274         0-29            FIX              0         0             0                  0             0          0
    251500279         0-29            FIX              0         0             0                  0             0          0
    251600487         0-29            FIX              0         0             0                  0             0          0
    253903241         0-29            FIX              0         0             0                  0             0          60
    284600579         0-29            FIX              0         0             0                  0             0          60
    242114617         0-29            FIX              0         0             0                  0             0          0
    242709009         0-29            FIX              0         0             0                  0             0          60
    245106932         0-29            FIX              0         0             0                  0             0          60
    245210793         0-29            FIX              0         0             0                  0             0          60
    245304668         0-29            6ML           6.34         2             1               5.99         12.99          24
    245407958         0-29            6ML           7.35         2             1                  7            14          36
    245706850         0-29            6ML            8.1         3             1               7.75         14.75          36
    245706947         0-29            6ML           6.94         2             1               6.59         13.59          36
    245706971         0-29            6ML            6.6         2             1               6.25         13.25          24
    246008259         0-29            6ML            6.1         2             1               5.75         12.75          60
    246902777         0-29            6ML           7.84         2             1               7.49         14.49          0
    248604298         0-29            FIX              0         0             0                  0             0          0
    248604304         0-29            6ML              7         2             1               6.65         13.65          0
    251200461         0-29            FIX              0         0             0                  0             0          60
    251300634         0-29            6ML            8.2         3             1               7.85         14.85          36
    252003486         0-29            6ML           8.34         2             1               7.99         14.99          36
    253702422         0-29            FIX              0         0             0                  0             0          60
    255410262         0-29            6ML           8.34         2             1               7.99         14.99          0
    257503028         0-29            FIX              0         0             0                  0             0          0
    257801045         0-29            FIX              0         0             0                  0             0          24
    259607147         0-29            6ML            9.3         2             1               8.95         15.95          60
    259800491         0-29            FIX              0         0             0                  0             0          36
    284600413         0-29            6ML            5.6         2             1               5.25         12.25          60
    284902247         0-29            6ML            6.2         2             1               5.85         12.85          60
    287300074         0-29            FIX              0         0             0                  0             0          12
    287600025         0-29            6ML           6.05         2             1                5.7          12.7          36
    287900032         0-29            6ML            6.6         3            1.5              6.25         13.25          24
    287900037         0-29            6ML           7.45         2             1                7.1          14.1          0
    241917442         0-29            6ML           7.85         2             1                7.5          14.5          60
    250900286         0-29            6ML          10.24         2             1               9.89         16.89          0
    287500020         0-29            6ML            7.6         3            1.5              7.25         14.25          24
    245210757         0-29            FIX              0         0             0                  0             0          0
    245304664         0-29            FIX              0         0             0                  0             0          36
    245706992         0-29            FIX              0         0             0                  0             0          0
    247403658         0-29            FIX              0         0             0                  0             0          0
    247403659         0-29            FIX              0         0             0                  0             0          0
    251300580         0-29            FIX              0         0             0                  0             0          0
    254003416         0-29            FIX              0         0             0                  0             0          0
    256409605         0-29            FIX              0         0             0                  0             0          0
    257603443         0-29            FIX              0         0             0                  0             0          36
    258110819         0-29            FIX              0         0             0                  0             0          60
    258412641         0-29            FIX              0         0             0                  0             0          60
    259104185         0-29            FIX              0         0             0                  0             0          0
    259104221         0-29            FIX              0         0             0                  0             0          0
    284203736         0-29            FIX              0         0             0                  0             0          60
    284403517         0-29            FIX              0         0             0                  0             0          60
    284503875         0-29            FIX              0         0             0                  0             0          0
    288000389         0-29            FIX              0         0             0                  0             0          60
    246403774         0-29            6ML            7.2         2             1               6.85         13.85          0
    255612044         0-29            FIX              0         0             0                  0             0          0
    284803156         0-29            FIX              0         0             0                  0             0          60
    241917599         0-29            FIX              0         0             0                  0             0          60
    242920113         0-29            FIX              0         0             0                  0             0          60
    243111948         0-29            FIX              0         0             0                  0             0          60
    244118758         0-29            FIX              0         0             0                  0             0          0
    245304691         0-29            6ML           8.34         2             1               7.99         14.99          36
    245605334         0-29            FIX              0         0             0                  0             0          0
    245605355         0-29            FIX              0         0             0                  0             0          0
    245605363         0-29            6ML           7.75         2             1                7.4          14.4          0
    245706943         0-29            6ML            7.3         3             1               6.95         13.95          0
    246008280         0-29            FIX              0         0             0                  0             0          60
    246403784         0-29            FIX              0         0             0                  0             0          0
    246902752         0-29            FIX              0         0             0                  0             0          60
    247602280         0-29            FIX              0         0             0                  0             0          60
    251100286         0-29            FIX              0         0             0                  0             0          0
    251300591         0-29            6ML           7.85         2             1                7.5          14.5          24
    251400487         0-29            FIX              0         0             0                  0             0          60
    251400500         0-29            6ML              8         2             1               7.65         14.65          24
    252502851         0-29            FIX              0         0             0                  0             0          0
    254906815         0-29            FIX              0         0             0                  0             0          0
    255911618         0-29            FIX              0         0             0                  0             0          60
    256209120         0-29            FIX              0         0             0                  0             0          60
    256606034         0-29            6ML           6.33         2             1               5.98         12.98          60
    257402847         0-29            FIX              0         0             0                  0             0          0
    259006356         0-29            6ML           7.74        1.5           1.5               7.8          14.8          24
    259916000         0-29            FIX              0         0             0                  0             0          60
    287200092         0-29            FIX              0         0             0                  0             0          0
    287300229         0-29            6ML           6.59         2             1               6.24         13.24          24
    259006421         0-29            6ML              8         3            1.5              8.99         15.99          36
    259006423         0-29            6ML              8         3            1.5              7.75         14.75          36
    242315977         0-29            FIX              0         0             0                  0             0          60
    243816143         0-29            FIX              0         0             0                  0             0          0
    245407895         0-29            FIX              0         0             0                  0             0          0
    245407965         0-29            FIX              0         0             0                  0             0          0
    245407971         0-29            FIX              0         0             0                  0             0          0
    245605357         0-29            FIX              0         0             0                  0             0          0
    245605365         0-29            FIX              0         0             0                  0             0          0
    246403817         0-29            FIX              0         0             0                  0             0          0
    246806864         0-29            FIX              0         0             0                  0             0          0
    247403664         0-29            FIX              0         0             0                  0             0          0
    247600996         0-29            FIX              0         0             0                  0             0          0
    247601040         0-29            FIX              0         0             0                  0             0          0
    251100324         0-29            FIX              0         0             0                  0             0          0
    251600494         0-29            FIX              0         0             0                  0             0          0
    252203595         0-29            FIX              0         0             0                  0             0          0
    254504033         0-29            FIX              0         0             0                  0             0          60
    259104120         0-29            FIX              0         0             0                  0             0          0
    259104264         0-29            FIX              0         0             0                  0             0          0
    284102003         0-29            FIX              0         0             0                  0             0          60
    284203723         0-29            FIX              0         0             0                  0             0          0
    284403685         0-29            FIX              0         0             0                  0             0          0
    284600561         0-29            FIX              0         0             0                  0             0          0
    284803233         0-29            FIX              0         0             0                  0             0          60
    287200069         0-29            FIX              0         0             0                  0             0          60
    148902543         0-29            6ML            5.8         2             1               5.45         12.45          24
    241318756         0-29            6ML            8.6         2             1               8.25         15.25          60
    242816765         0-29            6ML            9.5         2             1               9.15         16.15          60
    243414398         0-29            6ML           9.85         2             1                9.5          16.5          0
    244516053         0-29            6ML           9.55         2             1                9.2          16.2          0
    245304699         0-29            FIX              0         0             0                  0             0          0
    245304700         0-29            6ML            8.7         2             1               8.35         15.35          24
    245407974         0-29            FIX              0         0             0                  0             0          36
    246008199         0-29            FIX              0         0             0                  0             0          60
    246008232         0-29            6ML           6.34         2             1               5.99         12.99          12
    246008252         0-29            6ML           5.34         2             1               4.99         11.99          60
    246704190         0-29            6ML            6.4         2             1               6.05         13.05          0
    246806872         0-29            6ML            7.3         2             1               6.95         13.95          36
    246902604         0-29            6ML           9.25         3             1                  9            16          36
    247304523         0-29            6ML           7.85         2             1                7.5          14.5          0
    251400515         0-29            FIX              0         0             0                  0             0          60
    252003501         0-29            FIX              0         0             0                  0             0          60
    252402606         0-29            FIX              0         0             0                  0             0          60
    252502626         0-29            6ML           8.84         2             1               8.49         15.49          0
    253100446         0-29            6ML            7.1         2             1               6.75         13.75          60
    253600242         0-29            FIX              0         0             0                  0             0          60
    253903204         0-29            6ML           5.85         3            1.5               5.5          12.5          60
    255315385         0-29            FIX              0         0             0                  0             0          0
    255315409         0-29            FIX              0         0             0                  0             0          60
    255612138         0-29            6ML            6.6         2             1               6.25         13.25          0
    256208937         0-29            FIX              0         0             0                  0             0          60
    256208996         0-29            6ML              8         2             1               7.65         14.65          60
    256209015         0-29            FIX              0         0             0                  0             0          60
    256307749         0-29            6ML            9.2         2             1               8.85         15.85          36
    258606334         0-29            6ML            8.6         2             1               8.25         15.25          60
    258811638         0-29            FIX              0         0             0                  0             0          0
    258811753         0-29            6ML            6.3         2             1               5.95         12.95          60
    258811852         0-29            FIX              0         0             0                  0             0          42
    258811929         0-29            6ML              8         2             1               7.65         14.65          60
    259405972         0-29            FIX              0         0             0                  0             0          60
    284303048         0-29            FIX              0         0             0                  0             0          60
    285700110         0-29            FIX              0         0             0                  0             0          60
    287200083         0-29            6ML            5.8         3            1.5              5.45         12.45          36
    287200090         0-29            FIX              0         0             0                  0             0          0
    287300024         0-29            6ML            6.6         3            1.5              6.25         13.25          24
    287300190         0-29            6ML           6.75         3            1.5               6.4          13.4          36
    287500015         0-29            FIX              0         0             0                  0             0          60
    287500035         0-29            FIX              0         0             0                  0             0          60
    287900024         0-29            6ML           7.05         2             1                6.7          13.7          0
    287900040         0-29            6ML            5.9         3            1.5              5.55         12.55          0
    257402921         0-29            6ML           7.34         2             1               6.99         13.99          0
    259915979         0-29            FIX              0         0             0                  0             0          36
    240621013         0-29            FIX              0         0             0                  0             0          60
    243112020         0-29            FIX              0         0             0                  0             0          0
    245210820         0-29            FIX              0         0             0                  0             0          0
    246008364         0-29            FIX              0         0             0                  0             0          24
    246704191         0-29            FIX              0         0             0                  0             0          0
    249224264         0-29            FIX              0         0             0                  0             0          0
    250900291         0-29            FIX              0         0             0                  0             0          0
    251400519         0-29            FIX              0         0             0                  0             0          0
    252003529         0-29            FIX              0         0             0                  0             0          36
    252804948         0-29            FIX              0         0             0                  0             0          60
    253500515         0-29            FIX              0         0             0                  0             0          0
    253803054         0-29            FIX              0         0             0                  0             0          0
    256606108         0-29            FIX              0         0             0                  0             0          0
    259104317         0-29            FIX              0         0             0                  0             0          0
    285700232         0-29            FIX              0         0             0                  0             0          60
    244208891         0-29            FIX              0         0             0                  0             0          60
    245106890         0-29            6ML           10.3         2             1               9.95         16.95          0
    245706986         0-29            6ML            8.3         2             1               7.95         14.95          36
    247407370         0-29            6ML            8.6         2             1               8.25         15.25          24
    251500261         0-29            FIX              0         0             0                  0             0          24
    259916323         0-29            6ML          10.35         2             1              11.85         17.85          0
    287600003         0-29            FIX              0         0             0                  0             0          60
    287900058         0-29            6ML           7.65         2             1                7.3          14.3          24
    243112039         0-29            FIX              0         0             0                  0             0          24
    245407956         0-29            FIX              0         0             0                  0             0          60
    246403775         0-29            FIX              0         0             0                  0             0          0
    247304715         0-29            FIX              0         0             0                  0             0          12
    251200445         0-29            FIX              0         0             0                  0             0          0
    251500262         0-29            FIX              0         0             0                  0             0          0
    251600535         0-29            FIX              0         0             0                  0             0          0
    284102040         0-29            FIX              0         0             0                  0             0          36
    287900060         0-29            FIX              0         0             0                  0             0          0
    240011705         0-29            FIX              0         0             0                  0             0          60
    245407918         0-29            FIX              0         0             0                  0             0          36
    245605358         0-29            6ML            7.8         2             1               7.45         14.45          0
    245605367         0-29            6ML           7.25         2             1                6.9          13.9          0
    245706969         0-29            6ML           7.34         2             1               6.99         13.99          36
    245707009         0-29            6ML           7.65         2             1                7.3          14.3          36
    247407509         0-29            6ML           8.02         2             1               7.67         14.67          36
    251100338         0-29            6ML           5.85         3            1.5               5.5          12.5          0
    251600549         0-29            6ML            7.7         3             1               7.35         14.35          36
    252203458         0-29            6ML            8.1         2             1               7.75         14.75          0
    255809990         0-29            FIX              0         0             0                  0             0          0
    259006367         0-29            6ML           8.73         2             1               8.58         15.58          0
    259916049         0-29            FIX              0         0             0                  0             0          24
    246806821         0-29            FIX              0         0             0                  0             0          60
    148902614         0-29            FIX              0         0             0                  0             0          60
    245407915         0-29            FIX              0         0             0                  0             0          0
    245407927         0-29            FIX              0         0             0                  0             0          0
    245605359         0-29            FIX              0         0             0                  0             0          0
    245605368         0-29            FIX              0         0             0                  0             0          0
    246204752         0-29            FIX              0         0             0                  0             0          36
    247403662         0-29            FIX              0         0             0                  0             0          0
    247403663         0-29            FIX              0         0             0                  0             0          60
    252003524         0-29            FIX              0         0             0                  0             0          36
    257603529         0-29            FIX              0         0             0                  0             0          36
    259104328         0-29            FIX              0         0             0                  0             0          0
    259104334         0-29            FIX              0         0             0                  0             0          0
    259104352         0-29            FIX              0         0             0                  0             0          0
    259104390         0-29            FIX              0         0             0                  0             0          0
    287900065         0-29            FIX              0         0             0                  0             0          0
    240011717         0-29            6ML           7.04         2             1               6.69         13.69          36
    241217171         0-29            6ML            9.9         2             1               9.55         16.55          60
    242412083         0-29            6ML           7.65         2             1                7.3          14.3          24
    242709152         0-29            FIX              0         0             0                  0             0          60
    245106891         0-29            FIX              0         0             0                  0             0          36
    245106903         0-29            FIX              0         0             0                  0             0          60
    245106982         0-29            6ML           8.02         2             1               7.67         14.67          36
    246403808         0-29            6ML           5.15         2             1                4.8          11.8          36
    246403821         0-29            FIX              0         0             0                  0             0          0
    246806760         0-29            6ML              8         2             1               7.75         14.75          24
    246806890         0-29            FIX              0         0             0                  0             0          60
    246902734         0-29            6ML            7.6         2             1               7.25         14.25          36
    247304694         0-29            6ML            7.1         3            1.5              6.75         13.75          36
    247407443         0-29            6ML           8.99         2             1               8.64         15.64          0
    247407516         0-29            FIX              0         0             0                  0             0          60
    247407524         0-29            FIX              0         0             0                  0             0          60
    248604327         0-29            6ML           6.15         2             1                5.8          12.8          36
    259006378         0-29            6ML          7.548         1             1              7.625        14.125          36
    259916012         0-29            6ML          8.771         3            1.5              8.85         15.85          24
    259916307         0-29            6ML           6.85         2             1               7.95         13.95          0
    285300755         0-29            FIX              0         0             0                  0             0          60
    287300136         0-29            6ML            5.8         2             1               5.45         12.45          24
    247407510         0-29            6ML            8.9         2             1               8.55         15.55          36
    246403809         0-29            FIX              0         0             0                  0             0          0
    246403822         0-29            FIX              0         0             0                  0             0          0
    247403652         0-29            FIX              0         0             0                  0             0          0
    247403655         0-29            FIX              0         0             0                  0             0          0
    247403665         0-29            FIX              0         0             0                  0             0          0
    251200452         0-29            FIX              0         0             0                  0             0          0
    259104281         0-29            FIX              0         0             0                  0             0          0
    259104310         0-29            FIX              0         0             0                  0             0          0
    259104363         0-29            FIX              0         0             0                  0             0          0
    259406357         0-29            FIX              0         0             0                  0             0          60
    284404078         0-29            FIX              0         0             0                  0             0          60
    244208865         0-29            6ML            9.2         2             1               8.85         15.85          60
    245605377         0-29            6ML            5.2         2             1               5.05         12.05          0
    246902748         0-29            6ML           6.85         3             1                6.5          13.5          24
    248604334         0-29            6ML            7.4         2             1               7.05         14.05          36
    251400529         0-29            6ML           6.85         2             1                6.5          13.5          36
    245210785         0-29            FIX              0         0             0                  0             0          36
    245605378         0-29            FIX              0         0             0                  0             0          0
    246204781         0-29            FIX              0         0             0                  0             0          36
    246704168         0-29            FIX              0         0             0                  0             0          0
    246704225         0-29            FIX              0         0             0                  0             0          0
    251400530         0-29            FIX              0         0             0                  0             0          0
    251600511         0-29            FIX              0         0             0                  0             0          0
    252003542         0-29            FIX              0         0             0                  0             0          36
    254604144         0-29            FIX              0         0             0                  0             0          12
    259104362         0-29            FIX              0         0             0                  0             0          0
    287200124         0-29            FIX              0         0             0                  0             0          0
    148902618         0-29            6ML            7.7         2             1               7.55         14.55          0
    245304720         0-29            6ML           7.05         2             1                6.9          13.9          24
    245706965         0-29            6ML           7.85         3             1                7.5          14.5          36
    246704222         0-29            6ML           7.69         2             1               7.54         14.54          24
    252003493         0-29            6ML           7.84         2             1               7.49         14.49          36
    254604418         0-29            6ML            6.6         2             1               6.25         13.25          60
    255712588         0-29            FIX              0         0             0                  0             0          0
    257503414         0-29            6ML            9.6         2             1               9.25         16.25          0
    258912373         0-29            FIX              0         0             0                  0             0          60
    287200121         0-29            6ML           6.34         2             1               5.99         12.99          36
    242316094         0-29            6ML           7.14         2             1               6.99         13.99          24
    148902654         0-29            FIX              0         0             0                  0             0          0
    240212653         0-29            FIX              0         0             0                  0             0          0
    241415587         0-29            FIX              0         0             0                  0             0          0
    243211956         0-29            FIX              0         0             0                  0             0          0
    247304713         0-29            FIX              0         0             0                  0             0          36
    247601021         0-29            FIX              0         0             0                  0             0          0
    250900261         0-29            FIX              0         0             0                  0             0          0
    287200123         0-29            FIX              0         0             0                  0             0          36
    245106901         0-29            6ML           9.34         2             1               8.99         15.99          0
    246902803         0-29            6ML            7.1         2             1               6.75         13.75          36
    255911526         0-29            FIX              0         0             0                  0             0          60
    256209279         0-29            FIX              0         0             0                  0             0          60
    287900038         0-29            6ML           5.95         3             1                5.6          12.6          36
    248604313         0-29            FIX              0         0             0                  0             0          0
    249318870         0-29            FIX              0         0             0                  0             0          0
    250900297         0-29            FIX              0         0             0                  0             0          0
    251100329         0-29            FIX              0         0             0                  0             0          0
    251500290         0-29            FIX              0         0             0                  0             0          12
    284403821         0-29            FIX              0         0             0                  0             0          36
    284703222         0-29            FIX              0         0             0                  0             0          0
    287200129         0-29            FIX              0         0             0                  0             0          60
    287500000         0-29            FIX              0         0             0                  0             0          60
    288100023         0-29            FIX              0         0             0                  0             0          0
    148902612         0-29            6ML           7.25         2             1                6.9          13.9          0
    148902627         0-29            6ML           6.65         2             1                6.5          13.5          0
    243414283         0-29            FIX              0         0             0                  0             0          60
    243614271         0-29            6ML           7.75         2             1                7.4          14.4          60
    245106984         0-29            6ML            9.1         2             1               8.75         15.75          0
    245106993         0-29            FIX              0         0             0                  0             0          60
    245408052         0-29            6ML           6.45         2             1                6.5          13.5          36
    245706995         0-29            FIX              0         0             0                  0             0          60
    246902737         0-29            6ML            6.6         2             1               6.25         13.25          24
    248604290         0-29            6ML           7.45         3             1                7.1          14.1          36
    249020710         0-29            FIX              0         0             0                  0             0          60
    251100348         0-29            6ML            5.9         3            1.5              5.75         12.75          36
    255612034         0-29            FIX              0         0             0                  0             0          0
    255712567         0-29            FIX              0         0             0                  0             0          0
    259916043         0-29            FIX              0         0             0                  0             0          36
    287500026         0-29            6ML           7.44         3             1               7.09         14.09          36
    245707005         0-29            FIX              0         0             0                  0             0          60
    148902652         0-29            FIX              0         0             0                  0             0          0
    148902658         0-29            FIX              0         0             0                  0             0          0
    245106960         0-29            FIX              0         0             0                  0             0          0
    246008318         0-29            FIX              0         0             0                  0             0          0
    247304773         0-29            FIX              0         0             0                  0             0          0
    248604362         0-29            FIX              0         0             0                  0             0          0
    253803100         0-29            FIX              0         0             0                  0             0          60
    259916098         0-29            FIX              0         0             0                  0             0          60
    241217346         0-29            FIX              0         0             0                  0             0          0
    243211755         0-29            FIX              0         0             0                  0             0          0
    246008322         0-29            6ML           7.84         2             1               7.49         14.49          36
    148902552         0-29            6ML            6.8         2             1               6.45         13.45          24
    240011724         0-29            6ML           6.35         2             1                6.4          13.4          36
    241121270         0-29            FIX              0         0             0                  0             0          60
    246902691         0-29            6ML           8.15         2             1                7.8          14.8          24
    253600146         0-29            6ML           8.34         2             1               7.99         14.99          0
    254503806         0-29            FIX              0         0             0                  0             0          60
    257402863         0-29            FIX              0         0             0                  0             0          0
    257801032         0-29            6ML           7.34         2             1               6.99         13.99          36
    258811778         0-29            FIX              0         0             0                  0             0          0
    259916239         0-29            6ML           9.25         3             1                7.5          13.5          36
    284102137         0-29            6ML            7.1         2             1               6.75         13.75          60
    287600051         0-29            6ML              8         2             1               7.65         14.65          24
    148902624         0-29            FIX              0         0             0                  0             0          0
    240011720         0-29            FIX              0         0             0                  0             0          0
    243517815         0-29            FIX              0         0             0                  0             0          0
    246008358         0-29            FIX              0         0             0                  0             0          0
    246806923         0-29            FIX              0         0             0                  0             0          0
    246902692         0-29            FIX              0         0             0                  0             0          0
    251600581         0-29            FIX              0         0             0                  0             0          0
    252703061         0-29            FIX              0         0             0                  0             0          60
    284102047         0-29            FIX              0         0             0                  0             0          0
    284503871         0-29            FIX              0         0             0                  0             0          60
    287200135         0-29            FIX              0         0             0                  0             0          36
    148902483         0-29            6ML            6.6         2             1               6.25         13.25          24
    240515930         0-29            6ML            7.2         2             1               6.85         13.85          60
    245107006         0-29            FIX              0         0             0                  0             0          60
    245707064         0-29            6ML           7.75         2             1                7.8          14.8          36
    246704204         0-29            6ML           8.85         2             1                8.5          15.5          24
    252703336         0-29            FIX              0         0             0                  0             0          60
    253500849         0-29            FIX              0         0             0                  0             0          36
    254503818         0-29            FIX              0         0             0                  0             0          60
    287701005         0-29            6ML              8         2             1               8.05         15.05          12
    287900068         0-29            6ML            4.9         3            1.5              4.75         11.75          24
    246008207         0-29            FIX              0         0             0                  0             0          12
    148902663         0-29            FIX              0         0             0                  0             0          24
    240212722         0-29            FIX              0         0             0                  0             0          0
    245408051         0-29            FIX              0         0             0                  0             0          0
    246403824         0-29            FIX              0         0             0                  0             0          0
    247403670         0-29            FIX              0         0             0                  0             0          60
    254704118         0-29            FIX              0         0             0                  0             0          60
    259916108         0-29            FIX              0         0             0                  0             0          0
    284902514         0-29            FIX              0         0             0                  0             0          60
    287900080         0-29            FIX              0         0             0                  0             0          0
    240212772         0-29            FIX              0         0             0                  0             0          60
    241319103         0-29            6ML          11.05         2             1               10.7          17.7          0
    246008407         0-29            6ML           7.14         2             1               6.99         13.99          36
    247407573         0-29            6ML           7.98         3             1               8.03         15.03          36
    252402766         0-29            FIX              0         0             0                  0             0          60
    252502903         0-29            6ML            7.2         2             1               7.25         14.25          60
    252503019         0-29            FIX              0         0             0                  0             0          60
    252503056         0-29            FIX              0         0             0                  0             0          60
    252703642         0-29            FIX              0         0             0                  0             0          60
    253000754         0-29            FIX              0         0             0                  0             0          60
    253200133         0-29            FIX              0         0             0                  0             0          60
    253600060         0-29            FIX              0         0             0                  0             0          0
    254703983         0-29            FIX              0         0             0                  0             0          60
    254806150         0-29            FIX              0         0             0                  0             0          0
    259006413         0-29            FIX              0         0             0                  0             0          36
    259916212         0-29            6ML            6.6        1.5           1.5              6.65         13.65          0
    259916240         0-29            6ML           8.25         3             1              8.375        14.375          36
    259916362         0-29            FIX              0         0             0                  0             0          12
    285400317         0-29            FIX              0         0             0                  0             0          0
    287000058         0-29            6ML           7.34         2             1               6.99         13.99          0
    240212812         0-29            FIX              0         0             0                  0             0          0
    243517899         0-29            FIX              0         0             0                  0             0          0
    245107005         0-29            FIX              0         0             0                  0             0          0
    245605393         0-29            FIX              0         0             0                  0             0          0
    245707020         0-29            FIX              0         0             0                  0             0          60
    247304741         0-29            FIX              0         0             0                  0             0          12
    247601067         0-29            FIX              0         0             0                  0             0          60
    251300648         0-29            FIX              0         0             0                  0             0          0
    254203244         0-29            FIX              0         0             0                  0             0          12
    259006522         0-29            FIX              0         0             0                  0             0          0
    287000059         0-29            FIX              0         0             0                  0             0          0
    287300171         0-29            FIX              0         0             0                  0             0          0
    240111978         0-29            FIX              0         0             0                  0             0          60
    241415503         0-29            FIX              0         0             0                  0             0          0
    242316258         0-29            FIX              0         0             0                  0             0          60
    242617081         0-29            6ML          10.15         2             1                9.8          16.8          36
    243211891         0-29            FIX              0         0             0                  0             0          60
    245706997         0-29            6ML            6.8         3             1               6.45         13.45          36
    246902776         0-29            6ML            7.4         2             1               7.05         14.05          24
    247304769         0-29            6ML           5.14         3            1.5              4.99         11.99          36
    247602362         0-29            FIX              0         0             0                  0             0          0
    248604333         0-29            6ML            6.3         2             1               5.95         12.95          36
    249613384         0-29            6ML           8.94         2             1               8.59         15.59          0
    251300656         0-29            FIX              0         0             0                  0             0          60
    251600575         0-29            6ML           7.55         2             1                7.4          14.4          24
    252003548         0-29            FIX              0         0             0                  0             0          60
    253903242         0-29            FIX              0         0             0                  0             0          60
    254103386         0-29            6ML          11.14         2             1              10.99         17.99          36
    254503946         0-29            FIX              0         0             0                  0             0          60
    255810178         0-29            FIX              0         0             0                  0             0          0
    256209196         0-29            FIX              0         0             0                  0             0          60
    256706322         0-29            6ML            6.1         2             1               5.75         12.75          60
    257503461         0-29            FIX              0         0             0                  0             0          0
    257603479         0-29            FIX              0         0             0                  0             0          36
    257603577         0-29            6ML           6.94         2             1               6.99         13.99          36
    257801228         0-29            6ML              7         2             1               6.85         13.85          24
    258110197         0-29            6ML            7.8         2             1               7.55         14.55          0
    258911686         0-29            6ML           9.55         2             1                9.3          16.3          0
    258912316         0-29            6ML           6.94         2             1               6.59         13.59          60
    259606809         0-29            6ML           8.15         2             1                7.9          14.9          36
    259916140         0-29            FIX              0         0             0                  0             0          60
    287500047         0-29            6ML           5.65         3             1                5.3          12.3          36
    242316348         0-29            FIX              0         0             0                  0             0          60
    243211994         0-29            FIX              0         0             0                  0             0          0
    244410503         0-29            FIX              0         0             0                  0             0          60
    244516197         0-29            FIX              0         0             0                  0             0          0
    245304716         0-29            FIX              0         0             0                  0             0          0
    245707015         0-29            FIX              0         0             0                  0             0          60
    246902823         0-29            FIX              0         0             0                  0             0          0
    248604371         0-29            FIX              0         0             0                  0             0          0
    248604372         0-29            FIX              0         0             0                  0             0          0
    257603706         0-29            FIX              0         0             0                  0             0          36
    287900089         0-29            FIX              0         0             0                  0             0          0
    148902526         0-29            6ML           6.15         3            1.5               5.8          12.8          0
    148902597         0-29            6ML              9         2             1               8.65         15.65          12
    148902628         0-29            6ML            7.7         2             1               7.55         14.55          0
    148902648         0-29            FIX              0         0             0                  0             0          24
    148902653         0-29            6ML           6.62         3             1               6.67         13.67          24
    241917525         0-29            FIX              0         0             0                  0             0          60
    244209083         0-29            FIX              0         0             0                  0             0          60
    244410369         0-29            FIX              0         0             0                  0             0          60
    245304686         0-29            FIX              0         0             0                  0             0          0
    246806916         0-29            6ML           8.65         2             1                8.5          15.5          24
    246902847         0-29            6ML            6.9         3             1               6.75         13.75          36
    247602243         0-29            6ML            9.1         2             1               8.75         15.75          0
    247602313         0-29            FIX              0         0             0                  0             0          0
    248604353         0-29            FIX              0         0             0                  0             0          36
    251200491         0-29            FIX              0         0             0                  0             0          42
    252003554         0-29            6ML            8.4         2             1               8.25         15.25          24
    254203299         0-29            FIX              0         0             0                  0             0          0
    256605978         0-29            6ML          10.34         2             1               9.99         16.99          60
    256904997         0-29            6ML           10.9         2             1              10.75         17.75          0
    259406669         0-29            FIX              0         0             0                  0             0          60
    259916313         0-29            6ML          11.35         2             1               12.5          18.5          0
    285100942         0-29            6ML           9.65         2             1                9.5          16.5          60
    287200125         0-29            FIX              0         0             0                  0             0          60
    287500064         0-29            FIX              0         0             0                  0             0          36
    148902673         0-29            FIX              0         0             0                  0             0          0
    148902674         0-29            FIX              0         0             0                  0             0          24
    148902676         0-29            FIX              0         0             0                  0             0          0
    148902678         0-29            FIX              0         0             0                  0             0          0
    148902679         0-29            FIX              0         0             0                  0             0          0
    148902680         0-29            FIX              0         0             0                  0             0          24
    243212031         0-29            FIX              0         0             0                  0             0          0
    243711243         0-29            FIX              0         0             0                  0             0          0
    245407978         0-29            FIX              0         0             0                  0             0          0
    245605399         0-29            FIX              0         0             0                  0             0          0
    245706993         0-29            FIX              0         0             0                  0             0          36
    246204826         0-29            FIX              0         0             0                  0             0          0
    246403718         0-29            FIX              0         0             0                  0             0          0
    248604369         0-29            FIX              0         0             0                  0             0          0
    251600586         0-29            FIX              0         0             0                  0             0          36
    257005774         0-29            FIX              0         0             0                  0             0          60
    258514280         0-29            FIX              0         0             0                  0             0          60
    284203796         0-29            FIX              0         0             0                  0             0          0
    287700002         0-29            FIX              0         0             0                  0             0          0
    287700004         0-29            FIX              0         0             0                  0             0          0
    242617142         0-29            FIX              0         0             0                  0             0          36
    259916249         0-29            6ML          9.125         3             1               9.25         15.25          36
    287300102         0-29            FIX              0         0             0                  0             0          60
    259006436         0-29            FIX              0         0             0                  0             0          24
    240011714         0-29            FIX              0         0             0                  0             0          0
    242114940         0-29            6ML            8.6         2             1               8.25         15.25          0
    245107020         0-29            FIX              0         0             0                  0             0          60
    246008446         0-29            6ML            7.4         3             1               7.25         14.25          36
    246204876         0-29            6ML            7.6         3            1.5              7.65         14.65          36
    249518913         0-29            6ML           8.34         2             1               7.99         14.99          0
    251600545         0-29            6ML            6.9         2             1               6.55         13.55          36
    255315498         0-29            FIX              0         0             0                  0             0          0
    259916202         0-29            FIX              0         0             0                  0             0          0
    287300302         0-29            6ML           5.14         3            1.5              4.99         11.99          36
    287900097         0-29            FIX              0         0             0                  0             0          36
    148902684         0-29            FIX              0         0             0                  0             0          0
    240212817         0-29            FIX              0         0             0                  0             0          0
    240918862         0-29            FIX              0         0             0                  0             0          0
    245107022         0-29            FIX              0         0             0                  0             0          0
    245408048         0-29            FIX              0         0             0                  0             0          0
    245707061         0-29            FIX              0         0             0                  0             0          60
    251600574         0-29            FIX              0         0             0                  0             0          0
    287300107         0-29            FIX              0         0             0                  0             0          0
    287900099         0-29            FIX              0         0             0                  0             0          0
    248604377         0-29            FIX              0         0             0                  0             0          0
    148902574         0-29            6ML           5.95         2             1                5.6          12.6          24
    148902590         0-29            6ML           6.39         3            1.5              6.04         13.04          24
    240011589         0-29            FIX              0         0             0                  0             0          0
    240011773         0-29            6ML           7.94         2             1               7.99         14.99          36
    243316475         0-29            FIX              0         0             0                  0             0          0
    245707044         0-29            6ML           5.65         3             1                5.5          12.5          36
    246704252         0-29            FIX              0         0             0                  0             0          0
    246806869         0-29            FIX              0         0             0                  0             0          60
    247407583         0-29            6ML            7.7         2             1               7.75         14.75          24
    247407590         0-29            6ML           7.15         2             1                7.2          14.2          0
    247602180         0-29            6ML           8.34         2             1               7.99         14.99          0
    247602423         0-29            6ML           8.23         2             1               8.28         15.28          0
    251600533         0-29            6ML            8.1         2             1               7.75         14.75          12
    252003565         0-29            FIX              0         0             0                  0             0          36
    255410430         0-29            FIX              0         0             0                  0             0          0
    257900908         0-29            6ML            8.6         2             1               8.25         15.25          60
    258412826         0-29            6ML           6.94         2             1               6.99         13.99          12
    259916066         0-29            6ML            6.8         3            1.5               6.5          13.5          24
    288100756         0-29            FIX              0         0             0                  0             0          36
    148902683         0-29            FIX              0         0             0                  0             0          24
    148902691         0-29            FIX              0         0             0                  0             0          24
    241415675         0-29            FIX              0         0             0                  0             0          0
    246204792         0-29            FIX              0         0             0                  0             0          36
    247403668         0-29            FIX              0         0             0                  0             0          0
    247601143         0-29            FIX              0         0             0                  0             0          0
    248604384         0-29            FIX              0         0             0                  0             0          0
    254604478         0-29            FIX              0         0             0                  0             0          0
    257801372         0-29            FIX              0         0             0                  0             0          24
    258000004         0-29            FIX              0         0             0                  0             0          0
    259006447         0-29            FIX              0         0             0                  0             0          0
    259104220         0-29            FIX              0         0             0                  0             0          0
    259104455         0-29            FIX              0         0             0                  0             0          0
    259916068         0-29            FIX              0         0             0                  0             0          24
    284902417         0-29            FIX              0         0             0                  0             0          0
    259006550         0-29            FIX              0         0             0                  0             0          0
    242114907         0-29            FIX              0         0             0                  0             0          60
    243316327         0-29            FIX              0         0             0                  0             0          0
    243316414         0-29            FIX              0         0             0                  0             0          0
    245107036         0-29            6ML            7.5         3             1               7.55         14.55          36
    245304628         0-29            6ML           8.94         2             1               8.99         15.99          24
    245707073         0-29            6ML           8.25         2             1                8.3          15.3          36
    246704263         0-29            6ML            9.2         2             1               9.25         16.25          0
    246806970         0-29            6ML            6.5         2             1               6.55         13.55          36
    246806974         0-29            FIX              0         0             0                  0             0          60
    247304753         0-29            6ML           6.24         3             1               6.09         13.09          36
    247602182         0-29            FIX              0         0             0                  0             0          0
    251500323         0-29            FIX              0         0             0                  0             0          60
    253903398         0-29            6ML           8.94         2             1               8.99         15.99          60
    254806408         0-29            FIX              0         0             0                  0             0          0
    254907459         0-29            FIX              0         0             0                  0             0          0
    257801148         0-29            6ML           5.94         3             1               5.99         12.99          36
    258514338         0-29            FIX              0         0             0                  0             0          60
    287300143         0-29            FIX              0         0             0                  0             0          36
    287500126         0-29            6ML            6.2         2             1               6.25         13.25          36
    287300317         0-29            6ML          4.825         3            1.5             4.875        11.875          36
    251200502         0-29            FIX              0         0             0                  0             0          36
    251400560         0-29            FIX              0         0             0                  0             0          0
    251500324         0-29            FIX              0         0             0                  0             0          0
    254003740         0-29            FIX              0         0             0                  0             0          0
    258000012         0-29            FIX              0         0             0                  0             0          0
    259104459         0-29            FIX              0         0             0                  0             0          0
    285300906         0-29            FIX              0         0             0                  0             0          60
    287200164         0-29            FIX              0         0             0                  0             0          36
    287500095         0-29            FIX              0         0             0                  0             0          60
    148902525         0-29            6ML           5.45         3             1                5.5          12.5          0
    240212785         0-29            FIX              0         0             0                  0             0          60
    241415820         0-29            FIX              0         0             0                  0             0          0
    241717101         0-29            FIX              0         0             0                  0             0          42
    242617363         0-29            FIX              0         0             0                  0             0          0
    243614393         0-29            6ML            8.7         2             1               8.75         15.75          60
    246204795         0-29            FIX              0         0             0                  0             0          36
    246204806         0-29            FIX              0         0             0                  0             0          0
    246704267         0-29            6ML            7.6         2             1               7.65         14.65          24
    247407596         0-29            6ML            6.7         3             1               6.75         13.75          36
    248604370         0-29            6ML            5.5         2             1               5.55         12.55          36
    252003517         0-29            FIX              0         0             0                  0             0          60
    257503426         0-29            6ML           9.34         3             1               8.99         15.99          0
    259916201         0-29            6ML           8.49         3            1.5              8.49         15.49          24
    284403987         0-29            FIX              0         0             0                  0             0          60
    148902689         0-29            FIX              0         0             0                  0             0          0
    148902696         0-29            FIX              0         0             0                  0             0          0
    148902698         0-29            FIX              0         0             0                  0             0          0
    242316379         0-29            FIX              0         0             0                  0             0          60
    243711276         0-29            FIX              0         0             0                  0             0          60
    244119123         0-29            FIX              0         0             0                  0             0          0
    246008547         0-29            FIX              0         0             0                  0             0          24
    246204842         0-29            FIX              0         0             0                  0             0          36
    246806953         0-29            FIX              0         0             0                  0             0          60
    251300644         0-29            FIX              0         0             0                  0             0          24
    259006477         0-29            FIX              0         0             0                  0             0          0
    259406594         0-29            FIX              0         0             0                  0             0          36
    148902635         0-29            6ML            6.2         2             1               6.25         13.25          24
    148902666         0-29            6ML              7         2             1               7.05         14.05          24
    242115036         0-29            FIX              0         0             0                  0             0          0
    245107057         0-29            FIX              0         0             0                  0             0          60
    245107061         0-29            FIX              0         0             0                  0             0          60
    245408028         0-29            FIX              0         0             0                  0             0          36
    245605370         0-29            FIX              0         0             0                  0             0          0
    245605415         0-29            6ML            8.5         2             1               8.55         15.55          0
    246008244         0-29            6ML            5.7         3            1.5              5.35         12.35          0
    247407581         0-29            6ML           7.94         2             1               7.99         14.99          0
    247602339         0-29            FIX              0         0             0                  0             0          60
    249020941         0-29            6ML           6.95         3             1                  7            14          60
    250900337         0-29            FIX              0         0             0                  0             0          36
    251100373         0-29            FIX              0         0             0                  0             0          36
    252003545         0-29            6ML          7.025         2             1              6.875        13.875          24
    255410490         0-29            FIX              0         0             0                  0             0          0
    259006531         0-29            6ML          6.145         2             2              6.595        12.595          60
    259916179         0-29            6ML          7.746         3            1.5             7.825        14.825          0
    259916310         0-29            6ML              9         3             1               7.99         14.99          0
    259916318         0-29            6ML           7.04         2             1               7.99         13.99          0
    259916326         0-29            6ML           7.15         2             1               7.75         13.75          0
    285101063         0-29            FIX              0         0             0                  0             0          60
    287500102         0-29            6ML           8.14         3             1               8.19         15.19          36
    287900090         0-29            6ML            6.3         2             1               6.35         13.35          24
    148902702         0-29            FIX              0         0             0                  0             0          24
    243711275         0-29            FIX              0         0             0                  0             0          0
    245107062         0-29            FIX              0         0             0                  0             0          0
    245408056         0-29            FIX              0         0             0                  0             0          0
    246204868         0-29            FIX              0         0             0                  0             0          36
    247304748         0-29            FIX              0         0             0                  0             0          36
    247403667         0-29            FIX              0         0             0                  0             0          0
    247403674         0-29            FIX              0         0             0                  0             0          0
    247600910         0-29            FIX              0         0             0                  0             0          60
    247601122         0-29            FIX              0         0             0                  0             0          0
    251100403         0-29            FIX              0         0             0                  0             0          0
    251200494         0-29            FIX              0         0             0                  0             0          0
    252003597         0-29            FIX              0         0             0                  0             0          36
    252203510         0-29            FIX              0         0             0                  0             0          0
    257106191         0-29            FIX              0         0             0                  0             0          0
    259104370         0-29            FIX              0         0             0                  0             0          0
    287300207         0-29            FIX              0         0             0                  0             0          0
    287900112         0-29            FIX              0         0             0                  0             0          36
    288300119         0-29            FIX              0         0             0                  0             0          0
    288600015         0-29            FIX              0         0             0                  0             0          0
    246008386         0-29            6ML            5.4         3            1.5              5.25         12.25          36
    246403835         0-29            6ML           5.55         3            1.5               5.4          12.4          36
    255612244         0-29            FIX              0         0             0                  0             0          0
    259006526         0-29            FIX              0         0             0                  0             0          36
    285001425         0-29            FIX              0         0             0                  0             0          60
    287300212         0-29            FIX              0         0             0                  0             0          36
    246008387         0-29            FIX              0         0             0                  0             0          36
    246403836         0-29            FIX              0         0             0                  0             0          0
    259916207         0-29            FIX              0         0             0                  0             0          60
    284703436         0-29            FIX              0         0             0                  0             0          0
    240011626         0-29            FIX              0         0             0                  0             0          60
    244516198         0-29            FIX              0         0             0                  0             0          0
    246008485         0-29            FIX              0         0             0                  0             0          36
    246704218         0-29            FIX              0         0             0                  0             0          36
    246902773         0-29            FIX              0         0             0                  0             0          60
    246902833         0-29            6ML           6.34         3             1               6.19         13.19          36
    247407598         0-29            FIX              0         0             0                  0             0          60
    255911699         0-29            6ML            8.7         2             1               8.35         15.35          0
    258212517         0-29            6ML           6.65         2             1                6.3          13.3          0
    259006450         0-29            FIX              0         0             0                  0             0          36
    259006503         0-29            FIX              0         0             0                  0             0          0
    287701020         0-29            FIX              0         0             0                  0             0          60
    148902701         0-29            FIX              0         0             0                  0             0          0
    240212864         0-29            FIX              0         0             0                  0             0          0
    243816302         0-29            FIX              0         0             0                  0             0          0
    246008534         0-29            FIX              0         0             0                  0             0          36
    247601056         0-29            FIX              0         0             0                  0             0          0
    251400532         0-29            FIX              0         0             0                  0             0          0
    254103466         0-29            FIX              0         0             0                  0             0          0
    287200166         0-29            FIX              0         0             0                  0             0          0
    287600111         0-29            FIX              0         0             0                  0             0          60
    287700003         0-29            FIX              0         0             0                  0             0          0
    287900116         0-29            FIX              0         0             0                  0             0          24
    240621110         0-29            6ML            9.6         2             1               9.25         16.25          0
    246008499         0-29            6ML            5.5         2             1               5.35         12.35          36
    246008501         0-29            6ML           6.14         3             1               5.99         12.99          36
    246204767         0-29            FIX              0         0             0                  0             0          36
    257701211         0-29            6ML            7.5         2             1               7.55         14.55          36
    257701247         0-29            6ML           10.2         2             1              10.25         17.25          60
    259006533         0-29            FIX              0         0             0                  0             0          36
    287200102         0-29            6ML           5.34         2             1               4.99         11.99          24
    287300289         0-29            6ML           5.14         3            1.5              4.99         11.99          36
    287300359         0-29            6ML            6.2         3             1               6.25         13.25          36
    240011805         0-29            FIX              0         0             0                  0             0          0
    242412242         0-29            FIX              0         0             0                  0             0          60
    246008329         0-29            FIX              0         0             0                  0             0          12
    246008529         0-29            FIX              0         0             0                  0             0          24
    254604424         0-29            FIX              0         0             0                  0             0          60
    257801423         0-29            FIX              0         0             0                  0             0          60
    284703505         0-29            FIX              0         0             0                  0             0          0
    287700001         0-29            FIX              0         0             0                  0             0          0
    148902629         0-29            6ML           6.35         3             1                6.2          13.2          0
    243711289         0-29            FIX              0         0             0                  0             0          60
    244410555         0-29            FIX              0         0             0                  0             0          60
    245706960         0-29            FIX              0         0             0                  0             0          36
    245706970         0-29            6ML           8.09         2             1               7.74         14.74          36
    245707046         0-29            6ML           7.14         2             1               6.99         13.99          36
    246008490         0-29            6ML            4.9         3            1.5              4.75         11.75          36
    246008498         0-29            FIX              0         0             0                  0             0          36
    246008511         0-29            FIX              0         0             0                  0             0          36
    246008595         0-29            FIX              0         0             0                  0             0          36
    246204804         0-29            FIX              0         0             0                  0             0          36
    246403830         0-29            FIX              0         0             0                  0             0          60
    246403840         0-29            FIX              0         0             0                  0             0          36
    246704255         0-29            6ML           7.75         2             1                7.8          14.8          0
    246704274         0-29            6ML            7.7         2             1               7.75         14.75          24
    246806903         0-29            6ML            8.1         2             1               8.15         15.15          0
    247407418         0-29            FIX              0         0             0                  0             0          60
    247602465         0-29            6ML           8.35         3             1                8.4          15.4          36
    249613671         0-29            6ML            8.6         2             1               8.65         15.65          60
    250900303         0-29            6ML            6.1         2             1               5.75         12.75          12
    251100346         0-29            6ML            5.7         3            1.5              5.75         12.75          36
    251400558         0-29            6ML            6.9         3             1               6.95         13.95          36
    253000992         0-29            FIX              0         0             0                  0             0          0
    254704097         0-29            FIX              0         0             0                  0             0          60
    258606424         0-29            FIX              0         0             0                  0             0          24
    258606578         0-29            FIX              0         0             0                  0             0          60
    258912532         0-29            6ML            5.7         2             1               5.75         12.75          60
    259006565         0-29            6ML          7.175         2             1              7.225        14.225          36
    259006579         0-29            6ML          7.625         3             1              8.625        14.625          0
    284803322         0-29            FIX              0         0             0                  0             0          60
    285101028         0-29            FIX              0         0             0                  0             0          60
    287300271         0-29            6ML            5.9         3            1.5              5.75         12.75          60
    287300388         0-29            6ML           4.94         3            1.5              4.99         11.99          36
    148902720         0-29            FIX              0         0             0                  0             0          0
    241415806         0-29            FIX              0         0             0                  0             0          0
    243212078         0-29            FIX              0         0             0                  0             0          0
    244119473         0-29            FIX              0         0             0                  0             0          0
    245408070         0-29            FIX              0         0             0                  0             0          0
    246403865         0-29            FIX              0         0             0                  0             0          36
    246704277         0-29            FIX              0         0             0                  0             0          0
    247304818         0-29            FIX              0         0             0                  0             0          0
    248604386         0-29            FIX              0         0             0                  0             0          0
    250900304         0-29            FIX              0         0             0                  0             0          0
    251100357         0-29            FIX              0         0             0                  0             0          36
    254504120         0-29            FIX              0         0             0                  0             0          24
    254504379         0-29            FIX              0         0             0                  0             0          60
    257005922         0-29            FIX              0         0             0                  0             0          60
    285201152         0-29            FIX              0         0             0                  0             0          0
    259006802         0-29            FIX              0         0             0                  0             0          0
    148902549         0-29            6ML           5.65         2             1                5.3          12.3          24
    148902634         0-29            6ML            8.8         2             1               8.85         15.85          0
    148902708         0-29            6ML           6.18         2             1               6.23         13.23          0
    240516139         0-29            6ML           7.75         2             1                7.8          14.8          60
    242817153         0-29            6ML            7.7         2             1               7.75         14.75          60
    244118820         0-29            6ML           9.94         2             1               9.99         16.99          0
    245605425         0-29            6ML            7.8         2             1               7.85         14.85          0
    245707090         0-29            6ML            6.3         3             1               6.35         13.35          60
    246008378         0-29            FIX              0         0             0                  0             0          36
    246008431         0-29            FIX              0         0             0                  0             0          60
    246008548         0-29            6ML           5.95         2             1                  6            13          36
    246204772         0-29            FIX              0         0             0                  0             0          24
    246204884         0-29            6ML           9.85         2             1                9.9          16.9          0
    246704294         0-29            FIX              0         0             0                  0             0          24
    246807000         0-29            6ML            7.9         2             1               7.95         14.95          24
    246902859         0-29            6ML           7.64         2             1               7.69         14.69          0
    247304802         0-29            6ML           7.75         3            1.5               7.8          14.8          24
    247407547         0-29            FIX              0         0             0                  0             0          60
    247602337         0-29            6ML           7.94         3             1               7.99         14.99          36
    248604348         0-29            6ML              6         2             1               6.05         13.05          12
    248604394         0-29            FIX              0         0             0                  0             0          36
    249613441         0-29            6ML           7.45         2             1                7.1          14.1          60
    249613528         0-29            FIX              0         0             0                  0             0          60
    252003584         0-29            6ML           6.45         3             1                6.5          13.5          36
    252703874         0-29            6ML            8.4         2             1               8.45         15.45          0
    255315920         0-29            FIX              0         0             0                  0             0          0
    256409723         0-29            6ML           8.65         2             1                8.7          15.7          60
    257005848         0-29            FIX              0         0             0                  0             0          36
    257801340         0-29            6ML           7.45         2             1                7.5          14.5          60
    259006577         0-29            6ML           6.25         3             1               7.25         13.25          0
    259104569         0-29            FIX              0         0             0                  0             0          0
    285301089         0-29            FIX              0         0             0                  0             0          60
    287200173         0-29            FIX              0         0             0                  0             0          36
    287300240         0-29            6ML           4.94         3            1.5              4.99         11.99          36
    287300347         0-29            FIX              0         0             0                  0             0          36
    287900048         0-29            6ML            7.2         2             1               6.85         13.85          24
    288000516         0-29            FIX              0         0             0                  0             0          60
    148902714         0-29            FIX              0         0             0                  0             0          24
    148902728         0-29            FIX              0         0             0                  0             0          0
    148902732         0-29            FIX              0         0             0                  0             0          0
    148902735         0-29            FIX              0         0             0                  0             0          0
    148902741         0-29            FIX              0         0             0                  0             0          0
    242215820         0-29            FIX              0         0             0                  0             0          0
    245304694         0-29            FIX              0         0             0                  0             0          0
    245408095         0-29            FIX              0         0             0                  0             0          0
    245707074         0-29            FIX              0         0             0                  0             0          36
    247403673         0-29            FIX              0         0             0                  0             0          0
    248604406         0-29            FIX              0         0             0                  0             0          0
    253702630         0-29            FIX              0         0             0                  0             0          36
    254504324         0-29            FIX              0         0             0                  0             0          24
    256606441         0-29            FIX              0         0             0                  0             0          0
    259006530         0-29            FIX              0         0             0                  0             0          36
    259104520         0-29            FIX              0         0             0                  0             0          0
    259104528         0-29            FIX              0         0             0                  0             0          0
    259209711         0-29            FIX              0         0             0                  0             0          60
    259607330         0-29            FIX              0         0             0                  0             0          60
    285101249         0-29            FIX              0         0             0                  0             0          60
    287300425         0-29            FIX              0         0             0                  0             0          0
    287900121         0-29            FIX              0         0             0                  0             0          0
    287900123         0-29            FIX              0         0             0                  0             0          0
    148902584         0-29            6ML           7.57         2             1               7.22         14.22          0
    148902649         0-29            6ML           6.75         2             1                6.8          13.8          24
    240011795         0-29            6ML           6.25         2             1                6.3          13.3          36
    240011808         0-29            6ML           7.15         2             1                7.2          14.2          60
    242115149         0-29            6ML           7.85         2             1                7.9          14.9          0
    242920457         0-29            FIX              0         0             0                  0             0          60
    244119305         0-29            6ML            7.8         2             1               7.85         14.85          0
    245107019         0-29            6ML           9.15         2             1                9.2          16.2          0
    245210976         0-29            6ML            8.3         2             1               8.35         15.35          24
    245304765         0-29            6ML           7.95         2             1                  8            15          24
    245605429         0-29            6ML           7.05         2             1                7.1          14.1          0
    245707063         0-29            6ML            7.2         3             1               7.25         14.25          36
    245707076         0-29            FIX              0         0             0                  0             0          36
    245707102         0-29            6ML           5.34         2             1               5.39         12.39          24
    245707114         0-29            FIX              0         0             0                  0             0          60
    246008582         0-29            6ML           5.45         3            1.5               5.5          12.5          36
    246008650         0-29            6ML           6.94         3             1               6.99         13.99          36
    246204776         0-29            6ML           6.85         2             1                6.5          13.5          24
    246204897         0-29            FIX              0         0             0                  0             0          36
    246204909         0-29            6ML            7.9         2             1               7.75         14.75          24
    246704210         0-29            6ML           5.64         2             1               5.49         12.49          0
    246704282         0-29            6ML            8.1         2             1               8.15         15.15          24
    246807010         0-29            FIX              0         0             0                  0             0          60
    246902893         0-29            6ML           6.35         2             1                6.4          13.4          0
    247304819         0-29            6ML           7.35         3             1                7.4          14.4          36
    247407452         0-29            FIX              0         0             0                  0             0          0
    247407587         0-29            6ML           8.58         3             1               8.63         15.63          0
    247602308         0-29            FIX              0         0             0                  0             0          0
    247602324         0-29            FIX              0         0             0                  0             0          60
    247602399         0-29            FIX              0         0             0                  0             0          60
    247602441         0-29            6ML            7.5         2             1               7.55         14.55          36
    249519220         0-29            6ML           9.45         2             1                9.3          16.3          0
    249519273         0-29            6ML            8.7         2             1               8.75         15.75          60
    251200476         0-29            6ML           8.13         2             1               7.78         14.78          0
    251400526         0-29            FIX              0         0             0                  0             0          0
    251600592         0-29            6ML           7.45         2             1                7.5          14.5          36
    251600600         0-29            6ML           6.35         2             1                6.4          13.4          24
    252203781         0-29            6ML            9.2         2             1               9.25         16.25          0
    252402748         0-29            6ML           7.34         2             1               6.99         13.99          0
    253300618         0-29            6ML           8.94         2             1               8.99         15.99          12
    253600464         0-29            FIX              0         0             0                  0             0          0
    253702780         0-29            6ML           6.94         2             1               6.99         13.99          60
    254503345         0-29            FIX              0         0             0                  0             0          60
    254504132         0-29            FIX              0         0             0                  0             0          24
    255315535         0-29            6ML           8.94         2             1               8.99         15.99          0
    255509967         0-29            FIX              0         0             0                  0             0          0
    255509986         0-29            FIX              0         0             0                  0             0          0
    255712714         0-29            FIX              0         0             0                  0             0          0
    255712808         0-29            FIX              0         0             0                  0             0          0
    256209477         0-29            FIX              0         0             0                  0             0          60
    256209569         0-29            6ML           7.94         2             1               7.99         14.99          60
    256307985         0-29            FIX              0         0             0                  0             0          36
    257701238         0-29            FIX              0         0             0                  0             0          60
    258412715         0-29            6ML            9.7         2             1               9.35         16.35          0
    258812106         0-29            FIX              0         0             0                  0             0          36
    259006516         0-29            6ML           8.43         2             1               8.48         15.48          0
    259006518         0-29            FIX              0         0             0                  0             0          60
    259006520         0-29            FIX              0         0             0                  0             0          60
    259006559         0-29            6ML           7.83         3            1.5              7.88         14.88          36
    259209647         0-29            6ML           7.15         2             1                6.8          13.8          60
    259406526         0-29            FIX              0         0             0                  0             0          36
    259916244         0-29            6ML              9         3             1              8.725        14.725          36
    259916245         0-29            6ML          8.375         3             1               7.75         13.75          36
    259916262         0-29            6ML           7.04         3            1.5              6.99         13.99          36
    284902407         0-29            FIX              0         0             0                  0             0          60
    284902572         0-29            6ML          10.65         2             1               10.7          17.7          0
    285001609         0-29            FIX              0         0             0                  0             0          60
    285700412         0-29            6ML           9.75         2             1                9.8          16.8          0
    287200058         0-29            6ML            7.1         3            1.5              6.75         13.75          24
    287200174         0-29            FIX              0         0             0                  0             0          60
    287500053         0-29            FIX              0         0             0                  0             0          60
    287600126         0-29            FIX              0         0             0                  0             0          60
    287900067         0-29            FIX              0         0             0                  0             0          0
    288000465         0-29            FIX              0         0             0                  0             0          60
    148902736         0-29            FIX              0         0             0                  0             0          24
    148902750         0-29            FIX              0         0             0                  0             0          0
    148902752         0-29            FIX              0         0             0                  0             0          0
    240011783         0-29            FIX              0         0             0                  0             0          36
    241917791         0-29            FIX              0         0             0                  0             0          60
    242215827         0-29            FIX              0         0             0                  0             0          0
    242617618         0-29            FIX              0         0             0                  0             0          36
    244612366         0-29            FIX              0         0             0                  0             0          60
    245107063         0-29            FIX              0         0             0                  0             0          0
    245107084         0-29            FIX              0         0             0                  0             0          0
    245210984         0-29            FIX              0         0             0                  0             0          24
    245408098         0-29            FIX              0         0             0                  0             0          0
    245408114         0-29            FIX              0         0             0                  0             0          0
    245706987         0-29            FIX              0         0             0                  0             0          36
    246204831         0-29            FIX              0         0             0                  0             0          36
    246204879         0-29            FIX              0         0             0                  0             0          36
    246704213         0-29            FIX              0         0             0                  0             0          0
    246806947         0-29            FIX              0         0             0                  0             0          60
    246806998         0-29            FIX              0         0             0                  0             0          0
    247403676         0-29            FIX              0         0             0                  0             0          60
    248604413         0-29            FIX              0         0             0                  0             0          0
    251200521         0-29            FIX              0         0             0                  0             0          0
    251200522         0-29            FIX              0         0             0                  0             0          0
    251500354         0-29            FIX              0         0             0                  0             0          0
    251500358         0-29            FIX              0         0             0                  0             0          60
    257801343         0-29            FIX              0         0             0                  0             0          60
    258000020         0-29            FIX              0         0             0                  0             0          0
    259104337         0-29            FIX              0         0             0                  0             0          0
    259104474         0-29            FIX              0         0             0                  0             0          0
    259104589         0-29            FIX              0         0             0                  0             0          0
    259104604         0-29            FIX              0         0             0                  0             0          0
    259607436         0-29            FIX              0         0             0                  0             0          0
    284102362         0-29            FIX              0         0             0                  0             0          0
    285100911         0-29            FIX              0         0             0                  0             0          60
    287200060         0-29            FIX              0         0             0                  0             0          24
    287600100         0-29            FIX              0         0             0                  0             0          0
    287900109         0-29            FIX              0         0             0                  0             0          0
    287900124         0-29            FIX              0         0             0                  0             0          0
    255316058         0-29            FIX              0         0             0                  0             0          0
    148902577         0-29            6ML           6.45         2             1                6.1          13.1          0
    148902703         0-29            6ML           7.55         2             1                7.6          14.6          0
    241121385         0-29            6ML            8.9         2             1               8.95         15.95          24
    245106889         0-29            FIX              0         0             0                  0             0          36
    247602318         0-29            FIX              0         0             0                  0             0          36
    248604259         0-29            6ML           9.25         2             1                8.9          15.9          0
    252003605         0-29            6ML           5.84         2             1               5.89         12.89          24
    259006546         0-29            FIX              0         0             0                  0             0          0
    259104444         0-29            6ML            6.1         2             1               6.15         13.15          0
    287300184         0-29            FIX              0         0             0                  0             0          36
    287900062         0-29            FIX              0         0             0                  0             0          36
    245304735         0-29            6ML          10.15         2             1               10.2          17.2          24
    148902744         0-29            FIX              0         0             0                  0             0          0
    148902754         0-29            FIX              0         0             0                  0             0          0
    245106923         0-29            FIX              0         0             0                  0             0          0
    245107099         0-29            FIX              0         0             0                  0             0          0
    245210942         0-29            FIX              0         0             0                  0             0          0
    247304806         0-29            FIX              0         0             0                  0             0          0
    247601154         0-29            FIX              0         0             0                  0             0          0
    248604418         0-29            FIX              0         0             0                  0             0          0
    259104648         0-29            FIX              0         0             0                  0             0          0
    259104651         0-29            FIX              0         0             0                  0             0          0
    148902753         0-29            FIX              0         0             0                  0             0          24
    148902540         0-29            6ML            6.6         2             1               6.25         13.25          0
    148902568         0-29            6ML            7.9         2             1               7.55         14.55          0
    148902611         0-29            6ML           7.45         2             1                7.1          14.1          0
    148902636         0-29            6ML           7.15         2             1                  7            14          24
    148902638         0-29            6ML           8.65         2             1                8.5          15.5          0
    245107053         0-29            FIX              0         0             0                  0             0          36
    245605402         0-29            6ML           9.45         2             1                9.5          16.5          0
    245605440         0-29            6ML           8.87         2             1               8.92         15.92          0
    246008442         0-29            6ML            5.4         3            1.5              5.25         12.25          36
    246204854         0-29            FIX              0         0             0                  0             0          36
    248604375         0-29            6ML            7.8         2             1               7.85         14.85          36
    248604395         0-29            FIX              0         0             0                  0             0          36
    148902726         0-29            FIX              0         0             0                  0             0          24
    148902746         0-29            FIX              0         0             0                  0             0          0
    148902759         0-29            FIX              0         0             0                  0             0          0
    148902762         0-29            FIX              0         0             0                  0             0          0
    148902764         0-29            FIX              0         0             0                  0             0          0
    148902766         0-29            FIX              0         0             0                  0             0          0
    148902769         0-29            FIX              0         0             0                  0             0          0
    148902778         0-29            FIX              0         0             0                  0             0          60
    245107054         0-29            FIX              0         0             0                  0             0          0
    245107079         0-29            FIX              0         0             0                  0             0          0
    245210950         0-29            FIX              0         0             0                  0             0          0
    245408119         0-29            FIX              0         0             0                  0             0          0
    246008505         0-29            FIX              0         0             0                  0             0          36
    246008607         0-29            FIX              0         0             0                  0             0          0
    247304813         0-29            FIX              0         0             0                  0             0          36
    247304846         0-29            FIX              0         0             0                  0             0          36
    247403678         0-29            FIX              0         0             0                  0             0          0
    248604421         0-29            FIX              0         0             0                  0             0          0
    248604422         0-29            FIX              0         0             0                  0             0          0
    251500362         0-29            FIX              0         0             0                  0             0          36
    258000022         0-29            FIX              0         0             0                  0             0          24
    259916259         0-29            FIX              0         0             0                  0             0          0
    287900128         0-29            FIX              0         0             0                  0             0          0
    148902775         0-29            6ML            7.7         2             1               7.75         14.75          24
    240011820         0-29            FIX              0         0             0                  0             0          60
    241717186         0-29            FIX              0         0             0                  0             0          42
    245407995         0-29            6ML           6.65         2             1                6.5          13.5          24
    245407997         0-29            FIX              0         0             0                  0             0          36
    245408019         0-29            FIX              0         0             0                  0             0          36
    245408105         0-29            FIX              0         0             0                  0             0          36
    245605441         0-29            FIX              0         0             0                  0             0          0
    245707111         0-29            6ML           6.73         2             1               6.78         13.78          36
    246204827         0-29            6ML            7.1         2             1               6.95         13.95          36
    246204918         0-29            6ML            7.4         2             1               7.45         14.45          36
    246403874         0-29            6ML           5.44         2             1               5.49         12.49          36
    246807013         0-29            6ML           5.94         2             1               5.99         12.99          36
    247304811         0-29            6ML           7.45         3             1                7.5          14.5          36
    247304852         0-29            6ML           7.84         3            1.5              7.89         14.89          36
    247602481         0-29            6ML           8.39         2             1               8.44         15.44          0
    249119860         0-29            6ML           6.94         2             1               6.99         13.99          60
    250900276         0-29            6ML           8.94         2             1               8.99         15.99          0
    251300705         0-29            6ML           7.94         2             1               7.99         14.99          24
    254806585         0-29            6ML           11.5         2             1              11.55         18.55          0
    259006534         0-29            6ML           7.95        1.9           1.5              8.05         15.05          12
    259104728         0-29            6ML           6.94         2             1               6.99         13.99          0
    287600129         0-29            6ML           7.34         2             1               7.39         14.39          36
    148902776         0-29            FIX              0         0             0                  0             0          0
    148902779         0-29            FIX              0         0             0                  0             0          0
    148902780         0-29            FIX              0         0             0                  0             0          0
    148902781         0-29            FIX              0         0             0                  0             0          0
    148902783         0-29            FIX              0         0             0                  0             0          24
    148902787         0-29            FIX              0         0             0                  0             0          24
    240011814         0-29            FIX              0         0             0                  0             0          0
    240112207         0-29            FIX              0         0             0                  0             0          0
    240919161         0-29            FIX              0         0             0                  0             0          0
    242817230         0-29            FIX              0         0             0                  0             0          60
    245407992         0-29            FIX              0         0             0                  0             0          0
    245407994         0-29            FIX              0         0             0                  0             0          0
    245408068         0-29            FIX              0         0             0                  0             0          0
    245408121         0-29            FIX              0         0             0                  0             0          0
    245408123         0-29            FIX              0         0             0                  0             0          0
    245707125         0-29            FIX              0         0             0                  0             0          36
    246008592         0-29            FIX              0         0             0                  0             0          36
    246204828         0-29            FIX              0         0             0                  0             0          0
    246204919         0-29            FIX              0         0             0                  0             0          36
    246403875         0-29            FIX              0         0             0                  0             0          36
    247304823         0-29            FIX              0         0             0                  0             0          0
    247304853         0-29            FIX              0         0             0                  0             0          0
    247403679         0-29            FIX              0         0             0                  0             0          0
    248604424         0-29            FIX              0         0             0                  0             0          0
    248604428         0-29            FIX              0         0             0                  0             0          0
    249119796         0-29            FIX              0         0             0                  0             0          0
    251400552         0-29            FIX              0         0             0                  0             0          0
    259104496         0-29            FIX              0         0             0                  0             0          0
    259104530         0-29            FIX              0         0             0                  0             0          0
    259104649         0-29            FIX              0         0             0                  0             0          0
    287300408         0-29            FIX              0         0             0                  0             0          36
    287600143         0-29            FIX              0         0             0                  0             0          0
    287900130         0-29            FIX              0         0             0                  0             0          0
    245605439         0-29            6ML           7.55         2             1                7.6          14.6          0
    245707106         0-29            6ML            6.3         2             1               6.35         13.35          36
    246204694         0-29            6ML            8.6         3             1               8.25         15.25          36
    246704295         0-29            6ML            7.2         2             1               7.25         14.25          0
    258000025         0-29            6ML            7.7         2             1               7.75         14.75          0
    258514465         0-29            6ML           9.65         2             1                9.7          16.7          60
    148902784         0-29            FIX              0         0             0                  0             0          24
    148902785         0-29            FIX              0         0             0                  0             0          0
    148902788         0-29            FIX              0         0             0                  0             0          0
    240011830         0-29            FIX              0         0             0                  0             0          0
    245707109         0-29            FIX              0         0             0                  0             0          0
    245707134         0-29            FIX              0         0             0                  0             0          60
    246204883         0-29            FIX              0         0             0                  0             0          36
    246704296         0-29            FIX              0         0             0                  0             0          0
    248604436         0-29            FIX              0         0             0                  0             0          0
    250900341         0-29            FIX              0         0             0                  0             0          0
    251200534         0-29            FIX              0         0             0                  0             0          0
    258000028         0-29            FIX              0         0             0                  0             0          0
    258812309         0-29            FIX              0         0             0                  0             0          0
    259209869         0-29            FIX              0         0             0                  0             0          0
    287300259         0-29            FIX              0         0             0                  0             0          0
    246807007         0-29            6ML           7.28         2             1               7.33         14.33          0
    248604392         0-29            6ML            7.9         2             1               7.95         14.95          24
    259006532         0-29            FIX              0         0             0                  0             0          0
    259006568         0-29            6ML            7.4         3            1.5               7.8          14.8          0
    259006575         0-29            6ML              7         3             1                  8            14          24
    259916253         0-29            FIX              0         0             0                  0             0          60
    242817272         0-29            FIX              0         0             0                  0             0          60
    257801527         0-29            FIX              0         0             0                  0             0          60
    258000029         0-29            FIX              0         0             0                  0             0          0
    259006569         0-29            FIX              0         0             0                  0             0          0
    259104716         0-29            FIX              0         0             0                  0             0          0
    284303420         0-29            FIX              0         0             0                  0             0          36
    245107075         0-29            6ML           7.05         2             1                7.1          14.1          24
    246902898         0-29            6ML              8         2             1               8.05         15.05          0
    247407646         0-29            6ML            7.4         3             1               7.45         14.45          36
    251400576         0-29            6ML           6.53         3            1.5              6.58         13.58          36
    252703941         0-29            6ML           6.35         2             1                6.4          13.4          60
    254103621         0-29            6ML           9.94         2             1               9.99         16.99          0
    259916263         0-29            6ML           7.94         3            1.5              7.99         14.99          24
    148902793         0-29            FIX              0         0             0                  0             0          0
    251400578         0-29            FIX              0         0             0                  0             0          0
    287900133         0-29            FIX              0         0             0                  0             0          0
    148902598         0-29            6ML            8.7         3            1.5              8.45         15.45          12
    242115235         0-29            6ML            7.7         2             1               7.75         14.75          0
    245605450         0-29            6ML            7.2         2             1               7.25         14.25          0
    252402750         0-29            6ML           8.84         2             1               8.89         15.89          60
    259006528         0-29            6ML           9.15         3            1.5              9.55         16.55          24
    259006537         0-29            6ML           7.51         3            1.5              7.85         14.85          0
    259006596         0-29            FIX              0         0             0                  0             0          36
    259916255         0-29            FIX              0         0             0                  0             0          60
    259916291         0-29            6ML            8.8         3             1                9.3          15.3          0
    287300412         0-29            6ML            5.7         3             1               5.75         12.75          36
    148902798         0-29            FIX              0         0             0                  0             0          12
    245605451         0-29            FIX              0         0             0                  0             0          0
    246008528         0-29            FIX              0         0             0                  0             0          12
    287300381         0-29            FIX              0         0             0                  0             0          24
    245210931         0-29            6ML            7.9         2             1               7.95         14.95          24
    247602419         0-29            FIX              0         0             0                  0             0          60
    247602541         0-29            6ML            8.1         2             1                8.5          15.5          36
    250900380         0-29            6ML           6.89         2             1               6.94         13.94          0
    252003649         0-29            6ML            7.7         2             1               7.75         14.75          24
    257901397         0-29            6ML           8.44         2             1               8.49         15.49          60
    259006519         0-29            FIX              0         0             0                  0             0          36
    259006543         0-29            6ML           7.85         3            1.5               7.9          14.9          0
    259006600         0-29            FIX              0         0             0                  0             0          0
    259916256         0-29            6ML          9.071         3            1.5              8.73         15.73          36
    287300378         0-29            6ML            5.2         2             1               5.25         12.25          36
    246204912         0-29            FIX              0         0             0                  0             0          0
    148902806         0-29            FIX              0         0             0                  0             0          0
    243414695         0-29            FIX              0         0             0                  0             0          60
    245107121         0-29            FIX              0         0             0                  0             0          0
    245211034         0-29            FIX              0         0             0                  0             0          0
    247403680         0-29            FIX              0         0             0                  0             0          0
    247601134         0-29            FIX              0         0             0                  0             0          0
    253300691         0-29            FIX              0         0             0                  0             0          60
    284303393         0-29            FIX              0         0             0                  0             0          0
    148902791         0-29            6ML            8.5         2             1                8.9          15.9          24
    148902808         0-29            FIX              0         0             0                  0             0          0
    245605460         0-29            6ML            7.1         2             1                7.5          14.5          0
    246704299         0-29            6ML            6.7         3             1               6.75         13.75          36
    249119842         0-29            6ML           8.45         2             1                8.5          15.5          0
    251100414         0-29            6ML            6.4         2             1               6.45         13.45          24
    251300714         0-29            6ML           7.55         2             1                7.6          14.6          0
    253001104         0-29            FIX              0         0             0                  0             0          0
    253300861         0-29            6ML           6.59         2             1               6.99         13.99          36
    254003959         0-29            6ML           7.35         2             1                7.4          14.4          0
    254806599         0-29            FIX              0         0             0                  0             0          0
    257801386         0-29            6ML           7.94         2             1               7.99         14.99          60
    258000023         0-29            FIX              0         0             0                  0             0          24
    258812123         0-29            6ML           9.25         2             1                8.9          15.9          0
    258812326         0-29            6ML            9.5         2             1               9.55         16.55          0
    259006547         0-29            6ML           6.05         3            1.5              6.45         13.45          30
    259006583         0-29            FIX              0         0             0                  0             0          12
    259916272         0-29            6ML            9.8         3             1               10.3          16.3          0
    259916289         0-29            6ML            8.5         3             1                  9            15          24
    259916292         0-29            6ML              9         3             1                9.5          15.5          24
    259916312         0-29            6ML            9.7         3             1               10.2          16.2          24
    284503754         0-29            6ML           8.34         2             1               7.99         14.99          0
    284803556         0-29            6ML          10.94         2             1              10.99         17.99          0
    287900110         0-29            FIX              0         0             0                  0             0          0
    247407482         0-29            6ML           10.2         2             1              10.25         17.25          24
    258514277         0-29            6ML           8.34         2             1               7.99         14.99          60
    259916336         0-29            6ML           7.75         3             1               8.25         14.25          24
    148902817         0-29            FIX              0         0             0                  0             0          0
    241513601         0-29            FIX              0         0             0                  0             0          0
    245605462         0-29            FIX              0         0             0                  0             0          0
    245707133         0-29            FIX              0         0             0                  0             0          0
    249519544         0-29            FIX              0         0             0                  0             0          36
    252203866         0-29            FIX              0         0             0                  0             0          0
    254604725         0-29            FIX              0         0             0                  0             0          36
    256409983         0-29            FIX              0         0             0                  0             0          0
    256706886         0-29            FIX              0         0             0                  0             0          60
    259006542         0-29            FIX              0         0             0                  0             0          0
    259006551         0-29            FIX              0         0             0                  0             0          30
    259006584         0-29            FIX              0         0             0                  0             0          0
    259104717         0-29            FIX              0         0             0                  0             0          0
    285800125         0-29            FIX              0         0             0                  0             0          0
    287300431         0-29            FIX              0         0             0                  0             0          0
    243316882         0-29            FIX              0         0             0                  0             0          0
    246008366         0-29            6ML            5.6         3            1.5              5.25         12.25          60
    249224411         0-29            6ML           7.94         2             1               7.99         14.99          0
    255712628         0-29            FIX              0         0             0                  0             0          0
    258912726         0-29            6ML            9.1         2             1               9.15         16.15          0
    287900119         0-29            6ML           5.32         3            1.5              5.37         12.37          36
    243816485         0-29            FIX              0         0             0                  0             0          0
    245210857         0-29            FIX              0         0             0                  0             0          0
    245211016         0-29            FIX              0         0             0                  0             0          0
    246008615         0-29            FIX              0         0             0                  0             0          60
    252003659         0-29            FIX              0         0             0                  0             0          36
    287200137         0-29            FIX              0         0             0                  0             0          0
    148902760         0-29            6ML            7.3         2             1               7.05         14.05          0
    240011785         0-29            FIX              0         0             0                  0             0          0
    240621301         0-29            6ML            9.1         2             1               9.15         16.15          60
    241415888         0-29            6ML           8.94         2             1               8.99         15.99          0
    241917692         0-29            FIX              0         0             0                  0             0          60
    242709064         0-29            6ML           9.35         2             1                  9            16          60
    243211992         0-29            6ML            5.5         2             1               5.55         12.55          60
    245107044         0-29            FIX              0         0             0                  0             0          60
    245107085         0-29            FIX              0         0             0                  0             0          60
    245408125         0-29            6ML            7.2         3            1.5              7.25         14.25          24
    245408129         0-29            6ML            5.7         3            1.5              5.75         12.75          36
    246807037         0-29            6ML            7.4         2             1               7.45         14.45          24
    246807043         0-29            6ML           9.55         3             1                9.6          16.6          36
    246807061         0-29            FIX              0         0             0                  0             0          60
    246902897         0-29            6ML            7.8         2             1               7.85         14.85          24
    247407657         0-29            6ML           8.44         3             1               8.49         15.49          36
    247602485         0-29            FIX              0         0             0                  0             0          0
    248604387         0-29            FIX              0         0             0                  0             0          36
    249119788         0-29            6ML           5.85         2             1               6.25         13.25          60
    249318952         0-29            6ML           6.95         3             1                6.6          13.6          0
    250900325         0-29            6ML           5.85         3            1.5              6.25         13.25          0
    251400575         0-29            6ML           7.25         3             1                7.3          14.3          36
    251600595         0-29            FIX              0         0             0                  0             0          36
    252003641         0-29            6ML            6.4         3            1.5              6.45         13.45          36
    252003653         0-29            FIX              0         0             0                  0             0          60
    252003666         0-29            6ML           6.09         3             1               6.49         13.49          36
    253300425         0-29            6ML           6.34         2             1               5.99         12.99          60
    253600573         0-29            FIX              0         0             0                  0             0          0
    253702775         0-29            6ML           5.45         2             1                5.5          12.5          60
    255410643         0-29            6ML            6.3         2             1               6.35         13.35          0
    255810310         0-29            FIX              0         0             0                  0             0          0
    255810421         0-29            FIX              0         0             0                  0             0          0
    256209655         0-29            6ML           5.94         2             1               5.99         12.99          60
    257701294         0-29            6ML           7.23         2             1               7.28         14.28          60
    257901306         0-29            FIX              0         0             0                  0             0          60
    259006570         0-29            6ML            5.5         3             1                6.5          12.5          0
    259406567         0-29            FIX              0         0             0                  0             0          60
    259916251         0-29            6ML          8.539         3            1.5              8.88         15.88          12
    259916261         0-29            6ML           6.69         3            1.5              7.03         14.03          12
    284204023         0-29            6ML            7.8         2             1               7.85         14.85          0
    284600803         0-29            6ML           6.94         2             1               6.99         13.99          60
    285201241         0-29            FIX              0         0             0                  0             0          12
    287300318         0-29            6ML            6.2         3            1.5              6.25         13.25          24
    287701029         0-29            FIX              0         0             0                  0             0          0
    287900115         0-29            6ML           6.59         3             1               6.64         13.64          36
    288000611         0-29            FIX              0         0             0                  0             0          60
    243212185         0-29            FIX              0         0             0                  0             0          0
    248604450         0-29            FIX              0         0             0                  0             0          0
    253703003         0-29            FIX              0         0             0                  0             0          60
    287300365         0-29            FIX              0         0             0                  0             0          0
    240011827         0-29            FIX              0         0             0                  0             0          0
    241217626         0-29            6ML           5.85         2             1               6.25         13.25          60
    241513669         0-29            6ML            7.7         2             1               7.75         14.75          0
    242215630         0-29            6ML            5.4         2             1               5.25         12.25          24
    242920398         0-29            FIX              0         0             0                  0             0          60
    243111940         0-29            6ML            6.1         3             1                6.5          13.5          36
    244119519         0-29            6ML            9.6         2             1               9.65         16.65          0
    245211010         0-29            6ML            7.8         2             1               7.85         14.85          24
    245211049         0-29            6ML          10.59         2             1              10.99         17.99          24
    245304803         0-29            6ML           9.05         2             1                9.1          16.1          24
    245707153         0-29            6ML            6.3         3             1               6.35         13.35          60
    246008620         0-29            6ML            6.8         3            1.5              6.85         13.85          12
    246008651         0-29            6ML            6.4         2             1               6.45         13.45          60
    246008671         0-29            6ML           5.65         2             1               6.05         13.05          24
    246704319         0-29            FIX              0         0             0                  0             0          0
    246704329         0-29            6ML           7.95         2             1               8.35         15.35          0
    247304848         0-29            FIX              0         0             0                  0             0          0
    247407620         0-29            FIX              0         0             0                  0             0          36
    247407628         0-29            FIX              0         0             0                  0             0          60
    247602181         0-29            FIX              0         0             0                  0             0          0
    247602552         0-29            FIX              0         0             0                  0             0          60
    253501041         0-29            6ML            6.9         2             1               6.95         13.95          0
    253903532         0-29            6ML           6.94         2             1               6.99         13.99          60
    256409890         0-29            6ML           6.05         2             1                6.1          13.1          60
    256606389         0-29            FIX              0         0             0                  0             0          60
    257801400         0-29            6ML           5.85         2             1                5.9          12.9          24
    259006591         0-29            FIX              0         0             0                  0             0          36
    259006593         0-29            FIX              0         0             0                  0             0          36
    259916260         0-29            FIX              0         0             0                  0             0          12
    259916273         0-29            6ML           8.65         3             1               9.15         15.15          0
    259916333         0-29            6ML           8.35         3             1               8.85         14.85          24
    259916338         0-29            6ML            7.1         3            1.5               6.8          13.8          24
    284404259         0-29            6ML            8.7         2             1                9.1          16.1          60
    284503948         0-29            FIX              0         0             0                  0             0          60
    284803535         0-29            FIX              0         0             0                  0             0          60
    285201316         0-29            6ML            5.3         3             1                5.7          12.7          0
    285700100         0-29            6ML            6.7         2             1               6.35         13.35          60
    287300285         0-29            6ML           6.14         2             1               5.99         12.99          60
    287300428         0-29            6ML           7.94         2             1               7.99         14.99          24
    287900132         0-29            6ML           7.85         2             1                7.9          14.9          0
    259916482         0-29            6ML          5.475         3             1              9.275        16.275          0
    249020788         0-29            FIX              0         0             0                  0             0          0
    257901356         0-29            FIX              0         0             0                  0             0          36
    259006613         0-29            FIX              0         0             0                  0             0          0
    259104674         0-29            FIX              0         0             0                  0             0          0
    240011809         0-29            FIX              0         0             0                  0             0          0
    240112155         0-29            6ML           8.55         2             1                8.6          15.6          60
    242316511         0-29            FIX              0         0             0                  0             0          60
    243414592         0-29            FIX              0         0             0                  0             0          60
    245211001         0-29            FIX              0         0             0                  0             0          24
    245211024         0-29            6ML           7.45         2             1                7.5          14.5          24
    245211050         0-29            6ML            6.4         3            1.5               6.8          13.8          36
    245408143         0-29            6ML           5.85         3            1.5              6.25         13.25          36
    245605474         0-29            FIX              0         0             0                  0             0          0
    245707045         0-29            6ML            7.1         2             1               6.95         13.95          36
    245707112         0-29            6ML           8.55         3             1                8.6          15.6          36
    245707135         0-29            FIX              0         0             0                  0             0          60
    245707161         0-29            6ML           6.25         2             1               6.65         13.65          24
    246008660         0-29            6ML            6.2         2             1                6.6          13.6          12
    246704273         0-29            FIX              0         0             0                  0             0          36
    246704297         0-29            6ML            6.7         2             1               6.75         13.75          0
    246704302         0-29            6ML            9.6         3             1               9.65         16.65          0
    246807050         0-29            FIX              0         0             0                  0             0          0
    246807064         0-29            6ML           6.09         3            1.5              6.49         13.49          36
    246902943         0-29            6ML           6.79         3            1.5              7.19         14.19          36
    247304794         0-29            6ML            6.9         3             1               6.95         13.95          36
    247304807         0-29            FIX              0         0             0                  0             0          36
    247304864         0-29            6ML            5.7         2             1                6.1          13.1          60
    247304872         0-29            6ML          6.075         2             1              6.125        13.125          24
    247407652         0-29            FIX              0         0             0                  0             0          36
    247602417         0-29            FIX              0         0             0                  0             0          0
    247602527         0-29            FIX              0         0             0                  0             0          0
    249613662         0-29            6ML           9.85         2             1                9.9          16.9          0
    251200538         0-29            6ML           6.29         2             1               6.69         13.69          36
    251300700         0-29            FIX              0         0             0                  0             0          60
    251400579         0-29            6ML            7.9         3             1               7.95         14.95          36
    251600608         0-29            6ML           7.05         3             1                7.1          14.1          36
    251600611         0-29            6ML            7.2         2             1               7.25         14.25          36
    252503277         0-29            6ML            8.8         2             1               8.85         15.85          60
    253000996         0-29            FIX              0         0             0                  0             0          60
    254604719         0-29            FIX              0         0             0                  0             0          60
    254806573         0-29            6ML           6.25         2             1               6.65         13.65          0
    254806696         0-29            FIX              0         0             0                  0             0          0
    255410403         0-29            FIX              0         0             0                  0             0          0
    255612444         0-29            FIX              0         0             0                  0             0          0
    255612486         0-29            FIX              0         0             0                  0             0          0
    255912146         0-29            FIX              0         0             0                  0             0          60
    256606314         0-29            FIX              0         0             0                  0             0          60
    256706697         0-29            6ML           5.94         2             1               5.99         12.99          60
    257005817         0-29            6ML           6.94         2             1               6.99         13.99          60
    257503340         0-29            FIX              0         0             0                  0             0          0
    257801467         0-29            6ML            6.2         2             1               6.25         13.25          60
    258413268         0-29            6ML           7.59         2             1               7.99         14.99          0
    259006552         0-29            6ML           7.28         2             1               7.68         14.68          0
    259006574         0-29            6ML          5.875         3             1              6.875        12.875          0
    259006589         0-29            6ML           8.12         2             1               8.57         15.57          24
    284102444         0-29            FIX              0         0             0                  0             0          60
    284403905         0-29            FIX              0         0             0                  0             0          60
    284404207         0-29            6ML           8.05         2             1                8.1          15.1          60
    286900025         0-29            FIX              0         0             0                  0             0          0
    242412467         0-29            6ML            9.1         2             1               9.15         16.15          24
    241415925         0-29            FIX              0         0             0                  0             0          0
    242215972         0-29            FIX              0         0             0                  0             0          0
    243711318         0-29            FIX              0         0             0                  0             0          60
    245107074         0-29            FIX              0         0             0                  0             0          60
    245707107         0-29            FIX              0         0             0                  0             0          0
    251100436         0-29            FIX              0         0             0                  0             0          0
    257801334         0-29            FIX              0         0             0                  0             0          60
    258514621         0-29            FIX              0         0             0                  0             0          0
    285101206         0-29            FIX              0         0             0                  0             0          60
    285700456         0-29            FIX              0         0             0                  0             0          0
    148902743         0-29            6ML            6.9         3            1.5              6.95         13.95          24
    240011677         0-29            FIX              0         0             0                  0             0          60
    240011836         0-29            FIX              0         0             0                  0             0          60
    240011847         0-29            6ML           7.69         2             1               8.09         15.09          24
    240621258         0-29            FIX              0         0             0                  0             0          60
    240621378         0-29            6ML           6.75         3             1                6.8          13.8          60
    243414454         0-29            6ML            6.6         2             1               6.25         13.25          0
    243614564         0-29            6ML            8.9         2             1               8.95         15.95          36
    243614577         0-29            6ML          7.575         2             1              7.975        14.975          60
    245107042         0-29            FIX              0         0             0                  0             0          60
    245211051         0-29            FIX              0         0             0                  0             0          48
    245408082         0-29            FIX              0         0             0                  0             0          36
    245408151         0-29            6ML           5.95         3            1.5              6.35         13.35          24
    245605467         0-29            6ML           7.45         2             1               7.85         14.85          0
    245707140         0-29            6ML           7.14         3             1               7.19         14.19          36
    245707170         0-29            6ML           6.89         2             1               7.29         14.29          36
    246008574         0-29            FIX              0         0             0                  0             0          60
    246008639         0-29            6ML           5.94         2             1               5.99         12.99          36
    246008662         0-29            6ML           6.43         2             1               6.83         13.83          36
    246204971         0-29            6ML           6.15         2             1               6.55         13.55          24
    246704291         0-29            FIX              0         0             0                  0             0          36
    246704330         0-29            6ML            9.1         2             1                9.5          16.5          0
    246902900         0-29            FIX              0         0             0                  0             0          36
    247602025         0-29            FIX              0         0             0                  0             0          0
    247602393         0-29            FIX              0         0             0                  0             0          0
    249319171         0-29            6ML            7.9         2             1               7.95         14.95          60
    249519334         0-29            6ML           6.94         2             1               6.99         13.99          60
    249613719         0-29            6ML           9.24         2             1               9.29         16.29          60
    252003648         0-29            FIX              0         0             0                  0             0          60
    252003656         0-29            6ML            5.1         2             1                5.5          12.5          36
    252003678         0-29            6ML           6.19         2             1               6.59         13.59          24
    252003680         0-29            FIX              0         0             0                  0             0          60
    252503412         0-29            FIX              0         0             0                  0             0          0
    253001297         0-29            FIX              0         0             0                  0             0          60
    253903529         0-29            6ML            8.8         2             1               8.85         15.85          60
    254806794         0-29            FIX              0         0             0                  0             0          0
    255316023         0-29            6ML           10.8         2             1              10.85         17.85          0
    255612535         0-29            6ML            7.1         2             1                7.5          14.5          0
    255712769         0-29            FIX              0         0             0                  0             0          0
    255810358         0-29            FIX              0         0             0                  0             0          0
    256409997         0-29            FIX              0         0             0                  0             0          60
    256706576         0-29            6ML           6.65         3             1                6.5          13.5          60
    257005925         0-29            FIX              0         0             0                  0             0          60
    258812199         0-29            6ML           8.15         2             1                7.8          14.8          0
    258812527         0-29            6ML           6.55         3             1                6.6          13.6          60
    259006588         0-29            FIX              0         0             0                  0             0          36
    259006595         0-29            6ML            8.5         2             1                8.9          15.9          0
    259006598         0-29            6ML           8.25         2             1               8.65         15.65          0
    259006599         0-29            FIX              0         0             0                  0             0          60
    259916308         0-29            FIX              0         0             0                  0             0          60
    259916340         0-29            6ML            6.7         2             1               6.55         13.55          24
    259916344         0-29            6ML            8.3         2             1                8.7          15.7          24
    284803506         0-29            6ML           6.25         2             1               6.65         13.65          60
    285101314         0-29            6ML              6         2             1               6.05         13.05          60
    285700554         0-29            FIX              0         0             0                  0             0          60
    287200175         0-29            6ML            5.5         3            1.5              5.55         12.55          36
    287500142         0-29            FIX              0         0             0                  0             0          60
    287500154         0-29            6ML           6.64         3             1               6.69         13.69          36
    287500161         0-29            FIX              0         0             0                  0             0          60
    287600116         0-29            FIX              0         0             0                  0             0          0
    287701042         0-29            6ML           6.95         3             1                  7            14          24
    251600610         0-29            6ML           9.05         2             1                9.1          16.1          36
    148902758         0-29            FIX              0         0             0                  0             0          0
    148902819         0-29            FIX              0         0             0                  0             0          0
    148902846         0-29            FIX              0         0             0                  0             0          24
    240011804         0-29            FIX              0         0             0                  0             0          0
    245211053         0-29            FIX              0         0             0                  0             0          0
    245605468         0-29            FIX              0         0             0                  0             0          0
    245707172         0-29            FIX              0         0             0                  0             0          0
    246008667         0-29            FIX              0         0             0                  0             0          36
    246704321         0-29            FIX              0         0             0                  0             0          36
    247403681         0-29            FIX              0         0             0                  0             0          0
    248604458         0-29            FIX              0         0             0                  0             0          0
    248604459         0-29            FIX              0         0             0                  0             0          0
    252003665         0-29            FIX              0         0             0                  0             0          36
    253001318         0-29            FIX              0         0             0                  0             0          0
    253702937         0-29            FIX              0         0             0                  0             0          0
    255410725         0-29            FIX              0         0             0                  0             0          0
    257801569         0-29            FIX              0         0             0                  0             0          60
    258514596         0-29            FIX              0         0             0                  0             0          60
    258514668         0-29            FIX              0         0             0                  0             0          0
    284404431         0-29            FIX              0         0             0                  0             0          60
    288500022         0-29            FIX              0         0             0                  0             0          60
    148902797         0-29            6ML           5.89         2             1               6.29         13.29          0
    148902828         0-29            6ML           6.75         2             1               7.15         14.15          24
    148902841         0-29            6ML              7         2             1                7.4          14.4          24
    240011803         0-29            6ML              8         3             1                8.4          15.4          36
    240011838         0-29            FIX              0         0             0                  0             0          60
    241319301         0-29            6ML           8.55         2             1                8.6          15.6          0
    241513644         0-29            6ML           9.45         2             1                9.5          16.5          0
    241717283         0-29            6ML           6.59         2             1               6.99         13.99          42
    242115323         0-29            6ML            7.3         2             1               7.35         14.35          0
    242412172         0-29            6ML           5.55         2             1               5.95         12.95          60
    242617737         0-29            6ML            7.1         2             1               7.15         14.15          36
    242709428         0-29            FIX              0         0             0                  0             0          60
    243316731         0-29            FIX              0         0             0                  0             0          0
    243414791         0-29            6ML           6.09         2             1               6.49         13.49          0
    243518173         0-29            FIX              0         0             0                  0             0          60
    243518185         0-29            FIX              0         0             0                  0             0          60
    245107145         0-29            6ML           6.89         2             1               7.29         14.29          36
    245210960         0-29            6ML           7.85         2             1                7.9          14.9          24
    245211035         0-29            6ML           7.85         3            1.5              8.25         15.25          24
    245304791         0-29            6ML           8.98         2             1               9.38         16.38          24
    245304797         0-29            6ML           7.59         2             1               7.99         14.99          0
    245408085         0-29            FIX              0         0             0                  0             0          36
    245408140         0-29            6ML            5.1         3            1.5               5.5          12.5          36
    245605444         0-29            6ML           8.55         2             1                8.6          15.6          0
    245605458         0-29            6ML           7.49         2             1               7.89         14.89          0
    245707043         0-29            6ML           6.84         3             1               6.69         13.69          36
    245707136         0-29            6ML              7         3             1               7.05         14.05          36
    245707143         0-29            FIX              0         0             0                  0             0          60
    245707166         0-29            6ML            6.7         3             1                7.1          14.1          36
    245707178         0-29            6ML           5.34         3             1               5.74         12.74          36
    246204896         0-29            FIX              0         0             0                  0             0          36
    246204913         0-29            6ML           7.65         3             1                7.7          14.7          36
    246204965         0-29            6ML           5.55         2             1               5.95         12.95          0
    246704279         0-29            FIX              0         0             0                  0             0          0
    246704322         0-29            6ML           7.65         2             1               8.05         15.05          0
    246704331         0-29            FIX              0         0             0                  0             0          0
    246704332         0-29            6ML           9.25         2             1               9.65         16.65          0
    246807023         0-29            6ML            5.8         3             1               5.85         12.85          24
    246807039         0-29            6ML           8.55         2             1                8.6          15.6          0
    246902938         0-29            FIX              0         0             0                  0             0          0
    246902945         0-29            6ML           6.25         2             1               6.65         13.65          0
    246902952         0-29            6ML           6.29         3             1               6.69         13.69          36
    246902953         0-29            6ML              8         2             1                8.4          15.4          0
    247407599         0-29            FIX              0         0             0                  0             0          0
    247602534         0-29            FIX              0         0             0                  0             0          0
    247602536         0-29            6ML           6.85         2             1               7.25         14.25          24
    248604419         0-29            6ML            7.5         2             1               7.55         14.55          0
    248604444         0-29            6ML           5.55         3             1               5.95         12.95          36
    249519414         0-29            6ML            7.7         2             1               7.75         14.75          60
    249613628         0-29            6ML           8.94         2             1               8.99         15.99          60
    249613694         0-29            FIX              0         0             0                  0             0          60
    250900362         0-29            FIX              0         0             0                  0             0          60
    250900384         0-29            6ML              8         2             1                8.4          15.4          0
    250900387         0-29            6ML           9.34         2             1               9.74         16.74          24
    251100416         0-29            FIX              0         0             0                  0             0          36
    251100440         0-29            6ML           7.35         3            1.5               7.4          14.4          36
    251200556         0-29            6ML           7.44         2             1               7.84         14.84          42
    251300742         0-29            6ML           8.59         2             1               8.99         15.99          24
    252003669         0-29            FIX              0         0             0                  0             0          60
    252003674         0-29            6ML           5.95         3             1               6.35         13.35          36
    252003675         0-29            6ML           7.09         3             1               7.49         14.49          36
    252402582         0-29            FIX              0         0             0                  0             0          0
    252402994         0-29            6ML           6.09         3             1               6.49         13.49          60
    252805252         0-29            6ML           5.94         2             1               5.99         12.99          60
    253501124         0-29            6ML           9.15         1             1                8.7          15.7          0
    253702872         0-29            6ML            6.1         2             1               6.15         13.15          60
    254604852         0-29            6ML            6.4         2             1                6.8          13.8          60
    254704154         0-29            FIX              0         0             0                  0             0          60
    254704235         0-29            FIX              0         0             0                  0             0          60
    254806710         0-29            FIX              0         0             0                  0             0          0
    255712557         0-29            FIX              0         0             0                  0             0          0
    255712679         0-29            FIX              0         0             0                  0             0          0
    255712828         0-29            FIX              0         0             0                  0             0          0
    255712869         0-29            FIX              0         0             0                  0             0          0
    255712907         0-29            FIX              0         0             0                  0             0          0
    255712917         0-29            6ML           6.75         2             1                6.8          13.8          0
    255912130         0-29            6ML            8.3         2             1                8.7          15.7          60
    256706337         0-29            FIX              0         0             0                  0             0          60
    257503629         0-29            FIX              0         0             0                  0             0          0
    258000027         0-29            FIX              0         0             0                  0             0          36
    258514556         0-29            6ML            9.1         3             1                9.5          16.5          0
    259006572         0-29            6ML           8.36         3             1                8.7          15.7          24
    259104708         0-29            6ML           6.94         2             1               6.99         13.99          0
    284303250         0-29            FIX              0         0             0                  0             0          60
    284303719         0-29            6ML           7.59         2             1               7.99         14.99          60
    284703683         0-29            6ML           6.59         2             1               6.99         13.99          0
    284803703         0-29            6ML           6.15         2             1               6.55         13.55          60
    285301135         0-29            FIX              0         0             0                  0             0          0
    285800089         0-29            6ML           6.95         2             1                  7            14          60
    287200181         0-29            6ML            5.4         3            1.5              5.45         12.45          36
    287300343         0-29            FIX              0         0             0                  0             0          60
    287300413         0-29            6ML            5.2         3            1.5              5.25         12.25          36
    287300440         0-29            6ML            5.7         3            1.5              5.75         12.75          36
    287500070         0-29            6ML            8.2         3             1               8.25         15.25          36
    287500116         0-29            FIX              0         0             0                  0             0          60
    287500168         0-29            FIX              0         0             0                  0             0          60
    287500185         0-29            FIX              0         0             0                  0             0          60
    288000713         0-29            FIX              0         0             0                  0             0          60
    148902845         0-29            FIX              0         0             0                  0             0          0
    148902851         0-29            FIX              0         0             0                  0             0          0
    148902854         0-29            FIX              0         0             0                  0             0          0
    242412316         0-29            FIX              0         0             0                  0             0          0
    243112288         0-29            FIX              0         0             0                  0             0          60
    245107146         0-29            FIX              0         0             0                  0             0          0
    245210964         0-29            FIX              0         0             0                  0             0          60
    245408144         0-29            FIX              0         0             0                  0             0          0
    248604463         0-29            FIX              0         0             0                  0             0          0
    250900363         0-29            FIX              0         0             0                  0             0          36
    251400586         0-29            FIX              0         0             0                  0             0          0
    253803345         0-29            FIX              0         0             0                  0             0          60
    254504473         0-29            FIX              0         0             0                  0             0          60
    254604557         0-29            FIX              0         0             0                  0             0          60
    257403077         0-29            FIX              0         0             0                  0             0          0
    257403250         0-29            FIX              0         0             0                  0             0          0
    258514740         0-29            FIX              0         0             0                  0             0          60
    258912613         0-29            FIX              0         0             0                  0             0          0
    285301020         0-29            FIX              0         0             0                  0             0          60
    287200204         0-29            FIX              0         0             0                  0             0          36
    287900129         0-29            FIX              0         0             0                  0             0          0
    240212746         0-29            6ML          12.05         1             1               11.3          18.3          0
    243316647         0-29            FIX              0         0             0                  0             0          0
    243816500         0-29            6ML           7.59         2             1               7.99         14.99          60
    247407634         0-29            6ML           6.69         3             1               6.74         13.74          0
    252003664         0-29            6ML           8.59         3             1               8.99         15.99          36
    252402995         0-29            6ML           8.04         2             1               8.09         15.09          60
    252403020         0-29            6ML           8.54         2             1               8.59         15.59          60
    254806809         0-29            FIX              0         0             0                  0             0          0
    254806845         0-29            6ML             12         2             1              12.05         19.05          0
    254907634         0-29            FIX              0         0             0                  0             0          0
    254907667         0-29            6ML            8.7         2             1               8.75         15.75          0
    255316290         0-29            FIX              0         0             0                  0             0          0
    255712826         0-29            6ML           5.94         2             1               5.99         12.99          0
    258812432         0-29            FIX              0         0             0                  0             0          0
    258812611         0-29            6ML            9.6         2             1               9.65         16.65          0
    285001775         0-29            6ML           6.35         2             1               6.75         13.75          60
    259916446         0-29            6ML          7.825         3             1              10.99         16.99          0
    243711418         0-29            FIX              0         0             0                  0             0          60
    257801592         0-29            FIX              0         0             0                  0             0          60
    240011845         0-29            FIX              0         0             0                  0             0          36
    240621288         0-29            6ML           8.95         2             1                  9            16          60
    241612674         0-29            6ML           7.85         2             1                7.9          14.9          0
    242412021         0-29            FIX              0         0             0                  0             0          24
    242412450         0-29            6ML           8.85         2             1                8.9          15.9          24
    242817110         0-29            6ML            5.3         3             1                5.7          12.7          60
    242817322         0-29            FIX              0         0             0                  0             0          0
    243414610         0-29            6ML           6.25         2             1                6.3          13.3          0
    243614492         0-29            6ML            7.9         2             1               7.95         14.95          60
    244119408         0-29            6ML           9.15         2             1               9.55         16.55          0
    244410681         0-29            6ML            8.9         2             1               8.95         15.95          60
    244612492         0-29            6ML           5.95         2             1                  6            13          60
    245107112         0-29            6ML           7.55         2             1               7.95         14.95          0
    245107122         0-29            FIX              0         0             0                  0             0          36
    245107134         0-29            6ML           7.59         3             1               7.99         14.99          36
    245304737         0-29            6ML           8.45         2             1                8.5          15.5          0
    245304816         0-29            6ML           6.44         2             1               6.49         13.49          24
    245707167         0-29            FIX              0         0             0                  0             0          60
    246204888         0-29            6ML            5.7         3             1               5.75         12.75          36
    246204941         0-29            6ML            6.7         2             1                7.1          14.1          24
    246403870         0-29            6ML            6.1         3            1.5              6.15         13.15          12
    246704220         0-29            6ML           9.15         3             1                9.2          16.2          36
    246704336         0-29            6ML           6.09         3             1               6.49         13.49          36
    246806999         0-29            6ML            6.1         2             1               6.15         13.15          36
    246807067         0-29            6ML           5.99         2             1               6.39         13.39          24
    246807075         0-29            FIX              0         0             0                  0             0          60
    246807094         0-29            FIX              0         0             0                  0             0          60
    247304894         0-29            6ML           8.09         3             1               8.49         15.49          36
    247407668         0-29            6ML           7.75         3            1.5              8.15         15.15          0
    247602348         0-29            6ML            7.2         3             1                7.6          14.6          36
    249021066         0-29            6ML            6.2         2             1               6.25         13.25          60
    249613751         0-29            6ML           8.64         2             1               8.69         15.69          36
    249613775         0-29            6ML           7.34         2             1               7.39         14.39          0
    251200531         0-29            6ML           8.65         2             1                8.7          15.7          36
    251300713         0-29            FIX              0         0             0                  0             0          60
    251500374         0-29            FIX              0         0             0                  0             0          60
    252203860         0-29            6ML           6.25         2             1                6.3          13.3          60
    252503340         0-29            6ML            9.7         2             1               9.75         16.75          0
    252703682         0-29            FIX              0         0             0                  0             0          60
    252703929         0-29            6ML           7.45         2             1                7.5          14.5          60
    253001279         0-29            6ML           5.45         2             1                5.5          12.5          60
    253001316         0-29            6ML           5.35         2             1               5.75         12.75          0
    253600566         0-29            FIX              0         0             0                  0             0          0
    253803389         0-29            6ML           5.45         2             1                5.5          12.5          60
    255316265         0-29            FIX              0         0             0                  0             0          0
    255410352         0-29            FIX              0         0             0                  0             0          0
    255912134         0-29            FIX              0         0             0                  0             0          60
    256409968         0-29            6ML           6.94         2             1               6.99         13.99          60
    257801530         0-29            6ML           5.45         3             1                5.5          12.5          60
    258812079         0-29            6ML            8.1         2             1                8.5          15.5          60
    259916268         0-29            FIX              0         0             0                  0             0          12
    284902758         0-29            6ML           6.45         2             1                6.5          13.5          60
    285700593         0-29            FIX              0         0             0                  0             0          60
    240621307         0-29            FIX              0         0             0                  0             0          60
    245107123         0-29            FIX              0         0             0                  0             0          0
    245707129         0-29            FIX              0         0             0                  0             0          0
    246807046         0-29            FIX              0         0             0                  0             0          60
    246807068         0-29            FIX              0         0             0                  0             0          0
    249021073         0-29            FIX              0         0             0                  0             0          36
    250900381         0-29            FIX              0         0             0                  0             0          0
    253803405         0-29            FIX              0         0             0                  0             0          60
    253803413         0-29            FIX              0         0             0                  0             0          36
    255410659         0-29            FIX              0         0             0                  0             0          0
    256410033         0-29            FIX              0         0             0                  0             0          60
    257801454         0-29            FIX              0         0             0                  0             0          60
    257801518         0-29            FIX              0         0             0                  0             0          60
    258606672         0-29            FIX              0         0             0                  0             0          0
    284600865         0-29            FIX              0         0             0                  0             0          60
    284703627         0-29            FIX              0         0             0                  0             0          0
    287200205         0-29            FIX              0         0             0                  0             0          36
    148902610         0-29            6ML           7.15         3             1                6.8          13.8          24
    240011846         0-29            FIX              0         0             0                  0             0          60
    240112214         0-29            6ML           8.45         2             1               8.85         15.85          60
    240516386         0-29            6ML           5.65         2             1                5.7          12.7          60
    241416004         0-29            6ML            8.7         2             1               8.75         15.75          0
    242316329         0-29            6ML           6.45         2             1                6.5          13.5          60
    244516377         0-29            6ML            9.1         2             1                9.5          16.5          0
    244813390         0-29            6ML           9.45         2             1               9.85         16.85          0
    245107132         0-29            FIX              0         0             0                  0             0          36
    245211029         0-29            6ML           7.59         2             1               7.99         14.99          24
    245211039         0-29            6ML           7.59         2             1               7.99         14.99          24
    245211046         0-29            FIX              0         0             0                  0             0          60
    245304796         0-29            6ML            6.6         2             1                  7            14          0
    245408141         0-29            6ML           7.39         2             1               7.79         14.79          0
    245605466         0-29            6ML            6.1         2             1                6.5          13.5          0
    245605485         0-29            6ML           7.75         2             1               8.15         15.15          0
    246204894         0-29            6ML            6.7         3             1               6.75         13.75          36
    246807085         0-29            6ML           8.55         2             1               8.95         15.95          0
    246902789         0-29            6ML           7.15         2             1               7.55         14.55          0
    246902932         0-29            6ML            8.2         2             1               8.25         15.25          0
    247407403         0-29            6ML           7.84         3             1               7.89         14.89          36
    247407653         0-29            6ML           8.89         2             1               8.94         15.94          0
    247602562         0-29            FIX              0         0             0                  0             0          60
    248604439         0-29            FIX              0         0             0                  0             0          0
    249021146         0-29            6ML            8.1         2             1               8.15         15.15          0
    249519030         0-29            6ML             10         2             1               9.65         16.65          60
    250900372         0-29            6ML           7.49         2             1               7.54         14.54          0
    250900392         0-29            6ML           7.85         2             1               8.25         15.25          24
    251100412         0-29            6ML           6.05         3            1.5              6.45         13.45          24
    252003663         0-29            6ML           7.59         2             1               7.99         14.99          36
    253500843         0-29            6ML           5.95         3             1                  6            13          0
    253702891         0-29            FIX              0         0             0                  0             0          60
    253702952         0-29            6ML            5.1         2             1                5.5          12.5          60
    254103619         0-29            FIX              0         0             0                  0             0          0
    255810326         0-29            FIX              0         0             0                  0             0          0
    255912087         0-29            6ML           7.94         2             1               7.99         14.99          60
    256308075         0-29            6ML            7.3         2             1               7.35         14.35          36
    257901399         0-29            6ML           7.44         2             1               7.49         14.49          60
    258412986         0-29            6ML           5.55         2             1                5.6          12.6          60
    258811615         0-29            6ML            8.3         2             1                8.7          15.7          60
    259209251         0-29            6ML          11.15         2             1               10.9          17.9          0
    259607343         0-29            FIX              0         0             0                  0             0          0
    259916275         0-29            6ML          7.599         3            1.5              7.99         14.99          12
    259916337         0-29            FIX              0         0             0                  0             0          0
    284303707         0-29            FIX              0         0             0                  0             0          60
    285001761         0-29            FIX              0         0             0                  0             0          60
    287000098         0-29            6ML           6.84         2             1               7.24         14.24          0
    287200155         0-29            6ML           6.94         2             1               6.99         13.99          36
    287200192         0-29            6ML            6.7         3             1               6.75         13.75          36
    287500098         0-29            6ML           7.44         2             1               7.49         14.49          36
    287500184         0-29            6ML           5.79         3            1.5              6.19         13.19          36
    287900131         0-29            6ML           6.15         3            1.5               6.2          13.2          36
    288500060         0-29            FIX              0         0             0                  0             0          60
    148902862         0-29            FIX              0         0             0                  0             0          0
    241319564         0-29            FIX              0         0             0                  0             0          0
    241415814         0-29            FIX              0         0             0                  0             0          0
    247304892         0-29            FIX              0         0             0                  0             0          0
    248604471         0-29            FIX              0         0             0                  0             0          0
    250900373         0-29            FIX              0         0             0                  0             0          0
    253600489         0-29            FIX              0         0             0                  0             0          0
    253703082         0-29            FIX              0         0             0                  0             0          60
    255810397         0-29            FIX              0         0             0                  0             0          0
    257106541         0-29            FIX              0         0             0                  0             0          0
    257801579         0-29            FIX              0         0             0                  0             0          60
    258514800         0-29            FIX              0         0             0                  0             0          60
    258812461         0-29            FIX              0         0             0                  0             0          0
    284703596         0-29            FIX              0         0             0                  0             0          0
    287900146         0-29            FIX              0         0             0                  0             0          0
    288000750         0-29            FIX              0         0             0                  0             0          60
    148902833         0-29            6ML            6.8         2             1                7.2          14.2          24
    240011801         0-29            FIX              0         0             0                  0             0          0
    240212879         0-29            FIX              0         0             0                  0             0          60
    240919188         0-29            6ML           8.35         2             1                8.4          15.4          24
    242617720         0-29            6ML           8.15         2             1                8.2          15.2          36
    242617809         0-29            6ML           10.7         2             1              10.75         17.75          36
    242920031         0-29            FIX              0         0             0                  0             0          60
    242920538         0-29            FIX              0         0             0                  0             0          60
    243518227         0-29            6ML           8.94         2             1               8.99         15.99          60
    243614410         0-29            6ML           8.35         2             1                8.4          15.4          60
    243614690         0-29            6ML           6.45         2             1               6.85         13.85          60
    245107014         0-29            6ML            6.2         3             1               6.05         13.05          36
    245211079         0-29            6ML           7.35         2             1               7.75         14.75          24
    245605480         0-29            6ML           7.35         2             1               7.75         14.75          0
    245707173         0-29            FIX              0         0             0                  0             0          12
    245707179         0-29            6ML           6.35         3            1.5              6.75         13.75          36
    246204805         0-29            6ML            7.9         2             1               7.75         14.75          0
    246204934         0-29            6ML           5.45         2             1               5.85         12.85          24
    246204964         0-29            FIX              0         0             0                  0             0          0
    246403888         0-29            FIX              0         0             0                  0             0          24
    246704328         0-29            6ML           7.55         2             1               7.95         14.95          0
    246807115         0-29            6ML           6.59         3             1               6.99         13.99          36
    246902844         0-29            6ML            6.9         2             1               6.75         13.75          0
    246902933         0-29            6ML           7.65         2             1                7.7          14.7          24
    247407616         0-29            6ML           8.95         3             1                  9            16          36
    247407654         0-29            FIX              0         0             0                  0             0          36
    247407681         0-29            6ML           7.39         3             1               7.79         14.79          36
    247602521         0-29            FIX              0         0             0                  0             0          0
    248604402         0-29            6ML            7.5         3             1               7.55         14.55          0
    249519259         0-29            6ML            5.4         2             1               5.25         12.25          60
    249519335         0-29            6ML          10.85         2             1               10.9          17.9          0
    249519421         0-29            FIX              0         0             0                  0             0          60
    249519588         0-29            6ML            9.6         2             1               9.65         16.65          36
    249613730         0-29            FIX              0         0             0                  0             0          0
    250900378         0-29            FIX              0         0             0                  0             0          0
    250900391         0-29            6ML           5.59         2             1               5.99         12.99          0
    251200548         0-29            6ML            6.5         3            1.5               6.9          13.9          24
    251500377         0-29            6ML            8.8         2             1                9.2          16.2          24
    252003677         0-29            FIX              0         0             0                  0             0          60
    252003679         0-29            FIX              0         0             0                  0             0          60
    252403062         0-29            6ML          10.94         2             1              10.99         17.99          0
    253200143         0-29            6ML           7.25         3             1               7.65         14.65          60
    253200526         0-29            FIX              0         0             0                  0             0          0
    253600330         0-29            6ML           9.55         2             1                9.6          16.6          60
    253703088         0-29            FIX              0         0             0                  0             0          60
    253903675         0-29            FIX              0         0             0                  0             0          60
    254004065         0-29            6ML            6.1         2             1                6.5          13.5          0
    254103575         0-29            6ML          10.94         2             1              10.99         17.99          0
    255410714         0-29            6ML           9.55         2             1                9.6          16.6          0
    255612583         0-29            FIX              0         0             0                  0             0          0
    255712946         0-29            FIX              0         0             0                  0             0          0
    256706675         0-29            6ML           8.59         2             1               8.99         15.99          60
    257204994         0-29            6ML           9.44         2             1               9.49         16.49          0
    258000014         0-29            6ML            5.9         3            1.5              5.95         12.95          24
    258000019         0-29            FIX              0         0             0                  0             0          0
    258811991         0-29            FIX              0         0             0                  0             0          36
    259104687         0-29            6ML            8.2         2             1               8.25         15.25          0
    259406789         0-29            FIX              0         0             0                  0             0          60
    284204096         0-29            6ML           7.94         2             1               7.99         14.99          60
    284803672         0-29            FIX              0         0             0                  0             0          0
    285101141         0-29            6ML            9.7         2             1               9.75         16.75          60
    285201184         0-29            FIX              0         0             0                  0             0          60
    285700604         0-29            6ML           7.95         2             1               8.35         15.35          60
    287200183         0-29            FIX              0         0             0                  0             0          36
    287701049         0-29            6ML           7.35         2             1               7.75         14.75          0
    287701051         0-29            6ML           7.51         3             1               7.91         14.91          36
    148902859         0-29            FIX              0         0             0                  0             0          0
    241415701         0-29            FIX              0         0             0                  0             0          0
    243711377         0-29            FIX              0         0             0                  0             0          60
    245408055         0-29            FIX              0         0             0                  0             0          0
    245605481         0-29            FIX              0         0             0                  0             0          0
    246204927         0-29            FIX              0         0             0                  0             0          36
    246807072         0-29            FIX              0         0             0                  0             0          0
    249119869         0-29            FIX              0         0             0                  0             0          60
    249519630         0-29            FIX              0         0             0                  0             0          60
    251200549         0-29            FIX              0         0             0                  0             0          0
    252003686         0-29            FIX              0         0             0                  0             0          36
    253702957         0-29            FIX              0         0             0                  0             0          0
    253703100         0-29            FIX              0         0             0                  0             0          60
    258000035         0-29            FIX              0         0             0                  0             0          0
    258212780         0-29            FIX              0         0             0                  0             0          12
    287700005         0-29            FIX              0         0             0                  0             0          0
    288500092         0-29            FIX              0         0             0                  0             0          0
    240112271         0-29            FIX              0         0             0                  0             0          60
    240213071         0-29            6ML           9.59         2             1               9.99         16.99          60
    240516137         0-29            6ML           7.25         2             1                6.9          13.9          60
    240621407         0-29            FIX              0         0             0                  0             0          60
    241319328         0-29            6ML           5.95         2             1                  6            13          0
    241513731         0-29            6ML           8.25         2             1               8.65         15.65          0
    241612715         0-29            FIX              0         0             0                  0             0          0
    242316509         0-29            6ML            8.5         2             1               8.55         15.55          60
    242412452         0-29            6ML           5.54         2             1               5.59         12.59          24
    242709425         0-29            FIX              0         0             0                  0             0          60
    242920616         0-29            6ML           5.55         2             1               5.95         12.95          60
    243212260         0-29            6ML           7.37         2             1               7.77         14.77          24
    243518156         0-29            FIX              0         0             0                  0             0          60
    244119655         0-29            6ML            5.9         2             1                6.3          13.3          0
    244209216         0-29            6ML           9.05         2             1                9.1          16.1          60
    244516468         0-29            6ML            7.5         2             1                7.9          14.9          0
    245107010         0-29            FIX              0         0             0                  0             0          36
    245210965         0-29            6ML           7.94         2             1               7.99         14.99          24
    245211070         0-29            FIX              0         0             0                  0             0          60
    245304785         0-29            6ML           7.35         2             1                7.4          14.4          24
    245408148         0-29            6ML           5.15         3            1.5              5.55         12.55          24
    245605456         0-29            6ML           8.15         2             1                8.2          15.2          0
    245707158         0-29            6ML           7.09         3             1               7.49         14.49          36
    246008673         0-29            6ML            7.9         2             1               7.55         14.55          60
    246204911         0-29            6ML           8.44         2             1               8.49         15.49          0
    246204969         0-29            6ML              8         3             1                8.4          15.4          36
    246204984         0-29            FIX              0         0             0                  0             0          60
    246807076         0-29            6ML           6.25         3             1               6.65         13.65          36
    246807106         0-29            FIX              0         0             0                  0             0          60
    246807112         0-29            6ML           9.05         2             1               9.45         16.45          12
    246902936         0-29            6ML            6.5         2             1               6.55         13.55          36
    246902958         0-29            6ML           6.85         2             1               7.25         14.25          12
    246902972         0-29            6ML            7.3         2             1                7.7          14.7          0
    247304839         0-29            6ML           5.85         3            1.5               5.9          12.9          36
    247407572         0-29            6ML           6.44         3             1               6.49         13.49          36
    247407672         0-29            FIX              0         0             0                  0             0          60
    247407691         0-29            6ML          10.41         2             1              10.81         17.81          0
    250900333         0-29            6ML           7.94         2             1               7.99         14.99          0
    251100429         0-29            6ML          6.325         2             1              6.375        13.375          12
    251300745         0-29            6ML           5.59         2             1               5.99         12.99          24
    251600628         0-29            6ML           7.75         2             1               8.15         15.15          24
    251600633         0-29            6ML           7.05         3             1               7.45         14.45          36
    252003681         0-29            FIX              0         0             0                  0             0          60
    252003689         0-29            6ML           7.85         3            1.5              8.25         15.25          24
    252003698         0-29            6ML            6.1         3            1.5               6.5          13.5          24
    252402857         0-29            FIX              0         0             0                  0             0          36
    252503395         0-29            6ML            8.5         2             1               8.55         15.55          0
    252703920         0-29            FIX              0         0             0                  0             0          0
    253300767         0-29            FIX              0         0             0                  0             0          60
    253300881         0-29            6ML          5.975         2             1              6.375        13.375          12
    253501208         0-29            6ML           5.55         2             1               5.95         12.95          60
    253903644         0-29            FIX              0         0             0                  0             0          60
    254004025         0-29            6ML           8.94         2             1               8.99         15.99          0
    254604729         0-29            FIX              0         0             0                  0             0          60
    254806586         0-29            6ML           10.8         2             1              10.85         17.85          0
    254806635         0-29            FIX              0         0             0                  0             0          0
    255612278         0-29            FIX              0         0             0                  0             0          0
    255612501         0-29            6ML            6.8         2             1               6.85         13.85          0
    255712694         0-29            FIX              0         0             0                  0             0          60
    255912212         0-29            6ML            6.5         2             1                6.9          13.9          0
    256905244         0-29            FIX              0         0             0                  0             0          12
    257006163         0-29            6ML            5.1         2             1                5.5          12.5          36
    257801612         0-29            6ML            5.1         2             1                5.5          12.5          36
    257901127         0-29            6ML           7.55         2             1                7.6          14.6          60
    258514309         0-29            6ML           7.45         2             1                7.1          14.1          0
    258812681         0-29            FIX              0         0             0                  0             0          60
    259209948         0-29            FIX              0         0             0                  0             0          60
    259210045         0-29            6ML            8.7         2             1               8.75         15.75          0
    284803575         0-29            FIX              0         0             0                  0             0          60
    285201024         0-29            6ML           8.34         2             1               7.99         14.99          60
    287300414         0-29            6ML           5.94         3            1.5              5.99         12.99          36
    287500171         0-29            6ML            7.2         3             1               7.25         14.25          36
    287600171         0-29            FIX              0         0             0                  0             0          0
    287600179         0-29            FIX              0         0             0                  0             0          60
    288500031         0-29            FIX              0         0             0                  0             0          60
    288500106         0-29            FIX              0         0             0                  0             0          60
    148902836         0-29            FIX              0         0             0                  0             0          0
    148902869         0-29            FIX              0         0             0                  0             0          0
    241513753         0-29            FIX              0         0             0                  0             0          0
    242316542         0-29            FIX              0         0             0                  0             0          60
    244119278         0-29            FIX              0         0             0                  0             0          0
    245408149         0-29            FIX              0         0             0                  0             0          0
    245605478         0-29            FIX              0         0             0                  0             0          0
    247304841         0-29            FIX              0         0             0                  0             0          0
    247601202         0-29            FIX              0         0             0                  0             0          0
    251600641         0-29            FIX              0         0             0                  0             0          0
    254203650         0-29            FIX              0         0             0                  0             0          0
    255410780         0-29            FIX              0         0             0                  0             0          0
    257801550         0-29            FIX              0         0             0                  0             0          60
    257901380         0-29            FIX              0         0             0                  0             0          36
    257901481         0-29            FIX              0         0             0                  0             0          36
    258413042         0-29            FIX              0         0             0                  0             0          36
    284303588         0-29            FIX              0         0             0                  0             0          0
    284504181         0-29            FIX              0         0             0                  0             0          60
    284600772         0-29            FIX              0         0             0                  0             0          60
    285700663         0-29            FIX              0         0             0                  0             0          0
    287300415         0-29            FIX              0         0             0                  0             0          36
    287700008         0-29            FIX              0         0             0                  0             0          0
    288000739         0-29            FIX              0         0             0                  0             0          60
    288000797         0-29            FIX              0         0             0                  0             0          24
    288500066         0-29            FIX              0         0             0                  0             0          60
    288500230         0-29            FIX              0         0             0                  0             0          60
    148902774         0-29            6ML           8.15         2             1                8.2          15.2          24
    148902782         0-29            6ML           7.23         2             1               7.28         14.28          0
    240011788         0-29            6ML           7.65         3             1                7.7          14.7          0
    240919167         0-29            6ML            8.9         2             1               8.95         15.95          0
    241217627         0-29            6ML           6.59         2             1               6.99         13.99          60
    241319504         0-29            6ML           8.44         1             1               7.99         14.99          60
    241415910         0-29            6ML           6.94         2             1               6.99         13.99          60
    241612691         0-29            FIX              0         0             0                  0             0          0
    241612782         0-29            6ML              9         2             1                9.4          16.4          0
    241717233         0-29            6ML            9.6         2             1               9.65         16.65          42
    241717326         0-29            6ML          10.35         2             1              10.75         17.75          42
    241917839         0-29            6ML            9.3         2             1               9.35         16.35          60
    242115314         0-29            6ML           10.7         2             1              10.75         17.75          0
    242215892         0-29            FIX              0         0             0                  0             0          60
    242215898         0-29            6ML          10.94         2             1              10.99         17.99          0
    242316538         0-29            FIX              0         0             0                  0             0          60
    242412473         0-29            6ML           5.65         2             1                5.7          12.7          24
    242412523         0-29            FIX              0         0             0                  0             0          60
    242709158         0-29            FIX              0         0             0                  0             0          60
    242709467         0-29            6ML            6.5         2             1                6.9          13.9          60
    243212116         0-29            FIX              0         0             0                  0             0          60
    243316816         0-29            FIX              0         0             0                  0             0          0
    243316976         0-29            6ML            7.6         2             1                  8            15          0
    243414793         0-29            FIX              0         0             0                  0             0          60
    243614679         0-29            6ML           7.85         2             1               8.25         15.25          60
    243711499         0-29            FIX              0         0             0                  0             0          60
    244209208         0-29            FIX              0         0             0                  0             0          60
    244209273         0-29            FIX              0         0             0                  0             0          60
    244410753         0-29            6ML            6.5         2             1                6.9          13.9          60
    245106947         0-29            FIX              0         0             0                  0             0          60
    245107144         0-29            6ML            6.5         2             1                6.9          13.9          0
    245107158         0-29            6ML            8.4         2             1                8.8          15.8          24
    245107159         0-29            6ML           7.19         3             1               7.59         14.59          36
    245211072         0-29            6ML           7.35         2             1               7.75         14.75          24
    245211077         0-29            FIX              0         0             0                  0             0          60
    245304809         0-29            FIX              0         0             0                  0             0          60
    245304815         0-29            6ML            7.1         2             1                7.5          14.5          0
    245304822         0-29            6ML           5.15         3            1.5              5.55         12.55          24
    245407781         0-29            6ML              7         2             1               6.75         13.75          24
    245408130         0-29            6ML            7.2         3            1.5              7.25         14.25          12
    245408172         0-29            6ML           6.35         3            1.5              6.75         13.75          36
    245605497         0-29            6ML           7.59         2             1               7.99         14.99          0
    245707157         0-29            6ML           6.45         2             1               6.85         13.85          36
    246008581         0-29            FIX              0         0             0                  0             0          0
    246008693         0-29            6ML           4.85         3            1.5              5.25         12.25          12
    246704278         0-29            6ML            9.2         2             1               9.25         16.25          0
    246704293         0-29            6ML           5.85         2             1                5.9          12.9          24
    246704343         0-29            6ML           6.65         2             1               7.05         14.05          24
    246704350         0-29            6ML           6.85         2             1               7.25         14.25          24
    246704351         0-29            6ML              6         2             1                6.4          13.4          24
    246807066         0-29            FIX              0         0             0                  0             0          60
    246807095         0-29            6ML           6.55         2             1               6.95         13.95          0
    246807100         0-29            6ML            6.7         3            1.5               7.1          14.1          24
    246807123         0-29            6ML            9.1         3            1.5               9.5          16.5          36
    246902927         0-29            6ML           6.94         3             1               6.99         13.99          36
    246902944         0-29            FIX              0         0             0                  0             0          60
    246902980         0-29            6ML            8.1         3             1                8.5          15.5          0
    246902984         0-29            6ML           5.69         3            1.5              6.09         13.09          0
    247304849         0-29            6ML              7         3            1.5              7.05         14.05          36
    247304867         0-29            6ML           7.94         2             1               7.99         14.99          24
    247304909         0-29            6ML           6.59         2             1               6.99         13.99          60
    247602483         0-29            6ML            7.9         2             1                8.3          15.3          0
    247602513         0-29            6ML           6.35         3             1               6.75         13.75          36
    247602573         0-29            6ML            6.6         2             1                  7            14          0
    247602635         0-29            FIX              0         0             0                  0             0          60
    248604454         0-29            6ML            6.8         3             1                7.2          14.2          0
    249021112         0-29            6ML            9.2         2             1               9.25         16.25          0
    249119925         0-29            6ML           6.59         2             1               6.99         13.99          60
    249519113         0-29            6ML            8.3         2             1               7.95         14.95          0
    249519568         0-29            6ML          10.95         2             1                 11            18          36
    250900404         0-29            6ML           6.49         2             1               6.89         13.89          0
    250900405         0-29            FIX              0         0             0                  0             0          0
    251100432         0-29            6ML           5.94         3            1.5              5.99         12.99          36
    251600621         0-29            6ML           6.75         3            1.5              7.15         14.15          36
    252003688         0-29            6ML           7.79         3            1.5              8.19         15.19          24
    252003699         0-29            6ML           7.35         2             1               7.75         14.75          24
    252003704         0-29            FIX              0         0             0                  0             0          60
    252003705         0-29            FIX              0         0             0                  0             0          60
    252403019         0-29            6ML            9.1         2             1               9.15         16.15          36
    252703757         0-29            FIX              0         0             0                  0             0          60
    253000966         0-29            FIX              0         0             0                  0             0          12
    253001139         0-29            6ML          10.35         3             1              10.75         17.75          0
    253200378         0-29            FIX              0         0             0                  0             0          0
    253400702         0-29            FIX              0         0             0                  0             0          60
    253702890         0-29            FIX              0         0             0                  0             0          60
    253703047         0-29            6ML          5.475         2             1              5.875        12.875          0
    253803455         0-29            FIX              0         0             0                  0             0          60
    253903682         0-29            6ML           5.35         2             1               5.75         12.75          60
    254103706         0-29            6ML           7.45         2             1               7.85         14.85          0
    254103746         0-29            6ML            6.1         3             1                6.5          13.5          0
    254604649         0-29            6ML            7.2         2             1               7.25         14.25          60
    254604831         0-29            FIX              0         0             0                  0             0          60
    254604938         0-29            6ML           5.35         2             1               5.75         12.75          60
    254806659         0-29            FIX              0         0             0                  0             0          0
    254806756         0-29            6ML           7.94         2             1               7.99         14.99          0
    255316025         0-29            6ML            8.2         2             1               8.25         15.25          0
    255410662         0-29            6ML            7.2         2             1               7.25         14.25          0
    255612170         0-29            FIX              0         0             0                  0             0          0
    255810332         0-29            FIX              0         0             0                  0             0          0
    256606533         0-29            6ML           7.55         2             1                7.6          14.6          60
    256606561         0-29            6ML           7.05         2             1               7.45         14.45          60
    256805028         0-29            6ML           7.94         2             1               7.99         14.99          0
    257503883         0-29            6ML              8         2             1                8.4          15.4          0
    257701222         0-29            6ML           6.94         2             1               6.99         13.99          60
    257701381         0-29            FIX              0         0             0                  0             0          12
    257901441         0-29            6ML           8.09         2             1               8.49         15.49          60
    258413132         0-29            6ML           6.95         2             1                  7            14          0
    258413247         0-29            FIX              0         0             0                  0             0          0
    258514650         0-29            6ML            5.7         2             1               5.75         12.75          60
    258812387         0-29            FIX              0         0             0                  0             0          0
    258812792         0-29            6ML            6.1         2             1                6.5          13.5          60
    258912743         0-29            6ML            8.9         2             1               8.95         15.95          0
    259006602         0-29            6ML          8.505         3            1.5             8.875        15.875          0
    259104818         0-29            6ML           8.59         2             1               8.99         15.99          0
    259916315         0-29            FIX              0         0             0                  0             0          12
    259916339         0-29            FIX              0         0             0                  0             0          60
    259916341         0-29            6ML            8.8         3            1.5              9.23         16.23          12
    283400028         0-29            FIX              0         0             0                  0             0          60
    284102607         0-29            FIX              0         0             0                  0             0          60
    284703674         0-29            6ML            7.1         2             1                7.5          14.5          0
    284803720         0-29            FIX              0         0             0                  0             0          60
    285101333         0-29            6ML           8.35         2             1               8.75         15.75          60
    285800122         0-29            6ML           6.45         2             1               6.85         13.85          60
    287200201         0-29            6ML           5.45         2             1               5.85         12.85          24
    287200210         0-29            6ML           6.85         3             1               7.25         14.25          36
    287300466         0-29            6ML           5.85         3            1.5              6.25         13.25          60
    287500074         0-29            FIX              0         0             0                  0             0          60
    287500187         0-29            FIX              0         0             0                  0             0          60
    287500193         0-29            6ML           9.09         2             1               9.49         16.49          24
    287500202         0-29            6ML           7.59         3             1               7.99         14.99          36
    287701037         0-29            FIX              0         0             0                  0             0          36
    287900136         0-29            6ML            6.6         3            1.5                 7            14          36
    287900156         0-29            6ML           5.03         3            1.5              5.43         12.43          12
    288000852         0-29            FIX              0         0             0                  0             0          60
    288101132         0-29            FIX              0         0             0                  0             0          0
    249721219         0-29            6ML           7.35         2             1               7.75         14.75          60
    148902831         0-29            FIX              0         0             0                  0             0          0
    242412534         0-29            FIX              0         0             0                  0             0          60
    242617774         0-29            FIX              0         0             0                  0             0          36
    243518317         0-29            FIX              0         0             0                  0             0          0
    245107154         0-29            FIX              0         0             0                  0             0          0
    245304810         0-29            FIX              0         0             0                  0             0          60
    245407782         0-29            FIX              0         0             0                  0             0          0
    251100433         0-29            FIX              0         0             0                  0             0          0
    253300584         0-29            FIX              0         0             0                  0             0          60
    253400666         0-29            FIX              0         0             0                  0             0          0
    253702984         0-29            FIX              0         0             0                  0             0          60
    257801572         0-29            FIX              0         0             0                  0             0          60
    258514529         0-29            FIX              0         0             0                  0             0          0
    258606797         0-29            FIX              0         0             0                  0             0          0
    259104775         0-29            FIX              0         0             0                  0             0          0
    284404378         0-29            FIX              0         0             0                  0             0          0
    287500213         0-29            FIX              0         0             0                  0             0          60
    287900163         0-29            FIX              0         0             0                  0             0          0
    288000721         0-29            FIX              0         0             0                  0             0          60
    244516356         0-29            FIX              0         0             0                  0             0          0
    245210991         0-29            FIX              0         0             0                  0             0          48
    249224422         0-29            6ML          10.74         2             1              10.79         17.79          0
    249721691         0-29            6ML           5.85         2             1               6.25         13.25          0
    252003671         0-29            FIX              0         0             0                  0             0          60
    252203812         0-29            6ML           6.59         3             1               6.99         13.99          60
    253001171         0-29            FIX              0         0             0                  0             0          60
    253001389         0-29            FIX              0         0             0                  0             0          60
    254907753         0-29            6ML           9.85         2             1                9.9          16.9          0
    255316212         0-29            6ML            7.2         2             1               7.25         14.25          0
    255810305         0-29            6ML           6.85         2             1               7.25         14.25          0
    255810432         0-29            6ML           9.45         2             1                9.5          16.5          0
    259006615         0-29            6ML           7.28         2             1               7.68         14.68          0
    259006626         0-29            6ML              6         3             1                  7            13          0
    240212987         0-29            FIX              0         0             0                  0             0          0
    240213041         0-29            FIX              0         0             0                  0             0          0
    288000891         0-29            FIX              0         0             0                  0             0          60
    243211999         0-29            6ML           5.15         2             1               5.55         12.55          24
    148902725         0-29            6ML            7.3         2             1               7.35         14.35          0
    148902849         0-29            FIX              0         0             0                  0             0          12
    240011862         0-29            6ML           8.05         3            1.5              8.45         15.45          0
    240212857         0-29            FIX              0         0             0                  0             0          60
    240213026         0-29            6ML           8.35         2             1               8.75         15.75          60
    240213047         0-29            6ML            6.1         3             1                6.5          13.5          36
    240213051         0-29            6ML            6.1         2             1                6.5          13.5          60
    240310849         0-29            FIX              0         0             0                  0             0          60
    240919230         0-29            6ML           7.68         2             1               8.08         15.08          24
    241319593         0-29            6ML           8.15         1             1               8.05         15.05          0
    241319607         0-29            6ML            6.1         2             1                6.5          13.5          0
    241319626         0-29            6ML           6.55         2             1               6.95         13.95          60
    242215537         0-29            6ML           9.85         2             1                9.5          16.5          24
    242215844         0-29            FIX              0         0             0                  0             0          60
    242617630         0-29            FIX              0         0             0                  0             0          0
    242709547         0-29            FIX              0         0             0                  0             0          60
    242817219         0-29            6ML            7.8         2             1               7.85         14.85          60
    242817306         0-29            6ML           5.59         3             1               5.99         12.99          60
    242920630         0-29            FIX              0         0             0                  0             0          60
    242920693         0-29            6ML            8.3         2             1                8.7          15.7          60
    242920710         0-29            6ML            8.1         2             1                8.5          15.5          60
    243111915         0-29            6ML           5.59         3             1               5.99         12.99          36
    243211954         0-29            6ML           5.45         2             1               5.85         12.85          60
    243211988         0-29            6ML            7.3         2             1                7.7          14.7          60
    243316859         0-29            FIX              0         0             0                  0             0          0
    243816514         0-29            6ML            7.1         2             1                7.5          14.5          60
    244119523         0-29            FIX              0         0             0                  0             0          0
    244119784         0-29            6ML           5.85         2             1               6.25         13.25          0
    244410750         0-29            FIX              0         0             0                  0             0          60
    244516568         0-29            6ML           7.09         2             1               7.49         14.49          0
    244612539         0-29            6ML              8         2             1                8.4          15.4          60
    245107157         0-29            FIX              0         0             0                  0             0          36
    245107179         0-29            FIX              0         0             0                  0             0          60
    245211057         0-29            6ML            7.1         2             1                7.5          14.5          24
    245211073         0-29            6ML           6.68         2             1               7.08         14.08          24
    245211081         0-29            6ML           5.85         2             1               6.25         13.25          24
    245211099         0-29            6ML              7         3             1                7.4          14.4          36
    245304818         0-29            6ML           7.09         2             1               7.49         14.49          24
    245408159         0-29            6ML           7.35         3            1.5              7.75         14.75          24
    245408163         0-29            6ML           7.79         2             1               8.19         15.19          0
    245605432         0-29            6ML            8.5         2             1               8.55         15.55          0
    245605482         0-29            6ML            8.5         2             1                8.9          15.9          0
    245605501         0-29            6ML           7.35         2             1               7.75         14.75          0
    245707168         0-29            6ML           5.55         3             1               5.95         12.95          36
    246008721         0-29            6ML           6.04         3            1.5              6.44         13.44          12
    246204903         0-29            6ML           9.55         2             1                9.6          16.6          24
    246204933         0-29            FIX              0         0             0                  0             0          36
    246204970         0-29            6ML           7.55         2             1               7.95         14.95          0
    246204992         0-29            6ML           5.45         3            1.5              5.85         12.85          36
    246704290         0-29            6ML           7.25         2             1                7.3          14.3          24
    246704347         0-29            6ML          5.975         2             1              6.375        13.375          0
    246807108         0-29            FIX              0         0             0                  0             0          0
    246807116         0-29            6ML           7.85         3             1               8.25         15.25          36
    246807117         0-29            6ML            7.3         2             1                7.7          14.7          0
    246807119         0-29            6ML            6.2         3            1.5               6.6          13.6          0
    246807127         0-29            6ML           6.65         3            1.5              7.05         14.05          36
    246807129         0-29            6ML           6.54         2             1               6.94         13.94          24
    246902948         0-29            6ML           8.35         2             1               8.75         15.75          0
    246902954         0-29            6ML            6.8         2             1                7.2          14.2          0
    246902963         0-29            FIX              0         0             0                  0             0          36
    246902975         0-29            FIX              0         0             0                  0             0          60
    247304885         0-29            6ML            7.5         3            1.5               7.9          14.9          0
    247407613         0-29            6ML           8.14         3             1               8.19         15.19          36
    247407663         0-29            FIX              0         0             0                  0             0          60
    247407674         0-29            FIX              0         0             0                  0             0          60
    247407694         0-29            6ML            6.5         2             1                6.9          13.9          24
    247602585         0-29            6ML            6.8         3            1.5               7.2          14.2          0
    248604435         0-29            6ML           5.55         2             1               5.95         12.95          0
    248604453         0-29            FIX              0         0             0                  0             0          0
    248604455         0-29            6ML           9.38         2             1               9.78         16.78          0
    248604464         0-29            FIX              0         0             0                  0             0          36
    249021206         0-29            6ML           5.35         2             1               5.75         12.75          60
    249119797         0-29            6ML           8.25         2             1                8.3          15.3          60
    249318777         0-29            6ML           6.94         2             1               6.99         13.99          36
    249319250         0-29            6ML           9.35         2             1               9.75         16.75          60
    249519173         0-29            6ML            9.2         2             1               8.85         15.85          0
    249613577         0-29            6ML           8.34         2             1               7.99         14.99          60
    250900401         0-29            FIX              0         0             0                  0             0          36
    250900409         0-29            FIX              0         0             0                  0             0          0
    251300717         0-29            FIX              0         0             0                  0             0          60
    251300744         0-29            6ML           8.05         2             1               8.45         15.45          24
    251300748         0-29            6ML           7.05         2             1               7.45         14.45          24
    251500369         0-29            6ML            5.6         3             1                  6            13          36
    251600599         0-29            6ML           5.94         3             1               5.99         12.99          36
    251600624         0-29            6ML            7.1         3             1                7.5          14.5          36
    251600638         0-29            6ML           6.45         3             1               6.85         13.85          36
    252003655         0-29            6ML           8.59         3             1               8.99         15.99          36
    252003702         0-29            6ML           7.85         2             1               8.25         15.25          24
    252003723         0-29            6ML           7.15         3             1               7.55         14.55          0
    252402872         0-29            6ML           5.54         2             1               5.59         12.59          60
    252403069         0-29            6ML           8.94         2             1               8.99         15.99          36
    252503108         0-29            6ML           7.95         2             1                7.6          14.6          0
    252503374         0-29            FIX              0         0             0                  0             0          0
    252503375         0-29            FIX              0         0             0                  0             0          12
    252503400         0-29            6ML           8.94         2             1               8.99         15.99          60
    253001567         0-29            FIX              0         0             0                  0             0          60
    253200363         0-29            6ML              7         3             1               7.05         14.05          60
    253501183         0-29            6ML            5.2         2             1                5.6          12.6          60
    253600468         0-29            FIX              0         0             0                  0             0          0
    253903628         0-29            FIX              0         0             0                  0             0          60
    254103716         0-29            6ML           7.09         2             1               7.49         14.49          0
    254503336         0-29            6ML           11.5         2             1              11.25         18.25          60
    254604926         0-29            FIX              0         0             0                  0             0          60
    254806641         0-29            6ML          11.63         3             1              11.68         18.68          0
    255316273         0-29            FIX              0         0             0                  0             0          0
    255410630         0-29            FIX              0         0             0                  0             0          0
    255410768         0-29            FIX              0         0             0                  0             0          0
    255410773         0-29            FIX              0         0             0                  0             0          0
    255410821         0-29            FIX              0         0             0                  0             0          0
    255612216         0-29            6ML              8         2             1                8.4          15.4          0
    255612317         0-29            FIX              0         0             0                  0             0          0
    255612576         0-29            FIX              0         0             0                  0             0          0
    255612654         0-29            6ML            9.3         2             1                9.7          16.7          0
    255713041         0-29            FIX              0         0             0                  0             0          0
    255810205         0-29            FIX              0         0             0                  0             0          0
    255810320         0-29            FIX              0         0             0                  0             0          0
    255810383         0-29            FIX              0         0             0                  0             0          0
    255810490         0-29            FIX              0         0             0                  0             0          0
    255810557         0-29            FIX              0         0             0                  0             0          0
    255912005         0-29            6ML            7.9         2             1               7.95         14.95          60
    256209761         0-29            FIX              0         0             0                  0             0          60
    257503712         0-29            FIX              0         0             0                  0             0          0
    257503802         0-29            6ML            8.2         3             1               8.25         15.25          0
    257801594         0-29            6ML            5.1         2             1                5.5          12.5          60
    258413365         0-29            6ML            6.5         2             1                6.9          13.9          60
    258514497         0-29            FIX              0         0             0                  0             0          0
    258514614         0-29            FIX              0         0             0                  0             0          12
    258606783         0-29            FIX              0         0             0                  0             0          60
    258812600         0-29            FIX              0         0             0                  0             0          60
    258912707         0-29            6ML            7.2         2             1               7.25         14.25          60
    259006605         0-29            6ML          8.975         3            1.5             9.375        16.375          0
    259006631         0-29            6ML          5.375         3             1              6.375        12.375          24
    259104759         0-29            6ML           5.59         2             1               5.99         12.99          0
    259209944         0-29            6ML           9.35         2             1               9.75         16.75          0
    259210052         0-29            6ML          10.94         2             1              10.99         17.99          0
    284102494         0-29            6ML            6.9         2             1               6.95         13.95          60
    284303771         0-29            FIX              0         0             0                  0             0          60
    284504230         0-29            6ML           6.15         2             1               6.55         13.55          24
    285001776         0-29            6ML           7.15         2             1               7.55         14.55          0
    285700477         0-29            6ML            7.3         2             1               7.35         14.35          0
    285800082         0-29            FIX              0         0             0                  0             0          60
    286900123         0-29            FIX              0         0             0                  0             0          36
    286900133         0-29            6ML           7.94         2             1               7.99         14.99          36
    286900140         0-29            6ML           6.45         2             1                6.5          13.5          60
    286900193         0-29            6ML           9.25         2             1                9.3          16.3          0
    286900195         0-29            6ML           5.25         2             1               5.65         12.65          36
    287300457         0-29            6ML           6.45         2             1                6.5          13.5          24
    287500177         0-29            6ML           7.64         3            1.5              7.69         14.69          36
    287500182         0-29            6ML           8.55         3             1               8.95         15.95          36
    287600081         0-29            FIX              0         0             0                  0             0          0
    287600176         0-29            FIX              0         0             0                  0             0          0
    287701040         0-29            FIX              0         0             0                  0             0          0
    288100477         0-29            FIX              0         0             0                  0             0          0
    288500042         0-29            6ML            6.7         2             1               6.75         13.75          60
    148902852         0-29            FIX              0         0             0                  0             0          0
    148902882         0-29            FIX              0         0             0                  0             0          0
    240212961         0-29            FIX              0         0             0                  0             0          0
    240212983         0-29            FIX              0         0             0                  0             0          0
    242216061         0-29            FIX              0         0             0                  0             0          0
    242817309         0-29            FIX              0         0             0                  0             0          60
    243711596         0-29            FIX              0         0             0                  0             0          24
    245211074         0-29            FIX              0         0             0                  0             0          0
    245211085         0-29            FIX              0         0             0                  0             0          0
    245408176         0-29            FIX              0         0             0                  0             0          0
    246008712         0-29            FIX              0         0             0                  0             0          12
    246204956         0-29            FIX              0         0             0                  0             0          12
    246807130         0-29            FIX              0         0             0                  0             0          0
    248604481         0-29            FIX              0         0             0                  0             0          0
    248604482         0-29            FIX              0         0             0                  0             0          0
    249021156         0-29            FIX              0         0             0                  0             0          0
    249319247         0-29            FIX              0         0             0                  0             0          0
    249613544         0-29            FIX              0         0             0                  0             0          0
    252805420         0-29            FIX              0         0             0                  0             0          60
    253803376         0-29            FIX              0         0             0                  0             0          60
    253903620         0-29            FIX              0         0             0                  0             0          60
    256209535         0-29            FIX              0         0             0                  0             0          60
    256805237         0-29            FIX              0         0             0                  0             0          0
    258413253         0-29            FIX              0         0             0                  0             0          0
    258514197         0-29            FIX              0         0             0                  0             0          36
    258514816         0-29            FIX              0         0             0                  0             0          60
    258912819         0-29            FIX              0         0             0                  0             0          0
    259006619         0-29            FIX              0         0             0                  0             0          0
    259104779         0-29            FIX              0         0             0                  0             0          0
    285201382         0-29            FIX              0         0             0                  0             0          0
    285800136         0-29            FIX              0         0             0                  0             0          0
    286900284         0-29            FIX              0         0             0                  0             0          60
    287300483         0-29            FIX              0         0             0                  0             0          0
    240011855         0-29            6ML            7.4         2             1                7.8          14.8          0
    240621456         0-29            6ML          10.25         2             1              10.65         17.65          60
    241416171         0-29            6ML           7.55         2             1               7.95         14.95          0
    242215741         0-29            6ML           7.94         2             1               7.99         14.99          24
    242709391         0-29            FIX              0         0             0                  0             0          60
    245107169         0-29            6ML           8.59         2             1               8.99         15.99          36
    245304836         0-29            6ML           6.95         3             1               7.35         14.35          0
    245707189         0-29            6ML           6.55         3             1               6.95         13.95          36
    246403898         0-29            6ML            6.1         3             1                6.5          13.5          36
    246704364         0-29            6ML            7.8         3             1                8.2          15.2          36
    248604457         0-29            6ML           7.05         3             1               7.45         14.45          36
    249319329         0-29            6ML            7.5         2             1                7.9          14.9          0
    249519436         0-29            6ML            8.1         2             1               8.15         15.15          0
    249613718         0-29            6ML           6.94         2             1               6.99         13.99          60
    250900346         0-29            6ML           8.55         2             1                8.6          15.6          0
    251400590         0-29            6ML           6.59         2             1               6.99         13.99          24
    251600616         0-29            FIX              0         0             0                  0             0          36
    252003735         0-29            6ML           6.59         2             1               6.99         13.99          36
    252203639         0-29            6ML            5.6         2             1               5.25         12.25          60
    252203926         0-29            6ML            9.1         2             1                9.5          16.5          60
    252503339         0-29            FIX              0         0             0                  0             0          36
    252503421         0-29            6ML            6.8         2             1               6.85         13.85          60
    252703977         0-29            6ML           5.55         2             1                5.6          12.6          36
    252704194         0-29            6ML           6.15         2             1                5.8          12.8          60
    252805266         0-29            6ML            7.3         2             1               7.35         14.35          0
    252805443         0-29            6ML            8.3         2             1                8.7          15.7          60
    252805451         0-29            6ML            6.3         2             1                6.7          13.7          60
    253001079         0-29            6ML           6.39         2             1               6.79         13.79          60
    253001217         0-29            6ML           8.19         2             1               8.59         15.59          60
    253001310         0-29            FIX              0         0             0                  0             0          0
    253001358         0-29            6ML           7.34         2             1               7.39         14.39          0
    253001498         0-29            6ML           8.89         2             1               9.29         16.29          60
    253200307         0-29            6ML            7.4         2             1               7.25         14.25          60
    253400524         0-29            FIX              0         0             0                  0             0          60
    253600515         0-29            6ML           8.05         2             1                8.1          15.1          0
    253600690         0-29            6ML            9.3         2             1                9.7          16.7          0
    253803424         0-29            6ML            5.1         2             1                5.5          12.5          24
    253803479         0-29            6ML            6.1         2             1                6.5          13.5          60
    253803501         0-29            6ML           6.05         2             1               6.45         13.45          60
    253903704         0-29            6ML           5.85         2             1               6.25         13.25          60
    254003994         0-29            6ML            6.6         2             1               6.65         13.65          0
    254004033         0-29            6ML           6.55         2             1                6.6          13.6          0
    254103724         0-29            6ML           5.59         2             1               5.99         12.99          0
    254504430         0-29            6ML            7.5         2             1               7.55         14.55          60
    254504527         0-29            6ML           5.59         2             1               5.99         12.99          60
    254604930         0-29            6ML           6.85         2             1               7.25         14.25          60
    254806938         0-29            FIX              0         0             0                  0             0          0
    255316280         0-29            FIX              0         0             0                  0             0          0
    255316374         0-29            FIX              0         0             0                  0             0          0
    255410795         0-29            6ML            7.4         2             1                7.8          14.8          0
    255612672         0-29            FIX              0         0             0                  0             0          0
    257603794         0-29            FIX              0         0             0                  0             0          36
    258212846         0-29            6ML            7.6         2             1                  8            15          60
    258302308         0-29            6ML           8.15         2             1                8.2          15.2          0
    258302349         0-29            6ML            7.6         2             1                  8            15          0
    258413236         0-29            6ML          10.45         2             1               10.5          17.5          0
    258514802         0-29            6ML            5.1         2             1                5.5          12.5          60
    258606693         0-29            6ML           8.85         2             1               9.25         16.25          60
    258606777         0-29            6ML           6.94         2             1               6.99         13.99          60
    258812861         0-29            6ML            7.7         2             1                8.1          15.1          60
    258912561         0-29            6ML           7.94         2             1               7.99         14.99          60
    258912582         0-29            6ML            7.1         2             1                7.5          14.5          60
    258912652         0-29            6ML           6.34         2             1               6.39         13.39          36
    258912678         0-29            FIX              0         0             0                  0             0          0
    259104878         0-29            6ML            6.1         2             1                6.5          13.5          0
    259209771         0-29            FIX              0         0             0                  0             0          60
    259210321         0-29            6ML           5.55         2             1               5.95         12.95          0
    259406825         0-29            6ML           5.94         2             1               5.99         12.99          60
    259607468         0-29            6ML           9.35         2             1                9.4          16.4          36
    259607551         0-29            6ML          11.59         2             1              11.99         18.99          60
    283400049         0-29            6ML           6.15         3             1               6.55         13.55          60
    284102326         0-29            FIX              0         0             0                  0             0          60
    284204232         0-29            6ML           6.35         2             1               6.75         13.75          0
    284303792         0-29            6ML            5.1         3             1                5.5          12.5          60
    284504251         0-29            FIX              0         0             0                  0             0          60
    284600689         0-29            6ML            5.7         2             1               5.75         12.75          60
    284703677         0-29            6ML           6.59         2             1               6.99         13.99          0
    284803681         0-29            6ML            6.4         2             1                6.8          13.8          60
    285101393         0-29            6ML           6.59         2             1               6.99         13.99          0
    285201242         0-29            6ML            8.1         2             1               8.15         15.15          60
    285400539         0-29            6ML              9         2             1               9.05         16.05          60
    286900162         0-29            FIX              0         0             0                  0             0          0
    287000092         0-29            FIX              0         0             0                  0             0          12
    287200193         0-29            6ML           7.05         3             1               7.45         14.45          36
    287200206         0-29            FIX              0         0             0                  0             0          36
    287500223         0-29            FIX              0         0             0                  0             0          36
    287500224         0-29            6ML           7.59         3             1               7.99         14.99          36
    287500236         0-29            FIX              0         0             0                  0             0          60
    287600101         0-29            FIX              0         0             0                  0             0          0
    287600159         0-29            FIX              0         0             0                  0             0          60
    287600168         0-29            FIX              0         0             0                  0             0          60
    287900144         0-29            6ML            5.6         3             1                  6            13          36
    288300427         0-29            6ML            7.1         2             1                7.5          14.5          60
    288500133         0-29            6ML           6.45         2             1               6.85         13.85          12
    288500180         0-29            6ML           5.85         2             1               6.25         13.25          60
    289100008         0-29            6ML           6.59         2             1               6.99         13.99          0
    240213082         0-29            FIX              0         0             0                  0             0          0
    242316666         0-29            FIX              0         0             0                  0             0          60
    242920756         0-29            FIX              0         0             0                  0             0          60
    243711550         0-29            FIX              0         0             0                  0             0          0
    244119843         0-29            FIX              0         0             0                  0             0          0
    245211117         0-29            FIX              0         0             0                  0             0          0
    245304841         0-29            FIX              0         0             0                  0             0          36
    245408184         0-29            FIX              0         0             0                  0             0          0
    245408185         0-29            FIX              0         0             0                  0             0          0
    246403899         0-29            FIX              0         0             0                  0             0          36
    247601204         0-29            FIX              0         0             0                  0             0          0
    249519636         0-29            FIX              0         0             0                  0             0          60
    251200546         0-29            FIX              0         0             0                  0             0          36
    251300750         0-29            FIX              0         0             0                  0             0          36
    251500389         0-29            FIX              0         0             0                  0             0          36
    251500392         0-29            FIX              0         0             0                  0             0          60
    254103788         0-29            FIX              0         0             0                  0             0          0
    257006333         0-29            FIX              0         0             0                  0             0          60
    258514845         0-29            FIX              0         0             0                  0             0          0
    259104879         0-29            FIX              0         0             0                  0             0          0
    259607584         0-29            FIX              0         0             0                  0             0          0
    284204130         0-29            FIX              0         0             0                  0             0          0
    284600608         0-29            FIX              0         0             0                  0             0          36
    284902790         0-29            FIX              0         0             0                  0             0          60
    285301210         0-29            FIX              0         0             0                  0             0          60
    285400582         0-29            FIX              0         0             0                  0             0          0
    285800116         0-29            FIX              0         0             0                  0             0          0
    287900157         0-29            FIX              0         0             0                  0             0          0
    288000828         0-29            FIX              0         0             0                  0             0          60
    288000876         0-29            FIX              0         0             0                  0             0          60
    288500032         0-29            FIX              0         0             0                  0             0          60
    148902640         0-29            6ML           5.15         2             1               5.55         12.55          24
    148902832         0-29            6ML            7.3         2             1                7.7          14.7          24
    148902834         0-29            6ML            6.3         2             1                6.7          13.7          24
    148902842         0-29            6ML            7.5         2             1                7.9          14.9          24
    148902844         0-29            6ML           7.34         2             1               7.74         14.74          24
    148902855         0-29            6ML           7.75         3             1               8.15         15.15          24
    242215738         0-29            FIX              0         0             0                  0             0          60
    251300759         0-29            6ML           7.59         2             1               7.99         14.99          60
    258000039         0-29            6ML           6.03         2             1               6.43         13.43          0
    259104862         0-29            6ML           7.59         2             1               7.99         14.99          0
    287200211         0-29            6ML           7.85         3             1               8.25         15.25          36
    287200214         0-29            6ML           7.59         3             1               7.99         14.99          36
    148902884         0-29            FIX              0         0             0                  0             0          24
    148902885         0-29            FIX              0         0             0                  0             0          0
    148902894         0-29            FIX              0         0             0                  0             0          0
    148902895         0-29            FIX              0         0             0                  0             0          60
    148902898         0-29            FIX              0         0             0                  0             0          0
    148902909         0-29            FIX              0         0             0                  0             0          0
    240011878         0-29            FIX              0         0             0                  0             0          0
    245211043         0-29            FIX              0         0             0                  0             0          0
    245304830         0-29            FIX              0         0             0                  0             0          0
    245605493         0-29            FIX              0         0             0                  0             0          0
    245707187         0-29            FIX              0         0             0                  0             0          0
    252003733         0-29            FIX              0         0             0                  0             0          36
    258000048         0-29            FIX              0         0             0                  0             0          0
    259104950         0-29            FIX              0         0             0                  0             0          0
    287500201         0-29            FIX              0         0             0                  0             0          60
    148902751         0-29            6ML           7.45         3             1                7.5          14.5          24
    148902825         0-29            6ML            8.1         2             1                8.5          15.5          0
    148902872         0-29            6ML            8.5         2             1                8.9          15.9          24
    243816600         0-29            6ML           8.35         2             1               8.75         15.75          60
    245211120         0-29            6ML           8.35         2             1               8.75         15.75          24
    245408146         0-29            6ML           5.85         3            1.5              6.25         13.25          36
    246902959         0-29            6ML           7.33         2             1               7.73         14.73          0
    246902971         0-29            FIX              0         0             0                  0             0          60
    246902994         0-29            6ML            6.3         2             1                6.7          13.7          0
    247407679         0-29            6ML           6.95         3            1.5              7.35         14.35          36
    249808339         0-29            FIX              0         0             0                  0             0          60
    250900393         0-29            6ML           6.94         2             1               7.34         14.34          0
    252003749         0-29            6ML           8.59         2             1               8.99         15.99          24
    148902886         0-29            FIX              0         0             0                  0             0          0
    148902890         0-29            FIX              0         0             0                  0             0          24
    148902896         0-29            FIX              0         0             0                  0             0          0
    245107167         0-29            FIX              0         0             0                  0             0          0
    245211104         0-29            FIX              0         0             0                  0             0          0
    245408118         0-29            FIX              0         0             0                  0             0          0
    245408147         0-29            FIX              0         0             0                  0             0          0
    245605499         0-29            FIX              0         0             0                  0             0          0
    247403684         0-29            FIX              0         0             0                  0             0          0
    250900411         0-29            FIX              0         0             0                  0             0          0
    251600650         0-29            FIX              0         0             0                  0             0          0
    258000051         0-29            FIX              0         0             0                  0             0          0
    259104709         0-29            FIX              0         0             0                  0             0          0
    259104799         0-29            FIX              0         0             0                  0             0          0
    259104821         0-29            FIX              0         0             0                  0             0          0
    287700006         0-29            FIX              0         0             0                  0             0          0
    287900170         0-29            FIX              0         0             0                  0             0          0
    148902857         0-29            6ML           7.37         3             1               7.77         14.77          24
    148902892         0-29            6ML          6.925         2             1              7.325        14.325          0
    243212309         0-29            6ML            6.8         2             1                7.2          14.2          24
    245107195         0-29            6ML            9.1         2             1                9.5          16.5          36
    245304798         0-29            6ML           5.65         2             1               6.05         13.05          0
    246205005         0-29            6ML           7.15         3            1.5              7.55         14.55          36
    246704286         0-29            FIX              0         0             0                  0             0          60
    246704378         0-29            6ML           7.35         2             1               7.75         14.75          0
    247304914         0-29            6ML           6.35         2             1               6.75         13.75          24
    247407662         0-29            6ML           8.59         3             1               8.99         15.99          36
    247602365         0-29            6ML            9.5         3             1               9.55         16.55          36
    248604448         0-29            6ML           8.15         2             1               8.55         15.55          0
    248604461         0-29            6ML            6.9         2             1                7.3          14.3          24
    252003739         0-29            6ML           6.95         3             1               7.35         14.35          36
    259006638         0-29            6ML            6.5         2             2                7.4          13.9          24
    259916369         0-29            6ML           8.01         3            1.5              8.49         15.49          12
    287600205         0-29            6ML           8.39         2             1               8.79         15.79          0
    287900153         0-29            6ML           7.72         2             1               8.12         15.12          24
    148902913         0-29            FIX              0         0             0                  0             0          0
    148902918         0-29            FIX              0         0             0                  0             0          0
    148902919         0-29            FIX              0         0             0                  0             0          0
    243414932         0-29            FIX              0         0             0                  0             0          60
    245304846         0-29            FIX              0         0             0                  0             0          0
    245707198         0-29            FIX              0         0             0                  0             0          0
    246704289         0-29            FIX              0         0             0                  0             0          36
    246704307         0-29            FIX              0         0             0                  0             0          36
    246704377         0-29            FIX              0         0             0                  0             0          0
    246704381         0-29            FIX              0         0             0                  0             0          0
    246903019         0-29            FIX              0         0             0                  0             0          0
    247304916         0-29            FIX              0         0             0                  0             0          0
    247403685         0-29            FIX              0         0             0                  0             0          0
    247403686         0-29            FIX              0         0             0                  0             0          36
    247403687         0-29            FIX              0         0             0                  0             0          60
    247601163         0-29            FIX              0         0             0                  0             0          0
    258000053         0-29            FIX              0         0             0                  0             0          0
    259104947         0-29            FIX              0         0             0                  0             0          0
    259104964         0-29            FIX              0         0             0                  0             0          0
    259104976         0-29            FIX              0         0             0                  0             0          0
    259105017         0-29            FIX              0         0             0                  0             0          0
    287000105         0-29            FIX              0         0             0                  0             0          0
    287500190         0-29            FIX              0         0             0                  0             0          60
    259006641         0-29            6ML            7.3         2             1                7.7          14.7          24
    247304911         0-29            FIX              0         0             0                  0             0          36
    148902875         0-29            6ML            6.6         2             1                  7            14          24
    240011844         0-29            FIX              0         0             0                  0             0          0
    242709588         0-29            FIX              0         0             0                  0             0          60
    246807054         0-29            6ML            9.1         2             1                9.5          16.5          24
    257901419         0-29            6ML           7.35         2             1               7.75         14.75          60
    258413352         0-29            6ML           8.25         2             1               8.65         15.65          0
    247304874         0-29            6ML           7.09         3            1.5              7.49         14.49          36
    148902922         0-29            FIX              0         0             0                  0             0          0
    148902932         0-29            FIX              0         0             0                  0             0          0
    240011880         0-29            FIX              0         0             0                  0             0          0
    245408166         0-29            FIX              0         0             0                  0             0          0
    247304875         0-29            FIX              0         0             0                  0             0          0
    247601215         0-29            FIX              0         0             0                  0             0          0
    247601240         0-29            FIX              0         0             0                  0             0          0
    249519728         0-29            FIX              0         0             0                  0             0          60
    251200584         0-29            FIX              0         0             0                  0             0          0
    251600657         0-29            FIX              0         0             0                  0             0          0
    287200203         0-29            FIX              0         0             0                  0             0          36
    240011902         0-29            6ML           7.05         3             1               7.45         14.45          36
    246704368         0-29            6ML           7.59         2             1               7.99         14.99          24
    251100459         0-29            6ML            5.6         3            1.5                 6            13          36
    252403058         0-29            6ML           8.94         2             1               8.99         15.99          60
    287500150         0-29            6ML            5.7         3            1.5              5.75         12.75          24
    245707208         0-29            FIX              0         0             0                  0             0          0
    251100460         0-29            FIX              0         0             0                  0             0          36
    287500151         0-29            FIX              0         0             0                  0             0          60
    288500284         0-29            FIX              0         0             0                  0             0          60
    245707232         0-29            FIX              0         0             0                  0             0          60
    247407752         0-29            6ML           8.25         2             1                8.7          15.7          0
    247602563         0-29            FIX              0         0             0                  0             0          0
    249021041         0-29            6ML           7.65         2             1                7.7          14.7          0
    259210232         0-29            6ML           8.45         2             1               8.85         15.85          60
    248604465         0-29            6ML           4.95         3            1.5              5.35         12.35          36
    245605454         0-29            6ML            7.6         2             1               7.65         14.65          0
    245408174         0-29            FIX              0         0             0                  0             0          0
    245605455         0-29            FIX              0         0             0                  0             0          0
    246403909         0-29            FIX              0         0             0                  0             0          36
    248604500         0-29            FIX              0         0             0                  0             0          0
    284803845         0-29            FIX              0         0             0                  0             0          60
    284803857         0-29            FIX              0         0             0                  0             0          60
    285001953         0-29            FIX              0         0             0                  0             0          0
    245107117         0-29            6ML           8.85         2             1               9.25         16.25          0
    245107194         0-29            6ML           7.72         2             1               8.12         15.12          0
    245408195         0-29            6ML           6.35         3            1.5              6.75         13.75          24
    248604476         0-29            6ML           7.55         2             1               7.95         14.95          0
    252003756         0-29            6ML           9.95         3             1              10.35         17.35          36
    253501301         0-29            6ML           8.05         2             1               8.45         15.45          60
    148902928         0-29            FIX              0         0             0                  0             0          0
    148902945         0-29            FIX              0         0             0                  0             0          0
    245211076         0-29            FIX              0         0             0                  0             0          0
    245211128         0-29            FIX              0         0             0                  0             0          0
    245408190         0-29            FIX              0         0             0                  0             0          0
    245408194         0-29            FIX              0         0             0                  0             0          0
    246008760         0-29            FIX              0         0             0                  0             0          36
    251500404         0-29            FIX              0         0             0                  0             0          0
    252003751         0-29            FIX              0         0             0                  0             0          36
    148902893         0-29            6ML           6.55         3            1.5              6.95         13.95          24
    240011890         0-29            6ML           8.59         2             1               8.99         15.99          0
    245107143         0-29            6ML           9.05         2             1               9.45         16.45          0
    245107212         0-29            6ML           8.59         2             1               8.99         15.99          0
    245304851         0-29            6ML            7.3         2             1                7.7          14.7          24
    246704398         0-29            6ML           7.05         2             1                7.5          14.5          0
    248604487         0-29            6ML           8.85         2             1               9.25         16.25          0
    287900173         0-29            6ML           5.85         3            1.5              6.25         13.25          36
    148902903         0-29            FIX              0         0             0                  0             0          0
    243711628         0-29            FIX              0         0             0                  0             0          0
    246204983         0-29            FIX              0         0             0                  0             0          24
    246807151         0-29            FIX              0         0             0                  0             0          0
    247601258         0-29            FIX              0         0             0                  0             0          0
    251300771         0-29            FIX              0         0             0                  0             0          0
    287700010         0-29            FIX              0         0             0                  0             0          0
    287900175         0-29            FIX              0         0             0                  0             0          0
    254807018         0-29            6ML             11         2             1               11.4          18.4          0
    257901499         0-29            6ML           8.59         2             1               8.99         15.99          60
    257901569         0-29            6ML           8.55         2             1               8.95         15.95          60
    285001994         0-29            FIX              0         0             0                  0             0          60
    148902867         0-29            6ML            6.6         3            1.5                 7            14          24
    246205011         0-29            FIX              0         0             0                  0             0          36
    250900415         0-29            6ML           8.35         2             1               8.75         15.75          0
    253600794         0-29            FIX              0         0             0                  0             0          0
    254806891         0-29            FIX              0         0             0                  0             0          0
    255316007         0-29            6ML           9.55         2             1                9.6          16.6          0
    255612840         0-29            FIX              0         0             0                  0             0          0
    283400021         0-29            6ML            7.3         2             1                7.7          14.7          36
    148902937         0-29            FIX              0         0             0                  0             0          0
    240011876         0-29            FIX              0         0             0                  0             0          0
    247304939         0-29            FIX              0         0             0                  0             0          0
    247403689         0-29            FIX              0         0             0                  0             0          36
    247601222         0-29            FIX              0         0             0                  0             0          0
    248604516         0-29            FIX              0         0             0                  0             0          0
    253903773         0-29            FIX              0         0             0                  0             0          60
    287500242         0-29            FIX              0         0             0                  0             0          60
    287700014         0-29            FIX              0         0             0                  0             0          0
    148902535         0-29            6ML           4.95         3            1.5                 5            12          0
    240112275         0-29            FIX              0         0             0                  0             0          60
    242115450         0-29            FIX              0         0             0                  0             0          0
    245107220         0-29            6ML           7.15         2             1                7.6          14.6          0
    245707233         0-29            6ML           8.49         3             1               8.89         15.89          36
    246008779         0-29            6ML           6.39         2             1               6.84         13.84          60
    246403897         0-29            6ML           6.85         2             1               7.25         14.25          12
    251100451         0-29            6ML           4.85         3             1               5.25         12.25          36
    252402974         0-29            6ML           7.15         2             1                7.2          14.2          60
    252704441         0-29            FIX              0         0             0                  0             0          0
    252704460         0-29            FIX              0         0             0                  0             0          0
    253001670         0-29            6ML           7.59         2             1               7.99         14.99          60
    253501198         0-29            6ML           6.15         2             1               6.55         13.55          0
    254704501         0-29            6ML           6.59         2             1               6.99         13.99          60
    255410989         0-29            FIX              0         0             0                  0             0          0
    258000055         0-29            6ML           8.57         2             1               8.97         15.97          0
    258302252         0-29            FIX              0         0             0                  0             0          60
    258606928         0-29            6ML            6.4         2             1                6.8          13.8          60
    258812218         0-29            6ML          11.34         2             1              10.99         17.99          0
    283400014         0-29            FIX              0         0             0                  0             0          60
    285201463         0-29            FIX              0         0             0                  0             0          60
    287800006         0-29            6ML            7.3         2             1               7.75         14.75          0
    242115669         0-29            6ML            7.1         2             1                7.5          14.5          0
    148902917         0-29            FIX              0         0             0                  0             0          0
    148902940         0-29            FIX              0         0             0                  0             0          0
    240213230         0-29            FIX              0         0             0                  0             0          0
    242115734         0-29            FIX              0         0             0                  0             0          0
    242412449         0-29            FIX              0         0             0                  0             0          60
    243212425         0-29            FIX              0         0             0                  0             0          0
    246008761         0-29            FIX              0         0             0                  0             0          0
    246704412         0-29            FIX              0         0             0                  0             0          0
    248604517         0-29            FIX              0         0             0                  0             0          0
    257106644         0-29            FIX              0         0             0                  0             0          0
    258413375         0-29            FIX              0         0             0                  0             0          60
    284404473         0-29            FIX              0         0             0                  0             0          60
    287700013         0-29            FIX              0         0             0                  0             0          0
    240011893         0-29            6ML           7.09         2             1               7.49         14.49          0
    243415030         0-29            6ML            6.5         2             1               6.95         13.95          0
    243518465         0-29            6ML             11         2             1               11.4          18.4          60
    245211143         0-29            6ML           8.55         2             1               8.95         15.95          24
    246008717         0-29            6ML            6.1         2             1                6.5          13.5          60
    246008768         0-29            6ML           6.09         3            1.5              6.49         13.49          36
    246807163         0-29            6ML           6.54         3             1               6.99         13.99          36
    248604511         0-29            6ML            6.2         3            1.5              6.65         13.65          0
    246807185         0-29            FIX              0         0             0                  0             0          0
    248604519         0-29            FIX              0         0             0                  0             0          0
    249519922         0-29            FIX              0         0             0                  0             0          0
    284703898         0-29            FIX              0         0             0                  0             0          60
    287600245         0-29            FIX              0         0             0                  0             0          0
    246807172         0-29            FIX              0         0             0                  0             0          60
    246903015         0-29            6ML            6.5         2             1                6.9          13.9          0
    287701079         0-29            6ML           8.64         3             1               9.09         16.09          36
    287701093         0-29            6ML            6.7         2             1               7.15         14.15          24
    289100007         0-29            FIX              0         0             0                  0             0          0
    245605525         0-29            6ML           7.54         2             1               7.99         14.99          0
    148902969         0-29            FIX              0         0             0                  0             0          0
    246008774         0-29            FIX              0         0             0                  0             0          24
    246903017         0-29            FIX              0         0             0                  0             0          0
    251300780         0-29            FIX              0         0             0                  0             0          24
    259104830         0-29            FIX              0         0             0                  0             0          0
    245107127         0-29            6ML           8.14         3             1               8.59         15.59          36
    245605524         0-29            6ML            7.2         2             1               7.65         14.65          0
    286900142         0-29            FIX              0         0             0                  0             0          60
    245211169         0-29            FIX              0         0             0                  0             0          60
    245408222         0-29            FIX              0         0             0                  0             0          0
    245605510         0-29            FIX              0         0             0                  0             0          0
    259105089         0-29            FIX              0         0             0                  0             0          0
    259105099         0-29            FIX              0         0             0                  0             0          0
    259105125         0-29            FIX              0         0             0                  0             0          0
    246902939         0-29            6ML            6.6         3             1                  7            14          36
    259406930         0-29            FIX              0         0             0                  0             0          60
    245107156         0-29            FIX              0         0             0                  0             0          12
    288100568         0-29            FIX              0         0             0                  0             0          60
    148902948         0-29            6ML           6.95         2             1                7.4          14.4          0
    252403079         0-29            FIX              0         0             0                  0             0          0
    253903747         0-29            FIX              0         0             0                  0             0          60
    256707129         0-29            FIX              0         0             0                  0             0          60
    148902968         0-29            6ML           6.12         3             1               6.57         13.57          0
    287300485         0-29            6ML           6.25         3            1.5              6.65         13.65          36
    246704407         0-29            6ML           7.64         3             1               8.09         15.09          36
    242412632         0-29            FIX              0         0             0                  0             0          60
    247602705         0-29            6ML            7.3         3             1               7.75         14.75          36
    148902975         0-29            6ML           6.24         3             1               6.69         13.69          0
    246807211         0-29            6ML           8.05         2             1                8.5          15.5          0
    240311038         0-29            FIX              0         0             0                  0             0          60
    242709774         0-29            FIX              0         0             0                  0             0          60
    253600901         0-29            FIX              0         0             0                  0             0          0
    285301208         0-29            FIX              0         0             0                  0             0          60
    252704469         0-29            FIX              0         0             0                  0             0          0
    286900215         0-29            FIX              0         0             0                  0             0          60
    255316667         0-29            FIX              0         0             0                  0             0          60
    245304883         0-29            6ML           7.55         2             1                  8            15          24
    240516738         0-29            FIX              0         0             0                  0             0          60
    259406676         0-29            FIX              0         0             0                  0             0          60
    241319800         0-29            6ML           7.65         2             1               8.05         15.05          0
    253903995         0-29            FIX              0         0             0                  0             0          60
    246807158         0-29            FIX              0         0             0                  0             0          0
    148903026         0-29            6ML           7.25         2             1                7.7          14.7          0
    240011965         0-29            6ML           7.05         2             1                7.5          14.5          36
    246807264         0-29            6ML           7.54         3             1               7.99         14.99          36

                                                                            PAYMENT
                                                 FIRST RATE    RATE RESET    RESET                             INTEREST   INTEREST
     LOAN ID        PREPAYMENT TYPE              RESET DATE    FREQUENCY   FREQUENCY       PURPOSE      LIEN      ONLY    ONLY TERM

    246302646    1% Curbal                        8/1/2005         6           6          R/T Refi       1         N          0
    259915889    None                             1/1/2006         6           6          C/O Refi       1         N          0
    259006474    None                             1/1/2006         6           6          Purchase       1         N          0
    247304152    Standard                         2/1/2007         6           6          R/T Refi       1         N          0
    256605025    Standard                        2/15/2007         6           6          R/T Refi       1         N          0
    259915786    2% Curbal                        2/1/2007         6           6          C/O Refi       1         N          0
    247407081    2% Curbal                       2/15/2007         6           6          C/O Refi       1         N          0
    248604031    Standard                        2/15/2006         6           6          C/O Refi       1         N          0
    259800408    5% Curbal                        3/1/2006         6           6          C/O Refi       1         N          0
    241216444    1% Curbal                       2/15/2006         6           6          R/T Refi       1         N          0
    258109404    1% Curbal                       2/15/2006         6           6          R/T Refi       1         N          0
    258911462    Standard                        2/15/2006         6           6          Purchase       1         N          0
    254502486    Standard                        2/15/2006         6           6          C/O Refi       1         N          0
    242615879    1% Curbal                       2/15/2006         6           6          C/O Refi       1         N          0
    246806199    None                            2/15/2006         6           6          C/O Refi       1         N          0
    284202712    Standard                        2/15/2006         6           6          R/T Refi       1         N          0
    245407678    2% Curbal                        3/1/2006         6           6          C/O Refi       1         N          0
    246806431    None                             3/1/2006         6           6          Purchase       1         N          0
    247304245    Standard                         3/1/2006         6           6          R/T Refi       1         N          0
    245706619    Standard                         3/1/2006         6           6          C/O Refi       1         N          0
    246902537    1% Curbal                        3/1/2006         6           6          Purchase       1         N          0
    254202280    Standard                         3/1/2006         6           6          C/O Refi       1         N          0
    247601859    Standard                                          0           0          Purchase       1         N          0
    245210429    None                             3/1/2006         6           6          Purchase       1         N          0
    245605169    None                            3/15/2006         6           6          C/O Refi       1         N          0
    247304331    None                            3/15/2006         6           6          Purchase       1         N          0
    255711714    None                                              0           0          C/O Refi       1         N          0
    259915532    1% Curbal                        4/1/2007         6           6          C/O Refi       1         N          0
    252003226    Standard                        3/15/2006         6           6          R/T Refi       1         N          0
    259915376    Standard                        3/15/2006         6           6          C/O Refi       1         N          0
    259006397    None                                              0           0          Purchase       2         N          0
    246806552    2% Curbal                        4/1/2006         6           6          Purchase       1         N          0
    259915658    None                                              0           0          C/O Refi       1         N          0
    241612033    None                                              0           0          C/O Refi       1         N          0
    246806613    None                             4/1/2006         6           6          C/O Refi       1         N          0
    148902432    None                             4/1/2006         6           6          Purchase       1         N          0
    246806620    Standard                                          0           0          R/T Refi       2         N          0
    259800424    None                                              0           0          C/O Refi       2         N          0
    246902601    None                             4/1/2006         6           6          Purchase       1         N          0
    259006395    None                             5/1/2006         6           6          Purchase       1         N          0
    259915967    None                             5/1/2006         6           6          C/O Refi       1         N          0
    245210619    1% Curbal                       4/15/2006         6           6          C/O Refi       1         N          0
    253500292    None                            4/15/2006         6           6          C/O Refi       1         N          0
    259915626    Standard                                          0           0          C/O Refi       2         N          0
    148902469    None                                              0           0          Purchase       2         N          0
    246008005    Standard                         5/1/2006         6           6          C/O Refi       1         N          0
    247407325    Standard                         5/1/2007         6           6          Purchase       1         N          0
    247304599    Standard                         5/1/2007         6           6          Purchase       1         N          0
    285700034    Standard                        5/15/2007         6           6          R/T Refi       1         N          0
    259006350    None                                              0           0          Purchase       2         N          0
    259915952    1% Curbal                        6/1/2007         6           6          Purchase       1         N          0
    258606156    None                                              0           0          C/O Refi       2         N          0
    255911400    None                                              0           0          C/O Refi       1         N          0
    258811792    None                                              0           0          C/O Refi       2         N          0
    258811146    None                                              0           0          C/O Refi       1         N          0
    259406214    None                                              0           0          C/O Refi       1         N          0
    259915803    1% Curbal                                         0           0          C/O Refi       1         N          0
    259104004    None                                              0           0          Purchase       2         N          0
    242708818    Standard                                          0           0          C/O Refi       1         N          0
    242816638    Standard                                          0           0          C/O Refi       1         N          0
    245605312    None                                              0           0          C/O Refi       1         N          0
    246008171    Standard                                          0           0          C/O Refi       1         N          0
    246806816    Standard                                          0           0          R/T Refi       1         N          0
    247602199    None                                              0           0          R/T Refi       1         N          0
    256209118    5%/4%3%/2%/1%                                     0           0          R/T Refi       1         N          0
    257503202    None                                              0           0          C/O Refi       1         N          0
    285001389    None                                              0           0          C/O Refi       1         N          0
    254703912    Standard                                          0           0          C/O Refi       2         N          0
    241120909    2% Curbal                                         0           0          C/O Refi       1         N          0
    250900264    None                             6/1/2006         6           6          C/O Refi       1         N          0
    251400456    Standard                        5/15/2007         6           6          Purchase       1         N          0
    253702490    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    258811955    Standard                                          0           0          R/T Refi       1         N          0
    259915919    Standard                        5/17/2006         6           6          C/O Refi       1         N          0
    240620650    2% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    246008144    Standard                         6/1/2007         6           6          C/O Refi       1         Y          36
    259915898    Standard                        5/18/2006         6           6          C/O Refi       1         N          0
    259915905    Standard                        5/18/2006         6           6          C/O Refi       1         N          0
    259915936    Standard                        5/18/2006         6           6          C/O Refi       1         N          0
    285200840    2% Curbal                                         0           0          C/O Refi       1         N          0
    287300090    Standard                        5/15/2006         6           6          Purchase       1         N          0
    259006433    5% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    245106919    Standard                        5/15/2007         6           6          Purchase       1         N          0
    245706865    Standard                        5/15/2006         6           6          Purchase       1         N          0
    246704142    2% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    247304616    Standard                                          0           0          Purchase       1         N          0
    251200426    Standard                                          0           0          R/T Refi       1         N          0
    251500276    Standard                                          0           0          R/T Refi       1         N          0
    254806132    None                                              0           0          C/O Refi       1         N          0
    287300075    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    287300097    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    245106882    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    246007948    Standard                                          0           0          C/O Refi       2         N          0
    259104144    None                                              0           0          Purchase       2         N          0
    259104213    None                                              0           0          Purchase       2         N          0
    259915949    3%/2%/1%                                          0           0          C/O Refi       1         N          0
    285200689    Standard                                          0           0          C/O Refi       1         N          0
    259915917    Standard                        5/20/2006         6           6          C/O Refi       1         N          0
    247602246    5%/4%3%/2%/1%                                     0           0          Purchase       1         N          0
    255611909    Standard                                          0           0          R/T Refi       1         N          0
    255911550    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    259104280    None                                              0           0          Purchase       2         N          0
    251400470    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    251600492    Standard                                          0           0          C/O Refi       1         N          0
    255509547    None                                              0           0          C/O Refi       1         N          0
    259915951    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    259915962    Standard                                          0           0          C/O Refi       1         N          0
    259916032    3%/2%/1%                         6/1/2007         6           6          C/O Refi       1         N          0
    288100217    None                                              0           0          C/O Refi       1         N          0
    259104188    None                                              0           0          Purchase       2         N          0
    285700201    None                                              0           0          C/O Refi       2         N          0
    245106860    Standard                                          0           0          C/O Refi       1         N          0
    246403768    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    247407473    Standard                                          0           0          C/O Refi       1         N          0
    253702267    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    255611900    None                                              0           0          C/O Refi       1         N          0
    255911646    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    259915991    None                                              0           0          C/O Refi       1         N          0
    287300153    Standard                                          0           0          C/O Refi       1         N          0
    245605345    None                                              0           0          Purchase       2         N          0
    246008201    None                                              0           0          C/O Refi       2         N          0
    247304668    None                                              0           0          C/O Refi       2         N          0
    251400496    None                                              0           0          C/O Refi       2         N          0
    240011681    Standard                         6/1/2007         6           6          Purchase       1         N          0
    242920203    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    243414166    None                             6/1/2006         6           6          R/T Refi       1         N          0
    244208878    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    244515965    None                                              0           0          C/O Refi       1         N          0
    246204746    Standard                                          0           0          R/T Refi       1         N          0
    246806852    2% Curbal                                         0           0          R/T Refi       1         N          0
    247304663    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    247407428    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    247407470    3%/2%/1%                                          0           0          C/O Refi       1         N          0
    251100289    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    251300582    1% Curbal                        6/1/2006         6           6          R/T Refi       1         N          0
    254907274    None                                              0           0          C/O Refi       1         N          0
    256605970    Standard                         6/1/2006         6           6          Purchase       1         N          0
    257603459    1% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    259006424    5% Curbal                                         0           0          C/O Refi       1         N          0
    259916091    Standard                                          0           0          C/O Refi       1         N          0
    287300081    None                                              0           0          C/O Refi       1         N          0
    240011606    Standard                         6/1/2007         6           6          R/T Refi       1         N          0
    259916004    None                             6/1/2006         6           6          C/O Refi       1         N          0
    241612439    None                                              0           0          C/O Refi       2         N          0
    244118764    None                                              0           0          C/O Refi       2         N          0
    245106927    None                                              0           0          C/O Refi       2         N          0
    245304662    2% Curbal                                         0           0          C/O Refi       2         N          0
    247403653    None                                              0           0          Purchase       2         N          0
    247403654    None                                              0           0          C/O Refi       2         N          0
    250900274    None                                              0           0          C/O Refi       2         N          0
    251500279    None                                              0           0          C/O Refi       2         N          0
    251600487    None                                              0           0          C/O Refi       2         N          0
    253903241    Standard                                          0           0          C/O Refi       2         N          0
    284600579    Standard                                          0           0          C/O Refi       2         N          0
    242114617    None                                              0           0          C/O Refi       1         N          0
    242709009    Standard                                          0           0          C/O Refi       1         N          0
    245106932    Standard                                          0           0          R/T Refi       1         N          0
    245210793    1% Curbal                                         0           0          C/O Refi       1         N          0
    245304668    1% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    245407958    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    245706850    Standard                         6/1/2007         6           6          Purchase       1         N          0
    245706947    Standard                         6/1/2007         6           6          Purchase       1         N          0
    245706971    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    246008259    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    246902777    None                             6/1/2006         6           6          R/T Refi       1         N          0
    248604298    None                                              0           0          C/O Refi       1         N          0
    248604304    None                             6/1/2006         6           6          C/O Refi       1         N          0
    251200461    Standard                                          0           0          C/O Refi       1         N          0
    251300634    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    252003486    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    253702422    Standard                                          0           0          C/O Refi       1         N          0
    255410262    None                             6/1/2006         6           6          C/O Refi       1         N          0
    257503028    None                                              0           0          C/O Refi       1         N          0
    257801045    Standard                                          0           0          C/O Refi       1         N          0
    259607147    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    259800491    Standard                                          0           0          C/O Refi       1         N          0
    284600413    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    284902247    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    287300074    Standard                                          0           0          C/O Refi       1         N          0
    287600025    Standard                         6/1/2007         6           6          R/T Refi       1         N          0
    287900032    Standard                         6/1/2006         6           6          C/O Refi       1         Y          24
    287900037    None                             6/1/2006         6           6          C/O Refi       1         N          0
    241917442    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    250900286    None                             6/1/2006         6           6          R/T Refi       1         N          0
    287500020    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    245210757    None                                              0           0          C/O Refi       2         N          0
    245304664    1% Curbal                                         0           0          C/O Refi       2         N          0
    245706992    None                                              0           0          Purchase       2         N          0
    247403658    None                                              0           0          C/O Refi       2         N          0
    247403659    None                                              0           0          C/O Refi       2         N          0
    251300580    None                                              0           0          C/O Refi       2         N          0
    254003416    None                                              0           0          C/O Refi       2         N          0
    256409605    None                                              0           0          C/O Refi       2         N          0
    257603443    1% Curbal                                         0           0          C/O Refi       2         N          0
    258110819    Standard                                          0           0          C/O Refi       2         N          0
    258412641    Standard                                          0           0          C/O Refi       2         N          0
    259104185    None                                              0           0          Purchase       2         N          0
    259104221    None                                              0           0          Purchase       2         N          0
    284203736    Standard                                          0           0          C/O Refi       2         N          0
    284403517    Standard                                          0           0          C/O Refi       2         N          0
    284503875    None                                              0           0          R/T Refi       2         N          0
    288000389    Standard                                          0           0          C/O Refi       2         N          0
    246403774    None                             6/1/2006         6           6          C/O Refi       1         N          0
    255612044    None                                              0           0          C/O Refi       1         N          0
    284803156    Standard                                          0           0          C/O Refi       1         N          0
    241917599    Standard                                          0           0          C/O Refi       1         N          0
    242920113    5%/4%3%/2%/1%                                     0           0          R/T Refi       1         N          0
    243111948    Standard                                          0           0          C/O Refi       1         N          0
    244118758    None                                              0           0          C/O Refi       1         N          0
    245304691    1% Curbal                        6/1/2006         6           6          Purchase       1         N          0
    245605334    None                                              0           0          C/O Refi       1         N          0
    245605355    None                                              0           0          C/O Refi       1         N          0
    245605363    None                             6/1/2006         6           6          R/T Refi       1         N          0
    245706943    None                             6/1/2007         6           6          Purchase       1         N          0
    246008280    Standard                                          0           0          C/O Refi       1         N          0
    246403784    None                                              0           0          C/O Refi       1         N          0
    246902752    Standard                                          0           0          C/O Refi       1         N          0
    247602280    Standard                                          0           0          C/O Refi       1         N          0
    251100286    None                                              0           0          R/T Refi       1         N          0
    251300591    1% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    251400487    Standard                                          0           0          C/O Refi       1         N          0
    251400500    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    252502851    None                                              0           0          R/T Refi       1         N          0
    254906815    None                                              0           0          C/O Refi       1         N          0
    255911618    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256209120    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256606034    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    257402847    None                                              0           0          C/O Refi       1         N          0
    259006356    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    259916000    Standard                                          0           0          C/O Refi       1         N          0
    287200092    None                                              0           0          C/O Refi       1         N          0
    287300229    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    259006421    5% Curbal                        6/1/2006         6           6          R/T Refi       1         N          0
    259006423    5% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    242315977    Standard                                          0           0          C/O Refi       2         N          0
    243816143    None                                              0           0          C/O Refi       2         N          0
    245407895    None                                              0           0          C/O Refi       2         N          0
    245407965    None                                              0           0          C/O Refi       2         N          0
    245407971    None                                              0           0          C/O Refi       2         N          0
    245605357    None                                              0           0          C/O Refi       2         N          0
    245605365    None                                              0           0          C/O Refi       2         N          0
    246403817    None                                              0           0          C/O Refi       2         N          0
    246806864    None                                              0           0          C/O Refi       2         N          0
    247403664    None                                              0           0          C/O Refi       2         N          0
    247600996    None                                              0           0          C/O Refi       2         N          0
    247601040    None                                              0           0          Purchase       2         N          0
    251100324    None                                              0           0          C/O Refi       2         N          0
    251600494    None                                              0           0          C/O Refi       2         N          0
    252203595    None                                              0           0          C/O Refi       2         N          0
    254504033    Standard                                          0           0          C/O Refi       2         N          0
    259104120    None                                              0           0          Purchase       2         N          0
    259104264    None                                              0           0          Purchase       2         N          0
    284102003    Standard                                          0           0          C/O Refi       2         N          0
    284203723    None                                              0           0          C/O Refi       2         N          0
    284403685    None                                              0           0          C/O Refi       2         N          0
    284600561    None                                              0           0          C/O Refi       2         N          0
    284803233    Standard                                          0           0          C/O Refi       2         N          0
    287200069    Standard                                          0           0          C/O Refi       2         N          0
    148902543    Standard                         6/1/2006         6           6          Purchase       1         N          0
    241318756    1% Curbal                        6/1/2006         6           6          C/O Refi       1         N          0
    242816765    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    243414398    None                             6/1/2006         6           6          R/T Refi       1         N          0
    244516053    None                             6/1/2006         6           6          C/O Refi       1         N          0
    245304699    None                                              0           0          C/O Refi       1         N          0
    245304700    1% Curbal                        6/1/2006         6           6          Purchase       1         N          0
    245407974    Standard                                          0           0          R/T Refi       1         N          0
    246008199    Standard                                          0           0          C/O Refi       1         N          0
    246008232    Standard                         6/1/2006         6           6          R/T Refi       1         N          0
    246008252    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    246704190    None                             6/1/2006         6           6          Purchase       1         N          0
    246806872    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    246902604    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    247304523    None                             6/1/2006         6           6          C/O Refi       1         N          0
    251400515    Standard                                          0           0          R/T Refi       1         N          0
    252003501    Standard                                          0           0          C/O Refi       1         N          0
    252402606    Standard                                          0           0          R/T Refi       1         N          0
    252502626    None                             6/1/2006         6           6          R/T Refi       1         N          0
    253100446    Standard                         6/1/2006         6           6          R/T Refi       1         N          0
    253600242    Standard                                          0           0          R/T Refi       1         N          0
    253903204    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    255315385    None                                              0           0          C/O Refi       1         N          0
    255315409    Standard                                          0           0          R/T Refi       1         N          0
    255612138    None                             6/1/2006         6           6          C/O Refi       1         N          0
    256208937    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256208996    5%/4%3%/2%/1%                    6/1/2006         6           6          C/O Refi       1         N          0
    256209015    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256307749    3%/2%/1%                         6/1/2006         6           6          C/O Refi       1         N          0
    258606334    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    258811638    None                                              0           0          C/O Refi       1         N          0
    258811753    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    258811852    min(2% Curbal,60 days int)                        0           0          C/O Refi       1         N          0
    258811929    Standard                         6/1/2006         6           6          C/O Refi       1         N          0
    259405972    Standard                                          0           0          C/O Refi       1         N          0
    284303048    Standard                                          0           0          C/O Refi       1         N          0
    285700110    Standard                                          0           0          R/T Refi       1         N          0
    287200083    Standard                         6/1/2007         6           6          C/O Refi       1         Y          36
    287200090    None                                              0           0          C/O Refi       1         N          0
    287300024    Standard                         6/1/2006         6           6          C/O Refi       1         Y          24
    287300190    Standard                         6/1/2007         6           6          C/O Refi       1         Y          36
    287500015    Standard                                          0           0          C/O Refi       1         N          0
    287500035    Standard                                          0           0          C/O Refi       1         N          0
    287900024    None                             6/1/2006         6           6          C/O Refi       1         N          0
    287900040    None                             6/1/2006         6           6          Purchase       1         Y          24
    257402921    None                             6/1/2006         6           6          C/O Refi       1         N          0
    259915979    Standard                                          0           0          Purchase       1         N          0
    240621013    2% Curbal                                         0           0          C/O Refi       2         N          0
    243112020    None                                              0           0          C/O Refi       2         N          0
    245210820    None                                              0           0          C/O Refi       2         N          0
    246008364    Standard                                          0           0          C/O Refi       2         N          0
    246704191    None                                              0           0          Purchase       2         N          0
    249224264    None                                              0           0          C/O Refi       2         N          0
    250900291    None                                              0           0          C/O Refi       2         N          0
    251400519    None                                              0           0          C/O Refi       2         N          0
    252003529    Standard                                          0           0          C/O Refi       2         N          0
    252804948    Standard                                          0           0          C/O Refi       2         N          0
    253500515    None                                              0           0          C/O Refi       2         N          0
    253803054    None                                              0           0          C/O Refi       2         N          0
    256606108    None                                              0           0          C/O Refi       2         N          0
    259104317    None                                              0           0          Purchase       2         N          0
    285700232    Standard                                          0           0          C/O Refi       2         N          0
    244208891    Standard                                          0           0          R/T Refi       1         N          0
    245106890    None                            6/15/2006         6           6          C/O Refi       1         N          0
    245706986    Standard                         6/1/2007         6           6          Purchase       1         N          0
    247407370    Standard                         6/1/2006         6           6          Purchase       1         N          0
    251500261    Standard                                          0           0          R/T Refi       1         N          0
    259916323    None                             6/1/2007         6           6          C/O Refi       1         N          0
    287600003    Standard                                          0           0          R/T Refi       1         N          0
    287900058    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    243112039    Standard                                          0           0          C/O Refi       2         N          0
    245407956    Standard                                          0           0          Purchase       2         N          0
    246403775    None                                              0           0          C/O Refi       2         N          0
    247304715    Standard                                          0           0          C/O Refi       2         N          0
    251200445    None                                              0           0          C/O Refi       2         N          0
    251500262    None                                              0           0          C/O Refi       2         N          0
    251600535    None                                              0           0          C/O Refi       2         N          0
    284102040    Standard                                          0           0          C/O Refi       2         N          0
    287900060    None                                              0           0          Purchase       2         N          0
    240011705    Standard                                          0           0          R/T Refi       1         N          0
    245407918    Standard                                          0           0          Purchase       1         N          0
    245605358    None                             6/1/2006         6           6          Purchase       1         N          0
    245605367    None                             6/1/2006         6           6          Purchase       1         N          0
    245706969    Standard                         6/1/2007         6           6          Purchase       1         N          0
    245707009    Standard                         6/1/2007         6           6          Purchase       1         N          0
    247407509    5%/4%3%/2%/1%                    6/1/2007         6           6          Purchase       1         N          0
    251100338    None                             6/1/2006         6           6          Purchase       1         Y          24
    251600549    Standard                        6/15/2007         6           6          R/T Refi       1         N          0
    252203458    None                            6/15/2006         6           6          C/O Refi       1         N          0
    255809990    None                                              0           0          C/O Refi       1         N          0
    259006367    None                             6/3/2006         6           6          C/O Refi       1         N          0
    259916049    3 months interst                                  0           0          C/O Refi       1         N          0
    246806821    Standard                                          0           0          C/O Refi       1         N          0
    148902614    Standard                                          0           0          Purchase       2         N          0
    245407915    None                                              0           0          Purchase       2         N          0
    245407927    None                                              0           0          Purchase       2         N          0
    245605359    None                                              0           0          Purchase       2         N          0
    245605368    None                                              0           0          Purchase       2         N          0
    246204752    Standard                                          0           0          Purchase       2         N          0
    247403662    None                                              0           0          Purchase       2         N          0
    247403663    5%/4%3%/2%/1%                                     0           0          Purchase       2         N          0
    252003524    1% Curbal                                         0           0          C/O Refi       2         N          0
    257603529    1% Curbal                                         0           0          C/O Refi       2         N          0
    259104328    None                                              0           0          Purchase       2         N          0
    259104334    None                                              0           0          Purchase       2         N          0
    259104352    None                                              0           0          Purchase       2         N          0
    259104390    None                                              0           0          Purchase       2         N          0
    287900065    None                                              0           0          Purchase       2         N          0
    240011717    Standard                         6/1/2007         6           6          Purchase       1         N          0
    241217171    1% Curbal                       6/15/2006         6           6          C/O Refi       1         N          0
    242412083    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    242709152    Standard                                          0           0          R/T Refi       1         N          0
    245106891    Standard                                          0           0          Purchase       1         N          0
    245106903    Standard                                          0           0          Purchase       1         N          0
    245106982    Standard                         6/1/2007         6           6          Purchase       1         N          0
    246403808    Standard                         6/1/2007         6           6          Purchase       1         N          0
    246403821    None                                              0           0          Purchase       1         N          0
    246806760    Standard                         6/1/2006         6           6          Purchase       1         N          0
    246806890    Standard                                          0           0          Purchase       1         N          0
    246902734    Standard                         6/1/2007         6           6          Purchase       1         N          0
    247304694    Standard                         6/1/2007         6           6          Purchase       1         N          0
    247407443    None                             6/1/2006         6           6          Purchase       1         N          0
    247407516    Standard                                          0           0          Purchase       1         N          0
    247407524    Standard                                          0           0          Purchase       1         N          0
    248604327    Standard                        6/15/2006         6           6          Purchase       1         N          0
    259006378    Standard                         6/1/2007         6           6          C/O Refi       1         N          0
    259916012    1% Curbal                        6/1/2006         6           6          Purchase       1         N          0
    259916307    None                             6/1/2006         6           6          C/O Refi       1         N          0
    285300755    Standard                                          0           0          C/O Refi       1         N          0
    287300136    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    247407510    Standard                         6/1/2007         6           6          Purchase       1         N          0
    246403809    None                                              0           0          Purchase       2         N          0
    246403822    None                                              0           0          Purchase       2         N          0
    247403652    None                                              0           0          Purchase       2         N          0
    247403655    None                                              0           0          Purchase       2         N          0
    247403665    None                                              0           0          Purchase       2         N          0
    251200452    None                                              0           0          Purchase       2         N          0
    259104281    None                                              0           0          Purchase       2         N          0
    259104310    None                                              0           0          Purchase       2         N          0
    259104363    None                                              0           0          Purchase       2         N          0
    259406357    Standard                                          0           0          Purchase       2         N          0
    284404078    Standard                                          0           0          C/O Refi       2         N          0
    244208865    5% Curbal                       6/15/2006         6           6          C/O Refi       1         N          0
    245605377    None                            6/15/2006         6           6          Purchase       1         N          0
    246902748    2% Curbal                       6/15/2007         6           6          C/O Refi       1         N          0
    248604334    Standard                        6/15/2007         6           6          Purchase       1         N          0
    251400529    Standard                         6/1/2007         6           6          Purchase       1         N          0
    245210785    Standard                                          0           0          C/O Refi       2         N          0
    245605378    None                                              0           0          Purchase       2         N          0
    246204781    Standard                                          0           0          C/O Refi       2         N          0
    246704168    None                                              0           0          C/O Refi       2         N          0
    246704225    None                                              0           0          R/T Refi       2         N          0
    251400530    None                                              0           0          Purchase       2         N          0
    251600511    None                                              0           0          Purchase       2         N          0
    252003542    2% Curbal                                         0           0          C/O Refi       2         N          0
    254604144    Standard                                          0           0          C/O Refi       2         N          0
    259104362    None                                              0           0          Purchase       2         N          0
    287200124    None                                              0           0          Purchase       2         N          0
    148902618    None                            6/15/2006         6           6          Purchase       1         N          0
    245304720    1% Curbal                       6/15/2006         6           6          R/T Refi       1         N          0
    245706965    Standard                        6/15/2007         6           6          C/O Refi       1         N          0
    246704222    2% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    252003493    1% Curbal                       6/15/2006         6           6          R/T Refi       1         N          0
    254604418    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    255712588    None                                              0           0          C/O Refi       1         N          0
    257503414    None                            6/15/2006         6           6          C/O Refi       1         N          0
    258912373    Standard                                          0           0          C/O Refi       1         N          0
    287200121    Standard                        6/15/2007         6           6          Purchase       1         N          0
    242316094    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    148902654    None                                              0           0          Purchase       2         N          0
    240212653    None                                              0           0          C/O Refi       2         N          0
    241415587    None                                              0           0          C/O Refi       2         N          0
    243211956    None                                              0           0          C/O Refi       2         N          0
    247304713    Standard                                          0           0          Purchase       2         N          0
    247601021    None                                              0           0          C/O Refi       2         N          0
    250900261    None                                              0           0          C/O Refi       2         N          0
    287200123    Standard                                          0           0          Purchase       2         N          0
    245106901    None                            6/15/2006         6           6          Purchase       1         N          0
    246902803    Standard                        6/15/2007         6           6          Purchase       1         N          0
    255911526    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256209279    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    287900038    Standard                         7/1/2007         6           6          Purchase       1         N          0
    248604313    None                                              0           0          Purchase       2         N          0
    249318870    None                                              0           0          C/O Refi       2         N          0
    250900297    None                                              0           0          Purchase       2         N          0
    251100329    None                                              0           0          Purchase       2         N          0
    251500290    Standard                                          0           0          Purchase       2         N          0
    284403821    Standard                                          0           0          C/O Refi       2         N          0
    284703222    None                                              0           0          C/O Refi       2         N          0
    287200129    Standard                                          0           0          Purchase       2         N          0
    287500000    Standard                                          0           0          C/O Refi       2         N          0
    288100023    None                                              0           0          C/O Refi       2         N          0
    148902612    None                            6/15/2006         6           6          Purchase       1         N          0
    148902627    None                            6/15/2006         6           6          Purchase       1         N          0
    243414283    60 days interest                                  0           0          C/O Refi       1         N          0
    243614271    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    245106984    None                            6/15/2006         6           6          Purchase       1         N          0
    245106993    Standard                                          0           0          Purchase       1         N          0
    245408052    Standard                        6/15/2007         6           6          R/T Refi       1         N          0
    245706995    Standard                                          0           0          Purchase       1         N          0
    246902737    1% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    248604290    Standard                        6/15/2007         6           6          Purchase       1         N          0
    249020710    Standard                                          0           0          Purchase       1         N          0
    251100348    Standard                        6/15/2007         6           6          Purchase       1         Y          36
    255612034    None                                              0           0          C/O Refi       1         N          0
    255712567    None                                              0           0          C/O Refi       1         N          0
    259916043    Standard                                          0           0          C/O Refi       1         N          0
    287500026    Standard                        6/15/2007         6           6          Purchase       1         N          0
    245707005    Standard                                          0           0          C/O Refi       1         N          0
    148902652    None                                              0           0          Purchase       2         N          0
    148902658    None                                              0           0          Purchase       2         N          0
    245106960    None                                              0           0          Purchase       2         N          0
    246008318    None                                              0           0          Purchase       2         N          0
    247304773    None                                              0           0          Purchase       2         N          0
    248604362    None                                              0           0          Purchase       2         N          0
    253803100    Standard                                          0           0          C/O Refi       2         N          0
    259916098    Standard                                          0           0          C/O Refi       1         N          0
    241217346    None                                              0           0          C/O Refi       2         N          0
    243211755    None                                              0           0          C/O Refi       2         N          0
    246008322    Standard                        6/15/2007         6           6          R/T Refi       1         N          0
    148902552    Standard                         6/7/2006         6           6          Purchase       1         N          0
    240011724    Standard                        6/15/2007         6           6          Purchase       1         N          0
    241121270    2% Curbal                                         0           0          C/O Refi       1         N          0
    246902691    2% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    253600146    None                            6/15/2006         6           6          C/O Refi       1         N          0
    254503806    Standard                                          0           0          R/T Refi       1         N          0
    257402863    None                                              0           0          C/O Refi       1         N          0
    257801032    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    258811778    None                                              0           0          C/O Refi       1         N          0
    259916239    1% Curbal                        7/1/2007         6           6          C/O Refi       1         N          0
    284102137    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    287600051    Standard                        6/15/2006         6           6          Purchase       1         N          0
    148902624    None                                              0           0          Purchase       2         N          0
    240011720    None                                              0           0          Purchase       2         N          0
    243517815    None                                              0           0          C/O Refi       2         N          0
    246008358    None                                              0           0          Purchase       2         N          0
    246806923    None                                              0           0          Purchase       2         N          0
    246902692    None                                              0           0          Purchase       2         N          0
    251600581    None                                              0           0          Purchase       2         N          0
    252703061    Standard                                          0           0          C/O Refi       2         N          0
    284102047    None                                              0           0          C/O Refi       2         N          0
    284503871    Standard                                          0           0          C/O Refi       2         N          0
    287200135    Standard                                          0           0          Purchase       2         N          0
    148902483    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    240515930    Standard                        6/15/2006         6           6          Purchase       1         N          0
    245107006    Standard                                          0           0          Purchase       1         N          0
    245707064    Standard                        6/15/2007         6           6          Purchase       1         N          0
    246704204    2% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    252703336    Standard                                          0           0          C/O Refi       1         N          0
    253500849    1% Obal                                           0           0          C/O Refi       1         N          0
    254503818    Standard                                          0           0          R/T Refi       1         N          0
    287701005    Standard                        6/15/2006         6           6          Purchase       1         N          0
    287900068    Standard                         7/1/2007         6           6          Purchase       1         Y          36
    246008207    Standard                                          0           0          C/O Refi       1         N          0
    148902663    1% Curbal                                         0           0          Purchase       2         N          0
    240212722    None                                              0           0          C/O Refi       2         N          0
    245408051    None                                              0           0          C/O Refi       2         N          0
    246403824    None                                              0           0          Purchase       2         N          0
    247403670    Standard                                          0           0          C/O Refi       2         N          0
    254704118    Standard                                          0           0          C/O Refi       2         N          0
    259916108    None                                              0           0          C/O Refi       2         N          0
    284902514    Standard                                          0           0          C/O Refi       2         N          0
    287900080    None                                              0           0          Purchase       2         N          0
    240212772    Standard                                          0           0          R/T Refi       1         N          0
    241319103    None                            6/15/2006     1/6/1900        6          C/O Refi       1         N          0
    246008407    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    247407573    Standard                        6/15/2007         6           6          Purchase       1         N          0
    252402766    Standard                                          0           0          C/O Refi       1         N          0
    252502903    Standard                        6/15/2006         6           6          C/O Refi       1         N          0
    252503019    Standard                                          0           0          C/O Refi       1         N          0
    252503056    Standard                                          0           0          C/O Refi       1         N          0
    252703642    1% Curbal                                         0           0          C/O Refi       1         N          0
    253000754    Standard                                          0           0          C/O Refi       1         N          0
    253200133    Standard                                          0           0          C/O Refi       1         N          0
    253600060    None                                              0           0          C/O Refi       1         N          0
    254703983    Standard                                          0           0          C/O Refi       1         N          0
    254806150    None                                              0           0          C/O Refi       1         N          0
    259006413    5% Curbal                                         0           0          C/O Refi       1         N          0
    259916212    None                             7/1/2006         6           6          C/O Refi       1         N          0
    259916240    1% Curbal                        7/1/2007         6           6          C/O Refi       1         N          0
    259916362    Standard                                          0           0          Purchase       1         N          0
    285400317    None                                              0           0          C/O Refi       1         N          0
    287000058    None                            6/15/2006         6           6          Purchase       1         N          0
    240212812    None                                              0           0          C/O Refi       2         N          0
    243517899    None                                              0           0          C/O Refi       2         N          0
    245107005    None                                              0           0          C/O Refi       2         N          0
    245605393    None                                              0           0          C/O Refi       2         N          0
    245707020    Standard                                          0           0          C/O Refi       2         N          0
    247304741    Standard                                          0           0          Purchase       2         N          0
    247601067    5%/4%3%/2%/1%                                     0           0          C/O Refi       2         N          0
    251300648    None                                              0           0          C/O Refi       2         N          0
    254203244    2% Curbal                                         0           0          C/O Refi       2         N          0
    259006522    None                                              0           0          Purchase       2         N          0
    287000059    None                                              0           0          Purchase       2         N          0
    287300171    None                                              0           0          C/O Refi       2         N          0
    240111978    Standard                                          0           0          R/T Refi       1         N          0
    241415503    None                                              0           0          C/O Refi       1         N          0
    242316258    Standard                                          0           0          R/T Refi       1         N          0
    242617081    1% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    243211891    Standard                                          0           0          C/O Refi       1         N          0
    245706997    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246902776    2% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    247304769    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    247602362    None                                              0           0          C/O Refi       1         N          0
    248604333    Standard                        6/15/2007         6           6          Purchase       1         N          0
    249613384    None                             7/1/2006         6           6          R/T Refi       1         N          0
    251300656    1% Curbal                                         0           0          C/O Refi       1         N          0
    251600575    Standard                        6/15/2006     1/6/1900        6          Purchase       1         N          0
    252003548    Standard                                          0           0          C/O Refi       1         N          0
    253903242    Standard                                          0           0          C/O Refi       1         N          0
    254103386    min (3 mos int,1st yrs int)      7/1/2006         6           6          C/O Refi       1         N          0
    254503946    Standard                                          0           0          C/O Refi       1         N          0
    255810178    None                                              0           0          C/O Refi       1         N          0
    256209196    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256706322    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    257503461    None                                              0           0          C/O Refi       1         N          0
    257603479    1% Curbal                                         0           0          R/T Refi       1         N          0
    257603577    1% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    257801228    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    258110197    None                             7/1/2006         6           6          C/O Refi       1         N          0
    258911686    None                             7/1/2006         6           6          R/T Refi       1         N          0
    258912316    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    259606809    min (3 mos int,1st yrs int)      7/1/2006         6           6          C/O Refi       1         N          0
    259916140    Standard                                          0           0          C/O Refi       1         N          0
    287500047    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    242316348    Standard                                          0           0          C/O Refi       2         N          0
    243211994    None                                              0           0          C/O Refi       2         N          0
    244410503    Standard                                          0           0          C/O Refi       2         N          0
    244516197    None                                              0           0          C/O Refi       2         N          0
    245304716    None                                              0           0          C/O Refi       2         N          0
    245707015    Standard                                          0           0          C/O Refi       2         N          0
    246902823    None                                              0           0          Purchase       2         N          0
    248604371    None                                              0           0          Purchase       2         N          0
    248604372    None                                              0           0          R/T Refi       2         N          0
    257603706    1% Curbal                                         0           0          C/O Refi       2         N          0
    287900089    None                                              0           0          Purchase       2         N          0
    148902526    None                             7/1/2006         6           6          Purchase       1         Y          24
    148902597    Standard                         7/1/2006         6           6          Purchase       1         N          0
    148902628    None                            6/15/2006         6           6          Purchase       1         N          0
    148902648    Standard                                          0           0          Purchase       1         N          0
    148902653    Standard                        6/15/2007         6           6          Purchase       1         N          0
    241917525    Standard                                          0           0          C/O Refi       1         N          0
    244209083    Standard                                          0           0          C/O Refi       1         N          0
    244410369    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    245304686    None                                              0           0          R/T Refi       1         N          0
    246806916    Standard                        6/15/2006         6           6          Purchase       1         N          0
    246902847    Standard                        6/15/2007         6           6          Purchase       1         N          0
    247602243    None                             7/1/2006         6           6          C/O Refi       1         N          0
    247602313    None                                              0           0          C/O Refi       1         N          0
    248604353    Standard                                          0           0          Purchase       1         N          0
    251200491    min(2% Curbal,60 days int)                        0           0          R/T Refi       1         N          0
    252003554    Standard                        6/15/2006         6           6          Purchase       1         N          0
    254203299    None                                              0           0          C/O Refi       1         N          0
    256605978    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    256904997    None                             7/1/2006         6           6          R/T Refi       1         N          0
    259406669    Standard                                          0           0          R/T Refi       1         N          0
    259916313    None                             7/1/2006         6           6          C/O Refi       1         N          0
    285100942    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    287200125    Standard                                          0           0          C/O Refi       1         N          0
    287500064    Standard                                          0           0          R/T Refi       1         N          0
    148902673    None                                              0           0          Purchase       2         N          0
    148902674    1% Curbal                                         0           0          Purchase       2         N          0
    148902676    None                                              0           0          Purchase       2         N          0
    148902678    None                                              0           0          Purchase       2         N          0
    148902679    None                                              0           0          Purchase       2         N          0
    148902680    1% Curbal                                         0           0          Purchase       2         N          0
    243212031    None                                              0           0          Purchase       2         N          0
    243711243    None                                              0           0          C/O Refi       2         N          0
    245407978    None                                              0           0          C/O Refi       2         N          0
    245605399    None                                              0           0          C/O Refi       2         N          0
    245706993    Standard                                          0           0          Purchase       2         N          0
    246204826    None                                              0           0          C/O Refi       2         N          0
    246403718    None                                              0           0          C/O Refi       2         N          0
    248604369    None                                              0           0          Purchase       2         N          0
    251600586    Standard                                          0           0          C/O Refi       2         N          0
    257005774    Standard                                          0           0          C/O Refi       2         N          0
    258514280    Standard                                          0           0          C/O Refi       2         N          0
    284203796    None                                              0           0          C/O Refi       2         N          0
    287700002    None                                              0           0          C/O Refi       2         N          0
    287700004    None                                              0           0          Purchase       2         N          0
    242617142    Standard                                      1/0/1900        0          R/T Refi       2         N          0
    259916249    1% Curbal                        7/1/2007         6           6          C/O Refi       1         N          0
    287300102    Standard                                          0           0          C/O Refi       1         N          0
    259006436    Standard                                          0           0          C/O Refi       2         N          0
    240011714    None                                              0           0          C/O Refi       1         N          0
    242114940    None                             7/1/2006         6           6          C/O Refi       1         N          0
    245107020    Standard                                          0           0          Purchase       1         N          0
    246008446    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246204876    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    249518913    None                             7/1/2006         6           6          C/O Refi       1         N          0
    251600545    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    255315498    None                                              0           0          C/O Refi       1         N          0
    259916202    None                                              0           0          C/O Refi       1         N          0
    287300302    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    287900097    Standard                                          0           0          Purchase       1         N          0
    148902684    None                                              0           0          Purchase       2         N          0
    240212817    None                                              0           0          C/O Refi       2         N          0
    240918862    None                                              0           0          C/O Refi       2         N          0
    245107022    None                                              0           0          Purchase       2         N          0
    245408048    None                                              0           0          Purchase       2         N          0
    245707061    Standard                                          0           0          Purchase       2         N          0
    251600574    None                                              0           0          Purchase       2         N          0
    287300107    None                                              0           0          C/O Refi       2         N          0
    287900099    None                                              0           0          Purchase       2         N          0
    248604377    None                                              0           0          Purchase       2         N          0
    148902574    1% Curbal                       6/15/2006         6           6          Purchase       1         N          0
    148902590    Standard                         7/1/2006         6           6          Purchase       1         Y          24
    240011589    None                                              0           0          C/O Refi       1         N          0
    240011773    Standard                         7/1/2007         6           6          Purchase       1         N          0
    243316475    None                                              0           0          C/O Refi       1         N          0
    245707044    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246704252    None                                              0           0          R/T Refi       1         N          0
    246806869    Standard                                          0           0          C/O Refi       1         N          0
    247407583    Standard                         7/1/2006         6           6          Purchase       1         N          0
    247407590    None                             7/1/2006         6           6          C/O Refi       1         N          0
    247602180    None                             7/1/2006         6           6          C/O Refi       1         N          0
    247602423    None                             7/1/2006         6           6          C/O Refi       1         N          0
    251600533    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    252003565    Standard                                          0           0          C/O Refi       1         N          0
    255410430    None                                              0           0          C/O Refi       1         N          0
    257900908    Standard                        6/15/2006         6           6          Purchase       1         N          0
    258412826    2% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    259916066    Standard                         7/1/2006         6           6          Purchase       1         N          0
    288100756    Standard                                          0           0          C/O Refi       1         N          0
    148902683    Standard                                          0           0          Purchase       2         N          0
    148902691    1% Curbal                                         0           0          Purchase       2         N          0
    241415675    None                                              0           0          C/O Refi       2         N          0
    246204792    Standard                                          0           0          Purchase       2         N          0
    247403668    None                                              0           0          Purchase       2         N          0
    247601143    None                                              0           0          C/O Refi       2         N          0
    248604384    None                                              0           0          Purchase       2         N          0
    254604478    None                                              0           0          Purchase       2         N          0
    257801372    Standard                                          0           0          C/O Refi       2         N          0
    258000004    None                                              0           0          Purchase       2         N          0
    259006447    None                                              0           0          C/O Refi       2         N          0
    259104220    None                                              0           0          Purchase       2         N          0
    259104455    None                                              0           0          Purchase       2         N          0
    259916068    Standard                                          0           0          Purchase       2         N          0
    284902417    None                                              0           0          C/O Refi       2         N          0
    259006550    None                                              0           0          Purchase       2         N          0
    242114907    Standard                                          0           0          C/O Refi       1         N          0
    243316327    None                                              0           0          C/O Refi       1         N          0
    243316414    None                                              0           0          C/O Refi       1         N          0
    245107036    Standard                         7/1/2007         6           6          Purchase       1         N          0
    245304628    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    245707073    Standard                         7/1/2006         6           6          Purchase       1         N          0
    246704263    None                             7/1/2006         6           6          Purchase       1         N          0
    246806970    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    246806974    Standard                                          0           0          C/O Refi       1         N          0
    247304753    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    247602182    None                                              0           0          C/O Refi       1         N          0
    251500323    Standard                                          0           0          Purchase       1         N          0
    253903398    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    254806408    None                                              0           0          C/O Refi       1         N          0
    254907459    None                                              0           0          C/O Refi       1         N          0
    257801148    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    258514338    Standard                                          0           0          Purchase       1         N          0
    287300143    Standard                                          0           0          C/O Refi       1         Y          60
    287500126    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    287300317    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    251200502    Standard                                          0           0          Purchase       2         N          0
    251400560    None                                              0           0          C/O Refi       2         N          0
    251500324    None                                              0           0          Purchase       2         N          0
    254003740    None                                              0           0          C/O Refi       2         N          0
    258000012    None                                              0           0          Purchase       2         N          0
    259104459    None                                              0           0          Purchase       2         N          0
    285300906    Standard                                          0           0          C/O Refi       2         N          0
    287200164    Standard                                          0           0          C/O Refi       2         N          0
    287500095    Standard                                          0           0          C/O Refi       2         N          0
    148902525    None                             7/1/2007         6           6          Purchase       1         N          0
    240212785    Standard                                          0           0          R/T Refi       1         N          0
    241415820    None                                              0           0          C/O Refi       1         N          0
    241717101    min(2% Curbal,60 days int)                        0           0          C/O Refi       1         N          0
    242617363    None                                              0           0          C/O Refi       1         N          0
    243614393    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    246204795    Standard                                      1/0/1900        0          R/T Refi       1         N          0
    246204806    None                                              0           0          C/O Refi       1         N          0
    246704267    2% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    247407596    Standard                         7/1/2007         6           6          Purchase       1         N          0
    248604370    Standard                         7/1/2007         6           6          Purchase       1         N          0
    252003517    Standard                                          0           0          C/O Refi       1         N          0
    257503426    None                             7/1/2007         6           6          C/O Refi       1         N          0
    259916201    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    284403987    Standard                                          0           0          C/O Refi       1         N          0
    148902689    None                                              0           0          Purchase       2         N          0
    148902696    None                                              0           0          Purchase       2         N          0
    148902698    None                                              0           0          Purchase       2         N          0
    242316379    Standard                                          0           0          C/O Refi       2         N          0
    243711276    Standard                                          0           0          C/O Refi       2         N          0
    244119123    None                                              0           0          C/O Refi       2         N          0
    246008547    Standard                                          0           0          C/O Refi       2         N          0
    246204842    Standard                                          0           0          Purchase       2         N          0
    246806953    Standard                                          0           0          C/O Refi       2         N          0
    251300644    1% Curbal                                         0           0          C/O Refi       2         N          0
    259006477    None                                              0           0          Purchase       2         N          0
    259406594    1% Curbal                                         0           0          C/O Refi       2         N          0
    148902635    Standard                         7/1/2006         6           6          Purchase       1         N          0
    148902666    Standard                         7/1/2006         6           6          Purchase       1         N          0
    242115036    None                                              0           0          C/O Refi       1         N          0
    245107057    Standard                                          0           0          Purchase       1         N          0
    245107061    Standard                                          0           0          Purchase       1         N          0
    245408028    Standard                                          0           0          R/T Refi       1         N          0
    245605370    None                                              0           0          C/O Refi       1         N          0
    245605415    None                             7/1/2006         6           6          Purchase       1         N          0
    246008244    None                             7/1/2006         6           6          C/O Refi       1         Y          24
    247407581    None                             7/1/2006         6           6          Purchase       1         N          0
    247602339    Standard                                          0           0          Purchase       1         N          0
    249020941    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    250900337    1% Obal                                           0           0          C/O Refi       1         N          0
    251100373    Standard                                          0           0          Purchase       1         Y          60
    252003545    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    255410490    None                                              0           0          C/O Refi       1         N          0
    259006531    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    259916179    None                             7/1/2007         6           6          C/O Refi       1         N          0
    259916310    None                             7/1/2006         6           6          C/O Refi       1         N          0
    259916318    None                             7/1/2006         6           6          C/O Refi       1         N          0
    259916326    None                            6/23/2006         6           6          C/O Refi       1         N          0
    285101063    Standard                                          0           0          C/O Refi       1         N          0
    287500102    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    287900090    Standard                         7/1/2006         6           6          Purchase       1         N          0
    148902702    Standard                                          0           0          Purchase       2         N          0
    243711275    None                                              0           0          R/T Refi       2         N          0
    245107062    None                                              0           0          Purchase       2         N          0
    245408056    None                                              0           0          C/O Refi       2         N          0
    246204868    Standard                                          0           0          Purchase       2         N          0
    247304748    2% Curbal                                         0           0          C/O Refi       2         N          0
    247403667    None                                              0           0          Purchase       2         N          0
    247403674    None                                              0           0          Purchase       2         N          0
    247600910    Standard                                          0           0          C/O Refi       2         N          0
    247601122    None                                              0           0          Purchase       2         N          0
    251100403    None                                              0           0          Purchase       2         N          0
    251200494    None                                              0           0          C/O Refi       2         N          0
    252003597    Standard                                          0           0          Purchase       2         N          0
    252203510    None                                              0           0          C/O Refi       2         N          0
    257106191    None                                              0           0          C/O Refi       2         N          0
    259104370    None                                              0           0          Purchase       2         N          0
    287300207    None                                              0           0          C/O Refi       2         N          0
    287900112    Standard                                          0           0          Purchase       2         N          0
    288300119    None                                              0           0          C/O Refi       2         N          0
    288600015    None                                              0           0          C/O Refi       2         N          0
    246008386    Standard                         7/1/2006         6           6          Purchase       1         Y          24
    246403835    Standard                         7/1/2007         6           6          Purchase       1         Y          36
    255612244    None                                              0           0          C/O Refi       1         N          0
    259006526    2% Curbal                                         0           0          C/O Refi       1         N          0
    285001425    Standard                                          0           0          C/O Refi       1         N          0
    287300212    Standard                                          0           0          C/O Refi       1         N          0
    246008387    Standard                                          0           0          Purchase       2         N          0
    246403836    None                                              0           0          Purchase       2         N          0
    259916207    Standard                                          0           0          C/O Refi       2         N          0
    284703436    None                                              0           0          C/O Refi       2         N          0
    240011626    Standard                                          0           0          R/T Refi       1         N          0
    244516198    None                                              0           0          R/T Refi       1         N          0
    246008485    Standard                                          0           0          C/O Refi       1         N          0
    246704218    Standard                                          0           0          R/T Refi       1         N          0
    246902773    Standard                                      1/0/1900        0          R/T Refi       1         N          0
    246902833    Standard                         7/1/2007         6           6          Purchase       1         N          0
    247407598    Standard                                          0           0          R/T Refi       1         N          0
    255911699    None                             7/1/2006         6           6          C/O Refi       1         N          0
    258212517    None                             7/1/2006         6           6          C/O Refi       1         N          0
    259006450    Standard                                          0           0          R/T Refi       1         N          0
    259006503    None                                              0           0          R/T Refi       1         N          0
    287701020    Standard                                          0           0          Purchase       1         N          0
    148902701    None                                              0           0          Purchase       2         N          0
    240212864    None                                              0           0          C/O Refi       2         N          0
    243816302    None                                              0           0          C/O Refi       2         N          0
    246008534    Standard                                          0           0          C/O Refi       2         N          0
    247601056    None                                              0           0          C/O Refi       2         N          0
    251400532    None                                              0           0          Purchase       2         N          0
    254103466    None                                              0           0          C/O Refi       2         N          0
    287200166    None                                              0           0          C/O Refi       2         N          0
    287600111    Standard                                          0           0          C/O Refi       2         N          0
    287700003    None                                              0           0          Purchase       2         N          0
    287900116    Standard                                          0           0          Purchase       2         N          0
    240621110    None                             7/1/2006         6           6          Purchase       1         N          0
    246008499    3 months interst                 7/1/2006         6           6          C/O Refi       1         N          0
    246008501    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246204767    Standard                                          0           0          C/O Refi       1         N          0
    257701211    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    257701247    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    259006533    Standard                                          0           0          C/O Refi       1         N          0
    287200102    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    287300289    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    287300359    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    240011805    None                                              0           0          Purchase       2         N          0
    242412242    Standard                                          0           0          Purchase       2         N          0
    246008329    Standard                                          0           0          C/O Refi       2         N          0
    246008529    Standard                                          0           0          Purchase       2         N          0
    254604424    Standard                                          0           0          C/O Refi       2         N          0
    257801423    Standard                                          0           0          C/O Refi       2         N          0
    284703505    None                                              0           0          C/O Refi       2         N          0
    287700001    None                                              0           0          C/O Refi       2         N          0
    148902629    None                             7/1/2007         6           6          Purchase       1         N          0
    243711289    Standard                                          0           0          R/T Refi       1         N          0
    244410555    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    245706960    Standard                                          0           0          R/T Refi       1         N          0
    245706970    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    245707046    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246008490    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    246008498    Standard                                          0           0          R/T Refi       1         Y          60
    246008511    Standard                                          0           0          R/T Refi       1         N          0
    246008595    Standard                                          0           0          C/O Refi       1         N          0
    246204804    Standard                                          0           0          C/O Refi       1         N          0
    246403830    Standard                                          0           0          C/O Refi       1         N          0
    246403840    Standard                                          0           0          R/T Refi       1         Y          60
    246704255    None                             7/1/2006         6           6          Purchase       1         N          0
    246704274    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    246806903    None                             7/1/2006         6           6          Purchase       1         N          0
    247407418    Standard                                          0           0          R/T Refi       1         N          0
    247602465    5%/4%3%/2%/1%                    7/1/2007         6           6          C/O Refi       1         N          0
    249613671    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    250900303    min (3 mos int,1st yrs int)      7/1/2007         6           6          Purchase       1         N          0
    251100346    Standard                         7/1/2007         6           6          Purchase       1         Y          36
    251400558    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    253000992    None                                              0           0          C/O Refi       1         N          0
    254704097    Standard                                          0           0          C/O Refi       1         N          0
    258606424    Standard                                          0           0          C/O Refi       1         N          0
    258606578    Standard                                          0           0          C/O Refi       1         N          0
    258912532    Standard                         7/1/2006         6           6          Purchase       1         N          0
    259006565    60 days interest                 7/1/2007         6           6          C/O Refi       1         N          0
    259006579    None                             7/1/2006         6           6          C/O Refi       1         N          0
    284803322    Standard                                          0           0          C/O Refi       1         N          0
    285101028    Standard                                          0           0          C/O Refi       1         N          0
    287300271    Standard                         7/1/2006         6           6          C/O Refi       1         Y          24
    287300388    Standard                         7/1/2007         6           6          C/O Refi       1         Y          36
    148902720    None                                              0           0          Purchase       2         N          0
    241415806    None                                              0           0          C/O Refi       2         N          0
    243212078    None                                              0           0          C/O Refi       2         N          0
    244119473    None                                              0           0          C/O Refi       2         N          0
    245408070    None                                              0           0          C/O Refi       2         N          0
    246403865    Standard                                          0           0          C/O Refi       2         N          0
    246704277    None                                              0           0          Purchase       2         N          0
    247304818    None                                              0           0          C/O Refi       2         N          0
    248604386    None                                              0           0          Purchase       2         N          0
    250900304    None                                              0           0          Purchase       2         N          0
    251100357    Standard                                          0           0          Purchase       2         N          0
    254504120    Standard                                          0           0          C/O Refi       2         N          0
    254504379    Standard                                          0           0          C/O Refi       2         N          0
    257005922    Standard                                          0           0          C/O Refi       2         N          0
    285201152    None                                              0           0          C/O Refi       2         N          0
    259006802    None                                              0           0          Purchase       2         N          0
    148902549    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    148902634    None                             7/1/2006         6           6          Purchase       1         N          0
    148902708    None                             7/1/2006         6           6          Purchase       1         N          0
    240516139    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    242817153    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    244118820    None                             7/1/2006         6           6          C/O Refi       1         N          0
    245605425    None                             7/1/2006         6           6          C/O Refi       1         N          0
    245707090    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246008378    Standard                                          0           0          C/O Refi       1         N          0
    246008431    Standard                                          0           0          C/O Refi       1         N          0
    246008548    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    246204772    Standard                                          0           0          C/O Refi       1         N          0
    246204884    None                             7/1/2006         6           6          C/O Refi       1         N          0
    246704294    1% Curbal                                         0           0          C/O Refi       1         N          0
    246807000    2% Curbal                        7/1/2006         6           6          R/T Refi       1         N          0
    246902859    None                             7/1/2006         6           6          Purchase       1         N          0
    247304802    Standard                         7/1/2006         6           6          Purchase       1         Y          24
    247407547    Standard                                          0           0          Purchase       1         N          0
    247602337    Standard                         7/1/2007         6           6          Purchase       1         N          0
    248604348    2% Curbal                        7/1/2007         6           6          Purchase       1         N          0
    248604394    Standard                                          0           0          Purchase       1         N          0
    249613441    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    249613528    Standard                                          0           0          C/O Refi       1         N          0
    252003584    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    252703874    None                             7/1/2006         6           6          C/O Refi       1         N          0
    255315920    None                                              0           0          C/O Refi       1         N          0
    256409723    1% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    257005848    min (3 mos int,1st yrs int)                       0           0          C/O Refi       1         N          0
    257801340    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    259006577    None                             7/1/2006         6           6          C/O Refi       1         N          0
    259104569    None                                              0           0          Purchase       1         N          0
    285301089    Standard                                          0           0          C/O Refi       1         N          0
    287200173    Standard                                          0           0          C/O Refi       1         Y          60
    287300240    Standard                         7/1/2006         6           6          R/T Refi       1         Y          24
    287300347    Standard                                          0           0          C/O Refi       1         N          0
    287900048    Standard                         7/1/2006         6           6          Purchase       1         N          0
    288000516    Standard                                          0           0          C/O Refi       1         N          0
    148902714    Standard                                          0           0          Purchase       2         N          0
    148902728    None                                              0           0          Purchase       2         N          0
    148902732    None                                              0           0          Purchase       2         N          0
    148902735    None                                              0           0          Purchase       2         N          0
    148902741    None                                              0           0          Purchase       2         N          0
    242215820    None                                              0           0          C/O Refi       2         N          0
    245304694    None                                              0           0          C/O Refi       2         N          0
    245408095    None                                              0           0          C/O Refi       2         N          0
    245707074    Standard                                          0           0          Purchase       2         N          0
    247403673    None                                              0           0          Purchase       2         N          0
    248604406    None                                              0           0          Purchase       2         N          0
    253702630    Standard                                          0           0          C/O Refi       2         N          0
    254504324    Standard                                          0           0          C/O Refi       2         N          0
    256606441    None                                              0           0          C/O Refi       2         N          0
    259006530    Standard                                          0           0          C/O Refi       2         N          0
    259104520    None                                              0           0          Purchase       2         N          0
    259104528    None                                              0           0          Purchase       2         N          0
    259209711    Standard                                          0           0          C/O Refi       2         N          0
    259607330    Standard                                          0           0          C/O Refi       2         N          0
    285101249    Standard                                          0           0          C/O Refi       2         N          0
    287300425    None                                              0           0          C/O Refi       2         N          0
    287900121    None                                              0           0          Purchase       2         N          0
    287900123    None                                              0           0          C/O Refi       2         N          0
    148902584    None                             7/1/2006         6           6          Purchase       1         N          0
    148902649    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    240011795    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    240011808    Standard                         7/1/2007         6           6          Purchase       1         N          0
    242115149    None                             7/1/2006         6           6          C/O Refi       1         N          0
    242920457    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    244119305    None                             7/1/2006         6           6          R/T Refi       1         N          0
    245107019    None                             7/1/2006     1/6/1900        6          C/O Refi       1         N          0
    245210976    1% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    245304765    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    245605429    None                             7/1/2006         6           6          R/T Refi       1         N          0
    245707063    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    245707076    Standard                                          0           0          C/O Refi       1         N          0
    245707102    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    245707114    Standard                                          0           0          Purchase       1         N          0
    246008582    Standard                         7/1/2007     1/6/1900        6          R/T Refi       1         Y          36
    246008650    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    246204776    min (3 mos int,1st yrs int)      7/1/2006         6           6          C/O Refi       1         N          0
    246204897    min (3 mos int,1st yrs int)                       0           0          Purchase       1         N          0
    246204909    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    246704210    None                             7/1/2007         6           6          Purchase       1         N          0
    246704282    1% Curbal                        7/1/2006         6           6          C/O Refi       1         N          0
    246807010    Standard                                          0           0          C/O Refi       1         N          0
    246902893    None                             7/1/2006         6           6          C/O Refi       1         N          0
    247304819    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    247407452    None                                              0           0          C/O Refi       1         N          0
    247407587    None                             7/1/2007         6           6          C/O Refi       1         N          0
    247602308    None                                              0           0          C/O Refi       1         N          0
    247602324    Standard                                          0           0          Purchase       1         N          0
    247602399    Standard                                          0           0          C/O Refi       1         N          0
    247602441    5%/4%3%/2%/1%                    7/1/2006         6           6          Purchase       1         N          0
    249519220    None                             7/1/2006         6           6          R/T Refi       1         N          0
    249519273    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    251200476    None                             7/1/2006         6           6          R/T Refi       1         N          0
    251400526    None                                              0           0          C/O Refi       1         N          0
    251600592    Standard                         7/1/2007         6           6          R/T Refi       1         N          0
    251600600    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    252203781    None                             7/1/2006         6           6          C/O Refi       1         N          0
    252402748    None                             7/1/2006         6           6          R/T Refi       1         N          0
    253300618    2% Curbal                        7/1/2006         6           6          R/T Refi       1         N          0
    253600464    None                                              0           0          C/O Refi       1         N          0
    253702780    Standard                         7/1/2006         6           6          R/T Refi       1         N          0
    254503345    Standard                                          0           0          C/O Refi       1         N          0
    254504132    Standard                                          0           0          R/T Refi       1         N          0
    255315535    None                             7/1/2006         6           6          C/O Refi       1         N          0
    255509967    None                                              0           0          C/O Refi       1         N          0
    255509986    None                                              0           0          C/O Refi       1         N          0
    255712714    None                                              0           0          C/O Refi       1         N          0
    255712808    None                                              0           0          C/O Refi       1         N          0
    256209477    5%/4%3%/2%/1%                                 1/0/1900        0          R/T Refi       1         N          0
    256209569    5%/4%3%/2%/1%                    7/1/2006         6           6          C/O Refi       1         N          0
    256307985    3%/2%/1%                                          0           0          C/O Refi       1         N          0
    257701238    Standard                                          0           0          R/T Refi       1         N          0
    258412715    None                             7/1/2006         6           6          C/O Refi       1         N          0
    258812106    Standard                                          0           0          R/T Refi       1         N          0
    259006516    None                             7/1/2006         6           6          Purchase       1         N          0
    259006518    Standard                                          0           0          C/O Refi       1         N          0
    259006520    Standard                                          0           0          C/O Refi       1         N          0
    259006559    Standard                         7/1/2007         6           6          C/O Refi       1         N          0
    259209647    Standard                         7/1/2006         6           6          C/O Refi       1         N          0
    259406526    1% Obal                                           0           0          C/O Refi       1         N          0
    259916244    1% Curbal                        7/1/2007         6           6          C/O Refi       1         N          0
    259916245    1% Curbal                        7/1/2007         6           6          C/O Refi       1         N          0
    259916262    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    284902407    Standard                                          0           0          C/O Refi       1         N          0
    284902572    None                             7/1/2006         6           6          C/O Refi       1         N          0
    285001609    Standard                                          0           0          C/O Refi       1         N          0
    285700412    None                             7/1/2006         6           6          C/O Refi       1         N          0
    287200058    Standard                         7/1/2006         6           6          Purchase       1         Y          24
    287200174    Standard                                          0           0          C/O Refi       1         Y          60
    287500053    Standard                                          0           0          R/T Refi       1         N          0
    287600126    Standard                                          0           0          R/T Refi       1         N          0
    287900067    None                                              0           0          Purchase       1         N          0
    288000465    Standard                                          0           0          C/O Refi       1         N          0
    148902736    1% Curbal                                         0           0          Purchase       2         N          0
    148902750    None                                              0           0          Purchase       2         N          0
    148902752    None                                              0           0          Purchase       2         N          0
    240011783    Standard                                          0           0          C/O Refi       2         N          0
    241917791    Standard                                          0           0          C/O Refi       2         N          0
    242215827    None                                              0           0          C/O Refi       2         N          0
    242617618    1% Curbal                                         0           0          C/O Refi       2         N          0
    244612366    2% Curbal                                         0           0          C/O Refi       2         N          0
    245107063    None                                              0           0          C/O Refi       2         N          0
    245107084    None                                              0           0          C/O Refi       2         N          0
    245210984    Standard                                          0           0          C/O Refi       2         N          0
    245408098    None                                              0           0          C/O Refi       2         N          0
    245408114    None                                          1/0/1900        0          C/O Refi       2         N          0
    245706987    Standard                                          0           0          Purchase       2         N          0
    246204831    Standard                                      1/0/1900        0          C/O Refi       2         N          0
    246204879    Standard                                          0           0          C/O Refi       2         N          0
    246704213    None                                              0           0          Purchase       2         N          0
    246806947    2% Curbal                                         0           0          Purchase       2         N          0
    246806998    None                                              0           0          C/O Refi       2         N          0
    247403676    Standard                                          0           0          Purchase       2         N          0
    248604413    None                                              0           0          Purchase       2         N          0
    251200521    None                                              0           0          Purchase       2         N          0
    251200522    None                                              0           0          C/O Refi       2         N          0
    251500354    None                                              0           0          Purchase       2         N          0
    251500358    Standard                                          0           0          C/O Refi       2         N          0
    257801343    Standard                                          0           0          C/O Refi       2         N          0
    258000020    None                                              0           0          Purchase       2         N          0
    259104337    None                                              0           0          Purchase       2         N          0
    259104474    None                                              0           0          Purchase       2         N          0
    259104589    None                                              0           0          Purchase       2         N          0
    259104604    None                                              0           0          Purchase       2         N          0
    259607436    None                                              0           0          C/O Refi       2         N          0
    284102362    None                                              0           0          C/O Refi       2         N          0
    285100911    Standard                                          0           0          C/O Refi       2         N          0
    287200060    Standard                                          0           0          Purchase       2         N          0
    287600100    None                                              0           0          Purchase       2         N          0
    287900109    None                                              0           0          R/T Refi       2         N          0
    287900124    None                                              0           0          Purchase       2         N          0
    255316058    None                                              0           0          C/O Refi       1         N          0
    148902577    None                             7/1/2006         6           6          Purchase       1         N          0
    148902703    None                             7/1/2006         6           6          Purchase       1         N          0
    241121385    2% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    245106889    Standard                                          0           0          Purchase       1         N          0
    247602318    Standard                                          0           0          Purchase       1         N          0
    248604259    None                             7/1/2006         6           6          Purchase       1         N          0
    252003605    Standard                         7/1/2006         6           6          Purchase       1         N          0
    259006546    None                                              0           0          C/O Refi       1         N          0
    259104444    None                             7/1/2006         6           6          Purchase       1         N          0
    287300184    Standard                                          0           0          Purchase       1         Y          60
    287900062    Standard                                          0           0          Purchase       1         N          0
    245304735    1% Curbal                       7/15/2006         6           6          R/T Refi       1         N          0
    148902744    None                                              0           0          Purchase       2         N          0
    148902754    None                                              0           0          Purchase       2         N          0
    245106923    None                                              0           0          Purchase       2         N          0
    245107099    None                                              0           0          C/O Refi       2         N          0
    245210942    None                                              0           0          C/O Refi       2         N          0
    247304806    None                                              0           0          Purchase       2         N          0
    247601154    None                                              0           0          Purchase       2         N          0
    248604418    None                                              0           0          C/O Refi       2         N          0
    259104648    None                                              0           0          Purchase       2         N          0
    259104651    None                                              0           0          Purchase       2         N          0
    148902753    1% Curbal                                         0           0          Purchase       2         N          0
    148902540    None                             7/1/2006         6           6          Purchase       1         N          0
    148902568    None                             7/1/2006         6           6          Purchase       1         N          0
    148902611    None                             7/1/2006         6           6          Purchase       1         N          0
    148902636    Standard                         7/1/2006         6           6          Purchase       1         N          0
    148902638    None                             7/1/2006         6           6          Purchase       1         N          0
    245107053    Standard                                          0           0          Purchase       1         N          0
    245605402    None                            7/15/2006         6           6          R/T Refi       1         N          0
    245605440    None                            7/15/2006         6           6          C/O Refi       1         N          0
    246008442    Standard                         7/1/2007         6           6          Purchase       1         Y          36
    246204854    min (3 mos int,1st yrs int)                       0           0          Purchase       1         N          0
    248604375    Standard                         7/1/2007         6           6          Purchase       1         N          0
    248604395    Standard                                      1/0/1900        0          Purchase       1         N          0
    148902726    Standard                                          0           0          Purchase       2         N          0
    148902746    None                                              0           0          Purchase       2         N          0
    148902759    None                                          1/0/1900        0          Purchase       2         N          0
    148902762    None                                              0           0          Purchase       2         N          0
    148902764    None                                              0           0          Purchase       2         N          0
    148902766    None                                              0           0          Purchase       2         N          0
    148902769    None                                              0           0          Purchase       2         N          0
    148902778    Standard                                          0           0          Purchase       2         N          0
    245107054    None                                              0           0          Purchase       2         N          0
    245107079    None                                              0           0          Purchase       2         N          0
    245210950    None                                              0           0          C/O Refi       2         N          0
    245408119    None                                              0           0          C/O Refi       2         N          0
    246008505    Standard                                          0           0          Purchase       2         N          0
    246008607    None                                              0           0          Purchase       2         N          0
    247304813    Standard                                          0           0          Purchase       2         N          0
    247304846    Standard                                          0           0          Purchase       2         N          0
    247403678    None                                              0           0          C/O Refi       2         N          0
    248604421    None                                              0           0          Purchase       2         N          0
    248604422    None                                              0           0          Purchase       2         N          0
    251500362    Standard                                          0           0          Purchase       2         N          0
    258000022    Standard                                          0           0          Purchase       2         N          0
    259916259    None                                              0           0          R/T Refi       2         N          0
    287900128    None                                              0           0          Purchase       2         N          0
    148902775    Standard                         7/1/2006         6           6          Purchase       1         N          0
    240011820    Standard                                          0           0          Purchase       1         N          0
    241717186    min(2% Curbal,60 days int)                        0           0          C/O Refi       1         N          0
    245407995    Standard                         7/1/2006         6           6          Purchase       1         N          0
    245407997    Standard                                          0           0          Purchase       1         N          0
    245408019    Standard                                          0           0          Purchase       1         N          0
    245408105    Standard                                          0           0          Purchase       1         N          0
    245605441    None                                              0           0          Purchase       1         N          0
    245707111    Standard                         7/1/2006         6           6          Purchase       1         N          0
    246204827    min (3 mos int,1st yrs int)      7/1/2007         6           6          Purchase       1         N          0
    246204918    1% Curbal                        7/1/2007         6           6          Purchase       1         N          0
    246403874    Standard                         7/1/2007         6           6          Purchase       1         N          0
    246807013    Standard                         7/1/2006         6           6          Purchase       1         N          0
    247304811    Standard                         7/1/2007         6           6          Purchase       1         N          0
    247304852    Standard                         7/1/2007         6           6          Purchase       1         Y          36
    247602481    None                             7/1/2006         6           6          Purchase       1         N          0
    249119860    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    250900276    None                             7/1/2006         6           6          Purchase       1         N          0
    251300705    1% Curbal                        7/1/2006         6           6          Purchase       1         N          0
    254806585    None                            7/15/2006         6           6          C/O Refi       1         N          0
    259006534    12 months interest               8/1/2006         6           6          C/O Refi       1         N          0
    259104728    None                             7/1/2006         6           6          Purchase       1         N          0
    287600129    Standard                         7/1/2007         6           6          Purchase       1         N          0
    148902776    None                                              0           0          Purchase       2         N          0
    148902779    None                                          1/0/1900        0          Purchase       2         N          0
    148902780    None                                              0           0          Purchase       2         N          0
    148902781    None                                              0           0          Purchase       2         N          0
    148902783    Standard                                          0           0          Purchase       2         N          0
    148902787    Standard                                          0           0          Purchase       2         N          0
    240011814    None                                              0           0          Purchase       2         N          0
    240112207    None                                              0           0          C/O Refi       2         N          0
    240919161    None                                              0           0          C/O Refi       2         N          0
    242817230    Standard                                          0           0          C/O Refi       2         N          0
    245407992    None                                              0           0          Purchase       2         N          0
    245407994    None                                              0           0          Purchase       2         N          0
    245408068    None                                              0           0          Purchase       2         N          0
    245408121    None                                              0           0          Purchase       2         N          0
    245408123    None                                              0           0          Purchase       2         N          0
    245707125    Standard                                          0           0          Purchase       2         N          0
    246008592    Standard                                          0           0          C/O Refi       2         N          0
    246204828    None                                              0           0          Purchase       2         N          0
    246204919    5% Curbal                                         0           0          Purchase       2         N          0
    246403875    Standard                                          0           0          Purchase       2         N          0
    247304823    None                                              0           0          C/O Refi       2         N          0
    247304853    None                                              0           0          Purchase       2         N          0
    247403679    None                                              0           0          Purchase       2         N          0
    248604424    None                                              0           0          Purchase       2         N          0
    248604428    None                                              0           0          Purchase       2         N          0
    249119796    None                                              0           0          C/O Refi       2         N          0
    251400552    None                                              0           0          C/O Refi       2         N          0
    259104496    None                                              0           0          Purchase       2         N          0
    259104530    None                                              0           0          Purchase       2         N          0
    259104649    None                                              0           0          Purchase       2         N          0
    287300408    Standard                                          0           0          C/O Refi       2         N          0
    287600143    None                                              0           0          Purchase       2         N          0
    287900130    None                                              0           0          Purchase       2         N          0
    245605439    None                            7/15/2006         6           6          R/T Refi       1         N          0
    245707106    Standard                        7/15/2006         6           6          Purchase       1         N          0
    246204694    min (3 mos int,1st yrs int)     7/15/2007         6           6          C/O Refi       1         N          0
    246704295    None                            7/15/2006         6           6          Purchase       1         N          0
    258000025    None                            7/15/2006         6           6          Purchase       1         N          0
    258514465    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    148902784    Standard                                          0           0          Purchase       2         N          0
    148902785    None                                              0           0          Purchase       2         N          0
    148902788    None                                              0           0          Purchase       2         N          0
    240011830    None                                              0           0          Purchase       2         N          0
    245707109    None                                              0           0          Purchase       2         N          0
    245707134    Standard                                          0           0          Purchase       2         N          0
    246204883    Standard                                          0           0          Purchase       2         N          0
    246704296    None                                              0           0          Purchase       2         N          0
    248604436    None                                              0           0          C/O Refi       2         N          0
    250900341    None                                              0           0          Purchase       2         N          0
    251200534    None                                              0           0          C/O Refi       2         N          0
    258000028    None                                          1/0/1900        0          Purchase       2         N          0
    258812309    None                                              0           0          Purchase       2         N          0
    259209869    None                                              0           0          C/O Refi       2         N          0
    287300259    None                                              0           0          C/O Refi       2         N          0
    246807007    None                            7/15/2006         6           6          C/O Refi       1         N          0
    248604392    5%/4%3%/2%/1%                   7/15/2006         6           6          Purchase       1         N          0
    259006532    None                                              0           0          C/O Refi       1         N          0
    259006568    None                             8/1/2006         6           6          Purchase       1         N          0
    259006575    Standard                         8/1/2006         6           6          Purchase       1         N          0
    259916253    Standard                                          0           0          C/O Refi       1         N          0
    242817272    Standard                                          0           0          C/O Refi       2         N          0
    257801527    Standard                                          0           0          Purchase       2         N          0
    258000029    None                                              0           0          Purchase       2         N          0
    259006569    None                                              0           0          Purchase       2         N          0
    259104716    None                                              0           0          Purchase       2         N          0
    284303420    Standard                                          0           0          C/O Refi       2         N          0
    245107075    Standard                        7/15/2006         6           6          Purchase       1         N          0
    246902898    None                            7/15/2006         6           6          R/T Refi       1         N          0
    247407646    Standard                        7/15/2007         6           6          C/O Refi       1         N          0
    251400576    Standard                        7/15/2007         6           6          Purchase       1         Y          36
    252703941    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    254103621    None                            7/15/2006         6           6          C/O Refi       1         N          0
    259916263    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    148902793    None                                              0           0          Purchase       2         N          0
    251400578    None                                              0           0          Purchase       2         N          0
    287900133    None                                              0           0          C/O Refi       2         N          0
    148902598    Standard                         8/1/2006         6           6          Purchase       1         Y          24
    242115235    None                            7/15/2006         6           6          C/O Refi       1         N          0
    245605450    None                            7/15/2006         6           6          Purchase       1         N          0
    252402750    Standard                        7/15/2006         6           6          R/T Refi       1         N          0
    259006528    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259006537    None                             8/1/2006         6           6          Purchase       1         N          0
    259006596    2% Curbal                                         0           0          C/O Refi       1         N          0
    259916255    Standard                                          0           0          R/T Refi       1         N          0
    259916291    None                            7/12/2006         6           6          C/O Refi       1         N          0
    287300412    Standard                        7/15/2007         6           6          C/O Refi       1         N          0
    148902798    Standard                                          0           0          Purchase       2         N          0
    245605451    None                                              0           0          Purchase       2         N          0
    246008528    Standard                                          0           0          C/O Refi       2         N          0
    287300381    Standard                                          0           0          C/O Refi       2         N          0
    245210931    1% Curbal                       7/15/2006         6           6          C/O Refi       1         N          0
    247602419    Standard                                          0           0          Purchase       1         N          0
    247602541    5%/4%3%/2%/1%                   7/15/2006     1/6/1900        6          C/O Refi       1         N          0
    250900380    None                            7/15/2006         6           6          C/O Refi       1         N          0
    252003649    Standard                        7/15/2006         6           6          Purchase       1         N          0
    257901397    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    259006519    Standard                                          0           0          C/O Refi       1         N          0
    259006543    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006600    None                                              0           0          C/O Refi       1         N          0
    259916256    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287300378    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    246204912    None                                              0           0          R/T Refi       1         N          0
    148902806    None                                              0           0          Purchase       2         N          0
    243414695    60 days interest                                  0           0          C/O Refi       2         N          0
    245107121    None                                              0           0          Purchase       2         N          0
    245211034    None                                              0           0          C/O Refi       2         N          0
    247403680    None                                              0           0          Purchase       2         N          0
    247601134    None                                              0           0          Purchase       2         N          0
    253300691    Standard                                          0           0          C/O Refi       2         N          0
    284303393    None                                              0           0          C/O Refi       2         N          0
    148902791    Standard                        7/15/2006         6           6          Purchase       1         N          0
    148902808    None                                              0           0          Purchase       1         N          0
    245605460    None                            7/15/2006         6           6          Purchase       1         N          0
    246704299    Standard                        7/15/2007         6           6          Purchase       1         N          0
    249119842    None                            7/15/2006         6           6          C/O Refi       1         N          0
    251100414    Standard                        7/15/2006         6           6          C/O Refi       1         N          0
    251300714    None                             8/1/2006     1/6/1900        6          C/O Refi       1         N          0
    253001104    None                                              0           0          C/O Refi       1         N          0
    253300861    min (3 mos int,1st yrs int)     7/15/2006         6           6          C/O Refi       1         N          0
    254003959    None                            7/15/2006         6           6          C/O Refi       1         N          0
    254806599    None                                              0           0          C/O Refi       1         N          0
    257801386    Standard                        7/15/2006         6           6          R/T Refi       1         N          0
    258000023    Standard                                          0           0          Purchase       1         Y          60
    258812123    None                            7/15/2006         6           6          C/O Refi       1         N          0
    258812326    None                            7/15/2006         6           6          Purchase       1         N          0
    259006547    Standard                         8/1/2006         6           6          Purchase       1         N          0
    259006583    1% Curbal                                         0           0          Purchase       1         N          0
    259916272    None                            7/14/2006         6           6          C/O Refi       1         N          0
    259916289    Standard                        7/14/2006         6           6          C/O Refi       1         N          0
    259916292    Standard                        7/14/2006         6           6          C/O Refi       1         N          0
    259916312    5% Curbal                       7/14/2006         6           6          C/O Refi       1         N          0
    284503754    None                            7/15/2006         6           6          C/O Refi       1         N          0
    284803556    None                            7/15/2006         6           6          C/O Refi       1         N          0
    287900110    None                                              0           0          C/O Refi       1         Y          60
    247407482    Standard                        7/15/2006         6           6          Purchase       1         N          0
    258514277    Standard                        7/15/2006         6           6          R/T Refi       1         N          0
    259916336    Standard                        7/14/2006         6           6          C/O Refi       1         N          0
    148902817    None                                              0           0          Purchase       2         N          0
    241513601    None                                              0           0          C/O Refi       2         N          0
    245605462    None                                              0           0          Purchase       2         N          0
    245707133    None                                              0           0          C/O Refi       2         N          0
    249519544    Standard                                          0           0          C/O Refi       2         N          0
    252203866    None                                              0           0          C/O Refi       2         N          0
    254604725    Standard                                          0           0          Purchase       2         N          0
    256409983    None                                              0           0          C/O Refi       2         N          0
    256706886    Standard                                          0           0          C/O Refi       2         N          0
    259006542    None                                              0           0          Purchase       2         N          0
    259006551    Standard                                          0           0          Purchase       2         N          0
    259006584    None                                              0           0          Purchase       2         N          0
    259104717    None                                              0           0          Purchase       2         N          0
    285800125    None                                              0           0          C/O Refi       2         N          0
    287300431    None                                              0           0          C/O Refi       2         N          0
    243316882    None                                              0           0          C/O Refi       1         N          0
    246008366    Standard                        7/15/2006         6           6          Purchase       1         Y          24
    249224411    None                            7/15/2006         6           6          C/O Refi       1         N          0
    255712628    None                                              0           0          C/O Refi       1         N          0
    258912726    None                            7/15/2006         6           6          C/O Refi       1         N          0
    287900119    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    243816485    None                                              0           0          C/O Refi       2         N          0
    245210857    None                                              0           0          Purchase       2         N          0
    245211016    None                                              0           0          C/O Refi       2         N          0
    246008615    Standard                                          0           0          Purchase       2         N          0
    252003659    Standard                                          0           0          C/O Refi       2         N          0
    287200137    None                                              0           0          C/O Refi       2         N          0
    148902760    None                             8/1/2006         6           6          Purchase       1         N          0
    240011785    None                                              0           0          C/O Refi       1         N          0
    240621301    2% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    241415888    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241917692    Standard                                          0           0          C/O Refi       1         N          0
    242709064    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    243211992    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    245107044    Standard                                          0           0          C/O Refi       1         N          0
    245107085    Standard                                          0           0          R/T Refi       1         N          0
    245408125    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    245408129    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    246807037    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246807043    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    246807061    Standard                                          0           0          C/O Refi       1         N          0
    246902897    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    247407657    5%/4%3%/2%/1%                    8/1/2007         6           6          R/T Refi       1         N          0
    247602485    None                                              0           0          C/O Refi       1         N          0
    248604387    Standard                                          0           0          R/T Refi       1         N          0
    249119788    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249318952    None                             8/1/2007         6           6          C/O Refi       1         N          0
    250900325    None                             8/1/2006         6           6          R/T Refi       1         N          0
    251400575    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    251600595    Standard                                          0           0          R/T Refi       1         N          0
    252003641    1% Curbal                        8/1/2006         6           6          C/O Refi       1         Y          24
    252003653    1% Curbal                                         0           0          C/O Refi       1         N          0
    252003666    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    253300425    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253600573    None                                              0           0          C/O Refi       1         N          0
    253702775    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    255410643    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255810310    None                                              0           0          C/O Refi       1         N          0
    255810421    None                                              0           0          C/O Refi       1         N          0
    256209655    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    257701294    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    257901306    Standard                                          0           0          C/O Refi       1         N          0
    259006570    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259406567    Standard                                          0           0          C/O Refi       1         N          0
    259916251    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259916261    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    284204023    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284600803    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285201241    Standard                                          0           0          C/O Refi       1         N          0
    287300318    Standard                         8/1/2006         6           6          R/T Refi       1         Y          24
    287701029    None                                              0           0          C/O Refi       1         N          0
    287900115    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    288000611    Standard                                          0           0          C/O Refi       1         N          0
    243212185    None                                              0           0          C/O Refi       2         N          0
    248604450    None                                              0           0          Purchase       2         N          0
    253703003    Standard                                          0           0          C/O Refi       2         N          0
    287300365    None                                              0           0          C/O Refi       2         N          0
    240011827    None                                              0           0          C/O Refi       1         N          0
    241217626    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    241513669    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242215630    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242920398    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    243111940    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    244119519    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245211010    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211049    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    245304803    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245707153    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246008620    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    246008651    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246008671    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246704319    None                                              0           0          C/O Refi       1         N          0
    246704329    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247304848    None                                              0           0          C/O Refi       1         N          0
    247407620    2% Curbal                                         0           0          C/O Refi       1         N          0
    247407628    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    247602181    None                                              0           0          C/O Refi       1         N          0
    247602552    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    253501041    None                             8/1/2006         6           6          C/O Refi       1         N          0
    253903532    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    256409890    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    256606389    Standard                                          0           0          C/O Refi       1         N          0
    257801400    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259006591    Standard                                          0           0          C/O Refi       1         N          0
    259006593    Standard                                          0           0          C/O Refi       1         N          0
    259916260    1% Curbal                                         0           0          C/O Refi       1         N          0
    259916273    None                            7/19/2006         6           6          C/O Refi       1         N          0
    259916333    Standard                        7/19/2006         6           6          C/O Refi       1         N          0
    259916338    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    284404259    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    284503948    Standard                                          0           0          C/O Refi       1         N          0
    284803535    Standard                                          0           0          C/O Refi       1         N          0
    285201316    None                             8/1/2007         6           6          C/O Refi       1         N          0
    285700100    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287300285    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287300428    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287900132    None                            7/15/2006         6           6          Purchase       1         N          0
    259916482    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249020788    None                                              0           0          C/O Refi       1         N          0
    257901356    Standard                                          0           0          C/O Refi       2         N          0
    259006613    None                                              0           0          C/O Refi       2         N          0
    259104674    None                                              0           0          Purchase       2         N          0
    240011809    None                                              0           0          C/O Refi       1         N          0
    240112155    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242316511    Standard                                          0           0          C/O Refi       1         N          0
    243414592    60 days interest                                  0           0          C/O Refi       1         N          0
    245211001    1% Curbal                                         0           0          R/T Refi       1         N          0
    245211024    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211050    1% Curbal                        8/1/2007         6           6          R/T Refi       1         N          0
    245408143    Standard                         8/1/2007     1/6/1900        6          C/O Refi       1         Y          36
    245605474    None                                              0           0          C/O Refi       1         N          0
    245707045    Standard                        7/15/2007         6           6          Purchase       1         N          0
    245707112    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245707135    Standard                                          0           0          R/T Refi       1         N          0
    245707161    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246008660    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246704273    1% Obal                                           0           0          C/O Refi       1         N          0
    246704297    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246704302    None                            7/15/2007         6           6          Purchase       1         N          0
    246807050    None                                              0           0          C/O Refi       1         N          0
    246807064    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246902943    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    247304794    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    247304807    Standard                                          0           0          C/O Refi       1         N          0
    247304864    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    247304872    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    247407652    Standard                                          0           0          Purchase       1         N          0
    247602417    None                                              0           0          C/O Refi       1         N          0
    247602527    None                                              0           0          C/O Refi       1         N          0
    249613662    None                             8/1/2006         6           6          C/O Refi       1         N          0
    251200538    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    251300700    1% Curbal                                         0           0          C/O Refi       1         N          0
    251400579    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    251600608    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    251600611    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    252503277    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253000996    Standard                                          0           0          C/O Refi       1         N          0
    254604719    Standard                                          0           0          C/O Refi       1         N          0
    254806573    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254806696    None                                              0           0          C/O Refi       1         N          0
    255410403    None                                              0           0          C/O Refi       1         N          0
    255612444    None                                              0           0          C/O Refi       1         N          0
    255612486    None                                              0           0          C/O Refi       1         N          0
    255912146    5%/4%3%/2%/1%                                     0           0          R/T Refi       1         N          0
    256606314    Standard                                          0           0          C/O Refi       1         N          0
    256706697    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    257005817    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    257503340    None                                              0           0          C/O Refi       1         N          0
    257801467    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    258413268    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006552    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006574    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006589    60 days interest                 8/1/2006         6           6          C/O Refi       1         N          0
    284102444    Standard                                          0           0          C/O Refi       1         N          0
    284403905    Standard                                          0           0          R/T Refi       1         N          0
    284404207    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    286900025    None                                              0           0          C/O Refi       1         N          0
    242412467    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    241415925    None                                              0           0          C/O Refi       2         N          0
    242215972    None                                              0           0          C/O Refi       2         N          0
    243711318    Standard                                          0           0          C/O Refi       2         N          0
    245107074    Standard                                          0           0          R/T Refi       2         N          0
    245707107    None                                              0           0          Purchase       2         N          0
    251100436    None                                              0           0          Purchase       2         N          0
    257801334    Standard                                          0           0          C/O Refi       2         N          0
    258514621    None                                              0           0          C/O Refi       2         N          0
    285101206    Standard                                          0           0          C/O Refi       2         N          0
    285700456    None                                              0           0          C/O Refi       2         N          0
    148902743    Standard                         8/1/2006         6           6          Purchase       1         Y          24
    240011677    Standard                                          0           0          R/T Refi       1         N          0
    240011836    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    240011847    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    240621258    2% Curbal                                         0           0          C/O Refi       1         N          0
    240621378    2% Curbal                        8/1/2007         6           6          C/O Refi       1         N          0
    243414454    None                             8/1/2006         6           6          R/T Refi       1         N          0
    243614564    3%/2%/1%                         8/1/2006         6           6          R/T Refi       1         N          0
    243614577    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    245107042    Standard                                          0           0          Purchase       1         N          0
    245211051    1% Curbal                                         0           0          R/T Refi       1         N          0
    245408082    Standard                                          0           0          R/T Refi       1         N          0
    245408151    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245605467    None                            7/15/2006         6           6          Purchase       1         N          0
    245707140    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245707170    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    246008574    Standard                                          0           0          C/O Refi       1         N          0
    246008639    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246008662    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    246204971    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    246704291    Standard                                          0           0          C/O Refi       1         N          0
    246704330    None                             8/1/2006         6           6          R/T Refi       1         N          0
    246902900    Standard                                          0           0          C/O Refi       1         N          0
    247602025    None                                              0           0          C/O Refi       1         N          0
    247602393    None                                              0           0          C/O Refi       1         N          0
    249319171    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249519334    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249613719    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    252003648    Standard                                          0           0          C/O Refi       1         N          0
    252003656    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    252003678    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    252003680    Standard                                          0           0          C/O Refi       1         N          0
    252503412    None                                              0           0          C/O Refi       1         N          0
    253001297    Standard                                          0           0          C/O Refi       1         N          0
    253903529    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254806794    None                                              0           0          C/O Refi       1         N          0
    255316023    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255612535    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255712769    None                                              0           0          C/O Refi       1         N          0
    255810358    None                                              0           0          C/O Refi       1         N          0
    256409997    1% Curbal                                         0           0          C/O Refi       1         N          0
    256706576    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    257005925    Standard                                      1/0/1900        0          C/O Refi       1         N          0
    258812199    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258812527    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    259006588    2% Curbal                                         0           0          C/O Refi       1         N          0
    259006595    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006598    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006599    Standard                                          0           0          C/O Refi       1         N          0
    259916308    Standard                                          0           0          C/O Refi       1         N          0
    259916340    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259916344    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    284803506    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285101314    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285700554    Standard                                          0           0          C/O Refi       1         N          0
    287200175    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    287500142    Standard                                          0           0          C/O Refi       1         N          0
    287500154    Standard                        7/15/2007         6           6          Purchase       1         N          0
    287500161    Standard                                          0           0          C/O Refi       1         N          0
    287600116    None                                              0           0          C/O Refi       1         N          0
    287701042    3%/2%/1%                         8/1/2007         6           6          R/T Refi       1         N          0
    251600610    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    148902758    None                                              0           0          Purchase       2         N          0
    148902819    None                                              0           0          Purchase       2         N          0
    148902846    Standard                                          0           0          Purchase       2         N          0
    240011804    None                                              0           0          Purchase       2         N          0
    245211053    None                                              0           0          C/O Refi       2         N          0
    245605468    None                                              0           0          Purchase       2         N          0
    245707172    None                                              0           0          C/O Refi       2         N          0
    246008667    Standard                                          0           0          C/O Refi       2         N          0
    246704321    Standard                                          0           0          C/O Refi       2         N          0
    247403681    None                                              0           0          Purchase       2         N          0
    248604458    None                                              0           0          Purchase       2         N          0
    248604459    None                                              0           0          Purchase       2         N          0
    252003665    Standard                                          0           0          C/O Refi       2         N          0
    253001318    None                                              0           0          C/O Refi       2         N          0
    253702937    None                                          1/0/1900        0          C/O Refi       2         N          0
    255410725    None                                              0           0          C/O Refi       2         N          0
    257801569    Standard                                          0           0          C/O Refi       2         N          0
    258514596    Standard                                          0           0          C/O Refi       2         N          0
    258514668    None                                              0           0          C/O Refi       2         N          0
    284404431    Standard                                          0           0          C/O Refi       2         N          0
    288500022    Standard                                          0           0          C/O Refi       2         N          0
    148902797    None                             8/1/2006         6           6          Purchase       1         N          0
    148902828    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902841    Standard                         8/1/2006         6           6          Purchase       1         N          0
    240011803    Standard                         8/1/2007         6           6          Purchase       1         N          0
    240011838    Standard                                          0           0          R/T Refi       1         N          0
    241319301    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241513644    None                             8/1/2006         6           6          R/T Refi       1         N          0
    241717283    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    242115323    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242412172    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    242617737    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    242709428    Standard                                          0           0          C/O Refi       1         N          0
    243316731    None                                              0           0          C/O Refi       1         N          0
    243414791    None                             8/1/2006         6           6          C/O Refi       1         N          0
    243518173    Standard                                          0           0          C/O Refi       1         N          0
    243518185    Standard                                          0           0          C/O Refi       1         N          0
    245107145    Standard                         8/1/2007         6           6          Purchase       1         N          0
    245210960    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    245211035    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245304791    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    245304797    None                             8/1/2006         6           6          Purchase       1         N          0
    245408085    Standard                                          0           0          C/O Refi       1         N          0
    245408140    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    245605444    None                             8/1/2006         6           6          Purchase       1         N          0
    245605458    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245707043    Standard                         8/1/2007         6           6          Purchase       1         N          0
    245707136    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245707143    Standard                                          0           0          C/O Refi       1         N          0
    245707166    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245707178    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    246204896    Standard                                          0           0          C/O Refi       1         N          0
    246204913    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246204965    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246704279    None                                              0           0          R/T Refi       1         N          0
    246704322    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246704331    None                                              0           0          C/O Refi       1         N          0
    246704332    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246807023    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246807039    None                             8/1/2006         6           6          Purchase       1         N          0
    246902938    None                                              0           0          C/O Refi       1         N          0
    246902945    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246902952    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246902953    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247407599    None                                              0           0          C/O Refi       1         N          0
    247602534    None                                              0           0          R/T Refi       1         N          0
    247602536    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    248604419    None                             8/1/2006         6           6          R/T Refi       1         N          0
    248604444    Standard                         8/1/2007         6           6          Purchase       1         N          0
    249519414    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249613628    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249613694    Standard                                          0           0          C/O Refi       1         N          0
    250900362    Standard                                          0           0          R/T Refi       1         N          0
    250900384    None                             8/1/2006         6           6          C/O Refi       1         N          0
    250900387    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    251100416    Standard                                          0           0          C/O Refi       1         Y          60
    251100440    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    251200556    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    251300742    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    252003669    Standard                                          0           0          C/O Refi       1         N          0
    252003674    min(2% Curbal,60 days int)       8/1/2007         6           6          R/T Refi       1         N          0
    252003675    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    252402582    None                                              0           0          C/O Refi       1         N          0
    252402994    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252805252    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253501124    None                             2/1/2005         6           6          R/T Refi       1         N          0
    253702872    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254604852    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254704154    Standard                                          0           0          C/O Refi       1         N          0
    254704235    Standard                                          0           0          C/O Refi       1         N          0
    254806710    None                                              0           0          C/O Refi       1         N          0
    255712557    None                                              0           0          C/O Refi       1         N          0
    255712679    None                                              0           0          C/O Refi       1         N          0
    255712828    None                                              0           0          C/O Refi       1         N          0
    255712869    None                                              0           0          C/O Refi       1         N          0
    255712907    None                                              0           0          C/O Refi       1         N          0
    255712917    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255912130    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    256706337    Standard                                          0           0          C/O Refi       1         N          0
    257503629    None                                              0           0          C/O Refi       1         N          0
    258000027    Standard                                          0           0          Purchase       1         N          0
    258514556    None                             8/1/2007         6           6          C/O Refi       1         N          0
    259006572    4 months interest                8/1/2006         6           6          Purchase       1         N          0
    259104708    None                             8/1/2006         6           6          Purchase       1         N          0
    284303250    Standard                                          0           0          C/O Refi       1         N          0
    284303719    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    284703683    None                             8/1/2006         6           6          R/T Refi       1         N          0
    284803703    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285301135    None                                              0           0          C/O Refi       1         N          0
    285800089    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287200181    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    287300343    Standard                                          0           0          C/O Refi       1         N          0
    287300413    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    287300440    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    287500070    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287500116    Standard                                          0           0          C/O Refi       1         N          0
    287500168    Standard                                          0           0          C/O Refi       1         N          0
    287500185    Standard                                          0           0          C/O Refi       1         N          0
    288000713    Standard                                          0           0          C/O Refi       1         N          0
    148902845    None                                              0           0          Purchase       2         N          0
    148902851    None                                              0           0          Purchase       2         N          0
    148902854    None                                              0           0          Purchase       2         N          0
    242412316    None                                              0           0          C/O Refi       2         N          0
    243112288    Standard                                          0           0          C/O Refi       2         N          0
    245107146    None                                              0           0          Purchase       2         N          0
    245210964    1% Curbal                                         0           0          Purchase       2         N          0
    245408144    None                                              0           0          Purchase       2         N          0
    248604463    None                                              0           0          C/O Refi       2         N          0
    250900363    Standard                                          0           0          C/O Refi       2         N          0
    251400586    None                                              0           0          Purchase       2         N          0
    253803345    Standard                                          0           0          C/O Refi       2         N          0
    254504473    Standard                                          0           0          C/O Refi       2         N          0
    254604557    Standard                                          0           0          C/O Refi       2         N          0
    257403077    None                                              0           0          C/O Refi       2         N          0
    257403250    None                                              0           0          C/O Refi       2         N          0
    258514740    Standard                                          0           0          C/O Refi       2         N          0
    258912613    None                                              0           0          C/O Refi       2         N          0
    285301020    Standard                                          0           0          C/O Refi       2         N          0
    287200204    Standard                                          0           0          Purchase       2         N          0
    287900129    None                                              0           0          C/O Refi       2         N          0
    240212746    None                             2/1/2005         6           6          R/T Refi       1         N          0
    243316647    None                                              0           0          C/O Refi       1         N          0
    243816500    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    247407634    None                             8/1/2007         6           6          C/O Refi       1         N          0
    252003664    1% Curbal                        8/1/2007         6           6          Purchase       1         N          0
    252402995    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    252403020    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    254806809    None                                              0           0          C/O Refi       1         N          0
    254806845    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254907634    None                                              0           0          C/O Refi       1         N          0
    254907667    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255316290    None                                              0           0          C/O Refi       1         N          0
    255712826    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258812432    None                                              0           0          C/O Refi       1         N          0
    258812611    None                             8/1/2006         6           6          C/O Refi       1         N          0
    285001775    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259916446    None                             8/1/2006         6           6          R/T Refi       1         N          0
    243711418    Standard                                          0           0          C/O Refi       2         N          0
    257801592    Standard                                          0           0          C/O Refi       2         N          0
    240011845    Standard                                          0           0          Purchase       1         N          0
    240621288    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    241612674    None                             8/1/2006         6           6          R/T Refi       1         N          0
    242412021    Standard                                          0           0          C/O Refi       1         N          0
    242412450    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242817110    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    242817322    None                                              0           0          C/O Refi       1         N          0
    243414610    None                             8/1/2006         6           6          R/T Refi       1         N          0
    243614492    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    244119408    None                             8/1/2006         6           6          C/O Refi       1         N          0
    244410681    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    244612492    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245107112    None                             8/1/2006         6           6          Purchase       1         N          0
    245107122    Standard                                          0           0          Purchase       1         N          0
    245107134    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245304737    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245304816    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245707167    Standard                                          0           0          C/O Refi       1         N          0
    246204888    min (3 mos int,1st yrs int)      8/1/2007         6           6          C/O Refi       1         N          0
    246204941    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246403870    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    246704220    1% Obal                          8/1/2007         6           6          C/O Refi       1         N          0
    246704336    min (3 mos int,1st yrs int)      8/1/2007         6           6          C/O Refi       1         N          0
    246806999    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246807067    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246807075    Standard                                          0           0          C/O Refi       1         N          0
    246807094    Standard                                          0           0          C/O Refi       1         N          0
    247304894    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    247407668    None                             8/1/2007         6           6          C/O Refi       1         N          0
    247602348    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    249021066    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    249613751    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    249613775    None                             8/1/2006         6           6          C/O Refi       1         N          0
    251200531    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    251300713    2% Curbal                                         0           0          C/O Refi       1         N          0
    251500374    Standard                                          0           0          C/O Refi       1         N          0
    252203860    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252503340    None                             8/1/2006         6           6          C/O Refi       1         N          0
    252703682    Standard                                          0           0          C/O Refi       1         N          0
    252703929    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253001279    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253001316    None                             8/1/2006         6           6          R/T Refi       1         N          0
    253600566    None                                              0           0          C/O Refi       1         N          0
    253803389    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    255316265    None                                              0           0          C/O Refi       1         N          0
    255410352    None                                              0           0          C/O Refi       1         N          0
    255912134    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    256409968    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    257801530    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    258812079    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259916268    1% Curbal                                         0           0          C/O Refi       1         N          0
    284902758    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285700593    Standard                                          0           0          C/O Refi       1         N          0
    240621307    2% Curbal                                         0           0          C/O Refi       2         N          0
    245107123    None                                              0           0          Purchase       2         N          0
    245707129    None                                              0           0          Purchase       2         N          0
    246807046    Standard                                          0           0          C/O Refi       2         N          0
    246807068    None                                              0           0          C/O Refi       2         N          0
    249021073    Standard                                          0           0          C/O Refi       2         N          0
    250900381    None                                              0           0          C/O Refi       2         N          0
    253803405    Standard                                          0           0          C/O Refi       2         N          0
    253803413    Standard                                          0           0          C/O Refi       2         N          0
    255410659    None                                              0           0          C/O Refi       2         N          0
    256410033    1% Curbal                                         0           0          Purchase       2         N          0
    257801454    Standard                                          0           0          C/O Refi       2         N          0
    257801518    Standard                                          0           0          C/O Refi       2         N          0
    258606672    None                                              0           0          C/O Refi       2         N          0
    284600865    Standard                                          0           0          C/O Refi       2         N          0
    284703627    None                                              0           0          C/O Refi       2         N          0
    287200205    Standard                                          0           0          C/O Refi       2         N          0
    148902610    Standard                         8/1/2007         6           6          Purchase       1         N          0
    240011846    Standard                                          0           0          C/O Refi       1         N          0
    240112214    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    240516386    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    241416004    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242316329    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    244516377    None                             8/1/2006         6           6          C/O Refi       1         N          0
    244813390    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245107132    Standard                                          0           0          Purchase       1         N          0
    245211029    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211039    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    245211046    1% Curbal                                         0           0          C/O Refi       1         N          0
    245304796    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245408141    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245605466    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245605485    None                             8/1/2006         6           6          Purchase       1         N          0
    246204894    Standard                         8/1/2007         6           6          Purchase       1         N          0
    246807085    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246902789    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246902932    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247407403    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    247407653    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247602562    Standard                                          0           0          C/O Refi       1         N          0
    248604439    None                                              0           0          R/T Refi       1         N          0
    249021146    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249519030    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    250900372    None                             8/1/2006         6           6          Purchase       1         N          0
    250900392    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    251100412    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    252003663    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    253500843    None                             8/1/2007         6           6          C/O Refi       1         N          0
    253702891    Standard                                          0           0          C/O Refi       1         N          0
    253702952    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    254103619    None                                              0           0          C/O Refi       1         N          0
    255810326    None                                              0           0          C/O Refi       1         N          0
    255912087    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    256308075    3%/2%/1%                         8/1/2006         6           6          C/O Refi       1         N          0
    257901399    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258412986    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258811615    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259209251    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259607343    None                                              0           0          C/O Refi       1         N          0
    259916275    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259916337    None                                              0           0          C/O Refi       1         N          0
    284303707    Standard                                          0           0          C/O Refi       1         N          0
    285001761    Standard                                          0           0          C/O Refi       1         N          0
    287000098    None                             8/1/2006         6           6          C/O Refi       1         N          0
    287200155    Standard                         8/1/2006         6           6          Purchase       1         N          0
    287200192    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287500098    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    287500184    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287900131    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    288500060    Standard                                          0           0          C/O Refi       1         N          0
    148902862    None                                              0           0          Purchase       2         N          0
    241319564    None                                              0           0          C/O Refi       2         N          0
    241415814    None                                              0           0          C/O Refi       2         N          0
    247304892    None                                              0           0          C/O Refi       2         N          0
    248604471    None                                              0           0          C/O Refi       2         N          0
    250900373    None                                              0           0          Purchase       2         N          0
    253600489    None                                              0           0          C/O Refi       2         N          0
    253703082    Standard                                          0           0          C/O Refi       2         N          0
    255810397    None                                              0           0          C/O Refi       2         N          0
    257106541    None                                              0           0          C/O Refi       2         N          0
    257801579    Standard                                          0           0          C/O Refi       2         N          0
    258514800    Standard                                          0           0          C/O Refi       2         N          0
    258812461    None                                              0           0          C/O Refi       2         N          0
    284703596    None                                              0           0          C/O Refi       2         N          0
    287900146    None                                              0           0          R/T Refi       2         N          0
    288000750    Standard                                          0           0          C/O Refi       2         N          0
    148902833    Standard                         8/1/2006         6           6          Purchase       1         N          0
    240011801    None                                              0           0          C/O Refi       1         N          0
    240212879    Standard                                          0           0          C/O Refi       1         N          0
    240919188    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    242617720    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    242617809    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    242920031    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    242920538    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    243518227    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    243614410    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    243614690    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245107014    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245211079    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    245605480    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245707173    Standard                                          0           0          C/O Refi       1         N          0
    245707179    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    246204805    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246204934    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246204964    None                                              0           0          C/O Refi       1         N          0
    246403888    Standard                                          0           0          C/O Refi       1         N          0
    246704328    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246807115    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246902844    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246902933    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    247407616    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    247407654    Standard                                          0           0          Purchase       1         N          0
    247407681    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    247602521    None                                              0           0          C/O Refi       1         N          0
    248604402    None                             8/1/2007         6           6          C/O Refi       1         N          0
    249519259    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    249519335    None                             8/1/2006         6           6          R/T Refi       1         N          0
    249519421    Standard                                          0           0          C/O Refi       1         N          0
    249519588    3%/2%/1%                         8/1/2006         6           6          C/O Refi       1         N          0
    249613730    None                                              0           0          C/O Refi       1         N          0
    250900378    None                                              0           0          Purchase       1         N          0
    250900391    None                             8/1/2006         6           6          C/O Refi       1         N          0
    251200548    min(2% Curbal,60 days int)       8/1/2006         6           6          R/T Refi       1         Y          24
    251500377    Standard                         8/1/2006         6           6          Purchase       1         N          0
    252003677    Standard                                          0           0          C/O Refi       1         N          0
    252003679    Standard                                          0           0          C/O Refi       1         N          0
    252403062    None                             8/1/2006         6           6          C/O Refi       1         N          0
    253200143    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    253200526    None                                              0           0          C/O Refi       1         N          0
    253600330    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253703088    Standard                                          0           0          R/T Refi       1         N          0
    253903675    Standard                                          0           0          C/O Refi       1         N          0
    254004065    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254103575    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255410714    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255612583    None                                              0           0          C/O Refi       1         N          0
    255712946    None                                              0           0          C/O Refi       1         N          0
    256706675    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    257204994    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258000014    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    258000019    None                                              0           0          C/O Refi       1         N          0
    258811991    1% Curbal                                         0           0          C/O Refi       1         N          0
    259104687    None                             8/1/2006         6           6          Purchase       1         N          0
    259406789    Standard                                          0           0          C/O Refi       1         N          0
    284204096    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    284803672    None                                              0           0          C/O Refi       1         N          0
    285101141    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285201184    Standard                                          0           0          C/O Refi       1         N          0
    285700604    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287200183    Standard                                          0           0          C/O Refi       1         N          0
    287701049    None                             8/1/2006         6           6          Purchase       1         N          0
    287701051    Standard                         8/1/2007         6           6          Purchase       1         N          0
    148902859    None                                              0           0          Purchase       2         N          0
    241415701    None                                              0           0          C/O Refi       2         N          0
    243711377    Standard                                          0           0          C/O Refi       2         N          0
    245408055    None                                              0           0          C/O Refi       2         N          0
    245605481    None                                              0           0          C/O Refi       2         N          0
    246204927    Standard                                          0           0          C/O Refi       2         N          0
    246807072    None                                              0           0          C/O Refi       2         N          0
    249119869    Standard                                          0           0          C/O Refi       2         N          0
    249519630    Standard                                          0           0          C/O Refi       2         N          0
    251200549    None                                              0           0          C/O Refi       2         N          0
    252003686    Standard                                          0           0          C/O Refi       2         N          0
    253702957    None                                              0           0          C/O Refi       2         N          0
    253703100    Standard                                          0           0          C/O Refi       2         N          0
    258000035    None                                              0           0          C/O Refi       2         N          0
    258212780    2% Curbal                                         0           0          R/T Refi       2         N          0
    287700005    None                                              0           0          C/O Refi       2         N          0
    288500092    None                                              0           0          C/O Refi       2         N          0
    240112271    Standard                                          0           0          C/O Refi       1         N          0
    240213071    Standard                         8/1/2006         6           6          Purchase       1         N          0
    240516137    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    240621407    2% Curbal                                         0           0          R/T Refi       1         N          0
    241319328    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241513731    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241612715    None                                              0           0          C/O Refi       1         N          0
    242316509    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242412452    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242709425    Standard                                          0           0          C/O Refi       1         N          0
    242920616    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    243212260    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    243518156    Standard                                          0           0          C/O Refi       1         N          0
    244119655    None                             8/1/2006         6           6          C/O Refi       1         N          0
    244209216    5% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    244516468    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245107010    Standard                                          0           0          C/O Refi       1         N          0
    245210965    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211070    1% Curbal                                         0           0          C/O Refi       1         N          0
    245304785    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    245408148    Standard                         8/1/2006         6           6          Purchase       1         Y          24
    245605456    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245707158    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246008673    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246204911    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246204969    min (3 mos int,1st yrs int)      8/1/2007         6           6          C/O Refi       1         N          0
    246204984    Standard                                          0           0          C/O Refi       1         N          0
    246807076    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246807106    Standard                                          0           0          C/O Refi       1         N          0
    246807112    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246902936    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246902958    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    246902972    None                             8/1/2006         6           6          Purchase       1         N          0
    247304839    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    247407572    Standard                         8/1/2007         6           6          Purchase       1         N          0
    247407672    Standard                                          0           0          R/T Refi       1         N          0
    247407691    None                             8/1/2006         6           6          C/O Refi       1         N          0
    250900333    None                             8/1/2006         6           6          C/O Refi       1         N          0
    251100429    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    251300745    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    251600628    Standard                         8/1/2006         6           6          Purchase       1         N          0
    251600633    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252003681    Standard                                          0           0          R/T Refi       1         N          0
    252003689    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252003698    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252402857    min (3 mos int,1st yrs int)                       0           0          R/T Refi       1         N          0
    252503395    None                             8/1/2006         6           6          C/O Refi       1         N          0
    252703920    None                                              0           0          C/O Refi       1         N          0
    253300767    Standard                                          0           0          R/T Refi       1         N          0
    253300881    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253501208    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253903644    Standard                                          0           0          C/O Refi       1         N          0
    254004025    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254604729    Standard                                          0           0          C/O Refi       1         N          0
    254806586    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254806635    None                                              0           0          R/T Refi       1         N          0
    255612278    None                                              0           0          C/O Refi       1         N          0
    255612501    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255712694    Standard                                          0           0          R/T Refi       1         N          0
    255912212    None                             8/1/2006         6           6          C/O Refi       1         N          0
    256905244    Standard                                          0           0          C/O Refi       1         N          0
    257006163    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    257801612    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    257901127    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258514309    None                             8/1/2006         6           6          R/T Refi       1         N          0
    258812681    1% Curbal                                         0           0          C/O Refi       1         N          0
    259209948    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    259210045    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284803575    Standard                                          0           0          C/O Refi       1         N          0
    285201024    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    287300414    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    287500171    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    287600171    None                                              0           0          C/O Refi       1         N          0
    287600179    Standard                                          0           0          R/T Refi       1         N          0
    288500031    Standard                                          0           0          R/T Refi       1         N          0
    288500106    Standard                                          0           0          C/O Refi       1         N          0
    148902836    None                                              0           0          Purchase       2         N          0
    148902869    None                                              0           0          Purchase       2         N          0
    241513753    None                                              0           0          C/O Refi       2         N          0
    242316542    Standard                                          0           0          C/O Refi       2         N          0
    244119278    None                                              0           0          C/O Refi       2         N          0
    245408149    None                                              0           0          Purchase       2         N          0
    245605478    None                                              0           0          Purchase       2         N          0
    247304841    None                                              0           0          C/O Refi       2         N          0
    247601202    None                                              0           0          Purchase       2         N          0
    251600641    None                                              0           0          C/O Refi       2         N          0
    254203650    None                                              0           0          C/O Refi       2         N          0
    255410780    None                                              0           0          C/O Refi       2         N          0
    257801550    Standard                                          0           0          R/T Refi       2         N          0
    257901380    Standard                                          0           0          R/T Refi       2         N          0
    257901481    Standard                                          0           0          C/O Refi       2         N          0
    258413042    Standard                                          0           0          C/O Refi       2         N          0
    284303588    None                                              0           0          C/O Refi       2         N          0
    284504181    Standard                                          0           0          C/O Refi       2         N          0
    284600772    Standard                                          0           0          C/O Refi       2         N          0
    285700663    None                                              0           0          C/O Refi       2         N          0
    287300415    Standard                                          0           0          C/O Refi       2         N          0
    287700008    None                                              0           0          Purchase       2         N          0
    288000739    Standard                                          0           0          C/O Refi       2         N          0
    288000797    Standard                                          0           0          C/O Refi       2         N          0
    288500066    Standard                                          0           0          C/O Refi       2         N          0
    288500230    Standard                                          0           0          C/O Refi       2         N          0
    148902774    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902782    None                             8/1/2006         6           6          Purchase       1         N          0
    240011788    None                             8/1/2007         6           6          C/O Refi       1         N          0
    240919167    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241217627    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    241319504    2% Curbal                        2/1/2005         6           6          C/O Refi       1         N          0
    241415910    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    241612691    None                                              0           0          R/T Refi       1         N          0
    241612782    None                             8/1/2006         6           6          R/T Refi       1         N          0
    241717233    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    241717326    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    241917839    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242115314    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242215892    Standard                                          0           0          C/O Refi       1         N          0
    242215898    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242316538    Standard                                          0           0          C/O Refi       1         N          0
    242412473    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    242412523    Standard                                          0           0          R/T Refi       1         N          0
    242709158    Standard                                          0           0          R/T Refi       1         N          0
    242709467    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    243212116    Standard                                          0           0          C/O Refi       1         N          0
    243316816    None                                              0           0          C/O Refi       1         N          0
    243316976    None                             8/1/2006         6           6          C/O Refi       1         N          0
    243414793    60 days interest                                  0           0          C/O Refi       1         N          0
    243614679    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    243711499    Standard                                          0           0          C/O Refi       1         N          0
    244209208    Standard                                          0           0          C/O Refi       1         N          0
    244209273    5% Curbal                                         0           0          R/T Refi       1         N          0
    244410753    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245106947    Standard                                          0           0          R/T Refi       1         N          0
    245107144    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245107158    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245107159    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245211072    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211077    Standard                                          0           0          R/T Refi       1         N          0
    245304809    2% Curbal                                         0           0          R/T Refi       1         N          0
    245304815    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245304822    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245407781    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245408130    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    245408172    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    245605497    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245707157    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246008581    None                                              0           0          Purchase       1         N          0
    246008693    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    246704278    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246704293    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    246704343    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    246704350    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    246704351    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    246807066    5% Curbal                                         0           0          Purchase       1         N          0
    246807095    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246807100    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246807123    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246902927    2% Curbal                        8/1/2007         6           6          C/O Refi       1         N          0
    246902944    1% Curbal                                         0           0          C/O Refi       1         N          0
    246902980    None                             8/1/2007         6           6          C/O Refi       1         N          0
    246902984    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247304849    Standard                         8/1/2007         6           6          C/O Refi       1         Y          36
    247304867    Standard                         8/1/2006         6           6          Purchase       1         N          0
    247304909    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    247602483    None                             8/1/2006         6           6          Purchase       1         N          0
    247602513    5%/4%3%/2%/1%                    8/1/2007         6           6          C/O Refi       1         N          0
    247602573    None                             8/1/2006         6           6          C/O Refi       1         N          0
    247602635    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    248604454    None                             8/1/2007         6           6          C/O Refi       1         N          0
    249021112    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249119925    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249519113    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249519568    3%/2%/1%                         8/1/2006         6           6          C/O Refi       1         N          0
    250900404    None                             8/1/2006         6           6          C/O Refi       1         N          0
    250900405    None                                              0           0          C/O Refi       1         N          0
    251100432    Standard                         8/1/2007         6           6          R/T Refi       1         Y          36
    251600621    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252003688    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    252003699    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    252003704    Standard                                          0           0          C/O Refi       1         N          0
    252003705    Standard                                          0           0          C/O Refi       1         N          0
    252403019    3%/2%/1%                         8/1/2006         6           6          C/O Refi       1         N          0
    252703757    Standard                                          0           0          C/O Refi       1         N          0
    253000966    Standard                                          0           0          R/T Refi       1         N          0
    253001139    None                             8/1/2007         6           6          C/O Refi       1         N          0
    253200378    None                                              0           0          R/T Refi       1         N          0
    253400702    Standard                                          0           0          C/O Refi       1         N          0
    253702890    Standard                                          0           0          C/O Refi       1         N          0
    253703047    None                             8/1/2006         6           6          R/T Refi       1         N          0
    253803455    Standard                                          0           0          C/O Refi       1         N          0
    253903682    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254103706    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254103746    None                             8/1/2007         6           6          C/O Refi       1         N          0
    254604649    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254604831    Standard                                          0           0          R/T Refi       1         N          0
    254604938    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254806659    None                                              0           0          C/O Refi       1         N          0
    254806756    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255316025    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255410662    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255612170    None                                              0           0          C/O Refi       1         N          0
    255810332    None                                              0           0          C/O Refi       1         N          0
    256606533    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    256606561    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    256805028    None                             8/1/2006         6           6          C/O Refi       1         N          0
    257503883    None                             8/1/2006         6           6          C/O Refi       1         N          0
    257701222    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    257701381    Standard                                          0           0          C/O Refi       1         N          0
    257901441    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258413132    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258413247    None                                              0           0          C/O Refi       1         N          0
    258514650    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258812387    None                                              0           0          C/O Refi       1         N          0
    258812792    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    258912743    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006602    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259104818    None                             8/1/2006         6           6          Purchase       1         N          0
    259916315    1% Curbal                                         0           0          C/O Refi       1         N          0
    259916339    Standard                                          0           0          C/O Refi       1         N          0
    259916341    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    283400028    Standard                                          0           0          C/O Refi       1         N          0
    284102607    Standard                                          0           0          C/O Refi       1         N          0
    284703674    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284803720    Standard                                          0           0          C/O Refi       1         N          0
    285101333    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    285800122    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    287200201    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287200210    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287300466    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    287500074    Standard                                          0           0          R/T Refi       1         N          0
    287500187    Standard                                          0           0          C/O Refi       1         N          0
    287500193    Standard                         8/1/2006         6           6          Purchase       1         N          0
    287500202    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287701037    Standard                                          0           0          Purchase       1         N          0
    287900136    Standard                         8/1/2006         6           6          Purchase       1         Y          24
    287900156    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    288000852    Standard                                          0           0          C/O Refi       1         N          0
    288101132    None                                              0           0          C/O Refi       1         N          0
    249721219    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    148902831    None                                              0           0          Purchase       2         N          0
    242412534    Standard                                          0           0          R/T Refi       2         N          0
    242617774    1% Curbal                                         0           0          C/O Refi       2         N          0
    243518317    None                                              0           0          C/O Refi       2         N          0
    245107154    None                                              0           0          C/O Refi       2         N          0
    245304810    2% Curbal                                         0           0          C/O Refi       2         N          0
    245407782    None                                              0           0          C/O Refi       2         N          0
    251100433    None                                              0           0          C/O Refi       2         N          0
    253300584    3 months interst                                  0           0          C/O Refi       2         N          0
    253400666    None                                              0           0          C/O Refi       2         N          0
    253702984    Standard                                          0           0          C/O Refi       2         N          0
    257801572    Standard                                          0           0          R/T Refi       2         N          0
    258514529    None                                              0           0          C/O Refi       2         N          0
    258606797    None                                              0           0          C/O Refi       2         N          0
    259104775    None                                              0           0          Purchase       2         N          0
    284404378    None                                              0           0          C/O Refi       2         N          0
    287500213    Standard                                          0           0          C/O Refi       2         N          0
    287900163    None                                              0           0          Purchase       2         N          0
    288000721    Standard                                          0           0          C/O Refi       2         N          0
    244516356    None                                              0           0          C/O Refi       1         N          0
    245210991    1% Curbal                                         0           0          C/O Refi       1         N          0
    249224422    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249721691    None                             8/1/2006         6           6          C/O Refi       1         N          0
    252003671    Standard                                          0           0          R/T Refi       1         N          0
    252203812    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    253001171    Standard                                          0           0          C/O Refi       1         N          0
    253001389    Standard                                          0           0          R/T Refi       1         N          0
    254907753    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255316212    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255810305    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255810432    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006615    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259006626    None                             8/1/2006         6           6          C/O Refi       1         N          0
    240212987    None                                              0           0          C/O Refi       2         N          0
    240213041    None                                              0           0          C/O Refi       2         N          0
    288000891    Standard                                          0           0          C/O Refi       2         N          0
    243211999    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    148902725    None                             8/1/2006         6           6          Purchase       1         N          0
    148902849    Standard                                          0           0          Purchase       1         N          0
    240011862    None                             8/1/2007         6           6          C/O Refi       1         N          0
    240212857    Standard                                          0           0          C/O Refi       1         N          0
    240213026    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    240213047    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    240213051    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    240310849    Standard                                          0           0          C/O Refi       1         N          0
    240919230    min(2% Curbal,60 days int)       8/1/2006         6           6          C/O Refi       1         N          0
    241319593    None                             2/1/2005         6           6          R/T Refi       1         N          0
    241319607    None                             8/1/2006         6           6          C/O Refi       1         N          0
    241319626    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    242215537    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242215844    Standard                                          0           0          C/O Refi       1         N          0
    242617630    None                                              0           0          C/O Refi       1         N          0
    242709547    Standard                                          0           0          C/O Refi       1         N          0
    242817219    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242817306    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    242920630    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    242920693    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    242920710    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    243111915    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    243211954    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    243211988    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    243316859    None                                              0           0          C/O Refi       1         N          0
    243816514    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    244119523    None                                              0           0          R/T Refi       1         N          0
    244119784    None                             8/1/2006         6           6          C/O Refi       1         N          0
    244410750    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    244516568    None                             8/1/2006         6           6          C/O Refi       1         N          0
    244612539    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245107157    Standard                                          0           0          C/O Refi       1         N          0
    245107179    Standard                                          0           0          C/O Refi       1         N          0
    245211057    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    245211073    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    245211081    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    245211099    1% Curbal                        8/1/2007         6           6          C/O Refi       1         N          0
    245304818    2% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    245408159    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    245408163    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245605432    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245605482    None                             8/1/2006         6           6          C/O Refi       1         N          0
    245605501    None                             8/1/2006         6           6          R/T Refi       1         N          0
    245707168    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246008721    Standard                         8/1/2006         6           6          C/O Refi       1         Y          24
    246204903    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    246204933    min (3 mos int,1st yrs int)                       0           0          C/O Refi       1         N          0
    246204970    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246204992    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246704290    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    246704347    None                             8/1/2006         6           6          Purchase       1         N          0
    246807108    None                                              0           0          C/O Refi       1         N          0
    246807116    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246807117    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246807119    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246807127    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    246807129    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    246902948    None                             8/1/2006         6           6          R/T Refi       1         N          0
    246902954    None                             8/1/2006         6           6          C/O Refi       1         N          0
    246902963    1% Curbal                                         0           0          R/T Refi       1         N          0
    246902975    1% Curbal                                         0           0          C/O Refi       1         N          0
    247304885    None                             8/1/2006         6           6          C/O Refi       1         Y          24
    247407613    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    247407663    Standard                                          0           0          R/T Refi       1         N          0
    247407674    Standard                                          0           0          C/O Refi       1         N          0
    247407694    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    247602585    None                             8/1/2006         6           6          R/T Refi       1         N          0
    248604435    None                             8/1/2006         6           6          R/T Refi       1         N          0
    248604453    None                                              0           0          C/O Refi       1         N          0
    248604455    None                             8/1/2006         6           6          C/O Refi       1         N          0
    248604464    Standard                                          0           0          Purchase       1         N          0
    249021206    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249119797    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    249318777    1% Obal                          8/1/2006         6           6          C/O Refi       1         N          0
    249319250    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    249519173    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249613577    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    250900401    1% Obal                                           0           0          C/O Refi       1         N          0
    250900409    None                                              0           0          C/O Refi       1         N          0
    251300717    Standard                                          0           0          C/O Refi       1         N          0
    251300744    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    251300748    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    251500369    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    251600599    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    251600624    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    251600638    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252003655    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252003702    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252003723    None                             8/1/2007         6           6          C/O Refi       1         N          0
    252402872    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252403069    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    252503108    None                             8/1/2006         6           6          C/O Refi       1         N          0
    252503374    None                                              0           0          C/O Refi       1         N          0
    252503375    Standard                                          0           0          C/O Refi       1         N          0
    252503400    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253001567    Standard                                          0           0          C/O Refi       1         N          0
    253200363    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    253501183    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    253600468    None                                              0           0          C/O Refi       1         N          0
    253903628    Standard                                          0           0          C/O Refi       1         N          0
    254103716    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254503336    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    254604926    Standard                                          0           0          C/O Refi       1         N          0
    254806641    None                            8/15/2007         6           6          C/O Refi       1         N          0
    255316273    None                                              0           0          C/O Refi       1         N          0
    255410630    None                                              0           0          C/O Refi       1         N          0
    255410768    None                                              0           0          C/O Refi       1         N          0
    255410773    None                                              0           0          C/O Refi       1         N          0
    255410821    None                                              0           0          C/O Refi       1         N          0
    255612216    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255612317    None                                              0           0          C/O Refi       1         N          0
    255612576    None                                              0           0          C/O Refi       1         N          0
    255612654    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255713041    None                                              0           0          C/O Refi       1         N          0
    255810205    None                                              0           0          C/O Refi       1         N          0
    255810320    None                                              0           0          C/O Refi       1         N          0
    255810383    None                                              0           0          C/O Refi       1         N          0
    255810490    None                                              0           0          C/O Refi       1         N          0
    255810557    None                                              0           0          C/O Refi       1         N          0
    255912005    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    256209761    5%/4%3%/2%/1%                                     0           0          C/O Refi       1         N          0
    257503712    None                                              0           0          C/O Refi       1         N          0
    257503802    None                             8/1/2007         6           6          C/O Refi       1         N          0
    257801594    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258413365    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258514497    None                                              0           0          C/O Refi       1         N          0
    258514614    Standard                                          0           0          C/O Refi       1         N          0
    258606783    Standard                                          0           0          C/O Refi       1         N          0
    258812600    Standard                                          0           0          C/O Refi       1         N          0
    258912707    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259006605    None                             8/1/2006         6           6          R/T Refi       1         N          0
    259006631    2% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259104759    None                             8/1/2006         6           6          Purchase       1         N          0
    259209944    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259210052    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284102494    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    284303771    Standard                                          0           0          R/T Refi       1         N          0
    284504230    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285001776    None                             8/1/2006         6           6          C/O Refi       1         N          0
    285700477    None                             8/1/2006         6           6          C/O Refi       1         N          0
    285800082    Standard                                          0           0          C/O Refi       1         N          0
    286900123    3%/2%/1%                                          0           0          R/T Refi       1         N          0
    286900133    1% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    286900140    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    286900193    None                             8/1/2006         6           6          C/O Refi       1         N          0
    286900195    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    287300457    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    287500177    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    287500182    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287600081    None                                              0           0          C/O Refi       1         N          0
    287600176    None                                              0           0          C/O Refi       1         N          0
    287701040    None                                              0           0          Purchase       1         N          0
    288100477    None                                              0           0          C/O Refi       1         N          0
    288500042    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    148902852    None                                              0           0          Purchase       2         N          0
    148902882    None                                              0           0          Purchase       2         N          0
    240212961    None                                              0           0          C/O Refi       2         N          0
    240212983    None                                              0           0          C/O Refi       2         N          0
    242216061    None                                              0           0          C/O Refi       2         N          0
    242817309    Standard                                          0           0          C/O Refi       2         N          0
    243711596    Standard                                          0           0          C/O Refi       2         N          0
    245211074    None                                              0           0          C/O Refi       2         N          0
    245211085    None                                              0           0          Purchase       2         N          0
    245408176    None                                              0           0          C/O Refi       2         N          0
    246008712    Standard                                          0           0          C/O Refi       2         N          0
    246204956    Standard                                          0           0          C/O Refi       2         N          0
    246807130    None                                              0           0          C/O Refi       2         N          0
    248604481    None                                              0           0          Purchase       2         N          0
    248604482    None                                              0           0          C/O Refi       2         N          0
    249021156    None                                              0           0          C/O Refi       2         N          0
    249319247    None                                              0           0          C/O Refi       2         N          0
    249613544    None                                              0           0          C/O Refi       2         N          0
    252805420    Standard                                          0           0          C/O Refi       2         N          0
    253803376    Standard                                          0           0          C/O Refi       2         N          0
    253903620    Standard                                          0           0          C/O Refi       2         N          0
    256209535    5% Curbal                                         0           0          C/O Refi       2         N          0
    256805237    None                                              0           0          C/O Refi       2         N          0
    258413253    None                                              0           0          C/O Refi       2         N          0
    258514197    5% Curbal                                         0           0          C/O Refi       2         N          0
    258514816    Standard                                          0           0          C/O Refi       2         N          0
    258912819    None                                              0           0          C/O Refi       2         N          0
    259006619    None                                              0           0          Purchase       2         N          0
    259104779    None                                              0           0          Purchase       2         N          0
    285201382    None                                              0           0          C/O Refi       2         N          0
    285800136    None                                              0           0          C/O Refi       2         N          0
    286900284    Standard                                          0           0          C/O Refi       2         N          0
    287300483    None                                              0           0          C/O Refi       2         N          0
    240011855    None                             8/1/2006         6           6          C/O Refi       1         N          0
    240621456    2% Curbal                        8/1/2006         6           6          R/T Refi       1         N          0
    241416171    None                             8/1/2006         6           6          C/O Refi       1         N          0
    242215741    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    242709391    Standard                                          0           0          C/O Refi       1         N          0
    245107169    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    245304836    None                             8/1/2007         6           6          R/T Refi       1         N          0
    245707189    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246403898    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    246704364    Standard                         8/1/2007         6           6          Purchase       1         N          0
    248604457    Standard                         8/1/2007         6           6          Purchase       1         N          0
    249319329    None                             8/1/2006         6           6          C/O Refi       1         N          0
    249519436    None                             8/1/2006         6           6          R/T Refi       1         N          0
    249613718    5%/4%3%/2%/1%                    8/1/2006         6           6          C/O Refi       1         N          0
    250900346    None                             8/1/2006         6           6          R/T Refi       1         N          0
    251400590    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    251600616    Standard                                          0           0          Purchase       1         N          0
    252003735    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    252203639    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252203926    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    252503339    3%/2%/1%                                          0           0          C/O Refi       1         N          0
    252503421    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252703977    min (3 mos int,1st yrs int)      8/1/2006         6           6          C/O Refi       1         N          0
    252704194    5% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    252805266    None                             8/1/2006         6           6          C/O Refi       1         N          0
    252805443    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    252805451    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    253001079    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253001217    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    253001310    None                                              0           0          C/O Refi       1         N          0
    253001358    None                             8/1/2006         6           6          C/O Refi       1         N          0
    253001498    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253200307    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    253400524    Standard                                          0           0          C/O Refi       1         N          0
    253600515    None                             8/1/2006         6           6          C/O Refi       1         N          0
    253600690    None                             8/1/2006         6           6          R/T Refi       1         N          0
    253803424    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    253803479    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    253803501    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    253903704    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254003994    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254004033    None                             8/1/2006         6           6          C/O Refi       1         N          0
    254103724    None                             8/1/2006         6           6          R/T Refi       1         N          0
    254504430    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254504527    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254604930    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    254806938    None                                              0           0          C/O Refi       1         N          0
    255316280    None                                              0           0          C/O Refi       1         N          0
    255316374    None                                              0           0          C/O Refi       1         N          0
    255410795    None                             8/1/2006         6           6          C/O Refi       1         N          0
    255612672    None                                              0           0          C/O Refi       1         N          0
    257603794    1% Curbal                                         0           0          R/T Refi       1         N          0
    258212846    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    258302308    None                             8/1/2006         6           6          R/T Refi       1         N          0
    258302349    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258413236    None                             8/1/2006         6           6          C/O Refi       1         N          0
    258514802    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258606693    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258606777    5% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    258812861    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    258912561    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258912582    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    258912652    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    258912678    None                                              0           0          C/O Refi       1         N          0
    259104878    None                             8/1/2006         6           6          Purchase       1         N          0
    259209771    Standard                                          0           0          R/T Refi       1         N          0
    259210321    None                             8/1/2006         6           6          C/O Refi       1         N          0
    259406825    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259607468    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    259607551    1% Curbal                        8/1/2006         6           6          C/O Refi       1         N          0
    283400049    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    284102326    Standard                                          0           0          C/O Refi       1         N          0
    284204232    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284303792    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    284504251    Standard                                          0           0          C/O Refi       1         N          0
    284600689    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    284703677    None                             8/1/2006         6           6          C/O Refi       1         N          0
    284803681    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    285101393    None                             8/1/2006         6           6          C/O Refi       1         N          0
    285201242    Standard                         8/1/2006         6           6          R/T Refi       1         N          0
    285400539    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    286900162    None                                              0           0          C/O Refi       1         N          0
    287000092    Standard                                          0           0          Purchase       1         N          0
    287200193    Standard                         8/1/2007         6           6          C/O Refi       1         N          0
    287200206    Standard                                          0           0          R/T Refi       1         N          0
    287500223    Standard                                          0           0          C/O Refi       1         N          0
    287500224    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    287500236    Standard                                          0           0          C/O Refi       1         N          0
    287600101    None                                              0           0          C/O Refi       1         N          0
    287600159    Standard                                          0           0          R/T Refi       1         N          0
    287600168    Standard                                          0           0          R/T Refi       1         N          0
    287900144    Standard                         8/1/2007         6           6          R/T Refi       1         N          0
    288300427    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    288500133    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    288500180    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    289100008    None                             8/1/2006         6           6          C/O Refi       1         N          0
    240213082    None                                              0           0          C/O Refi       2         N          0
    242316666    Standard                                          0           0          C/O Refi       2         N          0
    242920756    5%/4%3%/2%/1%                                     0           0          C/O Refi       2         N          0
    243711550    None                                              0           0          C/O Refi       2         N          0
    244119843    None                                              0           0          C/O Refi       2         N          0
    245211117    None                                              0           0          C/O Refi       2         N          0
    245304841    2% Curbal                                         0           0          C/O Refi       2         N          0
    245408184    None                                              0           0          C/O Refi       2         N          0
    245408185    None                                              0           0          C/O Refi       2         N          0
    246403899    Standard                                          0           0          C/O Refi       2         N          0
    247601204    None                                              0           0          Purchase       2         N          0
    249519636    Standard                                          0           0          C/O Refi       2         N          0
    251200546    1% Curbal                                         0           0          C/O Refi       2         N          0
    251300750    1% Curbal                                         0           0          C/O Refi       2         N          0
    251500389    Standard                                          0           0          C/O Refi       2         N          0
    251500392    Standard                                          0           0          C/O Refi       2         N          0
    254103788    None                                              0           0          C/O Refi       2         N          0
    257006333    Standard                                          0           0          C/O Refi       2         N          0
    258514845    None                                              0           0          C/O Refi       2         N          0
    259104879    None                                              0           0          Purchase       2         N          0
    259607584    None                                              0           0          C/O Refi       2         N          0
    284204130    None                                              0           0          C/O Refi       2         N          0
    284600608    5% Curbal                                         0           0          C/O Refi       2         N          0
    284902790    Standard                                          0           0          C/O Refi       2         N          0
    285301210    Standard                                          0           0          C/O Refi       2         N          0
    285400582    None                                              0           0          C/O Refi       2         N          0
    285800116    None                                              0           0          C/O Refi       2         N          0
    287900157    None                                              0           0          R/T Refi       2         N          0
    288000828    Standard                                          0           0          C/O Refi       2         N          0
    288000876    Standard                                          0           0          C/O Refi       2         N          0
    288500032    Standard                                          0           0          C/O Refi       2         N          0
    148902640    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902832    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    148902834    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902842    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902844    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902855    Standard                         8/1/2007         6           6          Purchase       1         N          0
    242215738    Standard                                          0           0          C/O Refi       1         N          0
    251300759    1% Curbal                       8/15/2006         6           6          R/T Refi       1         N          0
    258000039    None                             8/1/2006         6           6          Purchase       1         N          0
    259104862    None                             8/1/2006         6           6          Purchase       1         N          0
    287200211    Standard                        8/15/2007         6           6          C/O Refi       1         N          0
    287200214    Standard                         8/1/2007         6           6          Purchase       1         N          0
    148902884    Standard                                          0           0          Purchase       2         N          0
    148902885    None                                              0           0          Purchase       2         N          0
    148902894    None                                              0           0          Purchase       2         N          0
    148902895    Standard                                          0           0          Purchase       2         N          0
    148902898    None                                              0           0          Purchase       2         N          0
    148902909    None                                              0           0          Purchase       2         N          0
    240011878    None                                              0           0          Purchase       2         N          0
    245211043    None                                              0           0          C/O Refi       2         N          0
    245304830    None                                              0           0          Purchase       2         N          0
    245605493    None                                              0           0          Purchase       2         N          0
    245707187    None                                              0           0          Purchase       2         N          0
    252003733    Standard                                          0           0          C/O Refi       2         N          0
    258000048    None                                              0           0          Purchase       2         N          0
    259104950    None                                              0           0          Purchase       2         N          0
    287500201    Standard                                          0           0          Purchase       2         N          0
    148902751    Standard                         8/1/2007         6           6          Purchase       1         N          0
    148902825    None                             8/1/2006         6           6          Purchase       1         N          0
    148902872    Standard                         8/1/2006         6           6          Purchase       1         N          0
    243816600    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    245211120    1% Curbal                        8/1/2006         6           6          Purchase       1         N          0
    245408146    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    246902959    None                             8/1/2006         6           6          Purchase       1         N          0
    246902971    2% Curbal                                         0           0          Purchase       1         N          0
    246902994    None                             8/1/2006         6           6          Purchase       1         N          0
    247407679    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    249808339    1% Curbal                                         0           0          C/O Refi       1         N          0
    250900393    None                            8/15/2006         6           6          C/O Refi       1         N          0
    252003749    1% Curbal                       8/15/2006         6           6          C/O Refi       1         N          0
    148902886    None                                              0           0          Purchase       2         N          0
    148902890    Standard                                          0           0          Purchase       2         N          0
    148902896    None                                              0           0          Purchase       2         N          0
    245107167    None                                              0           0          C/O Refi       2         N          0
    245211104    None                                              0           0          C/O Refi       2         N          0
    245408118    None                                              0           0          Purchase       2         N          0
    245408147    None                                              0           0          Purchase       2         N          0
    245605499    None                                              0           0          C/O Refi       2         N          0
    247403684    None                                              0           0          Purchase       2         N          0
    250900411    None                                              0           0          Purchase       2         N          0
    251600650    None                                              0           0          C/O Refi       2         N          0
    258000051    None                                              0           0          Purchase       2         N          0
    259104709    None                                              0           0          Purchase       2         N          0
    259104799    None                                              0           0          Purchase       2         N          0
    259104821    None                                              0           0          Purchase       2         N          0
    287700006    None                                              0           0          Purchase       2         N          0
    287900170    None                                              0           0          Purchase       2         N          0
    148902857    Standard                         8/1/2007         6           6          Purchase       1         N          0
    148902892    None                             8/1/2006         6           6          Purchase       1         N          0
    243212309    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    245107195    Standard                         8/1/2007         6           6          Purchase       1         N          0
    245304798    None                             8/1/2006         6           6          Purchase       1         N          0
    246205005    Standard                         8/1/2007         6           6          Purchase       1         Y          36
    246704286    Standard                                          0           0          Purchase       1         N          0
    246704378    None                             8/1/2006         6           6          Purchase       1         N          0
    247304914    Standard                         8/1/2006         6           6          Purchase       1         N          0
    247407662    Standard                         8/1/2007         6           6          Purchase       1         N          0
    247602365    Standard                         8/1/2007         6           6          Purchase       1         N          0
    248604448    None                             8/1/2006         6           6          Purchase       1         N          0
    248604461    Standard                         8/1/2006         6           6          Purchase       1         N          0
    252003739    Standard                         8/1/2007         6           6          Purchase       1         N          0
    259006638    Standard                         8/1/2006         6           6          C/O Refi       1         N          0
    259916369    1% Curbal                        9/1/2006         6           6          C/O Refi       1         N          0
    287600205    None                             8/1/2006         6           6          Purchase       1         N          0
    287900153    Standard                         8/1/2006         6           6          Purchase       1         N          0
    148902913    None                                              0           0          Purchase       2         N          0
    148902918    None                                              0           0          Purchase       2         N          0
    148902919    None                                              0           0          Purchase       2         N          0
    243414932    60 days interest                                  0           0          Purchase       2         N          0
    245304846    None                                              0           0          Purchase       2         N          0
    245707198    None                                              0           0          Purchase       2         N          0
    246704289    Standard                                          0           0          Purchase       2         N          0
    246704307    Standard                                          0           0          Purchase       2         N          0
    246704377    None                                              0           0          Purchase       2         N          0
    246704381    None                                              0           0          Purchase       2         N          0
    246903019    None                                              0           0          Purchase       2         N          0
    247304916    None                                              0           0          Purchase       2         N          0
    247403685    None                                              0           0          Purchase       2         N          0
    247403686    5%/4%3%/2%/1%                                     0           0          Purchase       2         N          0
    247403687    Standard                                          0           0          Purchase       2         N          0
    247601163    None                                              0           0          Purchase       2         N          0
    258000053    None                                              0           0          C/O Refi       2         N          0
    259104947    None                                              0           0          Purchase       2         N          0
    259104964    None                                              0           0          Purchase       2         N          0
    259104976    None                                              0           0          Purchase       2         N          0
    259105017    None                                              0           0          Purchase       2         N          0
    287000105    None                                              0           0          C/O Refi       2         N          0
    287500190    Standard                                          0           0          Purchase       2         N          0
    259006641    2% Curbal                       8/20/2006         6           6          C/O Refi       1         N          0
    247304911    Standard                                          0           0          C/O Refi       2         N          0
    148902875    Standard                        8/15/2006         6           6          Purchase       1         N          0
    240011844    None                                              0           0          C/O Refi       1         N          0
    242709588    Standard                                          0           0          C/O Refi       1         N          0
    246807054    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    257901419    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    258413352    None                            8/15/2006         6           6          C/O Refi       1         N          0
    247304874    Standard                        8/15/2007         6           6          R/T Refi       1         Y          36
    148902922    None                                              0           0          Purchase       2         N          0
    148902932    None                                              0           0          Purchase       2         N          0
    240011880    None                                              0           0          Purchase       2         N          0
    245408166    None                                              0           0          C/O Refi       2         N          0
    247304875    None                                              0           0          C/O Refi       2         N          0
    247601215    None                                              0           0          C/O Refi       2         N          0
    247601240    None                                              0           0          C/O Refi       2         N          0
    249519728    Standard                                          0           0          C/O Refi       2         N          0
    251200584    None                                              0           0          C/O Refi       2         N          0
    251600657    None                                              0           0          C/O Refi       2         N          0
    287200203    Standard                                          0           0          Purchase       2         N          0
    240011902    Standard                        8/15/2007         6           6          C/O Refi       1         N          0
    246704368    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    251100459    Standard                        8/15/2007         6           6          Purchase       1         Y          36
    252403058    5%/4%3%/2%/1%                   8/15/2006         6           6          C/O Refi       1         N          0
    287500150    Standard                        8/15/2006         6           6          Purchase       1         Y          24
    245707208    None                                              0           0          Purchase       2         N          0
    251100460    Standard                                          0           0          Purchase       2         N          0
    287500151    Standard                                          0           0          Purchase       2         N          0
    288500284    Standard                                          0           0          C/O Refi       2         N          0
    245707232    Standard                                          0           0          C/O Refi       1         N          0
    247407752    None                            8/15/2006         6           6          C/O Refi       1         N          0
    247602563    None                                              0           0          Purchase       1         N          0
    249021041    None                            8/15/2006         6           6          C/O Refi       1         N          0
    259210232    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    248604465    Standard                         9/1/2007         6           6          Purchase       1         Y          36
    245605454    None                            8/15/2006         6           6          Purchase       1         N          0
    245408174    None                                              0           0          C/O Refi       2         N          0
    245605455    None                                              0           0          Purchase       2         N          0
    246403909    Standard                                          0           0          C/O Refi       2         N          0
    248604500    None                                              0           0          Purchase       2         N          0
    284803845    Standard                                          0           0          C/O Refi       2         N          0
    284803857    Standard                                          0           0          C/O Refi       2         N          0
    285001953    None                                              0           0          C/O Refi       2         N          0
    245107117    None                            8/15/2006         6           6          Purchase       1         N          0
    245107194    None                            8/15/2006         6           6          Purchase       1         N          0
    245408195    Standard                        8/15/2006         6           6          Purchase       1         Y          24
    248604476    None                            8/15/2006         6           6          Purchase       1         N          0
    252003756    Standard                        8/15/2007         6           6          C/O Refi       1         N          0
    253501301    1% Curbal                       8/15/2006         6           6          C/O Refi       1         N          0
    148902928    None                                              0           0          Purchase       2         N          0
    148902945    None                                              0           0          Purchase       2         N          0
    245211076    None                                              0           0          C/O Refi       2         N          0
    245211128    None                                              0           0          C/O Refi       2         N          0
    245408190    None                                              0           0          C/O Refi       2         N          0
    245408194    None                                              0           0          Purchase       2         N          0
    246008760    Standard                                          0           0          C/O Refi       2         N          0
    251500404    None                                              0           0          C/O Refi       2         N          0
    252003751    Standard                                          0           0          C/O Refi       2         N          0
    148902893    Standard                         9/1/2006         6           6          Purchase       1         Y          24
    240011890    None                            8/15/2006         6           6          Purchase       1         N          0
    245107143    None                            8/15/2006         6           6          Purchase       1         N          0
    245107212    None                            8/15/2006         6           6          Purchase       1         N          0
    245304851    1% Curbal                       8/15/2006         6           6          C/O Refi       1         N          0
    246704398    None                            8/15/2006         6           6          C/O Refi       1         N          0
    248604487    None                            8/15/2006         6           6          Purchase       1         N          0
    287900173    Standard                         9/1/2007         6           6          Purchase       1         Y          36
    148902903    None                                              0           0          Purchase       2         N          0
    243711628    None                                              0           0          C/O Refi       2         N          0
    246204983    Standard                                          0           0          Purchase       2         N          0
    246807151    None                                              0           0          C/O Refi       2         N          0
    247601258    None                                              0           0          Purchase       2         N          0
    251300771    None                                              0           0          Purchase       2         N          0
    287700010    None                                              0           0          Purchase       2         N          0
    287900175    None                                              0           0          Purchase       2         N          0
    254807018    None                            8/15/2006         6           6          C/O Refi       1         N          0
    257901499    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    257901569    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    285001994    Standard                                          0           0          C/O Refi       2         N          0
    148902867    Standard                        8/15/2006         6           6          Purchase       1         N          0
    246205011    min (3 mos int,1st yrs int)                       0           0          C/O Refi       1         N          0
    250900415    None                            8/15/2006         6           6          C/O Refi       1         N          0
    253600794    None                                              0           0          C/O Refi       1         N          0
    254806891    None                                              0           0          C/O Refi       1         N          0
    255316007    None                            8/15/2006         6           6          C/O Refi       1         N          0
    255612840    None                                              0           0          C/O Refi       1         N          0
    283400021    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    148902937    None                                              0           0          Purchase       2         N          0
    240011876    None                                              0           0          Purchase       2         N          0
    247304939    None                                              0           0          C/O Refi       2         N          0
    247403689    Standard                                          0           0          C/O Refi       2         N          0
    247601222    None                                              0           0          C/O Refi       2         N          0
    248604516    None                                              0           0          Purchase       2         N          0
    253903773    Standard                                          0           0          C/O Refi       2         N          0
    287500242    Standard                                          0           0          Purchase       2         N          0
    287700014    None                                              0           0          C/O Refi       2         N          0
    148902535    None                             9/1/2006         6           6          Purchase       1         Y          24
    240112275    Standard                                          0           0          C/O Refi       1         N          0
    242115450    None                                              0           0          C/O Refi       1         N          0
    245107220    None                             9/1/2006         6           6          C/O Refi       1         N          0
    245707233    Standard                         9/1/2007         6           6          R/T Refi       1         N          0
    246008779    Standard                         9/1/2006         6           6          C/O Refi       1         N          0
    246403897    Standard                         9/1/2006         6           6          R/T Refi       1         N          0
    251100451    Standard                        8/15/2007         6           6          C/O Refi       1         N          0
    252402974    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    252704441    None                                              0           0          C/O Refi       1         N          0
    252704460    None                                              0           0          C/O Refi       1         N          0
    253001670    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    253501198    None                            8/15/2006         6           6          C/O Refi       1         N          0
    254704501    Standard                        8/15/2006         6           6          Purchase       1         N          0
    255410989    None                                              0           0          C/O Refi       1         N          0
    258000055    None                            8/15/2007         6           6          Purchase       1         N          0
    258302252    60 days interest                                  0           0          C/O Refi       1         N          0
    258606928    Standard                        8/15/2006         6           6          C/O Refi       1         N          0
    258812218    None                            8/15/2006         6           6          C/O Refi       1         N          0
    283400014    Standard                                          0           0          R/T Refi       1         N          0
    285201463    Standard                                          0           0          C/O Refi       1         N          0
    287800006    None                             9/1/2006         6           6          C/O Refi       1         N          0
    242115669    None                            8/15/2006         6           6          R/T Refi       1         N          0
    148902917    None                                              0           0          Purchase       2         N          0
    148902940    None                                              0           0          Purchase       2         N          0
    240213230    None                                              0           0          C/O Refi       2         N          0
    242115734    None                                              0           0          C/O Refi       2         N          0
    242412449    Standard                                          0           0          R/T Refi       2         N          0
    243212425    None                                              0           0          C/O Refi       2         N          0
    246008761    None                                              0           0          C/O Refi       2         N          0
    246704412    None                                              0           0          Purchase       2         N          0
    248604517    None                                              0           0          Purchase       2         N          0
    257106644    None                                              0           0          C/O Refi       2         N          0
    258413375    Standard                                          0           0          C/O Refi       2         N          0
    284404473    Standard                                          0           0          C/O Refi       2         N          0
    287700013    None                                              0           0          Purchase       2         N          0
    240011893    None                             9/1/2006         6           6          R/T Refi       1         N          0
    243415030    None                            8/15/2006         6           6          Purchase       1         N          0
    243518465    Standard                         9/1/2006         6           6          C/O Refi       1         N          0
    245211143    1% Curbal                        9/1/2006         6           6          C/O Refi       1         N          0
    246008717    Standard                         9/1/2006         6           6          C/O Refi       1         N          0
    246008768    Standard                         9/1/2006         6           6          C/O Refi       1         Y          24
    246807163    Standard                        8/15/2007         6           6          Purchase       1         N          0
    248604511    None                            8/15/2006         6           6          Purchase       1         Y          24
    246807185    None                                              0           0          Purchase       2         N          0
    248604519    None                                              0           0          Purchase       2         N          0
    249519922    None                                              0           0          C/O Refi       2         N          0
    284703898    Standard                                          0           0          C/O Refi       2         N          0
    287600245    None                                              0           0          Purchase       2         N          0
    246807172    Standard                                          0           0          Purchase       1         N          0
    246903015    None                            8/15/2006         6           6          Purchase       1         N          0
    287701079    Standard                        8/15/2007         6           6          Purchase       1         N          0
    287701093    2% Curbal                       8/15/2006         6           6          Purchase       1         N          0
    289100007    None                                              0           0          C/O Refi       1         N          0
    245605525    None                             9/1/2006         6           6          R/T Refi       1         N          0
    148902969    None                                              0           0          Purchase       2         N          0
    246008774    Standard                                          0           0          Purchase       2         N          0
    246903017    None                                              0           0          Purchase       2         N          0
    251300780    1% Curbal                                         0           0          Purchase       2         N          0
    259104830    None                                              0           0          Purchase       2         N          0
    245107127    Standard                        8/15/2007         6           6          Purchase       1         N          0
    245605524    None                            8/15/2006         6           6          Purchase       1         N          0
    286900142    Standard                                          0           0          R/T Refi       1         N          0
    245211169    Standard                                          0           0          Purchase       1         N          0
    245408222    None                                              0           0          Purchase       2         N          0
    245605510    None                                              0           0          Purchase       2         N          0
    259105089    None                                              0           0          Purchase       2         N          0
    259105099    None                                              0           0          Purchase       2         N          0
    259105125    None                                              0           0          Purchase       2         N          0
    246902939    Standard                         9/1/2007         6           6          Purchase       1         N          0
    259406930    Standard                                          0           0          C/O Refi       1         N          0
    245107156    Standard                                          0           0          Purchase       1         N          0
    288100568    Standard                                          0           0          C/O Refi       1         N          0
    148902948    None                             9/1/2006         6           6          Purchase       1         N          0
    252403079    None                                              0           0          C/O Refi       1         N          0
    253903747    Standard                                          0           0          C/O Refi       1         N          0
    256707129    Standard                                          0           0          C/O Refi       1         N          0
    148902968    None                             9/1/2007         6           6          Purchase       1         N          0
    287300485    Standard                         9/1/2007         6           6          Purchase       1         Y          36
    246704407    Standard                         9/1/2007         6           6          Purchase       1         N          0
    242412632    Standard                                          0           0          C/O Refi       1         N          0
    247602705    Standard                         9/1/2007         6           6          Purchase       1         N          0
    148902975    None                             9/1/2007         6           6          Purchase       1         N          0
    246807211    None                             9/1/2006         6           6          Purchase       1         N          0
    240311038    Standard                                          0           0          C/O Refi       1         N          0
    242709774    Standard                                          0           0          C/O Refi       1         N          0
    253600901    None                                              0           0          C/O Refi       1         N          0
    285301208    Standard                                          0           0          C/O Refi       1         N          0
    252704469    None                                              0           0          C/O Refi       1         N          0
    286900215    Standard                                          0           0          R/T Refi       1         N          0
    255316667    Standard                                          0           0          R/T Refi       1         N          0
    245304883    1% Curbal                        9/1/2006         6           6          Purchase       1         N          0
    240516738    Standard                                          0           0          R/T Refi       1         N          0
    259406676    Standard                                          0           0          R/T Refi       1         N          0
    241319800    None                             9/1/2006         6           6          Purchase       1         N          0
    253903995    Standard                                          0           0          C/O Refi       2         N          0
    246807158    None                                              0           0          Purchase       1         N          0
    148903026    None                             9/1/2006         6           6          Purchase       1         N          0
    240011965    Standard                         9/1/2007         6           6          Purchase       1         N          0
    246807264    Standard                         9/1/2007         6           6          Purchase       1         N          0

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:      J.P. Morgan Trust Company
         2220 Chemsearch Blvd., Suite 150
         Irving, Texas  75062
         Attn:  CHEC Loan Trust 2004-2, Series 2004-2

         Re:      Pooling and Servicing Agreement dated as of October 1, 2004 among Asset Backed Funding Corporation, as depositor, Centex
                  Home Equity Company, LLC, as Servicer, and JPMorgan Chase
                  Bank, as trustee

                  All capitalized terms used herein shall have the means
ascribed to them in the Pooling and Servicing Agreement (the "Agreement")
referenced above.

                  In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan
described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____    1.       Mortgage Paid in Full

_____    2.       Foreclosure

_____    3.       Substitution

_____    4.       Other Liquidation (Repurchases, etc.)

_____    5.       Nonliquidation            Reason:
                                                   -----------------------------

                                            By:
                                               ---------------------------------
                                               (authorized signer)

                                            Issuer:
                                                   -----------------------------

                                            Address:
                                                    ----------------------------

                                            ------------------------------------

                                            Date:
                                                 -------------------------------

                                       E-1

Custodian

J.P.  Morgan Trust Company, National Association

         Please acknowledge the execution of the above request by your signature and date below:

---------------------------------------      -----------------------------------
         Signature                                   Date

Documents returned to Trustee:

---------------------------------------      -----------------------------------
         Custodian                                   Date

                                       E-2

                                   EXHIBIT F-1

                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION

                                                                __________, 20__

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Centex Home Equity Company, LLC
2828 N. Harwood Street, 11th Floor
Dallas, Texas 75201

         Re: CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
             ----------------------------------------------------------------

Ladies and Gentlemen:

         The undersigned, as Custodian, hereby certifies that, as except as noted on the schedule of exceptions attached hereto as Schedule A, as to each
Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Mortgage Files and has determined that (i) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the
Pooling and Servicing Agreement, dated as of October 1, 2004, among Asset Backed
Funding Corporation, as depositor, Centex Home Equity Company, LLC, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Custodian, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (iii) each Mortgage
Note has been endorsed as provided in Section 2.01(a) of the Agreement and each
Mortgage has been assigned in accordance with Section 2.01(c) and (d) of the
Agreement and (iv) based on its examination of the documents in the Mortgage
File and only as to such documents, the Mortgage Loan information attached hereto as Schedule B set forth for each Mortgage Loan on the related Mortgage
Loan Schedule with respect to such Mortgage Loan accurately reflects information set forth in the related Mortgage File. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         This Initial Certification is not divisible or negotiable.

         The Custodian will accept and act on instructions with respect to the
Mortgage Loans subject hereto upon surrender of this Initial Certification at its office at 2220 Chemsearch Blvd., Suite 150, Irving, Texas 75062, Attention:
Manager - CHEC Loan Trust 2004-2.

                                      F-1-1

         Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                        J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION, as
                                        Custodian

                                        By:
                                             -----------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                                --------------------------------

                                      F-1-2

                SCHEDULE A - TO CUSTODIAN'S INITIAL CERTIFICATION

                                   EXCEPTIONS

                                      F-1-3

                SCHEDULE B - TO CUSTODIAN'S INITIAL CERTIFICATION

                            MORTGAGE LOAN INFORMATION

1. Loan Identification Number

2. Mortgagor's Name

3. State and Zip Code of Mortgaged Property

4. Initial Mortgage Interest Rate

5. Original Principal Balance

6. Scheduled Maturity Date

7. Initial Monthly Payment

8. Initial Payment Date

9. Gross Margin (for Adjustable Rate Mortgage Loans)

10. Initial Adjustment Date (for Adjustable Rate Mortgage Loans)

11. Maximum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

12. Minimum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

13. Periodic Interest Rate (for Adjustable Rate Mortgage Loans)

14. Prepayment Charge Term (if applicable)

15. Prepayment Charge Amount (if applicable)

                                      F-1-4

                                   EXHIBIT F-2

                     FORM OF CUSTODIAN'S FINAL CERTIFICATION

                                                                __________, 20__

Asset Backed Funding Corporation
214 North Tryon Street, 21st Floor
Charlotte, North Carolina  28255

Centex Home Equity Company, LLC
400 Countrywide Way, SV-A
Simi Valley, California  93065

         Re:  CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
              ----------------------------------------------------------------

Ladies and Gentlemen:

         The undersigned, as Custodian, hereby certifies that, as except as noted on the schedule of exceptions attached hereto as Schedule A, as to each
Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Mortgage Files and has determined that (a) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the
Pooling and Servicing Agreement, dated as of October 1, 2004, among Asset Backed
Funding Corporation, as depositor, Countrywide Home Loan Servicing LP, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Custodian, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (b) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (c) each
Mortgage Note has been endorsed as provided in Section 2.01(a) of the Agreement and each Mortgage has been assigned in accordance with Sections 2.01(c) and (d)
of the Agreement and (d) based on its examination of the documents in the
Mortgage File and only as to such documents, the Mortgage Loan information attached hereto as Schedule B set forth for each Mortgage Loan on the related
Mortgage Loan Schedule with respect to such Mortgage Loan accurately reflects information set forth in the related Mortgage File. The Custodian makes no representations as to (x) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each
Mortgage File or of any of the Mortgage Loans or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         This Final Certification is not divisible or negotiable.

         The Custodian will accept and act on instructions with respect to the
Mortgage Loans subject hereto upon surrender of this Final Certification at its office at 2220 Chemsearch Blvd., Suite 150, Irving, Texas 75062, Attention:
Manager- CHEC Loan Trust 2004-2.

                                      F-2-1

         Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                            J.P. MORGAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION, as
                                            Trustee

                                            By:
                                                 -------------------------------

                                            Name:
                                                   -----------------------------

                                            Title:
                                                    ----------------------------

                                      F-2-2

                 SCHEDULE A - TO CUSTODIAN'S FINAL CERTIFICATION

                                   EXCEPTIONS

                                      F-2-3

                 SCHEDULE B - TO CUSTODIAN'S FINAL CERTIFICATION

                            MORTGAGE LOAN INFORMATION

1. Loan Identification Number

2. Mortgagor's Name

3. State and Zip Code of Mortgaged Property

4. Initial Mortgage Interest Rate

5. Original Principal Balance

6. Scheduled Maturity Date

7. Initial Monthly Payment

8. Initial Payment Date

9. Gross Margin (for Adjustable Rate Mortgage Loans)

10. Initial Adjustment Date (for Adjustable Rate Mortgage Loans)

11. Maximum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

12. Minimum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

13. Periodic Interest Rate (for Adjustable Rate Mortgage Loans)

14. Prepayment Charge Term (if applicable)

15. Prepayment Charge Amount (if applicable)

                                      F-2-4

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
            ----------------------------------------------------------------

Ladies and Gentlemen:

         J.P. Morgan Trust Company, National Association, in its capacity as custodian (the "Custodian") under the Pooling and Servicing Agreement dated as of October 1, 2004, among Asset Backed Funding Corporation, as Depositor, Centex
Home Equity Company, LLC, as Servicer and JPMorgan Chase Bank, as Trustee,
hereby acknowledges receipt (subject to review as required by Section 2.01 of the Pooling and Servicing Agreement) of the items delivered to it with respect to the Mortgage Loans pursuant to Section 2.01 of the Pooling and Servicing
Agreement.

         The Custodian hereby additionally acknowledges that it shall review such items as required by Section 2.01 of the Pooling and Servicing Agreement.

                                          J.P. MORGAN TRUST COMPANY, NATIONAL
                                              ASSOCIATION, as Custodian

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      F-3-1

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                      G-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is ______________________ of ______________________________, successor by merger to _________________________________________ ("Seller") and who has
personal knowledge of the facts set out in this affidavit.

         On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing JPMorgan
Chase Bank, as trustee on behalf of CHEC Loan Trust 2004-2, Asset-Backed
Certificates, Series 2004-2, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify and hold harmless JPMorgan Chase Bank and
Asset Backed Funding Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                         By:
                                            ------------------------------------

                                         ---------------------------------------

STATE OF                            )
                                    )   SS:
COUNTY OF                           )

         On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this ____ day of _______ 20__.

--------------------------------------------

--------------------------------------------

My commission expires                       .
                     -----------------------

                                       H-1

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477
Attn:  Global Debt Services - CHEC Loan Trust 2004-2, Series 2004-2

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

     Re:  CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
          ----------------------------------------------------------------

Ladies and Gentlemen:

         1. [The undersigned is the ______________________ of ________________
(the "Transferee") a [corporation duly organized] and existing under the laws of
__________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

         2. The Transferee hereby acknowledges that under the terms of the
Pooling and Servicing Agreement (the "Agreement") dated as of October 1, 2004, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Centex
Home Equity Company, LLC as Servicer, and JPMorgan Chase Bank, as trustee (the
"Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

         3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code
of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R, Class CE and Class
P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE
95-60") and that the purchase and holding of such Certificates are covered under
Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R
Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate
Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or similar provisions of Similar Law) and will not subject the Trustee or the Depositor to any

                                      I-1

obligation in addition to those undertaken by such entities in the Pooling and
Servicing Agreement, which opinion of counsel shall not be an expense of the
Trustee or the Depositor.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                           -------------------------------------
                                           [Transferee]

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      I-2

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                       [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477
Attn:  Global Debt Services - CHEC Loan Trust 2004-2, Series 2004-2

Ladies and Gentlemen:

         In connection with our acquisition of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an
"accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the
Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates
(but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the
Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any
Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h)
we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                         Very truly yours,

                                         [NAME OF TRANSFEREE]

                                         By:
                                            ------------------------------------
                                             Authorized Officer

                                       J-1

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477
Attn:  Global Debt Services - CHEC Loan Trust 2004-2, Series 2004-2

      Re:  CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
           ----------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the
Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities
Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the
Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule
144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, and who executes a certification in the form of this letter and a certification in the form of either Annex 1 or Annex 2 attached hereto, or (ii) pursuant to another exemption from registration under the Securities Act.

                                      Very truly yours,

                                      [NAME OF TRANSFEREE]

                                      By:
                                         ---------------------------------------
                                          Authorized Officer

                                       J-2

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         i. As indicated below, the undersigned is the President, Chief
Financial Officer, Senior Vice President or other executive officer of the
Buyer.

         ii. In connection with purchases by the Buyer, the Buyer is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii)
the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as
         amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of
         Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or
         Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b)
         has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section
         15 of the Securities Exchange Act of 1934.

--------------
         1 Buyer must own and/or invest on a discretionary basis at least
$__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

                                      J-3

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or
         instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
         1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of
         1958.

         ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         iii. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the
Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will

                                      J-4

continue to rely on the statements made herein because one or more sales to the
Buyer may be in reliance on Rule 144A.

         vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          --------------------------------------
                                          Print Name of Buyer

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          Date:
                                               ---------------------------------

                                      J-5

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief
Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a
Family of Investment Companies (as defined below), is such an officer of the
Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the
Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment
Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year
         (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year
         (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                      J-6

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule
144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                              Print Name of Buyer or Adviser

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              IF AN ADVISER:

                                              Print Name of Buyer

                                              Date:
                                                   -----------------------------

                                      J-7

                                    EXHIBIT K

                 FORM OF CLASS R CERTIFICATE TRANSFER AFFIDAVIT

        CHEC LOAN TRUST 2004-2, ASSET-BACKED CERTIFICATES, SERIES 2004-2

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is [an officer of] , the proposed Transferee of an
Ownership Interest in the Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Centex Home Equity Company, LLC, as Servicer, and JPMorgan Chase
Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the
Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its
Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The
Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are a
Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a
Disqualified Organization is the record holder of an interest in such entity.
The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false.
(For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in
Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                                      K-1

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the
Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any
Person to whom the Transferee attempts to Transfer its Ownership Interest in the
Certificate, and in connection with any Transfer by a Person for whom the
Transferee is acting as nominee, trustee or agent, and the Transferee will not
Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred to any Person that the Transferee knows is not a Permitted
Transferee. In connection with any such Transfer by the Transferee, the
Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit L to the Agreement (a "Transferor Certificate")
to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the
Certificate.

         8. The taxpayer identification number of the Transferee's nominee is .

         9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee has filed all required federal and state income tax returns and has paid all federal and state income tax due and intends to file and pay all such returns and taxes in the future.

         12. The Transferee historically has paid its debts as they come due and fully intends to be financially able to pay its debts, including any and all tax liabilities, as they become due.

         13. The Transferee understands that, as the holder of an Ownership
Interest in a Certificate, it may incur tax liabilities in excess of any cash flows generated by such Ownership Interest and intends to pay all taxes associated with holding such Ownership Interest as such taxes become due.

                                      K-2

         14. That the Transferee will not cause income from the Class R
Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

         15. That, if the Transferee is purchasing the Class R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations
Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

         16. The Transferee is not an employee benefit plan that is subject to
ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

                                      K-3

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this day of , 20 .

                                          [NAME OF TRANSFEREE]

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

         Personally appeared before me the above-named _________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this day of , 20 . ----- --------- --

                                          --------------------------------------
                                          NOTARY PUBLIC

                                          My Commission expires
                                          the day of , 20 .

                                      K-4

                                  ATTACHMENT A

                                       to

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Class R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S.
Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section
1274(d) of the Code and the compounding period used by the Transferee.

                  OR

[ ] The transfer of the Class R Certificate complies with U.S. Treasury
Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

                  (i) the Transferee is an "eligible corporation," as defined in
         U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
         Transferee's two fiscal years preceding the year of the transfer, the
         Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of
         $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury
         Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
         Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

                  (iv) the Transferee has determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee)
         that it has determined in good faith; and

                  (v) in the event of any transfer of the Class R Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class R Certificate.

                                      K-5

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                              [DATE]

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477
Attn:  Global Debt Services - CHEC Loan Trust 2004-2, Series 2004-2

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

    Re:   CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2
          ----------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2 (the "Certificates"), we certify that
(a) we understand that the Certificates have not been registered under the
Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b)
we have not offered or sold any Certificates to, or solicited offers to buy any
Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge the
Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.

                                              Very truly yours,

                                              [---------------------]

                                              By:
                                                 -------------------------------

                                       L-1

                                    EXHIBIT M

                    MONTHLY INFORMATION DELIVERED BY SERVICER

1.   The number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Prepayment Period.

2.   The amount of all curtailments which were received during the related
     Prepayment Period.

3.   The aggregate amount of the principal portion of all Monthly Payments received during the related Collection Period.

4.   The amount of interest received on the Mortgage Loans during the related
     Collection Period.

5.   The aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6.   The aggregate amount of the Servicing Advances made and recovered with respect to such Distribution Date.

7.   The delinquency and foreclosure information and the amount of Mortgage Loan
     Losses during the related Collection Period.

8.   The information contained in the Liquidation Report for the related
     Collection Period.

9.   The weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding of the related Interest Accrual Period.

10.  The Servicing Fees paid and Servicing Fees accrued during the related
     Collection Period.

11.  The Trustee Fees paid and Trustee Fees accrued during the related
     Collection Period.

12.  The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first
     Distribution Date, since the Closing Date).

13.  The Pool Balance.

14.  The number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

15.  The aggregate interest accrued on the Mortgage Loans at their respective
     Mortgage Interest Rates for the related Collection Period.

                                      M-1

16.  The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S.
     Bankruptcy Code.

17.  The aggregate Realized Losses since the Cut-off Date as of the end of the related Collection Period.

18.  The amount of Prepayment Charges received, the amount of Originator
     Prepayment Charge Payment Amounts paid, the amount of Servicer Prepayment
     Charge Payment Amounts paid, and the reason for any Prepayment Charges waived without a corresponding Servicer Prepayment Charge Payment Amount, all for the related Collection Period.

19.  The amount of Yield Maintenance Agreement Payments received on each Yield
     Maintenance Agreement with respect to such Distribution Date.

                                       M-2

                                   EXHIBIT N-1

                   FORM OF CLASS A YIELD MAINTENANCE AGREEMENT

                                      N-1-1

                                   EXHIBIT N-2

                FORM OF CLASS M-1/M-5 YIELD MAINTENANCE AGREEMENT

                                      N-2-1

                                   EXHIBIT N-3

                FORM OF CLASS M-6/M-8 YIELD MAINTENANCE AGREEMENT

                                      N-3-1

                                    EXHIBIT O

                              FORM OF CERTIFICATION

                             CHEC LOAN TRUST 2004-2,
                    ASSET-BACKED CERTIFICATES, SERIES 2004-2

I,   [identify the certifying individual] certify that: 1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing
     Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the CHEC Loan Trust 2004-2;

2.   Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.   Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
     Servicing Agreement, dated as of October 1, 2004 (the "Agreement"), among
     Asset Backed Funding Corporation, as depositor, Centex Home Equity Company,
     LLC, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the
     "Trustee") for inclusion in these reports is included in these reports;

4.   Based on my knowledge and upon the annual compliance statement included in the annual report on Form 10-K and required to be delivered to the Trustee in accordance with the terms of the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the
     Agreement;

5.   The reports disclose all significant deficiencies relating to the
     Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports; and

6.   In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Centex Home Equity
     Company, LLC and JPMorgan Chase Bank.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                       O-1

                                   EXHIBIT P-1

      FORM OF CERTIFICATION TO BE PROVIDED BY THE TRUSTEE TO THE DEPOSITOR

                             CHEC LOAN TRUST 2004-2,
                    ASSET-BACKED CERTIFICATES, SERIES 2004-2

        The Trustee hereby certifies to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   The trustee has reviewed the annual report on Form 10-K for the fiscal year
     [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced Trust;

2.   Subject to paragraph (4), the distribution information in the distribution reports contained in all monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [____], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which statements were made, not misleading as of the last day of the period covered by that annual report;

3.   The distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports; and

4.   In compiling the distribution information and making the foregoing certifications, I have relied upon information furnished to me by the
     Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

                                             JPMORGAN CHASE BANK, as Trustee

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                      P-1-1

                                   EXHIBIT P-2

      FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER TO THE DEPOSITOR

                             CHEC LOAN TRUST 2004-2,
                    ASSET-BACKED CERTIFICATES, SERIES 2004-2

         I, [identify the certifying individual], certify to Asset Backed
Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   I have reviewed the annual report on Form 10-K for the calendar year [___], and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the CHEC Loan Trust 2004-2;

2.   Based on my knowledge, the servicing information in the Distribution Date
     Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.   Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Agreement"), among Asset Backed Funding
     Corporation, as depositor, Centex Home Equity Company, LLC, as Servicer
     (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"), for inclusion in these reports is included in these reports;

4.   I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;
     and

5.   The reports disclose all significant deficiencies relating to the
     Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports.

                                         CENTEX HOME EQUITY COMPANY, LLC

                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                      P-2-2